EXECUTION COPY

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                         POOLING AND SERVICING AGREEMENT
                            Dated as of March 1, 1997



                              LASALLE NATIONAL BANK
                              ---------------------
                                    (Trustee)



                                SUPERIOR BANK FSB
                                -----------------
                                   (Depositor)


                                       and


                             LEE SERVICING COMPANY,
                         A DIVISION OF SUPERIOR BANK FSB
                         -------------------------------
                                   (Servicer)



                         AFC Mortgage Loan Asset Backed
                           Certificates, Series 1997-1


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


                                TABLE OF CONTENTS

                                   ----------

                                    ARTICLE I
                                                                            Page
                                                                            ----
DEFINITIONS................................................................    2


                                   ARTICLE II

SALE AND CONVEYANCE OF THE TRUST FUND......................................   32

Section 2.01 Sale and Conveyance of Trust Fund; Priority and
               Subordination of Ownership Interests........................   32
Section 2.02 Possession of Mortgage Files..................................   32
Section 2.03 Books and Records.............................................   32
Section 2.04 Delivery of Mortgage Loan Documents...........................   33
Section 2.05 Acceptance by Trustee of the Trust Fund; Certain
               Substitutions; Certification by Trustee.....................   37
Section 2.06 [Reserved]....................................................   39
Section 2.07 Execution of Certificates.....................................   39
Section 2.08 Fees and Expenses of the Trustee..............................   39
Section 2.09 Application of Principal and Interest.........................   39
Section 2.10 Conveyance of the Subsequent Mortgage Loans...................   40


                                   ARTICLE III

REPRESENTATIONS AND WARRANTIES.............................................   44

Section 3.01 Representations of the Depositor..............................   44
Section 3.02 Individual Mortgage Loans.....................................   46
Section 3.03 Purchase and Substitution.....................................   55


                                   ARTICLE IV

THE CERTIFICATES...........................................................   58

Section 4.01 The Certificates..............................................   58
Section 4.02 Registration of Transfer and Exchange of Certificates.........   58
Section 4.03 Mutilated, Destroyed, Lost or Stolen Certificates.............   63
Section 4.04 Persons Deemed Owners.........................................   63
Section 4.05 Information Reports to be Filed by the Servicer...............   64


                                    ARTICLE V

ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS.........................   65

Section 5.01 Duties of the Servicer........................................   65
Section 5.02 Liquidation of Mortgage Loans.................................   67


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                                                                            Page
                                                                            ----
Section 5.03 Establishment of Principal and Interest Accounts;
               Deposits in Principal and Interest Accounts.................   68
Section 5.04 Permitted Withdrawals From the Principal and
               Interest Account............................................   69
Section 5.05 Payment of Property Taxes, Insurance and Other Charges........   71
Section 5.06 Transfer of Accounts; Monthly Statements......................   72
Section 5.07 Maintenance of Hazard Insurance...............................   72
Section 5.08 Maintenance of Mortgage Impairment Insurance Policy...........   73
Section 5.09 Fidelity Bond.................................................   73
Section 5.10 Title, Management and Disposition of REO Property.............   74
Section 5.11 Right to Repurchase Defaulted Mortgage Loans..................   76
Section 5.12 Collection of Certain Mortgage Loan Payments..................   77
Section 5.13 Access to Certain Documentation and Information Regarding the
               Mortgage Loans..............................................   77
Section 5.14 Superior Liens................................................   77
Section 5.15 Environmental Matters.........................................   78
Section 5.16 Acknowledgment of Duties and Obligations......................   78


                                   ARTICLE VI

PAYMENTS TO THE CERTIFICATEHOLDERS.........................................   80

Section 6.01 Establishment of Certificate Account; Deposits in
               Certificate Account.........................................   80

Section 6.02 Permitted Withdrawals from Certificate Account................   80
Section 6.03 Establishment of Trustee Expense Account; Deposits in Trustee
               Expense Account; Permitted Withdrawals from Trustee Expense
               Account.....................................................   81
Section 6.04 Payment of Monthly Premium to Certificate Insurer.............   82
Section 6.05 Investment of Accounts........................................   83
Section 6.06 Priority and Subordination of Distributions...................   84
Section 6.07 Insufficiency of Amount Available or Net Excess Amount
               Available...................................................   89
Section 6.08 Statements....................................................   90
Section 6.09 Advances by the Servicer......................................   94
Section 6.10 Compensating Interest.........................................   95
Section 6.11 [Reserved]....................................................   95
Section 6.12 Pre-Funding Account...........................................   95
Section 6.13 Interest Coverage Account.....................................   96
Section 6.14 Reserve Account...............................................   97
Section 6.15 Compliance with Withholding Requirements......................   98


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                                                                            Page
                                                                            ----
                                   ARTICLE VII

GENERAL SERVICING PROCEDURE................................................  100

Section 7.01 Assumption Agreements.........................................  100
Section 7.02 Satisfaction of Mortgages and Release of Mortgage Files.......  100
Section 7.03 Servicing Compensation........................................  102
Section 7.04 Annual Statement as to Compliance.............................  102
Section 7.05 Annual Independent Public Accountants' Servicing Report and
               Comfort Letter..............................................  103
Section 7.06 Certificateholder's, Trustee's and Certificate Insurer's
               Right to Examine Servicer Records...........................  103
Section 7.07 Reports to the Trustee; Principal and Interest Account
               Statements..................................................  103


                                  ARTICLE VIII

REPORTS TO BE PROVIDED BY SERVICER.........................................  105

Section 8.01 Financial Statements..........................................  105


                                   ARTICLE IX

THE SERVICER...............................................................  106

Section 9.01 Indemnification; Third Party Claims...........................  106
Section 9.02 Merger or Consolidation of the Depositor and the Servicer.....  107
Section 9.03 Limitation on Liability of the Servicer and Others............  107
Section 9.04 Servicer Not to Resign........................................  107
Section 9.05 Representations of the Servicer...............................  108
Section 9.06 Accounting Upon Resignation or Termination of Servicer........  109


                                    ARTICLE X

DEFAULT....................................................................  111

Section 10.01 Events of Default............................................  111
Section 10.02 Trustee to Act; Appointment of Successor.....................  114
Section 10.03 Waiver of Defaults...........................................  116

                                   ARTICLE XI

TERMINATION................................................................  117

Section 11.01 Termination..................................................  117
Section 11.02 Additional Termination Requirements..........................  119
Section 11.0 Depositor's Right to Depositor's Yield Absolute...............  119


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


                                                                            Page
                                                                            ----
                                   ARTICLE XII

THE TRUSTEE................................................................  121

Section 12.01 Duties of Trustee............................................  121
Section 12.02 Certain Matters Affecting the Trustee........................  123
Section 12.03 Trustee Not Liable for Certificates or Mortgage Loans........  124
Section 12.04 Trustee May Own Certificates.................................  125
Section 12.05 Servicer to Pay Trustee's Fees and Expenses..................  125
Section 12.06 Eligibility Requirements for Trustee.........................  126
Section 12.07 Resignation and Removal of the Trustee.......................  126
Section 12.08 Successor Trustee............................................  127
Section 12.09 Merger or Consolidation of Trustee...........................  128
Section 12.10 Appointment of Co-Trustee or Separate Trustee................  128
Section 12.11 Tax Returns..................................................  129
Section 12.12 Appointment of Custodians....................................  129
Section 12.13 Trustee May Enforce Claims Without Possession
                of Certificates............................................  130
Section 12.14 Suits for Enforcement........................................  130
Section 12.15 Control of Remedies by Certificate Insurer and
                Certificateholders.........................................  130


                                  ARTICLE XIII

REMIC PROVISIONS...........................................................  131

Section 13.01 REMIC Administration.........................................  131
Section 13.02 Prohibited Transactions and Activities.......................  134
Section 13.03 Servicer and Trustee Indemnification.........................  134


                                  ARTICLE XIV

MISCELLANEOUS PROVISIONS...................................................  135

Section 14.01 Acts of Certificateholders...................................  135
Section 14.02 Amendment....................................................  135
Section 14.03 Recordation of Agreement.....................................  136
Section 14.04 Duration of Agreement........................................  136
Section 14.05 Governing Law................................................  136
Section 14.06 Notices......................................................  136
Section 14.07 Severability of Provisions...................................  138
Section 14.08 No Partnership...............................................  138
Section 14.09 Counterparts.................................................  138
Section 14.10 Successors and Assigns.......................................  138
Section 14.11 Headings.....................................................  138
Section 14.12 The Certificate Insurer......................................  138
Section 14.13 Paying Agent.................................................  139
Section 14.14 Actions of Certificateholders................................  139
Section 14.15 Grant of Security Interest...................................  140


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


EXHIBIT A       CONTENTS OF MORTGAGE FILE
EXHIBIT B-1     FORM OF CLASS A CERTIFICATE
EXHIBIT B-2     FORM OF CLASS R CERTIFICATE
EXHIBIT B-3     FORM OF REVERSE OF CERTIFICATE
EXHIBIT C       PRINCIPAL AND INTEREST ACCOUNT LETTER AGREEMENT
EXHIBIT D       RESALE CERTIFICATION
EXHIBIT E       ASSIGNMENT
EXHIBIT E(1)    WIRING INSTRUCTIONS FORM
EXHIBIT F       FORM OF TRUSTEE INITIAL CERTIFICATION
EXHIBIT F-1     FORM OF TRUSTEE INTERIM CERTIFICATION
EXHIBIT G       FORM OF TRUSTEE FINAL CERTIFICATION
EXHIBIT H-1     MORTGAGE LOAN SCHEDULE FOR SUB-POOL 1
EXHIBIT H-2     MORTGAGE LOAN SCHEDULE FOR SUB-POOL 2
EXHIBIT I       REQUEST FOR RELEASE OF DOCUMENTS
EXHIBIT J       TRANSFER AFFIDAVIT
EXHIBIT J-1     FORM OF TRANSFER CERTIFICATE
EXHIBIT K       SPECIAL POWER OF ATTORNEY
EXHIBIT L       CUSTODIAL AGREEMENT
EXHIBIT M       FORM OF LIQUIDATION REPORT
EXHIBIT N       FORM OF DELINQUENCY REPORT
EXHIBIT O       CERTIFICATE INSURANCE POLICY
EXHIBIT P       PRINCIPAL PAYMENT TABLE
EXHIBIT Q       FORM OF SERVICER'S MONTHLY REMITTANCE REPORT TO TRUSTEE
EXHIBIT R       PROPOSED SUBSEQUENT MORTGAGE LOAN SCHEDULE
EXHIBIT S       MORTGAGE LOANS 30 OR MORE DAYS DELINQUENT
EXHIBIT T       SUBSEQUENT TRANSFER INSTRUMENT
EXHIBIT U       FORM OF ADDITION NOTICE
EXHIBIT V       OFFICER'S CERTIFICATE
EXHIBIT W       FORM OF AGREEMENT OF APPOINTMENT AND ACCEPTANCE
                OF SEPARATE TRUSTEE

     Agreement dated as of March 1, 1997, among LaSalle National Bank, as trustee (the "Trustee"), Superior Bank FSB, as depositor (the "Depositor"), and Lee Servicing Company, a division of Superior Bank FSB, as servicer (the "Servicer").

                              PRELIMINARY STATEMENT

     In order to facilitate the servicing of certain Mortgage Loans by the Servicer, the Servicer and the Depositor are entering into this Agreement with the Trustee. The Depositor is transferring the Sub-Pool 1 Mortgage Loans and Sub-Pool 2 Mortgage Loans to the Trustee for the benefit of the Certificateholders under this Agreement, pursuant to which two classes of Certificates are being issued on the Closing Date, denominated on the face thereof as AFC Mortgage Loan Asset Backed Certificates, Series 1997-1, Class A and Class R, respectively.

     The Class A and the Class R Certificates represent, in the aggregate, a 100% undivided ownership interest in the Mortgage Loans and all proceeds thereof due after the Cutoff Date with respect to the Initial Mortgage Loans and due after a Subsequent Cut-off Date with respect to the Subsequent Mortgage Loans (other than the Depositor's Yield). The Sub-Pool 1 Initial Mortgage Loans have an aggregate outstanding principal balance of $41,875,267.67 as of the Cut-off Date, and the Sub-Pool 2 Initial Mortgage Loans have an aggregate outstanding principal balance of $98,952,659.50 as of the Cut-off Date, after application of payments received by the Depositor on or before such date. The aggregate outstanding principal balance of both Sub-Pools is $140,827,927.17 as of the Cut-off Date. Sub-Pool 1 consists of fixed rate mortgage loans and Sub-Pool 2 consists of adjustable rate mortgage loans. The Class A Certificates will have a variable pass-through rate. As provided herein, the Class R Certificates are subordinate to the Class A Certificates. As provided herein, the Servicer will make an election that a portion of the segregated pool of assets subject to this Agreement, (exclusive of the Interest Coverage Account) including the Mortgage Loans, be treated as a "real estate mortgage investment conduit" (a "REMIC") for federal income tax purposes ("Trust Fund REMIC"). The Class A Certificates will be "regular interests" and the Class R Certificates will be the sole Class of "residual interests" in such REMIC.

     The parties hereto agree as follows:


                           [INTENTIONALLY LEFT BLANK]

                                   ARTICLE I

                                  DEFINITIONS

     Whenever used in this Agreement, including the Preliminary Statement, the following words and phrases, unless the context otherwise requires, shall have the following meanings. This Agreement relates to the Trust Fund consisting of Sub-Pool 1 and Sub-Pool 2, evidenced by AFC Mortgage Loan Asset Backed Certificates, Series 1997-1, Class A and Class R. All calculations of interest pursuant to this Agreement, unless otherwise specified, are based on a 360-day year consisting of twelve 30-day months.

     ACCOUNT: Any of the Certificate Account, Trustee Expense Account, Interest Coverage Account, Reserve Account, Principal and Interest Accounts or Pre-Funding Accounts established by the Trustee and held in trust by the Trustee for the Certificateholders. The Trustee's obligation to establish and maintain the Accounts is not delegable, except with respect to the Principal and Interest Accounts.

     ACCRUAL PERIOD: With respect to the Class A Certificates and with respect to any Remittance Date other than the April 1997 Remittance Date, the period commencing on the immediately preceding Remittance Date and ending on the day immediately preceding such Remittance Date. With respect to the April 1997 Remittance Date, the period commencing on the Closing Date and ending on the day immediately preceding the April 1997 Remittance Date.

     ADDITION NOTICE: With respect to the transfer of Subsequent Mortgage Loans to the Trust Fund pursuant to Section 2.10 of this Agreement, a notice, substantially in the form of Exhibit U, which shall be given not later than two Business Days prior to the related Subsequent Transfer Date, of the Depositor's designation of Subsequent Mortgage Loans to be sold to the Trust Fund and the aggregate principal balance of such Subsequent Mortgage Loans.

     ADDITIONAL PRINCIPAL: With respect to the Class A Certificates and any Remittance Date, an amount equal to the lesser of (i) amount necessary to reduce the Class A Principal Balance so that the Overcollateralization Amount equals the Required Overcollateralization Amount and (ii) the Net Excess Spread.

     ADJUSTMENT DATE: With respect to each Sub-Pool 2 Mortgage Loan, a date on which the Mortgage Rate may adjust, as provided in the related Mortgage Note.

     ADVERSE REMIC EVENT: As defined in Section 13.01(f).

     AFFILIATE: With respect to any Person, any other Person controlling, controlled by or under common control with such Person. For the purposes of this definition, "control" means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     AGREEMENT: This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

     AMOUNT AVAILABLE: With respect to a particular Remittance Date, the sum of
(i) the Available Remittance Amount (reduced by the Monthly Premium to be paid to the Certificate Insurer pursuant to Section 6.04), (ii) the Excess Spread for such Remittance Date, (iii) if an Available Funds Shortfall exists, any amounts in respect of any remaining Available Funds Shortfall withdrawn from the Reserve Account and deposited in the Certificate Account and (iv) any Insured Payments.

     AMOUNTS HELD FOR FUTURE DISTRIBUTION: With respect to any Remittance Date, the aggregate amount held in the Principal and Interest Accounts on account of all Monthly Payments, or portions thereof, received in respect of scheduled principal and interest due after the Due Period related to such Remittance Date for application on the scheduled Due Date at the request of the Mortgagor.

     ANNUAL TRUSTEE EXPENSE AMOUNT: As of each Remittance Date, with respect to each Mortgage Loan, an amount equal to one-twelfth of the product of 0.03% multiplied by the related Principal Balance.

     APPRAISED VALUE: The appraised value of the Mortgaged Property based upon the appraisal made by or for the originator at the time of the origination of the related Mortgage Loan, or the sales price of the Mortgaged Property at the time of such origination, whichever is less.

     ASSIGNMENT OF LEASES: With respect to any Mortgaged Property related to the Sub-Pool 1 Multifamily Loans and Sub-Pool 1 Mixed Use Loans, any assignment of leases, rents and profits or similar document or instrument executed by the related Mortgagor in connection with the origination of the related Sub-Pool 1 Multifamily Loan or Sub-Pool 1 Mixed Use Loan assigning to the mortgagee all of the income, rents and profits derived from the ownership, operation, leasing or disposition of all or a portion of such Mortgaged Property.

     ASSIGNMENT OF MORTGAGE: With respect to each Mortgage Loan, an assignment of the Mortgage, notice of transfer or equivalent instrument sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage to the Trustee for the benefit of the Certificateholders.

     AUTHORIZED DENOMINATIONS: The Class A Certificates are issuable only in the minimum Percentage Interest corresponding to a minimum denomination of $100,000 or integral multiples of $1,000 in excess thereof (except that a single Class A Certificate may be issued in a different amount which is less than the related minimum dollar denomination).

     AVAILABLE FUNDS SHORTFALL: With respect to any particular Remittance Date, the amount by which the Available Remittance Amount is less than the Required Payments.

     AVAILABLE REMITTANCE AMOUNT: With respect to each Remittance Date, the sum of the following: (i) the sum of all amounts described in clauses (i) through
(vii), inclusive, of Section 5.03 received by the Servicer or any Subservicer (including any amounts paid by the Servicer or the Depositor and excluding any Excess Spread, any Amounts Held for Future Distribution, any amounts not required to be deposited in the Principal and Interest Accounts pursuant to
Section 5.03 and any amounts withdrawn by the Servicer pursuant to Section 5.04(ii), (iii), (vi) and (vii) as of the related Determination Date) during the related Due Period and deposited into the Certificate Account as of the related Determination Date, (ii) the amount of any Advances and Compensating Interest payments remitted by the Servicer for such Remittance Date, (iii) with respect to the final Remittance Date in connection with the purchase of all the Mortgage Loans and REO Properties by the Servicer or Certificate Insurer, the Termination Price remitted by the Servicer and (iv) the amount of any Interest Coverage Addition for such Remittance Date. No amount included in the computation of the Available Remittance Amount with respect to any Remittance Date by virtue of being described by any component of the definition thereof shall be included more than once by virtue of also being described by any other component or otherwise.

     BALLOON MORTGAGE LOAN: Any Mortgage Loan that provided on the date of origination for an amortization schedule extending beyond its stated maturity date.

     BALLOON PAYMENT: With respect to any Balloon Mortgage Loan, as of any date of determination, the Monthly Payment payable on the stated maturity date of such Mortgage Loan.

     BOOK-ENTRY CERTIFICATE: Any Class A Certificate registered in the name of the Depository or its nominee.

     BUSINESS DAY: Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking institutions in the States of New York, Illinois or New Jersey are authorized or obligated by law or executive order to be closed; provided, however, that the Servicer shall provide the Trustee with a list of dates on which banking institutions in the State of New Jersey are authorized or obligated by law or executive order to be closed and such list shall be revised annually thereafter and delivered to the Trustee prior to the expiration of the most recent list provided. Failure to provide such list shall not constitute an Event of Default; provided that the Trustee may rely on the most recently delivered list without further investigation.

     CERCLA: The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

     CERTIFICATE: Any Class A or Class R Certificate executed by the Trustee on behalf of the Trust Fund and authenticated by the Trustee, substantially in the applicable form annexed hereto as Exhibits B-1 and B-2.

     CERTIFICATE ACCOUNT: As described in Section 6.01.

     CERTIFICATEHOLDER or HOLDER: The Person in whose name a Certificate is registered in the Certificate Register, except that, neither a Disqualified Organization nor a Non-United States Person shall be a Holder of a Class R Certificate for any purposes hereof and, solely for the purposes of giving any consent, waiver, request or demand pursuant to this Agreement, any Certificate registered in the name of the Depositor, the Servicer or any Subservicer, or registered in the name of any Person known to a Responsible Officer of the Trustee to be an Affiliate of any of them, shall be deemed not to be outstanding and the undivided Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite Percentage Interest of Certificates necessary to effect any such consent, waiver, request or demand has been obtained. For purposes of any consent, waiver, request or demand of Certificateholders pursuant to this Agreement, upon the Trustee's request, the Depositor, the Servicer and any Subservicer shall provide to the Trustee a notice identifying any of their respective affiliates that is a Certificateholder as of the date(s) specified by the Trustee in such request. All references to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and participating members thereof, except as otherwise specified herein; provided, however, that the Trustee shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

     CERTIFICATE INSURANCE POLICY: The certificate guaranty surety bond, policy number 97010138, dated the Closing Date, issued by the Certificate Insurer for the benefit of the Holders of the Class A Certificates, pursuant to which the Certificate Insurer guarantees Insured Payments, a copy of which is attached hereto as Exhibit O.

     CERTIFICATE INSURER: Financial Guaranty Insurance Company, a New York stock insurance corporation, or any successor thereof, as issuer of the Certificate Insurance Policy.

     CERTIFICATE OWNER: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Person maintaining an account with the Depository (directly or as an indirect participant, in accordance with the rules of the Depository).

     CERTIFICATE REGISTER: As defined in Section 4.02.

     CERTIFICATE REGISTRAR: Initially, the Trustee, and thereafter, any successor appointed pursuant to Section 4.02.

     CLASS: Collectively, Certificates bearing the same numerical or alphabetical designation (A or R).

     CLASS A CARRY-FORWARD AMOUNT: With respect to the Class A Certificates and as to any Remittance Date, the sum of (i) the amount, if any, by which (x) the Class A Remittance Amount as of the immediately preceding Remittance Date exceeded (y) the amount of the actual distribution, exclusive of any Insured Payments made to the Class A Certificateholders, made pursuant to Sections 6.06(c)(X)(i) and (ii) or pursuant to Sections 6.06(c)(Y)(i) and (ii) on such immediately preceding Remittance Date and (ii) interest on the amount, if any, described in clause (i) above, to the extent that the amount in clause (i) represents Insured Payments made by the Certificate Insurer, at the Class A Pass-Through Rate from such immediately preceding Remittance Date.

     CLASS A CERTIFICATE: A Certificate denominated as a Class A Certificate.

     CLASS A CERTIFICATEHOLDER: A Holder of a Class A Certificate.

     CLASS A INTEREST REMITTANCE AMOUNT: As to any Remittance Date, the interest accrued at the Class A Pass-Through Rate for the Accrual Period on the Class A Principal Balance.

     CLASS A PASS-THROUGH RATE: As to any Remittance Date, the lesser of (i) One-Month LIBOR plus 0.22% per annum and (ii) the weighted average of the Mortgage Rates of the Mortgage Loans minus the sum of (a) the Servicing Fee Rate, (b) the rate at which the Annual Trustee Expense Amount is calculated, (c) the Premium Percentage and (d) 0.75% per annum; provided, however that on any Remittance Date on which the Servicer does not exercise its right to purchase Mortgage Loans and REO Properties pursuant to Section 11.01, the rate provided in clause (i) will be One-Month LIBOR plus 0.62%. For purposes of calculating the Class A Pass-Through Rate for any Remittance Date, because all of the Mortgage Loans provide for the calculation of interest on a basis other than a 360-day year and the actual number of days elapsed (an "Actual/360 Basis") (which is the basis on which interest is calculated on the Class A Certificates), the basis on which interest is computed on the Mortgage Loans will be deemed adjusted to an Actual/360 Basis that will result in the same amount of interest being due as would be due using the method of computation of interest that is used to calculate interest on the Mortgage Loans.

     CLASS A PRINCIPAL BALANCE: With respect to the Class A Certificates and as of any date of determination, the Original Class A Principal Balance reduced by the sum of (A) all amounts (including that portion of Insured Payments, if any, made in respect of principal) previously distributed to the Class A Certificateholders in respect of principal on all previous Remittance Dates on account of amounts described in clauses (c)(i) through (iv), inclusive, and clauses (c)(v) (to the extent the payment pursuant to clause (c)(v) is in respect of principal not previously covered by an Insured Payment), (c)(vi) and
(c)(viii) of the definition of Class A Principal Remittance Amount, (B) all amounts previously distributed to the Class A

Certificateholders in respect of principal pursuant to Section 6.06(c)(X)(iv) and (C) all amounts previously distributed to the Class A Certificateholders pursuant to the last paragraph of Section 6.06(c).

     CLASS A PRINCIPAL REMITTANCE AMOUNT: With respect to any Remittance Date (other than the Remittance Date described in the next succeeding sentence), the amount required to be distributed on such Remittance Date from available funds in respect of the Class A Certificates, such amount being equal to the least of
(a) that amount required to reach the Required Overcollateralization Amount, or thereafter, to maintain such Required Overcollateralization Amount on such Remittance Date, (b) the sum of (i) the Class A Principal Balance immediately prior to such Remittance Date and (ii) the amounts described in clauses (c)(v) (to the extent the amount in clause (c)(v) represents prior Insured Payments made by the Certificate Insurer or interest accrued thereon in accordance with the definition of Class A Carry Forward Amount) and (c)(vii) below and (c) the sum of (i) each payment of principal received by the Servicer or any Sub-Servicer (exclusive of Curtailments, Principal Prepayments, the principal portion of Amounts Held for Future Distribution and amounts described in clause
(c)(iii) hereof) during the related Due Period, including any Excess Payments,
(ii) all Curtailments and all Principal Prepayments received by the Servicer during such related Due Period, (iii) the principal portion of all Insurance Proceeds, Released Mortgaged Property Proceeds and Net Liquidation Proceeds received during the related Due Period; (iv) an amount equal to the Unrecovered Class A Portion; (v) the Class A Carry-Forward Amount; (vi) (a) that portion of the purchase price (as indicated in Section 2.05(b)) actually received by the Trustee of any repurchased Mortgage Loan which represents principal and (b) the principal portion of any Substitution Adjustments deposited in the Principal and Interest Accounts as of the related Determination Date; (vii) any amounts recovered from the Class A Certificateholders during the related Due Period that constituted a Monthly Payment on a related Mortgage Loan or an Advance that was recovered as a Preference Amount; and (viii) the amount, if any, by which (a) the Class A Principal Balance with respect to the Class A Certificates immediately prior to such Remittance Date minus the amounts to be distributed on such Remittance Date pursuant to clauses (c)(i), (ii), (iii) and (iv) above and pursuant to Section 6.06(c)(X)(ii) and (iv) and applied to reduce the Class A Principal Balance, exceeds (b) the Scheduled Class A Principal Balance for such Remittance Date as set forth in the Principal Payment Table. As to the final Remittance Date in connection with the purchase by the Servicer of all the Mortgage Loans and REO Properties pursuant to Section 11.01, the amount of principal required to be distributed on such Remittance Date from available funds in respect of the Class A Certificates, such amount being equal to the amount described in clause (b) of the immediately preceding sentence with respect to such Remittance Date.

     CLASS A REMITTANCE AMOUNT: For the Class A Certificates and as to any Remittance Date, the sum of (i) the Class A Principal Remittance Amount and (ii) the Class A Interest Remittance Amount.

     CLASS R CERTIFICATE: A Certificate denominated as a Class R Certificate.

     CLASS R CERTIFICATEHOLDER: A Holder of a Class R Certificate.

     CLOSING DATE: March 20, 1997.

     CODE: The Internal Revenue Code of 1986.

     COMBINED LOAN-TO-VALUE RATIO OR CLTV: With respect to any SubPool 1 Mortgage Loan, the sum of the original principal balance of such Sub-Pool 1 Mortgage Loan and the outstanding principal balance of any related First Lien as of the date of origination of the Sub-Pool 1 Mortgage Loan, divided by the lesser of (i) the value of the related Mortgaged Property based upon the appraisal made at the origination of the Sub-Pool 1 Mortgage Loan or (ii) the purchase price of the Mortgaged Property if the Sub-Pool 1 Mortgage Loan proceeds are used to purchase the Mortgaged Property.

     COMPENSATING INTEREST: As defined in Section 6.10.

     CROSS-OVER DATE: The date on and after which the Subordinated Amount is reduced to zero.

     CURTAILMENT: With respect to a Mortgage Loan, any payment of principal received during a Due Period as part of a payment that is in excess of four times the amount of the Monthly Payment due for such Due Period and which is not intended to satisfy the Mortgage Loan in full, nor is intended to cure a delinquency.

     CUSTODIAL AGREEMENT: The agreement for the retention of the Trustee's Mortgage Files initially in the form attached as Exhibit L.

     CUSTODIAN: The custodian appointed pursuant to a Custodial Agreement and
Section 12.12, which is not affiliated with the Servicer or the Depositor which initially shall be LaSalle National Bank.

     CUT-OFF DATE: March 1, 1997.

     CUT-OFF DATE PRINCIPAL BALANCE: With respect to any Initial Mortgage Loan, the outstanding principal balance of such Mortgage Loan as of the close of business on the Cut-off Date.

     DEFINITIVE CERTIFICATES: As defined in Section 4.02(e).

     DELETED MORTGAGE LOAN: A Mortgage Loan replaced by a Qualified Substitute Mortgage Loan.

     DELINQUENCY CALCULATION AMOUNT: With respect to any Determination Date, the sum of:

          (a) 5.375% of the aggregate Principal Balance of the Mortgage Loans that, as of the end of the last Business Day of the month preceding such Determination Date, are 30 to 59 days delinquent;

          (b) 10.75% of the aggregate Principal Balance of the Mortgage Loans that, as of the end of the last Business Day of the month preceding such Determination Date, are 60 to 89 days delinquent;

          (c) 21.5% of the aggregate Principal Balance of the Mortgage Loans that, as of the end of the last Business Day of the month preceding such Determination Date, are 90 or more days delinquent; and

          (d) without duplication of the amounts determined under clauses (a),
     (b) and (c) above, 21.5% of the aggregate Principal Balance of all REO Property held by the Servicer as of the end of the last Business Day of the month preceding such Determination Date.

     DEPOSIT PREMIUM: As defined in the Insurance Agreement.

     DEPOSITOR: Superior Bank FSB, a federally chartered stock savings bank, and any successor thereto.

     DEPOSITOR'S YIELD: For each Mortgage Loan, the prepayment penalties and premiums collected on such Mortgage Loan. The Depositor's Yield is retained by the Depositor and is not part of the Trust Fund.

     DEPOSITORY: The initial Depository shall be The Depository Trust Company, the nominee of which is CEDE & Co., as the registered Holder of the Class A Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

     DEPOSITORY PARTICIPANT: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

     DETERMINATION DATE: The 22nd day of each month (or if such day is not a Business Day, the immediately following Business Day but in no event fewer than two Business Days prior to the Remittance Date immediately following such 22nd day).

     DIRECTLY OPERATE: With respect to any REO Property relating to a Sub-Pool 1 Multifamily Loan or Sub-Pool 1 Mixed Use Loan, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by the Trust Fund REMIC other than through an independent contractor; provided, however, that the Trustee (or the

Servicer or any Subservicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Servicer or any Subservicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

     DISQUALIFIED ORGANIZATION: Any of the following (i) the United States or any possession thereof, any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax, and, except for the FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, international organization or any agency or instrumentality of either of the foregoing, (iii) any organization (except certain farmer's cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code unless such organization is subject to the tax imposed by Section 511 of the Code, (iv) rural electric and telephone cooperatives described in Section 1381 of the Code or (v) any other Person so designated by the Trustee based upon an Opinion of Counsel provided to the Trustee that the holding of any ownership interest in a Residual Certificate by such Person may cause the Trust Fund REMIC or any Person having an ownership interest in any Class of Certificates, other than such Person, to incur liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in the Residual Certificate to such Person. The terms "United States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code.

     DUE DATE: The day of the month on which the Monthly Payment is due from the Mortgagor on a Mortgage Loan.

     DUE PERIOD: With respect to each Remittance Date, the period commencing on the second day of the month immediately preceding the month in which such Remittance Date occurs and ending on the first day of the month in which such Remittance Date occurs.

     ELIGIBLE ACCOUNT: Either (A) a segregated account or accounts maintained with an institution whose deposits are insured by and held up to the limits insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC, the unsecured and uncollateralized debt obligations of which shall be rated "A" or better by S&P and A2 or better by Moody's and in one of the two highest short-term rating categories by S&P and the highest short term rating category by Moody's, and which is either (i) a federal savings and loan association duly organized, validly existing and in good standing under the federal banking laws, (ii) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state, (iii) a national banking association duly organized, validly existing and in good standing under the federal banking laws, (iv) a principal subsidiary of a bank holding company, or (v) approved in writing by the Certificate Insurer, Moody's and S&P or (B) a trust account or accounts (which shall be a "special deposit account") maintained with the trust department of a federal or state chartered depository institution or trust company, having capital and surplus of not less than $50,000,000, acting in its fiduciary capacity. Any Eligible Accounts maintained with the Trustee shall conform to the preceding clause (B).

     EVENT OF DEFAULT: As described in Section 10.01.

     EVENT OF NONPAYMENT: An event of nonpayment shall occur with respect to any Remittance Date if (i) on or prior to the Cross-Over Date, the amounts remitted by the Servicer and available to the Trustee pursuant to Sections 5.04(i), 6.05(e), 6.09 and 6.10 (to the extent not included in 5.04(i)) for deposit in the Certificate Account that are not subject to an automatic stay under Section 362 of the United States Bankruptcy Code pursuant to an order of a United States bankruptcy court of competent jurisdiction, plus any amounts on deposit in the Reserve Account prior to the Cross-Over Date, plus the amount to be paid pursuant to the last paragraph of Section 6.06(c) (if any), will not, taken together, be sufficient to pay the sum of (x) all of the Class A Remittance Amount (exclusive of any Class A Carry-Forward Amount representing amounts previously paid to the Class A Certificateholders as Insured Payments, or representing interest accrued in respect of such Insured Payments) and (y) the Monthly Premium to be withdrawn from the Certificate Account to be paid to the Certificate Insurer pursuant to Section 6.02(i) in respect of such Remittance Date, or (ii) after the Cross-Over Date, the Available Remittance Amount remitted by the Servicer to the Trustee pursuant to Section 5.04(i) plus that additional portion of the Amount Available constituting Excess Spread available to pay the Class A Interest Remittance Amount pursuant to Section 6.06(c)(Y)(i), the amounts remitted by the Servicer to the Trustee pursuant to Sections 6.05(e), 6.09 and 6.10 (to the extent not included in 5.04(i)) for deposit in the Certificate Account that are not subject to an automatic stay under Section 362 of the United States Bankruptcy Code pursuant to an order of a United States bankruptcy court of competent jurisdiction, will not, taken together, be sufficient to pay the sum of (x) all of the Class A Remittance Amount (exclusive of any Class A Carry-Forward Amount representing amounts previously paid to the Class A Certificateholders, as Insured Payments, or representing interest accrued in respect of such Insured Payments) and (y) the Monthly Premium to be withdrawn from the Certificate Account to be paid to the Certificate Insurer pursuant to Section 6.02(i) in respect of such Remittance Date, or (iii) the sum of all Realized Losses since the Closing Date exceeds 75% of the Subordinated Amount as of May 27, 1997.

     EXCESS PAYMENTS: With respect to a Due Period, any principal amounts received on a Mortgage Loan in excess of the principal amount included in the Monthly Payment due on the Due Date in such Due Period which does not constitute either a Curtailment or a Principal Prepayment.

     EXCESS PROCEEDS: With respect to any Mortgage Loan (including a Mortgage Loan as to which the related Mortgaged Property has become an REO Property) that became a Liquidated Mortgage Loan during any Due Period, the excess, if any, of
(a) the total Net Liquidation Proceeds received in respect thereof during such Due Period, over (b) the Principal Balance of such Mortgage Loan as of the date such Mortgage Loan became a Liquidated Mortgage Loan plus interest thereon at the Mortgage Rate from the date through which interest was last paid by the Mortgagor or advanced by the Servicer to but not including the Due Date in such Due Period.

     EXCESS SPREAD: With respect to a particular Remittance Date, the sum of (a) the excess of (x) all payments received or advanced on account of interest on the Mortgage Loans during the related Due Period over (y) the sum of (i) the Class A Interest Remittance Amount for such Remittance Date, (ii) the Annual Trustee Expense Amount for such Remittance Date, (iii) the Monthly Premium for such Remittance Date and (iv) the Servicing Fee for such Remittance Date and (b) with respect to the April 25, 1997 and May 27, 1997 Remittance Dates, Excess Spread shall also include an amount with respect to the Pre-Funded Amounts to be determined by the Certificate Insurer and deposited into the Interest Coverage Account by the Depositor on the Closing Date.

     FDIC: The Federal Deposit Insurance Corporation and any successor thereto.

     FHLMC: The Federal Home Loan Mortgage Corporation and any successor thereto.

     FIDELITY BOND: As described in Section 5.09.

     FINAL ORDER: As defined in Section 6.06(b).

     FIRST LIEN: With respect to any Sub-Pool 1 Mortgage Loan which is secured by a second priority lien, the Mortgage Loan relating to the corresponding Mortgaged Property having a first priority lien.

     FNMA: The Federal National Mortgage Association and any successor thereto.

     FUNDING PERIOD: With respect to each Sub-Pool, the period beginning on the Closing Date and ending on the earlier of the date on which (a) the amount on deposit in the related Pre-Funding Account is zero or (b) the close of business on May 16, 1997.

     GROSS MARGIN: With respect to each Sub-Pool 2 Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note to be added to the related Index to determine the Mortgage Rate on each Adjustment Date, and which is set forth in the related Mortgage Loan Schedule.

     INDEX: With respect to the Sub-Pool 2 Mortgage Loans, the index for the adjustment of the Mortgage Rate set forth as such in the related Mortgage Note, such index being either (i) the weekly average yield on United States Treasury Securities adjusted to a constant maturity of one year, as published in the Federal Reserve Statistical Release H.15

(519), as most recently announced as of a date 45 days preceding such Mortgage Loan's Adjustment Date (the "One-Year Treasury Index") or (ii) the average of interbank offered rates for six-month U.S. dollar-denominated deposits in the London market as published in The Wall Street Journal "Money Rates" table, and as most recently available as of the date 45 days before such Mortgage Loan Adjustment Date if such date falls on a Friday or, if such date does not fall on a Friday, then as most recently available as of the Friday immediately preceding the date 45 days before each such Mortgage Loan Adjustment Date (the "Six-Month LIBOR Index"). If the applicable Index becomes unavailable, the Servicer, on behalf of the Trustee, will select an alternative index for mortgage loans on single family residential properties, based upon comparable information, over which it has no control and which is readily verifiable by mortgagors.

     INDEPENDENT PERSON: When used with respect to any specified Person, any such Person who (a) is in fact independent of the Depositor, the Servicer and their respective Affiliates, (b) does not have any direct financial interest in or any material indirect financial interest in any of the Depositor or the Servicer or any Affiliate thereof, and (c) is not connected with the Depositor or the Servicer or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor or the Servicer or any Affiliate thereof solely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor or the Servicer or any Affiliate thereof, as the case may be.

     INITIAL ADJUSTMENT DATE: With respect to each Sub-Pool 2 Mortgage Loan, the first adjustment date following the origination of such Mortgage Loan.

     INITIAL MORTGAGE RATE: With respect to each Sub-Pool 2 Mortgage Loan, the Mortgage Rate in effect prior to the Initial Adjustment Date.

     INITIAL MORTGAGE LOAN: A Mortgage Loan assigned and transferred to the Trustee on the Closing Date.

     INITIAL MORTGAGE LOANS: Collectively, the Initial Mortgage Loans.

     INITIAL RESERVE ACCOUNT DEPOSIT: The amount deposited by the Depositor in the Reserve Account on the Closing Date pursuant to Section 6.14, which amount is $4,200,432.77.

     INSURANCE AGREEMENT: The agreement dated as of the Closing Date by and among the Certificate Insurer, the Depositor, the Servicer and the Trustee, as amended from time to time by the parties thereto, relating to, among other things, the Premium Percentage.

     INSURANCE PROCEEDS: Proceeds paid to the Trustee or the Servicer by any insurer (except the Certificate Insurer) or by the Servicer pursuant to a deductible clause under a blanket policy insuring against fire and hazards of extended coverage on all of the Mortgage Loans pursuant to Section 5.08, in either event pursuant to any insurance policy covering a Mortgage Loan, Mortgaged Property, or REO Property or any other insurance policy net of any expenses which are incurred by the Servicer or the Trustee in connection with the collection of such proceeds and not otherwise reimbursed to the Servicer, other than proceeds to be applied to the restoration or repair of the Mortgaged Property, or released to the Mortgagor in accordance with customary first and second mortgage servicing procedures in the case of Sub-Pool 1 Mortgage Loans and customary first mortgage servicing procedures in the case of Sub-Pool 2 Mortgage Loans.

     INSURED PAYMENT: With respect to each Remittance Date, the amount, if any, by which (1) the Class A Remittance Amount (excepting clause (c)(vi) of the definition of Class A Principal Remittance Amount to the extent such amount is due but not paid by the Depositor) exceeds (2) the sum of (a) the Available Remittance Amount (minus the Monthly Premium withdrawable from the Certificate Account to be paid to the Certificate Insurer pursuant to Section 6.02(i)), (b) the lesser of (i) if such Remittance Date is prior to the Cross-Over Date, the Excess Spread deposited into the Certificate Account pursuant to Section 5.04(i) as of such Remittance Date and (ii) the Subordinated Amount, (c) any amount transferred from the Reserve Account to the Certificate Account pursuant to
Section 6.14(c), and (d) the aggregate amount of any previous Insured Payments for which the Certificate Insurer has not been reimbursed pursuant to Section 6.06(b), together with that portion of the amounts described in the preceding clause (1) that represents interest accrued in respect of such Insured Payments in accordance with the definition of Class A Carry-Forward Amount; provided, however, that the determination of Insured Payments shall not be affected in any way by any recharacterization of the transactions contemplated by this Agreement as a financing in any bankruptcy, insolvency or similar proceeding to which the Depositor may be subject and the Available Remittance Amount shall for the purpose of this definition be deemed to be decreased by the amount thereof that has been deposited in the Certificate Account but may not be withdrawn therefrom pursuant to a stay pursuant to Section 362 of the United States Bankruptcy Code.

     INTEREST COVERAGE ACCOUNT: The Account established and maintained pursuant to Section 6.13, which must be an Eligible Account. The Interest Coverage Account shall not be a part of the Trust Fund REMIC but shall be a part of the Trust Fund.

     INTEREST COVERAGE ADDITION: As to any Remittance Date, the sum of the amounts described in Sections 6.13(b) and 6.13(c).

     INTEREST COVERAGE AMOUNT: The amount to be paid by the Depositor to the Trustee for deposit into the Interest Coverage Account pursuant to Section 6.13(a) on the Closing Date, which amount is $1,893,361.05.

     LIQUIDATED MORTGAGE LOAN: Any defaulted Mortgage Loan or REO Property as to which the Servicer has determined that all amounts which it reasonably and in good faith expects to recover have been recovered from or on account of such Mortgage Loan or REO Property.

     LIQUIDATION PROCEEDS: Any cash amounts received in connection with the liquidation of defaulted Mortgage Loans, whether through trustee's sale, foreclosure sale, REO Disposition or otherwise, and any other amounts required to be deposited in the Principal and Interest Account pursuant to Section 5.10.

     LOAN-TO-VALUE RATIO: The fraction, expressed as a percentage, the numerator of which is the original Principal Balance of the related Mortgage Loan and the denominator of which is the Appraised Value at the time of origination of the related Mortgaged Property.

     MAJORITY CERTIFICATEHOLDERS: The Holder or Holders of Class A Certificates possessing Percentage Interests in excess of 51% in the aggregate.

     MAXIMUM MORTGAGE RATE: With respect to each Sub-Pool 2 Mortgage Loan, the maximum rate of interest set forth in the related Mortgage Note.

     MINIMUM MORTGAGE RATE: With respect to each Sub-Pool 2 Mortgage Loan, the minimum rate of interest set forth in the related Mortgage Note.

     MIXED USE PROPERTY: With respect to Sub-Pool 1 Mortgage Loans, a property which consists of a mixed residential and commercial structure.

     MONTHLY ADVANCE: An advance made by the Servicer pursuant to Section 6.09.

     MONTHLY PAYMENT: The scheduled monthly payment of principal and/or interest required to be made by a Mortgagor on the related Mortgage Loan, as set forth in the related Mortgage Note.

     MONTHLY PREMIUM: The monthly premium payable to the Certificate Insurer equal to the product of (i) one-twelfth the then applicable Premium Percentage and (ii) the then outstanding Class A Principal Balance.

     MOODY'S: Moody's Investors Service, Inc. or any successor thereto.

     MORTGAGE: The mortgage, deed of trust, Land Trust Mortgage or other instrument creating a first or second lien in accordance with applicable law on a Mortgaged Property.

     MORTGAGE FILE: As described in Exhibit A annexed hereto.

     MORTGAGE IMPAIRMENT INSURANCE POLICY: As described in Section 5.08.

     MORTGAGE LOAN: An individual mortgage loan which is assigned and transferred to the Trustee pursuant to this Agreement or a Subsequent Transfer Instrument, together with the rights and obligations of a holder thereof and payments thereon and proceeds therefrom, the Mortgage Loans originally subject to this Agreement being identified on the Mortgage Loan Schedule annexed hereto as Exhibits H-1 and H-2. As applicable, Mortgage Loan shall be deemed to refer to the related REO Property.

     MORTGAGE LOAN SCHEDULE: With respect to each Sub-Pool, the schedule of Mortgage Loans attached hereto as Exhibit H-1 or H-2, as supplemented by each schedule of Subsequent Mortgage Loans attached to a Subsequent Transfer Instrument, as such schedule may be amended or supplemented from time to time, such schedule identifying each Mortgage Loan by address of the Mortgaged Property and the name of the Mortgagor and setting forth as to each Mortgage Loan the following information: (i) the Principal Balance as of the Cut-off Date or Subsequent Cut-off Date, (ii) the account number, (iii) the original principal amount, (iv) the Loan-to-Value Ratio or Combined Loan-to-Value Ratio, as the case may be, as of the date of origination of the related Mortgage Loan,
(v) the Due Date, (vi) the first date on which a Monthly Payment is due under the Mortgage Note, (vii) the Monthly Payment, (viii) the maturity date of the related Mortgage Note, (ix) the remaining number of months to maturity as of the Cut-off Date or Subsequent Cut-off Date, (x) the applicable Mortgaged Property State, (xi) the current Mortgage Rate and (xii) with respect to the Sub-Pool 2 Mortgage Loans only: (1) the Gross Margin, (2) the next Adjustment Date after the Cut-off Date, (3) the Maximum Mortgage Rate, (4) the Minimum Mortgage Rate and (5) the Index.

     MORTGAGE NOTE: The note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

     MORTGAGE RATE: With respect to each Sub-Pool 1 Mortgage Loan, the fixed annual rate of interest borne by the related Mortgage Note, as shown on the related Mortgage Loan Schedule. With respect to each Sub-Pool 2 Mortgage Loan, the annual rate of interest borne by the related Mortgage Note from time to time.

     MORTGAGED PROPERTY: A Single Family Property, Multifamily Property or Mixed Use Property which secures a Mortgage Loan.

     MORTGAGOR: The obligor on a Mortgage Note.

     MULTIFAMILY PROPERTY: With respect to Sub-Pool 1 Mortgage Loans, a residential property consisting of five or more dwelling units.

     NET EXCESS AMOUNT AVAILABLE: With respect to any particular Remittance Date, the sum of (i) the Available Remittance Amount (reduced by the Monthly

Premium to be paid to the Certificate Insurer pursuant to Section 6.04) and (ii) any Insured Payments.

     NET EXCESS SPREAD: With respect to any particular Remittance Date, the Excess Spread remaining after the application thereof to make Required Payments.

     NET LIQUIDATION PROCEEDS: Liquidation Proceeds net of (i) any reimbursements to the Servicer made therefrom pursuant to Section 5.04(ii) and
(ii) any related accrued and unpaid Annual Trustee Expense Amounts as of the date on which such Liquidation Proceeds were received.

     NET MORTGAGE RATE: At any time, the per annum rate equal to the related Mortgage Rate less the Servicing Fee Rate.

     NONRECOVERABLE ADVANCES: With respect to any Mortgage Loan, (i) any Servicing Advance or Monthly Advance previously made and not reimbursed from late collections pursuant to Section 5.04, or (ii) a Servicing Advance proposed to be made in respect of a Mortgage Loan or REO Property which, in the good faith business judgment of the Servicer would not be ultimately recoverable from late collections, Released Mortgaged Property Proceeds, Insurance Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property.

     NON-UNITED STATES PERSON: Any Person other than a United States Person.

     NOTICE: As defined in Section 6.06(b).

     OFFICER'S CERTIFICATE: A certificate delivered to the Trustee signed by the President or an Executive Vice President or a Senior Vice President or a Vice President or an Assistant Vice President of either the Depositor or the Servicer, as required by this Agreement.

     ONE-MONTH LIBOR: With respect to the Class A Certificates, as determined by the Trustee on the second Business Day preceding the beginning of each Accrual Period, the London interbank offered rate for the relevant Accrual Period for one-month U.S. dollar deposits for a term equal to the relevant Accrual Period as such rates appear on Telerate Page 3750, as of 11:00 a.m. (London time) on such date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to banks in the London interbank market for a term equal to the relevant Accrual Period. The Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a term equal to the relevant Accrual Period. If the Trustee is unable to determine One Month LIBOR for an Accrual Period, the rate for such Accrual Period shall be One Month LIBOR as determined for the previous Accrual Period. Notwithstanding the foregoing, however, One-Month LIBOR for an Accrual Period shall not be based on One-Month LIBOR for the previous Accrual Period for three consecutive Accrual Periods. If, under the priorities described above, One-Month LIBOR for an Accrual Period would be based on One-Month LIBOR for the previous Accrual Period for the second consecutive Accrual Period, the Trustee shall select a comparable alternative index (over which the Trustee has no control) used for determining one-month Eurodollar lending rates that is calculated and published (or otherwise made available) by an independent third party.

     OPINION OF COUNSEL: A written opinion of counsel, who may, without limitation, be counsel for the Servicer, reasonably acceptable to the Trustee and experienced in matters relating to the subject of such opinion; except that any opinion of counsel relating to (a) the qualification of the Trust Fund REMIC as a REMIC or (b) compliance with the REMIC Provisions must be an opinion of counsel who (i) does not have any direct financial interest or any material indirect financial interest in the Servicer or in any Person known to a Responsible Officer of the Trustee to be an Affiliate thereof and (ii) is not connected with the Servicer as an officer, employee, director or person performing similar functions.

     ORIGINAL CLASS A PRINCIPAL BALANCE: $220,000,000.

     ORIGINAL POOL PRINCIPAL BALANCE: $140,827,927.17, equal to the sum of the Original Sub-Pool 1 Principal Balance and the Original Sub-Pool 2 Principal Balance.

     ORIGINAL PRE-FUNDED AMOUNT: With respect to each Sub-Pool, the amount deposited by the Depositor in the related Pre-Funding Account on the Closing Date, which amount is $33,147,497.60 for Sub-Pool 1, and $50,514,371.15 for Sub-Pool 2.

     ORIGINAL SUB-POOL PRINCIPAL BALANCE: Either the Original Sub-Pool 1 Principal Balance or the Original Sub-Pool 2 Principal Balance, as applicable.

     ORIGINAL SUB-POOL 1 PRINCIPAL BALANCE: The aggregate Cut-off Date Principal Balances of the Sub-Pool 1 Initial Mortgage Loans, which amount is equal to $41,875,267.67.

     ORIGINAL SUB-POOL 2 PRINCIPAL BALANCE: The aggregate Cut-off Date Principal Balances of the Sub-Pool 2 Initial Mortgage Loans, which amount is equal to $98,952,659.50.

     OVERCOLLATERALIZATION AMOUNT: With respect to any particular Remittance Date, the excess, if any, of (i) the sum of (a) the Pool Principal Balance and
(b) the Pre-Funded Amounts over (ii) the Class A Principal Balance after giving effect to distributions of the Class A Principal Remittance Amount on such Remittance Date.

     OWNER-OCCUPIED MORTGAGED PROPERTY: A Residential Dwelling that the related Mortgagor represented an intent to occupy as such Mortgagor's primary, secondary or vacation residence at the origination of the Mortgage Loan.

     PAYING AGENT: Initially, the Trustee, and thereafter, the Trustee or any other Person that meets the eligibility standards for the Paying Agent specified in Section 14.13 and is authorized by the Trustee to make payments on the Certificates on behalf of the Trustee.

     PERCENTAGE INTEREST: With respect to a Class A Certificate, the portion of the Class evidenced by such Certificate, expressed as a percentage rounded to four decimal places, equivalent to a fraction the numerator of which is the original dollar amount as of the Closing Date represented by such Certificate and the denominator of which is the Original Class A Principal Balance, as applicable. With respect to the Class R Certificates, the portion of the Class evidenced by such Certificate as stated on the face thereof; provided, however, that no more than 100% Percentage Interests in the Class R Certificates shall be outstanding at any one time.

     PERIODIC RATE CAP: With respect to each Sub-Pool 2 Mortgage Loan, the provision in each Mortgage Note that limits permissible increases and decreases in the Mortgage Rate on any Adjustment Date, (i) with respect to the Sub-Pool 2 Mortgage Loans with a One-Year Treasury Index, to not more than two percentage points, and (ii) with respect to the Sub-Pool 2 Mortgage Loans with a Six-Month LIBOR Index (the "Six-Month LIBOR Loans"), to not more than one percentage point, or, with respect to the Six-Month LIBOR Loans which are subject to an adjustment after an initial twenty-four month period, increase to not more than two percentage points on the initial Adjustment Date only.

     PERMITTED INSTRUMENTS: As used herein, Permitted Instruments shall include the following:

          (i) direct general obligations of, or obligations fully and unconditionally guaranteed as to the timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, FHLMC senior debt obligations, and FNMA senior debt obligations, but excluding any of such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption;

          (ii) federal funds, certificates of deposit, time and demand deposits and banker's acceptances of any bank or trust company incorporated under the laws of the United States or any state thereof (in each case having maturities of less than 365 days), provided that the short-term debt obligations of such bank or trust company at the date of acquisition thereof have been rated "A-1" or better by S&P and Prime-1 by Moody's;

          (iii) deposits of any bank or savings and loan association, provided that the long-term unsecured debt obligations of such bank or savings and loan association have been rated Baa3 or better by Moody's or "BBB-" or better by S&P and which has combined capital, surplus and undivided profits of at least $3,000,000, which deposits are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC;

          (iv) commercial paper (having original maturities of not more than 180 days) or demand notes rated "A-1" or better by S&P and Prime-1 by Moody's and issued by an entity having a long-term rating of A2 or better by Moody's;

          (v) investments in money market funds rated "AAAm" or "AAAm-G" by S&P and Aaa by Moody's; and

          (vi) investments approved by S&P, Moody's and the Certificate Insurer in writing delivered to the Trustee;

provided that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provided a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations; and provided, further, that no instrument described hereunder may be purchased at a price greater than par.

     PERMITTED TRANSFEREE: Any transferee of a Class R Certificate other than a Disqualified Organization or Non-United States Person.

     PERSON: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, national banking association, unincorporated organization or government or any agency or political subdivision thereof.

     POOL PRINCIPAL BALANCE: As of any date of determination, the aggregate of the Sub-Pool 1 Principal Balance and the Sub-Pool 2 Principal Balance.

     PREFERENCE AMOUNT: As defined in Section 6.06(b).

     PRE-FUNDED AMOUNT: With respect to each Sub-Pool and with respect to any Determination Date, the amount on deposit in the related Pre-Funding Account.

     PRE-FUNDING ACCOUNT: With respect to each Sub-Pool, the account established and maintained pursuant to Section 6.12. With respect to Sub-Pool 1, the Pre-Funding Account shall be known as the Sub-Pool 1 Pre-Funding Account and with respect to Sub-Pool 2, the Pre-Funding Account shall be known as the Sub-Pool 2 Pre-Funding Account.

     PREMIUM PERCENTAGE: With respect to any Remittance Date, the percentage designated as such in the Insurance Agreement.

     PREPAYMENT ASSUMPTION: With respect to Sub-Pool 1, 2% per annum of the then outstanding principal balance of the Sub-Pool 1 Mortgage Loans in the first month of the life of the Sub-Pool 1 Mortgage Loans, and an additional 1.2% per annum in each month thereafter until the twenty-first month then, beginning in the twenty-first month and in each month thereafter during the life of the Sub-Pool 1 Mortgage Loans, 26% per annum each month. With respect to Sub-Pool 2, an assumed constant rate of prepayment equal to 26% per annum.

     PRINCIPAL AND INTEREST ACCOUNT: With respect to each Sub-Pool, the principal and interest account established by the Servicer pursuant to Section
5.03. With respect to Sub-Pool 1, the Principal and Interest Account shall be known as the Sub-Pool 1 Principal and Interest Account and with respect to Sub-Pool 2, the Principal and Interest Account shall be known as the Sub-Pool 2 Principal and Interest Account.

     PRINCIPAL BALANCE: With respect to any Mortgage Loan or related REO Property, at any date of determination, (i) the Cut-off Date Principal Balance of such Mortgage Loan (or the principal balance outstanding as of the Subsequent Cut-off Date with respect to a Subsequent Mortgage Loan or as of the applicable substitution date with respect to a Qualified Substitute Mortgage Loan), after application of principal payments received on or before such Cut-off Date (or on or before such Subsequent Cut-off Date or substitution date), minus (without duplication) (ii) the sum of (a) the principal portion of the Monthly Payments received during each Due Period ending prior to the most recent Remittance Date and deposited in the related Principal and Interest Account pursuant to Section 5.03, and (b) all Principal Prepayments, Curtailments, Excess Payments, Insurance Proceeds, Net Liquidation Proceeds, Released Mortgaged Property Proceeds and net income from any REO Property to the extent applied by the Servicer as recoveries of principal, which were distributed pursuant to Section
6.06 on any previous Remittance Date. The Principal Balance of any Liquidated Mortgage Loan in the month following the month in which such loan became a Liquidated Mortgage Loan is zero.

     PRINCIPAL PAYMENT TABLE: The table set forth as Exhibit P.

     PRINCIPAL PREPAYMENT: Any payment or other recovery of principal on a Mortgage Loan equal to the outstanding principal balance thereof, received in advance of the final scheduled Due Date which is intended to satisfy a Mortgage Loan in full.

     PROPOSED SUBSEQUENT MORTGAGE LOAN SCHEDULE: With respect to each Sub-Pool, the proposed schedule of mortgage loans or potential mortgage loans from which the majority of the Subsequent Mortgage Loans will be obtained, attached hereto as Exhibit R.

     PROSPECTUS: The prospectus and prospectus supplement prepared by the Depositor in connection with the initial issuance and sale of the Class A Certificates.

     PURCHASE PRICE: As defined in Section 5.11.

     QUALIFIED MORTGAGE: "Qualified Mortgage" shall have the meaning set forth from time to time in the definition thereof at Section 860G(a)(3) of the Code (or any successor statute thereto).

     QUALIFIED SUBSTITUTE MORTGAGE LOAN: A Mortgage Loan substituted by the Depositor for a Deleted Mortgage Loan pursuant to Section 2.05 or 3.03, which,

          (A) with respect to any Sub-Pool 1 Mortgage Loan, (i) has a fixed mortgage interest rate of not less than (and not more than two percentage points higher than) the Mortgage Rate of the Deleted Mortgage Loan; (ii) relates to the same type of Residential Dwelling as the Deleted Mortgage Loan and has the same lien priority as the Deleted Mortgage Loan; (iii) has a remaining term to maturity no greater than (and not more than one year less than that of) the Deleted Mortgage Loan; (iv) has a Loan-to-Value Ratio, or a Combined Loan-to-Value Ratio, as the case may be, no higher than that of the Deleted Mortgage Loan; (v) has a principal balance (after application of all payments received on or prior to the date of substitution) equal to or less than the Principal Balance of the Deleted Mortgage Loan as of such date; (vi) satisfies the criteria set forth from time to time in the definition of "qualified replacement mortgage" at
     Section 860G(a)(4) of the Code (or any successor statute thereto); (vii) has the same or lower credit risk, as measured by credit risk category, under the Depositor's underwriting guidelines; and (viii) complies with each representation and warranty set forth in Sections 3.01, 3.02(a) and 3.02(b), and

          (B) with respect to any Sub-Pool 2 Mortgage Loan, (i) has a Maximum Mortgage Rate no lower than (and not more than two percentage points higher than) the Maximum Mortgage Rate of the Deleted Mortgage Loan, and has a Minimum Mortgage Rate no lower than (and not more than one percentage point higher than) the Minimum Mortgage Rate of the Deleted Mortgage Loan; (ii) has the same Index and Periodic Rate Cap as that of the Deleted Mortgage Loan and a Gross Margin not less than that of the Deleted Mortgage Loan and, if Mortgage Loans equal to 1% or more of the Pool Stated Principal Balance of the Mortgage Loans as of the Cut-off Date have become Deleted Mortgage Loans, not more than two percentage points more than that of the Deleted Mortgage Loan; (iii) shall be accruing interest at a rate no lower than and not more than 1% per annum higher than, that of the Deleted Mortgage Loan; (iv) has a principal balance (after application of all payments received on or prior to the date of substitution) equal to or less than the Principal Balance of the Deleted Mortgage Loan as of such date;
     (v) has a Loan-to-Value Ratio no higher than that of the Deleted Mortgage Loan; (vi) has a remaining term to maturity no greater than (and not more than one year less than that of) the Deleted Mortgage Loan; (vii) satisfies the criteria set forth from time to time in the definition of "qualified replacement mortgage" at Section 860G(a)(4) of the Code (or any successor statute thereto); (viii) has the same or lower credit risk, as measured by credit risk category, under the Depositor's underwriting guidelines; (ix) has a Net Mortgage Rate (net of any portion of the interest on such Mortgage Loan that may be retained by the Depositor) within two percentage points of that of the Deleted Mortgage Loan; and

     (x) complies with each representation and warranty set forth in Sections 3.01, 3.02(a) and 3.02(c).

     REALIZED LOSS: With respect to each Liquidated Mortgage Loan, an amount (not less than zero or greater than the related Principal Balance as of the date of liquidation) equal to the outstanding Principal Balance of such Mortgage Loan as of the date of liquidation minus that portion of Net Liquidation Proceeds actually distributed to Class A Certificateholders pursuant to Section 6.06(c) in respect of such Liquidated Mortgage Loan.

     RECORD DATE: The Business Day immediately preceding the related Remittance Date.

     REFERENCE BANKS: Such leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

     REIMBURSABLE AMOUNTS: As of any date of determination, an amount payable to the Servicer or the Depositor with respect to (i) Monthly Advances and Servicing Advances not previously reimbursed and (ii) any advances reimbursable pursuant to Section 9.01 and not previously reimbursed pursuant to Section 6.03(c) or 6.06(c).

     RELEASED MORTGAGED PROPERTY PROCEEDS: As to any Mortgage Loan, proceeds received by the Servicer in connection with (a) a taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation or (b) any release of part of the Mortgaged Property from the lien of the related Mortgage, whether by partial condemnation, sale or otherwise; which are not released to the Mortgagor in accordance with applicable law, customary mortgage servicing procedures and this Agreement.

     REMIC: A "real estate mortgage investment conduit" within the meaning of
Section 860D of the Code.

     REMIC PROVISIONS: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of the Code, and any related provisions and proposed, temporary and final Treasury regulations and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

     REMITTANCE DATE: The 25th day of any month or if such 25th day is not a Business Day, the first Business Day immediately following, commencing on April 25, 1997.

     RENTS FROM REAL PROPERTY: With respect to any REO Property relating to a Sub-Pool 1 Multifamily Loan or Sub-Pool 1 Mixed Use Loan gross income of the character described in Section 856(d) of the Code.

     REO DISPOSITION: The final sale of a Mortgaged Property acquired in foreclosure or by deed in lieu of foreclosure.

     REO PROPERTY: As defined in Section 5.10.

     REQUIRED OVERCOLLATERALIZATION AMOUNT: At any time, the overcollateralization required by the Certificate Insurer, set forth as the "Required Overcollateralization Amount" in the Insurance Agreement.

     REQUIRED PAYMENTS: With respect to any particular Remittance Date, the amount required to pay the Class A Interest Remittance Amount, the Class A Principal Remittance Amount, the Annual Trustee Expense Amount and the Monthly Premium to be paid to the Certificate Insurer pursuant to Section 6.04.

     RESERVE ACCOUNT: The Account established and maintained pursuant to Section 6.14, which must be an Eligible Account.

     RESIDENTIAL DWELLING: A one- to four-family dwelling, a unit in a planned unit development, a unit in a condominium development.

     RESPONSIBLE OFFICER: When used with respect to the Trustee, any officer assigned to the Asset-Backed Securities Trust Services Department (or any successor thereto), including any Vice President, Senior Trust Officer, Trust Officer, Assistant Trust Officer, any Assistant Secretary, any trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above officers and having direct responsibility for the administration of this Agreement, and also, with respect to a particular matter, any other officer, to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject. When used with respect to the Depositor or the Servicer, the President or any Executive Vice President, Senior Vice President, Vice President, Assistant Vice President, or any Secretary or Assistant Secretary, or any Treasurer or Assistant Treasurer.

     SERIES: 1997-1.

     SERVICER: Lee Servicing Company, a division of Superior Bank FSB, or any successor appointed as provided herein.

     SERVICER'S CERTIFICATE: As defined in Section 6.08.

     SERVICER'S MONTHLY REMITTANCE REPORT: A report prepared by the Servicer substantially in the form of Exhibit Q.

     SERVICING ADVANCES: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in connection with a default, delinquency or other unanticipated event by the Servicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of the Mortgaged Property, including without limitation advances in respect of real estate taxes and assessments and insurance premiums on fire, hazard and flood insurance policies, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of an REO Property,
(iv) compliance with the obligations under Sections 5.01(e), 5.02, 5.05, 5.07,
5.15 and Article XIII, which Servicing Advances are reimbursable to the Servicer to the extent provided in this Agreement and (v) in connection with the liquidation of a Sub-Pool 1 Mortgage Loan, expenditures relating to the purchase or maintenance of the First Lien pursuant to Section 5.14, for all of which costs and expenses the Servicer is entitled to reimbursement in accordance with this Agreement. Notwithstanding anything herein to the contrary, no Servicing Advance shall be required to be made hereunder if such Servicing Advance would, if made, constitute a Nonrecoverable Advance. The determination by the Servicer that it has made a Nonrecoverable Advance or that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officer's Certificate delivered to the Certificate Insurer, the Depositor and the Trustee no later than the Business Day following such determination.

     SERVICING COMPENSATION: The Servicing Fee and other amounts to which the Servicer is entitled pursuant to Section 7.03.

     SERVICING FEE: As to each Mortgage Loan (including any Mortgage Loan as to which the related Mortgaged Property has become REO Property), the annual fee payable to the Servicer. Such fee shall be calculated and payable monthly only from the amounts received in respect of interest on such Mortgage Loan and shall be computed by multiplying (i) the principal balance on which interest accrues on the Mortgage Loan by (ii) the Servicing Fee Rate and by further multiplying the product thereof by (iii) a fraction, the numerator of which is the number of days in the period elapsed since the date to which interest was last paid by the Mortgagor or advanced by the Servicer and the denominator of which is the number of days in the annual period for which interest accrues on the related Mortgage Loan. The Servicing Fee is payable solely from the interest portion of (i) Monthly Payments, (ii) Liquidation Proceeds, (iii) Insurance Proceeds or (iv) Released Mortgaged Property Proceeds collected by the Servicer, or as otherwise provided in Section 5.04. The Servicing Fee includes any servicing fees owed or payable to any Subservicer.

     SERVICING FEE RATE: 0.65% per annum.

     SERVICING OFFICER: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and specimen signature appears on a list of servicing officers annexed to an Officer's Certificate furnished on the Closing Date to the Trustee and the Certificateholders by the Servicer, as such list may from time to time be amended.

     SINGLE FAMILY PROPERTY: A one- to-four family residential property or individual condominium unit.

     S&P: Standard & Poor's Ratings Services, A Division of the McGraw-Hill Companies, Inc., or any successor thereto.

     SPECIAL POWER OF ATTORNEY: As defined in Section 2.04(f).

     STARTUP DAY: The day designated as such pursuant to Section 13.01.

     SUB-POOL: Either Sub-Pool 1 or Sub-Pool 2.

     SUB-POOL FACTOR: With respect to each Sub-Pool and as of any date of calculation, the related Sub-Pool Principal Balance after giving effect to the distributions to be made on the related Remittance Date as of such date divided by the sum of the Original Sub-Pool Principal Balance with respect to such Sub-Pool and the Principal Balances of all Subsequent Mortgage Loans with respect to such Sub-Pool as of the Subsequent Cut-off Date.

     SUB-POOL PRINCIPAL BALANCE: Either the Sub-Pool 1 Principal Balance or the Sub-Pool 2 Principal Balance.

     SUB-POOL 1: (i) the Sub-Pool 1 Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto and all proceeds thereof, (ii) such assets as from time to time are identified as REO Property with respect to Sub-Pool 1 or are deposited in the Certificate Account with respect to the Sub-Pool 1 Mortgage Loans, the Sub-Pool 1 Principal and Interest Account, the Trustee Expense Account with respect to the Sub-Pool 1 Mortgage Loans, the Sub-Pool 1 Pre-Funding Account, the Interest Coverage Account with respect to the Sub-Pool 1 Mortgage Loans, and the Reserve Account with respect to the Sub-Pool 1 Mortgage Loans, including any amounts on deposit in the foregoing accounts and invested in Permitted Instruments, (iii) the Trustee's rights under all insurance policies with respect to the Sub-Pool 1 Mortgage Loans required to be maintained pursuant to this Agreement and any Insurance Proceeds with respect thereto, (iv) the Certificate Insurance Policy,
(v) Liquidation Proceeds with respect to Sub-Pool 1 Mortgage Loans and (vi) Released Mortgaged Property Proceeds with respect to Sub-Pool 1 Mortgage Loans. The Depositor's Yield and amounts received after the Cut-off Date in the case of the Sub-Pool 1 Initial Mortgage Loans, or after a Subsequent Cut-off Date in the case of the Sub-Pool 1 Subsequent Mortgage Loans, in respect of interest accrued on the Sub-Pool 1 Mortgage Loans on or prior to the Cut-off Date, or a Subsequent Cut-off Date, as the case may be, do not constitute part of Sub-Pool 1.

     SUB-POOL 1 INITIAL MORTGAGE LOANS: The Initial Mortgage Loans with respect to Sub-Pool 1.

     SUB-POOL 1 MORTGAGE LOANS: The Mortgage Loans subject to this Agreement included in Sub-Pool 1.

     SUB-POOL 1 MULTIFAMILY LOAN: A Sub-Pool 1 Mortgage Loan which is secured by a residential property consisting of five or more dwelling units.

     SUB-POOL 1 MIXED USE LOAN: A Sub-Pool 1 Mortgage Loan which is secured by a mixed residential and commercial structure.

     SUB-POOL 1 PRE-FUNDING ACCOUNT: The Pre-Funding Account with respect to Sub-Pool 1.

     SUB-POOL 1 PRINCIPAL AND INTEREST ACCOUNT: The Principal and Interest Account with respect to Sub-Pool 1.

     SUB-POOL 1 PRINCIPAL BALANCE: As of any date of determination, the aggregate Principal Balances of the Sub-Pool 1 Mortgage Loans.

     SUB-POOL 1 SUBSEQUENT MORTGAGE LOAN: A Sub-Pool 1 Mortgage Loan assigned and transferred by the Depositor to the Trustee pursuant to Section 2.10, such Sub-Pool 1 Mortgage Loan being identified on the related Mortgage Loan Schedule attached to a Sub-Pool 1 Subsequent Transfer Instrument.

     SUB-POOL 1 SUBSEQUENT TRANSFER INSTRUMENT: Each Subsequent Transfer Instrument dated as of a Subsequent Transfer Date executed by the Trustee and the Depositor substantially in the form of Exhibit T, by which Sub-Pool 1 Subsequent Mortgage Loans are transferred and assigned to the Trustee.

     SUB-POOL 2: (i) the Sub-Pool 2 Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto and all proceeds thereof, (ii) such assets as from time to time are identified as REO Property with respect to Sub-Pool 2 or are deposited in the Certificate Account with respect to the Sub-Pool 2 Mortgage Loans, the Sub-Pool 2 Principal and Interest Account, the Trustee Expense Account with respect to the Sub-Pool 2 Mortgage Loans, the Sub-Pool 2 Pre-Funding Account, the Interest Coverage Account with respect to the Sub-Pool 2 Mortgage Loans, and the Reserve Account with respect to the Sub-Pool 2 Mortgage Loans, including any amounts on deposit in the foregoing accounts and invested in Permitted Instruments, (iii) the Trustee's rights under all insurance policies with respect to the Sub-Pool 2 Mortgage Loans required to be maintained pursuant to this Agreement and any Insurance Proceeds with respect thereto, (iv) the Certificate Insurance Policy,
(v) Liquidation Proceeds with respect to Sub-Pool 2 Mortgage Loans and (vi) Released Mortgaged Property Proceeds with respect to Sub-Pool 2 Mortgage Loans. The Depositor's Yield and amounts received after the Cut-off Date in the case of the Sub-Pool 2 Initial Mortgage Loans, or after a Subsequent Cut-off Date in the case of the Sub-Pool 2 Subsequent Mortgage Loans, in respect of interest accrued on the Sub-Pool 2 Mortgage Loans on or prior to the Cut-off Date, or a Subsequent Cut-off Date, as the case may be, do not constitute part of Sub-Pool 2.

     SUB-POOL 2 INITIAL MORTGAGE LOANS: The Initial Mortgage Loans with respect to Sub-Pool 2.

     SUB-POOL 2 MORTGAGE LOANS. The Mortgage Loans subject to this Agreement included in Sub-Pool 2.

     SUB-POOL 2 PRE-FUNDING ACCOUNT: The Pre-Funding Account with respect to Sub-Pool 2.

     SUB-POOL 2 PRINCIPAL AND INTEREST ACCOUNT: The Principal and Interest Account with respect to Sub-Pool 2.

     SUB-POOL 2 PRINCIPAL BALANCE: As of any date of determination, the aggregate Principal Balances of the Sub-Pool 2 Mortgage Loans.

     SUB-POOL 2 SUBSEQUENT MORTGAGE LOAN: A Sub-Pool 2 Mortgage Loan assigned and transferred by the Depositor to the Trustee pursuant to Section 2.10, such Sub-Pool 2 Mortgage Loan being identified on the related Mortgage Loan Schedule attached to a Sub-Pool 2 Subsequent Transfer Instrument.

     SUB-POOL 2 SUBSEQUENT TRANSFER INSTRUMENT: Each Subsequent Transfer Instrument dated as of a Subsequent Transfer Date executed by the Trustee and the Depositor substantially in the form of Exhibit T, by which Sub-Pool 2 Subsequent Mortgage Loans are transferred and assigned to the Trustee.

     SUBORDINATED AMOUNT: The amount set forth as such in the Insurance
Agreement.

     SUBSERVICER: Any Person with whom the Servicer has entered into a Subservicing Agreement and who satisfies any requirements set forth in Section 5.01(a) in respect of the qualification of a Subservicer.

     SUBSERVICING AGREEMENT: Any agreement between the Servicer and any Subservicer relating to subservicing and/or administration of certain Mortgage Loans as provided in Section 5.01(a), a copy of which shall be delivered, along with any modifications thereto, to the Trustee.

     SUBSEQUENT CUT-OFF DATE: With respect to those Subsequent Mortgage Loans which are transferred and assigned to the Trustee pursuant to a Subsequent Transfer Instrument, the close of Business on the day prior to the related Subsequent Transfer Date.

     SUBSEQUENT MORTGAGE LOAN: A Sub-Pool 1 Subsequent Mortgage Loan or a Sub-Pool 2 Subsequent Mortgage Loan.

     SUBSEQUENT TRANSFER DATE: The date on which a Subsequent Mortgage Loan is transferred and assigned to the Trustee, which date shall be no later than May 16, 1997.

     SUBSEQUENT TRANSFER INSTRUMENT: A Sub-Pool 1 Subsequent Transfer Instrument or a Sub-Pool 2 Subsequent Transfer Instrument.

     SUBSTITUTION ADJUSTMENT: As to any date on which a substitution occurs pursuant to Sections 2.05 or 3.03, the amount (if any) by which the aggregate principal balances (after application of principal payments received on or before the date of substitution) of any Qualified Substitute Mortgage Loans as of the date of substitution, are less than the aggregate of the Principal Balances, together with accrued and unpaid interest thereon to the date of substitution, of the related Deleted Mortgage Loans.

     TAX MATTERS PERSON: The Person or Persons designated from time to time to act as the "tax matters person" (within the meaning of the REMIC Provisions).

     TAX MATTERS PERSON RESIDUAL INTEREST CERTIFICATE: The interest in the Class R Certificates held by the Tax Matters Person pursuant to Section 13.01(c).

     TAX RETURN: The federal income tax return on Internal Revenue Service Form 1066, "U.S. Real Estate Mortgage Investment Conduit Income Tax Return," including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of the Trust Fund REMIC, due to its classification as a REMIC under the REMIC Provisions, together with any and all other information reports or returns that may be required to be furnished the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provision of federal, state or local tax laws.

     TELERATE PAGE 3750: The display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace the page on that service for the purpose of displaying comparable rates or prices).

     TERMINATION PRICE: As defined in Section 11.01.

     TRANSFER AFFIDAVIT: As defined in Section 4.02(c)(ii).

     TRANSFER CERTIFICATE: As defined in Section 4.02(c)(ii).

     TRIGGER EVENT: A trigger event shall occur if (i) with respect to any Determination Date occurring prior to February 2002, the sum of (x) the aggregate Realized Losses experienced as of such Determination Date and (y) the Delinquency Calculation Amount with respect to such Determination Date exceeds $16,634,693.87 or (ii) with respect to any Determination Date occurring prior to February 2007, the sum of (x) the aggregate Realized Losses experienced as of such Determination Date and (y) the Delinquency Calculation Amount with respect thereto exceeds $22,179,591.83.

     TRUST: AFC Mortgage Loan Asset Backed Certificates, Series 1997-1.

     TRUST FUND: Collectively, Sub-Pool 1 and Sub-Pool 2.

     TRUST FUND REMIC: The Trust Fund, exclusive of the Interest Coverage
Account.

     TRUSTEE: LaSalle National Bank, or its successor in interest, or any successor trustee appointed as herein provided.

     TRUSTEE EXPENSE ACCOUNT: The account established and maintained by the Trustee in accordance with Section 6.03.

     TRUSTEE'S MORTGAGE FILE: The documents delivered to the Trustee or the Custodian pursuant to Section 2.04.

     UNITED STATES PERSON: A citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.

     UNRECOVERED CLASS A PORTION: With respect to any Remittance Date, the excess, if any, of (A) the Class A Principal Balance minus the sum of (i) all amounts (excluding that portion of Insured Payments, if any, to be made in respect of principal) to be distributed to the Class A Certificateholders in respect of principal on such Remittance Date on account of amounts described in clauses (c)(i) through (c)(iii), inclusive, and clauses (c)(v) (to the extent the amount in clause (c)(v) represents a right to receive principal not previously covered by an Insured Payment), (c)(vi) and (c)(viii) of the definition of Class A Principal Remittance Amount, (ii) all other amounts to be distributed to the Class A Certificateholders constituting Additional Principal to the extent necessary to reach the Required Overcollateralization Amount on such Remittance Date, and (iii) all amounts distributed to the Class A Certificateholders as a mandatory prepayment pursuant to the last paragraph of
Section 6.06(c) (only on the Remittance Date occurring on May 27, 1997), over
(B) the sum of (i) the Pool Principal Balance plus (ii) the Pre-Funded Amounts minus the sum of (x) the principal portion of the Monthly Payments received during the related Due Period and deposited in the Principal and Interest Accounts pursuant to Section 5.03, and all Principal Prepayments, Curtailments, Excess Payments, Insurance Proceeds, Net Liquidation Proceeds, Released Mortgaged Property Proceeds and net income from any REO Property with respect to Mortgage Loans to the extent applied by the Servicer as recoveries of principal in respect of the related Mortgage Loans, which will be distributed to the Class A Certificateholders pursuant to Section 6.06 on such Remittance Date, plus (y) the aggregate of, as to each related Mortgage Loan which became a Liquidated Mortgage Loan during the related Due Period, an amount (not less than zero or greater than the related Principal Balance) equal to the excess, if any, of (i) the Principal Balance of such Liquidated Mortgage Loan over (ii) the principal portion of the related

Net Liquidation Proceeds included in item (b)(iii) of the definition of Class A Principal Remittance Amount that will actually be distributed to Class A Certificateholders on such Remittance Date, pursuant to Sections 6.06(c)(X)(ii) and 6.06(c)(Y)(ii).

                                   ARTICLE II

                      SALE AND CONVEYANCE OF THE TRUST FUND

     Section 2.01 Sale and Conveyance of Trust Fund; Priority and Subordination
                  of Ownership Interests.

     (a) The Depositor does hereby sell, transfer, assign, set over and convey without recourse to the Trustee, but subject to the subordination described below in this Section and the other terms and provisions of this Agreement, all of the right, title and interest of the Depositor in and to the Sub-Pool 1 and Sub-Pool 2 Mortgage Loans, together with any amounts due after the Cut-off Date with respect to the Initial Mortgage Loans or after a Subsequent Cut-off Date with respect to the Subsequent Mortgage Loans (other than the Depositor's Yield), and all other assets included or to be included in the Trust Fund for the benefit of the Certificateholders.

     (b) The rights of the Certificateholders to receive payments with respect to the Mortgage Loans in respect of the Certificates, and all ownership interests of the Certificate holders in such payments, shall be as set forth in this Agreement. In this regard, all rights of the Class R Certificateholders to receive payments in respect of the Class R Certificates are subject and subordinate to the preferential rights of the Class A Certificateholders to receive payments in respect of the Class A Certificates, to the extent set forth herein. In accordance with the foregoing, the ownership interest of the Class R Certificateholders in amounts deposited in the Principal and Interest Accounts and the Certificate Account from time to time shall not vest unless and until such amounts are distributed in respect of the Class R Certificates in accordance with the terms of this Agreement.

     Section 2.02 Possession of Mortgage Files.

     (a) Upon the issuance of the Certificates, and upon delivery of each Subsequent Mortgage Loan or Qualified Substitute Mortgage Loan, the ownership of each Mortgage Note, the Mortgage and the contents of the related Mortgage File is vested in the Trustee for the benefit of the Certificateholders.

     (b) Pursuant to Section 2.04, the Depositor has delivered or caused to be delivered to the Trustee or the Custodian each Trustee's Mortgage File with respect to the Initial Mortgage Loans.

     Section 2.03 Books and Records.

     The sale of each Mortgage Loan shall be reflected on the Depositor's balance sheets and other financial statements as a sale of assets by the Depositor. The Depositor shall be responsible for maintaining, and shall maintain, a complete set of books and records for each Mortgage Loan which shall be clearly marked to reflect the ownership of each Mortgage Loan by the Trustee for the benefit of the Certificateholders.

     Section 2.04 Delivery of Mortgage Loan Documents.

     The Depositor, contemporaneously with the delivery of this Agreement, has delivered or caused to be delivered to the Trustee or, if a Custodian has been appointed pursuant to Section 12.12, to the Custodian, the Certificate Insurance Policy and each of the following documents for each Initial Mortgage Loan. The Depositor, contemporaneously with delivery of a Subsequent Transfer Instrument, shall deliver or cause to be delivered to the Trustee or, if a Custodian has been appointed pursuant to Section 12.12, to the Custodian, each of the following documents for each related Subsequent Mortgage Loan.

     (a) The original Mortgage Note, showing a complete chain of endorsements and endorsed by the last endorsee thereof, "Pay to the order of _____________________ [or LaSalle National Bank, as Trustee under the Pooling and Servicing Agreement, dated as of March 1, 1997, Series 1997-1,] without recourse" and signed, by facsimile or manual signature, by such last endorsee;

     (b) Either: (i) the original Mortgage, with evidence of recording thereon,
(ii) a copy of the Mortgage certified as a true copy by a Responsible Officer of the Depositor or by the closing attorney, or by an officer of the title insurer or agent of the title insurer which issued the related title insurance policy, or commitment therefor, if the original has been transmitted for recording until such time as the original is returned by the public recording office or (iii) a copy of the Mortgage certified by the public recording office in those instances where the original recorded Mortgage has been lost;

     (c) Either: (i) (A) the original Assignment of Mortgage from the last assignee of the related Mortgage assigned to the Trustee, with evidence of recording thereon, or (B) an original assignment of mortgage from the last assignee of the related Mortgage assigned in blank, or (ii) if an original Assignment of Mortgage has not yet been provided in accordance with clause (i), an Assignment of Mortgage to the Trustee, certified by an appropriate officer or approved signatory of the Depositor or the closing attorney or any officer of the title insurer that issued the related title insurance policy, or commitment therefor, or its duly authorized agent, as being a true and complete copy of the original of such Assignment of Mortgage to the Trustee submitted for recording (provided, however, that an appropriate officer or approved signatory of the Depositor may complete one or more blanket certificates attaching copies of one or more Assignments of Mortgage to the Trustee relating thereto) or (iii) a copy of such original Assignment of Mortgage to the Trustee, with evidence of recording thereon, certified to be true and complete by the Depositor or the appropriate public recording office, in those instances where such original Assignment of Mortgage has been recorded but subsequently lost; any such Assignment of Mortgage may be made by blanket assignments for Mortgage Loans secured by the Mortgaged Properties located in the same county, if permitted by applicable law;

     (d) The original policy of title insurance or a true copy thereof or, if such policy has not yet been delivered by the insurer, the commitment or binder to issue same;

     (e) Either: (i) originals of all intervening assignments, if any, showing a complete chain of assignment from the originator to the last assignee of the related Mortgage, including any recorded warehousing assignments, with evidence of recording thereon, or, (ii) if the original intervening assignments have not yet been returned from the recording office, a copy of the originals of such intervening assignments together with a certificate of a Responsible Officer of the Depositor or the closing attorney or an officer of the title insurer which issued the related title insurance policy, or commitment therefor, or its duly authorized agent certifying that the copy is a true copy of the original of such intervening assignments or (iii) a copy of the intervening assignment certified by the public recording office in those instances where the original recorded intervening assignment has been lost;

     (f) Either: (i) the original assumption agreement and/or modification agreement, if any, with evidence of recording thereon, or (ii) if the original of such agreement has not yet been returned from the recording office, a copy of such original, certified by an appropriate officer or approved signatory of the Depositor or the closing attorney or any officer of the title insurer that issued the related title insurance policy, or commitment therefor, or its duly authorized agent, as being a true and complete copy of the original of such assumption and modification agreement submitted for recording, or (iii) a copy of an original assumption and modification agreement, with evidence of recording thereon, certified to be true and complete by the Depositor or the appropriate public recording office, in those instances where such original recorded assumption or modification agreement has been lost; and

     Within 45 days after the Closing Date, with respect to each Sub-Pool 1 Multifamily Loan and Sub-Pool 1 Mixed Use Loan, (i) if such item is a document separate from the Mortgage either (A) an original copy of the related Assignment of Leases, if any (with recording information indicated thereon), or (B) if the original of such Assignment of Leases has not yet been returned from the recording office, a copy of such original, certified by an appropriate officer or approved signatory of the Depositor or the closing attorney or any officer of the title insurer that issued the related title insurance policy, or commitment therefor, or its duly authorized agent, as being a true and complete copy of the original of such Assignment of Leases submitted for recording; (ii) an original assignment of any related Assignment of Leases, if any (if such document is a document separate from the Mortgage and not incorporated in the Assignment of Mortgage), in blank and in recordable form; (iii) if such item is a document separate from the Mortgage either (A) an original copy of all intervening assignments of Assignment of Leases, if any (with recording information indicated thereon), or (B) if the original of such intervening assignments of Assignment of Leases has not yet been returned from the recording office, a copy of such original, certified by an appropriate officer or approved signatory of the Depositor or the closing attorney or any officer of the title insurer that issued the related title insurance policy, or commitment therefor, or its duly authorized agent, as being a true and complete copy of the original of such intervening assignment of Assignment of Leases submitted for recording; (iv) either, (A) a copy of the UCC-1 financing statement and any related continuation statements, if any, each showing the Mortgagor as debtor and mortgagee as secured party and each with evidence of filing thereon, or (B) if the copy of the UCC-1 financing statement has not yet been returned from the filing office, a copy of such UCC-1 financing statement, certified by an appropriate officer or approved signatory of the Depositor or the closing attorney or any officer of the title insurer that issued the related title insurance policy, or commitment therefor, or its duly authorized agent, as being a true and complete copy of the original of such UCC-1 financing statement submitted for filing; and (v) an original executed form UCC-2 or UCC-3 financing statement, in form suitable for filing, disclosing the assignment in blank, of the security interest in the personal property constituting security for repayment of the Mortgage Loan; and (vi) either (A) an original copy of all intervening assignments of UCC-3 financing statements, if any (with recording information indicated thereon), or (B) if the original of such intervening assignments of UCC-3 financing statements has not yet been returned from the recording office, a copy of such original, certified by an appropriate officer or approved signatory of the Depositor or the closing attorney or any officer of the title insurer that issued the related title insurance policy, or commitment therefor, or its duly authorized agent, as being a true and complete copy of the original of such intervening assignments of UCC-3 financing statements submitted for recording. If in connection with any Mortgage Loan the Depositor cannot deliver any such financing statement(s) with evidence of filing thereon because such financing statement(s) has not yet been returned by the public filing office where such financing statement has been submitted for filing, then the Depositor shall deliver or cause to be delivered a photocopy, or the secured party's carbon copy with the debtor's signature of such financing statement(s) (certified by the Depositor to be a true and complete copy) together with an officers' certificate stating that such financing statement(s) has been dispatched to the appropriate public filing office for filing.

     Within 45 days after the Closing Date, the Servicer shall have completed each Assignment of Mortgage and Assignment of Leases, if any, originally assigned in blank to "LaSalle National Bank, as Trustee for AFC Mortgage Loan Asset Backed Certificates, Series 1997-1, under the Pooling and Servicing Agreement, dated as of March 1, 1997" and, within such period (or if later, within 30 days after its receipt of the original recorded Mortgage and intervening assignment), shall have submitted each such Assignment of Mortgage to the appropriate public recording office for recording; provided however, that the Servicer shall not be required to submit an Assignment of Mortgage for recording with respect to a Mortgaged Property, where, in the Opinion of Counsel to the Depositor (which opinion shall be delivered to the Certificate Insurer within the 45-day or 30-day period, as applicable, specified herein), such recordation of the Assignment of Mortgage is not required (i) to effect the sale and conveyance of the Mortgage Loan by the Depositor to LaSalle National Bank, as Trustee for AFC Mortgage Loan Asset Backed Certificates, Series 1997-1, pursuant to and as provided in Section 2.01 or the granting and perfecting of the security interest in the Mortgage Loan pursuant to and as provided in
Section 14.15 or (ii) to defeat any ownership, security interest or other adverse claim to the Mortgage Loan by any creditor of the Depositor or by any purported transferee of such Mortgage Loan in a purported transfer thereof by the Depositor subsequent to such sale and conveyance. Any such Assignment of Mortgage that is not required to be recorded pursuant to this paragraph shall be delivered by the Depositor to the Trustee within such 45-day period. Each such Assignment of Mortgage delivered by the Depositor to the Trustee shall, subject to receipt of the original recorded Mortgage as described above, be in recordable form. Within such 45-day period, the Depositor also shall deliver to the Trustee an original executed power of attorney ("Special Power of Attorney"), substantially in the form of Exhibit K, with respect to the Assignments of Mortgage that are not required to be recorded under this paragraph, authorizing the Trustee to record the Assignments of Mortgage if necessary or advisable to protect the interests of the Certificateholders and the Certificate Insurer. Pursuant to such power of attorney, the Trustee also may execute a new Assignment of Mortgage for any Mortgage Loan if the original Assignment of Mortgage delivered by the Depositor to the Trustee is not in recordable form at such time as the Assignment of Mortgage is to be recorded by the Trustee.

     Within 45 days after the Closing Date, the Servicer shall complete any UCC-2 or UCC-3 financing statements with respect to the Sub-Pool 1 Multifamily Loans and Sub-Pool 1 Mixed Use Loans, such that the assignee of creditor is listed as "LaSalle National Bank, as Trustee for AFC Mortgage Loan Asset Backed Certificates, Series 1997-1, under the Pooling and Servicing Agreement, dated as of March 1, 1997." The Depositor shall no later than ten Business Days after the receipt thereof, and in any event, within one year of the Closing Date, deliver or cause to be delivered to the Trustee or the Custodian: (a) the original recorded Mortgage in those instances where a copy thereof certified by the Depositor was delivered to the Trustee or the Custodian; (b) the original recorded Assignment of Mortgage from the Depositor to the Trustee, which, together with any intervening assignments of Mortgage, evidences a complete chain of assignment from the originator to the Trustee in those instances where copies thereof certified by the Depositor were delivered to the Trustee or the Custodian; (c) the title insurance policy required in clause (d) above; (d) the original recorded assumption and modification agreement in those instances in which a copy was delivered; (e) the original Assignment of Leases in those instances in which a copy was delivered and (f) the copy of the UCC-1 financing statement and any related continuation statements with evidence of filing thereon returned from the recording office if a copy was previously delivered as set forth in clause (iii)(B) above. Notwithstanding anything to the contrary contained in this Section 2.04, in those instances where the public recording office retains the original Mortgage, Assignment of Mortgage or the intervening assignments of the Mortgage, Assignment of Leases or assignment of Assignment of Leases after it has been recorded, the Depositor shall be deemed to have satisfied its obligations hereunder upon delivery to the Trustee or the Custodian of a copy of such Mortgage, Assignment of Mortgage or intervening assignments of the Mortgage, Assignment of Leases or assignment of Assignment of Leases certified by the public recording office to be a true copy of the recorded original thereof. From time to time the Depositor may forward or cause to be forwarded to the Trustee or the Custodian additional original documents evidencing an assumption or modification of a Mortgage Loan. All Mortgage Loan documents held by the Trustee or the Custodian as to each Mortgage Loan are referred to herein as the "Trustee's Mortgage File."

     All recording required pursuant to this Section 2.04 shall be accomplished by and at the expense of the Depositor.

     Section 2.05 Acceptance by Trustee of the Trust Fund; Certain Substitutions; Certification by Trustee.

     (a) The Trustee agrees to execute and deliver on the Closing Date and on each Subsequent Transfer Date an acknowledgment of receipt (or if a Custodian has been appointed, a receipt by the Custodian) of, for each Mortgage Loan transferred and assigned to the Trustee on such date, the items listed in
Section 2.04 (a) through (f) above, in the form attached as Exhibit F, and declares that it will hold such documents and any amendments, replacements or supplements thereto, as well as any other assets included in the definition of Trust Fund and delivered to the Trustee or the Custodian, as Trustee in trust upon and subject to the conditions set forth herein for the benefit of the Certificateholders. The Trustee or Custodian (such Custodian being so obligated under a Custodial Agreement) agrees, for the benefit of the Certificateholders, to review (or cause to be reviewed) each Trustee's Mortgage File within 45 days after the Closing Date (or, with respect to any Subsequent Mortgage Loan or Qualified Substitute Mortgage Loan, within 45 days after the receipt by the Trustee or Custodian thereof) and to deliver to the Depositor, the Servicer and the Certificate Insurer a certification in the form attached hereto as Exhibit F-1 to the effect that, as to each Mortgage Loan listed in the related Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in such certification as not covered by such certification) and except as noted therein, (i) all documents required to be delivered to it pursuant to this Agreement are in its possession or in the possession of the Custodian on its behalf (other than items listed in Section 2.04(f) above), (ii) any and all documents delivered by the Depositor pursuant to Section 2.04 above have been reviewed by it or the Custodian on its behalf and have not been mutilated, damaged, torn or otherwise physically altered (handwritten additions, changes or corrections shall not constitute physical alteration if initialled by the Mortgagor) and relate to such Mortgage Loan,
(iii) based on its examination, or the examination of the Custodian on its behalf, and only as to the foregoing documents, the information set forth on the related Mortgage Loan Schedule accurately reflects the information set forth in the Trustee's Mortgage File and (iv) each Mortgage Note has been endorsed as provided in Section 2.04 above. The Trustee or Custodian shall be under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they are other than what they purport to be on their face. Within 375 days after the Closing Date, the Trustee shall deliver (or cause to be delivered by the Custodian, if any) to the Servicer, the Depositor and the Certificate Insurer a final certification in the form attached hereto as Exhibit G covering both the Initial Mortgage Loans and all Subsequent Mortgage Loans evidencing the completeness of the Trustee's Mortgage Files (other than items listed in Section 2.04(f) above). Following delivery of the Final Certification, the Trustee shall (or cause the Custodian to) provide to the Certificate Insurer, the Depositor and the Servicer no less frequently than quarterly, and the Servicer shall provide to the Certificate Insurer, no less frequently than quarterly, updated certifications indicating the then current status of exceptions, until all such exceptions have been eliminated.

     (b) If the Certificate Insurer, the Trustee or the Custodian, if any, on the Trustee's behalf during the process of reviewing the Trustee's Mortgage Files finds any document constituting a part of a Trustee's Mortgage File which is not executed, has not been received, is unrelated to the Mortgage Loan identified in the related Mortgage Loan Schedule, or does not conform to the requirements of
Section 2.04 above or the description thereof as set forth in the related Mortgage Loan Schedule, the Trustee, the Certificate Insurer or the Custodian (pursuant to the Custodial Agreement), as applicable, shall promptly so notify the Servicer, the Depositor, the Certificate Insurer, the Custodian and the Trustee. In performing any such review, the Trustee may conclusively rely on the Depositor as to the purported genuineness of any such document and any signature thereon. It is understood that the scope of the Trustee's review of the Mortgage Files is limited solely to confirming that the documents listed in Section 2.04 above (other than the items listed in Section 2.04(f) above) have been received and further confirming that any and all documents delivered pursuant to such
Section 2.04 have been executed and relate to the Mortgage Loans identified in the related Mortgage Loan Schedule. The Trustee shall have no responsibility for determining whether any document is valid and binding, whether the text of any assignment or endorsement is in proper or recordable form, whether any document has been recorded in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction. The Depositor agrees to use reasonable efforts to remedy a material defect in a document constituting part of a Trustee's Mortgage File of which it is so notified by the Trustee. If, however, within 60 days after the Trustee's or Custodian's notice to it respecting such defect the Depositor has not remedied the defect and the defect materially and adversely affects the interest of the Certificateholders in the related Mortgage Loan or the interests of the Certificate Insurer, the Depositor will on the Determination Date next succeeding the end of such 60 day period (i) substitute in lieu of such Mortgage Loan a Qualified Substitute Mortgage Loan in the manner and subject to the conditions set forth in Section 3.03 or (ii) purchase such Mortgage Loan at a purchase price equal to the Principal Balance of such Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest on such Mortgage Loan to but not including the Due Date in the Due Period most recently ended prior to such Determination Date computed at the Mortgage Rate plus the amount of any unreimbursed Servicing Advances made by the Servicer with respect to such Mortgage Loan, which purchase price shall be deposited in the Principal and Interest Account (after deducting therefrom any amounts received in respect of such repurchased Mortgage Loan and being held in the related Principal and Interest Account for future distribution to the extent such amounts represent recoveries of principal not yet applied to reduce the related Principal Balance or interest (net of the Servicing Fee) for the period from and after the Due Date in the Due Period most recently ended prior to such Determination Date). For purposes of calculating the Available Remittance Amount for any Remittance Date, amounts paid by the Depositor pursuant to this Section 2.05 in connection with the repurchase or substitution of any Mortgage Loan that are on deposit in the related Principal and Interest Account as of the Determination Date for such Remittance Date shall be deemed to have been paid during the related Due Period and shall be transferred to the Certificate Account pursuant to Section 5.04(i) on the Determination Date for such Remittance Date.

     (c) Upon receipt by the Trustee of a certification of a Servicing Officer of the Servicer of such substitution or purchase and the deposit of the amounts described above in the related Principal and Interest Account (which certification shall be in the form of Exhibit I), the

Trustee shall release (or cause to be released) to the Servicer for release to the Depositor the related Trustee's Mortgage File and shall execute, without recourse, representation or warranty, and deliver such instruments of transfer presented to it by the Servicer as shall be necessary to transfer such Mortgage Loan to the Depositor.

     On the Remittance Date in January of each year, the Trustee or the Custodian, if any, shall deliver to the Depositor, the Servicer and the Certificate Insurer a certification detailing all releases with respect to the Mortgage Loans for which the Trustee or the Custodian holds a Trustee's Mortgage File pursuant to this Agreement. Such certification shall be limited to a list of all Trustee's Mortgage Files which were released by or returned to the Trustee or the Custodian during the prior calendar year, the date of such release or return, the reason for such release or return, and the Person to whom the Trustee's Mortgage File was released and the Person who returned the Trustee's Mortgage File.

     Section 2.06 [Reserved].

     Section 2.07 Execution of Certificates.

     The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery of the Trustee's Mortgage Files to it and, concurrently with such delivery, has executed and caused to be authenticated and delivered to or upon the order of the Depositor, in exchange for the Mortgage Loans, the Trustee's Mortgage Files and the other assets included in the definition of the Trust Fund, Certificates in Authorized Denominations evidencing the entire ownership of the Trust Fund.

     Section 2.08 Fees and Expenses of the Trustee.

     Subject to Section 12.05 hereof, the fees and expenses of the Trustee hereunder including (i) the annual fees of the Trustee, payable annually in advance beginning on the Closing Date and on each anniversary thereof, (ii) any other fees, expenses, disbursements and advances to which the Trustee is entitled, and (iii) reimbursements to the Servicer for any advances made by the Servicer to the Trustee Expense Account pursuant to Section 6.03, shall be paid from the Trustee Expense Account in the manner set forth in Section 6.03; provided, however, that the Depositor shall be liable for any expenses of the Trust Fund incurred prior to the Closing Date. The fees due to the Trustee on the Closing Date pursuant to Section 2.08(i) above shall be paid by the Depositor on the Closing Date from its own funds.

     Section 2.09 Application of Principal and Interest.

     In the event that Net Liquidation Proceeds or Insurance Proceeds on a Liquidated Mortgage Loan are less than the related Principal Balance plus accrued interest thereon, or any Mortgagor makes a partial payment of any Monthly Payment due on a Mortgage Loan, such Net Liquidation Proceeds, Insurance Proceeds or partial payment shall be applied to payment of the related Mortgage Note as provided therein, and if not so provided or if the related Mortgaged Property has become an REO Property, first to interest accrued at the related Mortgage Rate and then to principal.

     Section 2.10 Conveyance of the Subsequent Mortgage Loans.

     (a) Subject to the conditions set forth in paragraph (b) below in consideration of the Trustee's delivery on the related Subsequent Transfer Dates to or upon the order of the Depositor of all or a portion of the balance of funds in the related Pre-Funding Account with respect to the related Sub-Pool, the Depositor shall on any Subsequent Transfer Date sell, transfer, assign, set over and convey without recourse to the Trustee but subject to the subordination described above in Section 2.01(b) above and the other terms and provisions of this Agreement all of the right, title and interest of the Depositor in and to
(i) the Subsequent Mortgage Loans identified on the related Mortgage Loan Schedule attached to the related Subsequent Transfer Instrument, delivered by the Depositor on such Subsequent Transfer Date, excepting the Depositor's Yield,
(ii) principal received and interest accruing on the Subsequent Mortgage Loans after the related Subsequent Cut-off Date and (iii) all items with respect to such Subsequent Mortgage Loans to be delivered pursuant to Section 2.04 above and the other items in the related Mortgage Files; provided, however, that the Depositor reserves and retains all right, title and interest in and to principal (including Prepayments, Curtailments and Excess Payments) received and interest accruing on the Subsequent Mortgage Loans on or prior to the related Subsequent Cut-off Date. The transfer to the Trustee by the Depositor of the Subsequent Mortgage Loans identified on the related Mortgage Loan Schedule shall be absolute and is intended by the Depositor, the Servicer, the Trustee and the Certificateholders to constitute and to be treated as a sale of the Subsequent Mortgage Loans by the Depositor to the Trust Fund.

     The purchase price paid by the Trustee from amounts released from the Pre-Funding Account shall be one-hundred percent (100%) of the aggregate principal balances of the Subsequent Mortgage Loans so transferred. This Agreement shall constitute a fixed-price purchase contract in accordance with Section 860G(a)(3)(A)(ii) of the Code.

     (b) The Depositor shall transfer to the Trustee the Subsequent Mortgage Loans and the other property and rights related thereto described in Section
2.10 (a) above, and the Trustee shall release funds from the related Pre-Funding Account, only upon the satisfaction of each of the following conditions on or prior to the related Subsequent Transfer Date:

          (i) except with respect to the first conveyance of Subsequent Mortgage Loans to the Trustee, the Depositor shall have provided the Trustee and the Certificate Insurer with a timely Addition Notice and shall have provided any information reasonably requested by the Trustee or the Certificate Insurer with respect to the Subsequent Mortgage Loans;

          (ii) the Depositor shall have delivered to the Trustee a duly executed Subsequent Transfer Instrument, which shall include a Mortgage Loan Schedule, listing the Subsequent Mortgage Loans;

          (iii) as of each Subsequent Transfer Date, the Depositor shall not be insolvent nor shall it have been made insolvent by such transfer nor shall it be aware of any pending insolvency;

          (iv) such sale and transfer shall not result in a material adverse tax consequence to the Trust Fund or the Certificateholders;

          (v) the Funding Period shall not have terminated;

          (vi) the Depositor shall have delivered to the Trustee an Officer's Certificate, substantially in the form of Exhibit V, confirming the satisfaction of each condition precedent and representations specified in this Section 2.10(b), and Section 2.10(c) with respect to Sub-Pool 1, and
     Section 2.10(d) with respect to Sub-Pool 2 below in the related Subsequent Transfer Instrument;

          (vii) the Depositor shall have delivered to the Trustee and the Certificate Insurer Opinions of Counsel addressed to the Certificate Insurer, Moody's, S&P and the Trustee with respect to the transfer of the Subsequent Mortgage Loans substantially in the form of the Opinions of Counsel delivered to the Certificate Insurer and the Trustee on the Closing Date regarding certain bankruptcy and corporate matters; and

          (viii) the Trustee shall have delivered to the Certificate Insurer and the Depositor an Opinion of Counsel addressed to the Depositor, Moody's, S&P and the Certificate Insurer with respect to the Subsequent Transfer Instrument substantially in the form of the Opinion of Counsel delivered to the Certificate Insurer and the Depositor on the Closing Date regarding certain corporate matters relating to the Trustee.

     (c) Any conveyance of Sub-Pool 1 Subsequent Mortgage Loans on a Sub-Pool 1 Subsequent Transfer Date is subject to the following representations and warranties of the Depositor: (i) each Sub-Pool 1 Subsequent Mortgage Loan must satisfy the representations and warranties specified in the Sub-Pool 1 Subsequent Transfer Instrument and this Agreement; (ii) the Depositor will not select such Subsequent Mortgage Loans in a manner that it believes is adverse to the interests of the Certificateholders; (iii) the Depositor will deliver certain opinions of counsel with respect to the validity of the conveyance of such Subsequent Mortgage Loans; (iv) as of the respective Subsequent Cut-off Date, the Sub-Pool 1 Subsequent Mortgage Loans will satisfy the following criteria: (A) such Subsequent Mortgage Loan may not be 30 or more days contractually delinquent as of the related Subsequent Cut-off Date; (B) the original term to maturity of such Subsequent Mortgage Loan will not be less than 120 months and will not exceed 360 months; (C) such Subsequent Mortgage Loan may not provide for negative amortization; (D) such Subsequent Mortgage Loan will have a Mortgage Rate not less than

8.50%; (E) such Subsequent Mortgage Loan will be underwritten in accordance with the criteria set forth under "The Depositor--Underwriting Criteria--Sub-Pool 1" in the Prospectus; (F) such Subsequent Mortgage Loan will have been serviced by the Servicer since origination or purchase by the Depositor; (G) such Subsequent Mortgage Loan will not have a Combined Loan-to-Value Ratio greater than 90%; and
(H) such Subsequent Mortgage Loans will have (1) as of the end of the Sub-Pool 1 Funding Period, a weighted average number of months since origination of not over 4 months and (2) not over 20% by aggregate principal balance with a first payment date in July 1997. In addition, following the purchase of any Sub-Pool 1 Subsequent Mortgage Loan by the Trust Fund, the Sub-Pool 1 Mortgage Loans (including the Sub-Pool 1 Subsequent Mortgage Loans) as of the end of the Sub-Pool 1 Funding Period will: (i) have a weighted average Mortgage Rate of at least 11.00%; (ii) have a weighted average remaining term to stated maturity of not more than 277 months and not less than 172 months; (iii) have a weighted average Combined Loan-to-Value Ratio of not more than 82%; (iv) have not in excess of 55% by aggregate principal balance of Sub-Pool 1 Mortgage Loans that are Balloon Mortgage Loans; (v) have no Sub-Pool 1 Mortgage Loan with a principal balance in excess of $850,000; (vi) not have in excess of 15% by aggregate principal balance of Sub-Pool 1 Mortgage Loans secured by non-owner occupied Mortgaged Properties; (vii) not have a concentration of Mortgaged Properties in a single zip code in excess of 4% by aggregate principal balance of Sub-Pool 1 Mortgage Loans; (viii) not have in excess of 5% by aggregate principal balance of Sub-Pool 1 Mortgage Loans secured by Mortgaged Properties that are condominiums; (ix) have at least 71% by aggregate principal balance of Sub-Pool 1 Mortgage Loans secured by fee simple interests in attached or detached Single Family Properties (including units in de minimis PUDs) and (x) not have in excess of 10% by aggregate principal balance of Sub-Pool 1 Mortgage Loans secured by Multifamily Properties and Mixed Use Properties. The Certificate Insurer may, in its reasonable discretion, reject for purchase by the Trust Fund a proposed Sub-Pool 1 Subsequent Mortgage Loan which the Certificate Insurer reasonably believes would adversely affect the interests of the Certificateholders in the Mortgage Pool if included therein; provided that the Certificate Insurer may, in its reasonable discretion, choose to accept such proposed Sub-Pool 1 Mortgage Loan for purchase upon the Depositor depositing an amount in the Reserve Account determined by the Certificate Insurer with respect to such proposed Sub-Pool 1 Subsequent Mortgage Loan. In the sole discretion of the Certificate Insurer, Sub-Pool 1 Subsequent Mortgage Loans with characteristics varying from those set forth in this paragraph may be purchased by the Trust Fund; provided, however, that the addition of such Mortgage Loans will not materially affect the aggregate characteristics of Sub-Pool 1.

     (d) Any conveyance of Sub-Pool 2 Subsequent Mortgage Loans on a Sub-Pool 2 Subsequent Transfer Date is subject to the following representations and warranties of the Depositor: (i) each Subsequent Mortgage Loan must satisfy the representations and warranties specified in the Sub-Pool 2 Subsequent Transfer Instrument and this Agreement; (ii) the Depositor will not select such Subsequent Mortgage Loans in a manner that it believes is adverse to the interests of the Certificateholders; (iii) the Depositor will deliver certain opinions of counsel with respect to the validity of the conveyance of such Subsequent Mortgage Loans; (iv) as of the respective Subsequent Cut-off Date the Sub-Pool 2 Subsequent Mortgage Loans will satisfy the following criteria: (A) such Sub-Pool 2 Subsequent Mortgage Loan may not be 30 or more days contractually delinquent as of the related Sub-Pool 2 Subsequent Cut-off Date; (B) the original term to maturity of such Sub-Pool 2 Subsequent Mortgage Loan will not be less than 180 months and will not exceed 360 months;
(C) such Subsequent Mortgage Loan may not provide for negative amortization; (D) such Subsequent Mortgage Loan will have a Gross Margin not less than 3.00%; (E) such Subsequent Mortgage Loan will be underwritten in accordance with the criteria set forth under "The Depositor--Underwriting Criteria--Sub-Pool 2" in the Prospectus; (F) such Subsequent Mortgage Loan will have been serviced by the Servicer since origination or purchase by the Depositor; (G) such Subsequent Mortgage Loan will not have a Loan-to-Value Ratio greater than 90%; and (H) such Subsequent Mortgage Loans will have (1) as of the end of the Sub-Pool 2 Funding Period, a weighted average number of months since origination of not over 4 months and (2) not over 20% by aggregate principal balance with a first payment date in July 1997. In addition, following the purchase of any Sub-Pool 2 Subsequent Mortgage Loan by the Trust Fund, the Sub-Pool 2 Mortgage Loans (including the Sub-Pool 2 Subsequent Mortgage Loans) as of the end of the Sub-Pool 2 Funding Period will: (i) have a weighted average Gross Margin of at least 5.60% and a weighted average coupon of at least 9.70%; (ii) have a weighted average remaining term to stated maturity of not more than 359 months and not less than 357 months; (iii) have a weighted average Loan-to-Value Ratio of not more than 82%; (iv) have no Sub-Pool 2 Mortgage Loan with a principal balance in excess of $850,000; (v) not have in excess of 10% by aggregate principal balance of Sub-Pool 2 Mortgage Loans secured by non-owner occupied Mortgaged Properties; (vi) not have a concentration of Mortgaged Properties in a single zip code in excess of 5% by aggregate principal balance of Sub-Pool 2 Mortgage Loans; (vii) not have in excess of 5% by aggregate principal balance of Sub-Pool 2 Mortgage Loans secured by Mortgaged Properties that are condominiums;
(viii) have at least 76% by aggregate principal balance of Sub-Pool 2 Mortgage Loans secured by fee simple interests in attached or detached Single Family Properties (including units in de minimis PUDs) and (ix) will not be secured by Multifamily Properties or Mixed Use Properties. The Certificate Insurer may, in its reasonable discretion, reject for purchase by the Trust Fund a proposed Sub-Pool 2 Subsequent Mortgage Loan which the Certificate Insurer reasonably believes would adversely affect the interests of the Certificateholders in the Mortgage Pool if included therein; provided that the Certificate Insurer may, in its reasonable discretion, choose to accept such proposed Sub-Pool 2 Mortgage Loan for purchase upon the Depositor depositing an amount in the Reserve Account determined by the Certificate Insurer with respect to such proposed Sub-Pool 2 Subsequent Mortgage Loan. In the sole discretion of the Certificate Insurer, Sub-Pool 2 Subsequent Mortgage Loans with characteristics varying from those set forth in this paragraph may be purchased by the Trust Fund; provided, however, that the addition of such Sub-Pool 2 Mortgage Loans will not materially affect the aggregate characteristics of Sub-Pool 2.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     Section 3.01 Representations of the Depositor.

     The Depositor hereby represents and warrants to the Trustee, the Certificate Insurer and the Certificateholders as of the Closing Date:

     (a) The Depositor is a federally chartered stock savings bank, duly organized, validly existing and in good standing under the laws of the United States and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each Mortgaged Property State if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Depositor and perform its obligations as Depositor hereunder; the Depositor has the power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Depositor and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action; this Agreement evidences the valid, binding and enforceable obligation of the Depositor; and all requisite action has been taken by the Depositor to make this Agreement valid, binding and enforceable upon the Depositor in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium and other, similar laws relating to or affecting creditors' rights generally or the application of equitable principles in any proceeding, whether at law or in equity;

     (b) All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any federal, state or other governmental authority or agency (other than any such actions, approvals, etc. under any state securities laws, real estate syndication or "Blue Sky" statutes, as to which the Depositor makes no such representation or warranty), that are necessary in connection with the purchase and sale of the Certificates and the execution and delivery by the Depositor of the documents to which it is a party, have been duly taken, given or obtained, as the case may be, are in full force and effect, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement and the other documents on the part of the Depositor and the performance by the Depositor of its obligations as Depositor or Servicer under this Agreement and such of the other documents to which it is a party;

     (c) The consummation of the transactions contemplated by this Agreement will not result in the breach of any terms or provisions of the charter or by-laws of the Depositor or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any material agreement, indenture or loan or credit agreement or other material instrument to which the Depositor or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Depositor or its property is subject;

     (d) Neither this Agreement nor the Prospectus nor any statement, report or other document prepared by the Depositor and furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading;

     (e) There is no action, suit, proceeding or investigation pending or, to the best of the Depositor's knowledge, threatened against the Depositor which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Depositor or in any material impairment of the right or ability of the Depositor to carry on its business substantially as now conducted, or in any material liability on the part of the Depositor or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Depositor contemplated herein, or which would be likely to impair materially the ability of the Depositor to perform under the terms of this Agreement;

     (f) The Depositor is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Depositor or its properties or might have consequences that would materially and adversely affect its performance hereunder;

     (g) Upon the receipt of each Trustee's Mortgage File by the Trustee under this Agreement, the Trustee will have good title on behalf of the Trust Fund to each Mortgage Loan (other than the Depositor's Yield and amounts received on or after the Cut-off Date in the case of Initial Mortgage Loans or on or after a Subsequent Cut-off Date in the case of Subsequent Mortgage Loans in respect of interest accrued on the Mortgage Loans prior to the Cut-off Date or prior to the Subsequent Cut-off Date, as the case may be) and such other items comprising the corpus of the Trust Fund free and clear of any lien (other than liens which will be simultaneously released);

     (h) The transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Depositor pursuant to this Agreement are not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction;

     (i) The origination and collection practices used by the Depositor with respect to each Mortgage Note and Mortgage have been in all material respects legal, proper, prudent and customary in the first and second mortgage origination and servicing business with respect to Sub-Pool 1, and legal, proper, prudent and customary in the first mortgage origination and servicing business with respect to Sub-Pool 2; and

     (j) Considering the size of each Pre-Funding Account and the frequency of prepayments, defaults, "fall-out" due to the borrower choosing another lender or exercising its right of rescission, defective documentation and other circumstances that would disqualify a mortgage loan from being purchased as a Subsequent Mortgage Loan hereunder, the mortgage loans listed on each Proposed Subsequent Mortgage Loan Schedule do not represent an unreasonably large pool of mortgage loans from which to obtain the majority of the related Subsequent Mortgage Loans.

     Section 3.02 Individual Mortgage Loans.

     (a) With respect to the Mortgage Loans, the Depositor hereby represents and warrants to the Trustee, the Certificate Insurer and the Certificateholders, with respect to each Initial Mortgage Loan, as of the Closing Date, and with respect to each Subsequent Mortgage Loan, as of the related Subsequent Transfer Date the following, subject to Section 2.10(c) and 2.10(d) above and modified to the extent stated therein in the case of Subsequent Mortgage Loans:

          (i) The information with respect to each Mortgage Loan set forth in the related Mortgage Loan Schedule is true and correct;

          (ii) All of the original or certified documentation required to be delivered by the Depositor to the Trustee or to the Custodian on the Closing Date or a Subsequent Transfer Date or as otherwise provided in
     Section 2.04 above has or will be so delivered as provided;

          (iii) Each Mortgaged Property is improved by a Single Family Property, Multifamily Property or Mixed Use Property, which, to the best of the Depositor's knowledge, does not include cooperatives or mobile homes and does not constitute other than real property under state law. To the best of the Depositor's knowledge, no Mortgaged Property is a manufactured housing unit, as defined in the FNMA/FHLMC Seller-Servicer's Guide;

          (iv) Each Mortgage Loan is being serviced by the Servicer or one or more Subservicers;

          (v) Except with respect to liens released immediately prior to the transfer herein contemplated, immediately prior to the transfer and assignment herein contemplated, the Depositor held good and indefeasible title to, and was the sole owner of, each Mortgage Loan subject to no liens, charges, mortgages, encumbrances or rights of others; and immediately upon the transfer and assignment herein contemplated, the Trustee will hold good and indefeasible title to, and be the sole owner of, each Mortgage Loan subject to no liens, charges, mortgages, encumbrances or rights of others;

          (vi) There is no delinquent tax or assessment lien on any Mortgaged Property, and each Mortgaged Property is free of material damage and is in average repair;

          (vii) The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

          (viii) There is no mechanics' lien or claim for work, labor or material affecting any Mortgaged Property which is or may be a lien prior to, or equal with, the lien of such Mortgage except those which are insured against by the title insurance policy referred to in Section 3.02(a)(x) below;

          (ix) Each Mortgage Loan at the time it was made complied in all material respects with applicable state and federal laws and regulations, including, without limitation, usury, equal credit opportunity and disclosure laws;

          (x) With respect to each Mortgage Loan, a written commitment for a lender's title insurance policy, issued in standard American Land Title Association or California Land Title Association form, or other form acceptable in a particular jurisdiction, by a title insurance company authorized to transact business in the state in which the related Mortgaged Property is situated, together with a condominium endorsement, if applicable, in an amount at least equal to the original Principal Balance of such Mortgage Loan insuring the mortgagee's interest under the related Mortgage Loan as the holder of a valid first or second mortgage lien of record with respect to Sub-Pool 1, or a valid first mortgage lien of record with respect to Sub-Pool 2, on the real property described in the Mortgage, subject only to exceptions of the character referred to in Section 3.02(a)(v) above, was effective on the date of the origination of such Mortgage Loan, and, as of the Closing Date, such commitment will be valid and thereafter the policy issued pursuant to such commitment shall continue in full force and effect. With respect to each Mortgage Loan, the mortgagee is the sole named insured of such mortgage title insurance policy, and such mortgage title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of the Trustee upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such mortgage title insurance policy and no prior holder of the related Mortgage, including the mortgagee, has done, by act or omission, anything that would impair the coverage of such mortgage title insurance policy;

          (xi) The improvements upon each Mortgaged Property are covered by a valid and existing hazard insurance policy with a generally acceptable carrier that provides for fire and extended coverage representing coverage described in Sections 5.07 and 5.08;

          (xii) A flood insurance policy is in effect with respect to each Mortgaged Property with a generally acceptable carrier in an amount representing coverage described in Sections 5.07 or 5.08, if and to the extent required by such Section 5.07 or 5.08;

          (xiii) Each Mortgage and Mortgage Note is the legal, valid and binding obligation of the maker thereof and is enforceable in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law), and all parties to each Mortgage Loan had full legal capacity to execute all Mortgage Loan documents and convey the estate therein purported to be conveyed;

          (xiv) The Depositor has caused or will cause to be performed any and all acts required to be performed to preserve the rights and remedies of the Trustee in any insurance policies applicable to the Mortgage Loans including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of co-insured, joint loss payee and mortgagee rights in favor of the Trustee;

          (xv) The terms of the Mortgage Note and the Mortgage have not been impaired, altered or modified in any material respect, except by a written instrument which has been recorded or is in the process of being recorded, if necessary, to protect the interest of the Certificateholders and which has been or will be delivered to the Trustee or the Custodian. The substance of any such alteration or modification is reflected on the related Mortgage Loan Schedule. Each original Mortgage was recorded, and all subsequent assignments of the original Mortgage have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Depositor (or, subject to Section 2.04 above, are in the process of being recorded, or are, in the Opinion of Counsel to the Depositor, not required to be recorded);

          (xvi) No instrument of release or waiver has been executed in connection with the Mortgage Loan, and no Mortgagor has been released, in whole or in part;

          (xvii) There are no defaults in complying with the terms of the Mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. Except for payments in the nature of escrow payments, including without limitation, taxes and insurance payments, the Servicer has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required by the Mortgage, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage proceeds, whichever is greater, to the day which precedes by one month the Due Date of the first installment of principal and interest;

          (xviii) There is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property, nor is such a proceeding currently occurring, and such property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended;

          (xix) To the best of the Depositor's knowledge, all of the improvements which were included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property, and no improvements on adjoining properties encroach upon the Mortgaged Property;

          (xx) To the best of the Depositor's knowledge, no improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation. To the best of the Depositor's knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities and the Mortgaged Property is lawfully occupied under applicable law;

          (xxi) The proceeds of the Mortgage Loan have been fully disbursed, and there is no obligation on the part of the mortgagee to make future advances thereunder. Any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing or recording the Mortgage Loans were paid;

          (xxii) Except with respect to certain of the Sub-Pool 1 Multifamily Loans and Sub-Pool 1 Mixed Use Loans, the related Mortgage Note is not and has not been secured by any collateral, pledged account or other security except the lien of the corresponding Mortgage and, in the case of such Sub-Pool 1 Multifamily Loans and Sub-Pool 1 Mixed Use Loans, the related Assignment of Leases and UCC financing statements, if any.

          (xxiii) No Mortgage Loan was originated under a buydown plan;

          (xxiv) There is no obligation on the part of the Depositor or any other party to make payments in addition to those made by the Mortgagor;

          (xxv) With respect to each Mortgage constituting a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Certificateholders to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

          (xxvi) No Mortgage Loan has a shared appreciation feature, or other contingent interest feature. No Mortgage Loan provides for deferred interest or negative amortization. No Sub-Pool 2 Mortgage Loan requires or permits the Mortgagor to convert the Mortgage Rate to a fixed rate;

          (xxvii) All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2)(A) organized under the laws of such state, or (B) qualified to do business in such state, or (C) federal savings and loan associations or national banks having principal offices in such state, or (D) not doing business in such state so as to require qualification or licensing;

          (xxviii) The Mortgage contains a customary provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event the related Mortgaged Property is sold without the prior consent of the mortgagee thereunder;

          (xix) Any future advances made prior to (and excluding) the Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the related Mortgage Loan Schedule. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan. The Mortgage Note does not permit or obligate the Servicer to make future advances to the Mortgagor at the option of the Mortgagor;

          (xxx) The related Mortgage contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including, (a) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (b) otherwise by judicial foreclosure. There is no homestead or other exemption available to the Mortgagor which would materially interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage except as set forth in the Prospectus;

          (xxxi) There is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; and neither the Servicer nor the Depositor has waived any default, breach, violation or event of acceleration;

          (xxxii) All parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage have been duly and properly executed by such parties;

          (xxxiii) All amounts received after the Cut-off Date with respect to the Mortgage Loans (other than the Depositor's Yield and amounts in respect of interest accrued on the Mortgage Loans on or prior to the Cut-off Date) have been deposited into the Principal and Interest Account and are, as of the Closing Date, in the Principal and Interest Account;

          (xxxiv) Each Mortgage Loan conforms, and all such Mortgage Loans in the aggregate conform, to the description thereof set forth in the Prospectus;

          (xxxv) The Mortgage Loans were not selected by the Depositor for inclusion in the Trust Fund on any basis intended to adversely affect the Trust Fund;

          (xxxvi) A full appraisal was performed in connection with each Mortgaged Property;

          (xxxvii) As of the Cut-off Date, the Depositor does not know or have reason to know of any circumstances that would cause any Mortgagor to default under its Mortgage Loan or the related Mortgage Note;

          (xxxviii) As of the Cut-Off Date, with respect to any Mortgaged Property, the Depositor has no actual knowledge that there exist any hazardous substances, hazardous wastes or solid wastes, as such terms are defined in CERCLA, or other federal, state or local environmental legislation; and

          (xxxix) With respect to each Mortgaged Property subject to a land trust (a "Land Trust Mortgage") (i) a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named as such in the land trust agreement and such trustee is named in the Land Trust Mortgage as Mortgagor; (ii) all fees and expenses of the land trustee which have previously become due on owing have been paid and no fees or expenses are or will become payable by the Certificateholders or the Trust to the land trustee under the land trust agreement; (iii) the beneficiary is solely obligated to pay any fees and expenses of the land trustee and the priority of the lien of the Land Trust Mortgage is not and will not be primed by the land trustee; (iv) if the Mortgaged Property is Owner-Occupied, the Mortgaged Property is occupied by the beneficiary under the land trust agreement and, if such land trust agreement terminates, the beneficiary will become the owner of the Mortgaged Property; (v) the beneficiary is obligated to make payments under the Note and will have personal liability for deficiency judgments to the extent permitted by law; (vi) the Land Trust Mortgages were made in compliance with their respective land trust agreements, were validly entered into by their respective land trust trustee and did not, do not currently, and will not in the future, violate any provision of their respective land trust agreement, nor any agreement between or amongst the beneficiaries of any one land trust; (vii) the Land Trust Mortgages are the first (or in the case of Sub-Pool 1, first or second) liens on the Mortgaged Properties; no liens are in place against the beneficial interests, or any part thereof of any Land Trust Mortgage or collateral assignment of beneficial interest, which liens are superior to the interest held by the Seller; and the beneficial interest, or any part thereof, of any Land Trust Mortgage or collateral assignment of beneficial interest has not been pledged as security for any other debt; and the land trust trustee is forbidden, pursuant to a written agreement between the land trust trustee and the Mortgagee, from using the land trust property, or any part, as security for any other debt until the expiration date of its respective Note; and
     (viii) the terms and conditions of the land trust agreement do not prevent the free and absolute marketability of the Mortgaged Property. As of the Cut-off Date, the Principal Balance of Land Trust Mortgage Loans with related Mortgaged Properties subject to land trusts does not exceed 20% of the Original Pool Principal Balance.

          (xxxx) As of the Cut-off Date, no more than 5% of the Original Pool Principal Balance are Mortgage Properties located in Maryland subject to ground leases.

     (b) With respect to the Sub-Pool 1 Mortgage Loans, the Depositor hereby represents and warrants to the Trustee, the Certificate Insurer and the Certificateholders, with respect to each Sub-Pool 1 Initial Mortgage Loan, as of the Closing Date, and with respect to each Sub-Pool 1 Subsequent Mortgage Loan, as of the related Subsequent Transfer Date the following, subject to Section 2.10(c) above and modified to the extent stated therein in the case of Sub-Pool 1 Subsequent Mortgage Loans; provided, however, that in the case of the Subsequent Mortgage Loans, reference to the "Original Sub-Pool 1 Principal Balance" shall mean the Original Sub-Pool 1 Principal Balance plus the aggregate principal balance of the Sub- Pool 1 Subsequent Mortgage Loans as of the end of the Funding Period:

          (i) The Mortgage Note related to each Mortgage Loan bears a fixed Mortgage Rate;

          (ii) Mortgage Loans constituting approximately 41.18% of the Original Sub-Pool 1 Principal Balance are balloon loans which will provide for a final Monthly Payment substantially greater than the preceding Monthly Payments. All of such balloon loans provide for Monthly Payments based on either a 25-year or 30-year amortization schedule with a final balloon payment at the end of the 15th year. Each other Mortgage Note will provide for a schedule of substantially equal Monthly Payments which are, if timely paid, sufficient to fully amortize the principal balance of such Mortgage Note on or before its maturity date;

          (iii) Each Mortgage is a valid and subsisting first or second lien of record on the Mortgaged Property subject, in the case of any second Mortgage Loan, only to a First Lien on such Mortgaged Property and subject in all cases to the exceptions to title set forth in the title insurance policy, with respect to the related Mortgage Loan, which exceptions are generally acceptable to second mortgage lending companies, and such other exceptions to which similar properties are commonly subject and which do not individually, or in the aggregate, materially and adversely affect the benefits of the security intended to be provided by such Mortgage;

          (iv) No more than 0.77% of the Original Sub-Pool 1 Principal Balance is secured by Mortgaged Properties located within any single zip code area;

          (v) At least 92.68% of the Original Sub-Pool 1 Principal Balance is secured by Mortgage Properties that are maintained by the Mortgagors as primary residences, and at least 93.73% of the Original Sub-Pool 1 Principal Balance is secured by Owner Occupied Mortgaged Property;

          (vi) With respect to each Mortgage Loan secured by a second priority lien, the related First Lien requires equal monthly payments, or if it bears an adjustable interest rate, the monthly payments for the related First Lien may be adjusted no more frequently than monthly; with respect to substantially all of the Mortgage Loans secured by a second priority lien, at the time of the origination of the Mortgage Loan the related First Lien was at least 12 months old and at least 11 Monthly Payments had been made by the Mortgagor;

          (vii) Either (a) no consent for the Mortgage Loan is required by the holder of the related First Lien or (b) such consent has been obtained and is contained in the Mortgage File;

          (viii) With respect to any First Lien that provides for negative amortization or deferred interest, the balance of such First Lien used to calculate the CLTV for the Mortgage Loan is based on the maximum amount of negative amortization or deferred interest possible under such First Lien;

          (ix) The maturity date of each Mortgage Loan secured by a second priority lien is prior to the maturity date of the related First Lien if such First Lien provides for a balloon payment, except if the CLTV does not exceed 55%;

          (x) Approximately 68.86% of the Original Sub-Pool 1 Principal Balance was originated and underwritten by the Depositor and the remainder of the Mortgage Loans were purchased and re-underwritten by the Depositor in accordance with the underwriting criteria set forth in the Prospectus;

          (xi) The Mortgage Rate is not less than 8.500% and not more than 16.000%;

          (xii) As of the Cut-off Date, no payment on any Mortgage Loan is 30 days or more delinquent (two or more payments missed). Two Sub-Pool 1 Mortgage Loans secured by Single Family Properties and one Sub-Pool 1 Mortgage Loan secured by a Multifamily Property have been contractually delinquent for thirty days (two payments missed) on one occasion prior to the Cut-off Date; and

          (xiii) Approximately 86.72% of the Original Sub-Pool 1 Principal Balance is secured by attached or detached one-family dwelling units; approximately 0.56% of the Original Sub-Pool 1 Principal Balance is secured by units in condominiums. No more than approximately 9.60% of the Original Sub-Pool 1 Principal Balance is secured by dwelling units in two- to four-family dwelling units; approximately 15.64% of the Original Sub-Pool 1

     Principal Balance will be secured by investor properties. Approximately 1.59% of the Original Sub-Pool 1 Principal Balance is secured by Multifamily Properties, and no more than approximately 1.53% of the Original Sub-Pool 1 Principal Balance is secured by Mixed Use Properties.

     (c) With respect to the Sub-Pool 2 Mortgage Loans, the Depositor hereby represents and warrants to the Trustee, the Certificate Insurer and the Certificateholders, with respect to each Sub-Pool 2 Initial Mortgage Loan, as of the Closing Date, and with respect to each Sub-Pool 2 Subsequent Mortgage Loan, as of the related Subsequent Transfer Date the following, subject to Section 2.10(d) above and modified to the extent stated therein in the case of Sub-Pool 2 Subsequent Mortgage Loans; provided, however, that in the case of the Subsequent Mortgage Loans, reference to the "Original Sub-Pool 2 Principal Balance" shall mean the Original Sub-Pool 2 Principal Balance plus the aggregate principal balance of the Sub- Pool 2 Subsequent Mortgage Loans as of the end of the Funding Period:

          (i) None of the Mortgage Loans are balloon loans. Approximately 4.24% of the Original Sub-Pool 2 Principal Balance is subject to a One Year Treasury Index, and approximately 95.76% of the Original Sub-Pool 2 Principal Balance is subject to a Six- Month LIBOR Index. With respect to each Mortgage Loan on each Adjustment Date, the Mortgage Rate will be adjusted to equal the related Index plus the Gross Margin, rounded to the nearest 0.125%, subject to the related Periodic Rate Cap, the Maximum Mortgage Rate and the Minimum Mortgage Rate. Under each Mortgage Note, interest is payable in arrears. The Mortgage Loans have a Mortgage Rate subject to annual or semiannual adjustment after an initial six-month or twenty-four month period. Each Mortgage Loan has an original term to maturity from the date on which the first Monthly Payment is due of 360 months;

          (ii) Each Mortgage is a valid and subsisting first lien of record on the Mortgaged Property subject in all cases to the exceptions to title set forth in the title insurance policy, and such other exceptions to which similar properties are commonly subject and which do not individually, or in the aggregate, materially and adversely affect the benefits of the security intended to be provided by such Mortgage;

          (iii) No more than 2.78% of the Original Sub-Pool 2 Principal Balance is secured by Mortgaged Properties located within any single zip code area;

          (iv) 95.82% of the Original Sub-Pool 2 Principal Balance is secured by Mortgaged Properties that are maintained by the Mortgagors as primary residences, and at least 96.51% of the Original Sub-Pool 2 Principal Balance is secured by Owner Occupied Mortgaged Property;

          (v) Approximately 89.18% of the Original Sub-Pool 2 Principal Balance is secured by attached or detached one-family dwelling units; approximately 0.33% of the Original Sub-Pool 2 Principal Balance is secured by units in condominiums. No more than approximately 10.49% of the Original Sub-Pool 2 Principal Balance is secured by dwelling units two- to four-family dwelling units; approximately 12.62% of the Original Sub-Pool 2 Principal Balance will be secured by investor properties. None of the Sub-Pool 2 Mortgage Loans are secured by Multifamily Properties or Mixed Use Properties.

          (vi) With respect to each Mortgage Loan, no loan junior in lien priority to such Mortgage Loan and secured by the related Mortgaged Property was originated by the Depositor at the time of origination of such Mortgage Loan;

          (vii) The Gross Margins on the Mortgage Loans range from 3.250% to 9.250% and the weighted average Gross Margin as of the Cut-off Date is approximately 6.103%;

          (viii) Approximately 61.60% of the Original Sub-Pool 2 Principal Balance were originated and underwritten by the Depositor and the remainder of the Mortgage Loans were purchased and re-underwritten by the Depositor in accordance with the underwriting criteria set forth in the Prospectus;

          (ix) The Mortgage Rates borne by the Mortgage Loans as of the Cut-off Date range from 7.875% per annum to 13.625% per annum and the weighted average Mortgage Rate as of the Cut-off Date is 10.275% per annum;

          (x) Each Mortgage Loan that was originated on or after February 28, 1996 has an initial or next Adjustment Date no later than March 1, 1999;

          (xi) Each Mortgage Loan bears interest based on a 360-day year consisting of twelve 30-day months; and

          (xii) As of the Cut-off Date, no payment on any Mortgage Loan is 30 days or more delinquent (two or more payments missed). One Mortgage Loan has been contractually delinquent (two payments missed) on one occasion prior to the Cut-off Date.

     Section 3.03 Purchase and Substitution.

     It is understood and agreed that the representations and warranties set forth in Sections 3.01 and 3.02 above with respect to the related Sub-Pool shall survive the transfer and assignment of the Mortgage Loans to the Trustee and delivery of the Certificates to the Certificateholders. Upon discovery by the Depositor, the Servicer, any Subservicer, the Custodian, the Trustee, the Certificate Insurer or any Certificateholder of a breach of any of such representations and warranties which materially and adversely affects the value of Mortgage Loans or the interest of the Certificateholders, or which materially and adversely affects the interests of the Certificate Insurer or the Certificateholders in the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan (notwithstanding that such representation and warranty was made to the Depositor's best knowledge), the party discovering such breach shall give prompt written notice to the others. The Depositor shall either (a) within 60 days of the earlier of its discovery or its receipt of notice of any breach of a representation or warranty, promptly cure such breach in all material respects, or (b) on the Determination Date next succeeding the end of the 60 day period described in clause (a), either (1) purchase such Mortgage Loan, in the manner and at the price specified in Section 2.05(b) above or (2) remove such Mortgage Loan from the Trust Fund (in which case it shall become a Deleted Mortgage Loan) and substitute one or more Qualified Substitute Mortgage Loans, provided such substitution is effected not later than the date which is two years after the Startup Day or at such later date, if the Depositor delivers to the Trustee and the Certificate Insurer an Opinion of Counsel that such substitution would not constitute a prohibited transaction under the REMIC Provisions or cause the Trust Fund REMIC to fail to qualify as a REMIC at any time any Certificates are outstanding. Any such substitution shall be accompanied by payment by the Depositor of the Substitution Adjustment, if any, to be deposited in the related Principal and Interest Account. For purposes of calculating the Available Remittance Amount for any Remittance Date, amounts paid by the Depositor pursuant to this Section 3.03 in connection with the repurchase or substitution of any Mortgage Loan that are on deposit in the related Principal and Interest Account as of the Determination Date for such Remittance Date shall be deemed to have been paid during the related Due Period and shall be transferred to the Certificate Account pursuant to Section 5.04(i) on the Determination Date for such Remittance Date.

     As to any Deleted Mortgage Loan for which the Depositor substitutes a Qualified Substitute Mortgage Loan or Loans, the Servicer shall effect such substitution by delivering to the Trustee a certification in the form attached hereto as Exhibit I, executed by a Servicing Officer, and the documents constituting the Trustee's Mortgage File for such Qualified Substitute Mortgage Loan or Loans.

     The Servicer shall deposit in the related Principal and Interest Account all payments received in connection with such Qualified Substitute Mortgage Loan or Loans after the date of such substitution. Monthly Payments received with respect to Qualified Substitute Mortgage Loans on or before the date of substitution will be retained by the Depositor. The Trust Fund will own all payments received on the Deleted Mortgage Loan on or before the date of substitution, and the Depositor shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan. The Servicer shall give written notice to the Trustee and the Certificate Insurer that such substitution has taken place and shall amend the related Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Qualified Substitute Mortgage Loan. The Servicer shall promptly deliver to the Trustee a copy of the related amended Mortgage Loan Schedule. Upon such substitution, such Qualified Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and the Depositor shall be deemed to have made with respect to such Qualified Substitute Mortgage Loan or Loans, as of the date of substitution, the covenants, representations and warranties set forth in Sections 3.01 and 3.02 above. On the date of such substitution, the Depositor will remit to the Servicer, and the Servicer will deposit into the related Principal and Interest Account, an amount equal to the Substitution Adjustment, if any.

     It is understood and agreed that the obligations of the Depositor set forth in Sections 2.05 and 3.03 above to cure, purchase or substitute for a defective Mortgage Loan as provided in such Sections 2.05 and 3.03 constitute the sole remedies of the Trustee, the Certificate Insurer and the Certificateholders respecting a breach of the representations and warranties.

     Any cause of action against the Depositor relating to or arising out of a defect in a Trustee's Mortgage File as contemplated by Section 2.05 above or the breach of any representations and warranties made in Sections 3.01 or 3.02 above shall accrue as to any Mortgage Loan upon (i) discovery of such defect or breach by any party and notice thereof to the Depositor or notice thereof by the Depositor to the Trustee, (ii) failure by the Depositor to cure such defect or breach or purchase or substitute such Mortgage Loan as specified above, and
(iii) demand upon the Depositor by the Trustee for all amounts payable in respect of such Mortgage Loan.

     Notwithstanding any contrary provision of this Agreement, with respect to any Mortgage Loan which is not in default or as to which no default is reasonably foreseeable, no purchase or substitution pursuant to Section 2.05(b) above or this Section 3.03 shall be made unless the Depositor provides to the Trustee an Opinion of Counsel, addressed to the Trustee, to the effect that such purchase or substitution would not (i) result in the imposition of taxes on "prohibited transactions" of the Trust Fund REMIC, as defined in Section 860F of the Code, or a tax on contributions to the Trust Fund REMIC, under the REMIC Provisions, or (ii) cause the Trust Fund REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding. Any Mortgage Loan as to which purchase or substitution was delayed pursuant to this paragraph shall be purchased or substituted (subject to compliance with such Sections 2.05 and 3.03) upon the earlier of (a) the occurrence of a default or imminent default with respect to such loan and (b) receipt by the Trustee of an Opinion of Counsel to the effect that such purchase or substitution will not result in any of the events described in clauses (i) and (ii) of the preceding sentence. The Trustee shall give prompt written notice to Moody's, S&P and the Certificate Insurer of any repurchase or substitution made pursuant to this Section 3.03.

     The Trustee shall have no duty to conduct any affirmative investigation other than as specifically set forth in this Agreement as to the occurrence of any condition requiring the repurchase or substitution of any Mortgage Loan pursuant to this Section or the eligibility of any Mortgage Loan for purposes of this Agreement, and may rely conclusively on any Opinion of Counsel delivered to it under this Section 3.03.

                                  ARTICLE IV

                               THE CERTIFICATES

     Section 4.01 The Certificates.

     The Certificates shall be substantially in the form annexed hereto as Exhibits B-1 and B-2, and shall, upon original issue, be executed (not in its individual capacity, but solely as Trustee) and delivered by the Trustee to the Certificate Registrar for authentication and delivery to or upon the order of the Depositor, concurrently with the transfer and assignment to the Trustee of the Mortgage Loans pursuant to Section 2.01 above. All Certificates shall be issued in Authorized Denominations. So long as the Class A Certificates are Book-Entry Certificates, each Class A Certificate shall be evidenced by one or more certificates representing the entire amount of the Original Class A Principal Balance. All Certificates shall be executed and authenticated by manual or facsimile signature on behalf of the Trust Fund by an authorized officer of the Trustee and on behalf of the Certificate Registrar by an authorized officer of the Certificate Registrar. Certificates bearing the signatures of individuals who were at the time of the execution of the Certificates the proper officers of the Trustee shall bind the Trust Fund, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the delivery of such Certificates or did not hold such offices at the date of such Certificates. All Certificates issued hereunder shall be dated the date of their authentication.

     Section 4.02Registration of Transfer and Exchange of Certificates.

     (a) The Trustee shall cause to be kept at its office in Chicago, Illinois, or at its designated agent, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, it shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Certificate Register shall contain the name, remittance instructions, Class and Percentage Interest of each Certificateholder, as well as the Series and the number in the Series. The Trustee hereby accepts appointment as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided (the "Certificate Registrar").

     (b) The Class R Certificates have not been registered or qualified under the Securities Act of 1933, as amended (the "1933 Act"), or any state securities laws or "Blue Sky" laws. No transfer, sale, pledge or other disposition of any Class R Certificate shall be made unless such disposition is made pursuant to an effective registration statement under the 1933 Act and effective registration or qualification under applicable state securities laws or "Blue Sky" laws, or is made in a transaction which does not require such registration or qualification. In the event that a transfer of a Class R Certificate is to be made in reliance upon an exemption from the 1933 Act, the Trustee or the Certificate Registrar shall require, in order to assure compliance with the 1933 Act, that the Certificateholder desiring to effect such disposition and such Certificateholder's prospective transferee each certify to the Trustee or the Certificate Registrar in writing the facts surrounding such disposition substantially in the form of Exhibit

D. In the event that such certification of facts does not on its face establish the availability of an exemption under the 1933 Act, the Trustee may require an Opinion of Counsel satisfactory to it that such transfer may be made pursuant to an exemption from the 1933 Act, which Opinion of Counsel shall not be an expense of the Trustee or the Trust Fund. None of the Servicer, the Depositor nor the Trustee are obligated under this Agreement to register the Class R Certificates under the 1933 Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of such Certificates without such registration or qualification.

     (c) Each Person who has or who acquires any Percentage Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Percentage Interest to have agreed to be bound by the following provisions and to have irrevocably appointed the Servicer or its designee as its attorney-in-fact to negotiate the terms of any mandatory sale under clause (v) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale, and the rights of each Person acquiring any Percentage Interest in a Class R Certificate are expressly subject to the following provisions:

          (i) Each Person holding or acquiring any Percentage Interest in a Class R Certificate shall be a Permitted Transferee and shall promptly notify the Servicer and the Trustee of any change or impending change in its status as a Permitted Transferee.

          (ii) No Percentage Interest in a Class R Certificate may be transferred (including any transfer to the initial holder) and the Trustee shall not register the transfer of the Class R Certificate unless the Trustee shall have been furnished with (A) an affidavit (a "Transfer Affidavit") of the proposed transferee substantially in the form attached hereto as Exhibit J and (B) a certificate (a "Transfer Certificate") of the transferror substantially in the form attached hereto as Exhibit J-1 to the effect that (1) such transferror has no actual knowledge that the proposed transferee is not a Permitted Transferee and (2) no purpose of such proposed transfer is to impede the assessment or collection of tax.

          (iii) Each Person holding or acquiring any Percentage Interest in a Class R Certificate shall agree (A) to require a Transfer Affidavit from any other Person to whom such Person attempts to transfer its Percentage Interest in a Class R Certificate, (B) to require a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any transfer of a Class R Certificate, (C) to deliver a Transfer Certificate to the Trustee in connection with any such attempted transfer and (D) not to transfer its Percentage Interest in a Class R Certificate or to cause the transfer of a Percentage Interest in a Class R Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee or if any purpose of such transfer is to impede the assessment or collection of tax.

          (iv) Each Person holding or acquiring a Percentage Interest in a Class R Certificate, by purchasing a Percentage Interest in such Certificate, agrees to give the

     Trustee and the Depositor written notice that it is a "pass-through interest holder" within the meaning of Temporary Treasury Regulations
     Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring a Percentage Interest in a Class R Certificate, if it is, or is holding a Percentage Interest in a Class R Certificate on behalf of, a "pass-through interest holder."

          (v) Any attempted or purported transfer of any Percentage Interest in a Class R Certificate in violation of the provisions of this Section 4.02 shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall become a Holder of a Class R Certificate in violation of the provisions of this Section 4.02, then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Class R Certificate. The Trustee shall notify the Servicer upon receipt of written notice or discovery by a Responsible Officer that the registration of transfer of a Class R Certificate was not in fact permitted by this
     Section 4.02. Knowledge shall not be imputed to the Trustee with respect to an impermissible transfer in the absence of such a written notice or discovery by a Responsible Officer. The Trustee shall be under no liability to any Person for any registration of transfer of a Class R Certificate that is in fact not permitted by this Section 4.02 or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered after receipt of the related Transfer Affidavit and Transfer Certificate. The Trustee shall be entitled, but not obligated to, recover from any Holder of a Class R Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Class R Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Holder of such Certificate.

          (vi) If any purported transferee shall become a Holder of a Class R Certificate in violation of the restrictions in this Section 4.02, then the Servicer or its designee shall have the right, without notice to the Holder or any prior Holder of such Class R Certificate, to sell such Class R Certificate to a purchaser selected by the Servicer or its designee on such reasonable terms as the Servicer or its designee may choose. Such purchaser may be the Servicer itself or any Affiliate of the Servicer. The proceeds of such sale, net of commissions, expenses and taxes due, if any, will be remitted by the Servicer to the last preceding purported transferee of such Class R Certificate, except that in the event that the Servicer determines that the Holder or any prior Holder of such Class R Certificate may be liable for any amount due under this Section 4.02 or any other provision of this Agreement, the Servicer may withhold a corresponding amount from such remittance as security for such claim. The terms and conditions of any sale under this clause (vi) shall be determined in the sole discretion of the Servicer or its designee, and it shall not be liable to any Person having a Percentage Interest in a Class R Certificate as a result of its exercise of such discretion.

          (vii) The Servicer, on behalf of the Trustee, shall make available, upon written request from the Trustee, all information necessary to compute any tax imposed (A) as a result of the Transfer of a Percentage Interest in a Class R Certificate to any Person who is a Disqualified Organization, including the information regarding "excess inclusions" of such Class R Certificates required to be provided to the Internal Revenue Service and certain Persons as described in Treasury Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5), and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds a Percentage Interest in a Class R Certificate having as among its record holders at any time any Person who is a Disqualified Organization. Reasonable compensation for providing such information may be required by the Servicer from such Person.

     Transfers of the Class R Certificates to Persons other than Permitted Transferees are prohibited.

     No transfer of a Class R Certificate or any interest therein shall be made to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to the Employment Retirement Income Security Act of 1974, as amended ("ERISA"), or the Code (each, a "Plan"), unless the prospective transferee of a Class R Certificate provides the Servicer and the Trustee with a certification of facts and, at its own expense, an Opinion of Counsel which establish to the satisfaction of the Servicer and the Trustee that such transfer will not result in a violation of Section 406 of ERISA or Section 4975 of the Code or cause the Servicer or the Trustee to be deemed a fiduciary of such Plan or result in the imposition of an excise tax under Section 4975 of the Code.

     None of (i) the Trust Fund, (ii) the Servicer, (iii) the Depositor or (iv) any Subservicer shall be a Class A Certificateholder. Any attempted or purported transfer in violation of the preceding sentence shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall become a Holder of a Class A Certificate in violation of such sentence, then the last preceding Holder shall be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Certificate. The Trustee shall notify the Servicer of any transfer in violation of this paragraph upon receipt of written notice thereof. The Trustee shall be under no liability to any Person for any registration of transfer of a Class A Certificate not permitted by this paragraph or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered without such receipt. The Trustee shall be entitled, but not obligated, to recover from any Holder of a Class A Certificate that was in fact not a permitted Holder under this paragraph, all payments made on such Certificate at and after such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Holder of such Certificate.

     Subject to the preceding paragraphs, upon surrender for registration of transfer of any Certificate at the Chicago, Illinois office of the Trustee (or at the office of the designated Certificate Registrar), the Trustee shall execute, authenticate and deliver in the name of the designated transferee or transferees, a new Certificate of the same Class and Percentage Interest and dated the date of authentication by the Trustee. The Certificate Registrar shall notify the Servicer of any such transfer.

     At the option of the Certificateholders, Certificates may be exchanged for other Certificates of Authorized Denominations of a like Class and aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at such office. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer substantially in the form attached hereto as Exhibit E, or such other endorsement or written instrument of transfer as is satisfactory to the Trustee, duly executed by the Holder thereof or his attorney duly authorized in writing, together with wiring instructions, if applicable, in the form attached hereto as Exhibit E(1).

     No service charge shall be made for any registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     All Certificates surrendered for registration of transfer and exchange shall be marked "cancelled" by the Trustee.

     (d) Except as provided in paragraph (e) below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of the Class A Certificates may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Class A Certificates; (iii) ownership and transfers of the Class A Certificates on the books of the Depository shall be governed by applicable rules established by the Depository;
(iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall deal only with the Depository for purposes of exercising the rights of Holders of Class A Certificates under this Agreement.

     All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

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



     (e) If (x)(i) the Servicer advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (ii) the Servicer is unable to locate a qualified successor, (y) the Servicer at its option may advise the Trustee in writing that it elects to terminate the book-entry system through the Depository or (z) after the occurrence of an Event of Default, the aggregate of the Majority Certificateholders may advise the Trustee in writing that the continuation of a book-entry system through the Depository, to the exclusion of Definitive Certificates, is no longer in the best interests of the Certificate Owners, the Trustee shall notify all of the Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of definitive, fully registered Class A Certificates (the "Definitive Certificates"), as the case may be, to the Certificate Owners requesting the same. Upon surrender to the Trustee of the Class A Certificates by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Trustee shall issue the Definitive Certificates. Neither the Servicer nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

     Section 4.03 Mutilated, Destroyed, Lost or Stolen Certificates.

     If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may reasonably be required by each of them to save each of them harmless, then, in the absence of notice to the Servicer, the Trustee and the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, upon receipt of written notice from the Servicer that it has received adequate security or indemnity and no notice that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, deliver and authenticate, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor, Class and Percentage Interest, but bearing a number not contemporaneously outstanding. Upon the issuance of any new Certificate under this Section 4.03, the Servicer and the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. Any duplicate Certificate issued pursuant to this Section 4.03 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the mutilated, destroyed, lost or stolen Certificate shall be found at any time.

     Section 4.04 Persons Deemed Owners.

     Prior to due presentation of a Certificate for registration of transfer, the Servicer, the Depositor, the Trustee and the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving remittances pursuant to Section 6.06 and for all other purposes whatsoever, and the Depositor, the Servicer, the Trustee and the Certificate Registrar shall not be affected by notice to the contrary.

     Section 4.05 Information Reports to be Filed by the Servicer.

     The Servicer or the Subservicers shall file the information reports with respect to the receipt of mortgage interest received in a trade or business, foreclosures and abandonments of any Mortgaged Property and the information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property required by Sections 6050H, 6050J and 6050P of the Code, respectively, and deliver to the Trustee an Officers' Certificate stating that such reports and returns have been filed. Such reports and returns shall be in form and substance sufficient to meet the reporting requirements imposed by such Sections 6050H, 6050J and 6050P of the Code.

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


                                    ARTICLE V

               ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS

     Section 5.01 Duties of the Servicer.

     (a) The Servicer, as independent contract servicer, shall service and administer the Mortgage Loans and shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable and consistent with the terms of this Agreement. The Servicer may enter into Subservicing Agreements for any servicing and administration of Mortgage Loans with any institution which is in compliance with the laws of each state necessary to enable it to perform its obligations under such Subservicing Agreement and (x) has been designated an approved seller-servicer by FHLMC or FNMA for first and second mortgage loans with respect to Sub- Pool 1, and for first mortgage loans with respect to Sub-Pool 2 or (y) is an Affiliate of the Servicer. The Servicer shall give written notice to the Certificate Insurer and the Trustee of the appointment of any Subservicer. Any such Subservicing Agreement shall be consistent with and not violate the provisions of this Agreement. The Servicer shall be entitled to terminate any Subservicing Agreement in accordance with the terms and conditions of such Subservicing Agreement and to either itself directly service the related Mortgage Loans or enter into a Subservicing Agreement with a successor subservicer which qualifies hereunder.

     (b) Notwithstanding any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and Subservicer or reference to actions taken through a Subservicer or otherwise, the Servicer shall remain obligated and primarily liable to the Trustee and Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Mortgage Loans. For purposes of this Agreement, the Servicer shall be deemed to have received payments on Mortgage Loans when the Subservicer has received such payments. The Servicer shall be entitled to enter into any agreement with a Subservicer for indemnification of the Servicer by such Subservicer, and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

     With respect to any Mortgage Note released by the Trustee to the Servicer or to any Subservicer in accordance with the terms of this Agreement, other than a release or satisfaction pursuant to Section 7.02, prior to such release, the Trustee or, if a Custodian has been appointed pursuant to Section 12.12, the Custodian shall (a) complete all endorsements in blank so that the endorsement reads "Pay to the order of LaSalle National Bank, as Trustee under the Pooling and Servicing Agreement, dated as of March 1, 1997, Series 1997-1" and (b) complete a restrictive endorsement that reads "LaSalle National Bank is the holder of the mortgage note for the benefit of the Certificateholders under the Pooling and Servicing

Agreement, dated as of March 1, 1997, Series 1997-1" with respect to those Mortgage Notes currently endorsed "Pay to the order of holder", if any.

     (c) Any Subservicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such and not as an originator shall be deemed to be between the Subservicer and the Servicer alone, and the Trustee, the Certificate Insurer and Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer except as set forth in Section 5.01(d).

     (d) In the event the Servicer shall for any reason no longer be the Servicer (including by reason of an Event of Default), the Trustee or its designee shall, subject to Section 10.02, thereupon assume all of the rights and obligations of the Servicer under each Subservicing Agreement that the Servicer may have entered into, unless the Trustee elects to terminate any Subservicing Agreement in accordance with its terms. The Trustee, its designee or the successor servicer for the Trustee shall be deemed to have assumed all of the Servicer's interest therein and to have replaced the Servicer as a party to each Subservicing Agreement to the same extent as if the Subservicing Agreements had been assigned to the assuming party, except that the Trustee (or its designee) shall have no liability or obligations under any Subservicing Agreements with respect to any period prior to becoming the new Servicer, whether for acts or omissions of the Servicer or otherwise, and the Servicer shall not by virtue of such replacement be relieved of any such liability or obligations under the Subservicing Agreements. The Servicer at its expense and without right of reimbursement therefor, shall, upon request of the Trustee, deliver to the assuming party all documents and records relating to each Subservicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the Subservicing Agreements to the assuming party.

     (e) Consistent with the terms of this Agreement, the Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Servicer's determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the Certificateholders and the Certificate Insurer, provided, however, notwithstanding any provision of this Agreement to the contrary, the Servicer shall not consent to, make or permit (i) any modification with respect to any Mortgage Loan that would change the Mortgage Rate, reduce or increase the principal balance (except for reductions resulting from actual payments of principal) or change the final maturity date on such Mortgage Loan unless (A) the related Mortgagor is in default with respect to the Mortgage Loan or, in the judgment of the Servicer, such default is reasonably foreseeable and (B) in the sole judgment of the Servicer such modification would increase the proceeds of such Mortgage Loan and (C) the Certificate Insurer has consented to such modification, or (ii) any modification, waiver or amendment of any term of any Mortgage Loan that would both (A) effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or final or temporary Treasury regulations, or proposed Treasury regulations with a proposed effective date that would make them applicable to such modification, waiver or amendment, promulgated thereunder) and (B) cause the Trust Fund REMIC to fail to qualify as a REMIC under the Code or the imposition of any tax on "prohibited transactions" or "contributions after the startup date" under the REMIC Provisions. No costs incurred by the Servicer or any Subservicer in respect of Servicing Advances shall for the purposes of distributions to Certificateholders be added to the amount owing under the related Mortgage Loan. Without limiting the generality of the foregoing, and subject to the consent of the Certificate Insurer, the Servicer shall continue, and is hereby authorized and empowered to execute and deliver on behalf of the Trustee and each Certificateholder, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. If reasonably required by the Servicer, the Trustee shall furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

     Notwithstanding anything to the contrary contained herein, the Servicer, in servicing and administering the Mortgage Loans, shall employ or cause to be employed procedures (including collection, foreclosure, REO Property management procedures and the making of Servicing Advances) and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account, in accordance with accepted first and second mortgage servicing practices of prudent lending institutions with respect to Sub-Pool 1, and in accordance with accepted first mortgage servicing practices of prudent lending institutions with respect to Sub-Pool 2, and giving due consideration to the Certificate Insurer's and the Certificateholders reliance on the Servicer.

     (f) On and after such time as the Trustee receives the resignation of, or notice of the removal of, the Servicer from its rights and obligations hereunder, and with respect to resignation pursuant to Section 9.04, after receipt of the Opinion of Counsel required pursuant to such Section 9.04, the Trustee or its designee shall assume all of the rights and obligations of the Servicer hereunder, subject to Section 10.02. The Servicer shall, upon request of the Trustee but at the expense of the Servicer, deliver to the Trustee all documents and records relating to the Mortgage Loans and an accounting of amounts collected and held by the Servicer and otherwise use its best efforts to effect the orderly and efficient transfer of servicing rights and obligations to the assuming party.

     Section 5.02 Liquidation of Mortgage Loans.

     In the event that any payment due under any Mortgage Loan and not postponed pursuant to Section 5.01 above is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Servicer shall take such action as it shall deem to be in the best interest of the Certificate Insurer and the Certificateholders. The Servicer shall foreclose upon or otherwise comparably effect the ownership in the name of the Trustee for the benefit of the Certificateholders on behalf of the Certificateholders of Mortgaged Properties relating to defaulted Mortgage Loans as to which no satisfactory arrangements can be made for collection of delinquent payments in accordance with the provisions of Section 5.10, provided, however, that the Servicer shall not be obligated to foreclose in the event that the Servicer, in its good faith reasonable judgment, determines that it would not be in the best interests of Certificateholders or the Certificate Insurer, which judgment shall be evidenced by an Officer's Certificate delivered to the Trustee and the Certificate Insurer. In connection with such foreclosure or other conversion, the Servicer shall exercise collection and foreclosure procedures with the same degree of care and skill in its exercise or use as it would exercise or use under the circumstances in the conduct of its own affairs. Any amounts advanced in connection with such foreclosure or other action shall constitute Servicing Advances.

     After a Mortgage Loan has become a Liquidated Mortgage Loan, the Servicer shall promptly prepare and forward to the Trustee and the Certificate Insurer and, upon request, any Certificateholder, a Liquidation Report certified by a Responsible Officer, in the form attached hereto as Exhibit M, detailing the Liquidation Proceeds received from the Liquidated Mortgage Loan, expenses incurred with respect thereto, and any loss incurred in connection therewith.

     Section 5.03 Establishment of Principal and Interest Accounts; Deposits in
                  Principal and Interest Accounts.

     With respect to each Sub-Pool, the Servicer shall cause to be established and initially maintained with the Trustee one or more Principal and Interest Accounts, which shall be Eligible Accounts, titled, with respect to Sub-Pool 1, "Sub-Pool 1 Principal and Interest Account, Lee Servicing Company, a division of Superior Bank FSB, in trust for the registered holders of AFC Mortgage Loan Asset Backed Certificates, Series 1997-1" and with respect to Sub-Pool 2, "Sub-Pool 2 Principal and Interest Account, Lee Servicing Company, a division of Superior Bank FSB, in trust for the registered holders of AFC Mortgage Loan Asset Backed Certificates, Series 1997-1." Subsequent to the Closing Date, the Servicer may transfer the related Principal and Interest Account to another institution, provided that each Principal and Interest Account shall be an Eligible Account and all amounts therein shall be invested only in Permitted Instruments. The creation of any Principal and Interest Account shall be evidenced by a letter agreement in the form of Exhibit C. A copy of such letter agreement shall be furnished on the Closing Date to the Trustee, the Certificate Insurer and, upon request, any Certificateholder. With respect to each Sub-Pool, the Servicer shall deposit (without duplication) the following amounts with respect to such Sub-Pool within one (1) Business Day of receipt of good funds in the related Principal and Interest Account and retain therein:

          (i) all payments due after the Cut-off Date with respect to the Initial Mortgage Loans or after a Subsequent Cut-off Date with respect to the Subsequent Mortgage Loans on account of principal on the Mortgage Loans and all Excess Payments, Principal Prepayments and Curtailments received after the Cut-off Date, or after the Subsequent Cut-off Date, as the case may be, and other than the Depositor's Yield;

          (ii) all payments due after the Cut-off Date with respect to the Initial Mortgage Loans, or after a Subsequent Cut-off Date with respect to the Subsequent Mortgage Loans, on account of interest on the Mortgage Loans;

          (iii) all Net Liquidation Proceeds;

          (iv) all Insurance Proceeds;

          (v) all Released Mortgaged Property Proceeds;

          (vi) any amounts payable in connection with the repurchase of any Mortgage Loan and the amount of any Substitution Adjustment pursuant to Sections 2.05 and 3.03 above; and

          (vii) any amount required to be deposited in the related Principal and Interest Account pursuant to Section 5.04 or 11.01.

     The foregoing requirements for deposit in the related Principal and Interest Account shall be exclusive; it being understood and agreed that, without limiting the generality of the foregoing, the Depositor's Yield, the Servicing Fee with respect to each Mortgage Loan, late payment charges and assumption fees, to the extent permitted by Sections 7.01 and 7.03, and Excess Proceeds need not be deposited by the Servicer in the related Principal and Interest Account. Any interest earnings on funds held in the related Principal and Interest Account shall be for the account of the Servicer and may only be withdrawn from the related Principal and Interest Account by the Servicer immediately following its monthly remittance of the Available Remittance Amount to the Trustee. Any reference herein to amounts on deposit in the related Principal and Interest Account shall refer to amounts net of such investment earnings.

     Section 5.04 Permitted Withdrawals From the Principal and Interest Account.

     With respect to each Sub-Pool, the Servicer shall withdraw or cause to be withdrawn funds from the related Principal and Interest Account for the following purposes:

          (i) to effect the remittance to the Trustee on the Determination Date of the Excess Spread and the portion of the Available Remittance Amount that is net of Compensating Interest and Monthly Advances to the Trustee. For the purposes of this Section 5.04(i), the calculation of the Available Remittance Amount shall be made without reference to the actual deposit of funds in the Certificate Account;

          (ii) to reimburse itself for any accrued unpaid Servicing Fees, unreimbursed Monthly Advances and unreimbursed Servicing Advances and any amount described in Section 6.13(b) or Section 6.13(c) deposited in the Certificate Account and attributable to the conveyance to the Trustee of a Subsequent

     Mortgage Loan that does not have a payment date during the related Due Period, if the Servicer is the Depositor. The Servicer's right to reimbursement for accrued and unpaid Servicing Fees and unreimbursed Servicing Advances shall be limited to late collections on the related Mortgage Loan, including Liquidation Proceeds, Released Mortgaged Property Proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer from the related Mortgagor with respect to a Sub-Pool or otherwise relating to the Mortgage Loan in respect of which such unreimbursed amounts are owed (including amounts paid by the Depositor in connection with the purchase or substitution of Mortgage Loans pursuant to
     Section 2.05 or 3.03 above). The Servicer's right to reimbursement for unreimbursed Monthly Advances and amounts described in Section 6.13(b) or
     Section 6.13(c) (if the Servicer is the Depositor) shall be limited to collections of interest on any Mortgage Loan; provided that the Servicer shall not be entitled to reimbursement from Liquidation Proceeds for Monthly Advances made pursuant to Section 6.09(c) or Section 6.09(d), or for amounts deposited in the Certificate Account pursuant to Section 6.13(b) or Section 6.13(c) and attributable to the conveyance to the Trustee of a Subsequent Mortgage Loan that does not have a payment date during the related Due Period. It is understood that the Servicer's right to reimbursement pursuant hereto shall be senior to the rights of Certificateholders unless the Depositor or any of its affiliates is the Servicer and the Depositor is required to repurchase or substitute a Mortgage Loan pursuant to Section 2.05 or 3.03 above, in which case the Servicer's right to such reimbursement shall be subordinate to the rights of Certificateholders to receive the purchase price or substitution adjustment pursuant to such Sections 2.05 and 3.03;

          (iii) to withdraw any amount received from a Mortgagor that is recoverable and sought to be recovered as a Preference Amount;

          (iv) (a) to make investments in Permitted Instruments and (b) to pay to itself interest earned in respect of Permitted Instruments or on funds deposited in the related Principal and Interest Account;

          (v) to withdraw any funds deposited in the related Principal and Interest Account that were not required to be deposited therein (such as Servicing Compensation) or were deposited therein in error;

          (vi) to pay itself Servicing Compensation pursuant to Section 7.03 to the extent not retained or paid pursuant to Section 5.03 or 5.04(ii);

          (vii) to withdraw funds necessary for the conservation and disposition of REO Property pursuant to the third paragraph of Section 5.10;

          (viii) to remit to the Trustee any amount which was deposited by the Certificate Insurer pursuant to Section 11.01 to cover unpaid fees and expenses of the Trustee; and

          (ix) to clear and terminate the related Principal and Interest Account upon the termination of this Agreement with any amounts on deposit therein being paid to the Servicer and/or the Depositor to the extent of any Reimbursable Amounts and the remainder to the Class R Certificateholders.

     So long as no Event of Default shall have occurred and be continuing, and consistent with any requirements of the Code, the funds held in the related Principal and Interest Account may be invested by the Servicer (to the extent practicable) in Permitted Instruments, as directed in writing to the Trustee by the Servicer. In either case, funds in the related Principal and Interest Account must be available for withdrawal without penalty, and any Permitted Instruments must mature not later than the Business Day immediately preceding the Determination Date next following the date of such investment (except that if such Permitted Instrument is an obligation of the institution that maintains the related Principal and Interest Account, then such Permitted Instrument shall mature not later than such Determination Date) and shall not be sold or disposed of prior to its maturity. All Permitted Instruments in which funds in the related Principal and Interest Account are invested must be held by or registered in the name of "Lee Servicing Company, a division of Superior Bank FSB, in trust for the registered holders of AFC Mortgage Loan Asset Backed Certificates, Series 1997-1." All interest or other earnings from funds on deposit in the related Principal and Interest Account (or any Permitted Instruments thereof) shall be the exclusive property of the Servicer, and may be withdrawn from the related Principal and Interest Account pursuant to clause
(iv) above and the penultimate sentence of Section 5.03 above. The amount of any losses incurred in connection with the investment of funds in the related Principal and Interest Account in Permitted Instruments shall be deposited in the related Principal and Interest Account by the Servicer from its own funds immediately as realized without reimbursement therefor.

     Section 5.05 Payment of Property Taxes, Insurance and Other Charges.

     With respect to each Mortgage Loan, the Servicer shall maintain accurate records reflecting fire and hazard insurance coverage.

     With respect to each Mortgage Loan as to which the Servicer maintains escrow accounts, the Servicer shall maintain accurate records reflecting the status of ground rents, real estate taxes and assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property and the status of primary mortgage guaranty insurance premiums, if any, and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in any escrow account which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. To the extent that a Mortgage does not provide for escrow payments, the Servicer shall monitor such payments to determine if they are made by the Mortgagor. Any out-of-pocket expenses incurred by the Servicer pursuant to this Section 5.05, including without limitation any advances of such payments, shall constitute Servicing Advances.

     Section 5.06 Transfer of Accounts; Monthly Statements.

     Notwithstanding Section 5.03 above, the Principal and Interest Accounts and each of the other Accounts shall be established, as of the Closing Date, with the Trustee as Eligible Accounts pursuant to clause (B) of the definition thereof. The Principal and Interest Accounts and each of the Accounts or any of them may, upon written notice to the Trustee and the Certificate Insurer, be transferred to a different depository institution so long as such transfer is to an Eligible Account. The Certificate Insurer shall be provided with a monthly statement of activity in the Principal and Interest Accounts and the Accounts from each party holding such accounts.

     Section 5.07 Maintenance of Hazard Insurance.

     The Servicer shall cause to be maintained, subject to the provisions of
Section 5.08, fire and hazard insurance with extended coverage customary in the area where the Mortgaged Property is located, in an amount which is at least equal to the least of (a) the outstanding principal balance owing on the Mortgage Loan, and the First Lien, with respect to Sub-Pool 1, (b) the full insurable value of the premises securing the Mortgage Loan and (c) the minimum amount required to compensate for damage or loss on a replacement cost basis. If at the origination of the Mortgage Loan or at any time during the term of the Mortgage Loan the Servicer determines that the Mortgaged Property is located in an area identified on a Flood Hazard Boundary Map or Flood Insurance Rate Map issued by the Flood Emergency Management Agency as having special flood hazards and flood insurance has been made available, the Servicer will cause to be purchased a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount representing coverage not less than the lesser of (i) the outstanding principal balance of the Mortgage Loan or (ii) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as amended. The Servicer shall also maintain, to the extent such insurance is available, on REO Property, fire and hazard insurance in the amounts described above, liability insurance and, to the extent required and available under the National Flood Insurance Act of 1968, as amended, and the Servicer determines that such insurance is necessary in accordance with accepted first and second mortgage servicing practices of prudent lending institutions with respect to Sub-Pool 1, and in accordance with accepted first mortgage servicing practices of prudent lending institutions with respect to Sub-Pool 2, flood insurance in an amount equal to that required above. Any amounts collected by the Servicer under any such policies (other than amounts to be applied to the restoration or repair of the Mortgaged Property, or to be released to the Mortgagor in accordance with customary first and second mortgage servicing procedures with respect to Sub- Pool 1, and with customary first mortgage servicing procedures with respect to Sub-Pool 2) shall be deposited in the Principal and Interest Account with respect to the related Sub-Pool, subject to retention by the Servicer to the extent such amounts constitute Servicing Compensation or to withdrawal pursuant to Section 5.04 above. It is understood and agreed that no earthquake or other additional insurance need be required by the Servicer of any Mortgagor or maintained on REO Property, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. All policies required hereunder shall be endorsed with standard mortgagee clauses with losses payable to the Servicer. Any out-of-pocket expenses incurred by the Servicer pursuant to this Section 5.07, including without limitation any advances of premiums on insurance policies required by this Section 5.07, shall constitute Servicing Advances.

     Section 5.08 Maintenance of Mortgage Impairment Insurance Policy.

     In the event that the Servicer shall obtain and maintain a blanket policy insuring against fire and hazards of extended coverage on all of the Mortgage Loans or all of the Mortgage Loans in a Sub-Pool, then, to the extent such policy names the Servicer as loss payee and provides coverage in an amount equal to the aggregate unpaid principal balance on the related Mortgage Loans without co-insurance, and otherwise complies with the requirements of Section 5.07 above, the Servicer shall be deemed conclusively to have satisfied its obligations with respect to fire and hazard insurance coverage under Section
5.07 above, it being understood and agreed that such blanket policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 5.07 above, and there shall have been a loss which would have been covered by such policy, deposit in the related Principal and Interest Account the difference, if any, between the amount that would have been payable under a policy complying with Section 5.07 above and the amount paid under such blanket policy. On the Closing Date, such blanket policy is maintained with St. Paul Insurance Company.

     Section 5.09 Fidelity Bond.

     The Servicer shall maintain with a responsible company, and at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, in a minimum amount acceptable to FNMA or FHLMC or otherwise as is commercially available at a cost that is not generally regarded as excessive by industry standards, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans ("Servicer Employees"). Any such fidelity bond and errors and omissions insurance shall protect and insure the Servicer against losses, including losses resulting from forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such Servicer Employees. Such fidelity bond shall also protect and insure the Servicer against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 5.09 requiring such fidelity bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. Upon the request of the Trustee or the Certificate Insurer, the Servicer shall cause to be delivered to the Trustee or the Certificate Insurer a certified true copy of such fidelity bond and insurance policy.

     Section 5.10 Title, Management and Disposition of REO Property.

     In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure (an "REO Property"), the deed or certificate of sale shall be taken in the name of the Trustee for the benefit of the Certificateholders.

     The Servicer shall manage, conserve, protect and operate each REO Property for the Certificateholders solely for the purpose of its prudent and prompt disposition and sale. The Servicer shall, either itself or through an agent selected by the Servicer, manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The Servicer shall attempt to sell the same (and may temporarily rent the same) on such terms and conditions as the Servicer deems to be in the best interest of the Certificate Insurer and the Certificateholders. Any out-of-pocket expenses incurred by the Servicer pursuant to this Section 5.10 shall be Servicing Advances.

     The Servicer shall cause to be deposited, no later than five Business Days after the receipt thereof, in the related Principal and Interest Account, all revenues received with respect to the conservation and disposition of the related REO Property and shall retain, or withdraw from such amounts, funds necessary for the proper operation, management and maintenance of the related REO Property and the fees of any managing agent acting on behalf of the Servicer.

     The disposition of REO Property shall be carried out by the Servicer at such price, and upon such terms and conditions, as the Servicer deems to be in the best interest of the Certificateholders and, as soon as practicable thereafter, the expenses of such sale shall be paid. The proceeds of sale of the REO Property shall be promptly deposited in the related Principal and Interest Account, net of Excess Proceeds, any related unreimbursed Servicing Advances, accrued and unpaid Servicing Fees and unreimbursed Monthly Advances payable to the Servicer in accordance with Section 5.04 above, for distribution to the Certificateholders in accordance with Section 6.06.

     In the event any Mortgaged Property is acquired as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Servicer shall sell such Mortgaged Property for cash within two years after its acquisition of such Mortgaged Property for purposes of Section 860(G)(a)(8) of the Code unless the Servicer either (i) applies, at the expense of the Trust Fund (as a Servicing Advance), more than 60 days prior to the expiration of such two year period, and is granted an extension of time by the Internal Revenue Service to sell such Mortgaged Property (in which case the Servicer shall sell such Mortgaged Property prior to the expiration of any extension to such two-year grace period) or (ii) receives an Opinion of Counsel to the effect that the holding of such Mortgaged Property subsequent to two years after its acquisition will not result in the imposition of taxes on "prohibited transactions" as defined in section 860F of the Code or cause the Trust Fund REMIC to fail to qualify as a REMIC at any time that any Class A Certificates are outstanding. Notwithstanding any other provision of this Agreement, (i) no Mortgaged Property acquired by the Servicer pursuant to this Section shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust Fund, and (ii) no construction shall take place on such Mortgaged Property in such a manner or pursuant to any terms, such that in the case of either clause
(i) or (ii) such action would cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of section 860G(a)(8) of the Code or, except as set forth below, result in the receipt by the Trust Fund or any "net income from foreclosure property" which is subject to taxation within the meaning of Sections 860G(c) and 857(b)(4)(B) of the Code. Any out-of-pocket expenses incurred by the Servicer including any Opinions of Counsel pursuant to this Section 5.10 shall constitute Servicing Advances. If a period greater than two years is permitted under this Agreement and is necessary to sell any REO Property, the Servicer shall give appropriate notice to the Trustee and the Certificate Insurer and shall report monthly to the Trustee as to the progress being made in selling such REO Property.

     With respect to each Sub-Pool 1 Multifamily Loan and Sub-Pool 1 Mixed Use
Loan:

          (i) Prior to the acquisition of title to such property, the Servicer shall review the operation of such property and determine the nature of the income that would be derived from such property if it were acquired by the Trust Fund. If the Servicer determines from such review that:

          (A) None of the income from Directly Operating such property would be subject to tax as "net income from foreclosure property" within the meaning of the REMIC Provisions or would be subject to the tax imposed on "prohibited transactions" under Section 860F of the Code (either such tax referred to herein as an "REO Tax"), such property may be Directly Operated by the Servicer as REO Property;

          (B) Directly Operating such property as an REO Property could result in income from such property that would be subject to an REO Tax, but that a lease of such property to another party to operate such property, or the performance of some services by an Independent Contractor with respect to such property, or another method of operating such property would not result in income subject to an REO Tax, then the Servicer may (provided, that in the good faith and reasonable judgment of the Servicer, it is commercially feasible) acquire such property as REO Property and so lease or operate such REO Property; or

          (C) It is reasonable to believe that Directly Operating such property as REO Property could result in income subject to an REO Tax and that no commercially reasonable feasible means exists to operate such property as REO Property without the

     Trust Fund incurring or possibly incurring an REO Tax on income from such property. The Servicer shall give written notice to the Trustee and the Certificate Insurer summarizing a proposed plan ("Proposed Plan") to manage such property as REO Property. Such notice shall include potential sources of income, and to the extent reasonably feasible, estimates of the amount of income from each such source. Within a reasonable period of time after receipt of such notice, the Servicer shall consult with the Trustee and the Certificate Insurer and shall advise the Trustee and the Certificate Insurer of the Servicer's federal income tax reporting position with respect to the various sources of income that the Trust Fund would derive under the Proposed Plan. In addition, the Trustee shall (to the extent feasible) advise the Servicer and the Certificate Insurer of the estimated amount of taxes that the Trust Fund would be required to pay with respect to each such source of income. After the Servicer has provided the Trustee and the Certificate Insurer with the information described in the two preceding sentences, the Servicer shall either (A) implement the Proposed Plan (after acquiring the respective property as REO Property) or (B) manage and operate such property in a manner that would not result in the imposition of an REO Tax on the income derived from such property. The Servicer's decision as to how each REO Property shall be managed and operated shall be based in either case on the good faith and reasonable judgment of the Servicer after consultation with the Certificate Insurer as to which means would be in the best interest of the Certificateholders and the Certificate Insurer by maximizing (to the extent commercially feasible) the net after-tax REO Proceeds received by the Trust Fund with respect to such property and, to the extent consistent with the foregoing, in the same manner as would prudent mortgage loan servicers and asset managers operating acquired mortgaged property comparable to the respective property. The Servicer, the Trustee and the Certificate Insurer may consult with counsel in connection with determinations required under this Section 5.10(i)(C). The cost of such consultation by the Servicer shall constitute a Servicing Advance. Neither the Servicer nor the Trustee shall be liable to the Certificateholders, the Trust Fund, the Trustee, the Servicer or each other for errors in judgment made in good faith in the exercise of their discretion while performing their respective responsibilities under this Section 5.10(i)(C). Nothing in this Section 5.10(i)(C) is intended to prevent the sale of a Defaulted Mortgage Loan pursuant to the terms and subject to the conditions of Section 5.11.

     Section 5.11 Right to Repurchase Defaulted Mortgage Loans.

     The Servicer, in its sole discretion, shall have the right to elect (by written notice sent to the Trustee) to purchase on any Determination Date for its own account from the Trust Fund any Mortgage Loan which is 90 days or more delinquent at a price equal to the Principal Balance of such Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest on such Mortgage Loan through the end of the Due Period in which such Determination Date falls, computed at the Mortgage Rate plus the amount of any unreimbursed Servicing Advances made by the Servicer with respect to such Mortgage Loan (the "Purchase Price"). The Purchase Price for any Mortgage Loan purchased hereunder shall be deposited by the Servicer in the related Principal and Interest Account and the Trustee, upon receipt of a Request for Release and confirmation of such deposit from the Servicer in the form of Exhibit I, shall release or cause to be released to the purchaser of such Mortgage Loan the related Mortgage File and shall execute and deliver such instruments of transfer or assignment prepared by the purchaser of such Mortgage Loan, in each case without recourse, representation or warranty, as shall be necessary to vest in the purchaser of such Mortgage Loan any Mortgage Loan released pursuant hereto and the purchaser of such Mortgage Loan shall succeed to all the Trustee's right, title and interest in and to such Mortgage Loan and all security and documents related thereto. Such assignment shall be an assignment outright and not for security. The purchaser of such Mortgage Loan shall thereupon own such Mortgage Loan, and all security and documents, free of any further obligation to the Trustee or the Certificateholders with respect thereto.

     Section 5.12 Collection of Certain Mortgage Loan Payments.

     The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement, comply with the terms and provisions of any applicable hazard insurance policy. Consistent with the foregoing, the Servicer may in its discretion waive or permit to be waived any late payment charge, prepayment charge, assumption fee or any penalty interest in connection with the prepayment of a Mortgage Loan or any other fee or charge which the Servicer would be entitled to retain hereunder as servicing compensation and extend the due date for payments past due on a Mortgage Note for a period (with respect to each payment as to which the due date is extended) not greater than 125 days without the Certificate Insurer's prior written consent, and in no event later than the final maturity date of the Mortgage Loan, provided that such extension would not be considered a new mortgage loan for federal income tax purposes. In the event the Servicer shall consent to the deferment of the Due Dates for payments past due on a Mortgage Note, the Servicer shall nonetheless make payment of any required Monthly Advance with respect to the payments so extended to the same extent as if such installment were due, owing and delinquent and had not been deferred, and shall be entitled to reimbursement therefor in accordance with Section 5.04(ii) above.

     Section 5.13 Access to Certain Documentation and Information Regarding the
                  Mortgage Loans.

     The Servicer shall provide to the Trustee, the Certificateholders, the Certificate Insurer and any supervisory agents or examiners of each of the foregoing access to the documentation regarding the Mortgage Loans (such access in the case of supervisory agents or examiners being limited to that documentation required by applicable state and federal regulations) being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Servicer designated by it.

     Section 5.14 Superior Liens.

     With respect to any Sub-Pool 1 Mortgage Loan, the Depositor or the Servicer shall file (or cause to be filed) of record a request for notice of any action by a superior lien-holder under a First Lien for the protection of the Trustee's interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lienholder's equity of redemption. The Servicer must also notify any superior lienholder in writing of the existence of the Mortgage Loan and request notification of any action (as described below) to be taken against the Mortgagor or the Mortgaged Property by the superior lienholder.

     With respect to any Sub-Pool 1 Mortgage Loan, if the Servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the First Lien, or has declared or intends to declare a default under the mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the Mortgaged Property sold or foreclosed, the Servicer shall take, on behalf of the Trust Fund, whatever actions are necessary to protect the interests of the Certificateholders, and/or to preserve the security of the related Mortgage Loan, subject to the application of the REMIC Provisions. The Servicer shall advance the necessary funds to cure the default or reinstate the superior lien, if such advance is in the best interests of the Certificate Insurer and the Certificateholders. The Servicer shall not make such an advance except to the extent that it determines in its reasonable good faith judgment that the advance would either be recoverable from the Liquidation Proceeds on the related Mortgage Loan or increase the Net Liquidation Proceeds available to the Trust Fund. The Servicer shall thereafter take such action as is necessary to recover the amount so advanced. Any expenses incurred by the Servicer pursuant to this Section 5.14 shall be Servicing Advances with respect to Sub-Pool 1.

     Section 5.15 Environmental Matters.

     Notwithstanding any other provision of this Agreement to the contrary, with respect to any Mortgage Loan as to which the Servicer has received actual notice of, or has actual knowledge of, the presence of any regulated substance, toxic substance, hazardous waste or hazardous substance or any similar or like classification (as such terms are defined or used in CERCLA or any federal, state or local statutes, laws, rules or regulations pertaining to environmental matters) on the related Mortgaged Property, the Servicer shall not, on behalf of the Trustee, either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise, or (ii) otherwise acquire possession of, or take any other action, with respect to, such Mortgaged Property, unless the Servicer has obtained the prior written consent of the Certificate Insurer. The preceding sentence shall not apply to the presence, use or storage on the related Mortgaged Property of hazardous substances that are generally recognized to be appropriate to normal residential use and maintenance of the related Mortgaged Property.

     Section 5.16 Acknowledgment of Duties and Obligations.

     Any provision hereof to the contrary notwithstanding, the Depositor acknowledges that (i) as of the Closing Date the Servicer is an unincorporated division of the Depositor, (ii) actions and agreements by an unincorporated division of the Depositor are those of the Depositor and (iii) the Depositor is responsible for all duties and obligations of its unincorporated division hereunder.

                                   ARTICLE VI

                       PAYMENTS TO THE CERTIFICATEHOLDERS

     Section 6.01 Establishment of Certificate Account; Deposits in Certificate
                  Account.

     No later than the Closing Date, the Trustee will establish and maintain with itself one or more segregated trust accounts that are Eligible Accounts, which shall be titled, "Certificate Account, LaSalle National Bank, as trustee for the registered holders of AFC Mortgage Loan Asset Backed Certificates, Series 1997-1". The Trustee shall, promptly upon receipt, deposit in the Certificate Account and retain therein:

          (i) the Available Remittance Amount (net of the amount of Monthly Advances and Compensating Interest deposited pursuant to subclause (ii) below) remitted by the Servicer pursuant to Section 5.04(i) above;

          (ii) the related Monthly Advance and related Compensating Interest remitted to the Trustee by the Servicer;

          (iii) the Excess Spread remitted to the Trustee by the Servicer pursuant to Section 5.04(i) above and Insured Payments pursuant to Section 6.06(b);

          (iv) all income or gain from investments of funds on deposit in the Certificate Account pursuant to Section 6.05(e) and amounts required to be paid by the Servicer pursuant to such Section 6.05(e) in connection with losses on investments of amounts in the Certificate Account;

          (v) the Termination Price; and

          (vi) any amount required to be deposited in the Certificate Account pursuant to Section 6.14(c).

     Section 6.02 Permitted Withdrawals from Certificate Account.

     The Trustee shall, based upon information set forth in the Servicer's Certificate for such Remittance Date, withdraw amounts on deposit in the Certificate Account on each Remittance Date in the following order of priority:

          (i) except as to the final Remittance Date hereunder, to pay the Certificate Insurer the Monthly Premium pursuant to Section 6.04;

          (ii) to effect the distributions described in Section 6.06(c), exclusive of the distributions described in the last paragraph of Section 6.06(c);

          (iii) except as to the final Remittance Date hereunder, to make deposits in the Trustee Expense Account pursuant to Section 6.03(a)(i);

and also, in no particular order of priority:

          (iv) to invest amounts on deposit in the Certificate Account in Permitted Instruments pursuant to Section 6.05;

          (v) to pay on a monthly basis to the Servicer interest paid and earnings realized on Permitted Instruments in the Certificate Account;

          (vi) to withdraw any amount not required to be deposited in the Certificate Account or deposited therein in error; and

          (vii) to clear and terminate the Certificate Account upon the termination of this Agreement in accordance with Article XI of this Agreement.

     Section 6.03 Establishment of Trustee Expense Account; Deposits in Trustee
                  Expense Account; Permitted Withdrawals from Trustee Expense Account.

     (a) No later than the Closing Date, the Trustee will establish and maintain with itself one or more segregated trust accounts that are Eligible Accounts, which shall be titled, "Trustee Expense Account, LaSalle National Bank, as trustee for the registered holders of AFC Mortgage Loan Asset Backed Certificates, Series 1997-1". The Trustee shall deposit into the Trustee Expense
Account:

          (i) on each Remittance Date (other than the final Remittance Date hereunder) from the amounts on deposit in the Certificate Account an amount equal to the Annual Trustee Expense Amount, subject to the provisions of
     Section 6.06(c); and

          (ii) upon receipt, all income or gain from investments of funds on deposit in the Trustee Expense Account pursuant to Section 6.05(e) and all amounts required to be paid by the Servicer pursuant to such Section 6.05(e) in connection with losses on investments of amounts in the Trustee Expense Account.

If at any time the amount then on deposit in the Trustee Expense Account shall be insufficient to pay in full the fees and expenses of the Trustee then due, the Trustee shall make demand on the Servicer to advance the amount of such insufficiency, and the Servicer shall promptly advance such amount. If the Servicer fails to make such advance, the Depositor shall do so upon demand of the Trustee. Thereafter, the Servicer and the Depositor shall be entitled to reimbursement solely from the Trustee Expense Account pursuant to subclause
(c)(ii) below for
the amount of any such advance from any excess available after payment of Trust Fund expenses.

     (b) The Trustee may withdraw amounts on deposit in the Trustee Expense Account for investment in Permitted Instruments pursuant to Section 6.05, and the Trustee shall withdraw amounts on deposit in the Trustee Expense Account:

          (i) to pay, as described in Section 2.08 above, the Trustee's fees and expenses allocable to or incurred in connection with the Certificates;

          (ii) to pay on a monthly basis to the Servicer interest paid and earnings realized on Permitted Instruments in the Trustee Expense Account;

          (iii) to withdraw any amounts not required to be deposited in the Trustee Expense Account or deposited therein in error; and

          (iv) to clear and terminate the Trustee Expense Account upon termination of this Agreement with any amounts on deposit therein being paid to the Servicer and/or the Depositor to the extent of any Reimbursable Amounts and the remainder to the Class R Certificateholders.

     (c) On the twelfth Remittance Date following the Closing Date, and on each twelfth Remittance Date thereafter, the Trustee shall determine whether all payments required to be made pursuant to subclauses (b)(i), (b)(ii) and (b)(iii) above, have been made, and from any amounts remaining in the Trustee Expense Account, the Trustee shall, based upon information set forth in the Servicer's Certificate for such Remittance Date (in the following order of priority):

          (i) pay any amounts not previously paid and required to be paid pursuant to subclauses (b)(i), (b)(ii) and (b)(iii) above;

          (ii) reimburse the Servicer and/or the Depositor, for Reimbursable Amounts;

          (iii) reimburse the Servicer and/or the Depositor for advances made by it pursuant to the last paragraph of subclause (a) above; and

          (iv) remit to the Servicer as additional Servicing Compensation any amounts remaining in the Trustee Expense Account after payments made pursuant to subclauses (b)(i), (b)(ii), (b)(iii), (c)(i) and (c)(ii), above.

     Section 6.04 Payment of Monthly Premium to Certificate Insurer.

     On each Remittance Date commencing on April 25, 1997 (other than the final Remittance Date hereunder), from the amounts on deposit in the Certificate Account, prior to making the remittances required pursuant to Section 6.06(c), the Trustee shall pay the Certificate Insurer the Monthly Premium.

     Section 6.05 Investment of Accounts.

     (a) So long as no Event of Default shall have occurred and be continuing, and consistent with any requirements of the Code, all or a portion of any Account, except the Pre-Funding Accounts held by the Trustee, shall be invested and reinvested by the Trustee, as directed in writing, or by telephone or facsimile transmission confirmed in writing, by the Servicer, in one or more Permitted Instruments. Subject to the last paragraph of Section 5.04 above in the case of the Principal and Interest Accounts, no such investment in any Account shall mature later than the Business Day immediately preceding the next Remittance Date. Consistent with any requirements of the Code, all or a portion of the Reserve Account held by the Trustee shall be invested and reinvested by the Trustee, as directed in writing, or by telephone or facsimile transmission confirmed in writing, by the Holders of a majority in Percentage Interest of the Class R Certificates in one or more Permitted Instruments. No such investment shall mature later than the Business Day immediately preceding the next Remittance Date.

     (b) If any amounts are needed for disbursement from any Account held by the Trustee and sufficient uninvested funds are not available to make such disbursement, the Trustee shall cause to be sold or otherwise converted to cash a sufficient amount of the investments in such Account. The Trustee shall not be liable for any investment loss or other charge resulting therefrom unless the Trustee's failure to perform in accordance with this Section 6.05 is the cause of such loss or charge or if the Trustee is the obligor and has defaulted thereon.

     (c) Subject to Section 12.01, the Trustee shall not in any way be held liable by reason of any insufficiency in any Account held by the Trustee resulting from any investment loss on any Permitted Instrument included therein (except to the extent that the Trustee is the obligor and has defaulted thereon).

     (d) The Trustee shall invest and reinvest funds in the Accounts (except the Pre-Funding Accounts) held by the Trustee, to the fullest extent practicable, in such manner as the Servicer or the Holders of a majority in Percentage Interest of the Class R Certificates, as applicable, shall from time to time direct as set forth in Section 6.05(a) above, but only in one or more Permitted Instruments.

     (e) All income or other gain from investments in any Account held by the Trustee shall be deposited in such Account immediately on receipt, and the Trustee shall notify the Servicer, or the Depositor, or the Holders of a majority in Percentage Interest of the Class R Certificates as the case may be, of any loss resulting from such investments. Upon receipt of such notification, the Servicer, in the case of all Accounts other than the Interest Coverage Account and the Reserve Account, the Depositor, in the case of the Interest Coverage Account and the Class R Certificateholders in the case of the Reserve Account, shall promptly remit the

                                       -83
amount of any such loss from their own funds, without reimbursement therefor, to the Trustee for deposit in the Account or Accounts from which the related funds were withdrawn for investment.

     Section 6.06 Priority and Subordination of Distributions.

     (a) The rights of the Certificateholders to receive distributions from the proceeds of the Trust Fund, and all ownership interests of the Certificateholders in such distributions, shall be as set forth in this Agreement. In this regard, all rights of the Class R Certificateholders to receive distributions in respect of the Class R Certificates shall be subject and subordinate to the preferential rights of the Class A Certificateholders to receive distributions in respect of the Class A Certificates, to the extent set forth herein. In accordance with the foregoing, the ownership interests of the Class R Certificateholders in amounts deposited in the Accounts from time to time shall not vest unless and until such amounts are properly distributed in respect of the Class R Certificates in accordance with the terms of this Agreement. Notwithstanding anything contained in this Agreement to the contrary, no Certificateholder shall be required to refund any amount properly distributed to it pursuant to the terms of this Agreement.

     (b) As soon as possible, and in no event later than 10:00 a.m. Chicago time on the Business Day immediately preceding each Remittance Date, subject to receipt by the Trustee of the Servicer's Certificate, the Trustee shall furnish the Certificate Insurer and the Servicer with a completed notice in the form set forth as Exhibit A to the Certificate Insurance Policy (the "Notice") indicating that an Insured Payment is necessary. The Notice shall specify the amount of Insured Payment and shall constitute a claim for an Insured Payment pursuant to the Certificate Insurance Policy. Upon receipt of Insured Payments on behalf of the Class A Certificateholders under the Certificate Insurance Policy, the Trustee shall deposit such Insured Payments in the Certificate Account and shall distribute such Insured Payments in accordance with Section 6.02(ii) above and
Section 6.06(c) and (d).

     Each Class A Certificateholder shall promptly notify the Trustee in writing upon the receipt of a court order as described in clause (c)(vii) of the definition of Class A Principal Remittance Amount. The Trustee shall promptly notify the Certificate Insurer upon its receipt from any Certificateholder of any such court order. If the payment of any portion or all of any amount that is insured by the Certificate Insurer under the Certificate Insurance Policy is voided pursuant to a final order of a court exercising proper jurisdiction in an insolvency proceeding to the effect that the Trustee or the Class A Certificateholder, as the case may be, is required to return any such payment or portion thereof prior to the expiration date of the Certificate Insurance Policy because such payment was voided under the U.S. Bankruptcy Code, with respect to which order the appeal period has expired without an appeal having been filed (a "Final Order"), and, as a result, the Trustee or any Class A Certificateholder is required to return such voided payment, or any portion of such voided payment made in respect of the Class A Certificates (a "Preference Amount"), the Certificate Insurer will pay an amount equal to each such Preference Amount, on the second Business Day following receipt by the Certificate Insurer of (x) a certified copy of the Final Order, (y) an assignment, in form reasonably satisfactory to the Certificate Insurer, irrevocably assigning to the Certificate Insurer all rights and claims of the Trustee and/or such Class A Certificateholder relating to or arising under such Preference Amount and appointing the Certificate Insurer as the agent of the Trustee and/or such Class A Certificateholder in respect of such Preference Amount, and (z) a Notice appropriately completed and executed by the Trustee or such Class A Certificateholder, as the case may be. Such payment shall be made to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Final Order and not to the Trustee or Class A Certificateholder directly (unless a Class A Certificateholder has previously paid such amount to such receiver, conservator, debtor-in-possession or trustee named in such Final
Order in which case payment shall be made to the Trustee for distribution to the Class A Certificateholder upon proof of such payment reasonably satisfactory to the Certificate Insurer). Notwithstanding the foregoing, in no event shall the Certificate Insurer be (i) required to make any payment under the Certificate Insurance Policy in respect of any Preference Amount to the extent such Preference Amount is comprised of amounts previously paid by the Certificate Insurer thereunder, or (ii) obligated to make any payment in respect of any Preference Amount, which payment represents a payment of the principal amount of the Class A Certificates, prior to the time the Certificate Insurer otherwise would have been required to make a payment in respect of such principal.

     Each Class A Certificateholder, by its purchase of the Class A Certificates, the Servicer and the Trustee hereby agree that the Certificate Insurer may at any time during the continuation of any proceeding relating to a preference claim direct all matters relating to such preference claim, including, without limitation, the direction of any appeal of any order relating to such preference claim and the posting of any surety, supersedeas or performance bond pending any such appeal. In addition and without limitation of the foregoing, the Certificate Insurer shall be subrogated to the rights of the Servicer, the Trustee and each Class A Certificateholder in the conduct of any such preference claim, including, without limitation, all rights of any party to an adversary proceeding action with respect to any court order issued in connection with any such preference claim.

     The Trustee shall receive, as attorney-in-fact of each Holder of a Class A Certificate, any Insured Payment from the Certificate Insurer and disburse the same to each Holder of a Class A Certificate in accordance with the provisions of this Section 6.06. Insured Payments disbursed by the Trustee from proceeds of the Certificate Insurance Policy shall not be considered payment by the Trust Fund nor shall such payments discharge the obligation of the Trust Fund with respect to such Class A Certificates, and the Certificate Insurer shall become the owner of such unpaid amounts due from the Trust Fund in respect of Class A Certificates. The Trustee hereby agrees on behalf of each Holder of a Class A Certificate for the benefit of the Certificate Insurer that it recognizes that to the extent the Certificate Insurer makes Insured Payments, either directly or indirectly (as by paying through the Trustee), to the Class A Certificateholders, the Certificate Insurer will be subrogated to the rights of such Class A Certificateholders, with respect to such Insured Payment, shall be deemed, to the extent of the payments so made, to be a registered Class A Certificateholder and shall receive all future Class A Remittance Amounts until all such Insured Payments by the Certificate Insurer have been fully reimbursed, subject to the following paragraph. To evidence such subrogation, the Trustee shall, or shall cause the Certificate Registrar to, note the Certificate Insurer's rights as subrogee on the registration books maintained by the Trustee or the Certificate Registrar upon receipt from the Certificate Insurer of proof of payment of any Insured Payment. Except as otherwise described herein, the Certificate Insurer shall not acquire any voting rights hereunder as a result of such subrogation. The effect of the foregoing provisions is that, to the extent of Insured Payments made by it, the Certificate Insurer shall be paid before payment of the balance of the Class A Remittance Amount for which an Insured Payment was made, is made to the other Holders of the Class A Certificates, subject to the following paragraph.

     It is understood and agreed that the intention of the parties is that the Certificate Insurer shall not be entitled to reimbursement on any Remittance Date for amounts previously paid by it unless on such Remittance Date the Class A Certificateholders shall also have received the full amount of the Class A Remittance Amount with respect to the Class A Certificates (exclusive of any Class A Carry-Forward Amount, to the extent representing amounts previously paid to such Class A Certificateholders as Insured Payments or representing interest accrued in respect of Insured Payments) for such Remittance Date.

     (c) On or before each Remittance Date, the Servicer shall determine the Overcollateralization Amount after giving effect to the distribution of the Class A Principal Remittance Amount to the Holders of the Class A Certificates on such Remittance Date and the amount of the Net Excess Spread. On each Remittance Date the Trustee shall withdraw from the Certificate Account the Amount Available, and make distributions thereof, based upon the information set forth in the Servicer's Certificate for such Remittance Date, in the following order of priority to the extent available, except to the extent that the priority set forth in Section 6.07 shall be applicable:

          (X) If the Remittance Date is prior to the Cross-Over Date, the Trustee shall distribute the indicated amounts in the following order of priority:

          (i) to the Class A Certificateholders (including for purposes of this Section 6.06(c), the Certificate Insurer as the subrogee thereof), the lesser of:

               (A) the Amount Available; and

               (B) the Class A Interest Remittance Amount;

          (ii) to the Class A Certificateholders (including for purposes of this Section 6.06(c), the Certificate Insurer as the subrogee thereof), to be applied to reduce the Class A Principal Balance, to the extent described below, until the Class A Principal Balance thereof is reduced to zero and to make payments in respect of the amounts described in clauses (c)(v) (to the extent the amount in clause (c)(v) represents prior Insured Payments by the Certificate Insurer or interest accrued thereon pursuant to the definition of Class

     A Carry-Forward Amount) and (c)(vii) of the definition of the Class A Principal Remittance Amount, the lesser of:

               (A) the balance of the Amount Available after payments described in clause (X)(i) above; and

               (B) the Class A Principal Remittance Amount;

          (iii) to the Trustee Expense Account, an amount equal to the lesser of the balance of the Amount Available after payments described in clauses
     (X)(i) and (ii) above and any accrued and unpaid Annual Trustee Expense Amount;

          (iv) to the Class A Certificateholders to be applied to reduce the Class A Principal Balance until the Class A Principal Balance has been reduced to zero, an amount equal to the lesser of:

               (A) the balance of the Amount Available after payments described in clauses (X)(i) through (iii) above; and

               (B) the Additional Principal;

          (v) to the Servicer and/or the Depositor, an amount equal to the lesser of the balance of the Amount Available after payments described in clauses (X)(i) through (iv) above and any expenses incurred in connection with any third party claims that remain unreimbursed;

          (vi) to the Servicer, an amount equal to the lesser of the balance of the Amount Available after payments described in clauses (X)(i) through (v) above and the aggregate of any Nonrecoverable Servicing Advances and Nonrecoverable Monthly Advances previously made by the Servicer and not previously reimbursed; and

          (vii) to the Class R Certificateholders, the balance of the Amount Available, if any, after payments described in clauses (X)(i) through (vi) above.

     (Y) If the Remittance Date is on or after the Cross-Over Date, the Trustee shall distribute the indicated amounts in the following order of priority:

            (i) to the Class A Certificateholders (including for purposes of this Section 6.06(c), the Certificate Insurer as the subrogee thereof), the lesser of:

                 (A)    the balance of the Amount Available; and

                 (B)    the Class A Interest Remittance Amount;

          (ii) to the Class A Certificateholders (including for purposes of this Section 6.06(c), the Certificate Insurer as the subrogee thereof), to be applied to reduce the Class A Principal Balance until the Class A Principal Balance has been reduced to zero and to make payments in respect of the amounts described in clauses (c)(v) (to the extent the amounts described in clause (c)(v) represent prior Insured Payments by the Certificate Insurer or interest accrued thereon pursuant to the definition of Class A Carry-Forward Amount) and (c)(vii) of the definition of Class A Principal Remittance Amount, the lesser of:

                    (A) the balance of the Net Excess Amount Available after
               payments described in clause (Y)(i) above; and

                    (B) the Class A Principal Remittance Amount;

          (iii) to the Trustee Expense Account, an amount equal to the lesser of the balance of the Amount Available after payments described in clauses
     (Y)(i) and (ii) above and any accrued and unpaid Annual Trustee Expense Amount;

          (iv) to the Servicer and/or the Depositor, an amount equal to the lesser of the balance of the Amount Available after payments described in clauses (Y)(i) through (iii) above and any expenses incurred in connection with any third party claims that remain unreimbursed;

          (v) to the Servicer, an amount equal to the lesser of the balance of the Amount Available after payments described in clauses (Y)(i) through
     (iv) above and the aggregate of any Nonrecoverable Servicing Advances and Nonrecoverable Monthly Advances previously made by the Servicer and not previously reimbursed; and

          (vi) to the Class R Certificateholders, the balance of the Amount Available, if any, after payments described in clauses (Y)(i) through (v) above.

     As contemplated by Section 6.06(b) above, amounts distributed to the Class A Certificateholders pursuant to Sections 6.06(c)(X)(i) and (ii) and 6.06(c)(Y)(i) and (ii) above shall be applied first to distributions to the actual Certificateholders, to the extent of the Class A Remittance Amount with respect to the Class A Certificates (exclusive of any Class A Carry-Forward Amount to the extent representing amounts previously paid to the Class A Certificateholders, as Insured Payments or representing interest accrued in respect of Insured Payments), and then to reimbursement payments to the Certificate Insurer as subrogee to such Certificateholders.

     Upon the earlier to occur of (i) the May 27, 1997 Remittance Date and (ii) the termination of this Agreement, the Trustee shall distribute any amount remaining in the Pre-Funding Accounts to the Class A Certificateholders, to reduce the Class A Principal Balance until the Class A Principal Balance is zero.

     (d) Except as otherwise provided in the next succeeding sentence and Sections 6.06(e) and 6.07, all distributions made to the Class A Certificateholders or Class R Certificateholders as a Class on each Remittance Date will be made on a pro rata basis among the Certificateholders of record of the respective Class on the immediately preceding Record Date, based on the Percentage Interest represented by their respective Certificates, and shall be made by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall own of record (i) any Class R Certificate, or (ii) any Class A Certificate with an initial Class A Principal Balance in excess of $5,000,000 appearing in the Certificate Register and shall have provided timely and complete wiring instructions, and otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in the manner, but only upon presentment and surrender of such Certificate at the location specified in the notice to Certificateholders of such final distribution.

     (e) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, which shall credit the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. All such credits and disbursements with respect to a Book-Entry Certificate are to be made by the Depository and the Depository Participants in accordance with the provisions of the Class A Certificates. None of the Trustee, the Certificate Registrar, the Depositor nor the Servicer shall have any responsibility therefor except as otherwise provided by applicable law.

     To the extent applicable and not contrary to the rules of the Depository, the Trustee shall comply with the provisions of the form of the Class A Certificate as set forth in Exhibit B-1.

     Section 6.07 Insufficiency of Amount Available or Net Excess Amount
                  Available.

     If as of any Remittance Date the Amount Available, if such Remittance Date is prior to the Cross-Over Date, or the Net Excess Amount Available plus that additional portion of the Amount Available constituting Excess Spread available to pay the Class A Interest Remittance Amount with respect to the Class A Certificates pursuant to Section 6.06(c)(Y)(i) above, if such Remittance Date is on or after the Cross-Over Date, is insufficient to pay the Class A Certificateholders the Class A Interest Remittance Amount, then the Amount Available or Net Excess Amount Available, plus that additional portion of the Amount Available constituting Excess Spread available to pay the Class A Interest Remittance Amount with respect to the Class A Certificates pursuant to
Section 6.06(c)(Y)(i) shall be distributed by the Trustee to the Class A Certificateholders (including the Certificate Insurer as subrogee thereof) as follows: first, to the extent of the Class A Remittance Amount with respect to the Class A

Certificates exclusive of that portion of the Class A Carry-Forward Amount representing amounts previously covered by Insured Payments or interest accrued in respect of such Insured Payments, in proportion to the amount of interest that would have been distributed to such Class A Certificateholder absent such shortfall; and second, that portion of the Class A Carry-Forward Amount representing amounts previously covered by Insured Payments or interest accrued in respect of such Insured Payments, in proportion to the amount of interest that would have been distributed to such Class A Certificateholder absent such shortfall.

     Section 6.08 Statements.

     On or before 10:00 a.m. New York City time on the Determination Date, the Servicer shall deliver to the Certificate Insurer and the Trustee, by telecopy, the receipt and legibility of which shall be confirmed telephonically, and with hard copy thereof (and in the case of the remittance report referenced below, such report in computer readable magnetic tape, electronic data file or equivalent form) to be delivered on the following Business Day, a certificate signed by a Servicing Officer and the Servicer's Monthly Remittance Report substantially in the form attached hereto as Exhibit Q (together, the "Servicer's Certificate") stating the date (day, month and year), the series number of the Certificates, the date of this Agreement, and the following information (with respect to each Sub-Pool where appropriate):

          (i) The Available Remittance Amount for the related Remittance Date and any portion thereof that has been deposited in the Certificate Account but, pursuant to an order of a United States bankruptcy court of competent jurisdiction imposing a stay pursuant to Section 362 of the United States Bankruptcy Code, may not be withdrawn therefrom, the Amount Available and the Net Excess Amount Available;

          (ii) The Class A Principal Balance and the Sub-Pool Principal Balances as reported in the prior Servicer's Certificate pursuant to subclause (xii) below, or, in the case of the first Determination Date, the Original Class A Principal Balance and the Original Sub-Pool Principal Balances;

          (iii) The number and Principal Balances of all Mortgage Loans which were the subject of Principal Prepayments during the related Due Period;

          (iv) The amount of all Curtailments which were received during the Due Period;

          (v) The combined aggregate amount of (i) all Excess Payments and (ii) the principal portion of all Monthly Payments received during the related Due Period;

          (vi) The amount of interest received on the Mortgage Loans;

          (vii) The amount of the Monthly Advances to be made on the Determination Date, the Compensating Interest payment to be made on the Determination Date, the Interest Coverage Addition to be made on the Remittance Date and the amount to be deposited into the Certificate Account from funds on deposit in the Reserve Account pursuant to Section 6.14(c) on the Remittance Date;

          (viii) The delinquency and foreclosure information calculated as of the end of the month preceding the Determination Date set forth in the form attached hereto as Exhibit N;

          (ix) The Class A Principal Remittance Amount and the Class A Interest Remittance Amount;

          (x) The amount of the Insured Payment, if any, to be made on the related Remittance Date, the amount, if any, of previously unreimbursed Insured Payments, and the aggregate portion of the amounts described in clause (ix) above that represents unpaid interest accrued in respect of Insured Payments in accordance with the definition of Class A Carry-Forward Amount;

          (xi) The amount to be distributed to the Class R Certificateholders for the Remittance Date;

          (xii) The Class A Principal Balance and the Sub-Pool Principal Balances after giving effect to the distribution to be made on the related Remittance Date;

          (xiii) With respect to each Sub-Pool, the weighted average maturity and the weighted average Mortgage Rate;

          (xiv) The Servicing Fees and the amounts to be paid to the Certificate Insurer as the Monthly Premium pursuant to Section 6.02(i) above and to the Trustee Expense Account pursuant to Section 6.03;

          (xv) The amount of all payments or reimbursements to the Servicer pursuant to Section 5.04 (ii), (iv), (vi) and (ix) above and the amounts, if any, withdrawn pursuant to 5.04 (v) and (vii) above;

          (xvi) The related Sub-Pool Factor determined using the related Sub-Pool Principal Balance in subclause (xii) above, computed to seven (7) decimal places;

          (xvii) The Excess Spread to be deposited in the Certificate Account pursuant to Section 6.01(iii) above;

          (xviii) The allocation of Excess Spread to be distributed pursuant to
     Section 6.06(c) above to Class A Certificateholders, to the Servicer and/or Depositor as

     Reimbursable Amounts, to the Servicer as Nonrecoverable Advances and to the Class R Certificateholders;

          (xix) The sum of all Realized Losses with respect to each Sub-Pool since the Closing Date, the Subordinated Amount as of such Remittance Date, and the Unrecovered Class A Portion if any;

          (xx) The amounts which are reimbursable to the Servicer or the Depositor, as appropriate, pursuant to Sections 6.02, 6.03(c), 6.04 and 6.06(c) above;

          (xxi) With respect to each Sub-Pool, the number of Mortgage Loans at the beginning and at the end of the related Due Period;

          (xxii) If the related Remittance Date is the final Remittance Date in connection with the purchase by the Servicer of all the Mortgage Loans and REO Properties pursuant to Section 11.01, the Termination Price;

          (xxiii) With respect to each Sub-Pool, for the May 27, 1997 Remittance Date, the balance of the related Pre-Funded Amount that has not been used to purchase Subsequent Mortgage Loans and that is being distributed to the Class A Certificateholders as a mandatory prepayment of principal, if any, on such Remittance Date pursuant to the last paragraph of Section 6.06(c) above;

          (xxiv) The Overcollateralization Amount after giving effect to the distribution of the Class A Principal Remittance Amount on such Remittance Date, the Required Overcollateralization Amount for such Remittance Date and the amount of the Additional Principal to be distributed on such Remittance Date;

          (xxv) The aggregate unpaid principal balance of all delinquent Mortgage Loans repurchased by the Servicer on any Determination Date and cumulatively since the Closing Date pursuant to Section 5.11;

          (xxvi) The amount on deposit in the Reserve Account for such Remittance Date and the amount, if any, released to the Class R Certificateholders from the Reserve Account on such Remittance Date pursuant to Section 6.14(c)(i); and

          (xxvii) Such other information as the Certificate Insurer and the Certificateholders may reasonably request and which is produced or available in the ordinary course of the Servicer's business.

     The Trustee shall forward copies of such Servicer's Certificate to the Certificateholders and Moody's on the Remittance Date. All reports prepared by the Trustee of such withdrawals and deposits will be based in whole or in part upon the information provided to the Trustee by the Servicer, and the Trustee may fully rely upon and shall have no liability with respect to such information provided by the Servicer.

     To the extent that there are inconsistencies between the telecopy of the Servicer's Certificate and the hard copy thereof, the Trustee shall be entitled to rely upon the telecopy.

     In the case of information furnished pursuant to subclauses (ii), (iii),
(iv), (v), (ix), (x) and (xii) above, the amounts shall be expressed in a separate section of the report as a dollar amount per $1,000 original dollar amount as of the Cut-off Date, in the case of such information relevant to Class A Certificateholders.

     (a) Within a reasonable period of time after the end of each calendar year, the Servicer shall furnish to the Trustee for distribution to each Person who at any time during the calendar year was a Class A Certificateholder, if requested in writing by such Person, such information as is reasonably necessary to provide to such Person a statement containing the information set forth in subclauses (vi), (ix) and (xiv) above, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Servicer to the Trustee or the Certificateholders pursuant to any requirements of the Code as from time to time are in force.

     (b) On each Remittance Date, the Trustee shall forward to the Class R Certificateholders a copy of the reports forwarded to the Class A Certificateholders in respect of such Remittance Date and a statement setting forth the amounts actually distributed to the Class R Certificateholders on such Remittance Date together with such other information as the Servicer deems necessary or appropriate.

     (c) Within a reasonable period of time after the end of each calendar year, the Servicer shall furnish to the Trustee for distribution to each Person who at any time during the calendar year was a Class R Certificateholder, if requested in writing by such Person, such information as is reasonably necessary to provide to such Person a statement containing the information provided pursuant to the previous paragraph aggregated for such calendar year or applicable portion thereof during which such Person was a Class R Certificateholder. Such obligation of the Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Servicer to the Trustee or the Certificateholders pursuant to any requirements of the Code as from time to time in force.

     (d) Upon reasonable advance notice in writing, the Servicer will provide to each Class A Certificateholder which is a savings and loan association, bank or insurance company access to information and documentation regarding the Mortgage Loans sufficient to permit such Class A Certificateholders to comply with applicable regulations of the FDIC or other regulatory authorities with respect to investment in the Class A Certificates.

     (e) The Servicer shall furnish to each Certificateholder, during the term of this Agreement, such periodic, special, or other reports or information, whether or not provided for herein, as shall be necessary, reasonable, or appropriate with respect to the Certificateholder, or otherwise with respect to the purposes of this Agreement, all such reports or information to be provided by and in accordance with such applicable instructions and directions as the Certificateholder may reasonably require; provided, that the Servicer shall be entitled to be reimbursed by such Certificateholder for the Servicer's actual expenses incurred in providing such reports, if such reports are not generally produced in the ordinary course of the Servicer's business.

     (f) Reports and computer tapes furnished by the Servicer pursuant to this Agreement shall be deemed confidential and of proprietary nature, and shall not be copied or distributed except in connection with the purposes and requirements of this Agreement. No Person entitled to receive copies of such reports or tapes shall use the information therein for the purpose of soliciting the customers of the Depositor or for any other purpose except as set forth in this Agreement.

     Section 6.09 Advances by the Servicer.

     Not later than 4:00 p.m. New York time on the Determination Date, the Servicer shall remit to the Trustee for deposit in the Certificate Account an amount (as indicated in the Servicer's Certificate prepared pursuant to Section
6.08 above), to be distributed on the related Remittance Date pursuant to
Section 6.06 above, equal to the sum of, with respect to each Sub-Pool (a) the interest portions of the aggregate amount of Monthly Payments due but not received during the related Due Period (net of the Servicing Fee, the Annual Trustee Expense Amount and, after the Cross-Over Date, the Excess Spread), plus
(b) with respect to each REO Property which was acquired during or prior to the related Due Period and as to which an REO Disposition did not occur during the related Due Period, an amount equal to the excess, if any, of interest on the Principal Balance of such REO Property at the related Mortgage Rate (net of the Servicing Fee, the Annual Trustee Expense Amount and, after the Cross-Over Date, the Excess Spread) for the most recently ended calendar month over the net income from the REO Property transferred to the Principal and Interest Account with respect to the related Sub-Pool during the related Due Period pursuant to
Section 5.10 above, plus (c) with respect to a Mortgage Loan with a delinquent Balloon Payment, an amount equal to the assumed interest portion of the aggregate amount of the Monthly Payment that would have been due on the related Due Period (net of the Servicing Fee, the Annual Trustee Expense Amount and, after the Cross-Over Date, the Excess Spread) based on the original amortization schedule for such Mortgage Loan, plus (d) with respect to each Remittance Date, the amount necessary on the first, second, third, and fourth Remittance Dates to pay 30 days' interest with respect to each non-delinquent Mortgage Loan (net of the Servicing Fee and the Annual Trustee Expense Amount), plus (e) with respect to each Remittance Date, if pursuant to Section 5.04(ii) above the Servicer has previously reimbursed itself for a Monthly Advance made pursuant to Section 6.09(c) or Section 6.09(d) above, then an amount equal to such amount previously reimbursed, such sum being defined herein as the "Monthly Advance". In lieu of making all or a portion of such Monthly Advance from its own funds, the Servicer may (i) cause to be made an appropriate entry in its records relating to the Principal and Interest Account with respect to the related Sub-Pool that any amount held in the Principal and Interest Account with respect to the related Sub-Pool, and not required for distribution on the immediately succeeding Remittance Date has been used by the Servicer in discharge of its obligation to make any such Monthly Advance and (ii) transfer such funds from the Principal and Interest Account with respect to the related Sub-Pool to the Certificate Account. Any funds so applied and transferred shall be replaced by the Servicer by deposit in the related Principal and Interest Account no later than the close of business on the Business Day immediately preceding the Remittance Date on which such funds are required to be distributed pursuant to this Agreement. The Servicer may reimburse itself pursuant to Section 5.04 above for Monthly Advances made from its own funds. Notwithstanding the foregoing, the Monthly Advance required on the first Remittance Date by Section 6.09(d) above shall be mandatory, and each successive Monthly Advance pursuant to Section 6.09(d) and Section 6.09(e) above shall be made if and to the extent the Servicer has reimbursed itself for amounts previously advanced pursuant to such Sections 6.09(d) and 6.09(e), as the case may be.

     Section 6.10 Compensating Interest.

     Not later than the close of business on each Determination Date, with respect to each Mortgage Loan for which a Principal Prepayment or Curtailment was received during the related Due Period, the Servicer shall remit to the Trustee for deposit in the Certificate Account from amounts otherwise payable to it as Servicing Compensation (as indicated in the Servicer's Certificate prepared pursuant to Section 6.08 above), an amount equal to the difference between (a) 30 days' interest on the Principal Balance of each such Mortgage Loan immediately following the Remittance Date in the related Due Period at the Mortgage Rate, net of the Servicing Fee and the Annual Trustee Expense Amount, and after the Cross-Over Date, the Excess Spread, and (b) the amount of interest actually received on each such Mortgage Loan for such Due Period, net of the Servicing Fee, the Annual Trustee Expense Amount, and after the Cross-Over Date, the Excess Spread.

     Section 6.11 [Reserved].

     Section 6.12 Pre-Funding Account.

     (a) With respect to each Sub-Pool and no later than the Closing Date, the Trustee shall establish and maintain with itself one or more segregated trust accounts that are Eligible Accounts, which shall be titled, with respect to Sub-Pool 1, "Sub-Pool 1 Pre-Funding Account, LaSalle National Bank, as trustee for the registered holders of AFC Mortgage Loan Asset Backed Certificates, Series 1997-1 and with respect to Sub-Pool 2, "Sub-Pool 2 Pre-Funding Account, LaSalle National Bank, as trustee for the registered holders of AFC Mortgage Loan Asset Backed Certificates, Series 1997-1." The Trustee shall, promptly upon receipt, deposit in the related Pre-Funding Account and retain therein the Original Pre-Funded Amount with respect to the related Sub-Pool remitted on the Closing Date to the Trustee by the

Depositor. Prior to May 27, 1997 or any earlier Subsequent Transfer Date on which the entire balance of the Original Pre-Funded Amount with respect to the related Sub-Pool is applied to purchase Subsequent Mortgage Loans, the related Pre-Funding Account will be an asset of the Trust Fund REMIC. Amounts on deposit in the related Pre-Funding Account shall not be invested.

     (b) Amounts on deposit in the related Pre-Funding Account shall be withdrawn by the Trustee as follows:

          (i) On any Subsequent Transfer Date, the Trustee, upon written direction from the Depositor, shall withdraw from the related Pre-Funding Account an amount equal to 100% of the Principal Balances of the Subsequent Mortgage Loans with respect to the related Sub-Pool transferred and assigned to the Trustee on such Subsequent Transfer Date and pay such amount to or upon the order of the Depositor upon satisfaction of the conditions with respect to such transfer and assignment set forth in
     Section 2.10(b) above with respect to all Subsequent Mortgage Loans,
     Section 2.10(c) with respect to Sub-Pool 1 Subsequent Mortgage Loans and
     Section 2.10(d) with respect to Sub-Pool 2 Subsequent Mortgage Loans;

          (ii) If the related Pre-Funded Amount has not been reduced to zero during the Funding Period, on the May 27, 1997 Remittance Date, the Trustee shall effect the distributions described in the last paragraph of Section 6.06(c) above;

and also, in no particular order of priority:

          (iv) to withdraw any amount not required to be deposited in the related Pre-Funding Account or deposited therein in error; and

          (v) to clear and terminate the related Pre-Funding Account upon the earliest to occur of (A) the May 27, 1997 Remittance Date and (B) the termination of this Agreement, with any amounts remaining on deposit therein being paid to the Class R Certificateholders.

     Section 6.13 Interest Coverage Account.

     (a) The Trustee shall establish and maintain with itself a separate, segregated trust account, which shall be an Eligible Account, titled, "Interest Coverage Account, LaSalle National Bank, as trustee for the registered holders of AFC Mortgage Loan Asset Backed Certificates, Series 1997-1." The Trustee shall, promptly upon receipt, deposit in the Interest Coverage Account and retain therein the Interest Coverage Amount remitted on the Closing Date to the Trustee by the Depositor. Funds deposited in the Interest Coverage Account shall be held in trust by the Trustee for the Certificateholders for the uses and purposes set forth herein. For federal income tax purposes, the Depositor shall be the owner of the Interest Coverage Account and shall report all items of income, deduction, gain or loss arising therefrom. At no time will the Interest Coverage Account be an asset of the Trust Fund REMIC. All income and gain realized from investment of funds deposited in the Interest Coverage Account shall be for the sole and exclusive benefit of the Depositor and shall be remitted by the Trustee to the Depositor on the first Business Day following each Remittance Date. The Depositor shall deposit in the Interest Coverage Account the amount of any net loss incurred in respect of any such Permitted Investment immediately upon realization of such loss.

     (b) On the April 25, 1997 Remittance Date, the Trustee shall withdraw from the Interest Coverage Account and deposit in the Certificate Account an amount, as provided in the Servicer's Monthly Remittance Report, equal to (i) 30 days' interest on the Original Pre-Funded Amounts calculated at an annual rate equal to 10.72% minus (ii) the sum of (1) interest payments received on Subsequent Mortgage Loans during the related Due Period and (2) Monthly Advances in respect of interest portions of delinquent Monthly Payments on Subsequent Mortgage Loans conveyed to the Trustee during the related Due Period.

     (c) On the May 27, 1997 Remittance Date, the Trustee shall withdraw from the Interest Coverage Account and deposit in the Certificate Account an amount, as provided in the Servicer's Monthly Remittance Report, equal to (i) 30 days' interest on the Original Pre-Funded Amounts minus the aggregate Principal Balance of Subsequent Mortgage Loans conveyed to the Trustee having a Due Date prior to April 1, 1997 at an annual rate equal to 10.72% minus (ii) the sum of
(1) interest payments received on Subsequent Mortgage Loans conveyed to the Trustee during the related Due Period and (2) Monthly Advances in respect of interest portions of delinquent Monthly Payments on Subsequent Mortgage Loans conveyed to the Trustee during the related Due Period.

     (d) On the date of conveyance of a Subsequent Mortgage Loan to the Trustee, excess funds on deposit in the Interest Coverage Account in an amount equal to the product of (i) the Principal Balance of such Subsequent Mortgage Loan and
(ii) 10.72% and (iii) a fraction, the numerator of which is the number of days from the Subsequent Transfer Date to May 16, 1997 and the denominator of which is 360 days, shall be remitted immediately to the Depositor.

     (e) Upon the earlier of (i) the May 27, 1997 Remittance Date, (ii) the reduction of the Class A Principal Balance to zero, (iii) the termination of this Agreement in accordance with Section 11.01 or (iv) the date of the conveyance of the last Subsequent Mortgage Loan to the Trustee, as set forth in a written letter of instruction by the Servicer to the Trustee, any amount remaining on deposit in the Interest Coverage Account after distributions pursuant to Sections 6.13(b) and 6.13(c) above shall be withdrawn by the Trustee and paid to the Depositor.

     Section 6.14 Reserve Account.

     (a) No later than the Closing Date, the Trustee shall establish and maintain with itself a separate, segregated trust account, which shall be an Eligible Account, titled, "Reserve Account, LaSalle National Bank, as trustee for the registered holders of AFC Mortgage Loan

Asset Backed Certificates, Series 1997-1." The Trustee shall, promptly upon receipt, deposit in and retain in the Reserve Account, the Initial Reserve Account Deposit remitted on the Closing Date to the Trustee by the Depositor. Funds deposited in the Reserve Account shall be held in trust by the Trustee for the Certificateholders for the uses and purposes set forth herein.

     (b) The Reserve Account will be an asset of the Trust Fund REMIC and will be treated as a "qualified reserve fund" within the meaning of Treasury regulations Section 1.860G-2(g)(2).

     (c) On any Remittance Date, amounts on deposit in the Reserve Account shall be withdrawn on each Remittance Date by the Trustee to be applied, at the written direction of the Servicer:

          (i) to release to the Class R Certificateholders, on each Remittance Date on which the sum of Overcollateralization Amount and the amount on deposit in the Reserve Account exceeds the Required Overcollateralization Amount after giving effect to all payments to be made on the Class A Certificates on such Remittance Date, an amount equal to the lesser of (i) the amount, if any, remaining in the Reserve Account and (ii) such excess;

          (ii) to deposit in the Certificate Account, an amount equal to the excess of the sum of the Class A Remittance Amount with respect to the Class A Certificates for such Remittance Date over the Available Remittance Amount for such Remittance Date after any applications of Excess Spread;

and also, in no particular order of priority:

          (iii) to invest amounts on deposit in the Reserve Account in Permitted Instruments pursuant to Section 6.05 above; and

          (iv) to clear and terminate the Reserve Account upon the termination of this Agreement with any amounts on deposit therein being paid to the Class R Certificateholders.

     (d) Upon the earlier to occur of the Cross-Over Date or the Remittance Date on which all amounts due have been paid to the Class A Certificateholders, including the Certificate Insurer as subrogee of the Class A Certificateholders, the Trustee, after making any withdrawals from the Reserve Account required pursuant to Section 6.14(c) above, shall clear and terminate the Reserve Account, liquidate, upon the written direction of the Class R Certificateholders holding an aggregate Percentage Interest equal to at least 51%, any investments therein, and pay any uninvested funds therein or the proceeds of such liquidation to the Class R Certificateholders.

     Section 6.15 Compliance with Withholding Requirements.

     Notwithstanding any other provision of this Agreement, the Trustee shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Trustee reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. In the event the Trustee does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trustee shall indicate the amount withheld to such Certificateholders.

                                   ARTICLE VII

                           GENERAL SERVICING PROCEDURE

     Section 7.01 Assumption Agreements.

     When a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Servicer shall, to the extent it has knowledge of such conveyance or prospective conveyance, exercise its rights to accelerate the maturity of the related Mortgage Loan under any "due-on-sale" clause contained in the related Mortgage or Mortgage Note; provided, however, that the Servicer shall not exercise any such right if the "due-on-sale" clause, in the reasonable belief of the Servicer, is not enforceable under applicable law. In such event, the Servicer shall enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, unless prohibited by applicable law or the Mortgage Documents, the Mortgagor remains liable thereon. The Servicer is also authorized with the prior approval of the Certificate Insurer to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as Mortgagor and becomes liable under the Mortgage Note. The Servicer shall notify the Trustee and the Certificate Insurer that any such substitution or assumption agreement has been completed by forwarding to the Trustee the original of such substitution or assumption agreement and a duplicate thereof to the Certificate Insurer, which original shall be added by the Trustee to the related Trustee's Mortgage File and shall, for all purposes, be considered a part of such Trustee's Mortgage File to the same extent as all other documents and instruments constituting a part thereof. In connection with any assumption or substitution agreement entered into pursuant to this Section 7.01, the Servicer shall not change the Mortgage Rate or the Monthly Payment, defer or forgive the payment of principal or interest, reduce the outstanding principal amount or extend the final maturity date on such Mortgage Loan. Any fee collected by the Servicer for consenting to any such conveyance or entering into an assumption or substitution agreement shall be retained by or paid to the Servicer as additional Servicing Compensation.

     Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption which the Servicer may be restricted by law from preventing, for any reason whatsoever.

     Section 7.02 Satisfaction of Mortgages and Release of Mortgage Files.

     The Servicer shall not grant a satisfaction or release of a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage or otherwise prejudice any right the Certificateholders may have under the mortgage instruments subject to Section 5.01 above. The Servicer shall maintain the Fidelity Bond as provided for in Section 5.09 above insuring the Servicer against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

     Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer will immediately notify the Trustee (if it holds the related Trustee's Mortgage File) or the Custodian, as the case may be, by an Officers' Certificate in the form of Exhibit I attached hereto (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Principal and Interest Account pursuant to Section 5.03 above have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Trustee's Mortgage File. Upon receipt of such certification and request, the Trustee or such Custodian, as the case may be, shall promptly release the related Trustee's Mortgage File to the Servicer. Expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be payable only from and to the extent of Servicing Compensation with respect to the related Sub-Pool and shall not be chargeable to the related Principal and Interest Account or the Certificate Account.

     With respect to any Mortgage Note released by the Trustee to the Servicer or to any Subservicer in accordance with the terms of this Agreement, other than a release or satisfaction pursuant to the second paragraph of this Section 7.02, prior to such release, the Trustee shall (a) complete all endorsements in blank so that the endorsement reads "Pay to the order of LaSalle National Bank, as Trustee under the Pooling and Servicing Agreement, dated as of March 1, 1997, Series 1997-1" and (b) complete a restrictive endorsement that reads "LaSalle National Bank is the holder of the mortgage note for the benefit of the Certificateholders under the Pooling and Servicing Agreement, dated as of March 1, 1997, Series 1997-1" with respect to those Mortgage Notes currently endorsed "Pay to the order of holder", if any.

     From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any primary mortgage guaranty insurance policy, the Trustee shall, upon request of the Servicer and delivery to the Trustee of a certification in the form of Exhibit I attached hereto signed by a Servicing Officer, release the related Trustee's Mortgage File or any document therein to the Servicer, and the Trustee shall execute such documents as shall be necessary to the prosecution of any such proceedings. Such servicing receipt shall obligate the Servicer to return the Trustee's Mortgage File or any document released therefrom to the Trustee when the need therefor by the Servicer no longer exists, unless the Mortgage Loan has been liquidated and the Net Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Principal and Interest Account with respect to each Sub-Pool, and remitted to the Trustee for deposit in the Certificate Account or the Trustee's Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Servicer has delivered to the Trustee a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Trustee's Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated, the servicing receipt shall be released by the Trustee to the Servicer.

     The Trustee shall execute and deliver to the Servicer any court pleadings, requests for trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Together with such documents or pleadings, the Servicer shall deliver to the Trustee a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale. The Trustee shall, upon receipt of a written request from a Servicing Officer, execute any document provided to the Trustee by the Servicer or take any other action requested in such request that is, in the opinion of the Servicer as evidenced by such request, required by any state or other jurisdiction to discharge the lien of a Mortgage upon the satisfaction thereof and the Trustee will sign and post, but will not guarantee receipt of, any such documents to the Servicer, or such other party as the Servicer may direct, within five Business Days, or more promptly if needed, of the Trustee's receipt of such certificate or documents. Such certificate or documents shall establish to the Trustee's satisfaction that the related Mortgage Loan has been paid in full by or on behalf of the Mortgagor and that such payment has been deposited in the Principal and Interest Account.

     Section 7.03 Servicing Compensation.

     As compensation for its services under this Agreement, subject to Section 6.10, the Servicer shall be entitled to withdraw from the Principal and Interest Account with respect to the related Sub-Pool or to retain from interest payments on the Mortgage Loans, the Servicer's Servicing Fee. Additional servicing compensation in the form of assumption and other administrative fees, interest paid on funds on deposit in the Principal and Interest Accounts, interest paid and earnings realized on Permitted Instruments in the Principal and Interest Accounts, Certificate Account and Trustee Expense Account, amounts remitted pursuant to Sections 6.03(c)(iii), 6.04 and 7.01 above, late payment charges and Excess Proceeds shall be retained by or remitted to the Servicer to the extent not required to be remitted to the Trustee for deposit in the Certificate Account. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for herein. The Depositor's Yield is the property of the Depositor, and not the property of the Servicer, and such ownership shall not be affected by any termination of the Servicer.

     Section 7.04 Annual Statement as to Compliance.

     The Servicer will deliver to the Certificate Insurer, the Trustee, S&P, Moody's, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc., not later than the last day of the fourth month following the end of the Servicer's fiscal year, beginning for the fiscal year ending June 30, 1997, an Officer's Certificate stating that (i) the Servicer has fully complied with the provisions of Articles V and VII, (ii) a review of the activities of the Servicer during the preceding fiscal year and of performance under this Agreement has been made under such officer's supervision, and (iii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof and the action being taken by the Servicer to cure such default.

     Section 7.05 Annual Independent Public Accountants' Servicing Report and
                  Comfort Letter.

     Not later than the last day of the fourth month following the end of the Servicer's fiscal year, beginning for the fiscal year ending June 30, 1997, the Servicer, at its expense, shall cause a firm of independent public accountants reasonably acceptable to the Trustee and the Certificate Insurer to furnish (1) a letter or letters to the Certificate Insurer, the Trustee, S&P, Moody's, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc. to the effect that such firm has with respect to the Servicer's overall servicing operations examined such operations in accordance with the requirements of the Uniform Single Audit Program for Mortgage Bankers, and stating such firm's conclusions relating thereto and (2) a letter to the effect that such firm has examined Section 6.08 of this Agreement (or the comparable section of a substantially similar agreement of the Servicer, as Servicer, under which certain payments to the holders of certificates are guaranteed by the Certificate Insurer) and verified the mathematical accuracy of the amounts reported by the Servicer and that such amounts were computed in accordance with the terms of this Agreement (or such comparable agreement).

     Section 7.06 Certificateholder's, Trustee's and Certificate Insurer's Right
                  to Examine Servicer Records.

     Each Certificateholder, the Trustee and the Certificate Insurer shall have the right upon reasonable prior notice, during normal business hours and as often as reasonably required, to examine and audit any and all of the books, records or other information of the Servicer, whether held by the Servicer or by another on behalf of the Servicer, which may be relevant to the performance or observance by the Servicer of the terms, covenants or conditions of this Agreement.

     Section 7.07 Reports to the Trustee; Principal and Interest Account
                  Statements.

     If any Principal and Interest Account is not maintained with the Trustee, then not later than 25 days after each Record Date, the Servicer shall forward to the Trustee a statement, certified by a Servicing Officer, setting forth the status of such Principal and Interest Account as of the close of business on the preceding Record Date and showing, for the period covered by such statement, the aggregate of deposits into such Principal and Interest Account for each category of deposit specified in Section 5.03 above, the aggregate of withdrawals from such Principal and Interest Account for each category of withdrawal specified in Section 5.04 above, the aggregate amount of permitted withdrawals not made in the related Due Period, the amount of any related Monthly Advances for the related Due Period.

                                  ARTICLE VIII

                       REPORTS TO BE PROVIDED BY SERVICER

     Section 8.01 Financial Statements.

     The Servicer understands that, in connection with the transfer of the Certificates, Certificateholders may request that the Servicer make available to prospective Certificateholders annual audited financial statements of the Servicer for one or more of the most recently completed five fiscal years for which such statements are available, which request shall not be unreasonably denied.

     The Servicer also agrees to make available on a reasonable basis to the Certificate Insurer and any prospective Certificateholder a knowledgeable financial or accounting officer for the purpose of answering reasonable questions respecting recent developments affecting the Servicer or the financial statements of the Servicer and to permit the Certificate Insurer and any prospective Certificateholder to inspect the Servicer's servicing facilities during normal business hours for the purpose of satisfying the Certificate Insurer and such prospective Certificateholder that the Servicer has the ability to service the Mortgage Loans in accordance with this Agreement.

                                   ARTICLE IX

                                  THE SERVICER

     Section 9.01 Indemnification; Third Party Claims.

     (a) The Servicer agrees to indemnify and hold the Trustee, the Certificate Insurer and each Certificateholder (and their respective Affiliates, directors, officers, employees and agents) harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Trustee, the Certificate Insurer, any such Certificateholder or any such other indemnified Person may sustain in any way related to the failure of the Servicer to perform its duties and service the Mortgage Loans in compliance with the terms of this Agreement. The Servicer shall immediately notify the Trustee, the Certificate Insurer and each Certificateholder if a claim is made by a third party with respect to this Agreement, and the Servicer shall assume (with the consent of the Trustee) the defense of any such claim and advance all expenses in connection therewith, including reasonable counsel fees, and promptly advance funds to pay, discharge and satisfy any judgment or decree which may be entered against the Servicer, the Trustee, the Certificate Insurer, a Certificateholder and/or any such other indemnified Person in respect of such claim. The Trustee may reimburse the Servicer from amounts otherwise distributable on the Class R Certificates for all amounts advanced by it pursuant to the preceding sentence except when the claim relates directly to the failure of the Servicer to service and administer the Mortgage Loans in compliance with the terms of this Agreement.

     (b) The Depositor agrees to indemnify and hold the Trustee, the Certificate Insurer and each Certificateholder (and their respective Affiliates, directors, officers, employees and agents) harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Trustee, the Certificate Insurer, any Certificateholder and/or any such other indemnified person may sustain in any way related to the failure of the Servicer, if it is an Affiliate thereof, or the failure of the Depositor to perform their respective duties in compliance with the terms of this Agreement. The Depositor shall immediately notify the Trustee, the Certificate Insurer and each Certificateholder if a claim is made by a third party with respect to this Agreement and the Depositor shall assume (with the consent of the Trustee) the defense of any such claim and advance all expenses in connection therewith, including reasonable counsel fees, and promptly advance funds to pay, discharge and satisfy any judgment or decree which may be entered against the Servicer, the Depositor, the Trustee, the Certificate Insurer, a Certificateholder and/or any such other indemnified Person in respect of such claim. The Trustee may, if necessary, reimburse the Depositor from amounts otherwise distributable on the Class R Certificates if the claim is made with respect to this Agreement for all amounts advanced by it pursuant to the preceding sentence, except when the claim relates directly to the failure of a Servicer, if it is, or is an affiliate of, the Depositor, to perform its obligations to service and administer the Mortgages in compliance with the terms of this Agreement, or the failure of the Depositor to perform its duties in compliance with the terms of this Agreement.

     (c) The Depositor agrees to indemnify the Trust Fund for any liability arising from the naming of the Trust Fund as a defendant in its capacity as an assignee of the lender in an action under the Riegle Community Development and Regulatory Improvement Act of 1994.

     Section 9.02 Merger or Consolidation of the Depositor and the Servicer.

     The Servicer and the Depositor will keep in full effect its existence, rights and franchises as a corporation, and will obtain and preserve its qualification to do business as a foreign corporation, in each jurisdiction necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

     Any Person into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any Person succeeding to the business of the Servicer, shall be an established mortgage loan servicing institution that has a net worth of at least $15,000,000 and shall be the successor of the Servicer without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving person to any Servicer shall be qualified to sell mortgage loans to, and to service mortgage loans on behalf of FNMA or FHLMC. The Servicer shall send notice of any such merger or consolidation to the Trustee, the Rating Agencies and the Certificate Insurer.

     Section 9.03 Limitation on Liability of the Servicer and Others.

     The Depositor and the Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by them herein. The Servicer and any director, officer, employee or agent of the Servicer may rely on any document of any kind which it in good faith reasonably believes to be genuine and to have been adopted or signed by the proper authorities respecting any matters arising hereunder. Subject to the terms of Section 9.01, the Servicer shall have no obligation to appear with respect to, prosecute or defend, any legal action which is not incidental to the Servicer's duty to service the Mortgage Loans in accordance with this Agreement.

     Section 9.04 Servicer Not to Resign.

     The Servicer shall not assign this Agreement or any part thereof nor resign from the obligations and duties hereby imposed on it except (i) that the Servicer may resign from any obligations and duties hereby imposed on it in connection with the Class A Certificates upon mutual consent of the Servicer, the Depositor, the Certificate Insurer, the Trustee and the Majority Certificateholders or (ii) upon the determination that the Servicer's duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer. Any such determination under clause (ii) permitting the resignation of the Servicer shall be evidenced by a written Opinion of Counsel (who may be counsel for the Servicer) to such effect delivered to the Trustee, the Depositor and the Certificate Insurer, which Opinion of Counsel shall be in form and substance acceptable to the Trustee and the Certificate Insurer. No such resignation shall become effective until a successor has assumed such Servicer's responsibilities and obligations hereunder in accordance with Section 10.02.

     Section 9.05 Representations of the Servicer.

     The Servicer hereby represents and warrants to the Trustee, the Certificate Insurer and the Certificateholders as of the Closing Date:

     (a) The Servicer is a federally chartered stock savings bank and has been duly organized and is validly existing and in good standing under the laws of the United States and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each Mortgaged Property State if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Servicer and perform its obligations as Servicer or exempt from such licensing or qualification; the Servicer has the power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action; this Agreement evidences the valid, binding and enforceable obligation of the Servicer; and all requisite action has been taken by the Servicer to make this Agreement valid, binding and enforceable upon the Servicer in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium and other, similar laws relating to or affecting creditors' rights generally or the application of equitable principles in any proceeding, whether at law or in equity;

     (b) All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any federal, state or other governmental authority or agency (other than any such actions, approvals, etc. under any state securities laws, real estate syndication or "Blue Sky" statutes, as to which the Servicer makes no such representation or warranty), that are necessary in connection with the execution and delivery by the Servicer of the documents to which it is a party, have been duly taken, given or obtained, as the case may be, are in full force and effect, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement and the other documents on the part of the Servicer and the performance by the Servicer of its obligations as Servicer under this Agreement and such of the other documents to which it is a party;

     (c) The consummation of the transactions contemplated by this Agreement will not result in the breach of any terms or provisions of the charter or by-laws of the Servicer or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any material agreement, indenture or loan or credit agreement or other material instrument to which the Servicer or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject;

     (d) Neither this Agreement nor the Prospectus nor any statement, report or other document prepared by the Servicer and furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading;

     (e) There is no action, suit, proceeding or investigation pending or, to the best of the Servicer's knowledge, threatened against the Servicer which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Servicer or in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted, or in any material liability on the part of the Servicer or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Servicer contemplated herein, or which would be likely to impair materially the ability of the Servicer to perform under the terms of this Agreement; and

     (f) The Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Servicer or its properties or might have consequences that would materially and adversely affect its performance hereunder or under any Subservicing Agreement.

     Section 9.06 Accounting Upon Resignation or Termination of Servicer.

     Upon resignation of the Servicer under Section 9.04 or upon termination of the Servicer under Section 10.01, the Servicer shall:

          (a) deliver to its successor or, if none shall yet have been appointed, to the Trustee the funds in the Sub-Pool 1 Principal and Interest Account or the Sub-Pool 2 Principal and Interest Account;

          (b) deliver to its successor or, if none shall yet have been appointed, to the Trustee all Mortgage Files and related documents and statements held by it hereunder and a Mortgage Loan portfolio computer tape;

          (c) deliver to its successor or, if none shall yet have been appointed, to the Trustee and, upon request, to the Certificateholders a full accounting of all funds, including a statement showing the Monthly Payments collected by it and a statement of monies held in trust by it for the payments or charges with respect to the Mortgage Loans; and

     (d) execute and deliver such instruments and perform all acts reasonably requested in order to effect the orderly and efficient transfer of servicing of the Mortgage Loans to its successor and to more fully and definitively vest in such successor all rights, powers, duties, responsibilities, obligations and liabilities of the Servicer under this Agreement.

                                    ARTICLE X

                                     DEFAULT

     Section 10.01 Events of Default.

     (a) In case one or more of the following Events of Default by the Servicer shall occur and be continuing, that is to say:

          (i)(A) an Event of Nonpayment which continues unremedied for a period of one (1) Business Day after the date on which written notice of such failure requiring the same to be remedied shall have been given to the Servicer by the Trustee, to the Servicer and the Trustee by the Certificate Insurer or to the Servicer, the Trustee and the Certificate Insurer by any Certificateholder and, in the case of an Event of Nonpayment described in clause (i) or (ii) of the definition thereof, the insufficiency referred to in such clause (i) or (ii) does not result from a failure by the Certificate Insurer to perform in accordance with the terms of this Agreement or the Certificate Insurance Policy or a failure by the Trustee to perform in accordance with this Agreement; (B) the failure by the Servicer to make any required Servicing Advance, to the extent such failure materially and adversely affects the interest of the Certificate Insurer or the Certificateholders and which continues unremedied for a period of 20 days after the date on which written notice of such failure requiring the same to be remedied shall have been given to the Servicer by the Trustee, to the Servicer and the Trustee by the Certificate Insurer or to the Servicer, the Trustee and the Certificate Insurer by any Certificateholder;
     (C) the failure by the Servicer to make any required Monthly Advance to the extent of the full amount of the Class A Interest Remittance Amount; or (D) any other failure by the Servicer to remit to the Certificateholders, or to the Trustee for the benefit of the Certificateholders, any payment required to be made by the Servicer under the terms of this Agreement, to the extent such failure materially and adversely affects the interest of the Certificate Insurer or the Certificateholders and which continues unremedied for a period of 20 days after the date upon which written notice of such failure requiring the same to be remedied shall have been given to the Servicer by the Trustee, to the Servicer and the Trustee by the Certificate Insurer or to the Servicer, the Trustee and the Certificate Insurer by any Certificateholder; or

          (ii) failure by the Servicer duly to observe or perform, in any material respect, any other covenants, obligations or agreements of the Servicer as set forth herein, which failure continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, to the Servicer and the Trustee by the Certificate Insurer or to the Servicer, the Trustee and the Certificate Insurer by any Certificateholder; or

          (iii) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of 60 days; or

          (iv) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of the Servicer's property, which appointment shall continue unremedied for a period of 30 days after the Servicer has received notice of such default; or

          (v) the Servicer shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations, any of which shall continue unremedied for a period of 30 days after the Servicer has received notice of such default;

     (b) then, and in each and every such case so long as such Event of Default shall not have been remedied, (x) in the case solely of clause (i)(C) above, if such Monthly Advance is not made by 4:00 p.m. Chicago time on the Determination Date, the Trustee, upon receipt of written notice or discovery by a Responsible Officer of such failure, shall give immediate telephonic notice of such failure to a Servicing Officer of the Servicer and, unless such failure is cured, either by receipt of payment or receipt of evidence satisfactory to the Certificate Insurer (e.g., a wire reference number communicated by the sending bank; the Certificate Insurer shall notify the Trustee if the Certificate Insurer receives satisfactory evidence that such funds have been sent), by 12:00 Noon New York City time on the following Business Day, the Trustee, or a successor servicer appointed in accordance with Section 10.02, shall immediately make such Monthly Advance and assume, pursuant to Section 10.02, the duties of a successor Servicer, and (y) in the case of clauses (i)(A), (i)(B), (i)(D), (ii), (iii),
(iv) and (v) above, the Majority Certificateholders, by notice in writing to the Servicer and a Responsible Officer of the Trustee and subject to the prior written consent of the Certificate Insurer, which consent may not be unreasonably withheld, may, in addition to whatever rights such Certificateholders may have at law or equity to damages, including injunctive relief and specific performance, commence termination of all the rights and obligations of the Servicer hereunder and in and to the Mortgage Loans and the proceeds thereof, as servicer. Upon receipt by the Servicer of a second written notice (except relative to clause (i)(C) above) from the Majority Certificateholders stating that they intend to terminate the Servicer as a result of such Event of Default, all authority and power of the Servicer under this Agreement, shall, subject to Section 10.02, pass to and be vested in the Trustee or its designee and the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including, but not limited to, the transfer and endorsement or assignment of the related Mortgage Loans and related documents. The Servicer agrees to cooperate with the Trustee in effecting the termination of the Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Trustee or its designee for administration by it of all amounts which shall at the time be credited by the Servicer to the Principal and Interest Accounts or thereafter received with respect to the Mortgage Loans. For the purposes of exercising the remedies set forth in Section 10.01 above, with respect to clauses (i), (iii), (iv) and (v) of Section 10.01(a) above, the Certificate Insurer shall be deemed to be the Majority Certificateholder for so long as the Certificate Insurance Policy shall be in effect and the Certificate Insurer shall be in full compliance with its payment obligations thereunder. If, however, the Certificate Insurer fails to exercise any of its rights under this
Section 10.01 in respect of such clauses (i), (iii), (iv) and (v), it shall not be deemed to be the Majority Certificateholder for the purposes of such clauses. For the purposes of clause (ii), either the Certificate Insurer with the consent of the Trustee or the Majority Certificateholders may direct the appropriate remedial action provided in this Section.

     The Trustee shall not be deemed to have knowledge of an Event of Default (except an Event of Default pursuant to Section 10.01(a)(i)(A) above relating to an Event of Nonpayment or the failure to make a Monthly Advance) unless a Responsible Officer has received written notice thereof.

     (c) Notwithstanding anything to the contrary contained in this Agreement, upon the occurrence of an Event of Nonpayment known to a Responsible Officer of the Trustee, the Trustee shall promptly notify the Certificate Insurer of such occurrence with respect to such Sub-Pool. During the thirty (30) day period following receipt of such notice, the Trustee and the Certificate Insurer shall cooperate with each other to determine if the occurrence of such Event of Nonpayment is more likely than not the result of the acts or omissions of the Servicer or more likely than not the result of events beyond the control of the Servicer. If the Trustee and the Certificate Insurer conclude that the Event of Nonpayment is the result of the latter, the Servicer may not be terminated unless and until an Event of Default unrelated to such Event of Nonpayment has occurred and is continuing, whether or not the Servicer has cured such Event of Nonpayment. If the Trustee and the Certificate Insurer conclude that the Event of Nonpayment is the result of the former, the Certificate Insurer or the Majority Certificateholders, as the case may be, may terminate the Servicer in accordance with Section 10.01(b) above, provided that the Trustee shall have until the 60th day following the date of receipt of notice of the Event of Nonpayment to either assume the servicing or appoint a successor servicer pursuant to Section 10.02.

     If the Trustee and the Certificate Insurer cannot agree, and the basis for such disagreement is not arbitrary or unreasonable, as to the cause of the Event of Nonpayment, the decision of the Certificate Insurer shall control; provided, however, that if the Certificate Insurer decides to terminate the Servicer, the Trustee shall be relieved of its obligation to assume the servicing or to appoint a successor, which shall be the exclusive obligation of the Certificate Insurer.

     The Trustee shall promptly notify Moody's and S&P of the occurrence of an Event of Default known to a Responsible Officer of the Trustee.

     Notwithstanding any termination of the activities of a Servicer hereunder, the Servicer shall be entitled to receive, out of any late collection of a Monthly Payment on a Mortgage Loan which was due prior to the notice terminating the Servicer's rights and obligations as Servicer hereunder and received after such notice, that portion thereof to which the Servicer would have been entitled pursuant to Sections 5.04(i) through (ix), and any other amounts payable to the Servicer hereunder the entitlement to which arose prior to the termination of its activities hereunder.

     Section 10.02 Trustee to Act; Appointment of Successor.

     On and after the time the Servicer receives a notice of termination pursuant to Section 10.01 above, or the Trustee receives the resignation of the Servicer evidenced by an Opinion of Counsel pursuant to Section 9.04, or the Servicer is removed as servicer pursuant to this Article X, the Trustee shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, provided, however, that the Trustee shall have no liability or obligation hereunder in respect of any period prior to becoming such successor, whether for acts or omissions of any prior servicer or otherwise. The Trustee, as successor to the Servicer, shall be obligated to make advances pursuant to Sections 6.09, 6.10, 5.10 or
5.14 unless, and only to the extent, the Trustee determines reasonably and in good faith that such advances would not be recoverable pursuant to Sections 5.04(ii) or 6.06(c)(X)(v) and (vi) or 6.06(c)(Y)(iv) and (v), such determination to be evidenced by a certification of a Responsible Officer of the Trustee delivered to the Certificate Insurer. Subject to its determination that such advances would not be recoverable in accordance with the foregoing, the Trustee, as successor to the Servicer, shall be obligated to advance any amount described in clause (c)(vii) of the definition of Class A Principal Remittance Amount. As compensation therefor, the Trustee, or any successor servicer appointed pursuant to the following paragraph, shall be entitled to all funds relating to the Mortgage Loans which the Servicer would have been entitled to receive from the Principal and Interest Accounts pursuant to Section 5.04 above if the Servicer had continued to act as servicer hereunder, together with other servicing compensation as provided in Sections 7.01 and 7.03 above. In no event shall the Trustee or the Trust Fund acquire any rights to the Depositor's Yield.

     The Trustee also shall have the right to elect to be successor to the Servicer with respect to less than all of the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and shall be entitled to select such responsibilities and duties (and related liabilities) and appoint a successor servicer to perform the other responsibilities (and related liabilities). In the event that the Trustee makes such election, the aggregate compensation payable to the Trustee and the successor servicer may be equal to (but shall not be in excess of) that set forth in Section 7.03, the breakdown of such compensation between the Trustee and such successor servicer to be determined by them. In the event the Trustee makes such election, it shall provide prompt written notice to the Depositor, which notice shall identify the successor servicer, the portion of the responsibilities, duties and liabilities to be performed by the Trustee and the Servicer and the portion of the compensation of the Servicer which is to be paid to each of the Trustee and such successor servicer.

     Notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act or if the Majority Certificateholders or the Certificate Insurer so request in writing to the Trustee, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution acceptable to the Certificate Insurer, which acceptance shall not be unreasonably withheld, that has a net worth of not less than $15,000,000 and which is approved as a servicer by FNMA and FHLMC as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder. Any collections received by the Servicer after removal or resignation shall be endorsed by it to the Trustee and remitted directly to the Trustee or, at the direction of the Trustee, to the successor servicer. The compensation of any successor servicer (including, without limitation, the Trustee) so appointed shall be the aggregate Servicing Fees, together with other Servicing Compensation in the form of assumption fees, late payment charges or otherwise. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Servicer agrees to cooperate with the Trustee and any successor servicer in effecting the termination of the Servicer's servicing responsibilities and rights hereunder and shall promptly provide the Trustee or such successor servicer, as applicable, all documents and records reasonably requested by it to enable it to assume the Servicer's functions hereunder and shall promptly also transfer to the Trustee or such successor servicer, as applicable, all amounts which then have been or should have been deposited in the Principal and Interest Accounts by the Servicer or which are thereafter received with respect to the Mortgage Loans. Neither the Trustee nor any other successor servicer shall be held liable by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Servicer hereunder. No appointment of a successor to the Servicer hereunder shall be effective until the Trustee shall have consented thereto, and written notice of such proposed appointment shall have been provided by the Trustee to each Certificateholder. The Trustee shall not resign as successor servicer until another successor servicer reasonably acceptable to the Certificate Insurer has been appointed.

     Pending appointment of a successor to the Servicer hereunder, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Servicer pursuant to Section 7.03, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in this Agreement. The Servicer, the Trustee, any Custodian and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

     Section 10.03 Waiver of Defaults.

     The Majority Certificateholders, on behalf of all Certificateholders and subject to the consent of the Certificate Insurer, or the Certificate Insurer, may waive any events permitting removal of the Servicer as servicer pursuant to this Article X; provided, however, that neither the Majority Certificateholders nor the Certificate Insurer may waive a default in making a required distribution on a Certificate without the consent of the Holder of such Certificate. Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived. Notice of any such waiver shall be given by the Trustee to Moody's and S&P.

     Section 10.04 Trigger Event.

     (a) Upon the determination by the Certificate Insurer that a Trigger Event has occurred, the Certificate Insurer shall give notice of such Trigger Event to the Servicer, the other parties hereto, Moody's and S&P. Upon such determination, the Certificate Insurer may direct the Trustee to terminate the Servicer.

     (b) Upon receipt of direction to remove the Servicer pursuant to the preceding clause (a), the Trustee shall notify the Servicer that it has been terminated and the Servicer shall be terminated in the same manner as specified in Sections 10.01 and 10.02.

                                   ARTICLE XI

                                   TERMINATION

     Section 11.01 Termination.

     Subject to Section 11.02, this Agreement shall terminate upon notice to the Trustee of either: (a) the later of the distribution to Certificateholders of the final payment or collection with respect to the last Mortgage Loan (or Monthly Advances of same by the Servicer), or the disposition of all funds with respect to the last Mortgage Loan and the remittance of all funds due hereunder and the payment of all amounts due and payable to the Certificate Insurer and the Trustee or (b) mutual consent of the Servicer, the Certificate Insurer and all Certificateholders in writing; provided, however, that in no event shall the Trust established by this Agreement terminate later than the later of (i) twenty-one years after the death of the last lineal descendant of Joseph P. Kennedy, late Ambassador of the United States to the Court of St. James's, alive on the date hereof or (ii) the latest possible maturity date specified in
Section 13.01(l).

     Subject to Section 11.02, the Servicer may, at its option, terminate its rights and obligations under this Agreement, on any date on which the Pool Principal Balance is less than or equal to 5% of the sum of the Original Pool Principal Balance and the Original Pre-Funded Amounts by purchasing, on the next succeeding Remittance Date, all of the outstanding Mortgage Loans and REO Properties at a price (the "Termination Price") equal to the excess, if any, of
(1) the sum of (x) (i) 100% of the Principal Balance of each outstanding Mortgage Loan, and (ii) 30 days' interest on the amount described in clause (x) at a rate equal to the related Net Mortgage Rate, and (y) the appraised value of each REO Property, such appraisal to be conducted by an appraiser mutually agreed upon by the Servicer and the Trustee in their reasonable discretion (and approved by the Certificate Insurer in its reasonable discretion), over (2) the amounts (other than the Termination Price being calculated pursuant to this paragraph) that will constitute the Available Remittance Amount for such Remittance Date (including without limitation, the amounts to be transferred to the Certificate Account on the Determination Date immediately preceding such Remittance Date pursuant to the second following paragraph), to the extent such other amounts represent collections on the Mortgage Loans and REO Properties of principal not yet applied to reduce the Principal Balance thereof or interest adjusted to a rate equal to the Class A Pass-Through Rate accrued from and after the respective Due Dates in the Due Period next preceding the related Due Period. In connection with any such purchase, the Servicer shall also pay any outstanding and unpaid fees and expenses of the Trustee and the Certificate Insurer relating to this Agreement that such parties would otherwise have been entitled to pursuant to Sections 12.05 and 6.03(a), in the case of the Trustee, and Section 6.04, in the case of the Certificate Insurer.

     Any such purchase by the Servicer shall be accomplished by remitting to the Trustee for deposit into the Certificate Account on the Determination Date immediately preceding the Remittance Date on which the purchase is to occur the amount of the Termination

Price. On the same day that the Termination Price is deposited into the Certificate Account, any amounts then on deposit in the Principal and Interest Accounts (other than Excess Spread, any amounts not required to have been deposited therein pursuant to Section 5.03 and any amounts withdrawable therefrom by the Servicer pursuant to Section 5.04(ii), (iii) and (vii)) shall be transferred to the Certificate Account for distribution to the Certificateholders on the final Remittance Date; and any amounts received by the Servicer with respect to the Mortgage Loans and REO Properties subsequent to such transfer shall belong to the Person purchasing the Mortgage Loans and REO Properties. For purposes of calculating the Available Remittance Amount for the final Remittance Date, amounts transferred to the Certificate Account pursuant to the immediately preceding sentence on the Determination Date immediately preceding such final Remittance Date shall in all cases be deemed to have been received during the related Due Period, and such transfer shall be made pursuant to Section 5.04(i).

     Notice of any termination, specifying the Remittance Date upon which the Trust Fund will terminate and the Certificateholders shall surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Servicer by letter to the Trustee to be forwarded to the Certificateholders mailed during the month of such final distribution before the Determination Date in such month, specifying (i) the Remittance Date upon which final payment of the Certificates will be made upon presentation and surrender of Certificates at the office of the Trustee therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Remittance Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Trustee therein specified. On the final Remittance Date, the Trustee shall distribute or credit, or cause to be distributed or credited, the Amount Available for such Remittance Date in accordance with Section 6.06(c). The obligations of the Certificate Insurer under this Agreement shall terminate upon the deposit by the Servicer or the Certificate Insurer, as applicable, with the Trustee of a sum sufficient to purchase all of the Mortgage Loans and REO Properties as set forth above, reduction of the Class A Principal Balance to zero and payment of any amount set forth in clause (c)(vii) of the definition of Class A Principal Remittance Amount.

     In the event that all of the Certificateholders shall not surrender their Certificates for cancellation within six months after the time specified in the above-mentioned written notice, the Servicer shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice, all of the Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates and the cost thereof shall be paid out of the funds and other assets of the Trust Fund which remain subject hereto. If within nine months after the second notice all the Certificates shall not have been surrendered for cancellation, the Class R Certificateholders shall be entitled to all unclaimed funds and other assets of the Trust Fund which remain subject hereto and the Trustee upon transfer of such funds shall be discharged of any responsibility for such funds and the Certificateholders shall look to the Class R Certificateholders for payment.

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


     Section 11.02 Additional Termination Requirements.

     (a) In the event the Servicer exercises its purchase option as provided in
Section 11.01 above, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trustee has been furnished with an Opinion of Counsel to the effect that the failure of the Trust Fund to comply with the requirements of this Section 11.02 will not (i) result in the imposition of taxes on "prohibited transactions" of the Trust Fund as defined in
Section 860F of the Code, or (ii) cause the Trust Fund REMIC to fail to qualify as a REMIC at any time that any Class A Certificates are outstanding:

          (i) The Servicer shall establish a 90-day liquidation period for the Trust Fund REMIC, and specify the first day of such period in a statement attached to the Trust Fund REMIC's final Tax Return pursuant to Treasury regulations Section 1.860F-1. The Servicer also shall satisfy all of the requirements of a qualified liquidation for the Trust Fund REMIC, under
     Section 860F of the Code and the regulations thereunder;

          (ii) The Servicer shall notify the Trustee at the commencement of such 90-day liquidation period and, at or prior to the time of making of the final payment on the Certificates, the Servicer shall sell or otherwise dispose of all of the remaining assets of the Trust Fund REMIC, in accordance with the terms hereof; and

          (iii) At the time of the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Class R Certificateholders all cash on hand (other than cash retained to meet claims), and the Trust Fund REMIC shall terminate at that time.

     (b) By their acceptance of the Certificates, the Holders thereof hereby authorize the Servicer, if it chooses to do so, to specify the 90-day liquidation period on the final Tax Return of the Trust Fund REMIC, which authorization shall be binding upon all successor Certificateholders.

     Section 11.03 Depositor's Right to Depositor's Yield Absolute.

     The Depositor's right to receive the Depositor's Yield with respect to each Mortgage Loan shall be absolute and unconditional, and shall survive notwithstanding the termination of the rights and obligations of the Servicer hereunder, the resignation of the Servicer or the termination of this Agreement. The Depositor's right to receive the Depositor's Yield shall not be subject to offset or counterclaim, whether or not such right has been assigned in whole or in part, notwithstanding any breach of any representation or warranty of the Depositor under this Agreement or any default by the Depositor of any of its obligations or covenants under this Agreement. The Depositor shall have the right to assign any or all of its rights in and to the Depositor's Yield, without notice to or the consent of any party of this Agreement or any Certificateholder.

                                   ARTICLE XII

                                   THE TRUSTEE

     Section 12.01 Duties of Trustee.

     The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default of which a Responsible Officer of the Trustee shall have actual knowledge has occurred and has not been cured or waived, the Trustee shall, except in those cases in which it is required by the terms of this Agreement to follow the direction of the Certificate Insurer or the Rating Agencies, exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

     The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement, provided, however that the Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Servicer or the Depositor hereunder. If any such instrument is found not to conform to the requirements of this Agreement, the Trustee shall notify the Certificate Insurer and request written instructions as to the action the Certificate Insurer deems appropriate to have the instrument corrected, and if the instrument is not so corrected, the Trustee will provide notice thereof to the Certificate Insurer who shall then direct the Trustee as to the action, if any, to be taken.

     No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

          (i) Prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any resolutions, certificates, statements or opinions, reports, documents, orders or instruments furnished to the Trustee and conforming to the requirements of this Agreement;

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          (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or other officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

          (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with this Agreement or at the direction of the Certificate Insurer or the Majority Certificateholders or any of them relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising or omitting to exercise any trust or power conferred upon the Trustee, under this Agreement;

          (iv) The Trustee shall not be required to take notice or be deemed to have notice or knowledge of any default or Event of Default (except a default or Event of Default set forth under Section 10.01(i)(A) or 10.01(i)(C)) unless a Responsible Officer of the Trustee shall have actual knowledge thereof or have received written notice thereof. In the absence of receipt of such notice, the Trustee may conclusively assume that there is no default or Event of Default;

          (v) The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability for the performance of any of its duties hereunder or the exercise of any of its rights or powers if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement;

          (vi) Subject to any express requirement of this Agreement and until such time as the Trustee shall be the successor to the Servicer and without otherwise limiting the generality of this Section, the Trustee shall have no duty (A) to see to any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (B) to see to any insurance, (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund,
     (D) to confirm or verify the contents of any reports or certificates of any Servicer

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     delivered to the Trustee pursuant to this Agreement believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties; and

          (vii) The Trustee shall not be deemed a fiduciary for the Certificate Insurer in its capacity as such, except to the extent the Certificate Insurer has made an Insured Payment and is thereby subrogated to the rights of the Certificateholders with respect thereto.

     Section 12.02 Certain Matters Affecting the Trustee.

     (a) Except as otherwise provided in Section 12.01:

          (i) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, Opinion of Counsel, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (ii) The Trustee may consult with counsel and any advice or opinion of counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion of counsel;

          (iii) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend by litigation hereunder or in relation hereto at the request, order or direction of the Certificate Insurer or any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders or the Certificate Insurer, as applicable, shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; except in those cases in which the Trustee is required by the terms of this Agreement to follow the direction of the Certificate Insurer or the Majority Certificateholders nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default (which has not been cured), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs;

          (iv) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

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          (v) Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Certificate Insurer or the Majority Certificateholders; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost, expense or liability as a condition to taking any such action. The reasonable expense of every such examination shall be paid by the Servicer or, if paid by the Trustee, shall be repaid by the Servicer upon demand from such Servicer's own funds;

          (vi) The right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act;

          (vii) The Trustee shall not be required to give any bond or surety in respect of the execution of the Trust created hereby or the powers granted hereunder; and

          (viii) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

     (b) Following the Startup Day, the Trustee shall not knowingly accept any contribution of assets to the Trust Fund REMIC, unless the Trustee shall have received from the Depositor an Opinion of Counsel to the effect that the inclusion of such assets in the Trust Fund REMIC will not cause the Trust Fund REMIC to fail to qualify as a REMIC at any time that any of the Certificates are outstanding or subject the Trust Fund REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

     Section 12.03 Trustee Not Liable for Certificates or Mortgage Loans.

     The recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates) shall be taken as the statements of the Depositor, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document (including any document comprising a part of the Mortgage
File). The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Servicer in respect of the Mortgage Loans or deposited in or withdrawn by any Servicer from the Principal and Interest Accounts. The Trustee shall not be responsible for the

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legality or validity of the Agreement or the validity, priority, perfection or sufficiency of the security for the Certificates issued or intended to be issued hereunder. The Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder (unless the Trustee shall have become the successor to the Servicer) or to prepare or file any Securities and Exchange Commission filing for the Trust Fund or to record this Agreement.

     Section 12.04 Trustee May Own Certificates.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee, and may otherwise deal with the parties hereto.

     Section 12.05 Servicer to Pay Trustee's Fees and Expenses.

     The Servicer and the Depositor, jointly and severally, covenant and agree to pay to the Trustee annually, from amounts on deposit in the Trustee Expense Account, and the Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all routine services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and routine duties hereunder of the Trustee, and the Servicer and the Depositor will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith, provided that the Trustee shall have no lien on the Trust Fund, other than the Trustee Expense Account, for the payment of its fees and expenses. To the extent that actual fees and expenses of the Trustee exceed the Annual Trustee Expense Amount, the Servicer and/or the Depositor shall reimburse the Trustee for such shortfall out of its own funds without reimbursement therefor, except as provided in Section
6.03. The Trustee and any director, officer, employee or agent of the Trustee shall be indemnified, jointly and severally, by the Servicer and the Depositor and held harmless against any loss, liability or expense (including legal fees and expenses) (i) incurred in connection with any legal action relating to this Agreement, the Prospectus or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder, and (ii) resulting from any error in any tax or information return prepared by the Servicer. The obligations of the Servicer and the Depositor under this Section 12.05 shall survive termination of the initial Servicer and payment of the Certificates, and shall extend to any co-trustee or separate-trustee appointed pursuant to this Article XII.

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     Section 12.06 Eligibility Requirements for Trustee.

     The Trustee hereunder shall at all times be (i) a bank organized and doing business under the laws of any state or the United States of America, (ii) authorized under such laws to exercise corporate trust powers, including taking title to the Trust Fund assets on behalf of the Certificateholders, (iii) having a combined capital and surplus of at least $50,000,000, (iv) whose long-term deposits shall be rated at least "BBB" by S&P and Baa2 by Moody's (except as provided herein) or such lower long-term deposit rating by S&P as may be approved in writing by the Certificate Insurer and S&P or the Certificate Insurer and Moody's, as the case may be (v) is subject to supervision or examination by federal or state authority and (vi) is reasonably acceptable to the Certificate Insurer as evidenced in writing. If such bank publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this
Section 12.06, the combined capital and surplus of such bank shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 12.06, the Trustee shall resign immediately in the manner and with the effect specified in Section
12.07 hereof.

     Section 12.07 Resignation and Removal of the Trustee.

     The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Servicer, the Rating Agencies and the Certificate Insurer, not less than 60 days before the date specified in such notice when such resignation is to take effect. Upon receiving such notice of resignation, the Servicer shall promptly appoint a successor trustee which satisfies the eligibility requirements of Section 12.06 by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to the Certificateholders and the Certificate Insurer by the Servicer. Unless a successor trustee shall have been so appointed and have accepted appointment within 60 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 12.06 and shall fail to resign after written request therefor by any Servicer, or the Certificate Insurer, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Servicer or the Certificate Insurer may remove the Trustee and the Servicer shall, within 30 days after such removal, appoint, subject to the approval of the Certificate Insurer, which approval shall not be unreasonably withheld, a successor trustee which satisfies the eligibility requirements of Section 12.06 by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the Certificateholders, each Rating Agency and the Certificate Insurer by the successor trustee.

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     If the Trustee fails to perform in accordance with the terms of this
Agreement, the Majority Certificateholders or the Certificate Insurer may remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Servicer, one complete set to the Trustee so removed and one complete set to the successor Trustee so appointed. A copy of such instrument shall be delivered to the Certificate Insurer by the Servicer.

     The Depositor may, in its discretion, remove the Trustee with the consent of the Certificate Insurer, which consent shall not be unreasonably withheld, without cause. The Servicer shall, within 30 days after such removal, appoint, subject to the approval of the Certificate Insurer, which approval shall not be unreasonably withheld, a successor trustee which satisfies the eligibility requirements of Section 12.06 by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the Certificateholders, each Rating Agency and the Certificate Insurer by the successor trustee.

     Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee which satisfies the eligibility requirements of Section 12.06 as provided in Section 12.08.

     Section 12.08 Successor Trustee.

     Any successor trustee appointed as provided in Section 12.07 shall execute, acknowledge and deliver to the Servicer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall, to the extent necessary, deliver to the successor trustee, or Custodian, if any, all Mortgage Files and related documents and statements held by it hereunder, and the Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

     No successor trustee shall accept appointment as provided in this Section
12.08 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 12.06 and its appointment shall not adversely affect the then current rating of the Certificates.

     Upon acceptance of appointment by a successor trustee as provided in this
Section 12.08, the Servicer shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Servicer fails to

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mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Servicer.

     Section 12.09 Merger or Consolidation of Trustee.

     Any Person into which the Trustee may be merged or converted or with which it may be consolidated or any corporation or banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or bank succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation or bank shall be eligible under the provisions of Section 12.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     Section 12.10 Appointment of Co-Trustee or Separate Trustee.

     Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 12.10, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable. Any such co-trustee or separate trustee shall be approved by the Certificate Insurer. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 12.06 and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 12.08.

     In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 12.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

     Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each

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of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article XII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee, and a copy thereof shall be forwarded by the Trustee to the Certificate Insurer.

     Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. The Trustee shall not be responsible for any action or inaction of any such separate trustee or co-trustee. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

     Section 12.11 Tax Returns.

     The Trustee, upon request, will promptly furnish the Servicer with all such information as may reasonably be required in connection with the Servicer's preparation of all Tax Returns of the Trust Fund REMIC or for the purpose of the Servicer's responding to reasonable requests for information made by Certificateholders in connection with tax matters and, within five (5) Business Days of a request therefor, shall (i) sign on behalf of the Trust Fund REMIC any Tax Return that the Trustee is required to sign pursuant to applicable federal, state or local tax laws, and (ii) cause such Tax Return to be returned in a timely manner to the Servicer for distribution to Certificateholders or filed with a government authority if required.

     Section 12.12 Appointment of Custodians.

     The Trustee may, with the consent of the Servicer and the Certificate Insurer, appoint one or more Custodians to hold all or a portion of the Trustee's Mortgage Files as agent for the Trustee, by entering into a Custodial Agreement. Subject to this Article XII, the Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders and the Certificate Insurer. Each Custodian shall be a depository institution subject to supervision by federal or state authority and shall be qualified to do business in the jurisdiction in which it holds any Trustee's Mortgage File. Each Custodial Agreement may be amended only as provided in Section 14.02.

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     Section 12.13 Trustee May Enforce Claims Without Possession of
Certificates.

     All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, any such proceeding instituted by the Trustee shall be brought in its own name or in its capacity as Trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Certificateholders in respect of which such judgment has been recovered.

     Section 12.14 Suits for Enforcement.

     In case an Event of Default or other default by the Servicer hereunder shall occur and be continuing, the Trustee, in its discretion, but subject to
Section 10.01, may proceed to protect and enforce its rights and the rights of the Certificateholders under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee or the Certificateholders.

     Section 12.15 Control of Remedies by Certificate Insurer and
Certificateholders.

     Notwithstanding anything herein to the contrary, the Certificate Insurer or the Majority Certificateholders, with the consent of the Certificate Insurer, may direct the time, method and place of conducting any proceeding relating to the Trust Fund or the Certificates or for any remedy available to the Trustee with respect to the Certificates or exercising any trust or power conferred on the Trustee with respect to the Certificates or the Trust Fund; provided, that:

          (i) such direction shall not be unlawful or in conflict with this Agreement;

          (ii) the Trustee shall have been provided with indemnity satisfactory to it;

          (iii) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; and

          (iv) that the Trustee need not take any action which it determines might involve it in liability or may be unjustly prejudicial to the Holders not so directing.

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                                  ARTICLE XIII

                                REMIC PROVISIONS

     Section 13.01 REMIC Administration.

     (a) The Servicer shall make an election to treat the Trust Fund REMIC as a REMIC under the Code and, if necessary, under applicable state law. Such elections will be made on Form 1066 or other appropriate federal tax or information return or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. For the purposes of the REMIC election in respect of the Trust Fund REMIC, the Class A Certificates shall be designated as the "regular interests" and the Class R Certificates shall be designated as the sole class of "residual interests" in the Trust Fund REMIC. The Servicer shall not permit the creation of any "interests" in the Trust Fund REMIC (within the meaning of Section 860G of the Code) other the than interests represented by the Certificates.

     (b) The Closing Date is hereby designated as the "Startup Day" of the Trust Fund REMIC within the meaning of Section 860G(a)(9) of the Code.

     (c) The Servicer shall hold the Tax Matters Person Residual Interest Certificate representing a 0.01% Percentage Interest of the Class R Certificates and is designated as the Tax Matters Person of the Trust Fund REMIC, as provided under Treasury regulations Section 1.860F-4(d) and temporary Treasury regulations Section 301.6231(a)(7)-1T. The Servicer, as Tax Matters Person, shall (i) act on behalf of the Trust Fund REMIC, in relation to any tax matter or controversy involving such REMIC and (ii) represent the Trust Fund REMIC in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. To the extent authorized under the Code and the regulations promulgated thereunder, each Holder of a Class R Certificate hereby irrevocably appoints and authorizes the Servicer to be its attorney-in-fact for purposes of signing any Tax Returns required to be filed on behalf of the Trust Fund REMIC. The legal expenses and costs of any such action described in this subsection and any liability resulting therefrom shall constitute Servicing Advances and the Servicer shall be entitled to reimbursement therefor unless such legal expenses and costs are incurred by reason of the Servicer's willful misfeasance, bad faith or gross negligence.

     (d) The Servicer shall prepare or cause to be prepared all of the Tax Returns in respect of the Trust Fund REMIC created hereunder and deliver such Tax Returns to the Trustee for signing and the Trustee shall sign and promptly return to the Servicer for filing such Tax Returns in order that the Servicer may file such Tax Returns in a timely manner. The expenses of preparing and filing such returns shall be borne by the Servicer without any right of reimbursement therefor.

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     (e) The Servicer shall perform on behalf of the Trust Fund all reporting and other tax compliance duties that are the responsibility of the Trust Fund under the Code, REMIC Provisions or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, as required by the Code, the REMIC Provisions or other such compliance guidance, the Servicer shall provide (i) to any Transferor of a Class R Certificate such information as is necessary for the application of any tax relating to the transfer of a Class R Certificate to any Person who is not a Permitted Transferee, (ii) to Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption) and (iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of the Trust Fund.

     (f) To the extent that the affairs of the Trust Fund are within its control and the scope of its specific responsibilities under this Agreement, the Servicer shall take such action and shall cause the Trust Fund REMIC created under this Agreement to take such action as shall be reasonably necessary to create or maintain the status thereof as a REMIC under the REMIC Provisions (and the Trustee shall assist it, to the extent reasonably requested by it). The Servicer shall not knowingly or intentionally take any action, cause the Trust Fund REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the Trust Fund REMIC as a REMIC or (ii) result in the imposition of a tax upon the Trust Fund REMIC (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) (either such event, an "Adverse REMIC Event") unless the Servicer has received an Opinion of Counsel to the effect that the contemplated action will not, with respect to the Trust Fund REMIC created hereunder, endanger such status or result in the imposition of such a tax. If the Servicer has delivered to the Trustee an Opinion of Counsel indicating that an action or omission of the Trustee not otherwise required hereby may result in an Adverse REMIC Event, the Trustee shall not take such action, or omit taking such action, as the case may be. In addition, prior to taking any action with respect to the Trust Fund REMIC or its assets, or causing the Trust Fund REMIC to take any action, which is not expressly permitted under the terms of this Agreement, the Trustee shall consult with the Servicer or its designee with respect to whether such action may cause an Adverse REMIC Event and the Trustee shall not take any such action or cause the Trust Fund REMIC to take any such action as to which the Servicer has advised it in writing that an Adverse REMIC Event may occur. If the Trustee so consults with the Servicer and the Servicer fails to respond within three Business Days, the Trustee may take such action, provided that such action would not otherwise constitute a breach of this Agreement. The Servicer may consult with counsel as to the rendering of such written advice, and the cost of such consultation and the production of any Opinions of Counsel, or written advice, shall be borne by the party seeking to take the action not otherwise permitted by this Agreement; provided, however that in no event shall the Trustee be liable or responsible for such costs. The Trustee may conclusively presume that any action taken or omitted at the written direction or request of the Servicer will not result in an Adverse REMIC Event, and the Trustee shall not be liable or responsible for any Adverse REMIC Event arising out of or resulting from any such action or omission.

     (g) In the event that any tax is imposed on "prohibited transactions" of the Trust Fund REMIC created hereunder as defined in Section 860F(a)(2) of the Code, on "net income from foreclosure property" of the Trust Fund REMIC, as defined in Section 860G(c) of the Code, on any contributions to the Trust Fund REMIC after the Startup Day pursuant to Section 860G(d) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) against the party the actions of which gave rise to such taxes and (ii) otherwise against amounts on deposit in the Certificate Account and shall be paid by withdrawal therefrom.

     (h) On or before April 15 of each calendar year, commencing April 15, 1998, the Servicer shall deliver to the Trustee a Certificate from a Responsible Officer of the Servicer stating the Servicer's compliance with this Article XIII.

     (i) The Trustee and the Servicer shall, for federal income tax purposes, maintain books and records with respect to the Trust Fund REMIC on a calendar year and on an accrual basis, to the extent such books and records are maintained pursuant to this Agreement.

     (j) After the 90-day period commencing on the Startup Day, the Servicer shall not accept any contributions of assets to the Trust Fund REMIC, unless it shall have received an Opinion of Counsel to the effect that the inclusion of such assets in the Trust Fund will not cause the Trust Fund REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject the Trust Fund REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

     (k) Neither the Servicer nor the Trustee shall enter into any arrangement by which the Trust Fund REMIC will receive a fee or other compensation for services nor permit the Trust Fund REMIC to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

     (l) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the "latest possible maturity date" of the Class A Certificates and the date by which the Class A Principal Balance would be reduced to zero is March 25, 2027.

     (m) Upon any termination of, or appointment of any successor to, the Servicer hereunder, the Servicer shall promptly, upon the request of the Trustee, transfer all of the related Tax Matters Person Residual Interest Certificates to the successor Servicer. If a successor Servicer has not been appointed by the Trustee, the Servicer shall promptly, upon the request of the Trustee, transfer all of the related Tax Matters Person Residual Interest Certificates to the Depositor who shall serve as the related Tax Matters Person until such time as the Trustee appoints a successor Servicer. Any entity appointed by the Trustee as successor

Servicer shall agree to hold the related Tax Matters Person Residual Interest Certificates as a condition to its appointment as Servicer.

     (n) All expenses incurred by the Servicer in performing its duties under this Article XIII (other than as provided in Section 13.01(d) and expenses for salaries of its own employees and overhead) shall constitute Servicing Advances under this Agreement.

     Section 13.02 Prohibited Transactions and Activities.

     Neither the Depositor, the Trustee nor the Servicer shall sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of the Trust Fund, (iii) the termination of the Trust Fund REMIC pursuant to Article XI or (iv) a purchase of Mortgage Loans pursuant to Articles II or III), nor acquire any assets for the Trust Fund, nor sell or dispose of any investments in the Certificate Account for gain, nor accept any contributions to the Trust Fund REMIC after the Closing Date unless it has received an Opinion of Counsel (at the expense of the party seeking to cause such sale, disposition, substitution or acquisition) indicating that such sale, disposition, substitution or acquisition will not (a) affect adversely the status of the Trust Fund REMIC as a REMIC or (b) cause the Trust Fund REMIC to be subject to a tax on "prohibited transactions", "contributions" or, except as otherwise provided for in this Agreement, "net income from foreclosure property" pursuant to the REMIC Provisions.

     Section 13.03 Servicer and Trustee Indemnification.

     (a) The Trustee agrees to indemnify the Trust Fund, the Depositor and the Servicer for any taxes and costs including, without limitation, any reasonable attorneys' fees imposed on or incurred by the Trust Fund, the Depositor or the Servicer, as a result of a breach of the Trustee's covenants set forth in
Article XII or this Article XIII.

     (b) The Servicer agrees to indemnify the Trust Fund, the Depositor and the Trustee for any taxes and costs including, without limitation, any reasonable attorneys' fees imposed on or incurred by the Trust Fund, the Depositor or the Trustee, as a result of a breach of the Servicer's covenants set forth in Articles V, VII, IX or this Article XIII with respect to compliance with the REMIC Provisions, including without limitation, any penalties arising from the Trustee's execution of Tax Returns prepared by the Servicer that contain material errors or omissions.

                                   ARTICLE XIV

                            MISCELLANEOUS PROVISIONS

     Section 14.01 Acts of Certificateholders.

     Except as otherwise specifically provided herein, whenever Certificateholder action, consent or approval is required under this Agreement, such action, consent or approval shall be deemed to have been taken or given on behalf of, and shall be binding upon, all Certificateholders if the Majority Certificateholders agree to take such action or give such consent or approval.

     Section 14.02 Amendment.

     (a) This Agreement may be amended from time to time by the Depositor, the Trustee and the Servicer by written agreement upon the prior written consent of the Certificate Insurer, without notice to or consent of the Certificateholders, to cure any error or ambiguity, to correct or supplement any provisions herein which may be inconsistent with any other provisions hereof, to evidence any succession to the Servicer, to comply with any changes in the Code, to amend this Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary or appropriate to maintain the qualification of the Trust Fund REMIC as a REMIC under the Code or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement, or any Custodial Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, at the expense of the party requesting the change, delivered to the Trustee, adversely affect in any material respect the interests of any Certificateholder; and provided further, that no such amendment shall reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or change the rights or obligations of any other party hereto without the consent of such party. The Trustee shall give prompt written notice to the Rating Agencies of any amendment made pursuant to this Section 14.02.

     (b) This Agreement may be amended from time to time by the Depositor, the Trustee and the Servicer and with the consent of the Certificate Insurer and the Majority Certificateholders; provided, however, that no such amendment shall be made unless the Trustee receives an Opinion of Counsel, at the expense of the party requesting the change, that such change will not adversely affect the status of the Trust Fund REMIC as a REMIC or cause a tax to be imposed on the Trust Fund REMIC, and provided further, that no such amendment shall reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or reduce the percentage for each Class the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of each Class of Certificates affected thereby.

     (c) It shall not be necessary for the consent of Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

     Prior to the execution of any amendment to this Agreement, the Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties or immunities under this Agreement.

     In connection with the solicitation of consents of Certificateholders pursuant to this Section 14.02, upon written request of the Depositor, the Trustee shall provide written copies of the current Certificate Register to the Depositor.

     Section 14.03 Recordation of Agreement.

     To the extent permitted by applicable law, this Agreement, or a memorandum thereof if permitted under applicable law, is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at the Certificateholders' expense on direction of the Certificate Insurer or the Majority Certificateholders, but only when accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders or is necessary for the administration or servicing of the Mortgage Loans.

     Section 14.04 Duration of Agreement.

     This Agreement shall continue in existence and effect until terminated as herein provided.

     Section 14.05 Governing Law.

     This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws, without giving effect to principles of conflicts of law.

     Section 14.06 Notices.

     (a) All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by overnight mail, certified mail or registered mail, postage prepaid, to (i) in the case of Superior Bank, as

Depositor, One Lincoln Centre, Oakbrook Terrace, Illinois 60181, Attention:
William C. Bracken, or such other addresses as may hereafter be furnished to the Certificateholders in writing by the Depositor, (ii) in the case of Lee Servicing Company, a division of Superior Bank FSB, as Servicer, One Lincoln Centre, Oakbrook Terrace, Illinois 60181, Attention: William C. Bracken, or such other addresses as may hereafter be furnished to the Certificateholders in writing by the Servicer, (iii) in the case of the Trustee, LaSalle National Bank, 135 S. LaSalle Street, Suite 1740, Chicago, Illinois 60674-4107,
Attention: Asset-Backed Securities Trust Services Department -- AFC 1997-1, (iv) in the case of the Certificateholders, as set forth in the Certificate Register,
(v) in the case of Moody's, 99 Church Street, New York, New York 10007
Attention: Home Equity Loan Monitoring Group, (vi) in the case of S&P, 26 Broadway, 15th Floor, New York, New York 10004 Attention: Residential Mortgage Surveillance Group, and (vii) in the case of the Certificate Insurer, Financial Guaranty Insurance Company, 115 Broadway, New York, New York 10006, Attention:
Group Leader -- Research and Risk Management. Any such notices shall be deemed to be effective with respect to any party hereto upon the receipt of such notice by such party, except that notices to the Certificateholders shall be effective upon mailing or personal delivery.

     (b) The Trustee shall use its best efforts to promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

     1. Any material change or amendment to this Agreement;

     2. The occurrence of any Event of Default that has not been cured;

     3. The resignation or termination of the Servicer or the Trustee and the appointment of any successor;

     4. The repurchase or substitution of Mortgage Loans; and

     5. The final payment to Certificateholders.

     In addition, the Trustee shall promptly furnish to each Rating Agency copies of the following:

     1. Each report to Certificateholders described in Section 6.08;

     2. Each annual statement as to compliance described in Section 7.04; and

     3. Each annual independent public accountants' servicing report described in Section 7.05.

     Section 14.07 Severability of Provisions.

     If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions or terms of this Agreement.

     Section 14.08 No Partnership.

     Nothing herein contained shall be deemed or construed to create a co-partnership or joint venture between the parties hereto and the services of the Servicer shall be rendered as an independent contractor and not as agent for the Certificateholders.

     Section 14.09 Counterparts.

     This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement.

     Section 14.10 Successors and Assigns.

     This Agreement shall inure to the benefit of and be binding upon the Servicer, the Depositor, the Trustee and the Certificateholders and their respective successors and assigns.

     Section 14.11 Headings.

     The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

     Section 14.12 The Certificate Insurer.

     The Certificate Insurer shall be a third-party beneficiary of this Agreement, entitled to enforce any provisions hereof as if a party hereto. Any right conferred to the Certificate Insurer with respect to a Sub-Pool shall be suspended during any period in which the Certificate Insurer is in default in its payment obligations under the Certificate Insurance Policy. At such time as the Certificates with respect to a Sub-Pool are no longer outstanding hereunder, and no amounts owed to the Certificate Insurer hereunder with respect to such Sub-Pool remain unpaid, the Certificate Insurer's rights hereunder with respect to such Sub-Pool shall terminate.

     Section 14.13 Paying Agent.

     The Trustee hereby accepts appointment as Paying Agent. The Trustee may, subject to the eligibility requirements for the Trustee set forth in Section 12.06, other than Section 12.06(iv), appoint one or more other Paying Agents or successor Paying Agents.

     Each Paying Agent, immediately upon such appointment, shall signify its acceptance of the duties and obligations imposed upon it by this Agreement by written instrument of acceptance deposited with the Trustee with a copy being sent to the Certificate Insurer.

     Each such Paying Agent other than the Trustee shall execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of Section 6.06, that such Paying Agent will:

     (1) allocate all sums received for distribution to the Holders of Certificates of each Class for which it is acting as Paying Agent on each Remittance Date among such Holders in the proportion specified by the Trustee; and

     (2) hold all sums held by it for the distribution of amounts due with respect to the Certificates in trust for the benefit of the Holders entitled thereto until such sums shall be paid to such Holders or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided.

     Any Paying Agent other than the Trustee may at any time resign and be discharged of the duties and obligations created by this Agreement by giving at least sixty (60) days written notice to the Trustee. Any such Paying Agent may be removed at any time by an instrument filed with such Paying Agent signed by the Trustee.

     In the event of the resignation or removal of any Paying Agent other than the Trustee such Paying Agent shall pay over, assign and deliver any moneys held by it as Paying Agent to its successor, or if there be no successor, to the Trustee.

     Upon the appointment, removal or notice of resignation of any Paying Agent, the Trustee shall notify the Certificate Insurer and the Certificateholders by mailing notice thereof to their addresses appearing on the Certificate Register.

     Section 14.14 Actions of Certificateholders.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by agent duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where required, to the Depositor or the Servicer. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, the Depositor and the Servicer, if made in the manner provided in this Section.

     (b) The fact and date of the execution by any Certificateholder of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient.

     (c) Any request, demand, authorization, direction, notice, consent, waiver or other act by a Certificateholder shall bind every Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, or omitted to be done, by the Trustee, the Depositor or either Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

     (d) The Trustee may require additional proof of any matter referred to in this Section 14.14 as it shall deem necessary.

     Section 14.15 Grant of Security Interest.

     It is the express intent of the parties hereto that the conveyance of the Mortgage Loans and all other assets constituting the Trust Fund, by the Depositor to the Trustee be, and be construed as, a sale of the Mortgage Loans and such other assets constituting the Trust Fund by the Depositor and not a pledge by the Depositor to secure a debt or other obligation of the Depositor. However, in the event that, notwithstanding the aforementioned intent of the parties, the Mortgage Loans and other assets constituting the Trust Fund are held to be property of the Depositor, then it is the express intent of the parties that such conveyance be deemed as a pledge of the Mortgage Loans and all other assets constituting the Trust Fund to the Trustee to secure a debt or other obligation of the Depositor and this Agreement shall be deemed to be a security agreement within the meaning of the Uniform Commercial Code and the conveyances provided for in Section 2.01 hereof shall be deemed a grant by the Depositor to the Trustee of a security interest in all of the Depositor's right, title and interest in and to the Mortgage Loans and all other assets constituting the Trust Fund. Accordingly, the Depositor hereby grants to the Trustee a security interest in the Mortgage Loans and all other assets constituting the Trust Fund for the purpose of securing to the Trustee the performance by the Depositor of the obligations under this Agreement. Notwithstanding the foregoing, the parties hereto intend the conveyances pursuant to Section 2.01 to be a true, absolute and unconditional sale of the Mortgage Loans and all other assets constituting the Trust Fund by the Depositor to the Trustee. The Depositor and the Trustee (at the written direction and expense of the Depositor) shall take such actions as may be necessary to ensure that if this Agreement were deemed to create a security interest, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such for the term of this Agreement. Without limiting the generality of the foregoing, the Servicer shall file, or shall cause to be filed, all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform

Commercial Code to perfect the Trustee's security interest in or lien on the Mortgage Loans, including, without limitation, (x) continuation statements and
(y) such other statements as may be occasioned by (i) any change of name of the Depositor or Trustee, (ii) any change of location of the place of business or the chief executive office of the Depositor or (iii) any transfer of any interest of the Depositor in any Mortgage Loan.

     IN WITNESS WHEREOF, the Servicer, the Trustee and the Depositor have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.


                              SUPERIOR BANK FSB, in all of its capacities as contemplated hereby


                              By:   /s/ WILLIAM C. BRACKEN
                                   -----------------------------------------
                                    Name:  William C. Bracken
                                    Title: Chief Financial Officer
                                           Senior Vice President


                              LEE SERVICING COMPANY, a division of Superior Bank FSB, as Servicer


                              By:   /s/ WILLIAM C. BRACKEN
                                    ----------------------------------------
                                    Name:  William C. Bracken
                                    Title: Chief Financial Officer
                                           Senior Vice President


                              LASALLE NATIONAL BANK, as Trustee


                              By:   /s/ SHASHANK MISHRA
                                    ----------------------------------------
                                    Name:  Shashank Mishra
                                    Title: Vice President

State of         )
                 ) ss.:
County of        )

     On the 20th day of March, 1997 before me, a Notary Public in and for the State of Illinois, personally appeared William C. Bracken known to me to be a Senior Vice President of Superior Bank FSB, that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                 ----------------------------------
[SEAL]                                     Notary Public


                                 My Commission expires ____________

State of         )
                 ) ss.:
County of        )

     On the 20th day of March, 1997 before me, a Notary Public in and for the State of Illinois, personally appeared William C. Bracken known to me to be a Senior Vice President of Lee Servicing Company, a division of Superior Bank FSB, the corporation that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

      IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                 ----------------------------------
[SEAL]                                     Notary Public


                                 My Commission expires ____________

State of         )
                 ) ss.:
County of        )

     On the 20th day of March, 1997 before me, a Notary Public in and for the State of Illinois, personally appeared Shashank Mishra known to me to be Vice President of LaSalle National Bank, the banking corporation that executed the within instrument and also known to me to be the person who executed it on behalf of said banking corporation, and acknowledged to me that such corporation executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                 ----------------------------------
[SEAL]                                     Notary Public


                                 My Commission expires ____________

                                    EXHIBIT A

                            CONTENTS OF MORTGAGE FILE

     With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, all of which shall be available for inspection by the Certificateholders, to the extent required by applicable laws:

     1. The original Mortgage Note, showing a complete chain of endorsements and endorsed by the last endorsee thereof "Pay to the order of _________ [or LaSalle National Bank, as Trustee under the Pooling and Servicing Agreement, dated as of March 1, 1997, Series 1997-1] without recourse" and signed, by facsimile or manual signature, by such last endorsee.

     2.   Either: (i) the original Mortgage, with evidence of recording thereon,
          (ii) a copy of the Mortgage certified as a true copy by a Responsible Officer of the Depositor or by the closing attorney, or by an officer of the title insurer or agent of the title insurer which issued the related title insurance policy, or commitment therefor, if the original has been transmitted for recording until such time as the original is returned by the public recording office or (iii) a copy of the Mortgage certified by the public recording office in those instances where the original recorded Mortgage has been lost.

     3. Either: (a) (1) the original Assignment of Mortgage from the last assignee of the related Mortgage assigned to the Trustee, with evidence of recording thereon, or (2) an original assignment of mortgage from the last assignee of the related Mortgage assigned in blank, or (b) if an original Assignment of Mortgage has not yet been provided in accordance with clause (a), an Assignment of Mortgage to the Trustee, certified by an appropriate officer or approved signatory of the Depositor or the closing attorney or any officer of the title insurer that issued the related title insurance policy, or commitment therefor, or its duly authorized agent, as being a true and complete copy of the original of such Assignment of Mortgage to the Trustee submitted for recording (provided, however, that an appropriate officer or approved signatory of the Depositor may complete one or more blanket certificates attaching copies of one or more Assignments of Mortgage to the Trustee relating thereto) or (c) a copy of such original Assignment of Mortgage to the Trustee, with evidence of recording thereon, certified to be true and complete by the Depositor or the appropriate public recording office, in those instances where such original Assignment of Mortgage has been recorded but subsequently lost; any such Assignment of Mortgage may be made by blanket assignments for Mortgage Loans secured by the Mortgaged Properties located in the same county, if permitted by applicable law.

     4. The original policy of title insurance or a true copy thereof or, if such policy has not yet been delivered by the insurer, the commitment or binder to issue same.

     5. Originals of all assumption and modification agreements, if any, or a copy certified as a true copy by a Responsible Officer of the Depositor if the original has been transmitted for recording until such time as the original is returned by the public recording office.

     6. Either: (i) originals of all intervening assignments, if any, showing a complete chain of title from the originator to the last assignee of the related Mortgage, including any recorded warehousing assignments, with evidence of recording thereon, or, (ii) if the original intervening assignments have not yet been returned from the recording office, a copy of the originals of such intervening assignments together with a certificate of a Responsible Officer of the Depositor or the closing attorney or an officer of the title insurer which issued the related title insurance policy, or commitment therefor, or its duly authorized agent certifying that the copy is a true copy of the original of such intervening assignments or (iii) a copy of the intervening assignment certified by the public recording office in those instances where the original recorded intervening assignment has been lost.

     7. Proof of hazard insurance in the form of the declaration page of a hazard insurance policy together with a direction to the insurer or agent to add the name of the mortgagee, its successors and assigns, as mortgagee/loss payee, or hazard insurance policy endorsement that names the Depositor, its successors and assigns, as a mortgagee/loss payee, and, if such endorsement does not show the amount insured by the related hazard insurance policy, some evidence of such amount except with respect to those Mortgage Loans purchased by the Depositor from an investor as to which such proof of hazard insurance shall be delivered not later than 180 days after the Closing Date and, if required by law, flood insurance policy, with extended coverage of the hazard insurance policy.

     8. With respect to each Sub-Pool 1 Multifamily Loan and Sub-Pool 1 Mixed Use Loan, (i) if such item is a document separate from the Mortgage either (a) an original copy of the related Assignment of Leases, if any (with recording information indicated thereon), or (b) if the original of such Assignment of Leases has not yet been returned from the filing office, a copy of such original, certified by an appropriate officer or approved signatory of the Depositor or the closing attorney or any officer of the title insurer that issued the related title insurance policy, or commitment therefor, or its duly authorized agent, as being a true and complete copy of the original of such Assignment of Leases submitted for filing; (ii) an original assignment of any related Assignment of Leases, if any (if such document is a document separate from the Mortgage and not incorporated in the Assignment of Mortgage), in blank and in recordable form; (iii) if such item is a document separate from the Mortgage either (A) an original copy of all intervening assignments of Assignment of Leases, if any (with recording information indicated thereon), or (B) if the original of such intervening assignments of Assignment of Leases has not yet been returned from the recording office, a copy of such original, certified by an appropriate officer or approved signatory of the Depositor or the closing attorney or any officer of the title insurer that issued the related title insurance policy, or commitment therefor, or its duly authorized agent, as being a true and complete copy of the original of such intervening assignment of Assignment of Leases submitted for recording; (iv) either (a) a copy of the UCC-1 financing statement and any related continuation statements, if any, each showing the Mortgagor as debtor and mortgagee as secured party and each with evidence of filing thereon, or (b) if the copy of the UCC-1 financing statement has not yet been returned from the filing office, a copy of such UCC-1 financing statement, certified by an appropriate officer or approved signatory of the Depositor or the closing attorney or any officer of the title insurer that issued the related title insurance policy, or commitment therefor, or its duly authorized agent, as being a true and complete copy of the original of such UCC-1 financing statement submitted for filing; (v) an original executed form UCC-2 or UCC-3 financing statement, in form suitable for filing, disclosing the assignment in blank, of the security interest in the personal property constituting security for repayment of the Mortgage Loan; and (vi) either (A) an original copy of all intervening assignments of UCC-3 financing statements, if any (with evidence of filing thereon), or (B) if the original of such intervening assignments of UCC-3 financing statements has not yet been returned from the filing office, a copy of such original, certified by an appropriate officer or approved signatory of the Depositor or the closing attorney or any officer of the title insurer that issued the related title insurance policy, or commitment therefor, or its duly authorized agent, as being a true and complete copy of the original of such intervening assignments of UCC-3 financing statements submitted for recording. If in connection with any Mortgage Loan the Depositor cannot deliver any such financing statement(s) with evidence of filing thereon because such financing statement(s) has not yet been returned by the public filing office where such financing statement(s) has been submitted for filing, then the Depositor shall deliver or cause to be delivered a photocopy of such financing statement(s) (certified by the Depositor to be a true and complete copy) together with an officers' certificate stating that such financing statement(s) has been dispatched to the appropriate public filing office for filing.

     9. Mortgage Loan closing statement and any other truth-in-lending or real estate settlement procedure forms required by law.

     10.  Residential loan application.

     11.  Verification of employment and income, and tax returns, if any.

     12.  Credit report on the mortgagor.

     13. The full appraisal made in connection with the origination of the related Mortgage Loan with photographs of the subject property and of comparable properties, constituting evidence sufficient to indicate that the Mortgaged Property relates to a Residential Dwelling.

     14. With respect to Sub-Pool 1, to the extent that such Sub-Pool 1 Mortgage Loan is secured by a second priority lien, a verification of the first mortgage.

     15. All other papers and records developed or originated by the Depositor or others, required to document the Mortgage Loan or to service the Mortgage Loan.

                                   EXHIBIT B-1

                          [FORM OF CLASS A CERTIFICATE]

                                  [DTC LEGEND]

                   AFC Mortgage Loan Asset Backed Certificate

Series 1997-1
Class A

No. _______

Date of Pooling and
Servicing Agreement:
March 1, 1997

Servicer:
Lee Servicing Company, a
division of Superior Bank
FSB

First Remittance Date:
April 25, 1997

Closing Date:
March 20, 1997

Class A
Pass-Through Rate:
Variable

CUSIP #:

Original Class A
Principal Balance:
$220,000,000

Original Dollar Amount as of the Closing
Date Represented by this Certificate:
$_____________________.

Percentage Interest of
this Certificate:
     %

Original Pool Principal
Balance: $_____________

Original Pre-Funded Amount:
$________________

Latest Scheduled Maturity Date of the Class
A Certificates:
___________ 1, 20__

Trustee:  LaSalle National Bank

     This certifies that __________ is the registered owner of the percentage interest (the "Percentage Interest") specified above in that certain beneficial ownership interest evidenced by all the Class A Certificates of the above referenced series (the "Class A Certificates") in a Trust Fund consisting primarily of certain residential first and second mortgage loans (the "Mortgage Loans") serviced by Lee Servicing Company, a division of Superior Bank FSB (the "Servicer"). The Mortgage Loans were originated or acquired by Superior Bank FSB (the "Depositor"). The Trust Fund will be created by the Depositor and the Mortgage Loans will be serviced by the Servicer pursuant to the terms and conditions of that certain Pooling and Servicing Agreement dated as of March 1, 1997 (the "Agreement") by and among the Servicer, the Depositor and LaSalle National Bank, as trustee (the "Trustee"), certain of the pertinent provisions of which are set forth herein. The Cut-off Date with respect to the Initial Mortgage Loans is March 1, 1997. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which terms and provisions the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     On each Remittance Date, commencing on April 25, 1997, the Trustee or Paying Agent shall distribute to the Person in whose name this Certificate is registered on the Business Day immediately preceding such Remittance Date (the "Record Date"), an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of the Class A Certificates on such Remittance Date pursuant to Section
6.06 of the Agreement.

     Distributions on this Certificate will be made by the Trustee or Paying Agent by wire transfer of immediately available funds to the account of the Person entitled thereto as shall appear on the Certificate Register without the presentation or surrender of this Certificate or the making of any notation thereon, at a bank or other entity having appropriate facilities therefor, if such Person shall own of record (i) any Class R Certificate or (ii) any Class A Certificate with an initial Class A Principal Balance in excess of $5,000,000, and shall have so notified the Trustee in writing at least five Business Days prior to the related Remittance Date, or otherwise by check mailed to the address of such Person appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Servicer of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Certificate Registrar in Chicago, Illinois.

     IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed under its official seal.


                                   LASALLE NATIONAL BANK,

                                    as Trustee


                                   By: _______________________________________
                                       Authorized Officer

Dated:________________________
(Seal)

                          CERTIFICATE OF AUTHENTICATION

     This is a Class A Certificate referred to in the within-mentioned
Agreement.


                                   LASALLE NATIONAL BANK,
                                    as Certificate Registrar


                                   By: _______________________________________
                                       Authorized Officer

                                   EXHIBIT B-2

                          [FORM OF CLASS R CERTIFICATE]

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAW OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 4.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CLASS R CERTIFICATE MAY BE MADE ONLY IF (1) THE PROPOSED TRANSFEREE PROVIDES TO THE TRUSTEE AN AFFIDAVIT STATING AMONG OTHER THINGS THAT SUCH TRANSFEREE IS A PERMITTED TRANSFEREE (AS DEFINED IN THE POOLING AND SERVICING AGREEMENT) OR AN AGENT OF A PERMITTED TRANSFEREE AND (2) THE PROPOSED TRANSFEROR PROVIDES TO THE TRUSTEE A CERTIFICATE TO THE EFFECT THAT SUCH TRANSFEROR HAS NO KNOWLEDGE THAT THE PROPOSED TRANSFEREE IS NOT A PERMITTED TRANSFEREE AND NO PURPOSE OF SUCH PROPOSED TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER OF THIS CLASS R CERTIFICATE TO A PERSON OTHER THAN A PERMITTED TRANSFEREE OR AN AGENT OF A PERMITTED TRANSFEREE SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO A NON-UNITED STATES PERSON AS SUCH TERM IS DEFINED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN SHALL BE MADE TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING INDIVIDUAL RETIREMENT ACCOUNTS AND ANNUITIES, KEOGH PLANS AND COLLECTIVE INVESTMENT FUNDS AND SEPARATE ACCOUNTS IN WHICH SUCH PLANS, ACCOUNTS OR ARRANGEMENTS ARE INVESTED THAT IS

SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), UNLESS THE SERVICER AND THE TRUSTEE ARE PROVIDED WITH A CERTIFICATION AND AN OPINION OF COUNSEL WHICH ESTABLISHES TO THE SATISFACTION OF THE SERVICER AND THE TRUSTEE THAT SUCH TRANSFER WILL NOT RESULT IN A VIOLATION OF SECTION 406 OF ERISA OR
SECTION 4975 OF THE CODE OR CAUSE THE SERVICER OR THE TRUSTEE TO BE DEEMED A FIDUCIARY OF SUCH PLAN OR RESULT IN THE IMPOSITION OF AN EXCISE TAX UNDER THE CODE.

                   AFC Mortgage Loan Asset Backed Certificate

            Series 1997-1                    Percentage Interest of
            Class R                          this Certificate:
            No.____                          ____%


            Date of Pooling and              Original Pool Principal Balance:
            Servicing Agreement:             $________________.
            March 1, 1997

                                             Original Pre-Funded Amount:
            Servicer:                        $___________.
            Lee Servicing Company, a
            division of Superior Bank FSB    Trustee:  LaSalle National Bank

            First Remittance Date:           Closing Date:
            April 25, 1997                   March 20, 1997

     This certifies that is the registered owner of the percentage interest (the "Percentage Interest") specified above in that certain beneficial ownership interest evidenced by all the Class R Certificates of the above referenced Series (the "Class R Certificates") in a Trust Fund consisting primarily of certain residential first and second mortgage loans (the "Mortgage Loans") serviced by Lee Servicing Company, a division of Superior Bank FSB (the "Servicer"). The Mortgage Loans were originated or acquired by Superior Bank FSB (the "Depositor"). The Trust Fund will be created by the Depositor and the Mortgage Loans will be serviced by the Servicer pursuant to the terms and conditions of that certain Pooling and Servicing Agreement dated as of March 1, 1997 (the "Agreement") by and among the Servicer, the Depositor and LaSalle National Bank, as trustee (the "Trustee"), certain of the pertinent provisions of which are set forth herein. The Cut-off Date with respect to the Initial Mortgage Loans is March 1, 1997. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     On each Remittance Date, commencing on April 25, 1997, the Trustee or a Paying Agent shall distribute to the Person in whose name this Certificate is registered on the last day of the month next preceding the month of such distribution (the "Record Date"), an amount equal to the product of the Percentage Interest evidenced by this Certificate and any amounts required to be distributed to the Holders of the Class R Certificates on such Remittance Date pursuant to the Agreement.

     Distributions on this Certificate will be made by the Trustee or Paying Agent by wire transfer of immediately available funds to the account of the Person entitled thereto as shall appear on the Certificate Register without the presentation or surrender of this Certificate or the making of any notation thereon, at a bank or other entity having appropriate facilities therefor, if such Person shall own of record (i) any Class R Certificate or (ii) any Class A Certificate with an initial Class A Principal Balance in excess of $5,000,000, and shall have so notified the Trustee in writing at least five Business Days prior to the related Remittance Date, or otherwise by check mailed to the address of such Person appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Servicer of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Certificate Registrar in Chicago, Illinois.

     No transfer of a Class R Certificate or any interest therein shall be made to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to the Employment Retirement Income Security Act of 1974, as amended ("ERISA"), or the Code (each, a "Plan"), unless the prospective transferee of a Class R Certificate provides the Servicer and the Trustee with a certification of facts and, at its own expense, an Opinion of Counsel which establish to the satisfaction of the Servicer and the Trustee that such transfer will not result in a violation of Section 406 of ERISA or Section 4975 of the Code or cause the Servicer or the Trustee to be deemed a fiduciary of such Plan or result in the imposition of an excise tax under Section 4975 of the Code.

     As provided in the Agreement and subject to certain limitations therein set forth, including, without limitation, execution and/or delivery by the proposed transferor and/or transferee, as appropriate, the Resale Certification (Exhibit D to the Agreement), and, if required by the Trustee, an opinion of counsel relating to the exemption from registration under the 1933 Act pursuant to which the proposed transfer is to be made, the Transfer Affidavit (Exhibit J to the Agreement) and Transfer Certificate (Exhibit J-1 to the Agreement) described in
Section 4.02(c)(ii) of the Agreement, and, if the proposed transferee is a Plan, the certification and opinion of counsel described on the front of this Certificate, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee in Chicago, Illinois, accompanied by a written instrument of transfer in the form of Exhibit E to the Agreement, or such other endorsement or written instrument of transfer as is satisfactory to the Trustee, duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations of a like Class evidencing the same aggregate undivided Percentage Interest will be issued to the designated transferee or transferees.

     IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed under its official seal.


                                         LASALLE NATIONAL BANK,
                                          as Trustee


                                         By: ________________________________
                                             Authorized Officer



Dated:________________________
(Seal)



                          CERTIFICATE OF AUTHENTICATION

     This is a Class R Certificate referred to in the within-mentioned
Agreement.


                                         LASALLE NATIONAL BANK,
                                          as Certificate Registrar


                                          By: ________________________________
                                             Authorized Officer

                                   EXHIBIT B-3

                        [Form of Reverse of Certificate]

     This Certificate is one of a duly authorized issue of Certificates designated as AFC Mortgage Loan Asset Backed Certificates, Series 1997-1, Class A and Class R (herein called the "Certificates") consisting of Sub-Pool 1 and Sub-Pool 2 Mortgage Loans, and representing undivided ownership of (i) such Mortgage Loans as from time to time are subject to the Agreement, together with the Mortgage Files relating thereto, (ii) such assets as from time to time are identified as REO Property or are deposited in the Certificate Account, Principal and Interest Accounts, Trustee Expense Account, Pre-Funding Accounts, Reserve Account and Interest Coverage Account, including amounts on deposit in the foregoing accounts and invested in Permitted Instruments, (iii) the Trustee's rights under all insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Agreement and any Insurance Proceeds,
(iv) the Certificate Insurance Policy (as defined below), (v) Liquidation Proceeds and (vi) Released Mortgaged Property Proceeds (all of the foregoing being hereinafter collectively called the "Trust Fund"). The Depositor's Yield and amounts due on or before the Cut-off Date in the case of Initial Mortgage Loans or on or before a Subsequent Cut-off Date in the case of Subsequent Mortgage Loans do not constitute part of the Trust Fund. The Class R Certificates are subordinated in right of payment to the Class A Certificates, as set forth in the Agreement.

     The Certificates do not represent an obligation of, or an interest in, the Servicer, the Depositor or the Trustee and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Government National Mortgage Association, the Federal Housing Administration or the Department of Veterans Affairs or any other governmental agency. The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, the Excess Spread, the Pre-Funded Amounts, the Initial Reserve Account Deposit, the Interest Coverage Amount, and amounts payable under the Certificate Insurance Policy, all as more specifically set forth herein and in the Agreement. In the event Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Servicer from related recoveries on such Mortgage Loan.

     Financial Guaranty Insurance Company (the "Certificate Insurer") has issued a surety bond (the "Certificate Insurance Policy") with respect to the Class A Certificates, a copy of which is attached to the Agreement.

     As provided in the Agreement, deposits and withdrawals from the Principal and Interest Accounts, the Certificate Account, the Trustee Expense Account, the Reserve Account and the Interest Coverage Account may be made by the Servicer or the Trustee, as the case may be, from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement to the Servicer or the Depositor of advances made, or certain expenses incurred, by each, and the payment of fees due and owing to the Servicer, the Trustee and the Certificate Insurer.

     Subject to certain restrictions, the Agreement permits the amendment thereof by the Servicer, the Depositor and the Trustee with the consent of the Certificate Insurer and the Majority Certificateholders (although in certain limited circumstances the Agreement may be amended without the consent of any Certificateholder). The Agreement permits the Majority Certificateholders, on behalf of all Certificateholders, subject to the consent of the Certificate Insurer, or the Certificate Insurer, to waive any default by the Servicer in the performance of its obligations under the Agreement and its consequences, except a default in making any required distribution on a Certificate. Any such consent or waiver by the Majority Certificateholders or the Certificate Insurer shall be conclusive and binding on the Holder of this Certificate and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee in Chicago, Illinois, accompanied by a written instrument of transfer in the form required by the Agreement, or such other endorsement or written instrument of transfer as is satisfactory to the Trustee, duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations of a like Class evidencing the same aggregate undivided Percentage Interest will be issued to the designated transferee or transferees.

     The Certificates are issuable only as registered Class A and Class R Certificates. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for a new Certificate of a like Class evidencing the same undivided ownership interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Servicer, the Depositor, the Trustee and the Certificate Registrar, and any agent of any of the foregoing, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the foregoing shall be affected by notice to the contrary.

     The obligations created by the Agreement shall terminate upon notice to the Trustee of: (i) the later of the distribution to Certificateholders of the final payment or collection with respect to the last Mortgage Loan (or Monthly Advances of same by the Servicer), or the disposition of all funds with respect to the last Mortgage Loan and the remittance of all funds due under the Agreement and the payment of all amounts due and payable to the Certificate Insurer and the Trustee, (ii) the purchase by the Servicer of all outstanding Mortgage Loans and REO Properties at a price determined as provided in the Agreement (the exercise of the right of the Servicer to purchase all the Mortgage Loans and property in respect of Mortgage Loans will result in early retirement of the Certificates), the right of the Servicer to purchase being subject to the aggregate principal balance of the Mortgage Loans at the time of purchase being less than five percent (5%) of the sum of the Original Pool Principal Balance and the Pre-Funded Amounts or (iii) by the mutual consent of the Servicer, the Certificate Insurer and all Certificateholders in writing. In no event, however, shall the Trust Fund terminate later than twenty-one years after the death of the last surviving lineal descendant of the Person named in the Agreement. By its acceptance of this Certificate, the Certificateholder hereby appoints the Servicer as its attorney-in-fact to adopt a plan of liquidation of the Trust Fund in accordance with Section 11.02 of the Agreement.

     Unless the certificate of authentication hereon has been executed by the Trustee or the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                                    EXHIBIT C

                 PRINCIPAL AND INTEREST ACCOUNT LETTER AGREEMENT

                                     (date)
            To:  ____________________________

                 ____________________________

                 ____________________________  (the "Depository")


     As "Servicer" under the Pooling and Servicing Agreement, dated as of March 1, 1997, among Superior Bank FSB, as ("Depositor"), Lee Servicing Company, a division of Superior Bank FSB, as servicer (the "Servicer"), and LaSalle National Bank, as Trustee (the "Agreement"), we hereby authorize and request you to establish two accounts, as Principal and Interest Accounts pursuant to
Section 5.03 of the Agreement, to be designated as, with respect to Sub-Pool 1, "Sub-Pool 1 Principal and Interest Account, Lee Servicing Company, a division of Superior Bank FSB, in trust for the registered holders of AFC Mortgage Loan Asset Backed Certificates, Series 1997-1" and, with respect to Sub-Pool 2, "Sub-Pool 2 Principal and Interest Account, Lee Servicing Company, a division of Superior Bank FSB, in trust for the registered holders of AFC Mortgage Loan Asset Backed Certificates, Series 1997-1." All deposits in the accounts shall be subject to withdrawal therefrom by order signed by the Servicer in accordance with terms of the Agreement. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.

                                    LEE SERVICING COMPANY, a
                                    division of Superior Bank FSB

                                    By: ___________________________

                                    Name: _________________________

                                    Title: ________________________

     The undersigned hereby certifies that the above described accounts have been established as trust accounts under Account Number ___________ and Account Number __________, at the office of the Depository indicated above, and agrees to honor withdrawals on such accounts as provided above. The amounts deposited at any time in the accounts will be insured to the maximum amount provided by applicable law by the Federal Deposit Insurance Corporation.


                                    [DEPOSITORY]


                                    By: ___________________________

                                    Name: _________________________

                                    Title: ________________________

                                   EXHIBIT D

                             RESALE CERTIFICATION

                                    ___________, 19__

[Depositor]
[Servicer]
[Trustee]
[Certificate Insurer]
[Certificate Registrar]

            Re: Class ___ Certificate, No. __ (the "Certificate"), issued pursuant to that certain Pooling and Servicing Agreement, AFC Mortgage Loan Asset Backed Certificates, Series 1997-1, dated as of March 1, 1997 among Superior Bank FSB, as Depositor, Lee Servicing Company, a division of Superior Bank FSB, as Servicer and LaSalle National Bank, as Trustee
                 _______________________________________________________________

Dear Sirs:

     ____________________________________________________ as registered holder
("Seller") intends to transfer the captioned Certificate to__________________ _____________________ ("Purchaser"), for registration in the name of
________________________________.

     1. In connection with such transfer, and in accordance with Section 4.02 of the captioned Agreement, Seller hereby certifies to you the following facts:
Neither the Seller nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Certificate, any interest in the Certificate or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificate, any interest in the Certificate or any other similar security from, or otherwise approached or negotiated with respect to the Certificate, any interest in the Certificate or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, which would constitute a distribution of the Certificate under the Securities Act of 1933, as amended (the "1933 Act"), or which would render the disposition of the Certificate a violation of Section 5 of the 1933 Act or require registration pursuant thereto.

     2. The Purchaser warrants and represents to, and covenants with, the Seller, the Trustee and the Servicer pursuant to Section 4.02 of the Pooling and Servicing Agreement that:

     a. The Purchaser agrees to be bound, as Certificateholder, by all of the terms, covenants and conditions of the Pooling and Servicing Agreement, the Certificate and the Custodial Agreement, and from and after the date hereof, the Purchaser assumes for the benefit of each of the Servicer and the Seller all of the Seller's obligations as Certificateholder thereunder;

     b. The Purchaser understands that the Certificate has not been registered under the 1933 Act or the securities laws of any state;

     c. The Purchaser is acquiring the Certificate [for investment] for its own account only and not for any other person;

     d. The Purchaser considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Certificate;

     e. The Purchaser has been furnished with all information regarding the Certificate that it has requested from the Seller, the Trustee or the Servicer; and

     f. Neither the Purchaser nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Certificate, any interest in the Certificate or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificate, any interest in the Certificate or any other similar security from, or otherwise approached or negotiated with respect to the Certificate, any interest in the Certificate or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, which would constitute a distribution of the Certificate under the 1933 Act or which would render the disposition of the Certificate a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Certificate.

     3. The Purchaser warrants and represents to, and covenants with, the Seller, the Servicer and the Depositor that:

     a. The Purchaser agrees to be bound, as Certificateholder, by the restrictions on transfer contained in the Pooling and Servicing Agreement;

     b. Either: (1) the Purchaser is not an employee benefit plan within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (a "Plan"), or a plan within the meaning of section 4975(e)(1) of the Internal Revenue Code of 1986 ("Code") (also a "Plan"), and the Purchaser is not directly or indirectly purchasing the Certificates on behalf of, as investment manager of, as named fiduciary of, as trustee of, or with assets of a Plan; or (2) Purchaser's purchase of the Certificate(s) will not result in a prohibited transaction under section 406 of ERISA or section 4975 of the Code.

     4. This Certification may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties have caused this Resale Certification to be executed by their duly authorized officers as of the date first above written.

_____________________________,           _____________________________,
Seller                                   Purchaser


By: _________________________            By: _________________________
Name: _______________________            Name: _______________________
Title: ______________________            Title: ______________________
Taxpayer                                 Taxpayer
Identification No. __________            Identification No. __________

                                    EXHIBIT E

                                   ASSIGNMENT

     THIS ASSIGNMENT dated as of the __ day of __________, 19__, by and between ___________________________________________________ ("Assignor") and
_____________________________________ ("Assignee"), provides:

     That for and in consideration of the sum of TEN DOLLARS ($10.00) and other valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereby agree as follows:

     1. Assignor hereby grants, transfers and assigns to Assignee all of the right, title and interest of Assignor, as Certificateholder, in, to and under that certain Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of March 1, 1997, by and among LaSalle National Bank, as Trustee ("Trustee"), Superior Bank FSB, as Depositor, and Lee Servicing Company, a division of Superior Bank FSB, as Servicer, and that certain Certificate, Class _____, No. __, Series 1997-1 (the "Certificate") issued thereunder and authenticated by the Trustee.

     2. For the purpose of inducing Assignee to purchase the Certificate from Assignor, Assignor warrants and represents that:

          a. Assignor is the lawful owner of the Certificate with the full right to transfer the Certificate free from any and all claims and encumbrances whatsoever;

          b. The Assignor has not received notice, and has no knowledge of any offsets, counterclaims or other defenses available to the Servicer with respect to the Pooling and Servicing Agreement or the Certificate; and

          c. [The Assignor has no knowledge of and has not received notice of any amendments to the Pooling and Servicing Agreement or the Certificate.] [The Pooling and Servicing Agreement has been amended pursuant to _____________ dated _________________]

     3. By execution hereof Assignee agrees to be bound, as Certificateholder, by all of the terms, covenants and conditions of the Pooling and Servicing Agreement and the Certificate, and from and after the date hereof Assignee assumes for the benefit of each of the Servicer, the Depositor, the Trustee, the Certificate Registrar and the Assignor all of Assignor's obligations as Certificateholder thereunder.

     4. The Assignee warrants and represents to, and covenants with, the Assignor, the Depositor, the Trustee, the Certificate Registrar and the Servicer that:

          a. The Assignee agrees to be bound, as Certificateholder, by the restrictions on transfer contained in the Pooling and Servicing Agreement; and

          b. Either: (1) the Assignee is not an employee benefit plan within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (a "Plan"), or a plan within the meaning of section 4975(e)(1) of the Internal Revenue Code of 1986 ("Code") (also a "Plan"), and the Assignee is not directly or indirectly purchasing the Certificate on behalf of, as investment manager of, as named fiduciary of, as trustee of, or with assets of a Plan; or (2) the Assignee is a Plan, but the Assignee's purchase of the Certificate will not result in a prohibited transaction under section 406 of ERISA or section 4975 of the Code and attached hereto is the certification and opinion of counsel required under
     Section 4.02(c) of the Pooling and Servicing Agreement.

     5. This Assignment may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement.

     WITNESS the following signatures.

_____________________________,           _____________________________,
Assignor                                 Assignee


By: _________________________            By: _________________________
Name: _______________________            Name: _______________________
Title: ______________________            Title: ______________________
Taxpayer                                 Taxpayer
Identification No. __________            Identification No. __________

State of ___________ )
                     ) ss.:
County of __________ )

     On the ___________ day of ______________, 19__ before me, a Notary Public in and for the State of __________, personally appeared ___________ known to me to be ________________________ of _________________________________, the
________________ that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such ________________ executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                  Notary Public
                        __________________________________

                        My Commission expires ____________

State of ___________ )
                     ) ss.:
County of __________ )

     On the ___________ day of ______________, 19__ before me, a Notary Public in and for the State of ____________, personally appeared ___________ known to me to be ________________________ of _________________________________, the
________________ that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such ________________ executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                  Notary Public
                        __________________________________


                        My Commission expires ____________

                                  EXHIBIT E(1)

                            WIRING INSTRUCTIONS FORM

                                    ______________, 19__

[Paying Agent]

[Trustee]

            Re: AFC Mortgage Loan Asset Backed Certificates, Series 1997-1, Class ___, No. __, issued pursuant to that certain Pooling and Servicing Agreement, dated as of March 1, 1997, among Superior Bank FSB, as Depositor, Lee Servicing Company, a division of Superior Bank FSB, as Servicer, and LaSalle National Bank, as Trustee
                 _______________________________________________________________

Dear Sir:

     In connection with the sale of the above-captioned Certificate by _________________ to_________________ ("Transferee") you, as Paying Agent with respect to the related Certificates, are instructed to make all remittances to Transferee as Certificateholder as of _________, 199_ by wire transfer. For such wire transfer, the wiring instructions are as follows:

                         Bank Name:    _______________________________
                         City & State: _______________________________
                         ABA No.:      _______________________________
                         Account Name: _______________________________
                         Account No.:  _______________________________
                         Attention:    _______________________________


                               ___________________________________
                               Transferee


 Certificateholder's notice address:

 Name:

 Address:

                                    EXHIBIT F

                      FORM OF TRUSTEE INITIAL CERTIFICATION

                                            ______________, 19__

[Certificate Insurer]

[Servicer]

[Purchaser]

[Certificateholder]

            Re: Pooling and Servicing Agreement, dated as of March 1, 1997, among Superior Bank FSB, as Depositor, Lee Servicing Company, a division of Superior Bank FSB, as Servicer, and LaSalle National Bank, as Trustee
                  ______________________________________________________________

Gentlemen:

     In accordance with Section 2.05 of the above-captioned Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that, except as noted on the attachment hereto, if any (the "Loan Exception Report"), it or the Custodian on its behalf has received the documents referred to in Section 2.04(a) of the Pooling and Servicing Agreement with respect to each Mortgage Loan listed in the related Mortgage Loan Schedule and such documents appear to bear original signatures or copies of original signatures if the original documents have not yet been delivered.

     The Trustee has made no independent examination of any such documents beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any such documents or any of the Mortgage Loans identified on the related Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

     Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.

                                     LASALLE NATIONAL BANK,
                                            as Trustee

                                     By: ___________________________
                                     Name: _________________________
                                     Title: ________________________

                                   EXHIBIT F-1

                      FORM OF TRUSTEE INTERIM CERTIFICATION

                                            ______________, 19__

[Certificate Insurer]

[Depositor]

[Servicer]

[Certificateholders]

            Re: Pooling and Servicing Agreement, dated as of March 1, 1997, among Superior Bank FSB, as Depositor, Lee Servicing Company, a division of Superior Bank FSB, as Servicer, and LaSalle National Bank, as Trustee
                  ______________________________________________________________

Gentlemen:

     In accordance with the provisions of Section 2.05 of the above-referenced Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that as to each Mortgage Loan listed in the related Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan listed on the attachment hereto), it has reviewed (or caused to be reviewed) the documents delivered to it or the Custodian on its behalf pursuant to Section 2.04 of the Pooling and Servicing Agreement and has determined that, except as noted on the attachment hereto, (i) all documents required to be delivered to it pursuant to the Pooling and Servicing Agreement as of the date hereof are in its possession or in the possession of the Custodian on its behalf (other than items listed in Section 2.04(f) of the Pooling and Servicing Agreement), (ii) none of the documents delivered to it or the Custodian on its behalf have been mutilated, damaged, torn or otherwise physically altered and all such documents relate to such Mortgage Loan, (iii) based on its examination, or the examination of the Custodian on its behalf, and only as to the foregoing documents, the information set forth in the related Mortgage Loan Schedule respecting such Mortgage Loan is correct and (iv) each Mortgage Note has been endorsed as provided in Section
2.04 of the Pooling and Servicing Agreement. The Trustee has made no independent examination of such documents beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, enforceability or genuineness of any of the documents contained in each Trustee's Mortgage File or any of the Mortgage Loans identified on the related Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

     Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.


                                     LASALLE NATIONAL BANK,
                                            as Trustee

                                     By: ___________________________
                                     Name: _________________________
                                     Title: ________________________

                                    EXHIBIT G

                       FORM OF TRUSTEE FINAL CERTIFICATION

                                            _____________, 19__

[Certificate Insurer]

[Servicer]

[Certificateholders]

[Depositor]

      Re: Pooling and Servicing Agreement, dated as of March 1, 1997, among Superior Bank FSB, as Depositor, Lee Servicing Company, a division of Superior Bank FSB, as Servicer, and LaSalle National Bank, as Trustee, relating to AFC Mortgage Loan Asset Backed Certificates, Series 1997-1
            _____________________________________________________________

Gentlemen:

     In accordance with Section 2.05 of the above-captioned Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that, except as noted on the attachment hereto, as to each Mortgage Loan listed in the related Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attachment hereto) it or the Custodian on its behalf has reviewed the documents delivered to it or to the Custodian on its behalf pursuant to
Section 2.04 of the Pooling and Servicing Agreement and has determined that (i) all documents required to be delivered to it pursuant to the Pooling and Servicing Agreement as of the date hereof are in its possession or in the possession of the Custodian on its behalf (except that no certification is given as to the items listed in Section 2.04(f) of the Pooling and Servicing Agreement), (ii) none of the documents delivered to it or the Custodian on its behalf have been mutilated, damaged, torn or otherwise physically altered and all such documents relate to such Mortgage Loan, (iii) based on its examination, and only as to the foregoing documents, the information set forth in the related Mortgage Loan Schedule respecting such Mortgage Loan is correct and (iv) each Mortgage Note has been endorsed as provided in Section 2.04 of the Pooling and Servicing Agreement. The Trustee has made no independent examination of such documents beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, enforceability or genuineness of any of the documents contained in each Trustee's Mortgage File or any of the

Mortgage Loans identified on the related Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

     Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.


                                     LASALLE NATIONAL BANK,
                                            as Trustee

                                     By: ___________________________
                                     Name: _________________________
                                     Title: ________________________

                                  EXHIBIT H-1

                     MORTGAGE LOAN SCHEDULE FOR SUB-POOL 1

Alliance Funding Company                        Sale Schedule                                                                 Page 1
A division of Superior Bank FSB     1997-1 Class 1 - Initial Pool of Fixed Rate Mortgages  -  Settlement 3/20/97


Sale ID Account         Name                            Address                                 City                    State
-----------------------------------------------------------------------------------------------------------------------------
BS20D   10266112506     COLLYMORE JOHN                  145 EAST 46TH STREET                    BROOKLYN                NY
        ------------------------------------------------
          1             Sale Total
                          Principal          Cut-off Date     First                            Original Current Scheduled
               Zip        Balance at          Principal      Payment   Maturity       Rem         Date   LTV     Mortgage   Payment
Account       Code       Origination           Balance        Date       Date         Term        Due    Ratio     Rate   Int & Prin
------------------------------------------------------------------------------------------------------------------------------------
10266112506   11203      144,000.00           142,935.44     07/07/96  06/07/26      351.22    02/07/97  80.0     13.400    1,638.07
                     -----------------------------------                            --------            ----------------------------
                         144,000.00           142,935.44                             351.22              80.0     13.400    1,638.07

Alliance Funding Company                        Sale Schedule                                                                 Page 2
A division of Superior Bank FSB     1997-1 Class 1 - Initial Pool of Fixed Rate Mortgages  -  Settlement 3/20/97


Sale ID Account         Name                            Address                                 City                    State
-----------------------------------------------------------------------------------------------------------------------------
BS26    10266112872     ROBERTS WARREN J                2620 E. GUADALUPE CIRCLE                EAST CHICAGO            IN
BS26    10266127422     LOTFI GHULAMRIZA                615 WALNUT STREET                       STATE COLLEGE           PA
BS26    10266130704     ALLEN DAVID B                   387 FAIRMONT AVENUE                     POCATELLO               ID
BS26    10266134461     JOHNSON RICHARD W               5750 SOUTH DYNASTY OAKS CIRCL           TAYLORSVILLE            UT
BS26    10266134611     GROY SCOTT R                    RD 1 BOX 6318                           GRANTVILLE              PA
BS26    10266135112     DUSINA LOUIS                    LOT 5 KELLICHE COURT                    LAKE CITY               FL
BS26    10266135461     MARION THOMAS ROSS              119 MIRAMAR AVENUE                      ROYAL PALM BEACH        FL
BS26    10266135710     GARCIA ELAINE H                 673 EAST 4000 SOUTH                     VERNAL                  UT
BS26    10266135769     ROSE WILLIAM W                  3622 BROOKFIELD ROAD                    HARRISBURG              PA
BS26    10266136279     INSURRIAGA CELSA                520 COYOTE ROAD                         SAN JOSE                CA
BS26    10266136299     WILLIE ROBERT R                 1396 WEST 1200 NORTH                    ST GEORGE               UT
BS26    10266136386     HOLDEN HARRY T                  7610 BERNVILLE ROAD                     BERNVILLE               PA
BS26    10266136435     SELTZER ARTHUR H                144 GLENIFFER HILL ROAD                 RICHBORO                PA
BS26    10266136475     DAVIS EDWARD J                  320 BARNESTON ROAD                      GLENMOORE               PA
BS26    10266136623     GUSTAFSON DAVID H               2517 LAKE DRIVE                         EVERETT                 WA
BS26    10266137338     ANDERSON JAY E                  4454 WEST 5500 SOUTH                    SALT LAKE CITY          UT
BS26    10266137552     HONG STANLEY S                  3647 SOUTH BUCKEROO DRIVE               MAGNA                   UT
BS26    10266137848     STEWART KENNETH J               5508 W MICHELLE DRIVE                   GLENDALE                AZ
BS26    10266137869     LOGAN NORMAN WILLIAM JR         4013 BUTTE CIRCLE                       LAS VEGAS               NV
BS26    10266137935     MILES KENNETH G                 4440 51ST AVENUE SOUTHWEST              SEATTLE                 WA
BS26    10266138112     RICHARDS JIM                    5406 SOUTH 4460 WEST                    SALT LAKE CITY          UT
BS26    10266138141     HERRERA DOMINGO                 33-33 71ST STREET                       JACKSON HEIGHTS         NY
BS26    10266138226     HART RICHARD H                  1062 WEST 820 NORTH                     PROVO                   UT
BS26    10266138306     MCGINNESS JOHN P                3304 KATO COURT                         CAMERON PARK            CA
BS26    10266138309     ADAMS TAMMY I                   3729 SOUTH MISSION DR SOUTH             LAKE HAVASU CITY        AZ
BS26    10266138337     COYLE BRADFORD S                7337 E HALIFAX DRIVE                    MESA                    AZ
BS26    10266138347     SHERBET GARY M                  3525 INDIANPIPE CIRCLE                  COLORADO SPRINGS        CO
BS26    10266138350     BLANKENHEIM PAUL H              508 JAY STREET                          LAKEWOOD                CO
BS26    10266138440     ROBERTS JACK JR                 1847 NESBITT ROAD                       CALEDONIA               OH
BS26    10266138504     CLARIDGE JOYCE C                7388 SW 173RD PLACE                     ALOHA                   OR
BS26    10266138615     PETERSON DEBRA C                245 SHERMAN STREET                      DENVER                  CO
BS26    10266138624     NEVAREZ ADALBERTO B             745 W ATLANTA AVENUE                    PHOENIX                 AZ
BS26    10266138749     HROBOWSKI ANNIE DEAN            110 SOUTH 12TH AVENUE                   MAYWOOD                 IL
BS26    10266138819     WEBB MARC D                     4147 SOUTH LONG VALLEY DRIVE            WEST VALLEY CITY        UT
BS26    10266138826     GRASSER MARY ANN                945 FRONT STREET                        LOUISVILLE              CO
BS26    10266138977     CROWTHER JAMES W                2244 ELMORE STREET                      POCATELLO               ID
BS26    10266139035     DOYLE ROBERT T                  240 EAST 600 NORTH                      LEHI                    UT
BS26    10266139062     HENLINE RICHARD L               8891 SOUTH MINGO PARK DRIVE             SANDY                   UT
BS26    10266139068     DAVIS JOHN R                    8515 TANNENBAUM ROAD                    COLORADO SPRINGS        CO
BS26    10266139080     CONLEY DONNIE                   14620 BEECHVIEW TERRACE                 DOLTON                  IL
BS26    10266139102     WESTWATER ALAN G                6329 MALLARD DRIVE                      NINEVAH                 IN
BS26    10266139139     FRANCOMANO DAVID M              2925 VALENCIA ROAD                      COLORADO SPRINGS        CO
BS26    10266139159     COLVIN KELLY S                  1763 CHILDS AVENUE                      OGDEN                   UT
BS26    10266139187     GOKEY GARY J                    1743 SOUTH ALCOTT STREET                DENVER                  CO
BS26    10266139240     MARKER STANLEY N II             120 YANK COURT                          LAKEWOOD                CO
BS26    10266139249     STALICK ROGER D                 915 NW TORREYVIEW LANE                  PORTLAND                OR
BS26    10266139284     DECKER CHARLES R                228 SW FOREST COVE ROAD                 WEST LINN               OR
BS26    10266139314     DRURY ROBERT E                  322 2ND AVENUE EAST                     SHAKOPEE                MN
BS26    10266139331     DAWSON CHARLENE M               1758 SW BLAINE DRIVE                    ALOHA                   OR
BS26    10266139374     LEAVITT KURT D                  2011 JIM HAWORTH COURT                  LOGANDALE               NV
BS26    10266139380     LUCAS WILLIAM E                 918 DELFT DRIVE                         COLORADO SPRINGS        CO
BS26    10266139389     HOHN RICHARD L                  207 76TH STREET SOUTHEAST               EVERETT                 WA
BS26    10266139408     LAIRD VIRGINIA M                5 OAK BROOK CLUB DRIVE                  OAK BROOK               IL
BS26    10266139443     CANTY LEANN                     4624-4634 SIMMS STREET                  WHEATRIDGE              CO
BS26    10266139477     BETANCOURT EFRAIN               14624 NORTH 25TH AVENUE                 PHOENIX                 AZ
BS26    10266139516     WINCHESTER PARKER G             1503 RIBBLE AVENUE                      MUNCIE                  IN
BS26    10266139539     SUNCIN CARLOS                   125 RAE AVENUE                          SAN FRANCISCO           CA
BS26    10266139543     NEGUS MICHAEL C                 167 E STREET                            SALT LAKE CITY          UT
BS26    10266139559     DEGROOT DONALD L                7902 4TH STREET                         WELLINGTON              CO
BS26    10266139566     ROEDEMA JAMES A                 2007 WEST HYACINTH ROAD                 HIGHLANDS RANCH         CO

                          Principal          Cut-off Date     First                            Original Current Scheduled
               Zip        Balance at          Principal      Payment   Maturity       Rem         Date   LTV     Mortgage   Payment
Account       Code       Origination           Balance        Date       Date         Term        Due    Ratio     Rate   Int & Prin
------------------------------------------------------------------------------------------------------------------------------------
10266112872   46312       27,000.00            26,463.56     07/28/96  06/28/11      171.91    03/28/97  51.1     10.240      294.12
10266127422   16801       59,000.00            58,560.55     11/04/96  10/04/16      235.13    03/04/97  66.2      8.500      512.02
10266130704   83201       26,000.00            25,783.75     12/01/96  11/01/11      176.00    03/01/97  88.1     11.950      311.21
10266134461   84118       22,900.00            22,900.00     11/28/96  10/28/11      175.92    03/28/97  89.5     12.350      280.02
10266134611   17028       60,260.00            60,260.00     01/16/97  12/16/11      177.53    02/16/97  74.5     12.700      652.50
10266135112   32024       65,200.00            65,083.43     02/07/97  01/07/27      358.26    03/07/97  86.3     10.500      596.41
10266135461   33411       85,000.00            85,000.00     02/10/97  01/10/27      358.36    02/10/97  64.8      9.800      733.40
10266135710   84078       41,600.00            41,600.00     02/01/97  01/01/12      178.00    04/01/97  72.3     14.850      577.96
10266135769   17109       74,800.00            74,382.99     12/14/96  11/14/11      176.48    03/14/97  85.0      8.800      591.13
10266136279   95111      145,350.00           145,350.00     02/01/97  01/01/27      358.00    03/01/97  90.0     12.600    1,562.55
10266136299   84770       21,974.00            21,974.00     02/01/97  01/01/12      178.00    03/01/97  85.0     13.700      255.15
10266136386   19506       15,000.00            14,898.84     02/21/97  01/21/12      178.72    03/21/97  49.6     10.500      165.81
10266136435   18954       32,900.00            32,405.57     12/27/96  11/27/11      176.91    03/27/97  86.4     12.900      414.10
10266136475   19343       24,000.00            23,389.62     12/08/96  11/08/11      176.28    04/08/97  89.8     12.100      289.59
10266136623   98205       11,125.00            11,125.00     03/01/97  02/01/12      179.00    03/01/97  84.7     12.350      117.44
10266137338   84118       17,943.00            17,943.00     02/01/97  01/01/12      178.00    03/01/97  79.8     14.200      215.45
10266137552   84044       11,000.00            10,939.79     01/20/97  12/20/06      117.67    03/20/97  51.7     13.850      169.80
10266137848   85308       15,500.00            15,471.12     12/19/96  11/19/11      176.65    03/19/97  26.3     13.200      198.16
10266137869   89110       22,000.00            22,000.00     03/01/97  02/01/17      239.00    04/01/97  89.0     10.700      222.61
10266137935   98116       33,600.00            33,352.17     03/01/97  02/01/12      179.00    04/01/97  85.0     12.750      365.13
10266138112   84118       25,885.00            25,885.00     03/01/97  02/01/17      239.00    03/01/97  87.8     11.350      273.37
10266138141   11372       30,000.00            29,967.09     02/23/97  01/23/12      178.78    03/23/97  86.9     12.250      364.89
10266138226   84604       15,300.00            15,261.90     03/01/97  02/01/12      179.00    04/01/97  84.8     12.750      166.26
10266138306   95682       17,114.00            17,114.00     03/01/97  02/01/12      179.00    03/01/97  85.0     12.350      209.27
10266138309   86406       14,000.00            13,997.31     02/01/97  01/01/12      178.00    03/01/97  89.9     11.950      167.57
10266138337   85207       16,160.00            16,160.00     01/13/97  12/13/11      177.44    03/13/97  90.0     12.600      200.23
10266138347   80918       32,772.00            32,703.83     03/01/97  02/01/17      239.00    04/01/97  79.7     13.990      407.29
10266138350   80226       54,696.00            54,617.32     03/01/97  02/01/12      179.00    04/01/97  84.8     12.750      594.38
10266138440   43314       68,200.00            68,200.00     02/15/97  01/15/17      238.52    02/15/97  64.9     14.000      848.08
10266138504   97007       42,688.00            42,688.00     03/01/97  02/01/12      179.00    03/01/97  84.9     12.750      533.10
10266138615   80203       57,500.00            57,500.00     03/01/97  02/01/12      179.00    03/01/97  67.6     11.300      664.42
10266138624   85041       19,700.00            19,614.60     01/23/97  12/23/11      177.76    03/23/97  79.9     11.950      235.80
10266138749   60153       46,000.00            45,759.26     01/26/97  12/26/11      177.86    03/26/97  48.4      9.600      483.12
10266138819   84128       12,500.00            12,500.00     02/01/97  01/01/12      178.00    03/01/97  88.8     11.600      146.82
10266138826   80027       25,789.00            24,979.56     03/01/97  02/01/12      179.00    07/01/97  69.9     11.250      250.48
10266138977   83201       23,380.00            23,204.57     02/07/97  01/07/12      178.26    04/07/97  79.7     14.700      290.03
10266139035   84043       52,100.00            52,100.00     02/01/97  01/01/12      178.00    03/01/97  84.5     13.700      604.97
10266139062   84070       32,850.00            32,802.91     02/01/97  01/01/12      178.00    03/01/97  74.9     12.700      355.70
10266139068   80908       67,000.00            67,000.00     03/01/97  02/01/17      239.00    03/01/97  84.7     10.100      651.01
10266139080   60419       20,000.00            19,739.32     02/01/97  01/01/12      178.00    04/01/97  77.4     11.100      228.58
10266139102   46164       33,600.00            33,600.00     02/01/97  01/01/12      178.00    03/01/97  84.9     12.350      410.85
10266139139   80917       15,000.00            14,907.84     03/01/97  02/01/12      179.00    04/01/97  84.0     12.350      183.42
10266139159   84404       37,136.00            36,937.32     01/17/97  12/17/11      177.57    03/17/97  84.9     13.350      478.44
10266139187   80219       32,540.00            32,540.00     03/01/97  02/01/12      179.00    03/01/97  77.1     11.100      371.89
10266139240   80228       37,500.00            37,500.00     03/01/97  02/01/12      179.00    03/01/97  81.7     12.750      468.31
10266139249   97229       58,825.00            58,825.00     02/01/97  01/01/12      178.00    03/01/97  85.0     13.700      683.06
10266139284   97068       61,000.00            61,000.00     03/01/97  02/01/12      179.00    03/01/97  79.9     13.500      698.70
10266139314   55379       31,500.00            31,500.00     02/15/97  01/15/17      238.52    03/15/97  70.0     11.500      335.93
10266139331   97006       25,000.00            25,000.00     03/01/97  02/01/12      179.00    03/01/97  67.6     12.000      257.15
10266139374   89021       12,500.00            12,456.41     01/20/97  12/20/11      177.67    03/20/97  81.5     13.350      161.04
10266139380   80907       20,000.00            20,000.00     03/01/97  02/01/12      179.00    03/01/97  86.8     11.350      231.73
10266139389   98203       24,120.00            24,120.00     03/01/97  02/01/17      239.00    03/01/97  84.8     12.750      278.30
10266139408   60521      122,800.00           122,633.14     01/23/97  12/23/16      237.76    03/23/97  59.7     11.000    1,267.53
10266139443   80033       39,015.00            39,015.00     03/01/97  02/01/12      179.00    03/01/97  80.0     11.250      378.94
10266139477   85023       25,000.00            25,000.00     03/01/97  02/01/12      179.00    03/01/97  41.2     11.850      254.27
10266139516   47302       46,400.00            46,251.49     01/18/97  12/18/16      237.60    03/18/97  84.8      9.600      435.54
10266139539   94112       77,000.00            77,000.00     03/01/97  02/01/12      179.00    03/01/97  89.9     11.950      789.07
10266139543   84103       53,535.00            53,535.00     03/01/97  02/01/12      179.00    03/01/97  80.0     12.200      558.92
10266139559   80549       30,000.00            30,000.00     03/01/97  02/01/27      359.00    03/01/97  83.4     12.750      326.01
10266139566   80126      100,570.00           100,425.62     03/01/97  02/01/12      179.00    04/01/97  84.9     12.750    1,092.89

Alliance Funding Company                        Sale Schedule                                                                Page 3
A division of Superior Bank FSB     1997-1 Class 1 - Initial Pool of Fixed Rate Mortgages  -  Settlement 3/20/97


Sale ID Account         Name                            Address                                 City                    State
-----------------------------------------------------------------------------------------------------------------------------
BS26    10266139578     VIGLIUCCI FRANK A               30110 BOLINGBROOK ROAD                  PEPPER PIKE             OH
BS26    10266139635     FELICIANO JOSEPH A              3660 SOUTH GEITZ STREET                 SALT LAKE CITY          UT
BS26    10266139651     PAGNI KENNETH E                 22925 NORTH 91ST WAY                    SCOTTSDALE              AZ
BS26    10266139658     MATTHEWS ROBERT EDWARD          3235 WEST 4960 SOUTH                    TAYLORSVILLE            UT
BS26    10266139674     PATTERSON MICHAEL M             22716 NE 12TH PLACE                     REDMOND                 WA
BS26    10266139699     GUMAN WILLIAM F                 4825 SETON PLACE                        COLORADO SPRINGS        CO
BS26    10266139723     STANLEY JR WILLIAM J            6858 WESTRIDGE COURT NORTH              KEIZER                  OR
BS26    10266139730     MOSER REGINA                    7651 SOUTH ESTES STREET                 LITTLETON               CO
BS26    10266139749     HOWELL PATRICIA                 4223 WEST ROSE CIRCLE                   SALT LAKE CITY          UT
BS26    10266139753     BENGOCHEA THOMAS L              9814 SOUTH ALTAMONT DRIVE               SANDY                   UT
BS26    10266139757     KALEN AUDREY L                  4965 QUALLA DRIVE                       BOULDER                 CO
BS26    10266139760     SEWELL LAURENCE E               61497 ORION DRIVE                       BEND                    OR
BS26    10266139776     LORADITCH THOMAS A              1081 BLOOMFIELD AVENUE                  AKRON                   OH
BS26    10266139820     BRUNNER GAIL M                  4937 STANLEY AVENUE                     DOWNERS GROVE           IL
BS26    10266139844     GARCIA ROBERTO                  5239 W SCHUBERT                         CHICAGO                 IL
BS26    10266139901     GRACIA JAMES EDWARD             360 RANGELY DRIVE                       COLORADO SPRINGS        CO
BS26    10266139908     FRIEDMAN ROBERT                 17340 PINEY COURT                       COLORADO SPRINGS        CO
BS26    10266139923     UNGVARY CAREY R                 5444 NORTH LARIAT DRIVE                 CASTLE ROCK             CO
BS26    10266139928     SCHROEDER MARK E                76483 SPOT STREET                       OAKRIDGE                OR
BS26    10266139930     ESQUIBEL ARTHUR E               632 BATAAN DRIVE SW                     ALBUQUERQUE             NM
BS26    10266139989     VILMIN GREGG T                  10966 MELODY DRIVE                      NORTHGLENN              CO
BS26    10266139999     DAY DOUGLAS D                   1148 30 1/4 LANE                        PUEBLO                  CO
BS26    10266140008     HERNANDEZ GERARDO               7747 MUIRFIELD DRIVE                    LAS VEGAS               NV
BS26    10266140046     MORRILL JR CLINTON              2500 WEST HIGHWAY 40                    ROOSEVELT               UT
BS26    10266140049     BLALOCK MORRIS L                1098 EAST 500 SOUTH                     PLEASANT GROVE          UT
BS26    10266140054     GALLOWAY JR THEO M              4692 ANAHEIM COURT                      DENVER                  CO
BS26    10266140055     CROWDER STEVEN R                6860 PEPPERTREE DRIVE                   NIWOT                   CO
BS26    10266140056     SPICCI KEVIN J                  5695 GOLD LEAF LANE                     PLACERVILLE             CA
BS26    10266140115     THOMAS HELEN P                  7424 S. BLACKSTONE                      CHICAGO                 IL
BS26    10266140117     MILLBROOK ELVIN                 1114 NORTH HAMLIN AVENUE                CHICAGO                 IL
BS26    10266140123     STEWART DEBORAH E               808 LAWRENCE                            DETROIT                 MI
BS26    10266140132     ROETHLER JAMES A                1 CIRCLE C ROAD                         FOUNTAIN                CO
BS26    10266140153     CARSON SCOTT                    340 WEST 40 SOUTH                       LINDON                  UT
BS26    10266140162     WONG SHARON F                   1290 MARSTONE ST SE                     SALEM                   OR
BS26    10266140223     BLEI MICHAEL J                  9896 WEST FRIEND PLACE                  LITTLETON               CO
BS26    10266140230     WILSON-ROY KAREN K              1904 WEST BENAIR DRIVE                  WEST JORDAN             UT
BS26    10266140233     FIVAS REX A                     4861 SOUTH HEATH AVENUE                 SALT LAKE CITY          UT
BS26    10266140246     DOTSON MARSHALL A               9135 BELLAIRE STREET                    THORNTON                CO
BS26    10266140265     WIDENER GARY L                  2390 SOUTH KING STREET                  DENVER                  CO
BS26    10266140275     HEIDELBERGER THOMAS A           2681 HERKIMER STREET                    BELLMORE                NY
BS26    10266140315     COBABE FREDRICK WILLIAM         ROUTE 2 BOX 2173                        ROOSEVELT               UT
BS26    10266140395     WESTBROOK WILLSON J SARAH       4378 WEST SUN DRIVE                     SALT LAKE CITY          UT
BS26    10266140410     HANES DONNA JEAN                17151 WELD COUNTY ROAD 22               FORT LUPTON             CO
BS26    10266140419     RAND CONNIE L                   15031 SKY PINES ROAD                    GRASS VALLEY            CA
BS26    10266140450     LARSEN BRAD L                   9467 SOUTH 250 EAST                     SANDY                   UT
BS26    10266140460     SMITH ADELE WIEBALK             271 LOBOS STREET                        SAN FRANCISCO           CA
BS26    10266140494     HANH KYONG H                    6105 115TH PLACE SOUTHEAST              BELLEVUE                WA
BS26    10266140526     NOBLE FRANK ALBERT JR           4424 EAGLE STREET                       DENVER                  CO
BS26    10266140544     BENNETT DEBORAH                 1144 WEST 250 SOUTH                     OREM                    UT
BS26    10266140562     JENSEN ALAN                     2532 E BECKER LANE                      PHOENIX                 AZ
BS26    10266140577     NILSON JOHN                     230 CHURCH STREET                       FREEPORT                NY
BS26    10266140579     BENEDUCE SALVATORE              1267 MADISON STREET                     BROOKLYN                NY
BS26    10266140607     HALL PAULA                      227 EAST 1400 NORTH                     LEHI                    UT
BS26    10266140623     GEORGIEV MILENA S               231 EAST HAMPTON AVENUE                 SALT LAKE CITY          UT
BS26    10266140661     CHRISTENSEN MAXINE R            620 WEST CAPRI DRIVE                    MURRAY                  UT
BS26    10266140684     PARSONS GEORGE R                330 124TH AVENUE NW                     COON RAPIDS             MN
BS26    10266140699     DUMAIS PETER J                  786 SILVERBERRY LANE                    GOLDEN                  CO
BS26    10266140716     SCOTT JAMES A                   8723 COUNTY ROAD 74-82                  ELBERT                  CO
BS26    10266140722     MANGRUM CHARLES R               3854 WEST 8350 SOUTH                    WEST JORDAN             UT
BS26    10266140771     WORTLEY BARBARA E               2324 OAKLAND STREET                     AURORA                  CO

                          Principal          Cut-off Date     First                            Original Current Scheduled
               Zip        Balance at          Principal      Payment   Maturity       Rem         Date   LTV     Mortgage   Payment
Account       Code       Origination           Balance        Date       Date         Term        Due    Ratio     Rate   Int & Prin
------------------------------------------------------------------------------------------------------------------------------------
10266139578   44124       91,500.00            91,357.73     02/01/97  01/01/17      238.00    03/01/97  84.0     11.250      960.07
10266139635   84120       11,469.00            11,465.77     02/06/97  01/06/12      178.22    03/06/97  89.8     12.750      143.23
10266139651   85255       40,000.00            34,530.29     03/01/97  02/01/12      179.00    05/01/97  82.1     12.500      493.01
10266139658   84118       23,785.00            23,785.00     03/01/97  02/01/12      179.00    03/01/97  85.0     12.750      258.47
10266139674   98053       35,750.00            35,750.00     03/01/97  02/01/12      179.00    03/01/97  85.0     12.750      388.49
10266139699   80918       30,000.00            30,000.00     03/01/97  02/01/17      239.00    03/01/97  66.5     11.100      311.70
10266139723   97303       97,500.00            97,500.00     02/01/97  01/01/12      178.00    03/01/97  85.0     13.750    1,135.99
10266139730   80123       37,000.00            37,000.00     03/01/97  02/01/12      179.00    03/01/97  74.8     10.500      338.45
10266139749   84118       43,000.00            42,793.44     02/07/97  01/07/12      178.26    03/07/97  89.4     12.750      537.00
10266139753   84092       64,100.00            64,100.00     03/01/97  02/01/17      239.00    03/01/97  79.8     13.500      773.93
10266139757   80303       48,116.00            48,116.00     03/01/97  02/01/12      179.00    03/01/97  84.9     12.750      600.89
10266139760   97702       20,000.00            20,000.00     03/01/97  02/01/12      179.00    03/01/97  88.0     11.950      239.39
10266139776   44302       54,000.00            53,936.37     02/06/97  01/06/17      238.22    03/06/97  90.0     10.850      551.88
10266139820   60515       42,000.00            41,941.40     02/01/97  01/01/12      178.00    03/01/97  78.5     11.100      480.01
10266139844   60639       48,200.00            48,200.00     01/27/97  12/27/16      237.90    02/27/97  79.9     13.990      599.03
10266139901   80921       20,000.00            20,000.00     03/01/97  02/01/12      179.00    03/01/97  89.9     11.750      236.83
10266139908   80908       48,500.00            48,500.00     03/01/97  02/01/12      179.00    03/01/97  84.9     12.750      605.69
10266139923   80104       53,500.00            53,500.00     03/01/97  02/01/17      239.00    03/01/97  87.3     11.950      587.22
10266139928   97463       30,000.00            30,000.00     03/01/97  02/01/27      359.00    03/01/97  30.3     10.350      271.06
10266139930   87121       58,730.00            58,730.00     03/01/97  02/01/12      179.00    03/01/97  70.0      9.600      498.12
10266139989   80234       23,000.00            23,000.00     03/01/97  02/01/12      179.00    03/01/97  84.7     12.750      249.94
10266139999   81006       35,737.00            35,737.00     03/01/97  02/01/12      179.00    03/01/97  84.9     12.750      388.35
10266140008   89117       45,461.00            45,248.10     03/01/97  02/01/12      179.00    04/01/97  85.0     12.750      494.02
10266140046   84066       20,376.00            20,359.45     02/14/97  01/14/12      178.49    03/14/97  80.6     11.950      243.89
10266140049   84062       34,952.00            34,952.00     01/13/97  12/13/11      177.44    02/13/97  89.8     12.750      379.82
10266140054   80239      104,550.00           104,550.00     03/01/97  02/01/27      359.00    03/01/97  85.0     10.000      917.50
10266140055   80503       55,500.00            55,500.00     03/01/97  02/01/12      179.00    03/01/97  84.9     12.750      603.11
10266140056   95667       38,250.00            38,220.95     02/06/97  01/06/12      178.22    03/06/97  90.0     11.975      392.71
10266140115   60619       49,500.00            49,500.00     02/20/97  01/20/12      178.68    03/20/97  90.0     11.250      480.77
10266140117   60651       57,200.00            57,173.48     02/04/97  01/04/17      238.16    03/04/97  65.0     14.690      740.14
10266140123   48202       36,000.00            36,000.00     02/01/97  01/01/27      358.00    03/01/97  83.7     11.250      349.65
10266140132   80817       30,800.00            30,800.00     03/01/97  02/01/17      239.00    03/01/97  89.8     11.750      333.78
10266140153   84042       54,600.00            54,600.00     02/01/97  01/01/12      178.00    03/01/97  84.9     11.500      540.70
10266140162   97306       19,800.00            19,800.00     03/01/97  02/01/17      239.00    03/01/97  89.9     11.350      209.11
10266140223   80123       22,500.00            22,407.04     03/01/97  02/01/12      179.00    04/01/97  76.9     11.250      259.28
10266140230   84084       35,000.00            34,809.53     01/16/97  12/16/11      177.53    03/16/97  68.3     11.500      408.87
10266140233   84118       14,000.00            13,948.01     01/26/97  12/26/11      177.86    03/26/97  84.6     12.750      174.84
10266140246   80229       46,000.00            45,662.34     03/01/97  02/01/12      179.00    04/01/97  88.9     10.650      512.77
10266140265   80219       26,159.00            25,795.80     03/01/97  02/01/12      179.00    04/01/97  84.8     12.750      326.68
10266140275   11710       44,000.00            43,864.56     02/23/97  01/23/12      178.78    03/23/97  81.9      9.990      472.56
10266140315   84066       18,962.00            18,962.00     02/06/97  01/06/17      238.22    03/06/97  69.9     15.350      254.61
10266140395   84118       40,000.00            39,919.25     02/08/97  01/08/12      178.29    03/08/97  60.7     15.600      576.36
10266140410   80621       65,000.00            65,000.00     03/01/97  02/01/17      239.00    03/01/97  76.6     13.000      761.52
10266140419   95949       31,100.00            31,100.00     03/01/97  02/01/12      179.00    03/01/97  84.7     12.800      339.17
10266140450   84070       30,500.00            30,500.00     02/09/97  01/09/12      178.32    03/09/97  74.6     11.500      356.30
10266140460   94112       26,200.00            26,200.00     03/01/97  02/01/12      179.00    03/01/97  90.0     11.350      256.46
10266140494   98006       21,416.00            21,350.51     03/01/97  02/01/12      179.00    04/01/97  77.0     12.750      267.45
10266140526   80239       21,200.00            21,146.37     03/01/97  02/01/17      239.00    04/01/97  83.0     10.100      205.99
10266140544   84058       11,450.00            11,450.00     03/01/97  02/01/12      179.00    03/01/97  89.9     11.350      132.67
10266140562   85028       39,800.00            39,800.00     03/01/97  02/01/12      179.00    03/01/97  82.7     12.750      432.50
10266140577   11520       90,000.00            89,875.82     02/08/97  01/08/27      358.29    03/08/97  73.1      9.950      786.49
10266140579   11237      100,000.00            99,887.34     02/17/97  01/17/12      178.59    03/17/97  60.6     12.100    1,206.61
10266140607   84043       15,550.00            15,550.00     01/26/97  12/26/11      177.86    02/26/97  78.7     13.700      203.96
10266140623   84111       52,500.00            52,500.00     03/01/97  02/01/27      359.00    03/01/97  70.0     11.000      499.97
10266140661   84123       30,500.00            30,500.00     03/01/97  02/01/12      179.00    03/01/97  84.1     10.500      279.00
10266140684   55448       34,800.00            34,636.63     02/06/97  01/06/12      178.22    04/06/97  79.8     14.750      433.08
10266140699   80401       56,000.00            56,000.00     03/01/97  02/01/12      179.00    03/01/97  84.1     12.750      608.55
10266140716   80106      240,000.00           239,604.14     03/01/97  02/01/27      359.00    04/01/97  80.0      9.850    2,079.62
10266140722   84088       26,754.00            26,754.00     02/01/97  01/01/12      178.00    03/01/97  25.3     13.850      353.60
10266140771   80010       19,000.00            19,000.00     03/01/97  02/01/12      179.00    03/01/97  82.4     10.500      210.03

Alliance Funding Company                        Sale Schedule                                                                 Page 4
A division of Superior Bank FSB     1997-1 Class 1 - Initial Pool of Fixed Rate Mortgages  -  Settlement 3/20/97


Sale ID Account         Name                            Address                                 City                    State
-----------------------------------------------------------------------------------------------------------------------------
BS26    10266140773     TALBOT ARDA J                   2910 SOUTH 2855 WEST                    WEST VALLEY CITY        UT
BS26    10266140851     ANGLESEY JON M                  562 EAST 3550 NORTH                     NORTH OGDEN             UT
BS26    10266140855     SUMMERS STEVEN M                2630 E HELMSDALE DRIVE                  COLORADO SPRINGS        CO
BS26    10266140865     COHEN HERBERT J                 10202 98TH STREET SW                    TACOMA                  WA
BS26    10266140867     THOMPSON CHRISTINE B            2928 SOUTH WHISPER STREET               WEST VALLEY CITY        UT
BS26    10266140895     ALVAREZ CESAREO R               3642 WEST 81ST STREET                   CHICAGO                 IL
BS26    10266140976     JUHANT BRIAN W                  1000 S. MADISON ST.                     LOCKPORT                IL
BS26    10266141032     VAN DER MEIDE JOSEPH R          4495 WEST WALTER CIRCLE                 WEST VALLEY CITY        UT
BS26    10266141036     OLSON TODD J                    9420 SOUTH 300 EAST                     SANDY                   UT
BS26    10266141088     GRISCHKAN GLORIA                28575 SETTLERS LANE                     PEPPER PIKE             OH
BS26    10266141122     CASTLEBERRY CHARLES A           8364 SOUTH 1330 EAST                    SANDY                   UT
BS26    10266141123     OWENS DAN G                     11693 SOUTH WILLOW WOOD DRIVE           DRAPER                  UT
BS26    10266141347     MCAFEE CAROLINA R               1136 W 12TH STREET                      TEMPE                   AZ
BS26    10266141605     STAYNER CINDY                   1029 EAST FAIRCLOUGH DRIVE              SALT LAKE CITY          UT
BS26    10266141624     RADIGAN THOMAS D                19395 DRACO DRIVE                       MONUMENT                CO
BS26    10266141642     STRAIGIS DEANNA KAY             397 EAST 112TH DRIVE                    NORTHGLENN              CO
BS26    10266141643     POWELL LAWRENCE W               1506 NORTH JACKSON AVENUE               LOVELAND                CO
BS26    10266141898     HANSEN CARL L                   6271 WEST KING VALLEY ROAD              WEST VALLEY CITY        UT
        ------------------------------------------------
        138             Sale Total
        139             Total with Banco Santander

                          Principal          Cut-off Date     First                            Original Current Scheduled
               Zip        Balance at          Principal      Payment   Maturity       Rem         Date   LTV     Mortgage   Payment
Account       Code       Origination           Balance        Date       Date         Term        Due    Ratio     Rate   Int & Prin
------------------------------------------------------------------------------------------------------------------------------------
10266140773   84119       28,300.00            28,300.00     03/01/97  02/01/12      179.00    03/01/97  87.6     11.950      338.74
10266140851   84414       74,000.00            73,853.77     03/01/97  02/01/12      179.00    04/01/97  74.9     11.250      718.73
10266140855   80920      187,200.00           187,200.00     03/01/97  02/01/12      179.00    03/01/97  90.0     11.250    1,818.20
10266140865   98498       26,505.00            26,505.00     03/01/97  02/01/12      179.00    03/01/97  89.9     10.100      234.56
10266140867   84120       25,343.00            25,343.00     03/01/97  02/01/12      179.00    03/01/97  79.9     10.100      224.28
10266140895   60652       15,000.00            15,000.00     02/20/97  01/20/17      238.68    03/20/97  87.9     11.750      162.56
10266140976   60441       37,300.00            37,300.00     03/01/97  02/01/17      239.00    03/01/97  79.9     11.100      387.55
10266141032   84120       19,805.00            19,805.00     02/07/97  01/07/12      178.26    03/07/97  89.2     12.750      247.33
10266141036   84070       25,000.00            24,946.75     02/07/97  01/07/12      178.26    03/07/97  66.2     12.100      301.65
10266141088   44124      172,500.00           172,500.00     02/22/97  01/22/27      358.75    02/22/97  28.7     10.750    1,610.26
10266141122   84093       22,500.00            22,485.91     02/08/97  01/08/12      178.29    03/08/97  84.4     12.750      280.99
10266141123   84020       68,450.00            67,884.66     02/10/97  01/10/12      178.36    04/10/97  89.9     11.950      819.31
10266141347   85281       14,500.00            14,500.00     03/01/97  02/01/12      179.00    03/01/97  88.8     12.350      177.30
10266141605   84106       11,000.00            11,000.00     02/15/97  01/15/12      178.52    03/15/97  60.0     13.850      145.38
10266141624   80132       20,500.00            20,500.00     03/01/97  02/01/12      179.00    03/01/97  84.2      9.800      217.79
10266141642   80233       19,400.00            19,400.00     03/01/97  02/01/12      179.00    03/01/97  79.9     13.000      245.46
10266141643   80538       40,854.00            40,854.00     03/01/97  02/01/12      179.00    03/01/97  89.9     11.750      412.38
10266141898   84128       31,135.00            31,135.00     02/22/97  01/22/12      178.75    02/22/97  69.8     13.850      411.50
                      ----------------------------------                            -------             ----------------------------
                       5,869,386.00         5,854,308.30                             221.98              77.9     11.821   63,348.78
                       6,013,386.00         5,997,243.70                             225.06              78.0     11.859   64,986.85

Alliance Funding Company                        Sale Schedule                                                                 Page 5
A division of Superior Bank FSB     1997-1 Class 1 - Initial Pool of Fixed Rate Mortgages  -  Settlement 3/20/97


Sale ID Account         Name                            Address                                 City                    State
-----------------------------------------------------------------------------------------------------------------------------
ML684   10266132364     SAUNDERS RICK E                 6697 SOUTH NOTTINGHAM DRIVE             WEST JORDAN             UT
ML684   10266134068     BANKS CHERYL RENEE              626 JOHNSON STREET                      GARY                    IN
ML684   10266134253     BURNS CHRISTINE                 1218 EAST 72ND PLACE                    CHICAGO                 IL
ML684   10266134269     GILLEN MELVIN D                 104 MILLER ROAD                         RIO                     WI
ML684   10266134546     SIMON PHILIP M                  7776 DUTTON ROAD                        HARBORCREEK             PA
ML684   10266135450     JOHNSTON JAN G                  8200 HEWLETT RD                         DUNWOODY                GA
ML684   10266135831     MC CARTY LARRY E                847 SAN FRANCISCO                       BARTLETT                IL
ML684   10266136063     WILKERSON HARVEY                1726 S. CARLISLE                        SOUTH BEND              IN
ML684   10266136266     EDENS WILLIAM P                 1120 WEST 700 NORTH                     CLEARFIELD              UT
ML684   10266136288     OCKER SHARON                    708 SOUTH 10TH AVENUE                   YAKIMA                  WA
ML684   10266137051     RUSHDAN AMINA Z                 1310 MORTON AVENUE                      CHESTER                 PA
ML684   10266137236     HALL JAMES                      956 NORTH LAWNDALE                      CHICAGO                 IL
ML684   10266137368     KASE KINGDON                    6 WESTMINSTER DR                        VOORHEES                NJ
ML684   10266137863     RIEWERTS JACK P                 743 ELM STREET                          REDWOOD CITY            CA
ML684   10266137892     SCRIBNER STEVEN W               5874 VALLE VISTA CT                     LOOMIS                  CA
ML684   10266137977     PEARCE TROY R                   4243 WEST STRATUS STREET                KEARNS                  UT
ML684   10266138058     SANDOVAL JOSEPH H               5650 SOUTH RYAN CIRCLE                  SALT LAKE CITY          UT
ML684   10266138065     HUTCHINSON STEVE L              10276 GOLDEN WILLOW DRIVE               SANDY                   UT
ML684   10266138193     REED KENNETH W                  2522 S 28TH ST                          MILWAUKEE               WI
ML684   10266138373     JONES JOHN                      5550 W ROSE GARDEN LANE                 GLENDALE                AZ
ML684   10266138484     TALLMAN DONNA E D               14245 SE LEE AVENUE                     MILWAUKIE               OR
ML684   10266138597     SLAYMAKER CLAYTON               265 NORTH COLUMBUS LANE                 ELK RIDGE               UT
ML684   10266138602     LAUTAIMI ESITIMOA               358 NORTH STAR CREST DRIVE              SALT LAKE CITY          UT
ML684   10266138690     ELEY APRIL L                    39339 BLACOW ROAD                       FREMONT                 CA
ML684   10266138865     DOERR WANDA GAIL                2020 AND 2022 N. PARKER                 INDIANAPOLIS            IN
ML684   10266138913     WHITE LA TANYA                  6216 SOUTH 36TH STREET                  PHOENIX                 AZ
ML684   10266139001     RAMIREZ JR FRANK J              1403 BRETMOOR WAY                       SAN JOSE                CA
ML684   10266139002     BROWN R CRAIG                   8268 SOUTH 865 EAST                     SANDY                   UT
ML684   10266139042     STONE JAMES L                   5709 142ND PLACE SE                     EVERETT                 WA
ML684   10266139104     PINKSTON JUDITH IRENE           928 NORTH POPLAR STREET                 SHELBURN                IN
ML684   10266139128     DABROWSKI JEANETTE R            351 RIPLEY COURT                        NAPERVILLE              IL
ML684   10266139137     POLHEMUS JEFFREY B              2400 SANDSTROM DRIVE                    COLUMBUS                OH
ML684   10266139199     PURTER SANDRA C                 16015 LOTUS DRIVE                       CLEVELAND               OH
ML684   10266139410     MAMURI MILA V                   6016 W. MONTROSE AVE.                   CHICAGO                 IL
ML684   10266139414     CHRISTOPHERSEN DAVE M           18139 ECHO DRIVE                        FARMINGTON              MN
ML684   10266139415     DEMARRE NANCY L                 3029 RICE STREET                        ROSEVILLE               MN
ML684   10266139420     MILES HAROLD J R                833 ADAMS AVENUE                        EVANSVILLE              IN
ML684   10266139482     WILEY NEWTON D                  20 WILKIE AVENUE                        WATSONVILLE             CA
ML684   10266139547     DANIELS MARK A                  9235 DOVER WAY                          BROOMFIELD              CO
ML684   10266139591     SCANLAN JO ANN J                3600 NORTH WAYNE                        CHICAGO                 IL
ML684   10266139606     HAMMOND GARY A                  1624 E. 34TH STREET                     LORAIN                  OH
ML684   10266139611     DRAPER HARRISON K               66635 PONDEROSA LOOP                    BEND                    OR
ML684   10266139621     ZANOCCO FRED                    607 SEARLS AVENUE                       NEVADA CITY             CA
ML684   10266139641     JORGENSON LYLE D                436 NORTH 150 EAST                      LINDON                  UT
ML684   10266139652     LARSEN JEFFERY DEAN             1134 WEST PALM LANE                     PHOENIX                 AZ
ML684   10266139692     JENSEN MARK E                   725 NORTH 98TH STREET                   SEATTLE                 WA
ML684   10266139708     RHYNEER ROBERT D                1741-42 S CLEARVIEW AVENUE              MESA                    AZ
ML684   10266139719     BIRD MICHAEL TODD               5830 SOUTH KYLE DRIVE                   SALT LAKE CITY          UT
ML684   10266139738     HUNGER DOUGLAS D                820 EAST WESTBROOK ROAD                 KAYSVILLE               UT
ML684   10266139740     PETRY CAROLE N                  3575 EAST CERES DRIVE                   SALT LAKE CITY          UT
ML684   10266139762     ORTEGA EDUARDO                  1519 SQUIRRELTAIL DRIVE                 SPARKS                  NV
ML684   10266139836     ETZKORN KAREN                   607 PORTER STREET                       LEMONT                  IL
ML684   10266139859     TRUESDILL MICHAEL P             1061 SOUTH PEARL STREET                 JANESVILLE              WI
ML684   10266139876     HAMILTON MARIE L                230 E. BORLEY                           MISHAWAKA               IN
ML684   10266139904     SMITH THAYNE A                  1797 SOUTH CALIFORNIA AVENUE            PROVO                   UT
ML684   10266139975     CLARK DONALD L                  1915 MASSACHUSETTS                      LANSING                 MI
ML684   10266140039     BRADFORD MARVIN                 15701 LINDSAY                           DETROIT                 MI
ML684   10266140052     FREDRICKSON ALAN C              1745 NORTH 600 WEST                     LEHI                    UT
ML684   10266140058     KRATZER GEORGE R JR             1338 23RD LANE                          PUEBLO                  CO
ML684   10266140139     BARTON LEE R                    1026 NORTH ALVARO                       MESA                    AZ

                          Principal          Cut-off Date     First                            Original Current Scheduled
               Zip        Balance at          Principal      Payment   Maturity       Rem         Date   LTV     Mortgage   Payment
Account       Code       Origination           Balance        Date       Date         Term        Due    Ratio     Rate   Int & Prin
------------------------------------------------------------------------------------------------------------------------------------
10266132364   84084       28,250.00            28,250.00     02/01/97  01/01/12      178.00    03/01/97  79.3     11.500      330.02
10266134068   46402       35,000.00            35,000.00     02/23/97  01/23/17      238.78    03/23/97  70.0     12.000      385.38
10266134253   60619       18,000.00            17,875.80     12/05/96  11/05/16      236.19    04/05/97  32.7     10.600      180.92
10266134269   53960      102,700.00           102,462.88     12/08/96  11/08/11      176.28    03/08/97  84.9     12.250    1,249.14
10266134546   16421       94,500.00            93,900.18     12/04/96  11/04/16      236.15    04/04/97  90.0     11.450    1,004.52
10266135450   30338       43,000.00            42,990.49     12/01/96  11/01/11      176.00    03/01/97  84.8     13.150      480.71
10266135831   60103       39,000.00            39,000.00     02/13/97  01/13/17      238.45    02/13/97  30.2     14.000      484.97
10266136063   46613       31,200.00            31,070.23     12/01/96  11/01/11      176.00    04/01/97  80.0     13.500      357.37
10266136266   84015       52,419.00            52,419.00     02/01/97  01/01/12      178.00    03/01/97  84.7     13.300      592.18
10266136288   98902       11,682.00            11,652.61     12/26/96  11/26/11      176.88    02/26/97  79.9     13.990      155.50
10266137051   19013       40,000.00            40,000.00     03/01/97  02/01/27      359.00    03/01/97  80.0     10.500      365.90
10266137236   60651       64,500.00            64,376.44     02/01/97  01/01/12      178.00    03/01/97  75.0     11.500      753.48
10266137368    8043       27,000.00            26,902.59     02/17/97  01/17/07      118.59    03/17/97  89.9     12.750      399.17
10266137863   94063       23,000.00            23,000.00     02/01/97  01/01/12      178.00    03/01/97  87.2     12.750      249.94
10266137892   95650      100,000.00            99,738.13     01/01/97  12/01/11      177.00    04/01/97  79.1     11.500      990.29
10266137977   84118       21,200.00            21,130.37     02/01/97  01/01/12      178.00    04/01/97  89.9     13.150      237.00
10266138058   84118       30,388.00            30,276.34     01/04/97  12/04/11      177.14    04/04/97  89.8     13.150      339.72
10266138065   84070       48,600.00            48,600.00     03/01/97  02/01/17      239.00    03/01/97  79.8     14.950      638.17
10266138193   53215       25,100.00            24,996.70     02/17/97  01/17/12      178.59    03/17/97  90.0     11.750      297.22
10266138373   85308       63,369.00            63,369.00     02/07/97  01/07/12      178.26    03/07/97  89.9     12.600      785.17
10266138484   97267       44,390.00            44,215.08     03/01/97  02/01/12      179.00    04/01/97  84.3      9.900      474.31
10266138597   84651       31,000.00            31,000.00     02/01/97  01/01/12      178.00    03/01/97  80.0     14.950      390.74
10266138602   84116       27,651.00            27,609.52     03/01/97  02/01/12      179.00    04/01/97  78.7     13.990      327.41
10266138690   94538      100,000.00            99,765.25     03/01/97  02/01/12      179.00    04/01/97  43.1     11.550      994.11
10266138865   46218       21,700.00            21,700.00     03/03/97  02/03/17      239.15    03/03/97  74.8     13.250      258.11
10266138913   85040       36,250.00            36,199.05     02/27/97  01/27/17      238.92    03/27/97  75.0     12.800      419.54
10266139001   95129      150,000.00           150,000.00     03/01/97  02/01/12      179.00    03/01/97  75.9     11.000    1,428.49
10266139002   84094       22,500.00            22,189.69     02/01/97  01/01/12      178.00    05/01/97  90.0     13.150      251.54
10266139042   98208       85,500.00            85,500.00     04/01/97  03/01/12      180.00    04/01/97  84.2     12.750      929.12
10266139104   47879       22,500.00            22,467.53     02/10/97  01/10/12      178.36    03/10/97  54.8     14.000      266.60
10266139128   60565       23,800.00            23,783.00     02/27/97  01/27/17      238.92    03/27/97  84.9     12.750      274.61
10266139137   43235       47,900.00            47,900.00     02/27/97  01/27/17      238.92    02/27/97  85.4     11.500      510.82
10266139199   44128       25,000.00            24,994.28     02/09/97  01/09/12      178.32    03/09/97  39.0     12.990      276.35
10266139410   60634       45,500.00            45,500.00     02/27/97  01/27/27      358.92    02/27/97  35.5     11.750      459.28
10266139414   55024       27,000.00            26,955.64     02/27/97  01/27/12      178.92    03/27/97  89.4     11.350      312.84
10266139415   55113       18,000.00            18,000.00     02/06/97  01/06/12      178.22    03/06/97  89.3     11.750      213.14
10266139420   47713       55,600.00            55,600.00     02/14/97  01/14/27      358.49    03/14/97  84.8      9.850      481.78
10266139482   95076       37,000.00            36,805.43     02/03/97  01/03/12      178.13    04/03/97  84.4     13.550      481.61
10266139547   80021       12,150.00            12,150.00     03/10/97  02/10/12      179.38    03/10/97  82.5     11.900      145.04
10266139591   60613       45,000.00            44,978.18     02/13/97  01/13/12      178.45    03/13/97  40.2     11.100      514.30
10266139606   44052       48,000.00            48,000.00     03/01/97  02/01/17      239.00    03/01/97  80.0     13.500      579.54
10266139611   97701       44,000.00            44,000.00     02/01/97  01/01/12      178.00    03/01/97  66.3     12.800      550.93
10266139621   95959       53,000.00            52,994.63     02/28/97  01/28/12      178.95    03/28/97  89.6     11.975      544.15
10266139641   84042       15,444.00            15,425.32     02/24/97  01/24/12      178.82    03/24/97  79.9     15.350      219.87
10266139652   85007       40,000.00            39,907.18     03/01/97  02/01/12      179.00    04/01/97  80.1     11.250      388.50
10266139692   98103       35,054.00            35,054.00     03/01/97  02/01/12      179.00    03/01/97  90.0     11.750      353.84
10266139708   85208       18,000.00            18,000.00     02/01/97  01/01/12      178.00    03/01/97  89.5     12.750      224.80
10266139719   84118       25,000.00            25,000.00     01/10/97  12/10/11      177.34    03/10/97  74.0     15.350      355.91
10266139738   84037       21,405.00            21,350.47     02/01/97  01/01/12      178.00    04/01/97  90.0     13.150      239.29
10266139740   84124       49,750.00            49,750.00     04/01/97  03/01/12      180.00    04/01/97  79.9     12.250      521.33
10266139762   89436       28,316.00            28,316.00     03/01/97  02/01/17      239.00    03/01/97  89.7     11.350      299.05
10266139836   60439       94,000.00            94,000.00     02/22/97  01/22/27      358.75    02/22/97  75.2     10.250      842.34
10266139859   53546       25,100.00            25,068.18     02/27/97  01/27/12      178.92    03/27/97  80.0     13.000      317.58
10266139876   46545       55,000.00            54,999.26     02/13/97  01/13/12      178.45    03/13/97  77.4     10.000      482.66
10266139904   84606       40,600.00            40,600.00     04/01/97  03/01/12      180.00    04/01/97  84.7     12.750      441.20
10266139975   48906       41,200.00            41,096.84     02/27/97  01/27/12      178.92    03/27/97  74.9     10.600      379.96
10266140039   48227       52,400.00            52,165.80     01/26/97  12/26/11      177.86    03/26/97  74.8     12.000      538.99
10266140052   84043       51,100.00            51,100.00     03/01/97  02/01/12      179.00    03/01/97  89.9     11.750      515.81
10266140058   81006       28,400.00            28,400.00     03/01/97  02/01/12      179.00    03/01/97  89.9     11.750      286.67
10266140139   85205       23,245.00            23,245.00     03/01/97  02/01/12      179.00    03/01/97  85.7     11.750      234.64

Alliance Funding Company                        Sale Schedule                                                                 Page 6
A division of Superior Bank FSB     1997-1 Class 1 - Initial Pool of Fixed Rate Mortgages  -  Settlement 3/20/97


Sale ID Account         Name                            Address                                 City                    State
-----------------------------------------------------------------------------------------------------------------------------
ML684   10266140140     HARRISON JONATHAN W             1276 NORTH 540 WEST                     OREM                    UT
ML684   10266140145     DANN JAMES T                    9472 CLEMENTINE WAY                     ELK GROVE               CA
ML684   10266140163     LEWIS KERRY G                   795 SOUTH LOCUST AVENUE                 PLEASANT GROVE          UT
ML684   10266140186     DE LOS REYES NELLY D            141 TOMLIN CIRCLE                       BURR RIDGE              IL
ML684   10266140206     MALDONADO BONITA                3548 S EUCLID AVENUE                    BERWYN                  IL
ML684   10266140229     DAVIS ANITA L                   19410 NORTH 31ST WAY                    PHOENIX                 AZ
ML684   10266140254     WALKER ROY M                    12324 WITLAND LANE SE                   YELM                    WA
ML684   10266140271     VALDEZ ROBERT J                 852 1600 ROAD                           DELTA                   CO
ML684   10266140278     KUSMERZ ROBERT P                22 GOLFVIEW LANE                        CARPENTERSVILLE         IL
ML684   10266140282     WOOD JR ALFRED GENE             2046 GRANT                              DOWNERS GROVE           IL
ML684   10266140309     BECK BRANDON                    2779 WEST 5500 SOUTH                    ROY                     UT
ML684   10266140330     MARTIN SHAWN S                  2805 STEPHENS ROAD                      BOULDER                 CO
ML684   10266140353     WALTERS JOHN J                  524 SOUTH STREET                        LOCKPORT                IL
ML684   10266140385     SHINER WILLIAM ANDY             310 NORTH 100 EAST                      ELSINORE                UT
ML684   10266140411     LOOSE TERRY A                   1434 CORTE DE ROSA                      SAN JOSE                CA
ML684   10266140461     PAYTON ARTHUR R                 855 NORTH EASTWOOD DRIVE                PRICE                   UT
ML684   10266140476     FANNING JR LOUIS A              9111 SOUTH ROUNDTREE DRIVE              HIGHLANDS RANCH         CO
ML684   10266140523     PALMENTERA MARY ANNE            7373 ALBION ROAD                        NORTH ROYALTON          OH
ML684   10266140546     MILHEM BRENDA                   5200 SW SCHOLLS FERRY ROAD              PORTLAND                OR
ML684   10266140548     GRAHAM SCOTT DENNIS             933 N GRENNAN PLACE                     CAMANO ISLAND           WA
ML684   10266140601     PAGE DALE J                     4561-63 N. 76TH STREET                  MILWAUKEE               WI
ML684   10266140608     PENOYER ROBERT L                140 NORTH UNIVERSITY                    BLACKFOOT               ID
ML684   10266140624     FINCH PAUL R                    8053 SE 60TH AVENUE                     PORTLAND                OR
ML684   10266140642     PIPPIN WILLIAM                  1071 S MCCULLOCH BLVD                   LAKE HAVASU CITY        AZ
ML684   10266140647     MAYES MICHAEL F                 11001 S BANNOCK STREET                  PHOENIX                 AZ
ML684   10266140651     LADZINSKI JOSEPH A              4220 THOREAU DRIVE                      COLORADO SPRINGS        CO
ML684   10266140653     PERKINS DOTTIE LOU              5309 WEST LEWISCLARK DRIVE              SALT LAKE CITY          UT
ML684   10266140656     MERRITT RUTH A                  4084 WEST JENNY LAKE DRIVE              WEST JORDAN             UT
ML684   10266140663     MADERO PETER A                  466 LEWIS STREET                        HOLBROOK                NY
ML684   10266140679     MACK MICHAEL G                  357 PHILLIPS                            GLEN ELLYN              IL
ML684   10266140768     HODGES MICHAEL J                1291 WEST WHITTEN STREET                CHANDLER                AZ
ML684   10266140777     LIANZO JOSEPH                   4495 N CHIEFTAIN STREET                 LAS VEGAS               NV
ML684   10266140784     THORNBERG LOUANN M              20470 IBERIA AVENUE WEST                LAKEVILLE               MN
ML684   10266140792     MURZANSKI MARY B                3308 N. HOYNE AVENUE                    CHICAGO                 IL
ML684   10266140797     HAWKINS GERARD B                200 TULIP COURT                         SCHAUMBURG              IL
ML684   10266140799     HOGAN RICHARD E                 1826 NORTH HONORE STREET                CHICAGO                 IL
ML684   10266140809     WILLIAMS ELIZABETH              8642 SOUTH WOOD                         CHICAGO                 IL
ML684   10266140810     JEZEK JOSEPH F                  0N420 VIRGINIA                          WINFIELD                IL
ML684   10266140814     YOUNG WALTER C                  2505 SOUTH 11TH AVE.                    BROADVIEW               IL
ML684   10266140874     LASHBAUGH DANA L                4321 SOUTH 263RD STREET                 KENT                    WA
ML684   10266140878     YANG ALBERT                     939 PROVIDENCE COURT                    CUPERTINO               CA
ML684   10266140944     AUSMAN JEFFREY E                900 TAPADERO ROAD                       BAILEY                  CO
ML684   10266140945     CUNDICK DAVID C                 2701 EAST WILSHIRE DRIVE                SALT LAKE CITY          UT
ML684   10266140948     WILSON HARRY H                  7 LOS CHAVEZ LOOP                       BELEN                   NM
ML684   10266140954     KULP HEATHER                    3748 MACBETH DRIVE                      SAN JOSE                CA
ML684   10266140960     ANDREWS WAYNE D                 12157 WEST 66TH AVENUE                  ARVADA                  CO
ML684   10266140967     DEROSIER DANIEL R               484 LITTLE PATH ROAD                    DES PLAINES             IL
ML684   10266140970     BARNES ROBERT L                 1309 E 156TH ST                         SOUTH HOLLAND           IL
ML684   10266140973     TWYMON STEVEN B                 557 BENSLEY                             CALUMET CITY            IL
ML684   10266141008     PARRISH DENNIS D                183 ABBEY ROAD                          NOBLESVILLE             IN
ML684   10266141020     SORENSEN WAYNE J                958 EAST 70 SOUTH                       LINDON                  UT
ML684   10266141033     YOUNG F STEVEN                  1686 SOUTH 165 WEST                     OREM                    UT
ML684   10266141037     VANDYKE MICHAEL J               9525 WEST 11TH AVENUE                   LAKEWOOD                CO
ML684   10266141071     FORBUSH LYNDA L                 1472 SOUTH 900 EAST                     SALT LAKE CITY          UT
ML684   10266141082     MOORE THOMAS                    9703 BESSEMER AVENUE                    CLEVELAND               OH
ML684   10266141115     KLOPFENSTEIN NORVEL D           1660 PARTRIDGE COURT                    STAYTON                 OR
ML684   10266141135     HOPKINS DON                     9292 COUNTY ROAD 213                    DURANGO                 CO
ML684   10266141150     VU HOANG D                      2430 PACIFIC STREET                     BELLINGHAM              WA
ML684   10266141184     AVINO RALPH A                   816 GARDNER                             WESTCHESTER             IL
ML684   10266141197     LEWIS LADELL                    19305 DEAN                              DETROIT                 MI

                          Principal          Cut-off Date     First                            Original Current Scheduled
               Zip        Balance at          Principal      Payment   Maturity       Rem         Date   LTV     Mortgage   Payment
Account       Code       Origination           Balance        Date       Date         Term        Due    Ratio     Rate   Int & Prin
------------------------------------------------------------------------------------------------------------------------------------
10266140140   84057       53,000.00            53,000.00     03/01/97  02/01/17      239.00    03/01/97  89.0     11.350      559.74
10266140145   95758       35,000.00            35,000.00     03/01/97  02/01/12      179.00    03/01/97  77.3     11.350      342.60
10266140163   84062       45,100.00            44,313.26     03/01/97  02/01/12      179.00    05/01/97  64.7     11.950      462.17
10266140186   60521       53,700.00            53,676.68     02/20/97  01/20/17      238.68    03/20/97  82.6     12.350      604.44
10266140206   60402       20,000.00            20,000.00     03/01/97  02/01/17      239.00    03/01/97  50.0     10.850      204.40
10266140229   85024      111,966.00           111,966.00     04/01/97  03/01/12      180.00    04/01/97  79.9     10.750    1,045.18
10266140254   98597       29,256.00            29,256.00     04/01/97  03/01/12      180.00    04/01/97  70.0     12.450      311.10
10266140271   81416       33,500.00            33,500.00     03/01/97  02/01/12      179.00    03/01/97  79.4     10.100      362.05
10266140278   60110       19,100.00            19,100.00     03/03/97  02/03/17      239.15    03/03/97  84.9     12.350      214.99
10266140282   60515      109,600.00           109,113.51     03/01/97  02/01/12      179.00    04/01/97  80.0     10.600    1,218.32
10266140309   84067       12,750.00            12,720.79     01/18/97  12/18/11      177.60    03/18/97  89.9     12.750      159.23
10266140330   80303       73,825.00            73,825.00     04/01/97  03/01/12      180.00    04/01/97  79.9     13.200      943.80
10266140353   60441       28,000.00            27,978.02     02/24/97  01/24/12      178.82    03/24/97  76.2     13.500      363.53
10266140385   84724       11,000.00            11,000.00     03/01/97  02/01/12      179.00    03/01/97  84.1     13.350      124.70
10266140411   95120       48,500.00            48,500.00     03/01/97  02/01/12      179.00    03/01/97  89.8     11.350      474.75
10266140461   84501       16,500.00            16,500.00     04/01/97  03/01/12      180.00    04/01/97  65.3     12.500      203.37
10266140476   80126      113,150.00           113,150.00     03/01/97  02/01/12      179.00    03/01/97  89.7     11.950    1,159.52
10266140523   44133      106,200.00           106,200.00     02/14/97  01/14/12      178.49    02/14/97  84.9     11.850    1,080.14
10266140546   97225       36,600.00            36,600.00     03/01/97  02/01/17      239.00    03/01/97  79.9     13.500      441.90
10266140548   98292       39,000.00            39,000.00     04/01/97  03/01/12      180.00    04/01/97  84.9     12.450      414.72
10266140601   53218       81,900.00            81,900.00     03/01/97  02/01/12      179.00    03/01/97  90.0     11.250      943.77
10266140608   83221       27,500.00            26,711.92     01/26/97  12/26/11      177.86    05/26/97  80.8     12.250      334.48
10266140624   97206       22,000.00            22,000.00     04/01/97  03/01/12      180.00    04/01/97  89.4     11.950      225.45
10266140642   86406       11,342.00            11,303.34     03/01/97  02/01/12      179.00    04/01/97  84.5     12.350      138.69
10266140647   85044       12,950.00            12,950.00     04/01/97  03/01/12      180.00    04/01/97  83.1     10.200      140.75
10266140651   80916       19,900.00            19,900.00     04/01/97  03/01/17      240.00    04/01/97  89.6     11.950      218.42
10266140653   84118       24,000.00            24,000.00     03/04/97  02/04/12      179.18    03/04/97  79.8     15.350      310.19
10266140656   84088       47,400.00            47,400.00     03/01/97  02/01/12      179.00    03/01/97  79.9     13.000      524.34
10266140663   11741       23,200.00            23,200.00     03/12/97  02/12/07      119.44    03/12/97  81.0     10.500      313.05
10266140679   60137       33,100.00            33,100.00     02/08/97  01/08/17      238.29    02/08/97  79.9     14.000      411.61
10266140768   85224       18,747.00            18,747.00     04/01/97  03/01/12      180.00    04/01/97  85.0     12.350      229.23
10266140777   89129       75,020.00            75,020.00     03/01/97  02/01/12      179.00    03/01/97  79.6     13.500      974.00
10266140784   55044       26,000.00            25,979.49     02/24/97  01/24/17      238.82    03/24/97  83.0     12.350      292.65
10266140792   60618       52,000.00            51,742.78     03/01/97  02/01/12      179.00    04/01/97  87.8     11.750      524.89
10266140797   60193       34,100.00            34,100.00     02/15/97  01/15/17      238.52    03/15/97  79.9     14.000      424.04
10266140799   60622      301,600.00           301,600.00     03/03/97  02/03/27      359.15    03/03/97  80.0     12.750    3,277.47
10266140809   60620       48,700.00            48,518.13     02/23/97  01/23/17      238.78    03/23/97  74.9     11.500      519.35
10266140810   60190       77,500.00            77,472.04     02/27/97  01/27/17      238.92    03/27/97  82.1     12.750      894.20
10266140814   60153       36,800.00            36,685.36     02/17/97  01/17/17      238.59    03/17/97  89.9     11.750      398.80
10266140874   98032       21,500.00            21,500.00     04/01/97  03/01/12      180.00    04/01/97  87.1     11.750      254.59
10266140878   95014      109,000.00           108,371.01     03/01/97  02/01/12      179.00    04/01/97  85.0     12.950    1,201.50
10266140944   80421       79,750.00            79,750.00     03/01/97  02/01/12      179.00    03/01/97  89.9     11.750      805.00
10266140945   84109       34,000.00            34,000.00     04/01/97  03/01/12      180.00    04/01/97  78.6     13.000      430.18
10266140948   87002       85,500.00            85,500.00     04/01/97  03/01/27      360.00    04/01/97  90.0     10.850      804.56
10266140954   95127       55,000.00            55,000.00     03/01/97  02/01/12      179.00    03/01/97  72.9     12.050      567.85
10266140960   80004       46,641.00            46,641.00     04/01/97  03/01/12      180.00    04/01/97  90.0     11.450      460.10
10266140967   60016      141,600.00           141,600.00     03/01/97  02/01/27      359.00    03/01/97  80.0      9.950    1,237.41
10266140970   60473       23,100.00            23,100.00     03/01/97  02/01/12      179.00    03/01/97  89.9     11.750      273.53
10266140973   60409       24,000.00            24,000.00     03/01/97  02/01/17      239.00    03/01/97  89.9     11.750      260.09
10266141008   46060       47,300.00            47,300.00     03/01/97  02/01/12      179.00    03/01/97  85.2     12.750      590.70
10266141020   84042       57,477.00            57,110.90     03/01/97  02/01/12      179.00    04/01/97  89.0     11.750      680.60
10266141033   84058       28,000.00            28,000.00     02/07/97  01/07/12      178.26    03/07/97  89.8     12.750      304.27
10266141037   80215       47,500.00            47,500.00     03/01/97  02/01/12      179.00    03/01/97  79.8     11.100      542.87
10266141071   84105       69,000.00            68,831.32     03/01/97  02/01/12      179.00    04/01/97  88.1     12.350      728.39
10266141082   44104       36,800.00            36,800.00     03/05/97  02/05/27      359.21    03/05/97  80.0     13.450      420.06
10266141115   97383       28,000.00            28,000.00     04/01/97  03/01/12      180.00    04/01/97  84.9     12.750      304.27
10266141135   81301      276,000.00           276,000.00     03/01/97  02/01/12      179.00    03/01/97  80.0     10.600    2,545.34
10266141150   98226       37,783.00            37,589.02     03/01/97  02/01/12      179.00    04/01/97  84.9     12.450      464.46
10266141184   60154       20,000.00            20,000.00     03/10/97  02/10/12      179.38    03/10/97  70.6     10.100      216.15
10266141197   48234       28,900.00            28,900.00     03/01/97  02/01/12      179.00    03/01/97  85.0     10.000      310.56

Alliance Funding Company                        Sale Schedule                                                            Page 7
A division of Superior Bank FSB     1997-1 Class 1 - Initial Pool of Fixed Rate Mortgages  -  Settlement 3/20/97


Sale ID Account         Name                            Address                                 City                    State
-----------------------------------------------------------------------------------------------------------------------------
ML684   10266141208     ROSA ANITA                      6824 NORTH CENTRAL AVENUE               CHICAGO                 IL
ML684   10266141226     SAYVETZ ROY N                   5527 SW POINT ROBINSON ROAD             VASHON                  WA
ML684   10266141269     FISHER MATTHEW                  235 SOUTH 400 WEST                      SALEM                   UT
ML684   10266141271     IMBACH WILLIAM A III            4387 WITTER GULCH ROAD                  EVERGREEN               CO
ML684   10266141282     LIVINGSTON JOSEPH F             2020 W. WARNER                          CHICAGO                 IL
ML684   10266141302     CORRADIN THOMAS                 9119 WESTWOOD DRIVE                     ORLAND HILLS            IL
ML684   10266141309     GERSTENSLAGER BRIAN             2412 19TH STREET, N.W.                  CANTON                  OH
ML684   10266141322     SCHINTZ DONALD T                14687 DOMINICA COURT                    APPLE VALLEY            MN
ML684   10266141323     AICHELE KRISTEN                 8578 JAGGED ROCK COURT                  INDIANAPOLIS            IN
ML684   10266141380     HANSEN REED S                   137 NORTH 550 EAST                      LINDON                  UT
ML684   10266141390     QUEST DEBORA GALE               1239 KINNIKINNICK COURT                 LONGMONT                CO
ML684   10266141400     SENATORE MISTI M                13572 HARRISON STREET                   THORNTON                CO
ML684   10266141423     YOUSHOCK RAYMOND P              5313 NADIA COURT                        LAS VEGAS               NV
ML684   10266141457     VELEZ SANTOS I                  2226 N KEATING AVENUE                   CHICAGO                 IL
ML684   10266141483     SMITH LOIS J                    7125 SOUTH HONORE                       CHICAGO                 IL
ML684   10266141533     MCCAY LINDA M R                 3494 WEST 3100 SOUTH                    WEST VALLEY CITY        UT
ML684   10266141539     SNIDER DONALD JR                12293 WEST SARATOGA AVENUE              MORRISON                CO
ML684   10266141577     DAY PATRICK R                   39386 RENA AVENUE                       ANTIOCH                 IL
ML684   10266141581     RECENDEZ JOSEPH C               15957 LOUIS AVE.                        SOUTH HOLLAND           IL
ML684   10266141604     SPEAKMAN THOMAS N               155 RAILROAD STREET                     STOCKTON                UT
ML684   10266141622     REED LYNN J                     10138 NORTH PINION DRIVE                CEDAR HILLS             UT
ML684   10266141708     POLUGAR DAVID S                 3350 HONEYBURL DRIVE                    COLORADO SPRINGS        CO
ML684   10266141715     SANCHEZ ELSIE E                 622 DAHLIA WAY                          LOUISVILLE              CO
ML684   10266141793     ROBERTS LAURIE D                2208 WEST 2600 NORTH                    FARR WEST               UT
ML684   10266141794     TOLLEY JAMES DOUGLAS            129 SOUTH WILLOW STREET                 GRANTSVILLE             UT
ML684   10266141838     ROFFMANN RICHARD A              303 E  NORTH STREET                     CROWN POINT             IN
ML684   10266141853     JAMISON JIMMIE L                1616 ST. CHARLES RD                     MAYWOOD                 IL
ML684   10266141966     JAVIER PROCERFINA R             566 MARSHALL DRIVE                      DES PLAINES             IL
ML684   10266142018     VIGIL NICHOLAS M                1205 BENTON STREET                      LAKEWOOD                CO
ML684   10266142019     OWEN MARK THOMAS                908 EAST 11325 SOUTH                    SANDY                   UT
ML684   10266142040     DICENZO JOSE T                  379 EAST 300 NORTH                      PLEASANT GROVE          UT
ML684   10266142069     VEYSADA LORILEE K               4141 SOUTH ELMWOOD AVENUE               STICKNEY                IL
ML684   10266142122     RUMPELL LEON N                  145 CHILDE DRIVE                        COLORADO SPRINGS        CO
ML684   10266142129     DADIOTI DEMETRIOS JAMES P       1289 CLAYTON STREET                     DENVER                  CO
ML684   10266142131     THOMPSON JEFFRIETTA             4717 ROUGE ROAD                         LAS VEGAS               NV
ML684   10266142147     CACCESE ROBERT A                1000 DELMAR DRIVE                       LAUREL                  NY
ML684   10266142288     KELLEY MICHAEL                  5310 SOUTH 2375 WEST                    ROY                     UT
ML684   10266142331     YOUKHANA KENNY                  3833 WEST JARVIS AVENUE                 LINCOLNWOOD             IL
ML684   10266142375     WELLER TERRY L                  795 EAST BIRCH STREET                   CLEARFIELD              UT
ML684   10266142632     PIERCE ANTHONY L                5520 226TH AVENUE                       BETHEL                  MN
ML684   10266142656     HANSON CLINT W                  1194 EAST PHEASANT VIEW DRIVE           LAYTON                  UT
ML684   10266142657     STRINGER ROY L                  6652 SOUTH GOLDEN GATE CIRCLE           WEST JORDAN             UT
ML684   10266142673     BAGGETT WILLIAM JR              10351 EAST EVANS AVENUE #164            DENVER                  CO
ML684   10266142725     NEY LARRY                       692 SOUTH IDAHO AVENUE                  PROVO                   UT
ML684   10266142737     GREEN ALBERT F                  4985 ZUNI STREET                        DENVER                  CO
        ------------------------------------------------
        165             Sale Total

                          Principal          Cut-off Date     First                            Original Current Scheduled
               Zip        Balance at          Principal      Payment   Maturity       Rem         Date   LTV     Mortgage   Payment
Account       Code       Origination           Balance        Date       Date         Term        Due    Ratio     Rate   Int & Prin
------------------------------------------------------------------------------------------------------------------------------------
10266141208   60646      104,000.00           104,000.00     03/03/97  02/03/17      239.15    03/03/97  79.9     14.000    1,293.26
10266141226   98070       45,000.00            45,000.00     03/01/97  02/01/12      179.00    03/01/97  90.0     10.800      421.76
10266141269   84653       26,576.00            26,576.00     04/01/97  03/01/12      180.00    04/01/97  79.9     13.500      345.04
10266141271   80439      113,184.00           113,184.00     04/01/97  03/01/17      240.00    04/01/97  84.7     12.450    1,281.94
10266141282   60618       23,000.00            22,875.29     03/01/97  02/01/17      239.00    04/01/97  79.9     13.500      277.70
10266141302   60477       32,000.00            32,000.00     03/03/97  02/03/12      179.15    03/03/97  84.9     12.750      399.63
10266141309   44708       12,500.00            12,500.00     03/01/97  02/01/12      179.00    03/01/97  22.3     13.700      145.15
10266141322   55124       25,700.00            25,700.00     03/05/97  02/05/12      179.21    03/05/97  89.8     12.750      279.28
10266141323   46256       99,300.00            99,292.36     02/14/97  01/14/12      178.49    03/14/97  84.9     12.250    1,040.56
10266141380   84042       80,000.00            80,000.00     04/01/97  03/01/12      180.00    04/01/97  75.8     11.250      921.88
10266141390   80501       10,500.00            10,500.00     04/01/97  03/01/12      180.00    04/01/97  89.9     11.750      105.99
10266141400   80241       36,774.00            36,684.36     03/01/97  02/01/12      179.00    04/01/97  80.0     12.350      388.20
10266141423   89108       71,700.00            71,700.00     04/01/97  03/01/12      180.00    04/01/97  84.5     12.250      751.34
10266141457   60639       42,500.00            42,500.00     02/28/97  01/28/17      238.95    02/28/97  89.9     11.750      460.58
10266141483   60636       48,700.00            48,700.00     03/01/97  02/01/12      179.00    03/01/97  74.9     12.000      584.48
10266141533   84119       23,612.00            23,572.56     02/14/97  01/14/12      178.49    03/14/97  90.0     12.750      294.88
10266141539   80465       44,000.00            44,000.00     03/01/97  02/01/12      179.00    03/01/97  71.1     13.990      521.00
10266141577   60002       68,600.00            68,600.00     03/07/97  02/07/27      359.28    03/07/97  70.0      9.850      594.42
10266141581   60473       40,000.00            39,961.36     02/27/97  01/27/17      238.92    03/27/97  72.0     11.100      415.60
10266141604   84071       25,219.00            25,219.00     02/15/97  01/15/12      178.52    03/15/97  81.1     11.950      301.86
10266141622   84062       35,000.00            35,000.00     04/01/97  03/01/12      180.00    04/01/97  88.4     10.500      386.89
10266141708   80918       23,270.00            23,270.00     04/01/97  03/01/17      240.00    04/01/97  89.8     11.750      252.18
10266141715   80027       53,698.00            53,698.00     04/01/97  03/01/12      180.00    04/01/97  84.9     11.100      515.44
10266141793   84404       23,350.00            23,319.78     02/17/97  01/17/12      178.59    03/17/97  76.5     11.500      272.77
10266141794   84209       18,863.00            18,863.00     02/14/97  01/14/12      178.49    03/14/97  81.7     13.350      243.02
10266141838   46307       50,000.00            49,781.79     03/05/97  02/05/17      239.21    04/05/97  51.5     11.500      533.21
10266141853   60153       64,800.00            64,800.00     03/01/97  02/01/12      179.00    03/01/97  90.0     10.850      730.42
10266141966   60016       28,500.00            28,500.00     03/01/97  02/01/17      239.00    03/01/97  89.8     11.350      300.99
10266142018   80214       25,000.00            25,000.00     04/01/97  03/01/12      180.00    04/01/97  89.9     11.350      244.72
10266142019   84094      136,800.00           136,800.00     04/01/97  03/01/27      360.00    04/01/97  87.1     11.250    1,328.69
10266142040   84062       19,500.00            19,500.00     04/01/97  03/01/12      180.00    04/01/97  86.3     11.750      196.83
10266142069   60402       35,800.00            35,800.00     03/01/97  02/01/17      239.00    03/01/97  79.9     13.000      419.42
10266142122   80906       50,000.00            50,000.00     04/01/97  03/01/17      240.00    04/01/97  78.2     11.250      524.63
10266142129   80206       46,436.00            46,436.00     04/01/97  03/01/12      180.00    04/01/97  84.9     12.350      490.19
10266142131   89130       32,100.00            32,100.00     04/01/97  03/01/12      180.00    04/01/97  89.4     11.450      373.97
10266142147   11948       66,600.00            66,600.00     03/13/97  02/13/12      179.47    03/13/97  77.6     10.750      746.55
10266142288   84067       11,000.00            11,000.00     02/27/97  01/27/12      178.92    02/27/97  89.5     12.750      137.37
10266142331   60645      117,200.00           117,200.00     03/14/97  02/14/12      179.51    03/14/97  84.9     10.100    1,037.19
10266142375   84015       18,000.00            17,863.13     02/28/97  01/28/12      178.95    03/28/97  78.2     12.750      224.79
10266142632   55005       48,400.00            48,400.00     03/05/97  02/05/12      179.21    03/05/97  89.8     12.750      525.96
10266142656   84041       26,373.00            26,373.00     03/03/97  02/03/12      179.15    03/03/97  87.1     12.750      329.36
10266142657   84084       68,000.00            68,000.00     03/04/97  02/04/27      359.18    03/04/97  66.0     13.350      770.86
10266142673   80231       30,400.00            30,400.00     04/01/97  03/01/12      180.00    04/01/97  89.4     11.350      297.57
10266142725   84606       14,500.00            14,363.55     03/01/97  02/01/12      179.00    04/01/97  89.9     12.750      181.08
10266142737   80221       37,100.00            37,100.00     04/01/97  03/01/12      180.00    04/01/97  89.9     11.750      439.31
                     -----------------------------------                            --------            ----------------------------
                       7,886,275.00         7,877,751.80                             214.02              80.5     11.945   85,520.04

Alliance Funding Company                        Sale Schedule                                                                 Page 8
A division of Superior Bank FSB     1997-1 Class 1 - Initial Pool of Fixed Rate Mortgages  -  Settlement 3/20/97


Sale ID Account         Name                            Address                                 City                    State
-----------------------------------------------------------------------------------------------------------------------------
MLC685  10268000429     MOQUIN EUGENE M                 190 DOBSON ST                           BRIDGEPORT              CT
MLC685  10268000835     DICKEY CECELIA                  4936 GREENCREST ROAD                    BALTIMORE               MD
MLC685  10268001770     GRIFFIN KATHLEEN D              10 HOLDEN LN                            BAYVILLE                NY
MLC685  10268002992     RASHID ABDUL                    33-43 75TH STREET                       JACKSON HEIGHTS         NY
MLC685  10268003203     VALJIN ALBINA                   18815 RIO DR                            HOLLISWOOD              NY
MLC685  10268003388     YOUNG PHILIP                    38 OLD BARN LANE                        SAGAPONACK              NY
MLC685  10268003539     ERRICO JERRY V                  34 WOODCREST TERRACE                    AMAWALK                 NY
MLC685  10268003542     SANTIAGO JIMMY                  2495 TRELAWN ST                         YORKTOWN HEIGHTS        NY
MLC685  10268003891     EAGER WILLIAM B                 7 PLEASANT DR                           NORTH HAVEN             CT
MLC685  10268003989     BENEZRY RONIT                   680 BROADWAY                            STATEN ISLAND           NY
MLC685  10268004072     LEE YEA HUI                     51-02 PARSONS BOULEVARD                 FLUSHING                NY
MLC685  10268004099     MORRISON MARK B                 6 RFD OLD ROAD                          BREWSTER                NY
MLC685  10268004247     BENTLEY YVONNE                  572 EAST 28TH STREET                    BROOKLYN                NY
MLC685  10268004315     FILACOURIS NICK                 239 MOUNT PLEASANT RD                   HAUPPAUGE               NY
MLC685  10268004354     TURPIN ADELE WALKER             234 19 130TH STREET                     ROSEDALE                NY
MLC685  10268004419     FINK DAVID M                    13893 NAPA DR                           MANASSAS                VA
MLC685  10268004458     HUSTON HERBERT A                2568 ORCHARD WALK                       JONESBORO               GA
MLC685  10268004463     MAGUIRE ROGER ALLEN             1021 SOUTH NEW YORK AVENUE              LAKELAND                FL
MLC685  10268004489     GATELY STEPHEN F                1109 TENNYSON PLACE                     ATLANTA                 GA
MLC685  10268004568     DAWID JOHN J JR                 85 SPRINGVIEW AVE                       STRATFORD               CT
MLC685  10268004690     KIMBALL RICKY LEE               8513 NORTH HAMNER AVENUE                TAMPA                   FL
MLC685  10268004771     BARTHELUS FLORIAN               21 ECKERT AVENUE                        NEWARK                  NJ
MLC685  10268004818     KIM JUNE                        4120 GALESBURY LN                       CHANTILLY               VA
MLC685  10268004913     HICKS ERIC D                    5727 KINKAID RD                         JACKSONVILLE            FL
MLC685  10268005028     SABIR SHARON L                  199-19 199TH AVE                        SAINT ALBANS            NY
MLC685  10268005124     GEOGHEGAN JANICE R              4611 5TH AVENUE SOUTH                   ST PETERSBURG           FL
MLC685  10268005187     MANNING JAMES L II              8118 GALVESTON AVE                      JACKSONVILLE            FL
MLC685  10268005392     WIDNER JOHN A                   522 RAVINE CT                           WYCKOFF                 NJ
MLC685  10268005524     MORTON IAN                      71 CUMBERBACH ST                        WYANDANCH               NY
MLC685  10268005546     SINGH GEENARINE                 645 EAST 2ND STREET                     BROOKLYN                NY
MLC685  10268005581     LEWIS NILE                      101 2ND ST                              WEST FAIRVIEW           PA
MLC685  10268005619     GRECO JOSEPHINE                 22 ROCKWOOD AVE                         ANSONIA                 CT
MLC685  10268005689     MANGRU LAIKHRAM                 125-06 97TH AVENUE                      RICHMOND HILL           NY
MLC685  10268005744     LEE RAYMOND E                   6404 LOCH RAVEN BLVD                    BALTIMORE               MD
MLC685  10268005844     RAUF PAMELA L                   3100 PARK ST N                          SAINT PETERSBURG        FL
MLC685  10268005848     MULLIN MARGARET                 950 SAN SALVADOR DR                     DUNEDIN                 FL
MLC685  10268005924     DURR JAMES TAYLOR               804 FORESTDALE DRIVE                    PANAMA CITY             FL
MLC685  10268005936     ENGLEHART CRAIG                 BOX 117 EAST MAIN STREET                WOMELSDORF              PA
MLC685  10268005970     RUGGLES DAVID M                 64 HC BOX 26                            MERIDALE                NY
MLC685  10268006043     RUEL HAROLD G                   3 RD BOX 314B                           GEORGETOWN              DE
MLC685  10268006196     BOATNER RANDY L                 1473 PROSPECT RD                        ARAGON                  GA
MLC685  10268006271     CADELINA WILLIAM                455 STOCKHOLM STREET                    RIDGEWOOD               NY
MLC685  10268006313     JOHNSEN NILS                    127 BAYSHORE DR                         CAPE CORAL              FL
MLC685  10268006323     OTTERBINE JOHN H                220 E TAMARACK ST                       HAZELTON                PA
MLC685  10268006404     DEMING DAVID S                  1235 FORSYTHE DR                        FORT WASHINGTON         PA
MLC685  10268006431     SANTIEN KAROTIEN                119-45 147TH STREET                     JAMAICA                 NY
MLC685  10268006488     MITCHELL CLYDE F                5568 SKYLAND DR                         FOREST PARK             GA
MLC685  10268006559     INGOGLIA VINCENT                1378 ILLINOIS AVE                       BAY SHORE               NY
MLC685  10268006639     DOWLING JEAN C                  5205 CRAVEN CT                          BENSALEM                PA
MLC685  10268006659     GORDON DAVID                    4352 BEDFORD AVE                        BROOKLYN                NY
MLC685  10268006678     JACKSON LEWIS                   1320 BOSTON AVE                         BAY SHORE               NY
MLC685  10268006735     MINA ROBERT A                   21 WHIPPLE LN                           MONTICELLO              NY
MLC685  10268006770     PERSAUD SAHADEO                 111-19 39TH AVENUE                      CORONA                  NY
MLC685  10268006774     ZARICHANSKY REBECCA A           3435 SPRING RD                          CARLISLE                PA
MLC685  10268006799     SALAGA MARK J                   10 LYNNS CT                             MORRISVILLE             PA
MLC685  10268006826     WALSH STEVEN P                  873 SAYVILLE AVE                        BOHEMIA                 NY
MLC685  10268006858     BILLS DEBRA M                   5743 NORTHEIMER RD                      NARVON                  PA
MLC685  10268006904     BRUNSON GEORGE                  1119 OLIVIA LANE                        GOLDSBORO               NC
MLC685  10268006905     CURTIN KERRI ANN                84 HOBSON ST                            STAMFORD                CT
MLC685  10268006958     ANDERSON JEFFREY                2528 56TH AVE E                         BRADENTON               FL

                          Principal          Cut-off Date     First                            Original Current Scheduled
               Zip        Balance at          Principal      Payment   Maturity       Rem         Date   LTV     Mortgage   Payment
Account       Code       Origination           Balance        Date       Date         Term        Due    Ratio     Rate   Int & Prin
------------------------------------------------------------------------------------------------------------------------------------
10268000429   06606       25,000.00            24,897.99     11/21/96  10/21/26      355.69    03/21/97  27.7     12.500      266.81
10268000835   21206       35,600.00            35,387.80     10/17/96  09/17/11      174.58    03/17/97  84.8     13.700      466.95
10268001770   11709      168,000.00           168,000.00     12/21/96  11/21/11      176.71    02/21/97  37.3     11.500    1,663.69
10268002992   11372      164,000.00           163,456.80     01/04/97  12/04/11      177.14    03/04/97  80.0     11.700    1,649.15
10268003203   11423       28,700.00            28,700.00     02/08/97  01/08/12      178.29    03/08/97  82.0     12.750      311.88
10268003388   11962      150,000.00           150,000.00     02/06/97  01/06/12      178.22    03/06/97  63.8     10.750    1,681.42
10268003539   10501       40,000.00            40,000.00     02/06/97  01/06/12      178.22    03/06/97  82.8     12.150      416.07
10268003542   10598      190,800.00           190,800.00     02/03/97  01/03/12      178.13    03/03/97  90.0     11.250    1,853.17
10268003891   06473       33,800.00            33,800.00     02/10/97  01/10/17      238.36    02/10/97  89.1     12.750      389.99
10268003989   10310       37,000.00            37,000.00     02/15/97  01/15/12      178.52    03/15/97  89.9     12.350      390.58
10268004072   11355       33,800.00            33,800.00     01/24/97  12/24/11      177.80    02/24/97  79.9     14.350      409.87
10268004099   10509      236,300.00           236,300.00     02/06/97  01/06/12      178.22    03/06/97  85.0     10.500    2,161.53
10268004247   11210       25,100.00            25,018.40     02/08/97  01/08/12      178.29    03/08/97  89.9     11.350      290.83
10268004315   11788       50,000.00            49,627.98     02/06/97  01/06/12      178.22    04/06/97  76.7     10.500      552.70
10268004354   11422       57,000.00            56,928.97     12/22/96  11/22/16      236.75    02/22/97  79.8     12.200      635.59
10268004419   20111       39,948.00            39,948.00     01/23/97  12/23/11      177.76    03/23/97  85.9     12.000      410.91
10268004458   30236       95,700.00            95,650.76     12/01/96  11/01/11      176.00    03/01/97  89.9     12.500    1,021.37
10268004463   33803       62,000.00            62,000.00     02/14/97  01/14/27      358.49    03/14/97  75.6     10.750      578.76
10268004489   30319       22,800.00            22,800.00     02/02/97  01/02/12      178.09    02/02/97  83.4     12.350      278.79
10268004568   06497       20,000.00            20,000.00     02/01/97  01/01/12      178.00    03/01/97  82.8     11.950      239.39
10268004690   33604       32,900.00            32,900.00     02/07/97  01/07/27      358.26    03/07/97  70.0      9.600      279.04
10268004771   07112       80,000.00            80,000.00     02/15/97  01/15/12      178.52    02/15/97  80.0     10.500      884.32
10268004818   22021       30,350.00            30,235.89     01/24/97  12/24/11      177.80    03/24/97  80.8     14.950      423.74
10268004913   32244       42,000.00            41,986.25     02/06/97  01/06/17      238.22    03/06/97  69.4      9.150      381.95
10268005028   11412      128,000.00           128,000.00     12/22/96  11/22/11      176.75    03/22/97  82.5     11.000    1,218.98
10268005124   33711       30,000.00            30,000.00     02/01/97  01/01/12      178.00    03/01/97  48.3     10.750      280.04
10268005187   32211       37,000.00            37,000.00     02/06/97  01/06/27      358.22    03/06/97  62.7      9.800      319.25
10268005392   07481       69,000.00            68,924.98     02/08/97  01/08/12      178.29    03/08/97  89.6     12.750      749.82
10268005524   11798       59,500.00            59,500.00     02/22/97  01/22/12      178.75    03/22/97  70.0     10.500      544.27
10268005546   11218       80,000.00            79,566.67     11/16/96  10/16/11      175.53    03/16/97  74.7     11.200      919.35
10268005581   17025       32,600.00            32,247.63     01/11/97  12/11/06      117.37    03/11/97  89.8     10.800      445.38
10268005619   06401       87,500.00            87,230.90     02/10/97  01/10/17      238.36    03/10/97  70.0      9.950      841.50
10268005689   11419       25,000.00            24,992.95     02/06/97  01/06/17      238.22    03/06/97  84.7     13.300      298.25
10268005744   21239       55,000.00            55,000.00     02/14/97  01/14/12      178.49    03/14/97  74.3     12.990      607.98
10268005844   33710       64,000.00            64,000.00     02/28/97  01/28/27      358.95    02/28/97  80.0     10.000      561.65
10268005848   34698       62,900.00            62,900.00     02/13/97  01/13/27      358.45    03/13/97  85.0     12.100      651.84
10268005924   32401       40,000.00            40,000.00     02/16/97  01/16/27      358.55    03/16/97  82.4     10.650      370.39
10268005936   19567       27,900.00            27,713.74     01/17/97  12/17/06      117.57    03/17/97  84.5     13.700      428.17
10268005970   13806       22,500.00            22,500.00     02/15/97  01/15/17      238.52    02/15/97  84.9     11.750      243.83
10268006043   19947       19,670.00            19,612.88     01/03/97  12/03/11      177.11    03/03/97  89.9     12.500      209.93
10268006196   30104       16,000.00            16,000.00     01/13/97  12/13/11      177.44    02/13/97  77.7     14.300      216.32
10268006271   11385       27,900.00            27,872.29     02/15/97  01/15/12      178.52    03/15/97  89.9     10.500      308.41
10268006313   33904       38,500.00            38,500.00     01/09/97  12/09/11      177.30    03/09/97  84.9     12.900      422.88
10268006323   18201       18,000.00            17,971.44     02/10/97  01/10/17      238.36    03/10/97  26.4     11.500      191.96
10268006404   19034       88,100.00            87,876.77     02/01/97  01/01/12      178.00    04/01/97  84.9     12.900      967.68
10268006431   11436      216,000.00           216,000.00     02/24/97  01/24/27      358.82    02/24/97  90.0     11.990    2,220.14
10268006488   30050       45,000.00            44,863.62     02/21/97  01/21/27      358.72    03/21/97  84.9     10.050      396.57
10268006559   11706       85,000.00            84,907.85     02/15/97  01/15/12      178.52    03/15/97  85.0     12.250      890.71
10268006639   19020       20,000.00            19,938.87     02/17/97  01/17/07      118.59    03/17/97  79.8     13.500      304.55
10268006659   11229       40,000.00            40,000.00     02/01/97  01/01/12      178.00    03/01/97  78.1     11.990      411.14
10268006678   11706      114,300.00           114,300.00     02/14/97  01/14/12      178.49    03/14/97  77.2      9.800      986.21
10268006735   12701       13,000.00            13,000.00     02/21/97  01/21/12      178.72    02/21/97  80.1     12.750      162.35
10268006770   11368       92,000.00            91,931.62     02/21/97  01/21/12      178.72    03/21/97  85.1     12.500      981.88
10268006774   17013       18,200.00            18,200.00     01/24/97  12/24/11      177.80    02/24/97  89.9     11.550      180.93
10268006799   19067       15,150.00            15,150.00     01/04/97  12/04/11      177.14    02/04/97  89.9     12.750      189.20
10268006826   11716       16,250.00            16,230.20     01/03/97  12/03/11      177.11    02/03/97  85.3     12.990      179.63
10268006858   17555       39,800.00            39,800.00     02/16/97  01/16/12      178.55    03/16/97  89.9     11.350      389.59
10268006904   27530       27,200.00            27,049.63     02/02/97  01/02/07      118.09    03/02/97  60.4     11.700      385.54
10268006905   06902       56,000.00            56,000.00     02/15/97  01/15/12      178.52    03/15/97  53.4     11.375      549.23
10268006958   34203       89,000.00            89,000.00     02/09/97  01/09/27      358.32    03/09/97  77.3      9.990      780.38

Alliance Funding Company                        Sale Schedule                                                                 Page 9
A division of Superior Bank FSB     1997-1 Class 1 - Initial Pool of Fixed Rate Mortgages  -  Settlement 3/20/97


Sale ID Account         Name                            Address                                 City                    State
-----------------------------------------------------------------------------------------------------------------------------
MLC685  10268006981     SHEA THERESA M                  73 FLORENCE ST                          EAST HAVEN              CT
MLC685  10268007006     MCKENZIE CANDICE M              2962 CEDAR MILL DR                      ACWORTH                 GA
MLC685  10268007011     GALLAGHER MARK J                159 MINUTE MAN                          RIDGEFIELD              CT
MLC685  10268007112     BOGART ERIC J                   8817 PHELPS RD                          HUDSON                  FL
MLC685  10268007121     MCGRATH KEVIN                   270 SOUTH BAYVIEW AVENUE                FREEPORT                NY
MLC685  10268007164     HOEFLSCHWEIGER MARK             88 WEDGEWOOD DR                         WEST SENECA             NY
MLC685  10268007195     VITALE BIAGIO A                 571 SYLVAN LAKE RD                      WATERTOWN               CT
MLC685  10268007239     SETTEDUCATO PAUL                306 EVERGREEN AVE                       BROOKLYN                NY
MLC685  10268007256     WICKRAMAS NANDANA HEMALAL       490 CLOVE ROAD                          STATEN ISLAND           NY
MLC685  10268007257     FLEMING JOSEPH WILLIAM          999 FOREST AVE APT 1B                   STATEN ISLAND           NY
MLC685  10268007263     GOLDSMITH LARRY J               2456 BOUND BROOK LN                     YORKTOWN HEIGHTS        NY
MLC685  10268007277     DESILVA K.D.S.                  490 CLOVE RD APT 2F                     STATEN ISLAND           NY
MLC685  10268007282     KAUFFMAN LAWRENCE D             1418 AUTUMN LANE                        CHERRY HILL             NJ
MLC685  10268007293     LEAVER THOMAS E                 628 NEWTON ST                           BROOKLINE               MA
MLC685  10268007312     WINDHAM JON D                   3790 SOUTHBOROUGH RD                    FLORENCE                SC
MLC685  10268007320     DEVLIN JACQUIE E                328 TOWNSEND AVENUE                     NEW HAVEN               CT
MLC685  10268007329     BUTLER BARRY                    401 LAUREL STREET                       EAST HAVEN              CT
MLC685  10268007330     WELSH BRIAN F                   306 FAIRVIEW ROAD                       SPRINGFIELD             PA
MLC685  10268007356     SENUTA JOHN A                   7925 GORDEAN ROAD                       JACKSONVILLE            FL
MLC685  10268007369     MARTIN CHARLES E                5360 BROOKFIELD RD                      LEE CENTER              NY
MLC685  10268007392     ROBINSON HECTOR A               328 SOUTH 10TH AVENUE                   MOUNT VERNON            NY
MLC685  10268007408     CARROZZA THEODORE               77 CASCADE ROAD                         WARWICK                 NY
MLC685  10268007450     BROWN SANDRA A                  9930 SAN DIEGO WAY                      PORT RICHEY             FL
MLC685  10268007489     CENEDELLA RICHARD W JR          165 WOONSOCKET                          NORTH SMITHFIELD        RI
MLC685  10268007500     ESCALANTE CLARA                 25 65 50TH STREET                       WOODSIDE                NY
MLC685  10268007555     DOLAN JOHN                      35 PARK LANE PL                         MASSAPEQUA              NY
MLC685  10268007610     CONZA ANTHONY                   92-14 104TH STREET                      RICHMOND HILL           NY
MLC685  10268007642     LO SING                         17 ALGONQUIN RD                         CANTON                  MA
MLC685  10268007678     KRISTENSEN KURK D               501 41ST AVE S                          SAINT PETERSBURG        FL
MLC685  10268007683     KRISTENSEN KIRK D               453 41ST AVE S                          SAINT PETERSBURG        FL
MLC685  10268007686     CARLO MONTE P                   3407 HAZEL STREET                       ERIE                    PA
MLC685  10268007716     CAVALLO SANTUCCIO               53 BROOKVIEW CIR                        WATERTOWN               CT
MLC685  10268007746     MONTESANTO PAUL                 384 SHORT BEACH RD                      EAST HAVEN              CT
MLC685  10268007776     MYERS JAMES P                   1617 COURTLAND RD                       ALEXANDRIA              VA
MLC685  10268007844     TALBERT JUDY                    11921 AUTUMNWOOD LN                     FORT WASHINGTON         MD
MLC685  10268007848     KANGAS THOMAS R                 1 MULBERRY LN                           WOLCOTT                 CT
MLC685  10268007873     KLAMORICK WILLIAM JR            513 CHARLES ST                          CHARLEROI               PA
MLC685  10268007955     CHERISMO RICHARDSON             35 DEPEW ST                             HUNTINGTON              NY
MLC685  10268007957     WALLACE WILLIAM A SR            430 LIMEROCK ROAD                       LAKEVILLE               CT
MLC685  10268008006     CAPEN SANDRA R                  1172 SW PELICAN CRESCENT                PALM CITY               FL
MLC685  10268008009     CROSBY KENNETH LEE              2122 TEALWOOD DRIVE                     GREENSBORO              NC
MLC685  10268008032     KIMBALL RICKY L                 8523 NORTH HAMNER AVENUE                TAMPA                   FL
MLC685  10268008050     ISIDORA NINA                    23220 LUCERNE PL                        LAND O LAKES            FL
MLC685  10268008055     MCLAUGHLIN LUBERTA M.           340 NORTH CARLISLE STREET               SOUTHERN PINES          NC
MLC685  10268008057     PETERSON MARION                 38 FRAN LN                              SELDEN                  NY
MLC685  10268008064     CENTORRINO CHARLES              7 TUDOR DR                              FARMINGDALE             NJ
MLC685  10268008081     HAUGHIE BRUCE                   27 NOWICK LN                            SMITHTOWN               NY
MLC685  10268008090     YOUNGLING SANDRA                59 NORTH JULIET                         ISELIN                  NJ
MLC685  10268008098     ALLISON ARLENE G                646 NORTH SECOND STREET                 LYKENS                  PA
MLC685  10268008134     WITMER DAVID H                  60 GARLAND DR                           CARLISLE                PA
MLC685  10268008176     PERCOCO DOMINICK JR             627 JAYNE BLVD                          PT JEFFERSON STATION    NY
MLC685  10268008220     HASSAN KALAMODEEN               33-13 OLINVILLE AVENUE                  BRONX                   NY
MLC685  10268008232     BASS TERRY R                    5208 WESTMINSTER LANE                   FUQUAY VARINA           NC
MLC685  10268008234     TERRY KEITH                     1365 DECATUR ST                         BROOKLYN                NY
MLC685  10268008237     CARUANA MICHAEL                 101 LONG FELLOW ROAD                    KENT                    NY
MLC685  10268008265     TINCHER CHARLES G               116 WOODLAND ROAD                       ROCKINGHAM              NC
MLC685  10268008267     PRESTANO SANTO                  25 SNYDER ST                            PATCHOGUE               NY
MLC685  10268008269     SCIBILIA DEBORAH A              10918 CARROLLWOOD DRIVE                 TAMPA                   FL
MLC685  10268008304     ORMOND ELAINE R                 40 WOODSIDE DR                          GRAFTON                 MA
MLC685  10268008343     CRETELLA DANIEL B               48 PLEASANT VALLEY RD                   MANSFIELD CENTER        CT

                          Principal          Cut-off Date     First                            Original Current Scheduled
               Zip        Balance at          Principal      Payment   Maturity       Rem         Date   LTV     Mortgage   Payment
Account       Code       Origination           Balance        Date       Date         Term        Due    Ratio     Rate   Int & Prin
------------------------------------------------------------------------------------------------------------------------------------
10268006981   06513       25,200.00            25,185.06     02/21/97  01/21/17      238.72    03/21/97  84.9     13.700      307.89
10268007006   30102       23,000.00            23,000.00     01/04/97  12/04/11      177.14    02/04/97  89.9     12.750      287.24
10268007011   06877       75,000.00            75,000.00     01/31/97  12/31/11      178.03    02/28/97  33.6     11.800      890.50
10268007112   34667       30,800.00            30,800.00     01/11/97  12/11/11      177.37    03/11/97  79.9     10.500      281.74
10268007121   11520       45,000.00            44,938.49     02/01/97  01/01/12      178.00    03/01/97  84.0     12.500      554.63
10268007164   14224       23,000.00            23,000.00     02/06/97  01/06/12      178.22    03/06/97  89.6     11.550      269.42
10268007195   06779       60,750.00            60,750.00     02/01/97  01/01/12      178.00    03/01/97  89.9     11.950      622.54
10268007239   11221      156,000.00           156,000.00     02/13/97  01/13/12      178.45    03/13/97  80.0     12.950    1,719.58
10268007256   10310       35,600.00            35,524.50     02/07/97  01/07/12      178.26    03/07/97  74.9     10.600      395.73
10268007257   10310       38,500.00            38,422.01     02/10/97  01/10/12      178.36    03/10/97  70.0     11.000      437.59
10268007263   10598       29,700.00            29,700.00     02/21/97  01/21/12      178.72    02/21/97  89.9     12.750      370.90
10268007277   10310       41,930.00            41,831.17     02/06/97  01/06/12      178.22    03/06/97  70.0     10.850      472.63
10268007282   08003       85,900.00            85,829.46     02/23/97  01/23/12      178.78    03/23/97  79.9     11.000      976.34
10268007293   02167      100,000.00           100,000.00     02/01/97  01/01/12      178.00    03/01/97  80.2     11.700    1,005.58
10268007312   29501       40,680.00            40,680.00     02/02/97  01/02/17      238.09    03/02/97  84.7     12.750      469.37
10268007320   06512       42,000.00            41,869.62     02/20/97  01/20/17      238.68    03/20/97  79.9     11.500      447.90
10268007329   06512       30,750.00            30,750.00     02/22/97  01/22/12      178.75    02/22/97  89.9     12.350      376.00
10268007330   19064       58,000.00            58,000.00     02/08/97  01/08/07      118.29    03/08/97  77.5     13.950      898.80
10268007356   32221       42,600.00            42,443.68     02/28/97  01/28/12      178.95    03/28/97  60.8      9.990      457.52
10268007369   13363       37,775.00            37,775.00     03/01/97  02/01/17      239.00    03/01/97  72.5     10.500      377.14
10268007392   10550       25,450.00            25,421.90     02/02/97  01/02/12      178.09    03/02/97  79.9     13.750      334.66
10268007408   10990       33,000.00            33,000.00     02/15/97  01/15/12      178.52    02/15/97  80.1     12.750      412.12
10268007450   34668       28,500.00            28,500.00     02/27/97  01/27/12      178.92    02/27/97  79.1     13.750      374.77
10268007489   02896       18,000.00            17,968.69     01/23/97  12/23/11      177.76    03/23/97  89.9     11.990      185.01
10268007500   11377       21,000.00            20,927.98     02/15/97  01/15/12      178.52    03/15/97  78.3     11.400      243.99
10268007555   11758       60,000.00            60,000.00     02/15/97  01/15/17      238.52    03/15/97  79.5     12.200      669.04
10268007610   11418       23,400.00            23,400.00     02/03/97  01/03/12      178.13    03/03/97  84.9     12.990      295.91
10268007642   02021       84,750.00            84,692.72     01/26/97  12/26/16      237.86    03/26/97  85.0     12.900      986.88
10268007678   33705       35,000.00            34,968.17     02/15/97  01/15/12      178.52    03/15/97  70.0     10.750      392.33
10268007683   33705       30,100.00            30,072.69     02/15/97  01/15/12      178.52    03/15/97  70.0     10.750      337.41
10268007686   16508       13,900.00            13,900.00     02/20/97  01/20/12      178.68    02/20/97  80.3     12.750      173.59
10268007716   06795       91,000.00            90,983.77     02/13/97  01/13/12      178.45    03/13/97  78.8     11.100    1,040.02
10268007746   06512       10,000.00            10,000.00     02/13/97  01/13/12      178.45    02/13/97  89.8     11.950      119.70
10268007776   22306      118,500.00           118,500.00     02/16/97  01/16/12      178.55    03/16/97  89.9     11.350    1,159.95
10268007844   20744       48,500.00            48,500.00     02/15/97  01/15/12      178.52    02/15/97  80.8     13.800      566.99
10268007848   06716       62,805.00            62,805.00     02/23/97  01/23/12      178.78    03/23/97  89.9     11.750      633.96
10268007873   15022       45,500.00            45,332.08     02/17/97  01/17/12      178.59    03/17/97  68.9      9.400      472.38
10268007955   11743       50,000.00            50,000.00     02/17/97  01/17/12      178.59    03/17/97  74.1     10.300      449.91
10268007957   06039       26,900.00            26,900.00     02/21/97  01/21/12      178.72    03/21/97  79.2     13.900      356.43
10268008006   34990       42,000.00            42,000.00     02/02/97  01/02/07      118.09    03/02/97  78.5     13.500      639.55
10268008009   27407       23,400.00            23,184.57     02/14/97  01/14/12      178.49    04/14/97  89.9     11.450      272.61
10268008032   33604       63,750.00            63,750.00     02/07/97  01/07/27      358.26    03/07/97  85.0      9.400      531.40
10268008050   34639       10,000.00             9,995.70     02/06/97  01/06/12      178.22    03/06/97  84.3     12.500      123.25
10268008055   28387       22,275.00            22,138.74     02/23/97  01/23/07      118.78    03/23/97  63.6      9.850      292.52
10268008057   11784       35,000.00            34,814.91     02/14/97  01/14/12      178.49    03/14/97  46.6     10.500      386.89
10268008064   07727       44,000.00            43,892.40     01/19/97  12/19/16      237.63    03/19/97  87.7     12.350      495.26
10268008081   11787       45,900.00            45,777.62     02/23/97  01/23/12      178.78    03/23/97  84.9     11.100      524.58
10268008090   08830       25,650.00            25,467.30     02/08/97  01/08/12      178.29    04/08/97  85.0     13.700      336.44
10268008098   17048       12,850.00            12,850.00     03/15/97  02/15/17      239.54    03/15/97  89.9     12.750      148.26
10268008134   17013       37,265.00            37,151.01     01/23/97  12/23/11      177.76    03/23/97  89.9     12.550      460.51
10268008176   11776       47,000.00            47,000.00     01/23/97  12/23/16      237.76    03/23/97  86.8     11.990      517.18
10268008220   10467       30,000.00            29,946.91     02/22/97  01/22/12      178.75    03/22/97  80.9     14.300      405.59
10268008232   27526       58,600.00            58,600.00     02/27/97  01/27/17      238.92    02/27/97  89.9     11.450      622.91
10268008234   11237      148,750.00           148,750.00     02/09/97  01/09/12      178.32    02/09/97  85.0     12.850    1,628.05
10268008237   10512       41,500.00            41,399.36     01/24/97  12/24/11      177.80    03/24/97  84.9     12.990      524.80
10268008265   28379       16,000.00            15,935.09     02/13/97  01/13/07      118.45    03/13/97  88.3     11.250      222.67
10268008267   11772       74,000.00            73,602.90     01/18/97  12/18/11      177.60    03/18/97  69.8     12.990      935.79
10268008269   33618       24,200.00            24,159.14     02/02/97  01/02/12      178.09    03/02/97  89.9     11.150      277.34
10268008304   01519       40,000.00            40,000.00     02/27/97  01/27/12      178.92    02/27/97  89.8     12.350      489.11
10268008343   06250       66,000.00            65,953.03     02/06/97  01/06/17      238.22    03/06/97  84.4     12.750      761.52

Alliance Funding Company                        Sale Schedule                                                                Page 10
A division of Superior Bank FSB     1997-1 Class 1 - Initial Pool of Fixed Rate Mortgages  -  Settlement 3/20/97


Sale ID Account         Name                            Address                                 City                    State
-----------------------------------------------------------------------------------------------------------------------------
MLC685  10268008349     DORAN MICHAEL                   67 HOLLY ST                             MILFORD                 CT
MLC685  10268008369     ALBIGESE GERALDINE              994 CRYSTAL LAKE TERRACE                FRANKLIN LAKES          NJ
MLC685  10268008387     HOFFMAN CLYDE L                 3369 RIDGE AVE                          MACON                   GA
MLC685  10268008426     ALLMAN STEPHEN J                435 SUNSET DR                           BUTLER                  PA
MLC685  10268008451     SELF DARNELL E                  12912 PRINCELEIGH ST                    UPPER MARLBORO          MD
MLC685  10268008462     DURANTE JOSEPH M                1519 GREEN VALLEY DRIVE                 COLLEGEVILLE            PA
MLC685  10268008581     MECHLEM VIRGINIA                4405 SW 25TH AVE                        CAPE CORAL              FL
MLC685  10268008584     LYNN EILEEN                     851 37TH AVE NE                         SAINT PETERSBURG        FL
MLC685  10268008602     ROBINSON DAVID E                4106 CAROZZA CT                         TEMPLE HILLS            MD
MLC685  10268008611     RAPHAEL MICHAEL                 6304 SPOONBILL DR                       NEW PORT RICHEY         FL
MLC685  10268008624     WALLS JANICE                    224 EAST 91ST STREET                    BROOKLYN                NY
MLC685  10268008640     DESIANTE GIULIA                 6339 LANGSTON AVENUE                    NEW PORT RICHEY         FL
MLC685  10268008642     PIKUNIS TED H                   39707 NORTH AVE                         ZEPHYRHILLS             FL
MLC685  10268008660     WARNE JAMES T                   2284 PHILADELPHIA AVENUE                CHAMBERSBURG            PA
MLC685  10268008668     FOLKS MARTIN                    205 BARREN RD                           MEDIA                   PA
MLC685  10268008707     YOUNG ROBERT B JR               50 ROUTE JOHN MOSBY HIGHWAY             MIDDLEBURG              VA
MLC685  10268008712     MARVELLI JOSEPH A               516 MORRISON PL                         BATH                    PA
MLC685  10268008735     HAMEL ROBERT B                  320 FROST RD                            WATERBURY               CT
MLC685  10268008774     HALKO PAUL S                    77 SAXER AVE                            SPRINGFIELD             PA
MLC685  10268008778     BALLEW WILLIAM                  3510 SW 40TH AVE                        HOLLYWOOD               FL
MLC685  10268008802     MORGAN GLANDA O                 709 37TH AVENUE DR E                    BRADENTON               FL
MLC685  10268008803     ORTNER KATHLEEN                 11310 CAPISTRANO CT                     FORT MYERS              FL
MLC685  10268008814     BLACKMAN DALLAS LEE             205 E H ST                              ERWIN                   NC
MLC685  10268008819     CAYTON CARLE GALEN              1308 NORTH RAINWOOD LANE                RALEIGH                 NC
MLC685  10268008824     TERRA STEPHAN R.                1086 - 1090 WELSH ROAD                  PHILADELPHIA            PA
MLC685  10268008825     SAMUDA ALDEN                    288 SOUTHSIDE AVE                       FREEPORT                NY
MLC685  10268008845     LAROCCO MAVIS                   2215 TUMBLEWEED DRIVE                   HOLIDAY                 FL
MLC685  10268008876     EVANS HAYDEN F                  404 NORTH MAIN STREET                   TELFORD                 PA
MLC685  10268008895     KNIGHT MICHELE D                1331 INGRAHAM ST                        NAPLES                  FL
MLC685  10268008922     BARKER JAMES C                  3103 OHIO STREET                        LONGVIEW                WA
MLC685  10268008944     PAPRZYCKI JOHN E                708 HARBOR CIRCLE                       PALM HARBOR             FL
MLC685  10268009017     TORNABENE PHILIP F              2424 FORREST ST                         EASTON                  PA
MLC685  10268009057     DAIL CHARLIE L                  4425 DAIL RD                            LAKELAND                FL
MLC685  10268009082     HUTCHINS RICHARD C              6207 EDGEWOOD RD APT D                  EDGEWOOD                MD
MLC685  10268009107     IRVING JOHN F                   1620 BROAD WATER RD                     CUTCHOGUE               NY
MLC685  10268009122     HUTCHINS RICHARD C              6207 EDGEWOOD RD APT C                  EDGEWOOD                MD
MLC685  10268009132     JORDAN BRENDA K                 4667 25TH AVE S                         SAINT PETERSBURG        FL
MLC685  10268009160     ALEXANDER GEORGE D              240-38 128TH ROAD                       ROSEDALE                NY
MLC685  10268009167     JOHNSON WALTER H                5 MATTHEW COURT                         NEW FREEDOM             PA
MLC685  10268009174     BUTLER KIRBY B JR               3021 EGRET TERRACE                      SAFETY HARBOR           FL
MLC685  10268009184     MEYERS RUSSELL W SR             3415 RIDGE RD                           WESTMINSTER             MD
MLC685  10268009192     REID DELBERT N                  51 MCKEE ST                             EAST HARTFORD           CT
MLC685  10268009234     GINN WILLIAM W MC JR            3910 10 AVENUE DRIVE WEST               BRADENTON               FL
MLC685  10268009243     GATEWOOD MINNIE                 714 OCIE STREET                         DARLINGTON              SC
MLC685  10268009258     ALLAIN JUAN                     46 PUTNAM DR                            PORT CHESTER            NY
MLC685  10268009280     MARINO ROGER                    28355 ROYAL PALM DR                     PUNTA GORDA             FL
        ------------------------------------------------
        166             Sale Total

                          Principal          Cut-off Date     First                            Original Current Scheduled
               Zip        Balance at          Principal      Payment   Maturity       Rem         Date   LTV     Mortgage   Payment
Account       Code       Origination           Balance        Date       Date         Term        Due    Ratio     Rate   Int & Prin
------------------------------------------------------------------------------------------------------------------------------------
10268008349   06460       37,900.00            37,900.00     02/01/97  01/01/12      178.00    03/01/97  89.3     12.550      468.36
10268008369   07417       55,000.00            54,780.27     02/14/97  01/14/17      238.49    03/14/97  59.7     11.000      567.70
10268008387   31204      103,250.00           103,225.83     01/20/97  12/20/11      177.67    03/20/97  70.0     11.750    1,042.22
10268008426   16001      120,000.00           119,609.81     02/06/97  01/06/12      178.22    04/06/97  80.0     13.000    1,327.44
10268008451   20774       70,500.00            69,986.71     10/06/96  09/06/11      174.21    03/06/97  52.6     13.600      813.07
10268008462   19426       75,300.00            75,300.00     03/01/97  02/01/12      179.00    03/01/97  89.2     11.350      872.48
10268008581   33914       17,500.00            17,447.40     02/13/97  01/13/12      178.45    03/13/97  34.0     10.500      193.44
10268008584   33704       42,400.00            42,400.00     02/10/97  01/10/12      178.36    02/10/97  71.8     12.850      464.06
10268008602   20748       29,000.00            29,000.00     02/17/97  01/17/12      178.59    02/17/97  74.7     11.250      334.18
10268008611   34652       28,000.00            28,000.00     03/01/97  02/01/07      119.00    03/01/97  84.3     12.150      404.15
10268008624   11212       32,285.00            32,285.00     02/06/97  01/06/17      238.22    03/06/97  85.0     11.500      344.30
10268008640   34653       10,628.00            10,600.95     02/13/97  01/13/12      178.45    03/13/97  86.9     11.550      124.49
10268008642   33540       51,000.00            51,000.00     02/27/97  01/27/12      178.92    02/27/97  68.9     12.000      612.09
10268008660   17201       74,700.00            74,503.93     02/28/97  01/28/27      358.95    03/28/97  90.0     11.250      725.53
10268008668   19063       90,600.00            90,491.55     09/28/96  08/28/11      173.92    02/28/97  89.9     11.950      928.44
10268008707   22118      100,000.00           100,000.00     02/13/97  01/13/12      178.45    02/13/97  76.0     10.500      914.74
10268008712   18014      119,000.00           118,901.09     02/15/97  01/15/12      178.52    03/15/97  85.0     10.000    1,044.31
10268008735   06705       13,900.00            13,900.00     02/08/97  01/08/12      178.29    02/08/97  89.9     12.750      173.59
10268008774   19064       16,200.00            16,129.81     02/14/97  01/14/17      238.49    03/14/97  90.0     11.350      171.09
10268008778   33023       27,400.00            27,400.00     02/15/97  01/15/12      178.52    02/15/97  71.7     10.300      299.49
10268008802   34208       23,100.00            23,087.42     02/20/97  01/20/17      238.68    03/20/97  88.3     11.750      250.34
10268008803   33908      125,000.00           124,683.40     03/01/97  02/01/12      179.00    04/01/97  84.6     10.500    1,143.42
10268008814   28339       28,000.00            27,895.12     02/08/97  01/08/07      118.29    03/08/97  89.2     11.250      389.67
10268008819   27615       38,300.00            38,282.87     02/15/97  01/15/17      238.52    03/15/97  84.9      9.600      359.51
10268008824   19115       25,000.00            24,972.77     02/17/97  01/17/12      178.59    03/17/97  78.6     12.750      271.67
10268008825   11520       29,500.00            29,500.00     02/08/97  01/08/12      178.29    03/08/97  79.7     13.750      343.71
10268008845   34690       26,200.00            26,180.54     02/14/97  01/14/12      178.49    03/14/97  74.9     11.250      301.91
10268008876   18969       26,850.00            26,850.00     02/07/97  01/07/27      358.26    03/07/97  90.0     11.350      262.82
10268008895   33940       35,045.00            35,045.00     02/27/97  01/27/07      118.92    02/27/97  70.0     11.250      487.72
10268008922   98632       34,500.00            34,500.00     02/28/97  01/28/17      238.95    02/28/97  89.9     11.150      359.63
10268008944   34683       24,400.00            24,400.00     02/27/97  01/27/17      238.92    02/27/97  79.9     14.000      303.42
10268009017   18042       52,150.00            52,150.00     02/28/97  01/28/27      358.95    02/28/97  70.9      9.500      438.51
10268009057   33813       99,060.00            99,060.00     02/15/97  01/15/27      358.52    03/15/97  79.8     10.050      872.98
10268009082   21040       27,600.00            27,600.00     02/23/97  01/23/12      178.78    02/23/97  60.0      9.800      238.14
10268009107   11935       48,000.00            47,799.97     03/03/97  02/03/12      179.15    04/03/97  70.1     10.100      518.75
10268009122   21040       27,600.00            27,600.00     02/23/97  01/23/12      178.78    02/23/97  60.0      9.800      238.14
10268009132   33711       49,600.00            49,509.44     02/13/97  01/13/12      178.45    03/13/97  80.0     10.600      551.36
10268009160   11422      105,000.00           104,885.12     02/24/97  01/24/12      178.82    03/24/97  61.7     10.550      964.40
10268009167   17349       18,800.00            18,800.00     03/01/97  02/01/12      179.00    03/01/97  87.9     11.550      220.22
10268009174   34695       22,000.00            22,000.00     02/15/97  01/15/12      178.52    02/15/97  79.4     13.500      285.63
10268009184   21157       18,000.00            17,855.78     02/10/97  01/10/12      178.36    04/10/97  87.4     10.650      200.65
10268009192   06108       86,400.00            86,384.16     02/13/97  01/13/12      178.45    03/13/97  75.1     10.990      822.15
10268009234   34205       28,000.00            27,971.03     02/23/97  01/23/12      178.78    03/23/97  83.7     12.500      345.11
10268009243   29532       23,300.00            23,278.10     02/20/97  01/20/12      178.68    03/20/97  56.8     10.750      261.18
10268009258   10573       26,000.00            25,884.47     03/01/97  02/01/12      179.00    04/01/97  89.9     11.550      304.56
10268009280   33982       43,300.00            43,222.11     02/09/97  01/09/12      178.32    03/09/97  84.9      9.700      457.39
                       ---------------------------------                            -------             ----------------------------
                       8,578,666.00         8,569,021.20                             203.78              78.6     11.582   91,882.91

Alliance Funding Company                        Sale Schedule                                                                Page 11
A division of Superior Bank FSB     1997-1 Class 1 - Initial Pool of Fixed Rate Mortgages  -  Settlement 3/20/97


Sale ID Account         Name                            Address                                 City                    State
-----------------------------------------------------------------------------------------------------------------------------
MLC686  10268000879     MIHOCKO JENNIE M                285 TEXAS AVENUE                        BRIDGEPORT              CT
MLC686  10268003244     CABALLERO CARLOS                6435 FRANCONIA RD                       SPRINGFIELD             VA
MLC686  10268003613     CONROY EDWARD D                 178 CLINTON STREERT                     MONTGOMERY              NY
MLC686  10268003962     SMITH ERNEST L                  6008 THOMAS TER                         SEBRING                 FL
MLC686  10268004284     ABBOTT MICHAEL W                2 SCALISE DR                            COLUMBIA                CT
MLC686  10268004527     LAWLER MARTHA                   276 A QUINCY ST                         BROOKLYN                NY
MLC686  10268004712     DUGAN DAVID                     6217 EAGLEBROOK AVE                     TAMPA                   FL
MLC686  10268005126     KAPP DONALD G SR                2311 NOVUS ST                           SARASOTA                FL
MLC686  10268005326     DIODATO GREGORY                 193 SANDALWOOD DR                       STATEN ISLAND           NY
MLC686  10268005339     CULLINANE ROSALIE               59 LISA LN                              LOWELL                  MA
MLC686  10268005570     BETHEL JAMES R                  5 SIOUX TRAIL                           BROWNS MILLS            NJ
MLC686  10268005609     FLEURISMOND JEAN                15 NORTH COLE AVENUE                    SPRING VALLEY           NY
MLC686  10268005852     MELEGH JAMES                    301 TROTTING RD                         UNION                   NJ
MLC686  10268006124     KOERICK SUSAN M                 800 61ST STREET SOUTH                   GULFPORT                FL
MLC686  10268006255     ENSLEN CLIFFORD CLYDE           514 UPPER HARMONY RD                    EVANS CITY              PA
MLC686  10268006283     PHILLIPS MARILYN K              8395 PEACHEY RD                         BERGEN                  NY
MLC686  10268006317     BRYANT MARY L                   12 BRIDLE PATH                          NEWBURGH                NY
MLC686  10268006583     MCKETHAN MICHAEL                4721 PAMLICO ROAD                       FAYETTEVILLE            NC
MLC686  10268006631     CORNA PETER                     19 HALE HAVEN CT                        MONTVILLE               CT
MLC686  10268006727     HARDING KAREN M                 214 DEEP CREEK TERRACE                  BEAR                    DE
MLC686  10268006815     KAHN EDWIN L                    6761 RANCHWOOD LOOP                     NEW PORT RICHEY         FL
MLC686  10268006909     CARDOSO EURICO M                34 ALICE ST                             NORTH DARTMOUTH         MA
MLC686  10268006976     GREEN WALTER E                  1619 SE 40TH STREET                     CAPE CORAL              FL
MLC686  10268007030     JR. JOHN FREEMAN,               39 BRASINGTON ST                        CHERAW                  SC
MLC686  10268007147     AUGER MICHAEL A                 6709 MOSS DR                            NEW PORT RICHEY         FL
MLC686  10268007177     CARPENTER DAVID J               140 HAMAKER RD                          MANHEIM                 PA
MLC686  10268007200     BYRNES CLIFFORD NEIL            108 DRAYTON DR                          SUMMERVILLE             SC
MLC686  10268007246     MCCARTHY CAROLYN                1 LAKES RD                              MONROE                  NY
MLC686  10268007307     LANIGAN PATRICK F               522 RIDGEVIEW DR                        HOCKESSIN               DE
MLC686  10268007340     FRANCIONE FRANK A               700 FOX HOLLOW DRIVE                    YARDLEY                 PA
MLC686  10268007354     DREIBELBIS SUSAN                RR 5 BOX 5784                           SAYLORSBURG             PA
MLC686  10268007405     SAHA BIJOY                      58-24 85TH STREET                       ELMHUSRT                NY
MLC686  10268007441     BOYER OSCAR A                   1025 GROSSTOWN ROAD                     POTTSTOWN               PA
MLC686  10268007567     ALI SAEED R                     154 BRIGHTON 10 ST                      BROOKLYN                NY
MLC686  10268007599     JONES EDWARD F                  791 ROUTE 537 PO BOX 102                CREAM RIDGE             NJ
MLC686  10268007603     RAMSUNDAR DHOLARIE V            121-19 149TH AVENUE                     JAMAICA                 NY
MLC686  10268007607     SHAW JUDITH K                   BOX 102 A STAR ROUTE                    SCOTTDALE               PA
MLC686  10268007626     KEATON CATHY A                  3301 GATCOMBE PLACE                     RALEIGH                 NC
MLC686  10268007643     SUGAR LAWRENCE J                54 W STATE ST                           DOLGEVILLE              NY
MLC686  10268007816     ELLINGTON REGINALD              106 N PAQUATUCK AVE                     EAST MORICHES           NY
MLC686  10268007859     BRUMBERG DAVID J                1503 BENNER ST                          PHILADELPHIA            PA
MLC686  10268007869     JR. WILLIAM KLAMORICK,          512 CHARLES ST                          CHARLEROI               PA
MLC686  10268007993     ALEXY CHARLES EDWARD            65 WEBB DR                              WASHINGTON              PA
MLC686  10268008139     RHOADS RONALD R                 373 PRIMROSE LN                         MOUNTVILLE              PA
MLC686  10268008199     ROCKEFELLER RENEE L             267 MANNING BOULEVARD                   ALBANY                  NY
MLC686  10268008219     BUSSINGER DANIEL J              7171 LAFAYETTE AVE                      FORT WASHINGTON         PA
MLC686  10268008222     FURROW JUDITH A                 14322 THORNWOOD TRAIL                   HUDSON                  FL
MLC686  10268008348     SHEA JOHN W                     10 BEECHWOOD AVE                        MILFORD                 CT
MLC686  10268008381     BUDHU BHAGWANDAT                130 -42 LEFFERTS BOULEVARD              OZONE PARK              NY
MLC686  10268008419     FATH CHRISTOPHER G              21 CRESCENT STREET                      TREMONT                 PA
MLC686  10268008445     SWEARMAN BARRON R               1436 FOUNTAIN GLEN DR                   BEL AIR                 MD
MLC686  10268008479     POPER JANET                     7 S 6TH ST                              DEL HAVEN               NJ
MLC686  10268008505     JOYCE MICHAEL                   51 SHIRLEY ST                           PEPPERELL               MA
MLC686  10268008567     SUHAY ROBERT L                  1331 BERRYHILL ST                       HARRISBURG              PA
MLC686  10268008630     TRAVIS DEBORAH L                1397 RENSSELAER AVENUE                  JACKSONVILLE            FL
MLC686  10268008633     THOMPSON DIANA L                722 E CRAWFORD ST                       LAKELAND                FL
MLC686  10268008650     MIAOULIS PRODROMOS              36 HIGHWOOD DR                          DUMONT                  NJ
MLC686  10268008658     PASCALE JAMES P                 135 CHESTNUT ST                         LYNBROOK                NY
MLC686  10268008661     SMYTHERS BARRY D                4721 PHILLIPS ROAD                      POMFRET                 MD
MLC686  10268008703     CONTI THOMAS                    3051 CHICORY TER                        PORT CHARLOTTE          FL

                          Principal          Cut-off Date     First                            Original Current Scheduled
               Zip        Balance at          Principal      Payment   Maturity       Rem         Date   LTV     Mortgage   Payment
Account       Code       Origination           Balance        Date       Date         Term        Due    Ratio     Rate   Int & Prin
------------------------------------------------------------------------------------------------------------------------------------
10268000879   06610       24,000.00            23,978.68     11/04/96  10/04/26      355.13    03/04/97  52.1     11.750      242.26
10268003244   22150      183,000.00           181,966.39     11/28/96  10/28/11      175.92    02/28/97  75.6     11.250    2,108.79
10268003613   12549       36,000.00            35,993.52     12/14/96  11/14/26      356.48    03/14/97  80.0     14.050      427.98
10268003962   33870       10,000.00             9,939.66     12/15/96  11/15/11      176.52    03/15/97  81.6     12.350      122.28
10268004284   06237       47,300.00            47,202.26     02/17/97  01/17/12      178.59    03/17/97  89.8     11.750      477.45
10268004527   11216      105,000.00           105,000.00     02/13/97  01/13/12      178.45    02/13/97  75.0     13.100    1,169.72
10268004712   33625       12,000.00            11,991.73     12/26/96  11/26/11      176.88    03/26/97  90.0     11.750      121.13
10268005126   34237       49,215.00            49,215.00     01/16/97  12/16/11      177.53    03/16/97  85.0     12.250      515.72
10268005326   10308       23,600.00            23,600.00     02/28/97  01/28/12      178.95    03/28/97  79.7     14.950      297.47
10268005339   01854       32,000.00            31,836.87     02/02/97  01/02/12      178.09    04/02/97  84.9     12.750      399.63
10268005570   08015      117,000.00           116,519.86     01/24/97  12/24/11      177.80    03/24/97  86.6     10.650    1,083.39
10268005609   10977       75,000.00            74,940.51     02/07/97  01/07/12      178.26    03/07/97  57.6      9.550      785.43
10268005852   07083      150,000.00           150,000.00     03/07/97  02/07/12      179.28    03/07/97  58.8     12.500    1,600.89
10268006124   33707       39,000.00            39,000.00     03/05/97  02/05/27      359.21    03/05/97  75.0     11.750      393.67
10268006255   16033       17,000.00            17,000.00     03/05/97  02/05/12      179.21    03/05/97  79.8     11.250      195.90
10268006283   14416       67,000.00            67,000.00     02/22/97  01/22/12      178.75    03/22/97  74.4     13.800      783.27
10268006317   12550       58,000.00            58,000.00     03/10/97  02/10/12      179.38    03/10/97  65.8     11.000      659.23
10268006583   28304       24,800.00            24,800.00     02/28/97  01/28/12      178.95    02/28/97  79.9     11.500      289.71
10268006631   06382       53,000.00            53,000.00     03/03/97  02/03/17      239.15    03/03/97  89.9     11.950      581.73
10268006727   19701       68,800.00            68,749.72     02/23/97  01/23/12      178.78    03/23/97  80.0     13.500      788.04
10268006815   34653      114,100.00           114,100.00     03/01/97  02/01/17      239.00    03/01/97  58.5     10.750    1,158.38
10268006909   02747       24,150.00            24,092.88     01/16/97  12/16/11      177.53    03/16/97  85.2     12.750      301.59
10268006976   33904       56,100.00            56,100.00     02/17/97  01/17/17      238.59    02/17/97  89.9     11.750      607.96
10268007030   29520       24,000.00            24,000.00     02/07/97  01/07/17      238.26    03/07/97  82.7     12.250      268.46
10268007147   34653       10,600.00            10,598.04     01/16/97  12/16/11      177.53    03/16/97  89.9     11.950      126.88
10268007177   17545       15,000.00            15,000.00     02/06/97  01/06/07      118.22    03/06/97  39.7     13.850      231.55
10268007200   29483      100,000.00            99,956.17     01/24/97  12/24/11      177.80    02/24/97  70.1     10.750      933.48
10268007246   10950       64,000.00            63,951.05     02/01/97  01/01/12      178.00    03/01/97  85.3     11.650      641.12
10268007307   19707       33,000.00            32,959.88     02/23/97  01/23/12      178.78    03/23/97  79.4     13.200      421.88
10268007340   19067      110,000.00           109,725.56     03/01/97  02/01/17      239.00    04/01/97  53.4     10.800    1,120.47
10268007354   18353      110,000.00           110,000.00     02/15/97  01/15/27      358.52    02/15/97  89.4     11.250    1,068.39
10268007405   11373       28,000.00            28,000.00     02/21/97  01/21/17      238.72    02/21/97  89.9     12.500      318.12
10268007441   19464      102,000.00           101,974.10     02/15/97  01/15/17      238.52    03/15/97  85.0      9.400      944.12
10268007567   11235      144,500.00           144,500.00     02/16/97  01/16/12      178.55    03/16/97  85.0     10.850    1,359.75
10268007599    8514       65,000.00            64,967.44     02/28/97  01/28/12      178.95    03/28/97  42.2     10.750      606.76
10268007603   11420       36,300.00            35,003.05     01/23/97  12/23/11      177.76    04/23/97  89.9     12.500      387.41
10268007607   15683       75,100.00            74,957.54     03/03/97  02/03/12      179.15    04/03/97  74.3      9.390      625.46
10268007626   27604       10,000.00             9,954.80     02/27/97  01/27/07      118.92    03/27/97  89.6     10.750      136.34
10268007643   13329       58,500.00            58,500.00     03/07/97  02/07/12      179.28    03/07/97  68.8     12.000      601.74
10268007816   11940       60,000.00            60,000.00     03/10/97  02/10/12      179.38    03/10/97  58.8      9.800      637.44
10268007859   19149       15,300.00            15,300.00     03/12/97  02/12/17      239.44    03/12/97  89.8     11.750      165.81
10268007869   15022      102,400.00           102,035.15     02/17/97  01/17/12      178.59    03/17/97  89.0     10.650    1,141.47
10268007993   15301      110,600.00           110,600.00     02/21/97  01/21/12      178.72    03/21/97  89.9     11.750    1,116.41
10268008139   17554       33,000.00            33,000.00     02/02/97  01/02/12      178.09    03/02/97  80.6     14.150      394.93
10268008199   12206       25,300.00            25,300.00     03/05/97  02/05/12      179.21    03/05/97  75.2     10.500      279.67
10268008219   19034      157,500.00           157,500.00     03/10/97  02/10/27      359.38    03/10/97  70.0      9.300    1,301.42
10268008222   34669       59,250.00            59,250.00     03/07/97  02/07/27      359.28    03/07/97  68.1     10.500      541.98
10268008348   06460      114,750.00           114,750.00     03/01/97  02/01/12      179.00    03/01/97  81.9     13.050    1,273.85
10268008381   11420       29,000.00            29,000.00     03/03/97  02/03/17      239.15    03/03/97  89.8     12.750      334.61
10268008419   17981       16,000.00            16,000.00     03/01/97  02/01/12      179.00    03/01/97  80.0     13.500      207.73
10268008445   21015       21,050.00            21,024.00     02/15/97  01/15/12      178.52    03/15/97  85.0     11.100      240.58
10268008479   08251       20,000.00            20,000.00     03/01/97  02/01/12      179.00    03/01/97  30.7     11.500      233.64
10268008505   01463       15,701.00            15,628.35     02/06/97  01/06/17      238.22    04/06/97  90.0     11.750      170.15
10268008567   17104       28,000.00            28,000.00     03/01/97  02/01/12      179.00    03/01/97  58.3     12.000      336.05
10268008630   32205       20,650.00            20,598.57     03/01/97  02/01/17      239.00    04/01/97  71.2     11.000      213.15
10268008633   33805       47,600.00            47,600.00     03/01/97  02/01/27      359.00    03/01/97  85.0     10.250      426.54
10268008650   07628       52,800.00            52,721.56     02/24/97  01/24/12      178.82    03/24/97  84.8     13.700      692.55
10268008658   11563       37,600.00            37,527.80     02/27/97  01/27/12      178.92    03/27/97  79.9     11.500      439.24
10268008661   20616      129,200.00           129,200.00     03/06/97  02/06/17      239.24    03/06/97  85.0     10.000    1,246.81
10268008703   33983       30,000.00            30,000.00     01/23/97  12/23/11      177.76    02/23/97  51.7      9.550      314.17

Alliance Funding Company                        Sale Schedule                                                                Page 12
A division of Superior Bank FSB     1997-1 Class 1 - Initial Pool of Fixed Rate Mortgages  -  Settlement 3/20/97


Sale ID Account         Name                            Address                                 City                    State
-----------------------------------------------------------------------------------------------------------------------------
MLC686  10268008716     KNIGHT RONALD                   7208 KIRTLEY TRL                        CULPEPER                VA
MLC686  10268008775     BANGE ELAINE D                  47 EAST PERIWNKLE LANE                  NEWARK                  DE
MLC686  10268008804     SMITH WAYNE C SR                420 SPRING ST                           MC KEESPORT             PA
MLC686  10268008813     SHEPARD MAUREEN                 45 SOUTHWICK ST                         AGAWAM                  MA
MLC686  10268008861     FENIQUITO SUSAN                 30 THE KEEL                             EAST ISLIP              NY
MLC686  10268008866     RODRIGUEZ TARA A                64 CHAUCER ST                           HARTSDALE               NY
MLC686  10268008926     GERDIS JOHN J                   79 BISHOPS CURVE                        BERLIN                  CT
MLC686  10268009006     OLIVA ELIO                      2782 SOUTHWEST 32ND  COURT              MIAMI                   FL
MLC686  10268009012     WILLIAMS MARY ALICE CAMP        690 SMITH STORE RD                      COVINGTON               GA
MLC686  10268009015     WILSON ELIZABETH                5405 AUDUBON RD                         BETHESDA                MD
MLC686  10268009052     SAFDIEH JEFFREY J               2210 AVENUE S                           BROOKLYN                NY
MLC686  10268009059     ROBERTS BEDFORDE                120 -11 171ST STREET                    JAMAICA                 NY
MLC686  10268009115     SWEETSER NANCY R                67 TOILSOME LN                          EAST HAMPTON            NY
MLC686  10268009152     DAVIS MARIE G LOUDEN            2041 JASMINE RD                         BALTIMORE               MD
MLC686  10268009172     MCCONNELL CARL L JR             14050 SLICHTER AVENUE                   PORT CHARLOTTE          FL
MLC686  10268009288     MITCHELL ANTHONY F              709 DUNSTER AVENUE                      PITTSBURGH              PA
MLC686  10268009295     MITCHELL ANTHONY                1105 GLADYS AVENUE                      PITTSBURGH              PA
MLC686  10268009303     MORALES JOHN                    57 W 7TH ST                             LAKE RONKONKOMA         NY
MLC686  10268009307     MITCHELL ANTHONY F              2119 SHIRAS AVENUE                      PITTSBURGH              PA
MLC686  10268009309     POLITE DONALD                   6013 MOONGATE RD                        SPRING HILL             FL
MLC686  10268009316     CIESLA JOSEPH J                 802 LOALAN AVE                          BALTIMORE               MD
MLC686  10268009317     YOUNG MARY ANN                  535 MARSH RUN RD                        NEW CUMBERLAND          PA
MLC686  10268009335     VASSEY AL C.                    301 OAKWOOD STREET                      BENNETTSVILLE           SC
MLC686  10268009356     CONKEY JAMES L                  3208 BERN COURT                         LAGUNA BEACH            CA
MLC686  10268009368     LEHEW MARTIN                    1351 MCNEAL RD                          SPRING HILL             FL
MLC686  10268009370     TILLI JOSEPH L                  1773 BLUSH COURT                        EASTON                  PA
MLC686  10268009380     WILLIAMS ROBERT E               10415 VALENCIA ROAD N                   SEMINOLE                FL
MLC686  10268009416     MIRTO ROBERT A SR               517 JOHNS PASS AVENUE                   MADEIRA BEACH           FL
MLC686  10268009429     DICORTE JOYCE                   7300 BALTUSROL DR                       NEW PORT RICHEY         FL
MLC686  10268009430     BAYNE CECIL MICHAEL             485 MARCONI BLVD                        COPIAGUE                NY
MLC686  10268009496     BRUSH WILLIAM I JR              454 EAST ORANGE STREET                  TARPON SPRINGS          FL
MLC686  10268009522     WHITT DEWEY L                   3650 SHARP RD                           GLENWOOD                MD
MLC686  10268009524     JALAS MIRIAM                    5204 19TH AVE                           BROOKLYN                NY
MLC686  10268009614     MARTINS MARIA J                 56 CORNET STETSON RD                    HANOVER                 MA
MLC686  10268009641     SAPPERSTEIN STEVEN              3033 JUDITH DR                          BELLMORE                NY
MLC686  10268009654     CAMERON JOYCE M                 312 10TH AVE                            INDIAN ROCKS BEACH      FL
MLC686  10268009665     MAKOWICKI GRETCHEN              15 HIGH ST                              ESSEX                   CT
MLC686  10268009671     MCDONALD JAY S                  29 ALDRICH ST                           SAYVILLE                NY
MLC686  10268009674     DERRICO MARK JOSEPH             10720 ELMBROOK COURT                    RALEIGH                 NC
MLC686  10268009680     VIELHABER ROBERT F              5807 NYSTROM STREET                     NEW CARROLLTON          MD
MLC686  10268009688     STAHL ORVILLE  W JR             RR 1 BOX 366                            MILTON                  PA
MLC686  10268009701     VICKERS SHERRY ROBERTS          4713 36TH AVE N                         SAINT PETERSBURG        FL
MLC686  10268009719     PIOTROWSKI ELAINE A             220 W SHORE RD                          OAKDALE                 NY
MLC686  10268009746     JONES PHILIP                    137-15 158TH STREET                     ROCHEDALE VILLAGE       NY
MLC686  10268009751     HART WENDELL M                  323 UPSHUR ST NW                        WASHINGTON              DC
MLC686  10268009767     ORDEN MARGARET JEAN             224 RAMONA DRIVE                        FAYETTEVILLE            NC
MLC686  10268009801     QUINN ELAINE C                  815 BELLAIRE AVENUE                     PITTSBURGH              PA
MLC686  10268009802     SMITH TIMOTHY M                 40 WHITNEY DR                           WOODSTOCK               NY
MLC686  10268009803     MUIR ROSE                       594 SOUTHERN PKWY                       UNIONDALE               NY
MLC686  10268009804     VICTOR LOUISNER                 455 PLATTEKILL ROAD                     WALLKILL                NY
MLC686  10268009805     MATOS PAULA                     1220 HALSEY ST                          BROOKLYN                NY
MLC686  10268009811     MCPHERSON ROBERT                78 WINWARD LN                           SHALIMAR                FL
MLC686  10268009819     VALENTINE THERESA               12 COPPER MINE RD                       FARMINGTON              CT
MLC686  10268009872     SYMMES FORREST C III            111 NATSISKY FARM RD                    SOUTH WINDSOR           CT
MLC686  10268009877     CARFORA JAMES                   31 WILSON AVE                           RIVERHEAD               NY
MLC686  10268009910     QUICK RALPH                     108 WALTERS STREET                      MCCOLL                  SC
MLC686  10268009937     BRUBAKER JAMES W JR             217 EVANS AVENUE                        BLAIRSVILLE             PA
MLC686  10268009945     COFFEY MITCHELL                 802 TAYLOR AVE                          EAST PATCHOGUE          NY
MLC686  10268009980     WASHINGTON ALLEINE              99-15 193RD STREET                      HOLLIS                  NY
MLC686  10268009981     SHARON JACOB                    19 CORONET LN                           PLAINVIEW               NY

                          Principal          Cut-off Date     First                            Original Current Scheduled
               Zip        Balance at          Principal      Payment   Maturity       Rem         Date   LTV     Mortgage   Payment
Account       Code       Origination           Balance        Date       Date         Term        Due    Ratio     Rate   Int & Prin
------------------------------------------------------------------------------------------------------------------------------------
10268008716   22701       69,000.00            69,000.00     02/11/97  01/11/12      178.39    03/11/97  74.1     13.290      778.95
10268008775   19711       32,500.00            32,500.00     03/10/97  02/10/12      179.38    03/10/97  88.7     11.750      328.06
10268008804   15132       41,000.00            41,000.00     03/11/97  02/11/17      239.41    03/11/97  73.2     13.000      480.35
10268008813   01030       28,200.00            28,200.00     02/06/97  01/06/12      178.22    02/06/97  89.0     11.850      335.73
10268008861   11730      145,000.00           145,000.00     01/26/97  12/26/11      177.86    02/26/97  73.9     11.000    1,648.06
10268008866   10530       36,000.00            36,000.00     03/04/97  02/04/17      239.18    03/04/97  69.9     11.600      386.40
10268008926   06037       28,000.00            28,000.00     02/06/97  01/06/12      178.22    03/06/97  69.7     11.950      335.15
10268009006   33133       67,400.00            67,400.00     03/12/97  02/12/12      179.44    03/12/97  85.1     12.350      824.15
10268009012   30209       46,000.00            46,000.00     02/08/97  01/08/12      178.29    03/08/97  69.1     12.750      499.88
10268009015   20814      115,000.00           115,000.00     03/10/97  02/10/17      239.38    03/10/97  74.9     11.700    1,242.28
10268009052   11229       57,000.00            57,000.00     02/20/97  01/20/12      178.68    03/20/97  85.0     10.550      523.53
10268009059   11434       25,000.00            24,980.86     02/23/97  01/23/12      178.78    03/23/97  86.0     11.550      248.53
10268009115   11937       64,000.00            63,905.03     02/23/97  01/23/12      178.78    03/23/97  79.9     13.750      745.67
10268009152   21222       26,400.00            26,389.21     02/27/97  01/27/12      178.92    03/27/97  60.0     12.350      278.69
10268009172   33953       96,000.00            96,000.00     03/04/97  02/04/12      179.18    03/04/97  80.0     10.750      896.14
10268009288   15226       20,826.00            20,792.87     02/13/97  01/13/17      238.45    03/13/97  70.2     11.000      214.96
10268009295   15216       18,177.00            18,177.00     02/17/97  01/17/17      238.59    02/17/97  70.0     11.000      187.62
10268009303   11779       15,000.00            14,952.02     02/28/97  01/28/12      178.95    03/28/97  89.9     11.350      173.80
10268009307   15216       26,030.00            25,988.68     02/13/97  01/13/17      238.45    03/13/97  69.5     11.000      268.68
10268009309   34606       30,800.00            30,800.00     02/27/97  01/27/12      178.92    02/27/97  89.9     11.550      360.78
10268009316   21222       67,500.00            67,500.00     03/05/97  02/05/17      239.21    03/05/97  88.8     11.250      708.25
10268009317   17070       68,000.00            67,926.13     02/28/97  01/28/17      238.95    03/28/97  77.2     10.400      674.34
10268009335   29512       22,400.00            22,400.00     03/05/97  02/05/12      179.21    03/05/97  62.9     12.500      276.08
10268009356   92651       58,000.00            57,899.03     02/27/97  01/27/17      238.92    03/27/97  78.9     13.100      683.65
10268009368   34608       25,000.00            25,000.00     02/22/97  01/22/12      178.75    02/22/97  49.0     10.850      281.80
10268009370   18045      138,450.00           138,450.00     02/17/97  01/17/27      358.59    03/17/97  84.9     11.990    1,423.05
10268009380   35642       26,000.00            26,000.00     02/22/97  01/22/12      178.75    02/22/97  43.3     10.950      294.70
10268009416   33708       54,500.00            54,500.00     02/27/97  01/27/12      178.92    02/27/97  59.0     11.500      539.71
10268009429   34654       71,100.00            71,100.00     02/27/97  01/27/27      358.92    02/27/97  88.8     11.300      693.27
10268009430   11726       78,000.00            78,000.00     03/12/97  02/12/27      359.44    03/12/97  60.0     11.600      778.38
10268009496   34689       25,000.00            25,000.00     03/07/97  02/07/12      179.28    03/07/97  53.9     11.250      288.09
10268009522   21738       67,000.00            67,000.00     02/28/97  01/28/12      178.95    02/28/97  79.6     10.100      592.93
10268009524   11204      100,000.00           100,000.00     02/21/97  01/21/12      178.72    02/21/97  69.8     11.250      971.26
10268009614    2339       31,000.00            31,000.00     03/01/97  02/01/12      179.00    03/01/97  79.2     13.000      392.22
10268009641   11710      100,000.00           100,000.00     03/03/97  02/03/12      179.15    03/03/97  69.4     11.000      952.32
10268009654   33785       65,100.00            65,100.00     02/21/97  01/21/12      178.72    02/21/97  71.7     12.500      694.78
10268009665    6426       25,000.00            24,971.05     02/22/97  01/22/12      178.75    03/22/97  59.6     11.990      299.88
10268009671   11782       30,000.00            29,851.64     02/28/97  01/28/12      178.95    03/28/97  88.9     11.350      347.60
10268009674   27614       43,500.00            43,500.00     03/01/97  02/01/12      179.00    03/01/97  90.0     10.850      490.33
10268009680   20784       48,000.00            48,000.00     02/17/97  01/17/27      358.59    03/17/97  35.5     10.400      435.49
10268009688   17847       76,500.00            76,338.28     03/01/97  02/01/27      359.00    04/01/97  85.0     12.500      816.45
10268009701   33713       44,000.00            43,844.27     03/01/97  02/01/27      359.00    04/01/97  70.9      9.850      381.26
10268009719   11769       51,000.00            50,946.73     02/28/97  01/28/12      178.95    03/28/97  89.8     12.050      526.56
10268009746   11434      175,500.00           175,500.00     03/10/97  02/10/12      179.38    03/10/97  90.0     11.050    1,677.96
10268009751   20011       33,000.00            32,989.11     02/22/97  01/22/12      178.75    03/22/97  79.8     15.500      473.22
10268009767   28303       53,600.00            53,600.00     03/04/97  02/04/27      359.18    03/04/97  80.0     10.350      484.30
10268009801   15226       36,000.00            36,000.00     03/10/97  02/10/12      179.38    03/10/97  42.3     10.750      336.05
10268009802   12498       18,750.00            18,728.77     12/20/96  11/20/16      236.68    03/20/97  90.0     11.150      195.45
10268009803   11553      126,500.00           126,263.26     01/10/97  12/10/16      237.34    03/10/97  80.0      9.800    1,204.04
10268009804   12589       23,000.00            23,000.00     12/27/96  11/27/16      236.91    02/27/97  79.8     11.000      237.40
10268009805   11207       65,000.00            64,861.27     01/13/97  12/13/16      237.44    03/13/97  46.4      9.800      618.68
10268009811   32579       24,500.00            24,473.35     02/28/97  01/28/17      238.95    03/28/97  84.6     12.500      278.35
10268009819   06032      239,400.00           239,057.42     12/22/96  11/22/11      176.75    03/22/97  90.0     11.250    2,325.20
10268009872   06074       47,000.00            47,000.00     02/22/97  01/22/17      238.75    03/22/97  88.0     11.950      515.87
10268009877   11901       40,400.00            40,400.00     03/04/97  02/04/17      239.18    03/04/97  70.8     10.400      400.64
10268009910   29570       32,400.00            32,400.00     03/01/97  02/01/12      179.00    03/01/97  90.0     10.850      365.21
10268009937   15717       74,125.00            73,952.40     02/21/97  01/21/12      178.72    03/21/97  85.6     11.000      842.50
10268009945   11772       32,960.00            32,960.00     02/17/97  01/17/12      178.59    03/17/97  80.0     12.600      354.33
10268009980   11423      153,000.00           153,000.00     03/01/97  02/01/12      179.00    03/01/97  90.0     12.250    1,603.28
10268009981   11803      216,000.00           216,000.00     02/28/97  01/28/12      178.95    02/28/97  78.5      9.750    2,288.22

Alliance Funding Company                        Sale Schedule                                                               Page 13
A division of Superior Bank FSB     1997-1 Class 1 - Initial Pool of Fixed Rate Mortgages  -  Settlement 3/20/97


Sale ID Account         Name                            Address                                 City                    State
-----------------------------------------------------------------------------------------------------------------------------
MLC686  10268009990     FARLEY CARL E JR                1967 MCKINLEY ST                        CLEARWATER              FL
MLC686  10268009996     BROOME LINDA                    1759 IMPERIAL PALM DR                   APOPKA                  FL
MLC686  10268010018     STONE FREDERICK                 24259 BALMORAL LN                       BROOKSVILLE             FL
MLC686  10268010048     BONORDEN THOMAS A               17404 LAFAYETTE DRIVE                   OLNEY                   MD
MLC686  10268010050     GALE DORITT                     34 OAKLAND ST                           IRVINGTON               NJ
MLC686  10268010084     GALLAGHER EILEEN F              1791 WHITEBRIAR ROAD                    SOUTHAMPTON             PA
MLC686  10268010127     DIARCANGELO BARBARA J           139 CHESTER AVE                         PHOENIXVILLE            PA
MLC686  10268010221     DAVIS JERRY M                   7807 ELLIOTT RD                         SEBRING                 FL
MLC686  10268010272     BOIM JEFFREY                    5 HOLLY LN                              ROSLYN HEIGHTS          NY
MLC686  10268010287     ALBERTSON JEFFREY A             639 W PINE AVE                          BLOOMSBURG              PA
MLC686  10268010290     STOTLER DONNA J                 17513 GENERAL STONEWALL JACKS           SHARPSBURG              MD
MLC686  10268010292     SMITH NORMAN L                  453 W OLEY ST                           READING                 PA
MLC686  10268010297     GUERRA JAMES ALAN               349 BOX 83 SECOND STREET                PLEASANTVILLE           PA
MLC686  10268010355     SIEBER KELLY                    9079 VICKSBURG ROAD                     SPRING HILL             FL
MLC686  10268010359     CLAY MARGARET ANNE              8943 BEL MEADOW WAY                     NEW PORT RICHEY         FL
MLC686  10268010374     DOLMAN ANDREW                   279 BEDFORD AVE                         MOUNT VERNON            NY
MLC686  10268010390     PETRILLO ROCCO J JR             945 REAR NORTH IRVING ST                SCRANTON                PA
MLC686  10268010413     JOHNSON PATRICIA A              25 HILLBROOK CIR                        MALVERN                 PA
MLC686  10268010563     BOBER BERNARD I                 11753 NORTHWEST 26TH COURT              CORAL SPRINGS           FL
MLC686  10268010603     WERNER EDWARD J JR              14 OCEAN AVE                            CENTER MORICHES         NY
MLC686  10268010641     WILSON CARL B                   12902 PRESTWICK DRIVE                   RIVERVIEW               FL
MLC686  10268010739     THENG GIOK L                    1105 KNOLLWOOD DRIVE                    SAFETY HARBOR           FL
MLC686  10268010740     CIESLAK MARTIN                  4870 WILDE POINTE DR                    SARASOTA                FL
MLC686  10268010907     COLON LUIS                      10680 CANAL ST                          FORT MYERS              FL
MLC686  10268010913     MCDANIEL THURMAN RAY            4216 ROWAN ROAD                         BROOKSVILLE             FL
MLC686  10268010914     ACTON ROBERT C                  7061 RADBOURNE AVENUE                   UPPER DARBY             PA
MLC686  10268010915     YOURKONIS MARY W                4546 PEACH ST                           ERIE                    PA
MLC686  10268010984     BREHME JAMES J                  2301 GRANADA CIRCLE WEST                SAINT PETERSBURG        FL
MLC686  10268011004     COORSSEN EUGENIA B              5910 MIDDLE AVE                         SARASOTA                FL
MLC686  10268011039     SCHLOSSBERG ROBERT              191 BOGERT RD                           RIVER EDGE              NJ
MLC686  10268011148     LENNON GERALD                   1621 26TH AVE N                         SAINT PETERSBURG        FL
MLC686  10268011154     NURCZYK JOHN R                  28 SAMUEL HILL RD                       COLUMBIA                CT
MLC686  10268011213     LACORTE MICHAEL                 166 MOHAWK AVE                          DEER PARK               NY
MLC686  10268011279     FALKNER JAMES W                 15203 LAKE MAURINE DR                   ODESSA                  FL
MLC686  10268011322     LOUKAIDES LEONIDAS              27922 GOLDEN RIDGE LANE                 SAN JUAN CAPISTRANO     CA
MLC686  10268011361     SIMERLY GARRY L                 601 LAKE AVE                            LAKE LUZERNE            NY
MLC686  10268011737     OLIVERE JAMES VICTOR            7465 EAST STONE CREEK LANE              ANAHEIM                 CA
MLC686  10268012284     RAMOS MERLE A                   2830 PEPPERMINT DRIVE                   TUCKER                  GA
        ------------------------------------------------
        158             Sale Total

                          Principal          Cut-off Date     First                            Original Current Scheduled
               Zip        Balance at          Principal      Payment   Maturity       Rem         Date   LTV     Mortgage   Payment
Account       Code       Origination           Balance        Date       Date         Term        Due    Ratio     Rate   Int & Prin
------------------------------------------------------------------------------------------------------------------------------------
10268009990   34625       14,000.00            14,000.00     03/01/97  02/01/12      179.00    03/01/97  79.5     10.500      154.76
10268009996   32712       12,200.00            12,049.56     02/28/97  01/28/12      178.95    03/28/97  86.6     11.250      140.59
10268010018   34601       70,000.00            69,942.27     02/21/97  01/21/27      358.72    03/21/97  64.2     10.150      622.07
10268010048   20832       55,000.00            54,940.30     02/28/97  01/28/12      178.95    03/28/97  78.6     11.500      544.66
10268010050   07111       76,500.00            76,500.00     03/01/97  02/01/12      179.00    03/01/97  85.0     12.000      786.89
10268010084   18966       39,000.00            39,000.00     03/10/97  02/10/12      179.38    03/10/97  84.4     11.850      464.31
10268010127   19460       66,000.00            66,000.00     03/01/97  02/01/12      179.00    03/01/97  69.4      9.950      576.76
10268010221   33870       49,000.00            49,000.00     03/01/97  02/01/17      239.00    03/01/97  52.1     11.000      505.77
10268010272   11577       40,000.00            40,000.00     02/27/97  01/27/12      178.92    02/27/97  80.8     11.750      403.76
10268010287   17815       49,500.00            49,440.34     11/04/96  10/04/26      355.13    03/04/97  90.0     12.250      518.71
10268010290   21782      112,000.00           112,000.00     02/23/97  01/23/12      178.78    03/23/97  80.0     11.700    1,126.25
10268010292   19601       31,200.00            31,200.00     01/26/97  12/26/26      357.86    02/26/97  80.0     13.490      357.12
10268010297   16341       26,036.00            26,012.22     12/27/96  11/27/16      236.91    02/27/97  89.5     12.750      300.41
10268010355   34608       11,700.00            11,700.00     03/01/97  02/01/12      179.00    03/01/97  84.9     12.500      144.21
10268010359   34655       10,000.00            10,000.00     03/03/97  02/03/12      179.15    03/03/97  78.8     13.250      128.17
10268010374   10553      222,300.00           222,300.00     03/05/97  02/05/12      179.21    03/05/97  90.0     11.050    2,125.42
10268010390   18510       21,500.00            20,914.90     12/04/96  11/04/16      236.15    03/04/97  84.3     10.250      211.05
10268010413   19355       75,794.00            75,794.00     03/05/97  02/05/17      239.21    03/05/97  90.0     11.350      800.47
10268010563   33065       28,000.00            28,000.00     03/11/97  02/11/12      179.41    03/11/97  90.0     11.750      331.56
10268010603   11934       33,620.00            33,620.00     03/05/97  02/05/12      179.21    03/05/97  85.9     12.250      352.30
10268010641   33569       15,600.00            15,600.00     03/07/97  02/07/12      179.28    03/07/97  79.9     12.100      188.23
10268010739   34695       42,000.00            42,000.00     03/10/97  02/10/17      239.38    03/10/97  85.5     11.990      462.16
10268010740   34233       32,700.00            32,700.00     03/01/97  02/01/17      239.00    03/01/97  89.9     10.950      336.41
10268010907   33908       36,000.00            36,000.00     03/05/97  02/05/12      179.21    03/05/97  80.0     10.750      403.54
10268010913   34609       38,000.00            37,800.48     03/10/97  02/10/27      359.38    04/10/97  84.4     10.850      357.58
10268010914   19082       35,200.00            35,188.67     01/09/97  12/09/11      177.30    03/09/97  80.0     13.250      396.27
10268010915   16509       48,000.00            47,704.90     01/11/97  12/11/11      177.37    03/11/97  80.0      9.400      498.34
10268010984   33712       81,600.00            81,600.00     03/01/97  02/01/12      179.00    03/01/97  85.0     12.000      839.35
10268011004   34243       67,350.00            67,350.00     03/10/97  02/10/27      359.38    03/10/97  31.6     10.250      603.52
10268011039   07661       41,500.00            41,500.00     03/05/97  02/05/12      179.21    03/05/97  89.9      9.990      445.71
10268011148   33713       28,000.00            27,938.65     03/03/97  02/03/27      359.15    04/03/97  59.5      9.800      241.59
10268011154   06237       30,000.00            30,000.00     02/01/97  01/01/17      238.00    03/01/97  84.4     12.750      346.14
10268011213   11729       30,000.00            29,969.67     01/20/97  12/20/16      237.67    03/20/97  51.1     12.000      330.33
10268011279   33556       51,300.00            51,300.00     03/04/97  02/04/12      179.18    03/04/97  89.9     11.350      594.40
10268011322   92675      151,000.00           151,000.00     03/11/97  02/11/17      239.41    03/11/97  85.6     12.500    1,715.57
10268011361   12846      119,000.00           118,898.54     01/19/97  12/19/16      237.63    02/19/97  85.0     13.250    1,415.42
10268011737   92808      105,000.00           105,000.00     03/12/97  02/12/17      239.44    03/12/97  82.1     10.550    1,051.83
10268012284   30084       40,000.00            40,000.00     03/12/97  02/12/17      239.44    03/12/97  78.9     11.250      419.70
                     -----------------------------------                            -------             ----------------------------
                       9,226,884.00         9,218,673.00                             217.61              77.7     11.403   96,353.59

Alliance Funding Company                        Sale Schedule                                                                Page 14
A division of Superior Bank FSB     1997-1 Class 1 - Initial Pool of Fixed Rate Mortgages  -  Settlement 3/20/97


Sale ID Account         Name                            Address                                 City                    State
-----------------------------------------------------------------------------------------------------------------------------
ML687   10266120526     BELCHER MILTON DON JR           2990 HAYSTACK DRIVE                     COLORADO SPRINGS        CO
ML687   10266128764     ALLEN WALTER F                  101 MARIO DRIVE                         TROTWOOD                OH
ML687   10266130280     NISSLEY DARYL D                 430 PEARL STREET                        LANCASTER               PA
ML687   10266130621     SCOTT KENNETH LAMONT            600 EDWARDS                             BENTON HARBOR           MI
ML687   10266130720     YEHLING TERRY A                 4318 S SILVER BEECH AVENUE              TUCSON                  AZ
ML687   10266131968     GOODNIGHT JAMES W               610 14TH ST.                            BAY CITY                MI
ML687   10266132273     FORMICA WILLIAM A III           1989 GLENDOWER DRIVE                    LANCASTER               PA
ML687   10266134280     JOCK GARY E                     5666 STRINGFELLOW ROAD                  SAINT JAMES CITY        FL
ML687   10266135141     HAAS JOHN E                     405 SOUTH 19TH STREET                   HARRISBURG              PA
ML687   10266137927     GARDNER CLARENCE JAMES          2915 WEST 1100 NORTH                    VERNAL                  UT
ML687   10266138023     RICHARDSON CHRISTINE D          1152 SEWARD AVENUE                      AKRON                   OH
ML687   10266138333     TIMM ROY CHARLES                1378 7TH STREET                         OGDEN                   UT
ML687   10266138730     FOGARTIE ARTHUR F               3661 WOODHAVEN LANE                     IDAHO FALLS             ID
ML687   10266138739     SILK DONALD V                   339 LOCKWOOD DRIVE                      SHIRLEY                 NY
ML687   10266138741     BOVEE ROBERT                    8 KOLA DRIVE                            SAG HARBOR              NY
ML687   10266139220     DAVIS RICHARD K                 505 W. WASHINGTON                       YORKVILLE               IL
ML687   10266139324     TULIEN THOMAS M                 2545 PILLSBURY AVENUE                   MINNEAPOLIS             MN
ML687   10266139381     LIVERMORE JAMES L               2736 CONDOR COURT                       UNION CITY              CA
ML687   10266139535     CLEMENT ROSEMARY                11338 EASY STREET                       REDDING                 CA
ML687   10266139623     HARRISON JOHN                   500 SOUTH COURT STREET                  VISALIA                 CA
ML687   10266140015     ALEXANDER SCOTT E               10355 E CHOLLA STREET                   SCOTTSDALE              AZ
ML687   10266140021     RODSETH BARBARA J               4809 NORTH HERMITAGE AVENUE             CHICAGO                 IL
ML687   10266140095     JACKSON ULIE                    16500 OHIO                              DETROIT                 MI
ML687   10266140120     QUICK REBECCA A                 1281 DODD ROAD                          MENDOTA HEIGHTS         MN
ML687   10266140188     JACKSON GARREL                  46015 CHATSWORTH DRIVE                  BELLEVILLE              MI
ML687   10266140235     STALEY MICHAEL R                584 SOUTH RIO DRIVE                     CHANDLER                AZ
ML687   10266140244     BASFORD JOHN A                  4975 BONITA PARK TRAIL                  EVERGREEN               CO
ML687   10266140248     MONTGOMERY TONIA D              286 DEER TRAIL ROAD                     FLORISSANT              CO
ML687   10266140263     ROMPH KEVIN DEAN                2256 WEST HOBBS DRIVE                   SOUTH JORDAN            UT
ML687   10266140272     PAVALOCK ELLEN J                205 POPLAR STREET                       TURNERSVILLE            NJ
ML687   10266140274     SINGH COOBLAL                   146-48 184TH STREET                     SPRINGFIELD GARDENS     NY
ML687   10266140302     WEBB SCOTTIE GENE               2654 COOPER POINTE CIRCLE               INDIANAPOLIS            IN
ML687   10266140423     RAMIREZ JESUS J                 3833 SOUTH 6250 WEST                    WEST VALLEY CITY        UT
ML687   10266140458     WELCH KEVYN N                   3820 NORTH RUGBY DRIVE                  BOISE                   ID
ML687   10266140532     CHRISTENSEN KENNETH C           10366 HAWKE LANE                        NEVADA CITY             CA
ML687   10266140596     LONGORIA JOSE GERADO T          3735 WALL                               ALLEN PARK              MI
ML687   10266140599     PATRICK DIANA L                 4114 146TH AVENUE NW                    ANDOVER                 MN
ML687   10266140746     LACONTO MICHAEL A               1298 SOUTH JULIAN STREET                DENVER                  CO
ML687   10266140747     ROBINSON KENNETH W              2562 WEST 12820 SOUTH                   RIVERTON                UT
ML687   10266140774     BATIZ RENE M                    1553 WEST 60TH PLACE                    LOS ANGELES             CA
ML687   10266140811     EDDIE LARRY                     1230 EAST 168TH STREET                  CLEVELAND               OH
ML687   10266140965     OSZCZEPINSKI JANINA             4950 S. HERMITAGE                       CHICAGO                 IL
ML687   10266141034     FLOOD JEFFERY B                 1414 HENRY AVENUE                       BREMERTON               WA
ML687   10266141041     SCOURFIELD-T GLYN WILLIAM       8 HONEY LOCUST                          LITTLETON               CO
ML687   10266141081     HEATH NOVELLA                   768 MARYLAND ST.                        GARY                    IN
ML687   10266141183     KUCINSKI MARTIN E               631 MAPLE AVENUE                        DOWNERS GROVE           IL
ML687   10266141275     MATTHIESEN MICHAEL C            3310 EAST TURQUOISE AVENUE              PHOENIX                 AZ
ML687   10266141361     RICHARDS MICHAEL R              2647 SOUTH 1700 EAST                    SALT LAKE CITY          UT
ML687   10266141367     THALKEN CHARLES R               1411 SOUTH VALENTINE WAY                LAKEWOOD                CO
ML687   10266141378     MORRISON R DEAN                 2887 SOUTH 3000 WEST                    WEST HAVEN              UT
ML687   10266141452     BROSSEAU ALAN P                 9028 W. 89TH ST.                        HICKORY HILLS           IL
ML687   10266141607     PARSON JON M                    250 SILVER LOOP                         SILVERTON               OR
ML687   10266141647     FOLDEN REDITH                   213-215 EAST NINTH AVENUE               COLUMBUS                OH
ML687   10266141656     SHULTZ NANCY M                  1204 ROMIG AVENUE                       BARBERTON               OH
ML687   10266141671     MUELLER RODNEY L                398 THOMAS STREET                       FOND DU LAC             WI
ML687   10266141698     PLETT PAUL C                    7620 FLETCHER BAY ROAD NE               BAINBRIDGE ISLAND       WA
ML687   10266141741     MUNFORD ROGER T                 1688 EAST WINWARD DRIVE                 SALT LAKE CITY          UT
ML687   10266141778     HOLMES JEFFREY J                2724 LARK DRIVE                         COLORADO SPRINGS        CO
ML687   10266141779     AMERLING GREGORY G              2139 17TH AVENUE SW                     ALBANY                  OR
ML687   10266141780     JONES BILLY K                   12531 SOUTH BEAR CASTLE COVE            DRAPER                  UT

                          Principal          Cut-off Date     First                            Original Current Scheduled
               Zip        Balance at          Principal      Payment   Maturity       Rem         Date   LTV     Mortgage   Payment
Account       Code       Origination           Balance        Date       Date         Term        Due    Ratio     Rate   Int & Prin
------------------------------------------------------------------------------------------------------------------------------------
10266120526   80922       35,000.00            34,639.55     09/01/96  08/01/11      173.00    03/01/97  89.7     11.650      412.21
10266128764   45426       65,700.00            65,684.94     10/18/96  09/18/26      354.61    02/18/97  90.0     11.750      663.18
10266130280   17603       46,900.00            46,817.13     11/23/96  10/23/26      355.76    03/23/97  70.0     10.700      436.04
10266130621   49022       12,700.00            12,621.47     11/18/96  10/18/11      175.59    03/18/97  84.6     11.650      149.57
10266130720   85730       12,000.00            11,935.92     11/14/96  10/14/11      175.46    03/14/97  83.0     12.750      149.86
10266131968   48708       11,000.00            10,912.61     11/14/96  10/14/11      175.46    03/14/97  30.5     11.000      125.03
10266132273   17601       69,650.00            69,487.50     12/01/96  11/01/11      176.00    04/01/97  89.9     11.400      684.43
10266134280   33956       59,500.00            59,387.60     12/06/96  11/06/26      356.22    03/06/97  85.0      9.400      495.97
10266135141   17103       27,600.00            27,303.43     11/17/96  10/17/11      175.56    03/17/97  60.0     10.500      305.09
10266137927   84078       26,000.00            26,000.00     03/01/97  02/01/12      179.00    03/01/97  80.8     11.500      257.48
10266138023   44320       24,700.00            24,700.00     01/17/97  12/17/26      357.57    02/17/97  54.8     14.000      292.66
10266138333   84404       19,000.00            19,000.00     03/01/97  02/01/12      179.00    03/01/97  82.6     12.350      232.33
10266138730   83404       51,200.00            51,200.00     02/01/97  01/01/12      178.00    03/01/97  85.0     13.000      566.38
10266138739   11967       21,000.00            21,000.00     03/25/97  02/25/07      119.87    03/25/97  79.2     11.950      300.68
10266138741   11963       22,600.00            22,600.00     03/14/97  02/14/07      119.51    03/14/97  81.7     12.500      330.81
10266139220   60560       41,900.00            41,827.83     02/23/97  01/23/17      238.78    03/23/97  77.8     13.500      505.89
10266139324   55404       62,900.00            62,900.00     03/20/97  02/20/17      239.70    03/20/97  85.1     12.000      692.58
10266139381   94587       37,318.00            37,318.00     02/01/97  01/01/12      178.00    03/01/97  80.0     13.990      441.88
10266139535   96001       39,500.00            39,500.00     04/01/97  03/01/12      180.00    04/01/97  83.8     11.575      393.43
10266139623   93277       30,000.00            30,000.00     04/01/97  03/01/12      180.00    04/01/97  75.9     12.550      321.34
10266140015   85260       54,000.00            54,000.00     04/01/97  03/01/12      180.00    04/01/97  85.0     12.750      586.81
10266140021   60640       41,100.00            41,026.47     02/23/97  01/23/12      178.78    03/23/97  84.7     12.750      446.63
10266140095   48221       53,200.00            53,200.00     02/23/97  01/23/12      178.78    02/23/97  70.0      9.600      558.74
10266140120   55118       34,300.00            34,300.00     03/10/97  02/10/12      179.38    03/10/97  85.5     12.350      362.08
10266140188   48111       55,000.00            55,000.00     03/10/97  02/10/17      239.38    03/10/97  63.9     11.500      586.54
10266140235   85225       18,000.00            18,000.00     02/28/97  01/28/17      238.95    02/28/97  82.7     13.700      219.92
10266140244   80439       31,737.00            31,737.00     04/01/97  03/01/12      180.00    04/01/97  84.7     12.750      396.34
10266140248   80816       16,000.00            16,000.00     04/01/97  03/01/12      180.00    04/01/97  86.5     11.350      185.39
10266140263   84095       64,868.00            63,921.21     03/01/97  02/01/12      179.00    04/01/97  85.0     13.700      753.23
10266140272   08012       64,800.00            64,752.91     02/08/97  01/08/27      358.29    03/08/97  80.0     15.000      819.36
10266140274   11413       16,300.00            16,300.00     03/10/97  02/10/12      179.38    03/10/97  90.0     10.990      185.16
10266140302   46268       10,300.00            10,300.00     02/08/97  01/08/12      178.29    02/08/97  79.9     14.000      137.17
10266140423   84128       25,795.00            25,795.00     04/01/97  03/01/12      180.00    04/01/97  84.9     11.500      301.33
10266140458   83704       31,198.00            31,198.00     03/03/97  02/03/12      179.15    03/03/97  84.7     13.350      401.94
10266140532   95959       80,900.00            80,900.00     03/01/97  02/01/12      179.00    03/01/97  80.2     11.975      830.59
10266140596   48101      106,400.00           106,250.74     03/01/97  02/01/27      359.00    04/01/97  80.0     11.750    1,074.01
10266140599   55304       20,200.00            20,200.00     03/10/97  02/10/12      179.38    03/10/97  89.6     11.750      239.19
10266140746   80219       31,343.00            31,343.00     04/01/97  03/01/12      180.00    04/01/97  88.1     11.350      363.16
10266140747   84065       43,100.00            43,100.00     04/01/97  03/01/12      180.00    04/01/97  89.9     12.750      538.25
10266140774   90047       22,500.00            22,500.00     03/06/97  02/06/12      179.24    03/06/97  88.6     12.600      278.79
10266140811   44110       68,700.00            68,700.00     02/21/97  01/21/27      358.72    02/21/97  84.9     12.100      711.95
10266140965   60609       15,000.00            15,000.00     03/12/97  02/12/17      239.44    03/12/97  28.8     10.350      148.25
10266141034   98337       16,000.00            16,000.00     03/11/97  02/11/12      179.41    03/11/97  82.8     13.850      211.47
10266141041   80127       36,000.00            36,000.00     04/01/97  03/01/12      180.00    04/01/97  74.9     11.500      356.50
10266141081   46402       30,000.00            30,000.00     03/20/97  02/20/17      239.70    03/20/97  58.8     14.000      373.06
10266141183   60515      112,000.00           112,000.00     03/21/97  02/21/17      239.74    03/21/97  80.0     10.600    1,125.72
10266141275   85028       35,233.00            35,233.00     04/01/97  03/01/12      180.00    04/01/97  83.8     11.250      406.01
10266141361   84106       20,000.00            20,000.00     04/01/97  03/01/12      180.00    04/01/97  83.1     11.850      203.42
10266141367   80228       26,000.00            26,000.00     04/01/97  03/01/12      180.00    04/01/97  84.3     12.750      324.70
10266141378   84401       78,500.00            78,500.00     04/01/97  03/01/12      180.00    04/01/97  88.6     11.750      792.39
10266141452   60457       39,900.00            39,900.00     03/05/97  02/05/12      179.21    03/05/97  74.9     12.200      416.57
10266141607   97381       58,000.00            58,000.00     04/01/97  03/01/12      180.00    04/01/97  89.8     11.350      672.03
10266141647   43201       37,100.00            37,100.00     03/14/97  02/14/27      359.51    03/14/97  70.0      9.850      321.47
10266141656   44203       76,500.00            76,500.00     03/14/97  02/14/27      359.51    03/14/97  90.0     11.500      757.57
10266141671   54935       47,700.00            47,700.00     03/21/97  02/21/12      179.74    03/21/97  90.0     10.850      537.67
10266141698   98110       77,000.00            77,000.00     04/01/97  03/01/12      180.00    04/01/97  81.5     13.750      897.14
10266141741   84117       25,100.00            25,100.00     04/01/97  03/01/12      180.00    04/01/97  84.9     13.950      296.41
10266141778   80909       21,600.00            21,600.00     04/01/97  03/01/17      240.00    04/01/97  79.9     13.000      253.06
10266141779   97321       26,500.00            26,500.00     04/01/97  03/01/17      240.00    04/01/97  89.7     11.750      287.18
10266141780   84020       42,000.00            42,000.00     04/01/97  03/01/12      180.00    04/01/97  78.6     15.350      542.84

Alliance Funding Company                        Sale Schedule                                                               Page 15
A division of Superior Bank FSB     1997-1 Class 1 - Initial Pool of Fixed Rate Mortgages  -  Settlement 3/20/97


Sale ID Account         Name                            Address                                 City                    State
-----------------------------------------------------------------------------------------------------------------------------
ML687   10266141803     ROMNEY JOHN L                   815 SOUTH 898 EAST                      ALPINE                  UT
ML687   10266141837     ELIBASICH ALICE E               36 EAST 157TH STREET                    CALUMET CITY            IL
ML687   10266141851     PIPER JAMES A                   5417 W. WINDING CREEK DRIVE             MCHENRY                 IL
ML687   10266141909     GREEN JOHN M                    9266 BAUER COURT                        LITTLETON               CO
ML687   10266141951     GRAY JAMES P                    4418 COUNTRY CLUB DRIVE NE              TACOMA                  WA
ML687   10266141952     COTTONE SALVATORE               1440 85TH STREET                        BROOKLYN                NY
ML687   10266141976     FORD LENA                       8002 SOUTH HARPER AVENUE                CHICAGO                 IL
ML687   10266142042     PETERS LEE H                    1290 CHAMBERS DRIVE                     BOULDER                 CO
ML687   10266142046     STUEHMEYER TIMOTHY E            2385 CALISTOGA DRIVE                    COLORADO SPRINGS        CO
ML687   10266142086     NEWSOM BONNIE L                 3404 HAWTHORNE                          FRANKLIN PARK           IL
ML687   10266142159     TENBROECK DOUGLAS M             1615 BURLINGTON                         LISLE                   IL
ML687   10266142200     CARTER SR ROBERT ANDERSON       6914 SW FLORENCE LANE                   PORTLAND                OR
ML687   10266142221     WATKINS RICK W                  4900 SOUTH PERRY PARK ROAD              SEDALIA                 CO
ML687   10266142270     RONAYNE BRIAN                   2119 GERANIUM AVENUE EAST               ST. PAUL                MN
ML687   10266142279     MARTINEZ RAMON F                12135 WEST BOWLES AVENUE                LITTLETON               CO
ML687   10266142286     MEDALIA SUSAN C                 5305 DOON WAY                           ANACORTES               WA
ML687   10266142314     BAYLOR MARIANNE                 2674 DELIVERANCE DRIVE                  COLORADO SPRINGS        CO
ML687   10266142338     ANGELINI RICHARD M              137 EAST SHERMAN COURT                  BARTLETT                IL
ML687   10266142339     TATE BEULAH                     1402 DANNER AVENUE                      DAYTON                  OH
ML687   10266142382     ANDERSEN RYAN C                 4534 WEST 3285 SOUTH                    WEST VALLEY CITY        UT
ML687   10266142427     PETRILLO ANTHONY R              132 S. VAIL AVE                         ARLINGTON HEIGHTS       IL
ML687   10266142459     WEHRKAMP THOMAS E               537 SINTON AVENUE                       COLORADO SPRINGS        CO
ML687   10266142467     TRACY DONALD RICHARD            519 FIDALGO STREET                      SEDRO WOOLLEY           WA
ML687   10266142512     STAUFFER DAPHNE M               2217 BEAUMONT COURT                     AURORA                  IL
ML687   10266142595     CHAFFIN MARK WYATT              34187 CIMARRON TRAIL                    ELIZABETH               CO
ML687   10266142617     CHIODRAS RONALD S               824 N. PRESIDENT STREET                 WHEATON                 IL
ML687   10266142686     BURKE THOMAS JAMES              454 S. ELIZABETH                        LOMBARD                 IL
ML687   10266142689     FIELDS BETTY                    2469 E. 74TH STREET                     CHICAGO                 IL
ML687   10266142845     MUSSO JOHN                      215 DITTMER AVENUE                      PUEBLO                  CO
ML687   10266142881     ROSS JUDITH ANN                 7649 CHILLICOTHE ROAD                   MENTOR                  OH
ML687   10266142890     DALUGA CHER L                   30350 N. CENTER                         LIBERTYVILLE            IL
ML687   10266142962     BOYD JAYNI D                    3818 EAST SOUTH FORK DRIVE              PHOENIX                 AZ
ML687   10266142981     SULLIVAN GAIL P                 6629 NORTH OLMSTED AVE.                 CHICAGO                 IL
ML687   10266143035     WISMAR THOMAS L                 725 BLUEBIRD DRIVE                      BAILEY                  CO
ML687   10266143151     VANN PATRICK R                  789 15TH STREET                         BOULDER                 CO
ML687   10266143181     STAFFORD JAMES C                319 CORNELIA AVENUE N.E.                CANTON                  OH
ML687   10266143182     BREEDLOVE DORLIN R              1808 SHULER AVENUE                      HAMILTON                OH
ML687   10266143262     MILLER KATHERINE S              240 SOUTH 370 EAST                      SMITHFIELD              UT
        ------------------------------------------------
         98             Sale Total

                          Principal          Cut-off Date     First                            Original Current Scheduled
               Zip        Balance at          Principal      Payment   Maturity       Rem         Date   LTV     Mortgage   Payment
Account       Code       Origination           Balance        Date       Date         Term        Due    Ratio     Rate   Int & Prin
------------------------------------------------------------------------------------------------------------------------------------
10266141803   84004       29,680.00            29,680.00     04/01/97  03/01/12      180.00    04/01/97  83.5     11.500      293.92
10266141837   60409       64,400.00            64,400.00     03/17/97  02/17/12      179.61    03/17/97  70.0     10.600      715.87
10266141851   60050       31,000.00            31,000.00     03/12/97  02/12/12      179.44    03/12/97  84.7     12.750      387.14
10266141909   80124       38,271.00            38,271.00     04/01/97  03/01/12      180.00    04/01/97  84.4     12.750      477.94
10266141951   98422       57,000.00            57,000.00     04/01/97  03/01/12      180.00    04/01/97  89.9     10.850      536.37
10266141952   11228       28,300.00            28,300.00     03/24/97  02/24/07      119.84    03/24/97  83.8     11.700      401.13
10266141976   60619       40,000.00            40,000.00     03/24/97  02/24/17      239.84    03/24/97  54.0     12.000      440.43
10266142042   80303       18,900.00            18,900.00     04/01/97  03/01/12      180.00    04/01/97  85.0     12.450      200.98
10266142046   80915       24,000.00            24,000.00     03/12/97  02/12/17      239.44    03/12/97  78.9     12.000      264.26
10266142086   60131       17,400.00            17,400.00     03/17/97  02/17/12      179.61    03/17/97  89.9     11.750      206.04
10266142159   60532       25,800.00            25,800.00     03/13/97  02/13/12      179.47    03/13/97  74.9     11.100      294.86
10266142200   97223       30,478.00            30,478.00     04/01/97  03/01/12      180.00    04/01/97  89.9     11.750      307.65
10266142221   80135      300,000.00           300,000.00     04/01/97  03/01/12      180.00    04/01/97  74.3     11.250    2,913.78
10266142270   55119       18,500.00            18,500.00     03/26/97  02/26/12      179.90    03/26/97  84.9     12.350      226.21
10266142279   80127       68,000.00            68,000.00     04/01/97  03/01/17      240.00    04/01/97  79.8     13.500      821.01
10266142286   98221       52,500.00            52,500.00     04/01/97  03/01/17      240.00    04/01/97  84.9     12.750      605.75
10266142314   80918       25,900.00            25,900.00     04/01/97  03/01/12      180.00    04/01/97  89.9     11.350      300.10
10266142338   60103       21,000.00            20,847.80     03/19/97  02/19/12      179.67    04/19/97  31.9     11.250      203.96
10266142339   45408       38,700.00            38,700.00     03/18/97  02/18/27      359.64    03/18/97  90.0      9.850      335.34
10266142382   84120       55,000.00            55,000.00     04/01/97  03/01/12      180.00    04/01/97  79.3     13.100      612.71
10266142427   60005       50,000.00            50,000.00     03/20/97  02/20/12      179.70    03/20/97  80.5     10.200      446.19
10266142459   80906       38,200.00            38,200.00     04/01/97  03/01/17      240.00    04/01/97  59.7     11.500      407.38
10266142467   98284       20,000.00            20,000.00     04/01/97  03/01/12      180.00    04/01/97  80.9     12.750      249.77
10266142512   60504       16,200.00            16,200.00     03/25/97  02/25/17      239.87    03/25/97  84.9     12.750      186.92
10266142595   80107       29,000.00            29,000.00     04/01/97  03/01/17      240.00    04/01/97  77.5     12.000      319.31
10266142617   60187       29,500.00            29,500.00     03/25/97  02/25/17      239.87    03/25/97  79.9     14.000      366.84
10266142686   60148       38,900.00            38,900.00     03/26/97  02/26/17      239.90    03/26/97  79.9     14.000      483.73
10266142689   60649       45,000.00            45,000.00     03/17/97  02/17/12      179.61    03/17/97  75.0      9.600      472.62
10266142845   81004       63,900.00            63,900.00     04/01/97  03/01/12      180.00    04/01/97  90.0     11.350      625.49
10266142881   44060       90,000.00            90,000.00     03/24/97  02/24/17      239.84    03/24/97  70.0     12.250    1,006.71
10266142890   60048       67,000.00            67,000.00     03/24/97  02/24/17      239.84    03/24/97  50.3     11.250      703.00
10266142962   85044       14,600.00            14,600.00     04/01/97  03/01/12      180.00    04/01/97  90.0     12.750      182.33
10266142981   60631       18,100.00            18,100.00     03/26/97  02/26/12      179.90    03/26/97  84.9     10.350      198.40
10266143035   80421       65,000.00            65,000.00     04/01/97  03/01/12      180.00    04/01/97  68.3     10.100      575.23
10266143151   80302       50,000.00            50,000.00     04/01/97  03/01/12      180.00    04/01/97  79.9     13.500      572.71
10266143181   44704       15,000.00            15,000.00     03/24/97  02/24/12      179.84    03/24/97  33.3     11.750      177.62
10266143182   45011       30,500.00            30,500.00     03/14/97  02/14/17      239.51    03/14/97  64.8     13.700      372.65
10266143262   84335       27,182.00            27,182.00     03/10/97  02/10/12      179.38    03/10/97  87.9     12.750      339.46
                     ----------------------------------                             -------             ----------------------------
                      4,118,953.00          4,116,252.10                             217.17              79.2     11.953   44,888.69

Alliance Funding Company                        Sale Schedule                                                                Page 16
A division of Superior Bank FSB     1997-1 Class 1 - Initial Pool of Fixed Rate Mortgages  -  Settlement 3/20/97


Sale ID Account         Name                            Address                                 City                    State
-----------------------------------------------------------------------------------------------------------------------------
MLC688  10268002991     PEYTON LOUIS E                  210 OLD LANDING COURT                   FREDERICKSBURG          VA
MLC688  10268004172     KELLY KEVIN                     156 LUCILLE AVE                         STATEN ISLAND           NY
MLC688  10268004283     LEAPHART JERRY V                48 NOD RD                               RIDGEFIELD              CT
MLC688  10268004342     REA LOUIS F                     3223 28TH AVE W                         SEATTLE                 WA
MLC688  10268004967     YE GUANG BAO                    172 BOX MEUSEL ROAD                     PINE PLAINS             NY
MLC688  10268005029     CARMACK ROSS D                  3154 57TH AVENUE CIR E                  BRADENTON               FL
MLC688  10268005572     CARBONE ADOLPH V                34 CRUISER CT                           TOMS RIVER              NJ
MLC688  10268005721     VONGNARATH XAIP                 5813 HARRISON AVE                       RIVERDALE               MD
MLC688  10268005842     HICKS MICHAEL S                 1507 HERITAGE DRIVE                     VALRICO                 FL
MLC688  10268006194     JENNINGS THERESA                10 DURELL DR                            JACKSON                 NJ
MLC688  10268006457     KIRK PAMELA  S                  231 RIDGE MANOR DR                      LAKE WALES              FL
MLC688  10268006523     FAGAN WILLIAM A                 2640 ROSS RD                            LITHONIA                GA
MLC688  10268006862     JOHN GALTON Y ST                1377 KENSINGTON AVE                     BUFFALO                 NY
MLC688  10268006994     MEJIA BENJAMIN                  12 HILLIARD WAY                         SEWELL                  NJ
MLC688  10268007104     ABLE HASKLE III                 RT 2 BOX 237B                           RIDGEWAY                SC
MLC688  10268007261     MAHMOUD AHMED G                 999 FOREST AVENUE APT 4C                STATEN ISLAND           NY
MLC688  10268007304     PHILLIPS EMILO L                1092 BUSHWICK AVE                       BROOKLYN                NY
MLC688  10268007447     GROVE CHARLES                   27 S SECOND STREET                      LEBANON                 PA
MLC688  10268007521     WILLIAMS MAVIS A                806 YEADON AVENUE                       YEADON                  PA
MLC688  10268007713     FOLEY KEVIN                     19 WELLFLEET DRIVE                      NORFOLK                 MA
MLC688  10268007808     YAMIN JAMES A                   2 MARIA DR                              LOUDONVILLE             NY
MLC688  10268007836     THOMPSON EVA H                  1854 HARRISON AVE                       BRONX                   NY
MLC688  10268007837     GORDON MICHAEL B                3 PYBURN ROAD                           LYNNFIELD               MA
MLC688  10268007937     MUNTER RICKY                    24 ROCKLAND DR                          JERICHO                 NY
MLC688  10268007969     MUHR DANIEL C                   5918 ASH CT                             SLATINGTON              PA
MLC688  10268008068     MITICH ANNA                     5075 ROSEVIEW AVE                       HAMBURG                 NY
MLC688  10268008078     BURUN SHELLEY                   461 OLD SEVENTY SIX ROAD                BROOKTONDALE            NY
MLC688  10268008153     GILLILAND CLIFFORD              RR 1 BOX 125                            TIDIOUTE                PA
MLC688  10268008486     FRANCIS ALFRED W JR             121 DUFFERIN DR                         NEWARK                  DE
MLC688  10268008525     OMALLEY RICHARD                 300 JOHNSON AVE                         RONKONKOMA              NY
MLC688  10268008721     LENTZ DELBERT C                 108 WALKERS MILLS ROAD                  GERMANTOWN              NY
MLC688  10268008982     SCHLOTTER FRANK                 6885 COPPERFIELD DR                     NEW PORT RICHEY         FL
MLC688  10268009020     LOUTHER HARRY LEE               15 LINDBERGH ST                         HEMPSTEAD               NY
MLC688  10268009053     HEPBURN WILLIAM                 110 ELLISON STREET                      BENNETTSVILLE           SC
MLC688  10268009063     THOMAS ROBERT                   609 BEACH AVE                           BRONX                   NY
MLC688  10268009425     COKER, P.C. III                 71 RUTLEDGE AVENUE                      CHARLESTON              SC
MLC688  10268009459     CUNNANE JOHN M                  937 W CEDAR ST                          ALLENTOWN               PA
MLC688  10268009553     REILLY JOHN L                   8 WENZEL LANE                           STONY POINT             NY
MLC688  10268009554     JONES ANGELA BANKS              142 EAST LINCOLN AVENUNE                ROOSEVELT               NY
MLC688  10268009624     CHANCY GEORGE                   624 SCHNEIDER CT                        WESTBURY                NY
MLC688  10268009682     MCKENZIE JILL A                 1702 NORTON RD                          HYATTSVILLE             MD
MLC688  10268009694     DOUGHERTY RICHARD               129 MAIN AVE                            LAKE GROVE              NY
MLC688  10268009728     ROUTIE RUDOLPH                  130-36 120TH STREET                     SOUTH OZONE PARK        NY
MLC688  10268009731     GRAVES CLEVELAND                406 G POCONO COUNTRY PLACE              TOBYHANNA               PA
MLC688  10268009778     MARKEY PATRICK J                74 STINGRAY STREET                      DESTIN                  FL
MLC688  10268009820     TJADA GARVIN                    12 CORRAL DR                            AMITYVILLE              NY
MLC688  10268009903     ZELLMER JOSEPH SR               1532 INGLESIDE AVE                      BALTIMORE               MD
MLC688  10268009923     RUEBERGER PETER N               2017 MARY ST                            HERMITAGE               PA
MLC688  10268009946     WEDER RICHARD P                 8 CIRCLE DR                             CLINTON                 CT
MLC688  10268009952     CRAWFORD SCOTT                  136 SPRUCE CIR N                        BARNEGAT                NJ
MLC688  10268010027     CONGUTA JOSE                    4825 GROVE POINT DR                     TAMPA                   FL
MLC688  10268010318     BROADUS BATTISTE JR             3501 STONE ROAD, SW                     ATLANTA                 GA
MLC688  10268010372     ZIEHL JOSEPH P                  1 WEBB CIR                              MONROE                  CT
MLC688  10268010399     ERVIN ROBIN A                   315 MADISON AVE                         BRENTWOOD               NY
MLC688  10268010425     RAVENELL FLOYD D                10274 CARA STREET                       SPRING HILL             FL
MLC688  10268010455     REILLY JOHN J                   103 QUAIL RUN                           KENNETT SQUARE          PA
MLC688  10268010501     WHITSON PAUL B.                 151 FOUNTAIN WAY                        SWANNANOA               NC
MLC688  10268010624     HARDASWICK DANIEL J             2 MARSHALL LN                           ANSONIA                 CT
MLC688  10268010728     MAXWELL IRMA                    516 VIRGINIA LANE                       CLEARWATER              FL
MLC688  10268010761     ESTREICHER RICHARD              100 SAMPSON AVE                         STATEN ISLAND           NY

                          Principal          Cut-off Date     First                            Original Current Scheduled
               Zip        Balance at          Principal      Payment   Maturity       Rem         Date   LTV     Mortgage   Payment
Account       Code       Origination           Balance        Date       Date         Term        Due    Ratio     Rate   Int & Prin
------------------------------------------------------------------------------------------------------------------------------------
10268002991   22405      323,900.00           323,900.00     12/21/96  11/21/11      176.71    02/21/97  80.9     12.450    3,444.29
10268004172   10309       25,400.00            24,212.02     01/03/97  12/03/11      177.11    07/03/97  89.9     11.550      252.50
10268004283   06877       93,000.00            93,000.00     12/08/96  11/08/11      176.28    03/08/97  82.4     12.750    1,010.62
10268004342   98199      126,000.00           126,000.00     03/10/97  02/10/27      359.38    03/10/97  49.4      9.550    1,064.08
10268004967   12567       93,600.00            93,348.97     02/23/97  01/23/12      178.78    03/23/97  78.0     13.000    1,184.27
10268005029   34203       24,500.00            24,186.56     12/18/96  11/18/11      176.61    03/18/97  80.6     13.750      322.17
10268005572   08753      135,200.00           135,200.00     03/01/97  02/01/12      179.00    03/01/97  80.0     13.000    1,495.58
10268005721   20737       15,170.00            15,170.00     02/13/97  01/13/12      178.45    03/13/97  87.0     12.750      189.45
10268005842   33594       19,950.00            19,950.00     03/21/97  02/21/17      239.74    03/21/97  79.9     14.000      248.08
10268006194   08527       37,250.00            37,133.22     01/24/97  12/24/11      177.80    03/24/97  85.0     12.900      468.85
10268006457   33853       54,000.00            54,000.00     03/01/97  02/01/27      359.00    03/01/97  90.0     11.250      524.48
10268006523   30058       99,200.00            99,165.70     01/03/97  12/03/11      177.11    03/03/97  80.0     14.250    1,195.05
10268006862   14215       18,138.00            18,070.04     01/18/97  12/18/11      177.60    03/18/97  90.0     12.750      226.51
10268006994   08080       29,000.00            29,000.00     02/24/97  01/24/07      118.82    02/24/97  63.9     11.100      401.12
10268007104   29130       66,500.00            66,500.00     02/13/97  01/13/12      178.45    02/13/97  70.0     11.000      755.84
10268007261   10310       39,450.00            39,450.00     02/09/97  01/09/12      178.32    03/09/97  75.0     10.600      438.53
10268007304   11221      157,500.00           157,500.00     02/16/97  01/16/12      178.55    02/16/97  90.0     11.850    1,601.90
10268007447   17042       31,200.00            31,200.00     03/01/97  02/01/12      179.00    03/01/97  60.0     12.000      320.93
10268007521   19050       71,100.00            71,100.00     03/04/97  02/04/12      179.18    03/04/97  90.0     11.500      704.10
10268007713   02096       77,686.00            77,686.00     03/10/97  02/10/17      239.38    03/10/97  89.8     12.450      879.89
10268007808   12211       26,800.00            26,800.00     03/11/97  02/11/12      179.41    03/11/97  79.9     10.950      303.77
10268007836   10453      140,000.00           140,000.00     03/11/97  02/11/12      179.41    03/11/97  80.0     13.850    1,642.21
10268007837   01940       30,200.00            30,200.00     02/01/97  01/01/12      178.00    03/01/97  87.4     11.750      357.61
10268007937   11753       50,000.00            50,000.00     03/20/97  02/20/12      179.70    03/20/97  89.3     11.750      504.70
10268007969   18080       80,000.00            80,000.00     02/21/97  01/21/12      178.72    03/21/97  65.2     12.500      853.81
10268008068   14219       70,000.00            70,000.00     03/07/97  02/07/27      359.28    03/07/97  78.6     12.200      730.82
10268008078   14817       22,500.00            22,500.00     03/18/97  02/18/12      179.64    03/18/97  64.2     12.000      231.44
10268008153   16351       43,875.00            43,875.00     02/16/97  01/16/17      238.55    02/16/97  75.0     11.750      475.48
10268008486   19702       40,000.00            40,000.00     02/21/97  01/21/12      178.72    02/21/97  77.7     12.100      414.53
10268008525   11779       50,000.00            50,000.00     03/10/97  02/10/12      179.38    03/10/97  38.7      9.700      528.16
10268008721   12526       30,000.00            29,970.28     01/26/97  12/26/16      237.86    02/26/97  50.0     12.150      333.47
10268008982   34655       27,000.00            27,000.00     03/03/97  02/03/12      179.15    03/03/97  65.9     11.600      317.13
10268009020   11550       61,000.00            61,000.00     03/18/97  02/18/12      179.64    03/18/97  43.5     10.150      661.12
10268009053   29512       28,794.00            28,794.00     03/12/97  02/12/17      239.44    03/12/97  81.9     12.750      332.23
10268009063   10473      120,800.00           120,800.00     02/27/97  01/27/12      178.92    02/27/97  80.0     14.850    1,512.97
10268009425   29401      200,000.00           200,000.00     03/10/97  02/10/17      239.38    03/10/97  84.4     12.750    2,307.62
10268009459   18102       22,950.00            22,902.01     03/01/97  02/01/27      359.00    04/01/97  85.0     12.250      240.49
10268009553   10980       29,250.00            29,250.00     03/01/97  02/01/12      179.00    03/01/97  90.0     11.550      342.63
10268009554   11575       75,600.00            75,600.00     03/03/97  02/03/12      179.15    03/03/97  90.0     11.050      722.81
10268009624   11590       39,779.00            39,779.00     03/01/97  02/01/17      239.00    03/01/97  89.9     13.350      475.99
10268009682   20783       46,500.00            46,500.00     03/03/97  02/03/12      179.15    03/03/97  89.2     11.250      451.64
10268009694   11755       69,000.00            68,903.85     02/23/97  01/23/12      178.78    03/23/97  89.9     11.250      670.17
10268009728   11420       25,000.00            25,000.00     03/11/97  02/11/17      239.41    03/11/97  89.9     13.000      292.89
10268009731   18466      127,500.00           127,500.00     02/13/97  01/13/12      178.45    02/13/97  85.0     13.600    1,470.44
10268009778   32541       44,250.00            44,250.00     03/19/97  02/19/12      179.67    03/19/97  85.0     12.750      480.86
10268009820   11701       76,500.00            76,500.00     03/06/97  02/06/12      179.24    03/06/97  90.0     11.050      731.42
10268009903   21207      121,111.00           121,111.00     02/14/97  01/14/17      238.49    03/14/97  85.8     10.750    1,229.55
10268009923   16148       56,000.00            56,000.00     03/10/97  02/10/17      239.38    03/10/97  80.0     10.750      568.53
10268009946   06413       41,260.00            41,260.00     03/05/97  02/05/17      239.21    03/05/97  89.9     11.990      454.02
10268009952   08005       18,924.00            18,924.00     03/11/97  02/11/12      179.41    03/11/97  89.8     12.350      231.40
10268010027   33624       11,000.00            10,926.72     02/23/97  01/23/12      178.78    03/23/97  80.3     12.750      137.37
10268010318   30331       56,000.00            56,000.00     03/10/97  02/10/27      359.38    03/10/97  80.0     13.750      652.46
10268010372   06468       51,000.00            51,000.00     03/18/97  02/18/17      239.64    03/18/97  84.8     13.350      610.26
10268010399   11717       54,600.00            54,600.00     02/22/97  01/22/12      178.75    02/22/97  70.0     10.750      509.68
10268010425   34608       29,600.00            29,600.00     03/18/97  02/18/12      179.64    03/18/97  89.9     11.550      346.73
10268010455   19348       62,300.00            62,300.00     03/05/97  02/05/12      179.21    03/05/97  84.9     12.750      677.01
10268010501   28778       75,000.00            75,000.00     03/05/97  02/05/17      239.21    03/05/97  83.3      9.500      699.10
10268010624   06401       85,000.00            85,000.00     03/18/97  02/18/17      239.64    03/18/97  62.9     10.750      862.94
10268010728   34624       60,800.00            60,800.00     03/18/97  02/18/27      359.64    03/18/97  80.0     10.450      553.89
10268010761   10308       24,000.00            24,000.00     03/05/97  02/05/12      179.21    03/05/97  89.8     11.450      279.60

Alliance Funding Company                        Sale Schedule                                                                Page 17
A division of Superior Bank FSB     1997-1 Class 1 - Initial Pool of Fixed Rate Mortgages  -  Settlement 3/20/97



Sale ID Account         Name                            Address                                 City                    State
-----------------------------------------------------------------------------------------------------------------------------
MLC688  10268010832     PRASHAD HARRINARAIN             97-28 ALLENDALE STREET                  JAMAICA                 NY
MLC688  10268010841     CUMMINGS MARY                   56 &58 EAST AVE                         FREEPORT                NY
MLC688  10268010860     CROOK SEAN P                    23565 VIA CALZADA                       MISSION VIEJO           CA
MLC688  10268011155     MACDONALD MICHAEL               15 VICTORIA LN                          NAUGATUCK               CT
MLC688  10268011222     STEFANO JAMES DI                50 TIERNEY ST                           NORWALK                 CT
MLC688  10268011249     SALA KATHLEEN V                 3111 SOUNDING DRIVE                     EDGEWOOD                MD
MLC688  10268011286     MENDOZA OSCAR                   10014 NORTH 26TH STREET                 TAMPA                   FL
MLC688  10268011427     FIVECOAT JAMES MERLE            1720 SOUTHWEST 5TH STREET               FORT LAUDERDALE         FL
MLC688  10268011509     ADAMS JAMES L                   77 W CANAL ST                           DOVER                   PA
MLC688  10268011510     MLOTKOWSKI EDDIE M              7448 17TH LANE NORTHEAST                ST PETERSBURG           FL
MLC688  10268011602     COCCHI ROBERT JR                8 EASTFIELD DR                          SUSSEX                  NJ
MLC688  10268011747     AVERY WILLIAM K                 1217 GOLF COURSE DR                     MITCHELLVILLE           MD
MLC688  10268011973     MOSHER JOSEPH                   903 FAIRVIEW STREET                     PECKVILLE               PA
MLC688  10268012097     CAMPBELL KEITH D                10661 CASEY DRIVE                       NEW PORT RICHEY         FL
MLC688  10268012181     COX GEORGE W                    1427 UNION AVENUE                       BALTIMORE               MD
MLC688  10268013168     WINKOWSKI RICHARD C             2456 WOODLAND RD                        LAKEHURST               NJ
        ------------------------------------------------
         76             Sale Total
        663             Total with Merrill Lynch

                          Principal          Cut-off Date     First                            Original Current Scheduled
               Zip        Balance at          Principal      Payment   Maturity       Rem         Date   LTV     Mortgage   Payment
Account       Code       Origination           Balance        Date       Date         Term        Due    Ratio     Rate   Int & Prin
------------------------------------------------------------------------------------------------------------------------------------
10268010832   11435       38,500.00            38,259.73     03/10/97  02/10/17      239.38    04/10/97  89.9     11.450      409.25
10268010841   11520       31,100.00            31,100.00     03/14/97  02/14/12      179.51    03/14/97  89.9     11.550      364.30
10268010860   92691       24,200.00            24,200.00     03/20/97  02/20/17      239.70    03/20/97  89.9     11.550      258.91
10268011155   06770       24,600.00            24,600.00     03/20/97  02/20/17      239.70    03/20/97  84.9     11.750      266.59
10268011222   06851       26,900.00            26,900.00     03/11/97  02/11/12      179.41    03/11/97  89.4     11.990      322.67
10268011249   21040       92,300.00            92,300.00     03/04/97  02/04/12      179.18    03/04/97  65.0     11.250      896.47
10268011286   33612       38,600.00            38,600.00     03/10/97  02/10/12      179.38    03/10/97  87.0     10.950      437.52
10268011427   33312       12,000.00            11,579.91     03/07/97  02/07/07      119.28    06/07/97  76.9     11.000      165.30
10268011509   17315       40,100.00            40,100.00     03/11/97  02/11/12      179.41    03/11/97  70.9     11.000      455.78
10268011510   33702       84,000.00            84,000.00     03/07/97  02/07/17      239.28    03/07/97  83.7      9.600      788.48
10268011602   07461      110,348.00           110,348.00     03/18/97  02/18/12      179.64    03/18/97  85.0     11.750    1,113.86
10268011747   20721      199,700.00           199,700.00     03/12/97  02/12/17      239.44    03/12/97  84.9     12.000    2,198.87
10268011973   18452       41,600.00            41,600.00     03/14/97  02/14/12      179.51    03/14/97  85.0     12.500      512.73
10268012097   34654       28,000.00            28,000.00     03/18/97  02/18/12      179.64    03/18/97  79.8     10.350      306.91
10268012181   21211       49,000.00            49,000.00     03/10/97  02/10/17      239.38    03/10/97  70.0     13.850      603.99
10268013168   08733       90,000.00            90,000.00     03/01/97  02/01/27      359.00    03/01/97  90.0     11.500      891.26
                     -----------------------------------                            -------             ----------------------------
                       4,792,585.00         4,789,706.00                             212.83              80.1     11.999   51,920.08
                      34,603,363.00        34,571,404.00                             212.65              79.1     11.719  370,565.30

Alliance Funding Company                        Sale Schedule                                                               Page 18
A division of Superior Bank FSB     1997-1 Class 1 - Initial Pool of Fixed Rate Mortgages  -  Settlement 3/20/97


Sale ID Account         Name                            Address                                 City                    State
-----------------------------------------------------------------------------------------------------------------------------
SBCL13  10266132125     CAPIZZI SALVATORE P             501-507 THIRD STREET                    NIAGARA FALLS           NY
SBCL13  10266135549     LORENC STANLEY                  231 NASSAU AVENUE                       BROOKLYN                NY
SBCL13  10266136278     DEAGUSTINI JOSE                 195 SOUTH REGENT STREET                 PORT CHESTER            NY
SBCL13  10266137091     RAGAINI MICHAEL D               204-206 DERBY AVENUE                    DERBY                   CT
SBCL13  10266137733     WILLIAMS WILLIAM                148-52 FRANKLIN STREET                  BELLEVILLE              NJ
SBCL13  10266137843     MOST STUART L                   687 GENESEE STREET                      ROCHESTER               NY
SBCL13  10266137872     GHOLSTON THOMAS J               5504 W VAN BUREN                        CHICAGO                 IL
SBCL13  10266137884     GONZALEZ SANTOS                 1700 N KIMBALL                          CHICAGO                 IL
SBCL13  10266139055     CARBERRY DENNIS J III           4102 CLEVELAND AVE                      ASHTABULA               OH
SBCL13  10266140379     LANFRANCO ROSA                  912 GATES AVENUE                        BROOKLYN                NY
        ------------------------------------------------
        10              Sale Total

                          Principal          Cut-off Date     First                            Original Current Scheduled
               Zip        Balance at          Principal      Payment   Maturity       Rem         Date   LTV     Mortgage   Payment
Account       Code       Origination           Balance        Date       Date         Term        Due    Ratio     Rate   Int & Prin
------------------------------------------------------------------------------------------------------------------------------------
10266132125   14301      120,000.00           120,000.00     03/01/97  02/01/12      179.00    03/01/97  63.1     12.900    1,344.37
10266135549   11222      100,000.00            99,782.12     03/01/97  02/01/12      179.00    04/01/97  45.4     11.100    1,142.88
10266136278   10573      125,000.00           125,000.00     03/01/97  02/01/12      179.00    03/01/97  65.7     11.600    1,279.74
10266137091   06418      112,450.00           112,396.23     02/01/97  01/01/12      178.00    03/01/97  65.0     12.600    1,234.50
10266137733   07109      110,000.00           109,959.94     02/01/97  01/01/12      178.00    03/01/97  44.0     14.100    1,332.56
10266137843   14611       82,500.00            82,500.00     03/01/97  02/01/12      179.00    03/01/97  64.9     11.100      942.88
10266137872   60644      123,500.00           122,720.42     02/01/97  01/01/12      178.00    03/01/97  54.8     15.000    1,728.49
10266137884   60647       56,400.00            56,367.78     02/01/97  01/01/12      178.00    03/01/97  40.0     11.600      577.42
10266139055   44004       72,200.00            72,200.00     03/01/97  02/01/12      179.00    03/01/97  62.7     12.800      803.44
10266140379   11208      150,500.00           150,500.00     03/01/97  02/01/12      179.00    03/01/97  70.0     11.100    1,720.04
                     -----------------------------------                            -------             ----------------------------
                       1,052,550.00         1,051,426.50                             178.62              58.8     12.438   12,106.32

Alliance Funding Company                        Sale Schedule                                                                Page 19
A division of Superior Bank FSB     1997-1 Class 1 - Initial Pool of Fixed Rate Mortgages  -  Settlement 3/20/97



Sale ID Account         Name                            Address                                 City                    State
-----------------------------------------------------------------------------------------------------------------------------
SBCL14  10266136227     WILLIAMS ROBERT L               901 EAST 140TH STREET                   CLEVELAND               OH
SBCL14  10266136230     WILLIAMS ROBERT L               903 EAST 140TH STREET                   CLEVELAND               OH
SBCL14  10266138069     BULLARD WILLIAM                 902-908 W 68TH ST                       CHICAGO                 IL
SBCL14  10266140492     SOUZA LAURA MARIE               8944 S COMMERCIAL                       CHICAGO                 IL
        ------------------------------------------------
          4             Sale Total
         14             Total with Superior Bank
        816             Grand Total

                          Principal          Cut-off Date     First                            Original Current Scheduled
               Zip        Balance at          Principal      Payment   Maturity       Rem         Date   LTV     Mortgage   Payment
Account       Code       Origination           Balance        Date       Date         Term        Due    Ratio     Rate   Int & Prin
------------------------------------------------------------------------------------------------------------------------------------
10266136227   44110       55,000.00            54,675.73     12/01/96  11/01/11      176.00    03/01/97  64.7     12.300      670.74
10266136230   44110       55,000.00            54,675.73     12/01/96  11/01/11      176.00    03/01/97  53.3     12.300      670.74
10266138069   60621       68,700.00            68,241.81     02/01/97  01/01/12      178.00    03/01/97  54.9     15.000      961.52
10266140492   60617       77,600.00            77,600.00     02/01/97  01/01/12      178.00    04/01/97  47.0     16.000    1,054.50
                     -----------------------------------                            -------             ----------------------------
                        256,300.00           255,193.27                              177.14              54.3     14.147    3,357.50
                      1,308,850.00         1,306,619.80                              178.33              57.9     12.772   15,463.82
                     41,925,599.00        41,875,268.00                              213.35              78.2     11.772  451,016.00


                                  EXHIBIT H-2

                     MORTGAGE LOAN SCHEDULE FOR SUB-POOL 2

Alliance Funding Company                                          Page 1 3/17/97
A division of Superior Bank FSB

                                 Sale Schedule A
 1997-1 Class 2 - Initial Pool of Adjustable Rate Mortgages - Settlement 3/20/97

Sale ID    Account         Name                      Address                    City                  State     Zip Code
-------    -------         ----                      -------                    ----                  -----     --------
BS22D   10216120478   JORDAN SIGMUND            14 FRANKLIN TERRACE             SOUTH ORANGE           NJ        07079
BS22D   10216125218   VANSCHENKBRILL ROBERT W   163 AMBLER STREET               WESTVILLE              NJ        08093
BS22D   10216131608   HAUGSETH WILLIAM K        1817 N KEENE ROAD               CLEARWATER             FL        34615
        -----------   ----------
             3        Sale Total



              Principal         Cut-off Date    First                     Initial      Minimum      Maximum
              Balance at         Principal     Payment      Maturity     Mortgage     Mortgage      Mortgage      Gross
   Account   Origination         Balance        Date         Date          Rate         Rate         Rate         Margin
   -------   -----------         -------        ----         ----          ----         ----         ----         ------
10216120478   214,400.00        214,060.17     10/1/96       9/1/26        11.625       11.625       17.625        8.500
10216125218    48,750.00         48,607.44     10/1/96       9/1/26         9.625        9.625       15.625        6.000
10216131608   126,000.00        125,755.62     11/1/96      10/1/26         9.625        9.625       15.625        5.750
           -------------       -----------                             ----------     ---------    --------    ---------
              389,150.00        388,423.23                                 10.727       10.727       16.727        7.297

Alliance Funding Company                                         Page 2 3/17/97
A division of Superior Bank FSB

                                 Sale Schedule A
 1997-1 Class 2 - Initial Pool of Adjustable Rate Mortgages - Settlement 3/20/97

Sale ID    Account         Name                      Address                    City                  State     Zip Code
-------    -------         ----                      -------                    ----                  -----     --------
BS27    10216121278   HACHEM MOHAMAD K          6939 APPOLINE                   DEARBORN               MI        48126
BS27    10216128442   GIZA RONALD S JR          255 WEST MINSTER ROAD           WILKES-BARRE           PA        18702
BS27    10216130544   MCLAUGHLIN LUKE F III     312 PERKIOMEN AVENUE            OAKS                   PA        19456
BS27    10216130641   WIMBROW NORMAN R JR       209 NORTH STREET                FOWLERVILLE            MI        48836
BS27    10216132822   CRATER DARRYL             20000 LAKEWOOD                  LYNWOOD                IL        60411
BS27    10216133048   O'NEIL LEONARD A          303 HARRIS STREET               KENT                   OH        44240
BS27    10216135176   DUKE LISA WHITEMAN        4924 HORSESHOE BEND             COLORADO SPRINGS       CO        80917
BS27    10216135476   HILLER DAVID K            7648 SOUTH 1430 WEST            WEST JORDAN            UT        84088
BS27    10216135787   SANDOLO CLAUDIO           31 F TANGLEWOOD DRIVE           ALBRIGHTSVILLE         PA        18210
BS27    10216135824   LERCH BARBARA S           4219 RIDGELAND LANE             NORTHBROOK             IL        60062
BS27    10216135881   JACKSON NELSON            2705 NORTH 6TH STREET           HARRISBURG             PA        17110
BS27    10216135946   MALLOTT BEVERLY A         2853 LINDALE MT. HOLLY ROAD     AMELIA                 OH        45102
BS27    10216135970   KUNZ ARTHUR DANIEL        424 WEST 525 SOUTH              VICTOR                 ID        83455
BS27    10216136196   PASSMORE MICHAEL A        3449 MOYER DR                   FRANKLIN               OH        45005
BS27    10216136335   BEST BONNIE M             4070 STATE ROAD                 AKRON                  OH        44319
BS27    10216136337   MURRAY CHERYL V           2531 EAST 84TH                  CLEVELAND              OH        44104
BS27    10216136424   KUECHLE COLLEEN A         5221 56TH AVENUE                CRYSTAL                MN        55429
BS27    10216136543   LOWERY JANE E             876 AFTON ROAD                  COLUMBUS               OH        43221
BS27    10216137146   CANTU JOSE G              435 DESDEMONA AVENUE            OTHELLO                WA        99344
BS27    10216137956   CWIKLINSKI ROBERT W       104 PRINCESS WAY                CENTRAL POINT          OR        97502
BS27    10216138002   PALCAU VALERICA           332 DUNDEE RD.                  WHEELING               IL        60090
BS27    10216138140   PINCKNEY JOSIAH           22318 103 AVENUE                QUEENS VILLAGE         NY        11429
BS27    10216138171   GREER SIDNEY A            9327 S. OGLESBY                 CHICAGO                IL        60617
BS27    10216138217   ALLEN GEORGE W            1403 EAST WESTMINISTER AVENUE   SALT LAKE CITY         UT        84105
BS27    10216138328   FOSTER GLENN A            8620 E SAN ALFREDO DRIVE        SCOTTSDALE             AZ        85258
BS27    10216138386   THELEN LUCY M             11930 S. HARDING                ALSIP                  IL        60658
BS27    10216138395   PERKINS DONALD            13830 ROBERTSON                 DEARBORN               MI        48126
BS27    10216138416   ADAMS DAVID G             203 NORTH EMERSON STREET        MT. PROSPECT           IL        60056
BS27    10216138483   STEELE LARRY L            597 KNOBHILL DRIVE              LAKE HAVASU CITY       AZ        86403
BS27    10216138517   WATSON GEORGE S           18131 CORAL GABLES              LATHRUP VILLAGE        MI        48076
BS27    10216138530   HARPER II PHILIP E        22802 VERA STREET               WARRENSVILLE HEIGHTS   OH        44128
BS27    10216138535   WORMICK JR JAMES E        14631 SOUTH UNION               HARVEY                 IL        60426
BS27    10216138573   BROVONT SHAWNA            1105 PRAIRIE AVENUE             GOSHEN                 IN        46526
BS27    10216138609   GLUNT LINDA M             623 FOX HAVEN STREET            HENDERSON              NV        89015
BS27    10216138674   GRACIA NIDIA E            4916 N. WHIPPLE                 CHICAGO                IL        60625
BS27    10216138681   RENFRO CORTEZ             11979 WINCANTON DRIVE           CINCINNATI             OH        45231
BS27    10216138689   SISLEY JENNIFER           2244 GALLS CREEK ROAD           GOLD HILL              OR        97525
BS27    10216138770   DIAZ RAMON L              5140 WEST ALTGELD STREET        CHICAGO                IL        60639
BS27    10216138773   HUNZIKER LYNN M           1486 1/2 SHERBURNE AVENUE       ST PAUL                MN        55102
BS27    10216138780   AL-YUNISI HASSAN          7614-16 KENDAL                  DEARBORN               MI        48126
BS27    10216138783   CUMMINS MARK              720 OSBORNE                     DRY RIDGE              KY        41035
BS27    10216138797   LAWLESS LLOYD T           1950 REGINA WAY                 GRANTS PASS            OR        97527
BS27    10216138860   PRICE EDWARD A            13730 BORGMAN                   OAK PARK               MI        48237
BS27    10216138934   MORRIS ANGELA V           3226 MALLARD DRIVE              HOMEWOOD               IL        60430
BS27    10216138936   MODJESKI CHRISTOPHER      1421 EAST FRANCIS ROAD          NEW LENOX              IL        60451
BS27    10216138954   REYNOLDS CONNIE E         3919 OAK GROVE ROAD             NORTH BRANCH           MI        48461
BS27    10216138956   HOUSSAIKY RIAD            4716-18 MEAD                    DEARBORN               MI        48126
BS27    10216138958   KARIM AHMAD               5927 YORKSHIRE                  DETROIT                MI        48224
BS27    10216138962   ALFATLAWI AMJAD           8833 THAYER                     DEARBORN               MI        48126
BS27    10216138997   MEDINA HENRY R            235 WEST 700 NORTH              CLEARFIELD             UT        84015
BS27    10216139015   MARYN FRANK M             9850 SHADOW TRAIL               FLAGSTAFF              AZ        86004
BS27    10216139061   SCANAGATTA CLARA A        2144 272ND WAY SOUTHEAST        ISSAQUAH               WA        98029
BS27    10216139106   STEIN DEENA A             21 KELLEY DRIVE                 FLORENCE               KY        41042
BS27    10216139114   KERPAN LOUIS J            2028 34TH STREET                ZION                   IL        60099
BS27    10216139129   VIGNIERI ANTHONY R        18405 TRISTRAM WAY              EDEN PRAIRIE           MN        55346
BS27    10216139133   JACQUES RICHARD EDWARD    25402 VREELAND                  FLAT ROCK              MI        48134
BS27    10216139166   SASSER III WALTER B       721 HEARTHSTONE DRIVE           BASALT                 CO        81621
BS27    10216139216   ZEYEN KEITH B             0S473 MADISON STREET            WINFIELD               IL        60190
BS27    10216139217   RODRIGUEZ MARIA           2215 W. SHAKESPEARE AVENUE      CHICAGO                IL        60647
BS27    10216139229   SEIBERT MARVIN D          3546 LAWRENCE ROAD              WATERFORD TOWNSHIP     MI        48329
BS27    10216139235   PLACKE ROBERT G           1740 ASBURY                     HEBRON                 KY        41048



              Principal         Cut-off Date    First                     Initial      Minimum      Maximum
              Balance at         Principal     Payment      Maturity     Mortgage     Mortgage      Mortgage      Gross
   Account   Origination         Balance        Date         Date          Rate         Rate         Rate         Margin
   -------   -----------         -------        ----         ----          ----         ----         ----         ------
10216121278   112,500.00        112,124.46       8/1/96       7/1/26        9.625        9.625       15.625        5.750
10216128442    63,750.00         63,567.21      10/1/96       9/1/26        9.875        9.875       15.875        6.000
10216130544   120,000.00        119,658.64      11/1/96      10/1/26        8.875        8.875       14.875        5.500
10216130641    56,000.00         55,949.17       2/1/97       1/1/27        9.625        9.625       15.625        6.000
10216132822   101,700.00        101,481.04      11/1/96      10/1/26        9.125        9.125       15.125        5.750
10216133048    56,800.00         56,745.00      12/1/96      11/1/26       11.500       11.500       17.500        7.500
10216135176   126,000.00        125,754.47      12/1/96      11/1/26        8.750        7.750       14.750        4.500
10216135476   150,450.00        150,394.87       2/1/97       1/1/27       10.875       10.875       16.875        7.500
10216135787    40,000.00         39,967.40       1/1/97      12/1/26       10.375       10.375       16.375        6.750
10216135824   391,000.00        391,000.00       3/1/97       2/1/27        9.625        8.625       15.625        4.750
10216135881    63,900.00         63,874.61       2/1/97       1/1/27       10.500        9.500       16.500        6.750
10216135946    88,000.00         87,925.88       2/1/97       1/1/27       10.250        9.250       16.250        5.750
10216135970    44,820.00         44,791.54       2/1/97       1/1/27       12.625       12.625       18.625        7.750
10216136196    91,800.00         91,800.00       3/1/97       2/1/27       10.250        9.250       16.250        5.750
10216136335    81,200.00         81,200.00       3/1/97       2/1/27       12.125       11.125       18.125        6.750
10216136337    24,500.00         24,486.62       3/1/97       2/1/27        9.000        8.000       15.000        4.500
10216136424    78,600.00         78,600.00       3/1/97       2/1/27       10.875        9.875       16.875        6.250
10216136543    64,000.00         63,962.21       2/1/97       1/1/27        8.625        7.625       14.625        3.750
10216137146    94,500.00         94,397.97       1/1/97      12/1/26       11.000       10.000       17.000        6.750
10216137956    87,550.00         87,496.78       2/1/97       1/1/27       11.750       10.750       17.750        7.500
10216138002    95,200.00         95,155.58       2/1/97       1/1/27        9.750        9.750       15.750        6.000
10216138140   134,250.00        134,182.21       2/1/97       1/1/27        9.375        9.375       15.375        5.750
10216138171   119,000.00        118,955.44       2/1/97       1/1/27       10.875        9.875       16.875        6.250
10216138217   108,000.00        107,955.91       2/1/97       1/1/27       10.375        9.375       16.375        6.000
10216138328   118,400.00        118,400.00       3/1/97       2/1/27       10.375       10.375       16.375        7.000
10216138386    90,400.00         90,400.00       3/1/97       2/1/27        9.000        8.000       15.000        4.500
10216138395    45,000.00         44,912.50       2/1/97       1/1/27       11.000       10.000       17.000        6.000
10216138416   215,100.00        215,100.00       3/1/97       2/1/27       10.250        9.250       16.250        5.750
10216138483   123,250.00        123,212.72       2/1/97       1/1/27       11.750       10.750       17.750        7.500
10216138517    81,000.00         81,000.00       3/1/97       2/1/27       12.125       11.125       18.125        6.750
10216138530    45,000.00         44,983.95       3/1/97       2/1/27       11.000       10.000       17.000        6.000
10216138535    68,800.00         68,800.00       3/1/97       2/1/27       12.500       11.500       18.500        7.500
10216138573    64,800.00         64,772.83       2/1/97       1/1/27       10.250        9.250       16.250        5.750
10216138609   104,000.00        103,950.18       3/1/97       2/1/27        9.625        8.625       15.625        5.000
10216138674   105,600.00        105,500.00       2/1/97       1/1/27       12.500       11.500       18.500        7.500
10216138681    84,100.00         84,100.00       3/1/97       2/1/27       10.875        9.875       16.875        6.250
10216138689   161,500.00        161,451.15       2/1/97       1/1/27       11.750       10.750       17.750        7.500
10216138770   172,000.00        171,935.24       2/1/97       1/1/27       10.750        9.750       16.750        6.500
10216138773    81,000.00         80,964.17       2/1/97       1/1/27       10.000        9.000       16.000        6.750
10216138780    73,800.00         73,762.73       2/1/97       1/1/27        9.375        9.375       15.375        5.750
10216138783    84,800.00         84,716.50       2/1/97       1/1/27        8.625        7.625       14.625        3.750
10216138797   107,200.00        107,171.78       2/1/97       1/1/27       12.375       11.375       18.375        8.000
10216138860    77,400.00         77,359.50       2/1/97       1/1/27       11.000       10.000       17.000        6.750
10216138934   276,200.00        276,049.13       2/1/97       1/1/27        9.000        8.000       15.000        4.500
10216138936   175,100.00        174,999.30       2/1/97       1/1/27       12.000       11.000       18.000        7.750
10216138954    71,000.00         71,000.00       3/1/97       2/1/27        9.875        9.875       15.875        7.000
10216138956    95,200.00         95,087.18       2/1/97       1/1/27        8.625        7.625       14.625        3.750
10216138958    64,000.00         63,927.98       2/1/97       1/1/27        8.875        8.875       14.875        5.250
10216138962    92,700.00         92,653.19       2/1/97       1/1/27        9.375        9.375       15.375        5.750
10216138997    78,200.00         78,151.15       2/1/97       1/1/27       11.625       10.625       17.625        7.250
10216139015   187,500.00        187,419.24       2/1/97       1/1/27       10.125       10.125       16.125        6.750
10216139061   358,250.00        358,111.43       2/1/97       1/1/27       10.625        9.625       16.625        6.000
10216139106   114,300.00        114,300.00       3/1/97       2/1/27       10.250        9.250       16.250        5.750
10216139114    84,000.00         83,959.76       3/1/97       2/1/27        9.625        8.625       15.625        5.000
10216139129   202,300.00        202,104.18       1/1/97      12/1/26       11.500       10.500       17.500        7.750
10216139133    86,400.00         86,369.19       2/1/97       1/1/27       11.000       11.000       17.000        7.250
10216139166   386,400.00        386,171.87       2/1/97       1/1/27        8.625        8.625       14.625        5.250
10216139216   180,000.00        180,000.00       3/1/97       2/1/27        9.625        8.625       15.625        5.000
10216139217   156,000.00        155,930.99       2/1/97       1/1/27       10.000        9.000       16.000        5.850
10216139229    84,000.00         84,000.00       3/1/97       2/1/27        9.000        8.000       15.000        5.500
10216139235   105,000.00        105,000.00       3/1/97       2/1/27       10.250        9.250       16.250        5.750

Alliance Funding Company                                          Page 3 3/17/97
A division of Superior Bank FSB

                                 Sale Schedule A
 1997-1 Class 2 - Initial Pool of Adjustable Rate Mortgages - Settlement 3/20/97

Sale ID    Account         Name                      Address                    City                  State     Zip Code
-------    -------         ----                      -------                    ----                  -----     --------
BS27    10216139252   GOULDY CATHERINE V        1486 S CAROL STREET             CAMANO ISLAND          WA        98292
BS27    10216139271   CHAPMAN JEFFREY J         4091 SOUTH 6865 WEST            WEST VALLEY CITY       UT        84128
BS27    10216139287   DERR ROBIN                3055 W COUNTRY CLUB TERRACE     PHOENIX                AZ        85027
BS27    10216139398   FOSTER ARZEL L            24479 SOUTH CROMWELL            FRANKLIN               MI        48025
BS27    10216139407   GRIFFIN LARRY             909 S SACRAMENTO BLVD           CHICAGO                IL        60612
BS27    10216139409   ALEXANDER WILLYE J        6928 SOUTH CARPENTER            CHICAGO                IL        60621
BS27    10216139504   YOUNES SAHAR              6314 KENDAL                     DEARBORN               MI        48126
BS27    10216139549   THOMPSON JON ALLAN        9821 NORTH DAVIES ROAD          LAKE STEVENS           WA        98258
BS27    10216139565   ZIMKAS BRIAN              4604 HACKAMORE LANE             COLORADO SPRINGS       CO        80918
BS27    10216139574   MAY NANCY                 487 SOUTH MAIN                  NEPHI                  UT        84648
BS27    10216139597   CORNE RICHARD J           10345 WESTLAKE                  TAYLOR                 MI        48180
BS27    10216139637   MARTIN KIM H              2210 NORTH PIMA ROAD            SCOTTSDALE             AZ        85257
BS27    10216139664   SEPTOFF LORIN             12626 DEAD INDIAN MEMORIAL RD   ASHLAND                OR        97520
BS27    10216139666   HELLE PETER R             7488 EAST RUSTLING PASS         SCOTTSDALE             AZ        85255
BS27    10216139691   LIEBRICH DAVID J          10624 RAINIER AVENUE SOUTH      SEATTLE                WA        98178
BS27    10216139809   MAZUR ROBERT A            6N138 SYLVIA LANE               ST. CHARLES            IL        60174
BS27    10216139845   MYLES ALICE               2313 N. NORTHERN                WAUKEGAN               IL        60085
BS27    10216139856   KURTZ RICHARD J           845 HARRISON                    OMRO                   WI        54963
BS27    10216139864   JOUNI MOHAMAD             7639 PAYNE                      DEARBORN               MI        48126
BS27    10216139877   HILTZ MARK J              5744 FOURSON                    CINCINNATI             OH        45233
BS27    10216139952   MOORE ELLEN               928 WEST 54TH PLACE             CHICAGO                IL        60609
BS27    10216139962   HAY JOSEPH C              4842 PRESTON ROAD               HOWELL                 MI        48843
BS27    10216139970   WOODWORTH-SULLA LINDA C   2419 ROLANDALE                  WEST BLOOMFIELD TOWN   MI        48324
BS27    10216139982   AMASIO PAULA F            8517 SOUTH 4770 WEST            WEST JORDAN            UT        84088
BS27    10216139994   TARR VIRGINIA             443 WEST 1360 NORTH             AMERICAN FORK          UT        84003
BS27    10216140149   TURNER CARL D             759 EAST 5500 SOUTH             SOUTH OGDEN            UT        84405
BS27    10216140161   HAUSERMAN JODEANE H       1310 WEST INDIANA AVENUE        SALT LAKE CITY         UT        84104
BS27    10216140191   STEWART GRANT             8106 S. OAKLEY AVENUE           CHICAGO                IL        60620
BS27    10216140207   MARTINO ANTHONY W         9617 S. COOK                    OAK LAWN               IL        60453
BS27    10216140291   HENDERSON JOSEPH H        360 JEFFERSON                   GLENCOE                IL        60022
BS27    10216140362   MACK ALYSE M              6544 PAU PAU COURT              BEDFORD HEIGHTS        OH        44146
BS27    10216140364   NEWSON CLARENCE           216 EAST 136TH ST.              CHICAGO                IL        60627
BS27    10216140441   GREENFIELD NEAL W         2021 NEWBURGH                   WESTLAND               MI        48185
BS27    10216140467   BAKER DUAYNE L            10920 SW MIRA COURT             TIGARD                 OR        97223
BS27    10216140542   CASTRO LUIS M             1007 PEARL AVENUE               LAS VEGAS              NV        89104
BS27    10216140545   GUEORGUIEV MILENA         655 EAST 8800 SOUTH             SANDY                  UT        84070
BS27    10216140595   ARFAN MAE                 7800 MEAD                       DEARBORN               MI        48126
BS27    10216140625   CHERRY BRYAN J            626 WEST 4275 SOUTH             RIVERDALE              UT        84405
BS27    10216140658   LAVIGNE DONNA L           6054 SOUTH TAFT WAY             LITTLETON              CO        80127
BS27    10216140685   ALI TAHRIR                4423 LOIS                       DEARBORN               MI        48126
BS27    10216140701   BROOKE JOHN C             2162 EAST LA VIEVE LANE         TEMPE                  AZ        85284
BS27    10216140717   RAPPEL LINDA J            537 BLUE RIVER ROAD             BRECKENRIDGE           CO        80424
BS27    10216140915   MOUSOULEAS BONITA E       80 EAST JAMES                   RIVER ROUGE            MI        48218
BS27    10216141003   BAGHDADI MOHAMAD          7427 HARTWELL                   DEARBORN               MI        48126
BS27    10216141005   BITAR SLEIMAN             4761 HELEN                      DEARBORN               MI        48126
BS27    10216141031   JACKSON HAL D             3362 WEST 1500 NORTH            VERNAL                 UT        84078
BS27    10216141189   PIERSCIONEK JANUSZ        3406 W LINNEMAN STREET          GLENVIEW               IL        60025
BS27    10216141252   STEINEPREIS LISA A        1317 EAST UINTAH STREET         COLORADO SPRINGS       CO        80909
BS27    10216141257   LYMAN JACK N              307 EAST 5300 SOUTH             MURRAY                 UT        84107
BS27    10216141435   BRIGANTE JOSEPH           2843 NORTH MELVINA AVENUE       CHICAGO                IL        60634
        -----------   ----------
            111       Sale Total



              Principal         Cut-off Date    First                     Initial      Minimum      Maximum
              Balance at         Principal     Payment      Maturity     Mortgage     Mortgage      Mortgage      Gross
   Account   Origination         Balance        Date         Date          Rate         Rate         Rate         Margin
   -------   -----------         -------        ----         ----          ----         ----         ----         ------
10216139252   199,750.00        199,750.00       3/1/97       2/1/27       10.750        9.750       16.750        6.500
10216139271   112,500.00        112,500.00       3/1/97       2/1/27       10.625        9.625       16.625        6.000
10216139287    82,400.00         82,378.31       2/1/97       1/1/27       12.375       11.375       18.375        8.000
10216139398   227,500.00        227,435.70       3/1/97       2/1/27       12.125       11.125       18.125        6.750
10216139407   153,000.00        152,954.99       2/1/97       1/1/27       11.875       10.875       17.875        7.500
10216139409    60,300.00         60,197.54       2/1/97       1/1/27        8.625        8.625       14.625        5.000
10216139504    62,500.00         62,468.44       2/1/97       1/1/27        9.375        9.375       15.375        5.750
10216139549   130,000.00        130,000.00       3/1/97       2/1/27        8.750        7.750       14.750        4.500
10216139565    81,500.00         81,500.00       3/1/97       2/1/27        7.875        6.875       13.875        3.250
10216139574    63,000.00         62,974.96       2/1/97       1/1/27       10.500        9.500       16.500        6.250
10216139597   100,000.00        100,000.00       3/1/97       2/1/27       10.375       10.375       16.375        8.000
10216139637    86,700.00         86,668.23       2/1/97       1/1/27       10.875       10.875       16.875        7.500
10216139664   152,000.00        152,000.00       3/1/97       2/1/27       12.375       11.375       18.375        8.000
10216139666   155,700.00        155,515.48       2/1/97       1/1/27        8.625        8.625       14.625        5.250
10216139691   335,750.00        335,750.00       3/1/97       2/1/27        9.500        8.500       15.500        5.250
10216139809    85,500.00         85,427.98       2/1/97       1/1/27       10.250        9.250       16.250        5.750
10216139845   168,000.00        168,000.00       3/1/97       2/1/27       10.750        9.750       16.750        6.250
10216139856   110,600.00        110,600.00       3/1/97       2/1/27       10.250        9.250       16.250        5.750
10216139864    73,500.00         73,472.09       2/1/97       1/1/27       10.875        9.875       16.875        6.250
10216139877    78,000.00         77,822.46       2/1/97       1/1/27       11.250       11.250       17.250        7.500
10216139952    47,000.00         46,974.33       3/1/97       2/1/27        9.000        8.000       15.000        4.500
10216139962   192,800.00        192,710.05       3/1/97       2/1/27        9.750        8.750       15.750        6.250
10216139970   119,700.00        119,647.44       3/1/97       2/1/27       10.250        9.250       16.250        6.750
10216139982   126,400.00        126,367.66       2/1/97       1/1/27       12.500       11.500       18.500        7.750
10216139994   175,000.00        174,911.63       2/1/97       1/1/27        9.375        8.375       15.375        4.750
10216140149   112,200.00        112,148.63       2/1/97       1/1/27       11.750       10.750       17.750        7.500
10216140161    50,000.00         49,965.60       3/1/97       2/1/27        7.875        7.875       13.875        4.500
10216140191    65,000.00         64,937.47       3/1/97       2/1/27        9.625        8.625       15.625        5.000
10216140207    95,500.00         95,500.00       3/1/97       2/1/27       11.000       11.000       17.000        6.750
10216140291   178,700.00        178,700.00       3/1/97       2/1/27       12.125       11.125       18.125        6.750
10216140362    80,700.00         80,700.00       3/1/97       2/1/27        9.000        8.000       15.000        4.500
10216140364    21,000.00         21,000.00       3/1/97       2/1/27       11.000       10.000       17.000        6.000
10216140441   106,200.00        106,150.46       3/1/97       2/1/27        9.750        8.750       15.750        5.500
10216140467   156,400.00        156,400.00       3/1/97       2/1/27       10.750        9.750       16.750        6.500
10216140542   126,600.00        126,600.00       3/1/97       2/1/27       10.250        9.250       16.250        6.000
10216140545   120,700.00        120,700.00       3/1/97       2/1/27       10.750        9.750       16.750        6.500
10216140595   100,800.00        100,754.20       2/1/97       1/1/27        9.875        8.875       15.875        5.000
10216140625   166,400.00        166,400.00       3/1/97       2/1/27       11.000       10.000       17.000        6.750
10216140658   116,100.00        116,100.00       3/1/97       2/1/27        8.375        8.375       14.375        5.000
10216140685    71,900.00         71,900.00       3/1/97       2/1/27        9.375        9.375       15.375        5.750
10216140701   350,000.00        350,000.00       3/1/97       2/1/27       10.125       10.125       16.125        6.750
10216140717   190,000.00        190,000.00       3/1/97       2/1/27        9.500        8.500       15.500        5.250
10216140915    24,500.00         24,500.00       3/1/97       2/1/27        9.750        8.750       15.750        5.250
10216141003   115,600.00        115,600.00       3/1/97       2/1/27        8.125        8.125       14.125        4.500
10216141005    66,300.00         66,300.00       3/1/97       2/1/27       10.875        9.875       16.875        6.250
10216141031    65,500.00         65,500.00       3/1/97       2/1/27       10.625       10.625       16.625        7.250
10216141189   153,000.00        153,000.00       3/1/97       2/1/27        9.375        9.375       15.375        6.000
10216141252    57,000.00         57,000.00       3/1/97       2/1/27        9.375        9.375       15.375        6.000
10216141257   157,500.00        157,263.28       3/1/97       2/1/27        9.625        8.625       15.625        5.000
10216141435   109,200.00        109,169.62       3/1/97       2/1/27       12.125       12.125       18.125        8.500
           -------------     -------------                                 ------       ------       ------        -----
           13,129,120.00     13,123,471.40                                 10.268        9.556       16.268        6.084

Alliance Funding Company                                          Page 4 3/17/97
A division of Superior Bank FSB

                                 Sale Schedule A
 1997-1 Class 2 - Initial Pool of Adjustable Rate Mortgages - Settlement 3/20/97
Sale ID    Account         Name                      Address                    City                  State     Zip Code
-------    -------         ----                      -------                    ----                  -----     --------
BS28    10216132233   SPELMAN PATRICK J         1513 HERVEY                     NORTH CHICAGO          IL        60064
BS28    10216135371   KOBESKE JAMES G           5448 SOUTH NORDICA AVENUE       CHICAGO                IL        60638
BS28    10216135646   URBAN WILLIAM             3325 140TH AVENUE NW            ANDOVER                MN        55304
BS28    10216136382   AMES CHRISTOPHER G        11782 SOUTH HIDDEN VALLEY ROA   SANDY                  UT        84092
BS28    10216136411   FRANCISCO ANGELINA        7152 N. EAST PRAIRIE            LINCOLNWOOD            IL        60645
BS28    10216136431   IMMEL STEVEN M            446 EAST SECOND STREET          FOND DU LAC            WI        54935
BS28    10216137068   TOOLEY LORI K             9 WHITE OAK DRIVE               LITTLETON              CO        80127
BS28    10216137511   JORDAN CAROLYN            10347 SOUTH VERNON              CHICAGO                IL        60628
BS28    10216137973   DARRAGH DAVID EUGENE      9351 WEST SUNNYSLOPE LANE       PEORIA                 AZ        85345
BS28    10216138038   MURPHY LYNN J             9486 SOUTH MEDALLION CIRCLE     SOUTH JORDAN           UT        84095
BS28    10216138111   FRITZ LU                  220 WEST DEL NORTE STREET       COLORADO SPRINGS       CO        80907
BS28    10216138169   LEPRICH THOMAS E          312 VANDALIA STREET             ELGIN                  IL        60123
BS28    10216138343   SCHARTZ DANIEL C          9474 S VICKI DRIVE              TUCSON                 AZ        85736
BS28    10216138490   MERCER BRADFORD D         12511 SOUTH BEAR MOUNTAIN DR    DRAPER                 UT        84020
BS28    10216138547   BROWN CLINTON G           421 MEADOWLARK ROAD             BLOOMINGDALE           IL        60108
BS28    10216138558   ALHABHAB JABER            7840 MEAD                       DEARBORN               MI        48126
BS28    10216138650   BONI CARL V               582 KRENZ AVENUE                CARY                   IL        60013
BS28    10216138761   CAMBA-REGALA AGNES        4819 WRIGHT TERRACE             SKOKIE                 IL        60077
BS28    10216138769   BLANCHARD DARYL W         9786 MARTIN ROAD                WEST SALEM             OH        44287
BS28    10216138811   WHITE DOUGLAS A           725 140TH AVENUE SW             TENINO                 WA        98589
BS28    10216138838   COOK VIOLA                6829 SOUTH MARSHFIELD           CHICAGO                IL        60636
BS28    10216138846   KENNEDY PATRICK M         215 S. 15TH STREET              SEBRING                OH        44672
BS28    10216138924   PARKER BEN S              805 SOUTH ELMWOOD AVENUE        OAK PARK               IL        60304
BS28    10216139076   PERKINS CARRIE V          1200 EAST 36TH AVENUE           GARY                   IN        46409
BS28    10216139135   FOWLKES RONNIE R          6114 GUILD DRIVE                FORT WAYNE             IN        46816
BS28    10216139231   GILLIAM OLUFUNKE          15325 BOICHOT                   LANSING                MI        48906
BS28    10216139256   HILLIS RAYMOND E          69 JAQUELINE LANE               CRESTED BUTTE          CO        81224
BS28    10216139263   GRIFFITH ANDREA A         1097 PREVOST COURT              SAN JOSE               CA        95125
BS28    10216139313   BRADY ALAN S              729 GOODWIN DRIVE               PARK RIDGE             IL        60068
BS28    10216139451   MAURICH STEPHEN A         4407 COOLIDGE PLACE             BOULDER                CO        80303
BS28    10216139501   OUZA RIMA                 5903 STEADMAN                   DEARBORN               MI        48126
BS28    10216139538   LILJENQUIST BYRON E       1644 EAST OLD LAKE LANE         FRUIT HEIGHTS          UT        84037
BS28    10216139599   ALGHAZALY FAEK            7546 WINTHROP                   DETROIT                MI        48228
BS28    10216139602   WITCZAK EDWARD M          315 SPEEDWAY COURT              SLINGER                WI        53086
BS28    10216139709   HARRIS NELDA K            1763 K 6/10 ROAD                FRUITA                 CO        81521
BS28    10216139853   TRUESDILL MICHAEL P       1641 DEWEY ST                   BELOIT                 WI        53511
BS28    10216139920   JAURIGUE RAMON R E        1301 SOUTH CAMINO DEL SIERRA    TUCSON                 AZ        85743
BS28    10216139956   HERNANDEZ ENRIQUE         2508 SOUTH FIRST AVENUE         NORTH RIVERSIDE        IL        60546
BS28    10216139964   SOBH AHMAD S              6236 KENDAL                     DEARBORN               MI        48126
BS28    10216139974   DAVIES GERALDINE          15920 KINLOCH                   REDFORD TOWNSHIP       MI        48239
BS28    10216140073   WILSON DOUGLAS M          1223 6TH STREET                 BOULDER                CO        80302
BS28    10216140079   TRAN HIEN TRONG           11912 9TH AVENUE WEST           EVERETT                WA        98204
BS28    10216140142   HOLLAND JR ROBERT G       24340 NORTHEAST 50TH STREET     REDMOND                WA        98053
BS28    10216140201   WISNIEWSKI ROBERT B       3301 SAUK DR                    NEW LENOX              IL        60451
BS28    10216140210   HOQUE SYED N              3098 LEHMAN                     HAMTRAMCK              MI        48212
BS28    10216140695   KLUGER ALAN M             4501 EAST HAMBLIN DRIVE         PHOENIX                AZ        85024
BS28    10216140720   BRINK JON S               1291 MAGNOLIA LANE              MOUNT VERNON           WA        98273
BS28    10216140728   MICHEL MARY K             2360 EAST ILIFF AVENUE #104     DENVER                 CO        80210
BS28    10216140738   BIGAM JR CLYDE R          3719 EAST 113TH AVENUE          THORNTON               CO        80233
BS28    10216140886   RATHBUN SCOTT             26295 10TH STREET WEST          ZIMMERMAN              MN        55398
BS28    10216140957   WILEY SARAH J             1096 FULTON STREET              AURORA                 CO        80010
BS28    10216140963   SPENCER GREGORY           991 ALMOND DRIVE                AURORA                 IL        60506
BS28    10216140968   WILLARD TOM F             50637 JIM DR.                   NEW BALTIMORE          MI        48047
BS28    10216140986   RICHARDSON RICHARD L      1142 FOWLER AVENUE              EVANSTON               IL        60202
BS28    10216141039   SHABECK DENNIS M          2255 BRENT CIRCLE               COLORADO SPRINGS       CO        80920
BS28    10216141052   WITT KARIE L              3442 EAST CAMPBELL AVENUE       PHOENIX                AZ        85018
BS28    10216141127   HASTINGS ELDON            24 EAST SILVER CREEK ROAD       GILBERT                AZ        85296
BS28    10216141147   FAESTEL CATHERINE D       7854 SOUTH ARGONNE COURT        AURORA                 CO        80016
BS28    10216141262   HAGERMAN JAMES M          2372 RANA DRIVE                 GRAND JUNCTION         CO        81501
BS28    10216141313   MCDONALD DANA             941 WEST 129TH PLACE            CHICAGO                IL        60643
BS28    10216141333   BURRELL DONALD E          3915 COMMENCEMENT BAY DRIVE     TACOMA                 WA        98407



             Principal         Cut-off Date    First                     Initial      Minimum      Maximum
              Balance at         Principal     Payment      Maturity     Mortgage     Mortgage      Mortgage      Gross
   Account   Origination         Balance        Date         Date          Rate         Rate         Rate         Margin
   -------   -----------         -------        ----         ----          ----         ----         ----         ------
 10216132233   57,000.00         56,972.70       2/1/97       1/1/27        9.625        9.625       15.625        6.250
 10216135371   85,000.00         84,911.62      12/1/96      11/1/26       12.500       12.500       18.500        8.750
 10216135646  322,100.00        321,991.26       2/1/97       1/1/27       11.250       10.250       17.250        6.750
 10216136382  272,000.00        271,917.74       2/1/97       1/1/27       11.750       10.750       17.750        7.500
 10216136411  238,000.00        237,915.14       2/1/97       1/1/27       11.000       10.000       17.000        6.000
 10216136431   52,500.00         52,447.34       2/1/97       1/1/27        8.625        7.625       14.625        3.750
 10216137068  324,700.00        324,700.00       3/1/97       2/1/27        8.750        7.750       14.750        4.500
 10216137511   92,000.00         92,000.00       3/1/97       2/1/27       12.500       11.500       18.500        7.500
 10216137973   75,600.00         75,573.04       3/1/97       2/1/27       11.000       10.000       17.000        6.750
 10216138038  288,150.00        288,150.00       3/1/97       2/1/27        9.500        8.500       15.500        5.250
 10216138111  289,000.00        289,000.00       3/1/97       2/1/27       10.750        9.750       16.750        6.500
 10216138169   82,400.00         82,377.70       3/1/97       2/1/27       12.250       11.250       18.250        7.250
 10216138343   36,000.00         35,978.75       3/1/97       2/1/27        8.625        8.625       14.625        5.250
 10216138490  259,000.00        259,000.00       3/1/97       2/1/27       11.250       10.250       17.250        6.500
 10216138547  157,250.00        157,156.92       1/1/97      12/1/26       11.875       10.875       17.875        7.500
 10216138558   25,000.00         24,986.34       2/1/97       1/1/27        9.000        8.000       15.000        4.500
 10216138650  157,250.00        157,250.00       3/1/97       2/1/27       10.875        9.875       16.875        6.250
 10216138761  225,000.00        225,000.00       3/1/97       2/1/27       11.250       10.250       17.250        6.750
 10216138769  106,200.00        106,141.99       3/1/97       2/1/27        9.000        8.000       15.000        4.500
 10216138811  200,000.00        200,000.00       3/1/97       2/1/27       11.000       10.000       17.000        6.750
 10216138838   51,000.00         50,972.14       3/1/97       2/1/27        9.000        8.000       15.000        4.500
 10216138846   44,000.00         44,000.00       3/1/97       2/1/27       11.500       10.500       17.500        7.000
 10216138924  108,000.00        108,000.00       3/1/97       2/1/27       10.500        9.500       16.500        5.750
 10216139076   33,700.00         33,700.00       3/1/97       2/1/27       11.000       10.000       17.000        6.000
 10216139135   58,100.00         58,075.64       3/1/97       2/1/27       10.250        9.250       16.250        5.750
 10216139231  195,500.00        195,500.00       3/1/97       2/1/27       11.250       10.250       17.250        7.750
 10216139256  260,000.00        260,000.00       3/1/97       2/1/27        9.500        8.500       15.500        5.250
 10216139263  131,250.00        131,250.00       3/1/97       2/1/27        8.375        7.375       14.375        3.750
 10216139313  153,700.00        153,700.00       3/1/97       2/1/27       11.000       10.000       17.000        6.000
 10216139451  227,800.00        227,800.00       3/1/97       2/1/27       10.625        9.625       16.625        6.250
 10216139501   69,600.00         69,567.50       2/1/97       1/1/27        9.750        9.750       15.750        6.000
 10216139538  477,000.00        477,000.00       3/1/97       2/1/27       10.000        9.000       16.000        5.250
 10216139599   54,000.00         53,971.88       2/1/97       1/1/27        9.375        9.375       15.375        5.750
 10216139602   73,000.00         73,000.00       3/1/97       2/1/27       10.250        9.250       16.250        5.750
 10216139709  232,475.00        232,475.00       3/1/97       2/1/27       10.750        9.750       16.750        6.500
 10216139853   25,200.00         25,200.00       3/1/97       2/1/27        9.750        8.750       15.750        5.250
 10216139920   72,800.00         72,800.00       3/1/97       2/1/27       10.375        9.375       16.375        7.000
 10216139956  134,000.00        134,000.00       3/1/97       2/1/27       10.125        9.125       16.125        5.500
 10216139964   64,000.00         63,965.04       2/1/97       1/1/27        9.000        8.000       15.000        4.500
 10216139974   63,900.00         63,879.58       2/1/97       1/1/27       11.500       10.500       17.500        7.000
 10216140073  294,000.00        294,000.00       3/1/97       2/1/27        8.125        7.125       14.125        3.500
 10216140079  131,900.00        131,835.12       3/1/97       2/1/27        9.500        8.500       15.500        5.250
 10216140142  230,000.00        230,000.00       3/1/97       2/1/27        9.500        8.500       15.500        5.250
 10216140201  144,000.00        144,000.00       4/1/97       3/1/27       10.500        9.500       16.500        5.750
 10216140210   25,600.00         25,592.68       3/1/97       2/1/27       12.000       11.000       18.000        7.250
 10216140695  183,700.00        183,700.00       3/1/97       2/1/27       10.125       10.125       16.125        6.750
 10216140720  172,000.00        172,000.00       3/1/97       2/1/27       12.000       11.000       18.000        7.250
 10216140728   65,000.00         65,000.00       3/1/97       2/1/27        8.625        7.625       14.625        3.750
 10216140738   96,000.00         96,000.00       3/1/97       2/1/27       10.375       10.375       16.375        7.000
 10216140886   95,400.00         95,360.00       3/1/97       2/1/27       10.250        9.250       16.250        5.750
 10216140957   77,600.00         77,600.00       3/1/97       2/1/27       10.125       10.125       16.125        6.750
 10216140963  121,600.00        121,600.00       3/1/97       2/1/27        9.000        8.000       15.000        4.500
 10216140968   75,000.00         74,959.03       3/1/97       2/1/27        9.000        8.000       15.000        4.500
 10216140986   80,000.00         80,000.00       3/1/97       2/1/27        9.625        8.625       15.625        5.000
 10216141039  157,500.00        157,500.00       3/1/97       2/1/27        9.000        8.000       15.000        4.500
 10216141052  161,500.00        161,500.00       3/1/97       2/1/27       10.875       10.875       16.875        7.500
 10216141127  180,000.00        179,934.05       3/1/97       2/1/27       10.875       10.875       16.875        7.250
 10216141147  496,000.00        496,000.00       4/1/97       3/1/27       10.500        9.500       16.500        6.250
 10216141262  125,000.00        125,000.00       3/1/97       2/1/27       10.500        9.500       16.500        6.250
 10216141313   54,000.00         54,000.00       3/1/97       2/1/27       12.250       11.250       18.250        6.750
 10216141333  120,000.00        119,953.58       3/1/97       2/1/27       10.625       10.625       16.625        7.250

Alliance Funding Company                                          Page 5 3/17/97
A division of Superior Bank FSB

                                 Sale Schedule A
 1997-1 Class 2 - Initial Pool of Adjustable Rate Mortgages - Settlement 3/20/97
Sale ID    Account         Name                      Address                    City                  State     Zip Code
-------    -------         ----                      -------                    ----                  -----     --------
BS28    10216141344   HACKWORTH MELVIN C        4631 SOUTH 375 EAST             WASHINGTON TERRACE     UT        84405
BS28    10216141384   ROKOS WARREN              4113 EAST DESERT COVE AVENUE    PHOENIX                AZ        85028
BS28    10216141579   MCCLOUD BRENDA            3055 SOUTH BONFIELD             CHICAGO                IL        60608
BS28    10216141580   DECKER MARGIE ANN         6001 EVERGREEN ROAD             MOUND                  MN        55364
BS28    10216141868   MIFSUD DENISE M           2543 TAMPA                      WALLED LAKE            MI        48390
BS28    10216141986   JANKOVIC DRAGAN           3509 W. MONTROSE                CHICAGO                IL        60618
BS28    10216142175   BRADLEY-KEITH LATANYA     8157 LAKE CREST DRIVE           YPSILANTI              MI        48197
BS28    10216142246   ALI MOUSA                 8039 SOUTH MASSASOIT            BURBANK                IL        60459
        -----------   --------------------------
             69       Sale Total
            183       Total with Banco Santander



             Principal         Cut-off Date    First                     Initial      Minimum      Maximum
              Balance at         Principal     Payment      Maturity     Mortgage     Mortgage      Mortgage      Gross
   Account   Origination         Balance        Date         Date          Rate         Rate         Rate         Margin
   -------   -----------         -------        ----         ----          ----         ----         ----         ------
10216141344    87,300.00         87,300.00       3/1/97       2/1/27       10.250        9.250       16.250        5.750
10216141384   122,900.00        122,900.00       3/1/97       2/1/27       10.500        9.500       16.500        6.250
10216141579    85,000.00         84,926.04       3/1/97       2/1/27       10.250        9.250       16.250        5.500
10216141580   123,200.00        123,200.00       3/1/97       2/1/27        9.000        8.000       15.000        4.500
10216141868   206,200.00        206,128.46       3/1/97       2/1/27       11.125       10.125       17.125        6.750
10216141986    87,700.00         87,700.00       3/1/97       2/1/27       11.750       10.750       17.750        6.750
10216142175   176,000.00        176,000.00       4/1/97       3/1/27       11.200       11.200       17.200        7.500
10216142246   139,500.00        139,446.04       3/1/97       2/1/27       10.625       10.625       16.625        6.750
           -------------    --------------                                 ------       ------       ------        -------
            9,986,775.00      9,985,462.32                                 10.381        9.524       16.381        6.043
           23,505,045.00     23,497,356.95                                 10.323        9.562       16.323        6.087

Alliance Funding Company                                          Page 6 3/17/97
A division of Superior Bank FSB

                                 Sale Schedule A
 1997-1 Class 2 - Initial Pool of Adjustable Rate Mortgages - Settlement 3/20/97
Sale ID    Account         Name                      Address                    City                  State     Zip Code
-------    -------         ----                      -------                    ----                  -----     --------
ML156   10216134289   OVERTON ROBERT            930 UNION BLVD NORTH            COLORADO SPRINGS       CO        80909
ML156   10216135114   ROGERS JOHN C             1575 DIXIE WAY                  MELBOURNE              FL        32935
ML156   10216135254   MEITZ GERALD C JR         129 GREYMON DRIVE               WEST PALM BEACH        FL        33405
ML156   10216135853   BARNES DENNIS M           423 EAST 3RD STREET             NEWPORT                KY        41071
ML156   10216135939   BOYD CREOLA               4829 W. THOMAS ST.              CHICAGO                IL        60651
ML156   10216135965   RAMOS MELINDA A           74 ROOSEVELT AVENUE             JERSEY CITY            NJ        07304
ML156   10216136352   CORREALE JAMES JR         327 EAST CHESTNUT STREET        HAZLETON               PA        18201
ML156   10216136425   RYMER TODD A              109 S. MAIN STREET              DEERFIELD              WI        53531
ML156   10216136653   JOHNSON CRAIG B           416 W. 6TH ST.                  COVINGTON              KY        41011
ML156   10216137278   WURZ DONNA                177 FRONT STREET                BEREA                  OH        44017
ML156   10216137539   DOMURATH JR SIEGFRIED E   5405 RECREATION DRIVE           WEST BLOOMFIELD TWSP   MI        48324
ML156   10216137631   REHM RICHARD              2728 LANCASTER DRIVE            JOLIET                 IL        60432
ML156   10216137638   TAGGART MARION F          326 ELM STREET                  MENASHA                WI        54952
ML156   10216137833   TAYLOR DON W              9216 HENDERSON ROAD             OTISVILLE              MI        48463
ML156   10216138041   PERGESON LOYD             912 W ARIZONA STREET            HOLBROOK               AZ        86025
ML156   10216138227   NGUYEN CAROL              7444 S MILWAUKEE CT             LITTLETON              CO        80122
ML156   10216138258   GRAVES CARL M             1206 AUBURN DRIVE               COLORADO SPRINGS       CO        80909
ML156   10216138282   CARROLL LAWRENCE E        4840 WEST WINDSOR AVENUE        PHOENIX                AZ        85035
ML156   10216138295   WINKLE CALVIN R VAN       1650 KINGS VALLEY HIGHWAY       DALLAS                 OR        97338
ML156   10216138332   RABANAL ALBERT LUCAS      6283 EAST 123RD AVENUE          BRIGHTON               CO        80601
ML156   10216138336   LUTZ FREDRIC R            5640 N WILLIAMSON VALLEY ROAD   PRESCOTT               AZ        86301
ML156   10216138383   SMITH CHARLES E           439 EVERS STREET                AKRON                  OH        44310
ML156   10216138468   COLLINS WHITFIELD J       1769 CASEY COURT                LAFAYETTE              CO        80026
ML156   10216138473   CHRISTENSEN CHRISTINE D   1532 WEST MARTY CIRCLE          WEST JORDAN            UT        84084
ML156   10216138494   MCCARTY CALVIN            1359 WEST 133RD WAY             WESTMINSTER            CO        80234
ML156   10216138528   MENARD OLIVER J           36W971 THORN TREE ROAD          ST. CHARLES            IL        60174
ML156   10216138574   MOORE JAMES R             304 ROCK HILL                   KETTERING              OH        45429
ML156   10216138676   DAINES BRIAN WILLIAM      1206 NORTH BROADWAY             MILWAUKEE              WI        53202
ML156   10216138683   GONZALES RICHARD J        3639 KATELYN WAY                INDIANAPOLIS           IN        46228
ML156   10216138719   BEACH DANIEL T            11737 EATON COURT               BROOMFIELD             CO        80020
ML156   10216138728   GRAVES EDGAR L            10611 9TH AVE CT S              TACOMA                 WA        98444
ML156   10216138746   BROWN MARY E              1465 DIXON DRIVE                SANDUSKY               OH        44870
ML156   10216138778   FOOTIT MICHAEL J          1306 KENSINGTON AVE.            OSHKOSH                WI        54901
ML156   10216138830   MCCLOSKEY PATRICK J       2006 9TH AVENUE SOUTHEAST       PUYALLUP               WA        98372
ML156   10216138861   KHORI ZIAD T              22020 COOLIDGE                  OAK PARK               MI        48237
ML156   10216138881   NAUDE EDUARDO J           2685 SOUTH DAYTON WAY #82       DENVER                 CO        80231
ML156   10216138906   FERNANDEZ JIMMY L         702 MANITOBA DRIVE              COLORADO SPRINGS       CO        80910
ML156   10216138931   BROWN MARY A              249 CALUMET BOULEVARD           HARVEY                 IL        60426
ML156   10216138971   SORENSEN MARILYN DIANE    2001 SOUTH JULIAN AVENUE        DENVER                 CO        80219
ML156   10216138994   STOCKER JOHN A            2837 SOUTH FILLMORE AVENUE      OGDEN                  UT        84403
ML156   10216139006   WING DARRELL R            344 BUTTE COURT SE              SALEM                  OR        97301
ML156   10216139113   BOHAC WILLIAM P           7002 HIAWATHA DRIVE             WONDER LAKE            IL        60097
ML156   10216139145   RUSSELL JIM D             32 GARDEN STREET                REDWOOD CITY           CA        94063
ML156   10216139167   FORGET ALFONSO G          PADILLA LANE ROAD #1326 HOUSE   ESPANOLA               NM        87532
ML156   10216139172   JEVICKA MILENA            13702 WEST TUFTS AVENUE         MORRISON               CO        80465
ML156   10216139254   HOOBYAR LUTHER THOMAS     264 ANDSBURY AVENUE             MOUNTAIN VIEW          CA        94043
ML156   10216139258   VALDOVINO CESAR           17815 NE FLANDERS STREET        PORTLAND               OR        97230
ML156   10216139323   BONNI ANTHONY M           N1467 CEDAR ROAD                PELL LAKE              WI        53147
ML156   10216139368   RUIZ PEDRO                5638 OAK STREET                 LAS VEGAS              NV        89120
ML156   10216139467   BROWN DAVID G             220 CRAGMORE STREET             DENVER                 CO        80221
ML156   10216139500   RODRIGUEZ EFRAIN V        2326 S. HOMAN                   CHICAGO                IL        60623
ML156   10216139541   PEARSON BARBARA M         3193 NORTH MOUNTAIN ROAD        OGDEN                  UT        84414
ML156   10216139554   CHAMBERS RICHARD E        231 WEST 1650 NORTH             HARRISVILLE            UT        84404
ML156   10216139616   DILWORTH ASAEL            924 22ND STREET                 OGDEN                  UT        84401
ML156   10216139632   HESS PAUL M               4330 E GATEWOOD ROAD            PHOENIX                AZ        85024
ML156   10216139649   BORTNIKER DORIS F         2526 EAST 21ST STREET           TUCSON                 AZ        85711
ML156   10216139706   DEPAZ GUILLERMO           4828 SE HENRY STREET            PORTLAND               OR        97206
ML156   10216139842   GILNA DEREK A             233 EAST ERIE UNIT 1008         CHICAGO                IL        60611
ML156   10216139882   HUTTON LESLIE E           720 RUSSELL STREET              CRAIG                  CO        81625
ML156   10216139993   BROOKS-WEIK BRENDA K      1034 E HARVARD AVENUE           GILBERT                AZ        85234
ML156   10216139997   DOOLEY JAMES E            513 MINTGREEN CIRCLE            MURRAY                 UT        84107



             Principal         Cut-off Date    First                     Initial      Minimum      Maximum
              Balance at         Principal     Payment      Maturity     Mortgage     Mortgage      Mortgage      Gross
   Account   Origination         Balance        Date         Date          Rate         Rate         Rate         Margin
   -------   -----------         -------        ----         ----          ----         ----         ----         ------
 10216134289   72,000.00         72,000.00       3/1/97       2/1/27       11.375       10.375       17.375        7.000
 10216135114   44,000.00         44,000.00       3/1/97       2/1/27       11.500       10.500       17.500        7.250
 10216135254  130,200.00        130,200.00       3/1/97       2/1/27        9.000        8.000       15.000        4.500
 10216135853  157,200.00        157,200.00       3/1/97       2/1/27        8.625        7.625       14.625        3.750
 10216135939   86,700.00         86,700.00       3/1/97       2/1/27       10.875        9.875       16.875        6.250
 10216135965   74,700.00         74,664.22       3/1/97       2/1/27        9.625        8.625       15.625        5.000
 10216136352   37,500.00         37,500.00       3/1/97       2/1/27       11.625       10.625       17.625        6.750
 10216136425   97,200.00         97,159.24       3/1/97       2/1/27       10.250        9.250       16.250        5.750
 10216136653   52,700.00         52,700.00       3/1/97       2/1/27       10.875        9.875       16.875        6.250
 10216137278   92,800.00         92,800.00       3/1/97       2/1/27       11.500       10.500       17.500        7.000
 10216137539   89,600.00         89,547.10       3/1/97       2/1/27        8.625        7.625       14.625        4.750
 10216137631  101,500.00        101,500.00       3/1/97       2/1/27       10.250        9.250       16.250        5.750
 10216137638   64,000.00         64,000.00       3/1/97       2/1/27        8.625        7.625       14.625        3.750
 10216137833   90,000.00         89,958.01       3/1/97       2/1/27        9.750        8.750       15.750        5.500
 10216138041   76,500.00         76,500.00       3/1/97       2/1/27        9.625        8.625       15.625        5.000
 10216138227  156,800.00        156,800.00       3/1/97       2/1/27       11.375       10.375       17.375        7.000
 10216138258  112,000.00        111,963.21       3/1/97       2/1/27       11.375       10.375       17.375        7.000
 10216138282   54,900.00         54,900.00       3/1/97       2/1/27       10.000        9.000       16.000        5.750
 10216138295  118,800.00        118,743.09       3/1/97       2/1/27        9.625        8.625       15.625        5.000
 10216138332  122,560.00        122,560.00       3/1/97       2/1/27       11.375       10.375       17.375        7.000
 10216138336  154,800.00        154,800.00       3/1/97       2/1/27        9.500        8.500       15.500        5.250
 10216138383   22,500.00         22,500.00       3/1/97       2/1/27       11.000       10.000       17.000        6.000
 10216138468  140,000.00        140,000.00       3/1/97       2/1/27        9.500        8.500       15.500        5.250
 10216138473   88,000.00         88,000.00       3/1/97       2/1/27       12.000       11.000       18.000        7.250
 10216138494  135,900.00        135,839.50       3/1/97       2/1/27       10.000        9.000       16.000        5.750
 10216138528  155,200.00        155,200.00       3/1/97       2/1/27        8.625        7.625       14.625        3.750
 10216138574   40,000.00         40,000.00       3/1/97       2/1/27        9.625        8.625       15.625        5.000
 10216138676   30,000.00         29,982.29       3/1/97       2/1/27        8.625        7.625       14.625        3.750
 10216138683  157,700.00        157,642.22       2/1/97       1/1/27       10.875        9.875       16.875        6.250
 10216138719  140,800.00        140,800.00       3/1/97       2/1/27       10.500        9.500       16.500        6.250
 10216138728  145,000.00        144,909.88       3/1/97       2/1/27        8.375        7.375       14.375        3.750
 10216138746   51,000.00         50,972.14       3/1/97       2/1/27        9.000        8.000       15.000        4.500
 10216138778   83,600.00         83,564.94       3/1/97       2/1/27       10.250        9.250       16.250        5.750
 10216138830  109,600.00        109,600.00       3/1/97       2/1/27       11.375       10.375       17.375        7.000
 10216138861   21,600.00         21,593.82       2/1/97       1/1/27       12.000       11.000       18.000        7.250
 10216138881   99,450.00         99,450.00       3/1/97       2/1/27       10.750        9.750       16.750        6.500
 10216138906   58,875.00         58,875.00       3/1/97       2/1/27        8.375        7.375       14.375        3.750
 10216138931   46,700.00         46,682.89       3/1/97       2/1/27       10.875        9.875       16.875        6.250
 10216138971   63,750.00         63,722.54       3/1/97       2/1/27       10.125        9.125       16.125        5.750
 10216138994  144,000.00        143,929.17       3/1/97       2/1/27        9.500        8.500       15.500        5.250
 10216139006   72,250.00         72,250.00       3/1/97       2/1/27       10.750        9.750       16.750        6.500
 10216139113   58,600.00         58,600.00       3/1/97       2/1/27        9.625        8.625       15.625        5.000
 10216139145  199,750.00        199,750.00       3/1/97       2/1/27       11.750       10.750       17.750        7.500
 10216139167  148,500.00        148,500.00       3/1/97       2/1/27       10.000        9.000       16.000        5.750
 10216139172  106,250.00        106,250.00       3/1/97       2/1/27       10.750        9.750       16.750        6.500
 10216139254  195,300.00        195,300.00       3/1/97       2/1/27       10.000        9.000       16.000        5.750
 10216139258   91,760.00         91,714.86       3/1/97       2/1/27        9.500        8.500       15.500        5.250
 10216139323  100,800.00        100,800.00       3/1/97       2/1/27       12.000       11.000       18.000        7.250
 10216139368  292,000.00        291,889.83       3/1/97       2/1/27       10.750        9.750       16.750        6.500
 10216139467   75,150.00         75,114.00       3/1/97       2/1/27        9.625        8.625       15.625        5.000
 10216139500  126,000.00        126,000.00       3/1/97       2/1/27        9.750        8.750       15.750        6.000
 10216139541  141,600.00        141,600.00       3/1/97       2/1/27        9.500        8.500       15.500        5.250
 10216139554  118,150.00        118,150.00       3/1/97       2/1/27       10.625        9.625       16.625        6.250
 10216139616   60,400.00         60,382.72       3/1/97       2/1/27       12.000       11.000       18.000        7.250
 10216139632  115,400.00        115,347.58       3/1/97       2/1/27        9.875        8.875       15.875        5.500
 10216139649   46,150.00         46,150.00       3/1/97       2/1/27       10.750        9.750       16.750        6.500
 10216139706   80,500.00         80,500.00       3/1/97       2/1/27        9.500        8.500       15.500        5.250
 10216139842   50,000.00         49,976.67       2/1/97       1/1/27        9.750        9.750       15.750        6.000
 10216139882   64,600.00         64,600.00       3/1/97       2/1/27       10.750        9.750       16.750        6.500
 10216139993  132,000.00        132,000.00       4/1/97       3/1/27       10.875        9.875       16.875        6.250
 10216139997  120,000.00        120,000.00       3/1/97       2/1/27        9.250        8.250       15.250        4.500

Alliance Funding Company                                          Page 7 3/17/97
A division of Superior Bank FSB

                                 Sale Schedule A
 1997-1 Class 2 - Initial Pool of Adjustable Rate Mortgages - Settlement 3/20/97
Sale ID    Account         Name                      Address                    City                  State     Zip Code
-------    -------         ----                      -------                    ----                  -----     --------
ML156   10216140097   NOE RODNEY H              6900 NORTH HAMLIN AVENUE        LINCOLNWOOD            IL        60645
ML156   10216140109   GILNA DEREK A             9588 TERRACE UNIT 106F          DES PLAINES            IL        60016
ML156   10216140127   HENRIE DAVID E            895 ETON COURT                  SOUTH LYON             MI        48178
ML156   10216140176   BARNES LARRY GLENN        1660 ROUTT STREET               LAKEWOOD               CO        80215
ML156   10216140228   MILLER RANDON L           5101 N CASA BLANCA #238         SCOTTSDALE             AZ        85253
ML156   10216140290   BROWN CHARITY LOUISE      212 DEWEY AVENUE                EVANSTON               IL        60202
ML156   10216140293   KOZAK RICHARD             1515 JANET                      DOWNERS GROVE          IL        60515
ML156   10216140331   LUCERO GEORGE G           4720 VALLEJO STREET             DENVER                 CO        80211
ML156   10216140342   HITCHMAN RALPH F          14101 19TH DRIVE SE             MILL CREEK             WA        98012
ML156   10216140345   STEIN AMY RENEE           7557 ORTEGA SPRING AVENUE       LAS VEGAS              NV        89128
ML156   10216140351   BURASH MICHAEL A          218 WEST 1ST STREET             STREATOR               IL        61364
ML156   10216140471   LUNA MARIA G              201 SOUTH CHESTNUT STREET       TOPPENISH              WA        98948
ML156   10216140572   WILLIAMS KENNETH C        8100 WEST 52ND AVENUE           ARVADA                 CO        80002
ML156   10216140696   ELLIS VIRGINIA KAY        1795 SW BINFORD AVENUE          GRESHAM                OR        97080
ML156   10216140955   TALTY TROY A              6811 WEST AIRE LIBRE AVENUE     GLENDALE               AZ        85382
ML156   10216140962   PYLE ANNE                 2722 SOUTH NELSON COURT         LAKEWOOD               CO        80227
ML156   10216141107   SPACCAROTELLI EDWARD V    5200 E. TEN MILE                WARREN                 MI        48091
ML156   10216141110   PEARSON MICHAEL G         2064 GRACE                      ROCHESTER HILLS        MI        48309
ML156   10216141151   PHILLIPS JOHN W           1329 NORTH MALIBU LANE          GILBERT                AZ        85296
ML156   10216141238   SALAZAR-APARIC DEBRA ANNE 6623 SE 71ST AVENUE             PORTLAND               OR        97206
ML156   10216141240   WONG ROBERT C             830-834 ARGUELLO BOULEVARD      SAN FRANCISCO          CA        94118
ML156   10216141270   MARES DENNIS E            1081 EAST 119TH PLACE           NORTHGLENN             CO        80233
ML156   10216141334   SINITSYN IGOR             3735 EAST MOUNTAIN OAKS COVE    SALT LAKE CITY         UT        84121
ML156   10216141408   EASTBURN DRAKE            2711 WEST CORNELL AVENUE        DENVER                 CO        80236
ML156   10216141722   CERDA VICTOR M            3516 E VERBENA DRIVE            PHOENIX                AZ        85044
ML156   10216141910   CHURCHILL ANGELA K        1861 CLEVELAND ROAD             GLENDALE               CA        91202
ML156   10216142013   NGUYEN VINH Q             205 IMAGES CIRCLE               MILPITAS               CA        95035
ML156   10216142048   EGGERT THOMAS             11966 NORTH 114TH WAY           SCOTTSDALE             AZ        85259
ML156   10216142053   GOZA CLIFTON W            2110 SILKWOOD DRIVE             COLORADO SPRINGS       CO        80920
ML156   10216142179   HUGHES EARL G             921 YORK ST.                    NEWPORT                KY        41071
ML156   10216142182   KENNA CAROLYN J           505 ELMWOOD PLACE               LIMA                   OH        45801
ML156   10216142272   PFEFFER STEVEN R          30146 FIDDLERS GREEN            FARMINGTON HILLS       MI        48334
        ------------------------------
            93   Sale Total



             Principal         Cut-off Date    First                     Initial      Minimum      Maximum
              Balance at         Principal     Payment      Maturity     Mortgage     Mortgage      Mortgage      Gross
   Account   Origination         Balance        Date         Date          Rate         Rate         Rate         Margin
   -------   -----------         -------        ----         ----          ----         ----         ----         ------
10216140097   120,000.00        119,966.61       3/1/97       2/1/27       12.125       11.125       18.125        6.750
10216140109    41,200.00         41,180.78       2/1/97       1/1/27        9.750        9.750       15.750        6.000
10216140127   156,900.00        156,900.00       3/1/97       2/1/27        9.750        8.750       15.750        5.250
10216140176    93,500.00         93,500.00       3/1/97       2/1/27       10.750        9.750       16.750        6.500
10216140228   175,000.00        175,000.00       3/1/97       2/1/27        8.625        8.625       14.625        5.000
10216140290   124,000.00        124,000.00       3/1/97       2/1/27       12.500       11.500       18.500        7.500
10216140293    48,000.00         47,986.64       3/1/97       2/1/27       12.125       11.125       18.125        6.750
10216140331    85,000.00         85,000.00       3/1/97       2/1/27       10.625        9.625       16.625        6.250
10216140342   192,000.00        192,000.00       3/1/97       2/1/27       11.250       10.250       17.250        6.750
10216140345    84,100.00         84,100.00       3/1/97       2/1/27       10.500        9.500       16.500        6.250
10216140351   105,000.00        104,938.01       3/1/97       2/1/27        8.625        7.625       14.625        3.750
10216140471    52,500.00         52,500.00       3/1/97       2/1/27       11.750       10.750       17.750        7.000
10216140572   127,500.00        127,500.00       3/1/97       2/1/27       10.750        9.750       16.750        6.500
10216140696   125,800.00        125,800.00       3/1/97       2/1/27       11.750       10.750       17.750        7.500
10216140955    78,300.00         78,300.00       3/1/97       2/1/27       10.125       10.125       16.125        6.750
10216140962   350,819.00        350,819.00       3/1/97       2/1/27        9.875        9.875       15.875        6.200
10216141107    91,000.00         91,000.00       4/1/97       3/1/27       11.250       10.250       17.250        6.000
10216141110    68,400.00         68,400.00       3/1/97       2/1/27        9.875        8.875       15.875        6.000
10216141151    89,600.00         89,557.07       3/1/97       2/1/27        9.625        9.625       15.625        6.250
10216141238    68,000.00         68,000.00       3/1/97       2/1/27       13.000       12.000       19.000        8.250
10216141240   392,000.00        392,000.00       4/1/97       3/1/27       10.750        9.750       16.750        6.250
10216141270    92,000.00         92,000.00       3/1/97       2/1/27       12.250       11.250       18.250        7.250
10216141334   239,400.00        239,400.00       3/1/97       2/1/27        8.625        8.625       14.625        5.000
10216141408    92,000.00         92,000.00       4/1/97       3/1/27       10.375       10.375       16.375        6.750
10216141722   124,650.00        124,650.00       3/1/97       2/1/27        9.375        9.375       15.375        5.750
10216141910   293,250.00        293,123.69       3/1/97       2/1/27       10.125       10.125       16.125        6.500
10216142013   229,400.00        229,400.00       4/1/97       3/1/27        9.250        8.250       15.250        4.750
10216142048   350,000.00        350,000.00       3/1/97       2/1/27        9.875        9.875       15.875        6.250
10216142053   138,600.00        138,600.00       3/1/97       2/1/27        9.875        8.875       15.875        5.000
10216142179    29,200.00         29,200.00       3/1/97       2/1/27       10.125        9.125       16.125        5.000
10216142182    41,600.00         41,600.00       4/1/97       3/1/27       12.750       11.750       18.750        7.500
10216142272   153,000.00        153,000.00       4/1/97       3/1/27       10.500        9.500       16.500        6.750
           -------------     -------------                                 ------       ------       ------       ------
           10,567,014.00     10,565,756.72                                 10.248        9.427       16.248        5.928

Alliance Funding Company                                          Page 8 3/17/97
A division of Superior Bank FSB

                                 Sale Schedule A
 1997-1 Class 2 - Initial Pool of Adjustable Rate Mortgages - Settlement 3/20/97
Sale ID    Account         Name                      Address                    City                  State     Zip Code
-------    -------         ----                      -------                    ----                  -----     --------
ML157   10216133080   PRINCE DONALD             3612 SOUTH ELLIS AVENUE         CHICAGO                IL        60653
ML157   10216134738   MARINELLIE BRIAN          120 CENTER STREET               EAST STROUDSBURG       PA        18301
ML157   10216134942   STRINGER LOUISE A         7981 CLAIRBORNE LANE            INVER GROVE HEIGHTS    MN        55076
ML157   10216135052   TAYLOR-GANZER DEBRA       2515 HIGH ST.                   BLUE ISLAND            IL        60406
ML157   10216135773   BOWEN WILLIAM J           6225 FARNSWORTH STREET          PHILADELPHIA           PA        19126
ML157   10216135842   COBB BRYAN L              415 BARBER                      ANN ARBOR              MI        48103
ML157   10216136183   LEHMAN LEONARD A JR       575 DREXEL AVENUE               GLENCOE                IL        60022
ML157   10216136195   SMAJDA JACQUELINE E       616 N CANTERBURY DRIVE          APPLETON               WI        54915
ML157   10216136317   SNYDER JAMES K            1576 MCCLAIN                    LINCOLN PARK           MI        48146
ML157   10216136407   THOMPKINS ZACHERY K       16810 GREENWOOD                 SOUTH HOLLAND          IL        60473
ML157   10216136416   OBRIEN BONITA A           1816 WILLOW ROAD                TWIN LAKES             WI        53181
ML157   10216136427   SMITH JOY J               1133 ALGOMA BLVD.               OSHKOSH                WI        54901
ML157   10216136751   CROHN DUANE E             11401 SWALLOW CIRCLE N.W.       COON RAPIDS            MN        55433
ML157   10216136783   SMITH CLARENCE L          403 FIRST STREET                SUMMERDALE             PA        17093
ML157   10216136787   VORKAPICH RUDY            423 LONG RUN ROAD               MC KEESPORT            PA        15132
ML157   10216136878   SEIDA LOWELL M            10332 BOND STREET               WESTCHESTER            IL        60154
ML157   10216136890   DREYER JOSEPH             16401 PAXTON AVENUE             TINLEY PARK            IL        60477
ML157   10216136892   ZIELINSKI THEODORE V JR   322 E. NINTH STREET             LOCKPORT               IL        60441
ML157   10216136981   HODLE JOSEPH              97 WASHINGTON AVE               PLYMOUTH               PA        18651
ML157   10216137135   MILLER ANTON              1215 NORTH ALLISON STREET       PHILADELPHIA           PA        19131
ML157   10216137281   WURZ DONNA                181 FRONT STREET                BEREA                  OH        44017
ML157   10216137295   GULLEY BESSIE             23748 PHILLIPS                  SOUTHFIELD             MI        48034
ML157   10216137308   WENDLER LEONARD M         652 MCKINLEY ST.                NEENAH                 WI        54956
ML157   10216137420   GUYTON AARON K            5994 HARVARD                    DETROIT                MI        48224
ML157   10216137469   KAMINSKI JAMES A          4244 GREEBY STREET              PHILADELPHIA           PA        19135
ML157   10216137524   KACOS GEORGE              3670 LEXINGTON DRIVE            HOFFMAN ESTATES        IL        60195
ML157   10216137533   GONZALEZ ROGELIO P        G 5394 W. COURT ST              FLINT                  MI        48532
ML157   10216137615   COLLINS DENICE            8556 MORRIS ROAD                GOODELLS               MI        48027
ML157   10216137759   DALEY GARY                368 SOUTH 700 WEST              PROVO                  UT        84601
ML157   10216137811   CALHOUN JOHNNIE LEE       15532 S. HONORE                 HARVEY                 IL        60426
ML157   10216137908   JENKINS SOLOMON JR        4617 N. 53RD STREET             MILWAUKEE              WI        53218
ML157   10216137921   BROOKS CLOPTON WINONA     3890 EAST 149TH STREET          CLEVELAND              OH        44128
ML157   10216137994   OWINGS ROBERT             432 CHURCH STREET               WEST CHICAGO           IL        60185
ML157   10216138067   GUSTAVSON MARK STEVEN     1348 EAST LONGDALE DRIVE        SANDY                  UT        84092
ML157   10216138144   HEGWOOD CATHERINE         214 S. LOMBARD ST.              OAK PARK               IL        60302
ML157   10216138182   KINDALL BRAD A            8655 INDAHL AVENUE SOUTH        COTTAGE GROVE          MN        55016
ML157   10216138283   MILLER ERIC ALDEN         1064 E SANDPIPER DRIVE          TEMPE                  AZ        85283
ML157   10216138299   FULLER JACK M             920 CHRISTOPHER WAY             MENLO PARK             CA        94025
ML157   10216138305   HERNANDEZ FRANK S         11170 CHERRY CIRCLE             THORNTON               CO        80233
ML157   10216138372   CREEK BARBARA P           1648 SOUTH JAY STREET           LAKEWOOD               CO        80232
ML157   10216138394   ATKINS MARK A             554 INCA BOULEVARD              CAROL STREAM           IL        60188
ML157   10216138462   CASSELMAN SCOTT A         374 SOUTH LINCOLN STREET        DENVER                 CO        80211
ML157   10216138486   MORATTI JERRY L           714 WEST 2ND STREET             MESA                   AZ        85201
ML157   10216138495   PEEBLES CEDRIC D          379 LILAC CIRCLE                LOUISVILLE             CO        80027
ML157   10216138525   OSBORNE RICHARD W         718 CELTIC ASH COURT            NAPERVILLE             IL        60540
ML157   10216138533   STOKES JAMES A            1540 EAST 83RD STREET           CHICAGO                IL        60619
ML157   10216138672   PRATER DONNELL            438 E. 49TH ST.                 CHICAGO                IL        60615
ML157   10216138673   JOHNSON RICHARD           71 RAILROAD ROAD                ALBANY                 MN        56307
ML157   10216138775   SADOWSKI JAMES ABYSIUS    2333 S. 134TH ST.               NEW BERLIN             WI        53151
ML157   10216138781   ROSE ROBERT J             22139 FENWAY ROAD               COLD SPRING            MN        56320
ML157   10216138789   BAKER LINDA G             3209 SHERMAN COURT              ANDERSON               IN        46016
ML157   10216138805   WIGGINS BRENT L           438 WEST 2400 SOUTH             BOUNTIFUL              UT        84010
ML157   10216138813   ECKHARDT GARY NEIL        7312 MARSHALL ROAD              LARKSPUR               CO        80118
ML157   10216138814   MCCANDLESS DAN            736 EAST 9990 SOUTH             SANDY                  UT        84094
ML157   10216138833   MCGOWIN CHIQUITA HYSAW    4190 ARGONNE STREET             DENVER                 CO        80249
ML157   10216138910   GRIPPA MICHAEL A          7365 WEBSTER STREET             ARVADA                 CO        80003
ML157   10216138942   LUDVIGSEN LISA L          616 BONNER ROAD                 WAUCONDA               IL        60084
ML157   10216139058   GARCIA FRANCISCO          6328 WEST VERDE LANE            PHOENIX                AZ        85033
ML157   10216139063   EGGLESTON SCOTT W         28440 YELLOW JACKET DRIVE       STEAMBOAT SPRINGS      CO        80477
ML157   10216139078   WATSON ROGER A            1751 BROWN STREET               AKRON                  OH        44301
ML157   10216139093   AL-HASSANI RAAD           7844 KENDAL                     DEARBORN               MI        48126



             Principal         Cut-off Date    First                     Initial      Minimum      Maximum
              Balance at         Principal     Payment      Maturity     Mortgage     Mortgage      Mortgage      Gross
   Account   Origination         Balance        Date         Date          Rate         Rate         Rate         Margin
   -------   -----------         -------        ----         ----          ----         ----         ----         ------
10216133080    95,500.00         95,425.93      12/1/96      11/1/26       12.500       12.500       18.500        9.250
10216134738   101,872.00        101,872.00       3/1/97       2/1/27       12.500       11.500       18.500        7.500
10216134942   135,800.00        135,612.52       2/1/97       1/1/27        9.875        8.875       15.875        5.000
10216135052   111,000.00        111,000.00       3/1/97       2/1/27        9.000        8.000       15.000        4.500
10216135773    50,150.00         50,150.00       3/1/97       2/1/27       11.000       10.000       17.000        6.500
10216135842   121,500.00        121,444.80       3/1/97       2/1/27        9.875        8.875       15.875        5.000
10216136183   100,000.00        100,000.00       3/1/97       2/1/27       10.750        9.750       16.750        7.000
10216136195    70,700.00         70,700.00       3/1/97       2/1/27       12.500       11.500       18.500        7.500
10216136317    54,000.00         53,980.75       3/1/97       2/1/27       11.000       10.000       17.000        6.000
10216136407   153,000.00        153,000.00       3/1/97       2/1/27       10.875        9.875       16.875        6.250
10216136416    89,200.00         89,151.28       3/1/97       2/1/27        9.000        8.000       15.000        4.500
10216136427   140,000.00        140,000.00       3/1/97       2/1/27       12.000       11.000       18.000        7.250
10216136751    70,100.00         70,049.77       2/1/97       1/1/27       11.000       10.000       17.000        6.000
10216136783   124,200.00        124,200.00       3/1/97       2/1/27        9.750        8.750       15.750        6.750
10216136787    62,400.00         62,400.00       3/1/97       2/1/27        9.625        8.625       15.625        5.000
10216136878    90,000.00         90,000.00       3/1/97       2/1/27       10.000        9.000       16.000        5.500
10216136890    35,000.00         34,942.21       2/1/97       1/1/27        9.000        8.000       15.000        4.500
10216136892   108,700.00        108,700.00       3/1/97       2/1/27        8.625        7.625       14.625        3.750
10216136981    76,000.00         75,956.28       3/1/97       2/1/27        8.750        7.750       14.750        4.500
10216137135    28,000.00         27,983.44       1/1/97      12/1/26       11.875       11.875       17.875        8.500
10216137281    67,600.00         67,600.00       3/1/97       2/1/27       10.000        9.000       16.000        5.500
10216137295   153,800.00        153,800.00       3/1/97       2/1/27       10.625        9.625       16.625        6.250
10216137308    40,000.00         40,000.00       3/1/97       2/1/27        8.625        7.625       14.625        3.750
10216137420    56,000.00         56,000.00       3/1/97       2/1/27        8.625        7.625       14.625        3.750
10216137469    64,600.00         64,571.42       3/1/97       2/1/27       10.000        9.000       16.000        5.500
10216137524    55,000.00         54,984.70       3/1/97       2/1/27       12.125       11.125       18.125        6.750
10216137533    36,000.00         36,000.00       3/1/97       2/1/27       11.500       11.500       17.500        7.500
10216137615    32,000.00         32,000.00       3/1/97       2/1/27        8.625        7.625       14.625        3.750
10216137759    60,000.00         59,968.75       2/1/97       1/1/27        9.375        8.375       15.375        5.000
10216137811    36,800.00         36,800.00       3/1/97       2/1/27       12.500       11.500       18.500        7.500
10216137908    51,200.00         51,070.15       1/1/97      12/1/26       10.250        9.250       16.250        5.750
10216137921    37,800.00         37,800.00       3/1/97       2/1/27        9.000        8.000       15.000        4.500
10216137994    85,000.00         84,949.82       3/1/97       2/1/27        8.625        7.625       14.625        3.750
10216138067   135,150.00        135,150.00       3/1/97       2/1/27       10.750        9.750       16.750        6.500
10216138144   140,000.00        140,000.00       3/1/97       2/1/27        9.000        8.000       15.000        4.500
10216138182    90,000.00         90,000.00       3/1/97       2/1/27        9.875        8.875       15.875        5.000
10216138283   132,600.00        132,600.00       3/1/97       2/1/27       10.750        9.750       16.750        6.500
10216138299   272,000.00        272,000.00       3/1/97       2/1/27       10.875       10.875       16.875        7.500
10216138305    80,000.00         80,000.00       3/1/97       2/1/27        9.375        8.375       15.375        5.000
10216138372   128,000.00        128,000.00       3/1/97       2/1/27       11.375       10.375       17.375        7.000
10216138394   136,000.00        136,000.00       3/1/97       2/1/27        9.000        8.000       15.000        4.500
10216138462    92,000.00         92,000.00       3/1/97       2/1/27        8.375        7.375       14.375        3.750
10216138486    55,000.00         54,976.31       3/1/97       2/1/27       10.125        9.125       16.125        5.750
10216138495   124,950.00        124,950.00       3/1/97       2/1/27       10.375        9.375       16.375        6.125
10216138525   165,000.00        164,941.17       3/1/97       2/1/27       11.000       10.000       17.000        6.000
10216138533    86,200.00         86,165.74       3/1/97       2/1/27       10.500        9.500       16.500        5.750
10216138672   225,000.00        224,897.78       2/1/97       1/1/27        9.875        8.875       15.875        5.000
10216138673    41,300.00         41,300.00       3/1/97       2/1/27        9.000        8.000       15.000        4.500
10216138775   140,200.00        140,200.00       3/1/97       2/1/27       10.375       10.375       16.375        6.750
10216138781   120,000.00        120,000.00       3/1/97       2/1/27       12.000       11.000       18.000        7.250
10216138789    56,300.00         56,300.00       4/1/97       3/1/27        8.625        7.625       14.625        3.750
10216138805   124,200.00        124,200.00       3/1/97       2/1/27       11.000       10.000       17.000        6.750
10216138813   202,500.00        202,500.00       3/1/97       2/1/27        9.625        8.625       15.625        5.000
10216138814    88,000.00         88,000.00       3/1/97       2/1/27       11.375       10.375       17.375        7.000
10216138833   170,850.00        170,850.00       3/1/97       2/1/27       10.750        9.750       16.750        6.500
10216138910   119,850.00        119,850.00       3/1/97       2/1/27       10.750        9.750       16.750        6.500
10216138942   127,500.00        127,500.00       3/1/97       2/1/27        8.625        7.625       14.625        3.750
10216139058    43,200.00         43,200.00       3/1/97       2/1/27       11.000       10.000       17.000        6.750
10216139063   275,000.00        275,000.00       3/1/97       2/1/27        9.500        8.500       15.500        5.250
10216139078    54,000.00         54,000.00       3/1/97       2/1/27       11.000       10.000       17.000        6.000
10216139093    48,000.00         48,000.00       3/1/97       2/1/27        8.625        8.625       14.625        5.000

Alliance Funding Company                                          Page 9 3/17/97
A division of Superior Bank FSB

                                 Sale Schedule A
 1997-1 Class 2 - Initial Pool of Adjustable Rate Mortgages - Settlement 3/20/97
Sale ID    Account         Name                      Address                    City                  State     Zip Code
-------    -------         ----                      -------                    ----                  -----     --------
ML157   10216139185   LOPEZ ISABEL Q            5113 SOUTH GURENE DRIVE         SALT LAKE CITY         UT        84117
ML157   10216139236   CLARK RANDALL H           1830 KESSLER BLVD               SOUTH BEND             IN        46616
ML157   10216139297   DYRESON JAMES A           37305 33RD AVENUE SOUTH         AUBURN                 WA        98001
ML157   10216139312   BURNS RONALD              15711 SOUTH TURLINGTON AVENUE   HARVEY                 IL        60426
ML157   10216139446   DICKSON MARK L            2549 WEST GUNLOCK DRIVE         TAYLORSVILLE           UT        84118
ML157   10216139534   BOYD FRED L               3456 HARRISON STREET            DENVER                 CO        80205
ML157   10216139592   REHM RICHARD M            11S464 DOWNERS DRIVE            LEMONT                 IL        60439
ML157   10216139619   PARK GREG R               12062 HERON RIDGE CIRCLE        DRAPER                 UT        84020
ML157   10216139628   TIBLJAS GARY W            450 MERIDIAN LAKE DRIVE         CRESTED BUTTE          CO        81224
ML157   10216139815   HOLLIS WILLIAM            2615 76TH AVENUE                ELMWOOD PARK           IL        60707
ML157   10216139822   CLARK QUEEN H             1728 BRIDLE POST DRIVE #5D      AURORA                 IL        60506
ML157   10216139912   CAULEY M CAD              7431 SOUTH EASTBOURNE CIRCLE    SALT LAKE CITY         UT        84121
ML157   10216139933   DODGE LORI L              1109 ROSE STREET                CRAIG                  CO        81625
ML157   10216139947   HUIE KEVIN W              13900 CITATION DRIVE            ORLAND PARK            IL        60462
ML157   10216139983   EVANS JAMES A             7969 SOUTH 3620 WEST            WEST JORDAN            UT        84088
ML157   10216139986   FRIEDMAN ANDREW M         6807 SOUTH NORMANDY PLACE       MIDVALE                UT        84047
ML157   10216140069   HAVER JASON C             12824 DONETTE COURT             ALBUQUERQUE            NM        87112
ML157   10216140103   VINES RICK                5019 29TH AVENUE                KENOSHA                WI        53140
ML157   10216140122   DARDEN ERIC               5581 COURVILLE                  DETROIT                MI        48224
ML157   10216140128   ROSS KENNETH F            779 HARRISON                    LINCOLN PARK           MI        48146
ML157   10216140133   MCVAY LAWRENCE H          11210 109TH STREET SW           TACOMA                 WA        98498
ML157   10216140167   CRANNEY WILLARD D         815 WEST 1110 SOUTH             TOOELE                 UT        84074
ML157   10216140199   WILSON STEPHANIE          817 20TH AVE                    MAYWOOD                IL        60153
ML157   10216140215   ELHORR ISSAM              7847 BINGHAM                    DEARBORN               MI        48126
ML157   10216140299   BOLIG THOMAS              2112 S. HARVEY                  WESTLAND               MI        48186
ML157   10216140316   GREER WILLIAM T           2315 WARWICK LANE               COLORADO SPRINGS       CO        80909
ML157   10216140403   DUNCAN ROBERT L           1642 NORTH CENTER STREET        MESA                   AZ        85201
ML157   10216140447   CRUM DAVID J              2328 DEAN LAKE AVENUE NE        GRAND RAPIDS           MI        49505
ML157   10216140516   MALONE MICHAEL J          10111 BRAEBURN ROAD             BARRINGTON HILLS       IL        60010
ML157   10216140522   ISHO MAHER                24436 CURIE                     WARREN                 MI        48091
ML157   10216140597   SAFIE GEORGE              3437 LONE PINE                  WEST BLOOMFIELD        MI        48323
ML157   10216140598   MILLER LEROY D            12055 13 MILE ROAD              GREENVILLE             MI        48838
ML157   10216140636   PENN DAVID                5 EDGCUMBE PLACE                ST. PAUL               MN        55116
ML157   10216140674   WILLIAMS L C              15933 S. PAULINA                HARVEY                 IL        60426
ML157   10216140723   YUSRA RIDHA               6552 BARRIE                     DEARBORN               MI        48126
ML157   10216140724   NASLUND JOSEPH            300 EASTWOOD DRIVE              MEDFORD                OR        97504
ML157   10216140823   LEE JAMES M               2232 SOUTH KIRKLAND AVENUE      CHICAGO                IL        60623
ML157   10216140836   RICHTER GLENN             1704 BANK STREET                KALAMAZOO              MI        49001
ML157   10216140904   EVANS THERESA G           731 WALNUT DRIVE                EUCLID                 OH        44132
ML157   10216140972   TYLER WILLIAM F           1151 MAGNOLIA AVENUE EAST       ST. PAUL               MN        55106
ML157   10216140989   GEJDOS NINA Z             3014 HUNTINGTON ROAD            SHAKER HEIGHTS         OH        44120
ML157   10216141009   OLLIER GUY A              514 HODGE STREET                NEWPORT                KY        41071
ML157   10216141092   MORICZ TIMOTHY            5940 WEST 29TH AVENUE           GARY                   IN        46406
ML157   10216141193   MEDRANO AGRIPINO M        1073 FOXWORTH BLVD              LOMBARD                IL        60148
ML157   10216141196   VERZO EDILBERTO V         300-303 NORTH CUYLER            OAK PARK               IL        60302
ML157   10216141212   MCHUGH SHAWN P            1216 S. ANDREWS STREET          SHAWANO                WI        54166
ML157   10216141215   AL-BAGHDADY ALI           7409 STAHELIN                   DETROIT                MI        48228
ML157   10216141316   MILLS EILEEN M            30091 FAIRFAX                   SOUTHFIELD             MI        48076
ML157   10216141374   MCGUIRE JULIETTE F        3260 WEST 63RD AVENUE           DENVER                 CO        80221
ML157   10216141411   ADAMS JILL L              460-464 SOUTH CORONA STREET     DENVER                 CO        80209
ML157   10216141451   WILLIAMS JAMES G          790 APPLEWOOD LANE              ALGONQUIN              IL        60102
ML157   10216141460   MALONE PATRICK J          114 CORNWALL CIRCLE S E         POPLAR GROVE           IL        61065
ML157   10216141506   GAPPA JOSEPH P            196 MARQUETTE STREET            FOND DU LAC            WI        54935
ML157   10216141513   MARSHALL JAMES E JR       1807 CARNELIAN LANE             EAGAN                  MN        55122
ML157   10216141532   ZAHNOW LARRY D            1303 28TH AVENUE COURT          MILTON                 WA        98354
ML157   10216141594   BUTLER JOHN Q             679 CALDER                      YPSILANTI              MI        48198
ML157   10216141679   DERY BRADLEY P            349 E. CAMBOURNE                FERNDALE               MI        48222
ML157   10216141759   AL-RUBEY KAREEM J         6467 TERNES                     DEARBORN               MI        48126
ML157   10216141798   MURRAY WILLIAM G          362 SOUTHWEST RIVER DRIVE       DALLAS                 OR        97338
ML157   10216141802   CAMPBELL MICHAEL J        7986 INGALLS STREET             ARVADA                 CO        80003
ML157   10216141829   COLUNGA LEAH L            721 EAST 840 NORTH              OREM                   UT        84097



             Principal         Cut-off Date    First                     Initial      Minimum      Maximum
              Balance at         Principal     Payment      Maturity     Mortgage     Mortgage      Mortgage      Gross
   Account   Origination         Balance        Date         Date          Rate         Rate         Rate         Margin
   -------   -----------         -------        ----         ----          ----         ----         ----         ------
10216139185   124,950.00        124,902.95       3/1/97       2/1/27       10.750        9.750       16.750        6.500
10216139236    87,200.00         87,200.00       3/1/97       2/1/27       12.000       11.000       18.000        7.250
10216139297   160,000.00        160,000.00       3/1/97       2/1/27       11.000       10.000       17.000        6.750
10216139312    30,100.00         30,100.00       3/1/97       2/1/27        8.625        7.625       14.625        3.750
10216139446   136,000.00        136,000.00       3/1/97       2/1/27       10.750        9.750       16.750        6.500
10216139534    46,800.00         46,800.00       3/1/97       2/1/27       12.000       11.000       18.000        6.750
10216139592   157,600.00        157,600.00       3/1/97       2/1/27       11.500       10.500       17.500        6.750
10216139619   160,500.00        160,500.00       3/1/97       2/1/27        8.750        7.750       14.750        4.500
10216139628   240,500.00        240,381.71       3/1/97       2/1/27        9.500        8.500       15.500        5.250
10216139815    52,100.00         52,075.69       3/1/97       2/1/27        9.750        9.750       15.750        6.000
10216139822    41,000.00         41,000.00       3/1/97       2/1/27        9.000        8.000       15.000        4.500
10216139912   135,500.00        135,500.00       3/1/97       2/1/27        9.500        8.500       15.500        5.250
10216139933    59,200.00         59,170.88       3/1/97       2/1/27        9.500        8.500       15.500        5.250
10216139947   131,000.00        131,000.00       4/1/97       3/1/27       11.000       10.000       17.000        6.000
10216139983    72,000.00         72,000.00       3/1/97       2/1/27       11.625       11.625       17.625        8.250
10216139986   143,650.00        143,595.86       3/1/97       2/1/27       10.750        9.750       16.750        6.500
10216140069    97,325.00         97,325.00       3/1/97       2/1/27        8.375        7.375       14.375        3.750
10216140103    56,900.00         56,900.00       4/1/97       3/1/27       10.625        9.625       16.625        6.250
10216140122    55,900.00         55,884.44       3/1/97       2/1/27       12.125       11.125       18.125        6.750
10216140128    61,200.00         61,200.00       3/1/97       2/1/27       12.000       11.000       18.000        7.250
10216140133   124,950.00        124,950.00       4/1/97       3/1/27       10.875        9.875       16.875        6.250
10216140167   105,150.00        105,150.00       3/1/97       2/1/27        9.500        8.500       15.500        5.250
10216140199    77,300.00         77,300.00       3/1/97       2/1/27        9.000        8.000       15.000        4.500
10216140215   100,000.00         99,945.38       2/1/97       1/1/27        9.000        8.000       15.000        4.500
10216140299    58,600.00         58,600.00       3/1/97       2/1/27       10.875        9.875       16.875        7.250
10216140316   107,200.00        107,200.00       3/1/97       2/1/27        9.500        8.500       15.500        5.250
10216140403   255,000.00        255,000.00       3/1/97       2/1/27        9.250        8.250       15.250        5.000
10216140447    65,000.00         65,000.00       3/1/97       2/1/27       11.000       10.000       17.000        6.000
10216140516   475,000.00        475,000.00       3/1/97       2/1/27        9.625        8.625       15.625        5.000
10216140522    83,000.00         82,948.44       2/1/97       1/1/27        9.375        9.375       15.375        5.750
10216140597   224,000.00        224,000.00       3/1/97       2/1/27       10.000        9.000       16.000        5.750
10216140598    89,600.00         89,600.00       3/1/97       2/1/27       10.500        9.500       16.500        5.750
10216140636   330,700.00        330,700.00       3/1/97       2/1/27        8.875        8.875       14.875        5.250
10216140674    53,600.00         53,600.00       3/1/97       2/1/27       12.000       11.000       18.000        7.500
10216140723    70,200.00         70,200.00       3/1/97       2/1/27        9.375        9.375       15.375        5.750
10216140724   120,000.00        120,000.00       3/1/97       2/1/27       10.500        9.500       16.500        6.000
10216140823    74,400.00         74,400.00       3/1/97       2/1/27       11.250       11.250       17.250        7.500
10216140836    40,800.00         40,786.50       3/1/97       2/1/27       12.250       11.250       18.250        7.500
10216140904    73,500.00         73,500.00       3/1/97       2/1/27        9.000        8.000       15.000        4.500
10216140972    38,000.00         37,977.57       3/1/97       2/1/27        8.625        7.625       14.625        3.750
10216140989    84,500.00         84,500.00       3/1/97       2/1/27       12.250       11.250       18.250        6.750
10216141009    32,400.00         32,400.00       3/1/97       2/1/27        9.375        9.375       15.375        5.750
10216141092    36,000.00         36,000.00       3/1/97       2/1/27       12.500       11.500       18.500        7.500
10216141193   136,000.00        136,000.00       4/1/97       3/1/27        9.875        8.875       15.875        5.000
10216141196   365,400.00        365,400.00       4/1/97       3/1/27        9.375        8.375       15.375        5.000
10216141212    46,800.00         46,800.00       3/1/97       2/1/27        9.750        9.750       15.750        6.000
10216141215    33,200.00         33,200.00       3/1/97       2/1/27       10.250        9.250       16.250        5.750
10216141316    79,900.00         79,900.00       4/1/97       3/1/27       11.000       10.000       17.000        6.750
10216141374   155,800.00        155,800.00       4/1/97       3/1/27       10.125       10.125       16.125        6.500
10216141411   202,300.00        202,300.00       4/1/97       3/1/27       10.500        9.500       16.500        6.000
10216141451   132,300.00        132,300.00       3/1/97       2/1/27        8.625        8.625       14.625        5.000
10216141460   100,800.00        100,755.41       3/1/97       2/1/27       10.000        9.000       16.000        6.500
10216141506    59,200.00         59,200.00       4/1/97       3/1/27        8.875        7.875       14.875        3.750
10216141513    99,200.00         99,163.69       3/1/97       2/1/27       10.880       10.880       16.880        8.500
10216141532   460,000.00        460,000.00       4/1/97       3/1/27       10.750        9.750       16.750        6.250
10216141594    34,800.00         34,800.00       3/1/97       2/1/27        8.875        8.875       14.875        5.000
10216141679    49,000.00         49,000.00       4/1/97       3/1/27       11.250       10.250       17.250        6.000
10216141759    63,000.00         63,000.00       3/1/97       2/1/27        9.375        9.375       15.375        5.750
10216141798   108,500.00        108,500.00       3/1/97       2/1/27       10.750        9.750       16.750        6.250
10216141802   106,250.00        106,250.00       4/1/97       3/1/27       10.125       10.125       16.125        6.500
10216141829    45,000.00         45,000.00       4/1/97       3/1/27        9.375        8.375       15.375        4.750

Alliance Funding Company                                         Page 10 3/17/97
A division of Superior Bank FSB

                                 Sale Schedule A
 1997-1 Class 2 - Initial Pool of Adjustable Rate Mortgages - Settlement 3/20/97
Sale ID    Account         Name                      Address                    City                  State     Zip Code
-------    -------         ----                      -------                    ----                  -----     --------
ML157   10216141842   MORGAN RALPH A            8793 PINCKNEY ROAD              PINCKNEY               MI        48169
ML157   10216141861   STOYKE DONALD J           RT. 2 PINE TREE LANE            STURGEON LAKE          MN        55783
ML157   10216141873   LUXTON SARI               1543 WYOMING AVENUE             FLINT                  MI        48506
ML157   10216141894   NEHME NADA                5917 ARYGLE                     DEARBORN               MI        48126
ML157   10216142015   MILLER JERRY F            762 N BERMUDA STREET            MESA                   AZ        85205
ML157   10216142027   CHRISTIANSEN LEE D        2095 EAST RAINBOW POINT DRIVE   SALT LAKE CITY         UT        84124
ML157   10216142044   OWEN SCOTT G              8751 SOUTH PEBBLECREST WAY      WEST JORDAN            UT        84088
ML157   10216142214   NEUBECK III WILLIAM H     1350 EAST PURDUE AVENUE         PHOENIX                AZ        85020
ML157   10216142263   CHARLES MICHAEL ST        1236 RUE DEAUVILLE              YPSILANTI              MI        48197
ML157   10216142271   AL-JABERY HAIDER          5636 ARGYLE                     DEARBORN               MI        48126
ML157   10216142385   OSWALT TODD A             1191 EAST CHANDLER BOULEVARD    CHANDLER               AZ        85225
ML157   10216142544   DBOUK NAJLA ALI           6222 SCHAEFER ROAD              DEARBORN               MI        48126
ML157   10216142918   ISAAM JISHI               714 ARDMORE STREET              DEARBORN HEIGHTS       MI        48127
        ----------    ----------
             135      Sale Total



              Principal         Cut-off Date    First                     Initial      Minimum      Maximum
              Balance at         Principal     Payment      Maturity     Mortgage     Mortgage      Mortgage      Gross
   Account   Origination         Balance        Date         Date          Rate         Rate         Rate         Margin
   -------   -----------         -------        ----         ----          ----         ----         ----         ------
10216141842   109,200.00        109,200.00       4/1/97       3/1/27        9.250        8.250       15.250        4.500
10216141861    70,000.00         70,000.00       3/1/97       2/1/27       11.250       11.250       17.250        7.250
10216141873    10,500.00         10,500.00       4/1/97       3/1/27       10.000       10.000       16.000        6.000
10216141894    65,000.00         65,000.00       3/1/97       2/1/27        8.625        7.625       14.625        3.750
10216142015   144,000.00        144,000.00       4/1/97       3/1/27       10.250        9.250       16.250        5.750
10216142027   164,000.00        164,000.00       4/1/97       3/1/27        9.750        8.750       15.750        5.250
10216142044   111,192.00        111,192.00       4/1/97       3/1/27       10.875       10.875       16.875        7.250
10216142214    65,100.00         65,100.00       3/1/97       2/1/27       10.250        9.250       16.250        5.750
10216142263   100,400.00        100,372.83       3/1/97       2/1/27       12.250       11.250       18.250        7.250
10216142271   104,800.00        104,800.00       3/1/97       2/1/27        9.250        8.250       15.250        4.500
10216142385   108,000.00        108,000.00       3/1/97       2/1/27        9.875        9.875       15.875        6.250
10216142544    50,000.00         50,000.00       4/1/97       3/1/27        9.250        8.250       15.250        4.500
10216142918   135,100.00        135,100.00       4/1/97       3/1/27        9.250        8.250       15.250        4.500
           -------------     -------------                                 ------        -----       ------        ------
           14,348,789.00     14,347,223.17                                 10.148        9.307       16.148        5.773

Alliance Funding Company                                         Page 11 3/17/97
A division of Superior Bank FSB

                                 Sale Schedule A
 1997-1 Class 2 - Initial Pool of Adjustable Rate Mortgages - Settlement 3/20/97
Sale ID    Account         Name                      Address                    City                  State     Zip Code
-------    -------         ----                      -------                    ----                  -----     --------
MLC158  10218000142   HARDY ROBERT C            658 SAINT MARKS AVE             BROOKLYN               NY        11216
MLC158  10218000191   CLAYTON WINZLE JR         15 HIGH POINT DR                SPRINGFIELD            NJ        07081
MLC158  10218000711   HEIM JOSEPH W             489 ROUTE 94                    NEWTON                 NJ        07860
MLC158  10218001085   BRENT ETTA DIXON          101 TOMPKINS CIRCLE             STATEN ISLAND          NY        10301
MLC158  10218001525   RODRIGUEZ LYDIA           19 KELLEE DR                    NORWALK                CT        06854
MLC158  10218002437   CRESPO DIANE              7 FLOWER CITY PARK              ROCHESTER              NY        14615
MLC158  10218002589   TRUBEY JOYCE OLIVIA       717 CLOVER AVE                  BALTIMORE              MD        21221
MLC158  10218003110   NAYCI ZEKERIYA            13 LOCUST ST                    NESCONSET              NY        11767
MLC158  10218003168   LOBBAN ROBERT J           49 RIPPLEWOOD DR                UPPER SADDLE RIVER     NJ        07458
MLC158  10218003186   RODRIGUEZ JOSEPH F        3243 FAR REACH DR               BALDWINSVILLE          NY        13027
MLC158  10218003208   SAWYERS THOMAS R          742 ROSEDALE AVE                BRONX                  NY        10473
MLC158  10218003210   LAMPITELLI JOHN           20 PHILIP AVE                   STATEN ISLAND          NY        10312
MLC158  10218003387   ROHN KENNETH S            222 SAINT CHARLES ST            JOHNSON CITY           NY        13790
MLC158  10218003457   MARKOWITZ JOEL M          7 CLAFFORD LANE                 MELVILLE               NY        11747
MLC158  10218003482   BESSO RONALD J            117 RED OAK TRL                 CHESAPEAKE             VA        23320
MLC158  10218003546   HENRY ALFRED L            3514 LARKWAY ST                 TALLAHASSEE            FL        32310
MLC158  10218003583   GOMES GABRIEL             81-12 PETTIT AVENUE             ELMHURST               NY        11373
MLC158  10218003667   DELGALDO CARMINE          25 CARREAU AVE                  STATEN ISLAND          NY        10314
MLC158  10218003724   CAMARADA ANTHONY          735 RAMONA AVE                  STATEN ISLAND          NY        10309
MLC158  10218003752   BRAIM MARY                21 EAST RAYMOND AVENUE          ROOSEVELT              NY        11575
MLC158  10218003773   LY SARY                   8 BROOKVIEW LN                  MIDDLETOWN             CT        06457
MLC158  10218003841   FORSEY GEORGE A           57 PEARL ST                     CLINTON                CT        06413
MLC158  10218003908   ROCCO ANTHONY             136 DOVER GRN                   STATEN ISLAND          NY        10312
MLC158  10218004216   SANSEVERINO DENNIS        15 HAMILTON CT                  NORTH HAVEN            CT        06473
MLC158  10218004222   JUSTE PIERRE              824 ALLEN ST                    LINDEN                 NJ        07036
MLC158  10218004235   WALSH MARY B              34 BLISH PL                     DUMONT                 NJ        07628
MLC158  10218004364   MCGOVERN WILLIAM T        409 BAY COLONY DRIVE            DAGSBORO               DE        19939
MLC158  10218004411   CAFORA LOUISE T           42 44 CHARRON ST                BRIDGEPORT             CT        06606
MLC158  10218004470   GAGLIARDI STEVEN          32 OLD FARM RD                  BERKELEY HEIGHTS       NJ        07922
MLC158  10218004517   BONNET XIOMARA            10821 ROOSEVELT AVE             CORONA                 NY        11368
MLC158  10218004524   EDO ROBERT J              51 EASTFIELD DR                 FAIRFIELD              CT        06432
MLC158  10218004584   WALSH MICHAEL J           64 CRESTWOOD DR                 GLEN ROCK              NJ        07452
MLC158  10218004585   SULLIVAN BRIAN K          2 -26 31ST ST                   FAIR LAWN              NJ        07410
MLC158  10218004716   BRYANT SHARON             404 CHAUNCEY STEET              BROOKLYN               NY        11207
MLC158  10218004776   MAHER JOHN                247 LAKELAND AVE                SAYVILLE               NY        11782
MLC158  10218004866   LIRIANO CHRISTIAN         97 TREADWELL AVE                STATEN ISLAND          NY        10302
MLC158  10218005013   FIORENTINO ROSEMARIE      124 CARROLL ST                  BROOKLYN               NY        11231
MLC158  10218005043   ARVANITAKIS DENISE        505 STUDIO RD                   RIDGEFIELD             NJ        07657
MLC158  10218005048   TRIANTAFELOW JOHN R       795 BRIARSTONE RD               BETHLEHEM              PA        18017
MLC158  10218005086   ZIBA SHPENDIM             111 VINCENT ST                  WAYNE                  NJ        07470
MLC158  10218005173   LARSON JOHN M             26 SPRUCE ST                    POMPTON LAKES          NJ        07442
MLC158  10218005240   LAPP SHIRLEY N            149 RESERVOIR ROAD              STRASBURG              PA        17579
MLC158  10218005285   ATKINS LLOYD E            8900 DEEP RIVER ROAD            SANFORD                NC        27330
MLC158  10218005296   GILGORE ROBERT J          508 HARRISON ST                 POTTSVILLE             PA        17901
MLC158  10218005458   CHAVEZ JEAN               2913 LURTING AVE                BRONX                  NY        10469
MLC158  10218005475   BOYER VICTOR L            5 GREENWOOD DRIVE               BORDENTOWN             NJ        08505
MLC158  10218005478   SANCHO KATHLEEN           2310 NEWKIRK AVE                BROOKLYN               NY        11226
MLC158  10218005511   LEE MICHAEL H             2491 78TH AVENUE                PHILADELPHIA           PA        19150
MLC158  10218005512   TAYLOR EDWARD             18 2ND AVE                      CENTRAL ISLIP          NY        11722
MLC158  10218005542   SCORZETTI WILLIAM D       652 PHEASANT LANE               TOBYHANNA              PA        18466
MLC158  10218005574   PEARS JEFFREY L           3650 NORTH CAMAC STREET         PHILADELPHIA           PA        19140
MLC158  10218005651   KALAMARAS PETER T         412 NEW MARKET RD               DUNELLEN               NJ        08812
MLC158  10218005677   CASTELLANO GERALDINE      1938 85TH ST                    BROOKLYN               NY        11214
MLC158  10218005684   SULLIVAN JOHN B           49-55 164TH STREET              FLUSHING               NY        11365
MLC158  10218005697   JOHNSON L.C.              330-332 11TH AVE                PATERSON               NJ        07514
MLC158  10218005703   BACHINSKI JEFFERSON P     103 W CATAWISSA ST              NESQUEHONING           PA        18240
MLC158  10218005728   SIMONDS MICHAEL           2 PARK CIR                      MILFORD                CT        06460
MLC158  10218005767   VERMEYCHUK DANIEL         2488 1ST AVE                    AVALON                 NJ        08202
MLC158  10218005870   NEPTUNE CARL              11 MIRIJO RD                    DANBURY                CT        06811
MLC158  10218005880   LYONS STEPHEN N           1750 SKIPPACK PIKE APT 106      CENTER SQUARE          PA        19422
MLC158  10218005977   FILANCIA PETER A          1690 THE OAKS BLVD              KISSIMMEE              FL        34746



              Principal         Cut-off Date    First                     Initial      Minimum      Maximum
              Balance at         Principal     Payment      Maturity     Mortgage     Mortgage      Mortgage      Gross
   Account   Origination         Balance        Date         Date          Rate         Rate         Rate         Margin
   -------   -----------         -------        ----         ----          ----         ----         ----         ------
10218000142   173,400.00        173,058.66      10/1/96       9/1/26       10.625       10.625       16.625        6.750
10218000191   200,000.00        199,754.47      11/1/96      10/1/26       11.750       11.750       17.750        7.500
10218000711   203,000.00        202,562.95      11/1/96      10/1/26        9.125        9.125       15.125        5.000
10218001085   157,720.00        157,587.82       1/1/97      12/1/26       10.250       10.250       16.250        6.625
10218001525   174,250.00        174,107.11       1/1/97      12/1/26       10.375       10.375       16.375        7.500
10218002437    20,000.00         19,988.81       1/1/97       2/1/26       12.125       12.125       18.125        7.750
10218002589   110,500.00        110,500.00       3/1/97       2/1/27       10.750        9.750       16.750        6.500
10218003110   131,400.00        131,400.00       3/1/97       2/1/27       10.250        9.250       16.250        5.750
10218003168   100,000.00        100,000.00       3/1/97       2/1/27       11.000       10.000       17.000        6.000
10218003186    91,000.00         91,000.00       3/1/97       2/1/27       11.000       10.000       17.000        7.000
10218003208   146,150.00        146,150.00       3/1/97       2/1/27       10.875        9.875       16.875        6.250
10218003210   100,000.00        100,000.00       3/1/97       2/1/27       10.375        9.375       16.375        6.125
10218003387    30,000.00         29,986.73       2/1/97       1/1/27       10.000       10.000       16.000        6.000
10218003457   195,000.00        194,920.40       3/1/97       2/1/27       10.375        9.375       16.375        6.250
10218003482    93,675.00         93,675.00       3/1/97       2/1/27        9.375        8.375       15.375        6.000
10218003546    72,000.00         72,000.00       3/1/97       2/1/27       10.250        9.250       16.250        6.750
10218003583   263,500.00        263,500.00       3/1/97       2/1/27       10.100        9.100       16.100        5.850
10218003667   159,000.00        158,917.58       3/1/97       2/1/27        9.250        8.250       15.250        4.625
10218003724    81,000.00         81,000.00       3/1/97       2/1/27       10.250        9.250       16.250        5.875
10218003752   106,250.00        106,250.00       3/1/97       2/1/27       11.625       10.625       17.625        7.250
10218003773   121,600.00        121,528.21       3/1/97       2/1/27        8.625        7.625       14.625        3.750
10218003841   108,000.00        107,960.43       2/1/97       1/1/27       10.875        9.875       16.875        6.625
10218003908   141,750.00        141,707.13       2/1/97       1/1/27       11.750       10.750       17.750        7.000
10218004216   200,000.00        199,544.51       2/1/97       1/1/27       10.625        9.625       16.625        6.000
10218004222    83,300.00         83,300.00       3/1/97       2/1/27       12.625       11.625       18.625        8.250
10218004235   100,000.00         99,959.17       3/1/97       2/1/27       10.375       10.375       16.375        7.000
10218004364   122,400.00        122,400.00       3/1/97       2/1/27        9.000        8.000       15.000        4.500
10218004411    72,000.00         71,940.97       2/1/97       1/1/27       10.375       10.375       16.375        7.000
10218004470   174,000.00        174,000.00       3/1/97       2/1/27       10.000        9.000       16.000        5.500
10218004517   139,500.00        139,500.00       3/1/97       2/1/27       10.250        9.250       16.250        5.750
10218004524   184,000.00        184,000.00       3/1/97       2/1/27       12.125       11.125       18.125        8.250
10218004584   207,000.00        206,820.93       2/1/97       1/1/27       10.125       10.125       16.125        6.750
10218004585   157,250.00        157,250.00       3/1/97       2/1/27       10.875        9.875       16.875        6.250
10218004716   140,250.00        140,250.00       3/1/97       2/1/27       11.875       10.875       17.875        7.500
10218004776    76,900.00         76,880.32       3/1/97       2/1/27       12.500       11.500       18.500        7.500
10218004866    80,800.00         80,800.00       3/1/97       2/1/27       11.250       11.250       17.250        7.250
10218005013   240,000.00        240,000.00       3/1/97       2/1/27       11.625       11.625       17.625        7.750
10218005043   385,000.00        385,000.00       3/1/97       2/1/27       11.875       11.875       17.875        8.500
10218005048    73,500.00         73,463.85       3/1/97       2/1/27        9.500        8.500       15.500        6.250
10218005086   125,000.00        125,000.00       3/1/97       2/1/27       12.250       11.250       18.250        7.500
10218005173   106,000.00        105,957.88       3/1/97       2/1/27       10.500        9.500       16.500        7.000
10218005240   115,000.00        115,000.00       3/1/97       2/1/27       10.500        9.500       16.500        5.750
10218005285   138,400.00        138,400.00       3/1/97       2/1/27        9.000        8.000       15.000        5.750
10218005296    28,800.00         28,800.00       3/1/97       2/1/27       10.250        9.250       16.250        5.750
10218005458   176,400.00        176,337.10       3/1/97       2/1/27       11.000       10.000       17.000        6.750
10218005475    65,000.00         64,962.61       3/1/97       2/1/27        8.750        7.750       14.750        4.500
10218005478   160,000.00        160,000.00       3/1/97       2/1/27       12.125       11.125       18.125        8.250
10218005511    52,000.00         52,000.00       3/1/97       2/1/27       11.500       10.500       17.500        7.000
10218005512    56,000.00         56,000.00       3/1/97       2/1/27       10.750        9.750       16.750        6.000
10218005542    36,000.00         35,660.56       3/1/97       2/1/27       10.875        9.875       16.875        6.750
10218005574    26,350.00         26,350.00       3/1/97       2/1/27       10.875        9.875       16.875        6.250
10218005651   143,200.00        143,152.97       2/1/97       1/1/27       11.375       11.375       17.375        7.500
10218005677   148,500.00        148,368.07       2/1/97       1/1/27       10.000       10.000       16.000        6.625
10218005684   177,225.00        177,225.00       3/1/97       2/1/27       10.750        9.750       16.750        6.500
10218005697   136,000.00        136,000.00       3/1/97       2/1/27       10.875       10.875       16.875        7.500
10218005703    23,920.00         23,920.00       3/1/97       2/1/27       12.500       11.500       18.500        7.500
10218005728   127,950.00        127,903.12       3/1/97       2/1/27       10.875        9.875       16.875        6.250
10218005767   180,000.00        179,826.85       1/1/97      12/1/26        9.625        9.625       15.625        6.250
10218005870   142,800.00        142,676.47       1/1/97      12/1/26       10.125       10.125       16.125        7.750
10218005880    71,600.00         71,563.15       1/1/97      12/1/26       12.500       11.500       18.500        8.500
10218005977   162,314.00        162,314.00       3/1/97       2/1/27       10.625        9.625       16.625        6.250

Alliance Funding Company                                         Page 12 3/17/97
A division of Superior Bank FSB

                                 Sale Schedule A
 1997-1 Class 2 - Initial Pool of Adjustable Rate Mortgages - Settlement 3/20/97
Sale ID    Account         Name                      Address                    City                  State     Zip Code
-------    -------         ----                      -------                    ----                  -----     --------
MLC158  10218006020   PATTISON LORENA D         134 TAYLORSTOWN RIDGE ROAD      CLAYSVILLE             PA        15323
MLC158  10218006079   SHIWKARAN MANGALBAI       56 JEFFERSON AVE                JERSEY CITY            NJ        07306
MLC158  10218006083   CARR MICHAEL PATRICK SR   1102 BANCROFT LANE              YARDLEY                PA        19067
MLC158  10218006087   PHANORD FLAUBERT          347 NEWPORT RD                  UNIONDALE              NY        11553
MLC158  10218006118   GIONFRIDDO BRIAN A        213 BLUEBIRD DR                 NAUGATUCK              CT        06770
MLC158  10218006128   GARLASCO LAWRENCE C       667 BRUCE DR                    PARAMUS                NJ        07652
MLC158  10218006130   SUCENA REGINALDO          46 OAKLEY AVE                   MOUNT VERNON           NY        10550
MLC158  10218006188   PARKER OTIS L             10 WARMAN ST                    MONTCLAIR              NJ        07042
MLC158  10218006259   MOSELEY LINDA             2761 LENNOX PLACE               YORK                   PA        17404
MLC158  10218006266   ZAGLOOL MOHAMMED M        7057 AUGUSTA BOULEVARD          SEMINOLE               FL        34636
MLC158  10218006282   MERCURO JAMES             39 ADELPHI RD                   S TOMS RIVER           NJ        08757
MLC158  10218006319   DIAMOND DEBORAH           20 BRADY ST                     WEST MILFORD           NJ        07480
MLC158  10218006330   GLAEWKETGARN DUANGJAI     415 DREXEL PLACE                SWARTHMORE             PA        19081
MLC158  10218006350   RAMKHELAWAN RAAMPIET      3201 59TH WAY N                 SAINT PETERSBURG       FL        33710
MLC158  10218006356   PEREIRA ANTHONY STOKES    24 MONTGOMERY AVENUE            ELMSFORD               NY        10523
MLC158  10218006374   DITTRICH JOHN N JR        9501 STENTON AVE                GLENSIDE               PA        19038
MLC158  10218006394   DESANTIS ANTHONY R        12 CHICKASAW DRIVE              POCONO LAKE            PA        18466
MLC158  10218006452   GARCIA LUIS L             99 GARSIDE AVE                  WAYNE                  NJ        07470
MLC158  10218006465   HUSSEY CLAUDIA            2293 BELMAR DRIVE               BELLEAIR BLUFFS        FL        34613
MLC158  10218006469   ZISA ALDO                 996 PINES TER                   FRANKLIN LAKES         NJ        07417
MLC158  10218006479   WOOTERS-DICICCO SANDRA    2201 BUCK RUB DR                NOTTINGHAM             PA        19362
MLC158  10218006543   ZITO ROBERT               1249 66TH ST                    BROOKLYN               NY        11219
MLC158  10218006545   GARVIN GEORGE F           369 HILLIARD DR                 FAYETTEVILLE           NC        28311
MLC158  10218006552   MAZA SANDRO E             50 FOSTER TRACE DRIVE           LAWRENCEVILLE          GA        30243
MLC158  10218006561   MAKDIS GEORGE             689 BERGEN AVE                  JERSEY CITY            NJ        07304
MLC158  10218006587   DALFERES DUFFEL JR        1706 CROMPOND RD                PEEKSKILL              NY        10566
MLC158  10218006623   RAMSEY FRED               115 MORGAN ST                   BRACKENRIDGE           PA        15014
MLC158  10218006625   LOVETERE THOMAS           10 LAURIE CT                    STATEN ISLAND          NY        10304
MLC158  10218006648   NORTON BRENDA L           1765 MORNING DOVE LANE          ENGLEWOOD              FL        34224
MLC158  10218006655   SMITH WARREN              568 NORTH COURTLAND STREET      EAST STROUDSBURG       PA        18301
MLC158  10218006672   ONEILL SUSAN              221 EMMANS RD                   FLANDERS               NJ        07836
MLC158  10218006683   BOHNET MICHAEL C II       701 MIRROR LAKE DR NORTH UNIT   ST PETERSBURG          FL        33702
MLC158  10218006697   CALDERON JAIRO            36 FERRIS AVE                   NORWALK                CT        06854
MLC158  10218006698   PECORINO JOSEPH           21 NORTH HOLLOWBROOK LANE       CORTLANDT MANOR        NY        10566
MLC158  10218006731   BOWEN VINCENT R JR        3672 OLD PHILADELPHIA PIKE      BETHLEHEM              PA        18015
MLC158  10218006863   RYAN EILEEN A             542 WINDING WAY                 WARMINSTER             PA        18974
MLC158  10218006884   ZIMMERMAN STEPHEN A       1240 ROUTE 271 S                LIGONIER               PA        15658
MLC158  10218006885   FRANCO JORGE              136-30 64TH ROAD                FLUSHING               NY        11367
MLC158  10218006895   MANSPERGER CYRIL H        14 MAIN ST                      COLD SPRING            NY        10516
MLC158  10218006897   DILEO MARIA G             239 RICH AVE                    MOUNT VERNON           NY        10552
MLC158  10218006915   HADDAD ALY EL             394 CARHART CT                  EAST BRUNSWICK         NJ        08816
MLC158  10218006951   WELSH ROANLD L            9156 CAPITAL HILL ROAD          WAYNESBORO             PA        17268
MLC158  10218006996   MCGORRY ROBERT B          538 SAW MILL RIVER RD           MILLWOOD               NY        10546
MLC158  10218006997   LAVOIE SUSAN M            404 1ST AVENUE SE               LUTZ                   FL        33549
MLC158  10218007022   GOMES BRIAN               7231 FAIR OAKS STREET           SPRING HILL            FL        34606
MLC158  10218007034   GUILFORD ARTHUR M         115 8TH AVE N                   SAINT PETERSBURG       FL        33701
MLC158  10218007072   SHEEHAN CATHLEEN N        5505 HUNTINGWOOD DRIVE          RALEIGH                NC        27606
MLC158  10218007096   HART MICHAEL              134 POPES ISLAND ROAD           MILFORD                CT        06460
MLC158  10218007148   SKLAR HERBERT             65 CHESTNUT ST                  LIBERTY                NY        12754
MLC158  10218007220   CUTLER DIANE P            4 WALKER LN                     BLOOMFIELD             CT        06002
MLC158  10218007224   DINARDO SALVATORE         117 HASTINGS ROAD               BRIDGEPORT             CT        06606
MLC158  10218007226   PERRITANO RALPH A         165 OSCAWANA HEIGHTS RD         PUTNAM VALLEY          NY        10579
MLC158  10218007230   RUBENIC ECKAHARD K        1121 WOODRIDGE DR               MIDDLETOWN             PA        17057
MLC158  10218007342   WHALE GREGORY E SR        50 BLACK WALNUT DRIVE           ETTERS                 PA        17319
MLC158  10218007346   SMITH MICHAEL             1927 BARNES AVENUE              BRONX                  NY        10462
MLC158  10218007357   PETERS STEPHEN C          82 BALDWIN HILL RD              WASHINGTON DEPOT       CT        06793
MLC158  10218007396   HUNSICKER DEBORAH A       1156 OYSTER MILL ROAD           CAMP HILL              PA        17011
MLC158  10218007400   DAVIS LLOYD               99 UTICA AVENUE                 BROOKLYN               NY        11213
MLC158  10218007403   COURTNEY SANDRA B         1602 BERGEN STREET              BROOKLYN               NY        11233
MLC158  10218007466   OGDEN JAMES C             218 N ELDON STREET              COLUMBUS               OH        43204
MLC158  10218007490   MUDLOCK JAMES K           8 MAIN ST                       LAFLIN                 PA        18702



              Principal         Cut-off Date    First                     Initial      Minimum      Maximum
              Balance at         Principal     Payment      Maturity     Mortgage     Mortgage      Mortgage      Gross
   Account   Origination         Balance        Date         Date          Rate         Rate         Rate         Margin
   -------   -----------         -------        ----         ----          ----         ----         ----         ------
10218006020   136,000.00        136,000.00       3/1/97       2/1/27        9.000        8.000       15.000        4.500
10218006079    61,200.00         61,200.00       3/1/97       2/1/27       10.750        9.750       16.750        7.500
10218006083   208,840.00        208,786.56       2/1/97       1/1/27       12.500       11.500       18.500        7.500
10218006087    99,450.00         98,455.70       3/1/97       2/1/27       11.625       10.625       17.625        7.250
10218006118   100,000.00        100,000.00       3/1/97       2/1/27       11.500       10.500       17.500        7.500
10218006128   254,000.00        254,000.00       3/1/97       2/1/27        9.625        9.625       15.625        6.250
10218006130   175,500.00        175,440.75       3/1/97       2/1/27       11.250       10.250       17.250        6.750
10218006188   150,000.00        150,000.00       3/1/97       2/1/27       10.375        9.375       16.375        6.000
10218006259   102,000.00        102,000.00       3/1/97       2/1/27        8.750        7.750       14.750        4.500
10218006266   140,250.00        140,250.00       3/1/97       2/1/27       10.875        9.875       16.875        6.250
10218006282    52,000.00         52,000.00       3/1/97       2/1/27       12.125       11.125       18.125        6.750
10218006319    98,400.00         98,352.86       3/1/97       2/1/27        9.625        9.625       15.625        6.250
10218006330   168,000.00        167,897.88       1/1/97      12/1/26       11.750       10.750       17.750        7.000
10218006350    80,000.00         79,965.54       3/1/97       2/1/27       10.125        9.125       16.125        5.750
10218006356   180,000.00        179,947.05       2/1/97       1/1/27       11.875       11.875       17.875        8.500
10218006374   129,900.00        129,825.27       2/1/97       1/1/27        8.750        7.750       14.750        5.500
10218006394    37,800.00         37,800.00       3/1/97       2/1/27        8.625        7.625       14.625        3.750
10218006452   210,000.00        210,000.00       3/1/97       2/1/27       11.375       11.375       17.375        8.000
10218006465    52,500.00         52,471.32       3/1/97       2/1/27        9.000        8.000       15.000        4.500
10218006469   180,000.00        180,000.00       3/1/97       2/1/27       10.375       10.375       16.375        7.000
10218006479   110,800.00        110,800.00       3/1/97       2/1/27       11.500       10.500       17.500        6.750
10218006543    80,000.00         80,000.00       3/1/97       2/1/27        8.750        8.750       14.750        5.375
10218006545   117,300.00        117,300.00       3/1/97       2/1/27        8.750        7.750       14.750        4.500
10218006552    98,515.00         98,442.48       2/1/97       1/1/27       10.875       10.875       16.875        7.750
10218006561    58,500.00         58,500.00       3/1/97       2/1/27        8.375        7.375       14.375        4.750
10218006587   119,430.00        119,372.79       3/1/97       2/1/27        9.625        8.625       15.625        6.000
10218006623    60,000.00         60,000.00       3/1/97       2/1/27       11.500       10.500       17.500        7.000
10218006625   500,000.00        500,000.00       3/1/97       2/1/27       10.375        9.375       16.375        6.375
10218006648    83,700.00         83,700.00       3/1/97       2/1/27       10.625        9.625       16.625        6.250
10218006655   107,100.00        107,100.00       3/1/97       2/1/27        9.750        8.750       15.750        5.250
10218006672   176,500.00        176,423.98       2/1/97       1/1/27       10.125       10.125       16.125        6.750
10218006683    22,715.00         22,715.00       3/1/97       2/1/27        9.000        8.000       15.000        4.500
10218006697   165,000.00        165,000.00       3/1/97       2/1/27        9.125        9.125       15.125        6.750
10218006698   114,300.00        114,300.00       3/1/97       2/1/27        9.875        8.875       15.875        6.000
10218006731    47,000.00         46,850.00       3/1/97       2/1/27       10.500        9.500       16.500        5.750
10218006863    81,640.00         81,640.00       3/1/97       2/1/27       10.500        9.500       16.500        5.500
10218006884    56,300.00         56,300.00       3/1/97       2/1/27        9.625        8.625       15.625        5.000
10218006885   159,300.00        159,300.00       3/1/97       2/1/27       10.250        9.250       16.250        6.000
10218006895   225,000.00        225,000.00       3/1/97       2/1/27        9.625        8.625       15.625        6.000
10218006897   185,500.00        185,326.21       3/1/97       2/1/27        9.750        8.750       15.750        6.250
10218006915    44,800.00         44,800.00       3/1/97       2/1/27        9.625        8.625       15.625        5.000
10218006951    42,500.00         42,500.00       3/1/97       2/1/27        9.000        8.000       15.000        4.500
10218006996   188,500.00        188,500.00       3/1/97       2/1/27       11.750       10.750       17.750        7.000
10218006997    64,260.00         64,260.00       3/1/97       2/1/27       10.250        9.250       16.250        5.750
10218007022    45,600.00         45,600.00       3/1/97       2/1/27       11.500       10.500       17.500        6.750
10218007034    54,000.00         53,975.47       3/1/97       2/1/27        9.875        8.875       15.875        5.000
10218007072   192,000.00        192,000.00       3/1/97       2/1/27        9.000        8.000       15.000        4.500
10218007096   120,000.00        120,000.00       3/1/97       2/1/27       10.000        9.000       16.000        6.500
10218007148    50,000.00         50,000.00       3/1/97       2/1/27        9.250        9.250       15.250        5.875
10218007220    44,800.00         44,782.20       3/1/97       2/1/27       10.500        9.500       16.500        6.000
10218007224    35,000.00         35,000.00       3/1/97       2/1/27        9.750        8.750       15.750        5.250
10218007226   249,950.00        249,950.00       3/1/97       2/1/27        9.750        8.750       15.750        5.500
10218007230   171,980.00        171,875.81       2/1/97       1/1/27        8.500        7.500       14.500        5.500
10218007342   112,640.00        112,587.45       2/1/97       1/1/27        9.750        8.750       15.750        5.500
10218007346    85,000.00         84,974.29       3/1/97       2/1/27       11.750       10.750       17.750        7.000
10218007357   171,900.00        171,823.95       3/1/97       2/1/27       10.000        9.000       16.000        6.750
10218007396    78,000.00         77,812.39       3/1/97       2/1/27        9.750        8.750       15.750        5.250
10218007400   124,000.00        124,000.00       3/1/97       2/1/27       10.375        9.375       16.375        6.125
10218007403   106,250.00        106,250.00       3/1/97       2/1/27       11.875       10.875       17.875        7.625
10218007466    58,650.00         58,650.00       3/1/97       2/1/27        9.000        8.000       15.000        4.500
10218007490    52,000.00         51,986.70       3/1/97       2/1/27       12.500       11.500       18.500        7.500

Alliance Funding Company                                         Page 13 3/17/97
A division of Superior Bank FSB

                                 Sale Schedule A
 1997-1 Class 2 - Initial Pool of Adjustable Rate Mortgages - Settlement 3/20/97
Sale ID    Account         Name                      Address                    City                  State     Zip Code
-------    -------         ----                      -------                    ----                  -----     --------
MLC158  10218007505   RICHIUSA MARIANNA         106 PERRY STREET                KEYPORT                NJ        07735
MLC158  10218007537   DAKA TUSH                 462 BELLEVUE AVE                YONKERS                NY        10703
MLC158  10218007639   BAEZ MIGUEL A             113 AVENUE F                    LODI                   NJ        07644
MLC158  10218007650   MOLL HELGA                700 ROSETO AVE                  ROSETO                 PA        18013
MLC158  10218007661   GREENLEE DANIEL R         3749 ORCHARD HIGHLAND           PALM HARBOR            FL        34684
MLC158  10218007662   KELLY ROSE                463 CHAROLTTE AVENUE            S WILLIAMSPORT         PA        17701
MLC158  10218007674   MOORE RUSSELL             308 BOND ST                     ELIZABETH              NJ        07206
MLC158  10218007675   GROFT WILLIAM J           101 LINCOLNWAY WEST             NEW OXFORD             PA        17350
MLC158  10218007689   SANTOS JOSE DE LOS        410-412 SIXTH AVENUE            PATERSON               NJ        07514
MLC158  10218007747   HUTCHINS LEONARD          143 HAMPTON GREEN               STATEN ISLAND          NY        10312
MLC158  10218007841   HAINES BRYAN R            2556 SWAMP CREEK RD             GREEN LANE             PA        18054
MLC158  10218007867   TATE SHELTON L            3606 OAK AVE                    BALTIMORE              MD        21207
MLC158  10218007897   LALLY ISABEL              4050 HARPER AVE                 BRONX                  NY        10466
MLC158  10218007904   STUART SCOTT Y            28 SARATOGA DR                  JERICHO                NY        11753
MLC158  10218007915   YUKA JOSEPH G             2003 WINDSOR TER                SPRING LAKE            NJ        07762
MLC158  10218007929   MCINTYRE DONALD J         197 PINECREST DR                WATERBURY              CT        06708
MLC158  10218007952   DESRRAVINE MARIA J        152 HOWE AVE                    PASSAIC                NJ        07055
MLC158  10218007996   HELGESON CLYDE E          7313 1ST AVE N                  SAINT PETERSBURG       FL        33710
MLC158  10218008121   BROWN ZIGMOND M           4921 BEAVER DAM ROAD            BRISTOL                PA        19007
        -----------   ----------
            141       Sale Total



              Principal         Cut-off Date    First                     Initial      Minimum      Maximum
              Balance at         Principal     Payment      Maturity     Mortgage     Mortgage      Mortgage      Gross
   Account   Origination         Balance        Date         Date          Rate         Rate         Rate         Margin
   -------   -----------         -------        ----         ----          ----         ----         ----         ------
10218007505    85,000.00         85,000.00       3/1/97       2/1/27       10.625       10.625       16.625        7.750
10218007537   138,000.00        138,000.00       3/1/97       2/1/27        9.875        9.875       15.875        6.500
10218007639   157,600.00        157,600.00       3/1/97       2/1/27        9.750        8.750       15.750        6.250
10218007650    48,000.00         48,000.00       3/1/97       2/1/27        8.375        7.375       14.375        3.750
10218007661   115,000.00        115,000.00       3/1/97       2/1/27       10.750        9.750       16.750        7.750
10218007662    63,000.00         63,000.00       3/1/97       2/1/27        9.875        8.875       15.875        5.000
10218007674    51,000.00         51,000.00       3/1/97       2/1/27        9.000        8.000       15.000        4.500
10218007675    30,000.00         29,985.63       3/1/97       2/1/27        9.625        8.625       15.625        5.000
10218007689   134,100.00        134,100.00       3/1/97       2/1/27       11.000       10.000       17.000        6.750
10218007747   100,000.00         99,958.07       3/1/97       2/1/27       10.250       10.250       16.250        6.875
10218007841    58,400.00         58,377.41       2/1/97       1/1/27       10.625       10.625       16.625        8.000
10218007867    76,000.00         75,976.17       3/1/97       2/1/27       11.750       10.750       17.750        7.000
10218007897   120,000.00        119,890.51       2/1/97       1/1/27        9.875        9.875       15.875        6.500
10218007904   371,450.00        371,450.00       3/1/97       2/1/27        8.875        8.875       14.875        5.500
10218007915    84,500.00         84,472.24       3/1/97       2/1/27       11.375       11.375       17.375        7.750
10218007929   100,000.00        100,000.00       3/1/97       2/1/27        9.875        8.875       15.875        6.000
10218007952   120,000.00        119,942.51       2/1/97       1/1/27        9.625        9.625       15.625        6.250
10218007996    59,500.00         59,500.00       3/1/97       2/1/27        9.875        9.875       15.875        5.250
10218008121    82,800.00         82,800.00       3/1/97       2/1/27       10.250        9.250       16.250        5.750
           -------------     -------------                                 ------       ------       ------        -----
           17,084,174.00     17,077,927.02                                 10.425        9.742       16.425        6.430

Alliance Funding Company                                         Page 14 3/17/97
A division of Superior Bank FSB

                                 Sale Schedule A
 1997-1 Class 2 - Initial Pool of Adjustable Rate Mortgages - Settlement 3/20/97
Sale ID    Account         Name                      Address                    City                  State     Zip Code
-------    -------         ----                      -------                    ----                  -----     --------
MLC159  10218001337   FOURNIER ANN MARIE        14 RASBERRY LANE                ELLINGTON              CT        06029
MLC159  10218002829   GONZALEZ PETER            1217 91ST ST                    NORTH BERGEN           NJ        07047
MLC159  10218004576   DENGLER PAUL M JR         2274 OLD YORK RD                COLUMBUS               NJ        08022
MLC159  10218004817   MCHUGH BERNARD J          44 LINCOLN ST                   WESTPORT               CT        06880
MLC159  10218005020   EVERARD TIMOTHY J         758 WEST WESTCHESTER DRIVE      CHARLESTON             SC        29414
MLC159  10218006060   MCMANUS MARK B            210 MAIN ST                     BOONVILLE              NY        13309
MLC159  10218006187   HULANICK RICHARD          315 DEAN CT                     KINGSTON               PA        18704
MLC159  10218006526   CLAUSE FRANK A JR         165 ORVILLES ROAD               WIND GAP               PA        18091
MLC159  10218006656   TURNER NORMAN E           107 ROBIN ST                    SUMMERVILLE            SC        29485
MLC159  10218007100   BROOK MARLENE M           122 COTTAGE AVENUE              MOUNT VERNON           NY        10550
MLC159  10218007549   BAKER R GERALD            601 B AVE                       WEST COLUMBIA          SC        29169
MLC159  10218008140   GUNTER DALLAS             2116 BOXWOOD CIRCLE             BRYANS ROAD            MD        20616
MLC159  10218008151   EVERETT JOSEPH D          278 EUCLID AVE                  HACKENSACK             NJ        07601
MLC159  10218008162   SNELLBAKER THEODORE J     151 JONES ST                    BELMONT HILLS          PA        19004
MLC159  10218008214   BUCHER ROBERT L JR        5120 CIRCLE DR                  HARRISBURG             PA        17112
MLC159  10218008225   WILES RONALD D            251 WINONA AVE                  WASHINGTON             PA        15301
MLC159  10218008227   FIGHERA FRANK R JR        4217 BOONE ST                   PHILADELPHIA           PA        19128
MLC159  10218008228   PRIDHAM ROANLD G          697 STONEGATE COURT             WEST CHESTER           PA        19380
MLC159  10218008262   BLANC JEANIE S            4750 MISTY LAKE CT              KENNESAW               GA        30144
MLC159  10218008328   REID CARLTON              155 11 115TH DRIVE              JAMAICA                NY        11434
MLC159  10218008347   FULLER LINDA              653 E 17TH ST                   BROOKLYN               NY        11230
MLC159  10218008356   WIZNA BRYAN R             4 MYERS COURT                   BELLE MEAD             NJ        08502
MLC159  10218008377   VELESKO DON               23 CATHERINE ST                 SOUTH GLENS FALLS      NY        12803
MLC159  10218008405   SCALLION GERALD P JR      3702 N ARLINGTON AVE            TAMPA                  FL        33603
MLC159  10218008407   LEONARDO RACHEL N         236 MCADOO AVE                  JERSEY CITY            NJ        07305
MLC159  10218008421   RUNKLE KENNETH K          RD 1 BOX 362 BOYD ROAD          WRIGHTSVILLE           PA        17368
MLC159  10218008447   GORDON DAHLIA             45 PINE ST                      STATEN ISLAND          NY        10301
MLC159  10218008458   KENNEDY JAMES V           231 GREEN ST                    PITTSBURGH             PA        15221
MLC159  10218008464   MCHALE JOANN              422 LEHIGH ST                   JIM THORPE             PA        18229
MLC159  10218008489   WILLIAMS MARK J           307 MENDHAM ROAD                MENDHAM                NJ        07945
MLC159  10218008492   BROWN ROBERT B            1570 HIGHLAND AVENUE            GETTYSBURG             PA        17325
MLC159  10218008532   RIPPER MARY M             280 PINE RIDGE RD               CHEEKTOWAGA            NY        14225
MLC159  10218008547   BROOKS TONYA J            6208 LARCHWOOD AVE              PHILADELPHIA           PA        19143
MLC159  10218008553   SANDOVAL JOSE OSCAR       189 STEPHEN HANDS PATH          EAST HAMPTON           NY        11937
MLC159  10218008609   UMOH AKANIMOH I           15 JULES DR                     ALBANY                 NY        12205
MLC159  10218008614   FIGUEROA GUMERCINDO       13 15 ACTON ST                  HARTFORD               CT        06120
MLC159  10218008646   SIMMONS MICHAEL DAVID     136 RIDGEVIEW ROAD              STATESVILLE            NC        28677
MLC159  10218008708   OQUENDO GEORGE            159 SAWDUST LN                  BROOKSVILLE            FL        34601
MLC159  10218008722   MISTRY GATUBHAI           19 DICK ST                      CLIFTON                NJ        07013
MLC159  10218008749   TUNIEWICZ JUDITH          2192 CYRESS ST                  WANTAGH                NY        11793
MLC159  10218008755   MARFYAK ANDREW G          19 OLD MESSENGER RD             GRANBY                 CT        06035
MLC159  10218008764   ZAZULKA WILLIAM           328 MALCOLM AVENUE              GARFIELD               NJ        07026
MLC159  10218008765   MARK MARTIN               153 ALLERTON FARMS RD           MIDDLEBURY             CT        06762
MLC159  10218008779   NIXDORF RAYMOND H         106 PRINCESS AVE                LANCASTER              PA        17601
MLC159  10218008780   JAYNES THEODORE G         7215 PARROT DR                  PORT RICHEY            FL        34668
MLC159  10218008787   JOHNSTON JAMES R          213 STEIN ROAD                  CHICORA                PA        16025
MLC159  10218008811   O'BOYLE HOLLY             461 RIDGE RD                    PITTSTON               PA        18640
MLC159  10218008817   SNOW HARRY P SR           517 E 5TH AVE                   TARENTUM               PA        15084
MLC159  10218008823   WALTERS STEVEN K          24 CONNECTICUT AVE              FREEPORT               NY        11520
MLC159  10218008859   ESPOSITO VINCENT          5 EAST COURT STREET             EAST ROCKAWAY          NY        11518
MLC159  10218008863   TEDESCO DAVID S           669 VIEWLAND DR                 YORKTOWN HEIGHTS       NY        10598
MLC159  10218008894   DRAKSIN ZORA              7214 FOREST AVE                 RIDGEWOOD              NY        11385
MLC159  10218008917   GONZALEZ RAFAEL D         13 FAIRMOUNT TER                WEST ORANGE            NJ        07052
MLC159  10218008938   MARTINEZ MARIA L          5117 SHERRY LN                  NEW PORT RICHEY        FL        34653
MLC159  10218008973   BAUM JOYCE E              131 PENTAGON CIRCLE             BARNESBORO             PA        15714
MLC159  10218008977   HERMAN ROBERT E           10971 99TH PLACE NORTH          SEMINOLE               FL        33772
MLC159  10218008990   SELVER WALTER             353 ST.MARKS AVENUE             FREEPORT               NY        11520
MLC159  10218008994   TAUZANA AMELIA M          784 BARTHOLDI ST                BRONX                  NY        10467
MLC159  10218009011   TORNABENE PHILIP F        2450 BIRCH ST                   EASTON                 PA        18042
MLC159  10218009025   DIGRAZIO PASQUALE A JR    20 BARRY AVE                    NORRISTOWN             PA        19403
MLC159  10218009056   WILLIAMS BARBARA R        201 GREENHURST DR               SUMMERVILLE            SC        29483



              Principal         Cut-off Date    First                     Initial      Minimum      Maximum
              Balance at         Principal     Payment      Maturity     Mortgage     Mortgage      Mortgage      Gross
   Account   Origination         Balance        Date         Date          Rate         Rate         Rate         Margin
   -------   -----------         -------        ----         ----          ----         ----         ----         ------
10218001337    90,000.00         89,816.08      12/1/96      11/1/26        9.375        9.375       15.375        5.250
10218002829   144,000.00        143,791.40       1/1/97      12/1/26        9.625        9.625       15.625        5.250
10218004576   226,400.00        226,400.00       3/1/97       2/1/27       10.625       10.625       16.625        6.875
10218004817   295,000.00        294,858.68       2/1/97       1/1/27        9.625        9.625       15.625        6.250
10218005020    41,500.00         41,486.74       2/1/97       1/1/27       11.500       10.500       17.500        7.000
10218006060    41,000.00         41,000.00       3/1/97       2/1/27        9.750        8.750       15.750        6.500
10218006187    80,800.00         80,662.44       2/1/97       1/1/27        9.750        8.750       15.750        5.250
10218006526   161,600.00        161,600.00       3/1/97       2/1/27       11.250       10.250       17.250        7.500
10218006656    46,750.00         46,722.40       3/1/97       2/1/27        8.625        7.625       14.625        3.750
10218007100   207,000.00        207,000.00       3/1/97       2/1/27       10.500        9.500       16.500        5.750
10218007549   105,400.00        105,400.00       3/1/97       2/1/27       10.750        9.750       16.750        6.250
10218008140   126,000.00        126,000.00       3/1/97       2/1/27        9.875        8.875       15.875        5.000
10218008151   188,000.00        188,000.00       3/1/97       2/1/27       11.250       11.250       17.250        7.500
10218008162    80,000.00         79,923.05       2/1/97       1/1/27        9.625        9.625       15.625        6.750
10218008214    69,000.00         68,974.03       3/1/97       2/1/27       10.750        9.750       16.750        7.000
10218008225    62,000.00         62,000.00       4/1/97       3/1/27        8.875        8.875       14.875        5.000
10218008227    54,200.00         54,179.04       2/1/97       1/1/27       10.625       10.625       16.625        7.250
10218008228   221,000.00        220,916.80       3/1/97       2/1/27       10.750        9.750       16.750        5.250
10218008262   158,400.00        158,347.97       3/1/97       2/1/27       11.375       11.375       17.375        8.250
10218008328   131,000.00        130,950.68       3/1/97       2/1/27       10.750        9.750       16.750        6.000
10218008347   192,525.00        192,452.52       2/1/97       1/1/27       10.750        9.750       16.750        6.500
10218008356   260,000.00        259,899.43       2/1/97       1/1/27       10.625       10.625       16.625        7.250
10218008377    30,000.00         29,986.00       3/1/97       2/1/27        9.750        8.750       15.750        5.500
10218008405    34,450.00         34,450.00       3/1/97       2/1/27        9.750        8.750       15.750        5.500
10218008407    85,000.00         85,000.00       3/1/97       2/1/27       10.125        9.125       16.125        6.750
10218008421    61,500.00         61,483.35       3/1/97       2/1/27       12.250       11.250       18.250        7.250
10218008447    80,000.00         80,000.00       3/1/97       2/1/27       11.375       11.375       17.375        8.500
10218008458    89,000.00         88,951.39       3/1/97       2/1/27        9.000        8.000       15.000        4.500
10218008464    43,500.00         43,500.00       3/1/97       2/1/27       11.000       10.000       17.000        6.000
10218008489   199,750.00        199,640.90       3/1/97       2/1/27        9.000        8.000       15.000        5.500
10218008492    62,000.00         61,970.30       3/1/97       2/1/27        9.625        8.625       15.625        5.000
10218008532   300,000.00        299,370.65      11/1/96      10/1/26        9.250        9.250       15.250        5.500
10218008547    33,000.00         33,000.00       3/1/97       2/1/27       11.250       11.250       17.250        7.875
10218008553   184,000.00        183,926.88       3/1/97       2/1/27       10.500        9.500       16.500        6.250
10218008609    40,000.00         39,984.94       3/1/97       2/1/27       10.750        9.750       16.750        6.000
10218008614    70,460.00         70,439.27       3/1/97       2/1/27       11.875       11.875       17.875        8.250
10218008646    93,500.00         93,500.00       3/1/97       2/1/27        8.125        8.125       14.125        4.500
10218008708    49,300.00         49,300.00       3/1/97       2/1/27       10.375        9.375       16.375        6.000
10218008722   159,600.00        159,600.00       3/1/97       2/1/27        9.125        9.125       15.125        7.000
10218008749   187,000.00        187,000.00       3/1/97       2/1/27        9.875        8.875       15.875        6.000
10218008755    63,000.00         62,972.13       3/1/97       2/1/27       10.000        9.000       16.000        6.750
10218008764   160,800.00        160,800.00       3/1/97       2/1/27       11.625       11.625       17.625        8.250
10218008765   114,300.00        114,259.25       3/1/97       2/1/27       11.000       10.000       17.000        6.750
10218008779   121,000.00        121,000.00       3/1/97       2/1/27       10.750        9.750       16.750        7.000
10218008780    40,500.00         40,500.00       3/1/97       2/1/27       10.000        9.000       16.000        5.750
10218008787   140,250.00        140,250.00       3/1/97       2/1/27       11.000       10.000       17.000        6.500
10218008811    72,000.00         71,972.15       2/1/97       1/1/27       10.625        9.625       16.625        6.000
10218008817    42,330.00         42,330.00       3/1/97       2/1/27        9.000        8.000       15.000        4.500
10218008823   112,500.00        112,451.54       3/1/97       2/1/27       10.125       10.125       16.125        6.750
10218008859   148,750.00        148,750.00       3/1/97       2/1/27       10.500        9.500       16.500        6.250
10218008863   196,200.00        196,200.00       3/1/97       2/1/27        9.625        8.625       15.625        6.000
10218008894   130,000.00        130,000.00       3/1/97       2/1/27       11.500       10.500       17.500        7.125
10218008917   135,000.00        135,000.00       3/1/97       2/1/27       10.625        9.625       16.625        6.000
10218008938   118,800.00        118,800.00       3/1/97       2/1/27        9.875        8.875       15.875        5.000
10218008973    61,500.00         61,472.79       3/1/97       2/1/27       10.000        9.000       16.000        5.250
10218008977   104,000.00        103,972.63       3/1/97       2/1/27       12.375       11.375       18.375        7.500
10218008990   109,900.00        109,900.00       3/1/97       2/1/27        9.375        8.375       15.375        5.375
10218008994   128,700.00        128,700.00       3/1/97       2/1/27       10.250        9.250       16.250        5.750
10218009011    62,475.00         62,475.00       3/1/97       2/1/27       10.750        9.750       16.750        6.500
10218009025   100,800.00        100,749.50       2/1/97       1/1/27        9.875        9.875       15.875        6.750
10218009056    54,000.00         54,000.00       3/1/97       2/1/27        9.875        8.875       15.875        5.000

Alliance Funding Company                                         Page 15 3/17/97
A division of Superior Bank FSB

                                 Sale Schedule A
 1997-1 Class 2 - Initial Pool of Adjustable Rate Mortgages - Settlement 3/20/97
Sale ID    Account         Name                      Address                    City                  State     Zip Code
-------    -------         ----                      -------                    ----                  -----     --------
MLC159  10218009069   FASSBENDER WILLIAM J III  21 LAURA LN                     OXFORD                 CT        06478
MLC159  10218009091   AMBRUSO DANIEL J          29 ANDOVER RD                   STAMFORD               CT        06902
MLC159  10218009097   YELLICO MARK              121 FAIRMONT AVE                MEDFORD                NY        11763
MLC159  10218009098   MUENCH MICHAEL            181 CEDAR GROVE AVE             STATEN ISLAND          NY        10306
MLC159  10218009109   BRAY LESLEY J EVELEIGH    10 CHERRY ST                    LAMBERTVILLE           NJ        08530
MLC159  10218009117   MCLAURIN MARYANN          2801 ELLICOTT ST NW             WASHINGTON             DC        20008
MLC159  10218009124   DANIELS LISA B            713 HIGHBLUE AVENUE             HAWLEY                 PA        18428
MLC159  10218009127   KING DOROTHY L BRADSHAW   2521 WEST STREET                WILMINGTON             DE        19802
MLC159  10218009157   ALLEN JAMES P             259 E WATERBURY RD              NAUGATUCK              CT        06770
MLC159  10218009165   DOVIDIO MICHAEL J         12 BEECHWOOD ROAD               BLAKESLEE              PA        18610
MLC159  10218009169   KAHUY HARRY               4846 SHEPHERD STREET            BROOKHAVEN             PA        19015
MLC159  10218009193   DANCIU GRIGORE            285 STEEPLE POINTE DR           ROSWELL                GA        30076
MLC159  10218009216   SWEADE DEBORAH            122 BROCKWAY LN                 BROOKSVILLE            FL        34601
MLC159  10218009232   BENNETT JUDITH            5053 58TH WAY N                 KENNETH CITY           FL        33709
MLC159  10218009247   INCENDIO JOSEPH R         3811 SARIES CT                  SEAFORD                NY        11783
MLC159  10218009264   CHISOLM ALVIN             7710 CHIPPINGDALE ROAD          NORTH CHARLESTON       SC        29418
MLC159  10218009269   PLOTKIN NANCY             562 FARVIEW AVE                 WYCKOFF                NJ        07481
MLC159  10218009290   HERALD MARY JANE          348 CENTRE DRIVE                CHICORA                PA        16025
MLC159  10218009299   CRAIGG AVE                1050 DOYLESTOWN PIKE            QUAKERTOWN             PA        18951
MLC159  10218009310   CARTEGNA JOHN A           RR 1 BOX 392G                   GREENTOWN              PA        18426
MLC159  10218009313   FLOWERS DAVID A           10 WAYNE AVE                    NEW CUMBERLAND         PA        17070
MLC159  10218009360   HNATKO WILLIAM            459 WOODLAND AVENUE             HAWLEY                 PA        18428
MLC159  10218009373   SEARS MATTURE S           6723 BROOKMONT DR               BALTIMORE              MD        21207
MLC159  10218009374   MEADOR RONALD G           516 CENTRAL AVE                 SUMMERVILLE            SC        29483
MLC159  10218009394   MONTERIO JUNE C           5312 GLEN GREEN CT              ALEXANDRIA             VA        22315
MLC159  10218009410   GUTIERREZ JUAN E          2045 BOGART AVE                 BRONX                  NY        10462
MLC159  10218009422   JOHNSON DIANA THOMAS      7223 HAVERFORD AVENUE           PHILADELPHIA           PA        19151
MLC159  10218009438   MCLAUGHLIN ROBERTA        1827 ELMHURST DR                CLEARWATER             FL        34625
MLC159  10218009454   FROELICH DAVID            8403 SHADY GLEN DRIVE           ORLANDO                FL        32819
MLC159  10218009491   JOHNSON ROBERT H          41 IRONWOOD ROAD                NEW HARTFORD           NY        13413
MLC159  10218009536   KORZINEK NIKOLINA         353 MEHLENBACHER RD             BELLEAIR BLUFFS        FL        33770
MLC159  10218009538   HANDLER LAWRENCE L        25 WEST ORCHARD ROAD            CHAPPAQUA              NY        10514
MLC159  10218009539   PARROTT GERALD            788 S MAIN ST                   SEYMOUR                CT        06483
MLC159  10218009572   GAITHER ULYSSES           195-197 ENGLISH STREET          NEW HAVEN              CT        06511
MLC159  10218009586   NOWAKOWSKI DEAN           356 PARTRIDGE RUN RD            GIBSONIA               PA        15044
MLC159  10218009651   GREINER KIM E             3845 59TH ST N                  SAINT PETERSBURG       FL        33709
MLC159  10218009739   HASNAIN NADIRA            3423 GLENNROSE DRIVE            ATLANTA                GA        30341
MLC159  10218009743   ZIZAK OTTO                1146 SHEEPSHEAD BAY RD          BROOKLYN               NY        11229
MLC159  10218009754   FELDER JAMES A            558 LULABELL ROAD               RIDGEVILLE             SC        29472
MLC159  10218009771   TRASTELIS STACY           36 NOEL AVE                     EDISON                 NJ        08817
MLC159  10218009817   TRAVERSI ROBERT M         342 NICOLLS ROAD                DEER PARK              NY        11729
MLC159  10218009919   COORE ELCORDIUS           2524 YOUNG AVE                  BRONX                  NY        10469
MLC159  10218009991   SADAKA ROBERT             236 ELLIN DRIVE                 PARK RIDGE             NJ        07656
MLC159  10218010009   LILIEROSE SCOTT A         130 W GREENWICH ST              READING                PA        19601
MLC159  10218010011   LILIEROSE SCOTT A         870 BEACH ST                    READING                PA        19605
MLC159  10218010051   CALLAHAN FLOYD M          258 IRSONSHIRE SOUTH            LAUREL                 MD        20724
MLC159  10218010052   HEBERT ALFRED R           456 BETHMOUR RD                 BETHANY                CT        06524
MLC159  10218010059   CZEGLEDI HANNAH M         7 DEMOCRAT RD                   MICKLETON              NJ        08056
MLC159  10218010082   TUFF ALFRED               8 LIGHTHOUSE ROAD               EAST HAMPTON           NY        11937
MLC159  10218010108   COOVERT DONALD E          954 DON JUAN COURT              PUNTA GORDA            FL        33950
MLC159  10218010133   WHITFIELD MATTIE P.       319 EAST NELSON STREET          MOUNT OLIVE            NC        28365
MLC159  10218010195   FELDMAN MARK              1211 OSPREY CT                  MARCO ISLAND           FL        34145
MLC159  10218010325   CHOU SU YUEH              6201 CELINE DR                  DOVER                  PA        17315
MLC159  10218010379   HORNE SALLIE P            2791 PINE VALLEY CIRCLE         EAST POINT             GA        30344
MLC159  10218010440   KREIDER KARL              879 SALISBURY CT                LANCASTER              PA        17601
MLC159  10218010444   NORDER ROBERT E           4020 SPEAR STREET               BETHLEHEM              PA        18017
MLC159  10218010482   LEVINE LOUIS              205 KEER AVE                    NEWARK                 NJ        07112
MLC159  10218010484   AUBYN EDMUND ST           139 RIDDLE ST                   BRENTWOOD              NY        11717
MLC159  10218010543   ALBINO ROBERTO SR         385 WEST GORDON STREET          ALLENTOWN              PA        18102
MLC159  10218010668   CIPRIANO REGINA M         27 BRIGHAM ST                   WATERBURY              CT        06708
MLC159  10218010836   VIELDHOUSE JOHN D         724 WALNUT DR                   FRANKLIN LAKES         NJ        07417



              Principal         Cut-off Date    First                     Initial      Minimum      Maximum
              Balance at         Principal     Payment      Maturity     Mortgage     Mortgage      Mortgage      Gross
   Account   Origination         Balance        Date         Date          Rate         Rate         Rate         Margin
   -------   -----------         -------        ----         ----          ----         ----         ----         ------
10218009069   129,000.00        129,000.00       3/1/97       2/1/27        9.625        8.625       15.625        6.000
10218009091   222,400.00        222,400.00       3/1/97       2/1/27        9.750        8.750       15.750        5.500
10218009097   112,600.00        112,556.45       2/1/97       1/1/27       10.625       10.625       16.625        7.750
10218009098   108,000.00        107,952.22       3/1/97       2/1/27       10.000       10.000       16.000        6.625
10218009109   129,200.00        129,200.00       3/1/97       2/1/27        9.875        9.875       15.875        7.500
10218009117   437,750.00        437,750.00       3/1/97       2/1/27        9.875        9.875       15.875        6.500
10218009124    75,000.00         75,000.00       4/1/97       3/1/27       12.750       11.750       18.750        7.500
10218009127    73,950.00         73,950.00       3/1/97       2/1/27       10.875        9.875       16.875        7.000
10218009157   116,000.00        116,000.00       3/1/97       2/1/27       13.250       12.250       19.250        8.500
10218009165    66,400.00         66,400.00       4/1/97       3/1/27        8.750        7.750       14.750        4.500
10218009169   123,500.00        123,500.00       3/1/97       2/1/27       11.000       10.000       17.000        6.500
10218009193   337,500.00        337,365.88       2/1/97       1/1/27       10.500        9.500       16.500        6.250
10218009216    54,400.00         54,400.00       3/1/97       2/1/27        9.625        8.625       15.625        5.000
10218009232    54,000.00         53,974.14       3/1/97       2/1/27        9.625        8.625       15.625        5.000
10218009247   180,000.00        180,000.00       3/1/97       2/1/27       11.250       10.250       17.250        6.500
10218009264    53,380.00         53,380.00       3/1/97       2/1/27        9.000        8.000       15.000        4.500
10218009269   360,000.00        360,000.00       3/1/97       2/1/27        8.875        7.875       14.875        5.250
10218009290    53,000.00         53,000.00       4/1/97       3/1/27       11.250       10.250       17.250        6.000
10218009299   207,000.00        207,000.00       3/1/97       2/1/27        9.875        8.875       15.875        5.000
10218009310   104,000.00        103,965.83       3/1/97       2/1/27       11.375       10.375       17.375        7.000
10218009313    96,300.00         96,255.07       3/1/97       2/1/27        9.750        8.750       15.750        6.750
10218009360    73,950.00         73,950.00       3/1/97       2/1/27       10.875        9.875       16.875        6.250
10218009373    84,000.00         84,000.00       3/1/97       2/1/27       11.875       11.875       17.875        8.500
10218009374   200,000.00        200,000.00       3/1/97       2/1/27       10.000        9.000       16.000        5.500
10218009394   218,450.00        218,450.00       3/1/97       2/1/27       10.375       10.375       16.375        7.250
10218009410   182,400.00        182,400.00       3/1/97       2/1/27        8.875        8.875       14.875        5.250
10218009422    69,250.00         69,250.00       3/1/97       2/1/27        9.625        9.625       15.625        7.250
10218009438    91,200.00         91,200.00       3/1/97       2/1/27       12.500       11.500       18.500        7.500
10218009454    81,000.00         80,971.12       3/1/97       2/1/27       11.000       10.000       17.000        6.000
10218009491   196,000.00        195,935.62       3/1/97       2/1/27       11.375       11.375       17.375        8.000
10218009536    81,100.00         81,100.00       3/1/97       2/1/27       10.500        9.500       16.500        6.000
10218009538   473,790.00        473,790.00       3/1/97       2/1/27        9.500        8.500       15.500        6.250
10218009539   112,500.00        112,500.00       3/1/97       2/1/27       10.125       10.125       16.125        6.750
10218009572    79,900.00         79,900.00       3/1/97       2/1/27       11.625       10.625       17.625        7.250
10218009586   113,600.00        113,559.49       3/1/97       2/1/27       11.000       10.000       17.000        6.500
10218009651    59,200.00         59,200.00       3/1/97       2/1/27        9.500        8.500       15.500        5.500
10218009739   158,950.00        158,950.00       3/1/97       2/1/27        8.625        7.625       14.625        3.750
10218009743    91,800.00         91,800.00       3/1/97       2/1/27        9.875        9.875       15.875        7.500
10218009754    81,000.00         81,000.00       3/1/97       2/1/27       10.000        9.000       16.000        5.500
10218009771   194,000.00        194,000.00       3/1/97       2/1/27       10.500        9.500       16.500        6.250
10218009817   128,000.00        127,920.44       3/1/97       2/1/27        8.375        7.375       14.375        3.750
10218009919   219,600.00        219,600.00       3/1/97       2/1/27       11.000       10.000       17.000        6.750
10218009991   324,000.00        324,000.00       4/1/97       3/1/27       11.875       11.875       17.875        8.250
10218010009    29,900.00         29,889.57       2/1/97       1/1/27       11.100       10.100       17.100        6.850
10218010011    94,850.00         94,814.29       2/1/97       1/1/27       10.750        9.750       16.750        6.500
10218010051    87,100.00         87,066.31       3/1/97       2/1/27       10.625       10.625       16.625        7.750
10218010052   166,400.00        166,400.00       3/1/97       2/1/27       11.250       10.250       17.250        8.000
10218010059   121,550.00        121,550.00       3/1/97       2/1/27       11.250       10.250       17.250        6.750
10218010082   350,000.00        350,000.00       3/1/97       2/1/27        9.750        8.750       15.750        5.500
10218010108   189,000.00        189,000.00       4/1/97       3/1/27        8.625        7.625       14.625        3.750
10218010133    45,600.00         45,581.88       3/1/97       2/1/27       10.500        9.500       16.500        5.500
10218010195   261,180.00        261,054.88       3/1/97       2/1/27        9.625        9.625       15.625        6.250
10218010325   195,400.00        195,281.22       2/1/97       1/1/27       11.750       10.750       17.750        7.500
10218010379    73,600.00         73,600.00       4/1/97       3/1/27        9.625        8.625       15.625        5.000
10218010440    99,000.00         98,950.01       2/1/97       1/1/27        9.375        9.375       15.375        6.000
10218010444   160,225.00        160,225.00       4/1/97       3/1/27       10.500        9.500       16.500        5.250
10218010482    89,000.00         89,000.00       3/1/97       2/1/27        9.500        9.500       15.500        6.250
10218010484    75,000.00         75,000.00       3/1/97       2/1/27       10.375        9.375       16.375        6.000
10218010543    41,200.00         41,200.00       4/1/97       3/1/27       12.500       11.500       18.500        7.250
10218010668    70,000.00         70,000.00       4/1/97       3/1/27       10.375        9.375       16.375        7.250
10218010836   500,000.00        500,000.00       3/1/97       2/1/27        9.625        9.625       15.625        6.250

Alliance Funding Company                                         Page 16 3/17/97
A division of Superior Bank FSB

                                 Sale Schedule A
 1997-1 Class 2 - Initial Pool of Adjustable Rate Mortgages - Settlement 3/20/97
Sale ID    Account         Name                      Address                    City                  State     Zip Code
-------    -------         ----                      -------                    ----                  -----     --------
MLC159  10218010858   LESCHEK ROBERT            45 BOSKO DR                     EAST BRUNSWICK         NJ        08816
MLC159  10218010876   VINCENT MONIQUE           1488 ADELE CT                   ELMONT                 NY        11003
MLC159  10218010877   GOODSON DORIS C           7588 STAFFORD STREET            NORTH CHARLESTON       SC        29406
MLC159  10218010894   REESE EUGENE R            430 OLD PARK ROAD               LEWISTOWN              PA        17044
MLC159  10218010924   LINK RALPH                10090 HILLSDALE DRIVE           HUNTINGTON             PA        15642
MLC159  10218010940   HIBSHMAN KIRK R           218 W CARPENTER AVE             MYERSTOWN              PA        17067
MLC159  10218010951   LEWANDOWSKI SHURLA        807 CENTERWOOD COURT            BRANDON                FL        33511
MLC159  10218011079   ANZALONE GREGG            82 GUY ST                       HARRINGTON PARK        NJ        07640
MLC159  10218011119   SILVERMAN HENRY           2541 HABANA PLACE               TAMPA                  FL        33618
MLC159  10218011231   NACLERIO EDWARD           120 BRAMBACH ROAD               SCARSDALE              NY        10583
MLC159  10218011312   MARTINEZ WANDA L          94 WILSON PL                    IRVINGTON              NJ        07111
        -----------   ----------
            133       Sale Total



              Principal         Cut-off Date    First                     Initial      Minimum      Maximum
              Balance at         Principal     Payment      Maturity     Mortgage     Mortgage      Mortgage      Gross
   Account   Origination         Balance        Date         Date          Rate         Rate         Rate         Margin
   -------   -----------         -------        ----         ----          ----         ----         ----         ------
10218010858   200,000.00        200,000.00       4/1/97       3/1/27       10.375       10.375       16.375        6.500
10218010876   168,300.00        168,300.00       3/1/97       2/1/27        9.625        8.625       15.625        6.000
10218010877    54,800.00         54,800.00       4/1/97       3/1/27       10.000        9.000       16.000        5.250
10218010894   133,500.00        133,449.74       3/1/97       2/1/27       10.750        9.750       16.750        5.750
10218010924    60,000.00         60,000.00       4/1/97       3/1/27       12.500       11.500       18.500        7.250
10218010940    41,170.00         41,140.85       3/1/97       2/1/27       10.125        9.125       16.125        6.000
10218010951    71,200.00         71,200.00       3/1/97       2/1/27       12.375       11.375       18.375        7.500
10218011079   252,000.00        252,000.00       4/1/97       3/1/27        9.625        9.625       15.625        5.750
10218011119    84,150.00         84,150.00       4/1/97       3/1/27        8.625        7.625       14.625        3.750
10218011231   172,000.00        172,000.00       4/1/97       3/1/27       11.000       11.000       17.000        7.000
10218011312    68,800.00         68,800.00       4/1/97       3/1/27       12.875       11.875       18.875        8.250
           -------------     -------------                                 ------       ------       ------        -----
           17,362,435.00     17,359,019.94                                 10.281        9.649       16.281        6.296

Alliance Funding Company                                         Page 17 3/17/97
A division of Superior Bank FSB

                                 Sale Schedule A
 1997-1 Class 2 - Initial Pool of Adjustable Rate Mortgages - Settlement 3/20/97
Sale ID    Account         Name                      Address                    City                  State     Zip Code
-------    -------         ----                      -------                    ----                  -----     --------
ML160   10216101013   KJELLBERG CARL SR         3 SANDRA COURT                  CHESTNUT RIDGE         NY        10954
ML160   10216111754   PALMER CLYDE K            5105 NORTH SKY VISTA AVENUE     YAKIMA                 WA        98901
ML160   10216122260   CIRULLO SANDRA            5779 MCCASLAND AVENUE           PORTAGE                IN        46368
ML160   10216124905   KRITIKOS TONY             9920 WEST 187TH STREET          MOKENA                 IL        60438
ML160   10216127177   MAYER J CHRISTOPHER       2405 COGSWELL                   LANSING                MI        48906
ML160   10216135742   WITZEL PHILIP             640 WYNGATE LANE                BUFFALO GROVE          IL        60089
ML160   10216136418   HARO GREGORIO             657 N HENDERSON                 JOLIET                 IL        60432
ML160   10216136420   BURNSIDE ELIZABETH A      4023 2ND AVENUE SOUTH           MINNEAPOLIS            MN        55407
ML160   10216137830   AL-MAQHZUMI MUSLEM        5925 LONYO                      DETROIT                MI        48210
ML160   10216138186   SANDOVAL CAROLINE         1123 MAYFLOWER                  LINCOLN PARK           MI        48146
ML160   10216138194   BOOTS JR JAMES L          4072 WEST GENESSE ROAD          LAPEER                 MI        48446
ML160   10216138567   NORTON RICHARD A          6609 SEDGEMORE PLACE            FORT WAYNE             IN        46835
ML160   10216138635   JOHNSON RICHARD ALVA      1624 OAK RD                     ST. CLOUD              MN        56303
ML160   10216138744   HENNEKE GREGORY L         1925-27 NORTH TALBOTT           INDIANAPOLIS           IN        46202
ML160   10216138842   MORGAN JOSEPH E           2020 NORTH DELAWARE             INDIANAPOLIS           IN        46202
ML160   10216138896   LEMONS MARY LOU           6871 UPHAM STREET               ARVADA                 CO        80003
ML160   10216138951   ABDULREDA HASSAN          238 VOORHEIS                    PONTIAC                MI        48341
ML160   10216138966   KEARNS GEORGE             204 CENTER PARK DRIVE           FLORENCE               KY        41042
ML160   10216139051   CORPOLONGO DONALD L       1459 E RIO VISTA AVENUE         BURLINGTON             WA        98233
ML160   10216139309   HURT JAMES A              18911 KENTFILED                 DETROIT                MI        48219
ML160   10216139417   WINGATE CHARLES           2659 WEBB                       DETROIT                MI        48206
ML160   10216139797   FRAU JUDITH               1742 N. CENTRAL PARK AVENUE     CHICAGO                IL        60647
ML160   10216139810   CRUZ JR ANIBAL            553 DOUGLAS AVENUE              CALUMET CITY           IL        60409
ML160   10216139895   PASCUA JOMER              8029 ORCHESTRA AVENUE           LAS VEGAS              NV        89123
ML160   10216139929   ALANDER ERIK              0487 GCR 647                    GRAND LAKE             CO        80447
ML160   10216139963   HALABI AMAL               6782 VAUGHAN                    DETROIT                MI        48228
ML160   10216139967   FARHAT ZEINAB             7243 MANSFIELD                  DETROIT                MI        48228
ML160   10216140032   LUGARDO FEDERICO          2115 NORTH SPAULDING            CHICAGO                IL        60647
ML160   10216140107   RASHEED KARRIEM           15031 DOBSON                    DOLTON                 IL        60419
ML160   10216140108   GILNA DEREK A             9205 BUMBLE BEE UNIT 202 B      DES PLAINES            IL        60016
ML160   10216140255   HENRION RUBY I            3917 WEST RIDGECREST CIRCLE     SALT LAKE CITY         UT        84118
ML160   10216140367   AL-MAQHZUMI HUSSAIN       6906 MANSFIELD                  DETROIT                MI        48228
ML160   10216140376   RIEDE KENNETH C           102 HARVARD PLACE               SOUTHGATE              KY        41071
ML160   10216140425   MESSANA BONNIE            4424 WEST 125TH STREET          ALSIP                  IL        60658
ML160   10216140437   CLARK HATTIE J            1528 N. LOTUS                   CHICAGO                IL        60651
ML160   10216140440   ALFOAADY ALAALDEEN        7303 MEMORIAL                   DETROIT                MI        48228
ML160   10216140594   AL-REFO MISLEH            7431 KENTUCKY                   DEARBORN               MI        48126
ML160   10216140686   ALSHARA AHMAD             8495 GRAYFIELD                  DEARBORN HEIGHTS       MI        48127
ML160   10216140687   AL-HUSSEINY ABDUL         7600 PENROD                     DETROIT                MI        48228
ML160   10216140688   AL-AMIRI ANEES            7758 THEISEN                    DEARBORN               MI        48126
ML160   10216140831   HASSE JUDY I              1855 BAKER PARK ROAD            MAPLE PLAIN            MN        55359
ML160   10216140832   AL-MOSAWI AKEL            6928 TERNES                     DEARBORN               MI        48126
ML160   10216140833   BERDAN LINDA H            1590 WADE DRIVE                 LAPEER                 MI        48446
ML160   10216140834   SMITH KAREN               7539 HARRIET AVENUE SOUTH       RICHFIELD              MN        55423
ML160   10216140929   AL-HECHEMY HAIDER         7855 STEADMAN                   DEARBORN               MI        48126
ML160   10216141004   LILLGE MICHAEL L          12366 W. BELOIT ROAD            GREENFIELD             WI        53228
ML160   10216141097   REDMAN LAWRENCE           10476 HILLCREST DR.             FENTON                 MI        48430
ML160   10216141108   AL-GEBURY AIAD            6469 BARRIE                     DEARBORN               MI        48126
ML160   10216141202   LOCOCO RALPH N            1033 EAST KENILWORTH AVENUE     LOMBARD                IL        60148
ML160   10216141213   SLATTERY MARY H           4788 WEST GRANGE AVENUE         GREENFIELD             WI        53220
ML160   10216141222   WIRE MARK J               3638 E. TESH PLACE              INDIANAPOLIS           IN        46203
ML160   10216141305   DANFORTH REBECCA L        9334 S. PRAIRIE AVENUE          CHICAGO                IL        60619
ML160   10216141317   YOUNO ROBERT H            5260 E. POTOMAC RUN             WEST BLOOMFIELD TWP    MI        48322
ML160   10216141397   VERNOR FREDRICK W         3019 M DRIVE NORTHEAST          AUBURN                 WA        98002
ML160   10216141439   TROUT JERE                39710 WALES                     CANTON                 MI        48188
ML160   10216141445   KANOON BITO K             4433 WEST ESTES                 LINCOLNWOOD            IL        60646
ML160   10216141447   RETZLAFF SUSAN V          205 MILLARD AVENUE              FOX RIVER GROVE        IL        60021
ML160   10216141501   SOBEH ZI FOUKAR M         7250 FORRER                     DETROIT                MI        48228
ML160   10216141508   AL-DHALEMI AHMED          6744 MANSFIELD                  DETROIT                MI        48228
ML160   10216141514   WUTWUT QAISER H           7854 BINGHAM                    DEARBORN               MI        48126
ML160   10216141554   DUNN MARK A               2096 LARK DRIVE                 WALLA WALLA            WA        99362



              Principal         Cut-off Date    First                     Initial      Minimum      Maximum
              Balance at         Principal     Payment      Maturity     Mortgage     Mortgage      Mortgage      Gross
   Account   Origination         Balance        Date         Date          Rate         Rate         Rate         Margin
   -------   -----------         -------        ----         ----          ----         ----         ----         ------
10216101013   126,400.00        123,954.15       4/1/96       3/1/26        8.125        8.125       14.125        6.000
10216111754   112,000.00        111,689.27       6/1/96       5/1/26       11.625       11.625       17.625        8.000
10216122260    73,500.00         73,284.47       9/1/96       8/1/26        9.625        9.625       15.625        5.750
10216124905   150,000.00        149,571.50       9/1/96       8/1/26        9.750        9.750       15.750        6.000
10216127177    80,900.00         80,713.19      10/1/96       9/1/26        9.875        9.875       15.875        5.750
10216135742   167,000.00        166,864.69      12/1/96      11/1/26       11.000       10.000       17.000        6.750
10216136418    42,700.00         42,684.78       3/1/97       2/1/27       11.000       10.000       17.000        6.000
10216136420    67,900.00         67,819.98      12/1/96      11/1/26       10.625       10.625       16.625        6.750
10216137830    45,000.00         45,000.00       3/1/97       2/1/27        9.375        9.375       15.375        5.750
10216138186    30,600.00         30,600.00       3/1/97       2/1/27       10.875        9.875       16.875        6.250
10216138194    80,700.00         80,700.00       3/1/97       2/1/27       10.375       10.375       16.375        6.750
10216138567    88,000.00         88,000.00       3/1/97       2/1/27        9.000        8.000       15.000        4.500
10216138635    76,400.00         76,400.00       3/1/97       2/1/27        9.000        8.000       15.000        4.500
10216138744    55,000.00         55,000.00       3/1/97       2/1/27        8.625        7.625       14.625        3.750
10216138842    89,600.00         89,600.00       3/1/97       2/1/27        8.875        7.875       14.875        4.000
10216138896   116,000.00        116,000.00       3/1/97       2/1/27       12.000       11.000       18.000        7.250
10216138951    34,900.00         34,900.00       3/1/97       2/1/27       11.000       10.000       17.000        6.000
10216138966    71,200.00         71,200.00       3/1/97       2/1/27       12.000       11.000       18.000        7.250
10216139051   144,500.00        144,500.00       3/1/97       2/1/27        8.750        7.750       14.750        4.500
10216139309    24,500.00         24,500.00       4/1/97       3/1/27       11.250       10.250       17.250        6.750
10216139417    35,000.00         35,000.00       3/1/97       2/1/27       10.500        9.500       16.500        5.750
10216139797    65,000.00         65,000.00       4/1/97       3/1/27        9.875        8.875       15.875        5.000
10216139810    62,400.00         62,400.00       3/1/97       2/1/27       12.500       11.500       18.500        7.500
10216139895   115,200.00        115,200.00       4/1/97       3/1/27       10.250        9.250       16.250        5.750
10216139929   148,000.00        148,000.00       3/1/97       2/1/27        9.625        9.625       15.625        6.250
10216139963    52,000.00         51,882.44       2/1/97       1/1/27       11.250       11.250       17.250        7.500
10216139967    32,000.00         32,000.00       3/1/97       2/1/27        8.625        7.625       14.625        3.750
10216140032   217,800.00        217,800.00       4/1/97       3/1/27       10.375        9.375       16.375        5.750
10216140107   180,000.00        180,000.00       3/1/97       2/1/27       10.125        9.125       16.125        5.250
10216140108    41,200.00         41,180.78       2/1/97       1/1/27        9.750        9.750       15.750        6.000
10216140255    45,000.00         45,000.00       3/1/97       2/1/27       11.000       10.000       17.000        6.000
10216140367    36,000.00         36,000.00       4/1/97       3/1/27        9.625        9.625       15.625        5.750
10216140376    76,500.00         76,464.31       3/1/97       2/1/27        9.750        9.750       15.750        6.000
10216140425   103,700.00        103,664.99       3/1/97       2/1/27       11.250       10.250       17.250        6.750
10216140437    72,200.00         72,200.00       3/1/97       2/1/27       11.250       10.250       17.250        6.750
10216140440    60,300.00         60,300.00       3/1/97       2/1/27       10.250        9.250       16.250        5.750
10216140594    81,900.00         81,900.00       3/1/97       2/1/27        9.375        9.375       15.375        5.750
10216140686    76,500.00         76,500.00       3/1/97       2/1/27        9.375        9.375       15.375        5.750
10216140687    53,100.00         53,100.00       3/1/97       2/1/27        9.375        9.375       15.375        5.750
10216140688   103,500.00        103,500.00       3/1/97       2/1/27       10.250        9.250       16.250        5.750
10216140831   142,000.00        141,926.38       3/1/97       2/1/27        9.250        8.250       15.250        6.250
10216140832    75,600.00         75,568.30       3/1/97       2/1/27       10.250        9.250       16.250        5.750
10216140833    68,000.00         68,000.00       4/1/97       3/1/27       12.500       11.500       18.500        7.500
10216140834    72,000.00         72,000.00       4/1/97       3/1/27       10.000        9.000       16.000        5.250
10216140929    72,000.00         72,000.00       3/1/97       2/1/27       10.250        9.250       16.250        5.750
10216141004    65,000.00         65,000.00       3/1/97       2/1/27        8.625        7.625       14.625        3.750
10216141097    99,000.00         99,000.00       4/1/97       3/1/27       10.000       10.000       16.000        6.000
10216141108    67,900.00         67,900.00       3/1/97       2/1/27       10.250        9.250       16.250        5.750
10216141202   116,200.00        116,200.00       3/1/97       2/1/27       11.000       10.000       17.000        6.000
10216141213   119,800.00        119,800.00       4/1/97       3/1/27        8.875        8.875       14.875        5.000
10216141222    59,200.00         59,200.00       3/1/97       2/1/27        9.625        8.625       15.625        5.000
10216141305    62,800.00         62,800.00       4/1/97       3/1/27       11.250       11.250       17.250        6.750
10216141317   120,700.00        120,700.00       3/1/97       2/1/27        8.625        7.625       14.625        3.750
10216141397    68,100.00         68,100.00       3/1/97       2/1/27       11.875       10.875       17.875        7.250
10216141439   102,400.00        102,400.00       4/1/97       3/1/27       12.750       11.750       18.750        7.500
10216141445   240,300.00        240,300.00       4/1/97       3/1/27        9.750        8.750       15.750        5.750
10216141447    77,000.00         76,964.08       3/1/97       2/1/27        9.750        9.750       15.750        5.750
10216141501    57,600.00         57,600.00       3/1/97       2/1/27       12.750       11.750       18.750        7.500
10216141508    45,900.00         45,900.00       3/1/97       2/1/27        9.625        9.625       15.625        5.750
10216141514    84,600.00         84,600.00       3/1/97       2/1/27        9.625        9.625       15.625        5.750
10216141554    72,800.00         72,800.00       4/1/97       3/1/27        9.625        8.625       15.625        4.750

Alliance Funding Company                                         Page 18 3/17/97
A division of Superior Bank FSB

                                 Sale Schedule A
 1997-1 Class 2 - Initial Pool of Adjustable Rate Mortgages - Settlement 3/20/97
Sale ID    Account         Name                      Address                    City                  State     Zip Code
-------    -------         ----                      -------                    ----                  -----     --------
ML160   10216141608   BYE JEROME E              1752 WEST 19TH AVENUE           APACHE JUNCTION        AZ        85220
ML160   10216141662   DAVIS MICHAEL             6841 S HERMITAGE                CHICAGO                IL        60636
ML160   10216141684   EARLE SANDRA J            812 WHITTIER                    GROSSE POINTE PARK     MI        48230
ML160   10216141758   AL-JABUR BASIM            5299 HARTWELL                   DEARBORN               MI        48126
ML160   10216141762   DOTSON LULA M             16900 MT. VERNON                SOUTHFIELD             MI        48075
ML160   10216141857   LUSBY TERRY               4842 W. FERDINAND               CHICAGO                IL        60644
ML160   10216141867   HAMID JOHN M              14944 PROSPECT                  DEARBORN               MI        48126
ML160   10216141869   HABHAB ALI N              4853 PALMER STREET              DEARBORN               MI        48126
ML160   10216141870   JOHNSON THOMAS M JR       5101 OAKWOOD                    ORTONVILLE             MI        48462
ML160   10216141923   VENCHE CARL C             8620 E MEADOWBROOK AVENUE       SCOTTSDALE             AZ        85251
ML160   10216141973   FUGATE BARBARA JANE       4008 23RD AVENUE SOUTH          MINNEAPOLIS            MN        55407
ML160   10216142094   SAWA SAMI N               4046 LINDOW                     STERLING HEIGHTS       MI        48310
ML160   10216142097   AL-RESUL AMAR             6700 WOODMONT                   DETROIT                MI        48228
ML160   10216142118   FISHER-GILIN HALI         2485 SUN REEF ROAD              LAS VEGAS              NV        89128
ML160   10216142269   FAVORS ALBERT             27130 DEVONSHIRE                SOUTHFIELD             MI        48076
ML160   10216142356   KHREIZAT SALMAN           6036 ORCHARD                    DEARBORN               MI        48126
ML160   10216142435   SHEPHERD TAJUANA          209 BLUECREST AVENUE            DAYTON                 OH        45427
ML160   10216142444   CHARAFEDDINE MOHAMAD      13125 TIREMAN                   DEARBORN               MI        48126
ML160   10216142506   AMACK LARRY E             418 SOUTH WHEELING WAY          AURORA                 CO        80012
ML160   10216142523   AYYASH DALAL              7444 SHOLER                     BRIDGEVIEW             IL        60455
ML160   10216142545   SHEHAB ALI I              4315-4317 CALHOUN               DEARBORN               MI        48126
ML160   10216142608   DAY PATRICK R             25462 RESTHAVEN TERRACE         ANTIOCH                IL        60002
ML160   10216142799   BURGGRAAFF EDWARD         17516 WEST GAGES LAKE ROAD      GAGES LAKE             IL        60030
ML160   10216142813   KIMBROUGH EVA             526 BLAIR AVENUE                ST PAUL                MN        55103
ML160   10216142897   POINDEXTER GARY STEVEN    15381 WENDY                     TAYLOR                 MI        48180
ML160   10216143008   AL-BREHI HASEB            6856 GRANDMONT                  DETROIT                MI        48228
ML160   10216143065   BOYD CLEARTS JR           527 W. 147TH PLACE              HARVEY                 IL        60426
ML160   10216143072   GOKHAN SERDAR             3512 NORTH ASHLAND              CHICAGO                IL        60657
ML160   10216143211   BAIZ HUSSEIN H            7250 MIDDLEPOINTE               DEARBORN               MI        48126
ML160   10216143251   ASKEW CORNEIL             8065 BLISS                      DETROIT                MI        48234
ML160   10216143298   DEATON JAMES A            39 15TH STREET                  NEW PORT               KY        41071
ML160   10216143367   TORTORELLA CURTIS W       25942 W. HEART-O-LAKES BLVD.    ANTIOCH                IL        60002
ML160   10216143423   AL-AMEEDI YOUSIF          5112 ORCHARD                    DEARBORN               MI        48126
        -----------------------------------
             94       Sale Total
              Principal         Cut-off Date    First                     Initial      Minimum      Maximum
              Balance at         Principal     Payment      Maturity     Mortgage     Mortgage      Mortgage      Gross
   Account   Origination         Balance        Date         Date          Rate         Rate         Rate         Margin
   -------   -----------         -------        ----         ----          ----         ----         ----         ------
10216141608    76,500.00         76,500.00       4/1/97       3/1/27        9.375        9.375       15.375        5.750
10216141662    45,500.00         45,500.00       4/1/97       3/1/27        9.875        8.875       15.875        5.000
10216141684   360,000.00        360,000.00       3/1/97       2/1/27       11.500       10.500       17.500        7.250
10216141758    70,200.00         70,164.55       3/1/97       2/1/27        9.375        9.375       15.375        5.750
10216141762    88,000.00         88,000.00       4/1/97       3/1/27       12.750       11.750       18.750        7.500
10216141857    49,000.00         49,000.00       4/1/97       3/1/27       12.250       11.250       18.250        6.750
10216141867    86,400.00         86,400.00       3/1/97       2/1/27        9.625        9.625       15.625        5.750
10216141869    78,700.00         78,700.00       3/1/97       2/1/27       10.125        9.125       16.125        5.000
10216141870   123,300.00        123,300.00       4/1/97       3/1/27        8.875        8.875       14.875        6.000
10216141923   117,300.00        117,300.00       4/1/97       3/1/27       10.125       10.125       16.125        6.500
10216141973    78,300.00         78,300.00       4/1/97       3/1/27       10.500        9.500       16.500        5.750
10216142094   122,000.00        122,000.00       3/1/97       2/1/27        8.375        8.375       14.375        4.500
10216142097    67,500.00         67,500.00       4/1/97       3/1/27        9.625        9.625       15.625        5.750
10216142118   416,500.00        416,500.00       4/1/97       3/1/27        8.875        8.875       14.875        5.250
10216142269   136,000.00        136,000.00       4/1/97       3/1/27       12.750       11.750       18.750        7.500
10216142356    62,000.00         61,961.47       3/1/97       2/1/27        8.375        8.375       14.375        4.500
10216142435    49,500.00         49,500.00       4/1/97       3/1/27       10.125        9.125       16.125        5.000
10216142444    72,200.00         72,200.00       3/1/97       2/1/27        9.250        8.250       15.250        4.500
10216142506    88,500.00         88,500.00       4/1/97       3/1/27        9.375        9.375       15.375        5.750
10216142523   106,800.00        106,800.00       4/1/97       3/1/27       12.750       11.750       18.750        7.500
10216142545   108,900.00        108,900.00       4/1/97       3/1/27        8.875        8.875       14.875        5.000
10216142608   130,500.00        130,500.00       4/1/97       3/1/27        8.875        8.875       14.875        5.000
10216142799   364,500.00        364,500.00       4/1/97       3/1/27        9.875        9.875       15.875        6.000
10216142813    52,600.00         52,600.00       4/1/97       3/1/27       10.625        9.625       16.625        6.000
10216142897    46,000.00         46,000.00       4/1/97       3/1/27        8.875        7.875       14.875        3.750
10216143008    64,800.00         64,800.00       4/1/97       3/1/27        9.625        9.625       15.625        5.750
10216143065    37,000.00         37,000.00       4/1/97       3/1/27       12.250       11.250       18.250        6.750
10216143072   222,600.00        222,600.00       4/1/97       3/1/27        8.375        8.375       14.375        4.750
10216143211   132,300.00        132,300.00       4/1/97       3/1/27       10.500        9.500       16.500        5.750
10216143251    39,100.00         39,100.00       4/1/97       3/1/27       10.875        9.875       16.875        6.250
10216143298   105,300.00        105,300.00       4/1/97       3/1/27        8.875        8.875       14.875        5.000
10216143367   165,700.00        165,700.00       4/1/97       3/1/27       11.250       10.250       17.250        6.750
10216143423    85,500.00         85,500.00       4/1/97       3/1/27        9.625        9.625       15.625        5.750
            ------------      ------------                                 ------       ------       ------        -----
            9,072,000.00      9,067,759.33                                 10.084        9.536       16.084        5.868

Alliance Funding Company                                         Page 19 3/17/97
A division of Superior Bank FSB

                                 Sale Schedule A
 1997-1 Class 2 - Initial Pool of Adjustable Rate Mortgages - Settlement 3/20/97
Sale ID    Account         Name                      Address                    City                  State     Zip Code
-------    -------         ----                      -------                    ----                  -----     --------
MLC161  10218001739   KHAN SHARIF               73 VAN REYPEN ST                JERSEY CITY            NJ        07306
MLC161  10218003906   CAPARROS PERPETUO I       61 PINEBROOK RD                 MANALAPAN              NJ        07726
MLC161  10218004676   LEE ANDREW                26 FORSTER AVE                  MOUNT VERNON           NY        10552
MLC161  10218004793   WHITTAKER JAMES M         22 HIGHLAND RD                  BINGHAMTON             NY        13901
MLC161  10218005932   CASTIGLIA LISA            72 GENESEE AVENUE               STATEN ISLAND          NY        10308
MLC161  10218005955   MULDERRIG KENNETH         131 MANHATTAN AVE               WALDWICK               NJ        07463
MLC161  10218006939   BRANCH PAUL A             13647 HAPPY HILL RD             DADE CITY              FL        33525
MLC161  10218007069   HEMPHILL DOROTHY          2401 MOTT AVENUE                FAR ROCKAWAY           NY        11691
MLC161  10218007474   PANAMA REYNALDO           211 POMEROY STREET              PEEKSKILL              NY        10566
MLC161  10218008063   SASNAUSKAS JAMES          9 EGBERT PL                     STATEN ISLAND          NY        10305
MLC161  10218008113   MARTIN MICHAEL            581582 CENTRAL                  NEW HAVEN              CT        06515
MLC161  10218008115   MARKS STEVEN I            28 MIDWOOD DR                   FLORHAM PARK           NJ        07932
MLC161  10218008397   CARY ARNOLD D             746 MOUNT CARMEL AVE            HAMDEN                 CT        06518
MLC161  10218008529   TINSLEY AVERY B           8165 JOT EM DOWN RD             GAINESVILLE            GA        30506
MLC161  10218008795   STRELECKI JOSEPH J        547 -49 MAIN STREET             AVOCA                  PA        18641
MLC161  10218008932   ARMSTRONG DARRELL C       630 OLD HOME LN                 RIDGEVILLE             SC        29472
MLC161  10218009189   CAN ILKNUR                109-113 BUFFALO AVENUE          PATERSON               NJ        07503
MLC161  10218009207   QUIN JAMES                860 GABLE GATE TURN             ROSWELL                GA        30076
MLC161  10218009241   ANTHOLIS JOHN K           7 GREEN HILL RD                 MORRISTOWN             NJ        07960
MLC161  10218009441   MEJIA MARTHA              12 QUINTREE LN                  MELVILLE               NY        11747
MLC161  10218009469   REED TRAVIS J             448 N 5TH ST                    LEBANON                PA        17046
MLC161  10218009770   WILSON PHILLIP R          298 LELOUP ROAD                 MELROSE                NY        12121
MLC161  10218009827   HICKS THERESA S           273 CARLTON DRIVE               SHIRLEY                NY        11967
MLC161  10218009963   AKACKI EDWARD Z           50 W CHURCH RD                  STEVENS                PA        17578
MLC161  10218010008   BRAMLETT DORAN A.         943 COTTINGHAM DRIVE            MT. PLEASANT           SC        29464
MLC161  10218010031   ARMOUR BOBBY              3069 RIDGE ROAD                 CANTON                 GA        30114
MLC161  10218010039   THURMAN ANDREW E          106 RICHMOND DR                 PITTSBURGH             PA        15215
MLC161  10218010078   ALBANESE ROBERT           6480 FRONT STREET               MARTINS CREEK          PA        18063
MLC161  10218010143   CURRY ELIZABETH           238 ALABAMA AVE                 TOMS RIVER             NJ        08753
MLC161  10218010185   STANIS KEVIN S            107 BUNGAY RD                   SEYMOUR                CT        06483
MLC161  10218010205   RODRIGUEZ AGUSTIN         2922 TULIP AVENUE               BALDWIN                NY        11510
MLC161  10218010255   ZBRIZHER YAKOV            245 SILVER LN                   OLD BRIDGE             NJ        08857
MLC161  10218010394   MCCORD HUGH J             322 PHEASANT RD                 GRANTVILLE             PA        17028
MLC161  10218010428   KOSEK JOHN L              360 MCCARRELL AVE               WASHINGTON             PA        15301
MLC161  10218010544   BURRELL CHARLES L.        219 BAINBRIDGE CIRCLE           GARNER                 NC        27529
MLC161  10218010592   DOMINGUEZ FABIAN E        18 WEDGEWOOD DR                 WEST ORANGE            NJ        07052
MLC161  10218010600   ZACCAGNINI DEBORAH        17 INGLENOOK DRIVE              NEW FAIRFIELD          CT        06812
MLC161  10218010610   GATLIN SIDNEY L           8442 KAVANAGH RD                BALTIMORE              MD        21222
MLC161  10218010716   HAZZARD WILLIAM H         743 MAIN ST                     SLATINGTON             PA        18080
MLC161  10218010774   CHACOS DAVID R            1101 ESTATEWOOD DRIVE           BRANDON                FL        33510
MLC161  10218010875   LEARY PATRICK J           2585 BETTIS TRIBBLE GAP RD      CUMMING                GA        30130
MLC161  10218010912   LEHAN LLOYD DANIEL IV     12340 144TH STREET NORTH        LARGO                  FL        33774
MLC161  10218011019   GIAMBRONE FRANK           406 LAKEVIEW DRIVE              HENRYVILLE             PA        18332
MLC161  10218011336   BERRY JO ANNE             722 LINCOLN AVE                 BURLINGTON             NJ        08016
MLC161  10218011351   EVON KELLY A              144 SUMMIT RD                   PROSPECT               CT        06712
MLC161  10218011516   GLEKAS KONSTANTINOS       12 ELM TREE PL                  STAMFORD               CT        06906
MLC161  10218011914   SPENCER JOHN F            174 S MOUNTAIN AVE              MONTCLAIR              NJ        07042
MLC161  10218011999   MACCI JOHN T              11 FRANCIS DR                   MONTROSE               NY        10548
MLC161  10218012086   PALMER LLOYD L            13934 FRIENDSHIP LANE           ODESSA                 FL        33556
MLC161  10218012488   MUNNY SHAMIMA K           3454 64TH ST                    WOODSIDE               NY        11377
MLC161  10218012667   RENZI DOMINIC             380 CYPRESS CREEK CIRCLE        OLDSMAR                FL        34677
                      ------------------------
             51       Sale Total
            647       Total with Merrill Lynch
            830       Grand Total


              Principal         Cut-off Date    First                     Initial      Minimum      Maximum
              Balance at         Principal     Payment      Maturity     Mortgage     Mortgage      Mortgage      Gross
   Account   Origination         Balance        Date         Date          Rate         Rate         Rate         Margin
   -------   -----------         -------        ----         ----          ----         ----         ----         ------
10218001739   106,250.00        106,118.76      12/1/96      11/1/96       10.375       10.375       16.375        7.750
10218003906   230,000.00        229,568.15      12/1/96      11/1/26        8.375        8.375       14.375        4.500
10218004676   170,000.00        170,000.00       3/1/97       2/1/27        8.625        7.625       14.625        3.750
10218004793    68,700.00         68,678.64       3/1/97       2/1/27       11.625       10.625       17.625        7.250
10218005932   186,400.00        186,400.00       3/1/97       2/1/27        8.875        8.875       14.875        5.250
10218005955   153,000.00        152,930.49       2/1/97       1/1/27        9.875        9.875       15.875        6.250
10218006939   157,500.00        157,420.46       2/1/97       1/1/27        9.375        8.375       15.375        6.000
10218007069   130,500.00        130,500.00       4/1/97       3/1/27        8.875        8.875       14.875        5.000
10218007474   100,000.00        100,000.00       4/1/97       3/1/27        9.750        8.750       15.750        6.250
10218008063   102,600.00        102,546.82       3/1/97       2/1/27        9.250        9.250       15.250        5.875
10218008113   131,850.00        131,850.00       3/1/97       2/1/27        9.750        8.750       15.750        5.250
10218008115   252,000.00        252,000.00       4/1/97       3/1/27        9.875        8.875       15.875        6.000
10218008397   305,000.00        305,000.00       4/1/97       3/1/27       10.125        9.125       16.125        6.000
10218008529    74,000.00         73,969.78       2/1/97       1/1/27       10.375       10.375       16.375        7.000
10218008795    67,500.00         67,500.00       3/1/97       2/1/27       11.475       10.475       17.475        7.100
10218008932   112,410.00        112,410.00       3/1/97       2/1/27       10.375        9.375       16.375        6.000
10218009189   121,500.00        121,500.00       3/1/97       2/1/27        8.875        8.875       14.875        5.000
10218009207   178,500.00        178,500.00       3/1/97       2/1/27       11.000       10.000       17.000        6.500
10218009241   297,000.00        297,000.00       4/1/97       3/1/27       10.375       10.375       16.375        6.750
10218009441   216,750.00        216,750.00       4/1/97       3/1/27       10.125       10.125       16.125        7.750
10218009469    40,500.00         40,500.00       3/1/97       2/1/27       10.000        9.000       16.000        6.750
10218009770    89,600.00         89,600.00       4/1/97       3/1/27       11.875       10.875       17.875        6.625
10218009827    68,000.00         68,000.00       3/1/97       2/1/27       11.125       11.125       17.125        7.500
10218009963    79,900.00         79,900.00       3/1/97       2/1/27       11.000       10.000       17.000        7.750
10218010008    59,500.00         59,500.00       4/1/97       3/1/27        9.750        8.750       15.750        5.250
10218010031    80,000.00         80,000.00       3/1/97       2/1/27       11.000       10.000       17.000        7.250
10218010039   342,750.00        342,750.00       3/1/97       2/1/27        8.500        7.500       14.500        4.500
10218010078    96,000.00         96,000.00       4/1/97       3/1/27       12.250       11.250       18.250        7.250
10218010143    65,000.00         65,000.00       4/1/97       3/1/27        9.750        9.750       15.750        5.750
10218010185   189,750.00        189,750.00       3/1/97       2/1/27        8.625        7.625       14.625        3.750
10218010205   106,250.00        106,250.00       4/1/97       3/1/27       11.500       10.500       17.500        6.750
10218010255   105,750.00        105,750.00       4/1/97       3/1/27        8.875        8.875       14.875        5.250
10218010394   136,000.00        136,000.00       3/1/97       2/1/27       12.250       11.250       18.250        8.000
10218010428    57,600.00         57,600.00       4/1/97       3/1/27       12.000       11.000       18.000        7.000
10218010544    88,400.00         88,400.00       4/1/97       3/1/27        9.375        9.375       15.375        5.500
10218010592   144,500.00        144,356.24      12/1/96      11/1/26       11.375       11.375       17.375        8.625
10218010600   146,200.00        146,137.03       3/1/97       2/1/27       10.125        9.125       16.125        6.750
10218010610    72,250.00         72,250.00       4/1/97       3/1/27       10.625        9.625       16.625        7.250
10218010716    76,500.00         76,500.00       3/1/97       2/1/27       10.625        9.625       16.625        5.750
10218010774    82,000.00         82,000.00       4/1/97       3/1/27       11.000       10.000       17.000        6.500
10218010875   112,500.00        112,500.00       3/1/97       2/1/27       10.125       10.125       16.125        6.750
10218010912    73,600.00         73,600.00       4/1/97       3/1/27       11.500       11.500       17.500        7.500
10218011019   133,900.00        133,900.00       3/1/97       2/1/27        9.375        9.375       15.375        6.000
10218011336    55,000.00         55,000.00       4/1/97       3/1/27        9.000        8.000       15.000        4.500
10218011351   126,000.00        126,000.00       4/1/97       3/1/27       10.375        9.375       16.375        5.500
10218011516   300,000.00        300,000.00       4/1/97       3/1/27        9.875        9.875       15.875        6.250
10218011914   252,280.00        252,280.00       4/1/97       3/1/27       10.875        9.875       16.875        6.750
10218011999   146,700.00        146,700.00       4/1/97       3/1/27       10.500        9.500       16.500        5.750
10218012086    46,500.00         46,500.00       4/1/97       3/1/27       10.000        9.000       16.000        5.250
10218012488   344,250.00        344,250.00       3/1/97       2/1/27       11.750       10.750       17.750        7.500
10218012667   160,000.00        160,000.00       4/1/97       3/1/27        8.750        7.750       14.750        4.500
           -------------     -------------                                 ------       ------       ------        -----
            7,038,640.00      7,037,616.37                                 10.085        9.470       16.085        6.127
           75,473,052.00     75,455,302.55                                 10.242        9.543       16.242        6.108
           98,978,097.00     98,952,659.50                                 10.261        9.548       16.261        6.103

Alliance Funding Company                                         Page 1 3/17/97
A division of Superior Bank FSB

                                 Sale Schedule B
 1996-4 Class 2 - Initial Pool of Adjustable Rate Mortgages - Settlement 3/20/97


                                                Principal   Type of   Scheduled
                                                Balance at  Mortgaged Payment
Sale ID  Account        Name                    Origination Property  Int & Prin
-------  -------        ----                    ----------- --------- ----------
BS22D  10216120478   JORDAN SIGMUND              214,400.00     SF     2,143.66
BS22D  10216125218   VANSCHENKBRILL ROBERT W      48,750.00     MF       414.37
BS22D  10216131608   HAUGSETH WILLIAM            126,000.00     SF     1,070.99
       -----------   ----------------            ----------            ---------
            3        Sale Total                  389,150.00            3,629.02


            Cut-off Date   Original     Next           Current         Property
              Principal      LTV      Adjustment       Mortgage        Value at     Owner
  Account      Balance      Ratio       Date            Rate          Origination  Occupied
  -------  -------------    -----     -------           -----         -----------  --------
10216120478   214,060.17    80.0      9/1/97          12.625          268,000.00     Y
10216125218    48,607.44    75.0      9/1/97          10.625           65,000.00     Y
10216131608   125,755.62    90.0      4/1/97           9.625          140,000.00     Y
              ----------    ----                      ------         -----------
              388,423.23    82.6                      11.403          473,000.00

Alliance Funding Company                                          Page 2 3/17/97
A division of Superior Bank FSB

                                 Sale Schedule B
 1996-4 Class 2 - Initial Pool of Adjustable Rate Mortgages - Settlement 3/20/97

                                                Principal   Type of   Scheduled
                                                Balance at  Mortgaged Payment
Sale ID  Account        Name                    Origination Property  Int & Prin
-------  -------        ----                    ----------- --------- ----------
BS27   10216121278   HACHEM MOHAMAD K            112,500.00     SF     1,039.03
BS27   10216128442   GIZA RONALD S JR             63,750.00     SF       553.57
BS27   10216130544   MCLAUGHLIN LUKE F III       120,000.00     SF       954.77
BS27   10216130641   WIMBROW NORMAN R JR          56,000.00     SF       475.99
BS27   10216132822   CRATER DARRYL               101,700.00     SF       827.47
BS27   10216133048   O'NEIL LEONARD A             56,800.00     SF       562.49
BS27   10216135176   DUKE LISA WHITEMAN          126,000.00     SF       991.24
BS27   10216135476   HILLER DAVID K              150,450.00     SF     1,418.58
BS27   10216135787   SANDOLO CLAUDIO              40,000.00     SF       362.16
BS27   10216135824   LERCH BARBARA S             391,000.00     SF     3,323.46
BS27   10216135881   JACKSON NELSON               63,900.00     SF       584.52
BS27   10216135946   MALLOTT BEVERLY A            88,000.00     SF       788.57
BS27   10216135970   KUNZ ARTHUR DANIEL           44,820.00     SF       482.70
BS27   10216136196   PASSMORE MICHAEL A           91,800.00     SF       822.62
BS27   10216136335   BEST BONNIE M                81,200.00     SF       843.05
BS27   10216136337   MURRAY CHERYL V              24,500.00     MF       197.13
BS27   10216136424   KUECHLE COLLEEN A            78,600.00     SF       741.11
BS27   10216136543   LOWERY JANE E                64,000.00     SF       497.79
BS27   10216137146   CANTU JOSE G                 94,500.00     SF       899.95
BS27   10216137956   CWIKLINSKI ROBERT W          87,550.00     SF       883.74
BS27   10216138002   PALCAU VALERICA              95,200.00     SF       817.92
BS27   10216138140   PINCKNEY JOSIAH             134,250.00     SF     1,116.62
BS27   10216138171   GREER SIDNEY A              119,000.00     SF     1,122.04
BS27   10216138217   ALLEN GEORGE W              108,000.00     SF       977.84
BS27   10216138328   FOSTER GLENN A              118,400.00     SF     1,072.00
BS27   10216138386   THELEN LUCY M                90,400.00     SF       727.38
BS27   10216138395   PERKINS DONALD               45,000.00     SF       428.55
BS27   10216138416   ADAMS DAVID G               215,100.00     SF     1,927.51
BS27   10216138483   STEELE LARRY L              123,250.00     SF     1,244.10
BS27   10216138517   WATSON GEORGE S              81,000.00     SF       840.98
BS27   10216138530   HARPER II PHILIP E           45,000.00     SF       428.55
BS27   10216138535   WORMICK JR JAMES E           68,800.00     SF       734.27
BS27   10216138573   BROVONT SHAWNA               64,800.00     SF       580.67
BS27   10216138609   GLUNT LINDA M               104,000.00     SF       883.99
BS27   10216138674   GRACIA NIDIA E              105,600.00     SF     1,127.02
BS27   10216138681   RENFRO CORTEZ                84,100.00     SF       792.97
BS27   10216138689   SISLEY JENNIFER             161,500.00     SF     1,630.20
BS27   10216138770   DIAZ RAMON L                172,000.00     MF     1,605.59
BS27   10216138773   HUNZIKER LYNN M              81,000.00     MF       710.83
BS27   10216138780   AL-YUNISI HASSAN             73,800.00     MF       613.83
BS27   10216138783   CUMMINS MARK                 84,800.00     SF       659.57
BS27   10216138797   LAWLESS LLOYD T             107,200.00     SF     1,133.72
BS27   10216138860   PRICE EDWARD A               77,400.00     SF       737.10
BS27   10216138934   MORRIS ANGELA V             276,200.00     SF     2,222.37
BS27   10216138936   MODJESKI CHRISTOPHER        175,100.00     SF     1,801.10
BS27   10216138954   REYNOLDS CONNIE E            71,000.00     SF       616.53
BS27   10216138956   HOUSSAIKY RIAD               95,200.00     MF       740.46
BS27   10216138958   KARIM AHMAD                  64,000.00     SF       509.21
BS27   10216138962   ALFATLAWI AMJAD              92,700.00     MF       771.03
BS27   10216138997   MEDINA HENRY R               78,200.00     SF       781.87
BS27   10216139015   MARYN FRANK M               187,500.00     SF     1,662.80
BS27   10216139061   SCANAGATTA CLARA A          358,250.00     SF     3,310.58
BS27   10216139106   STEIN DEENA A               114,300.00     SF     1,024.24
BS27   10216139114   KERPAN LOUIS J               84,000.00     SF       713.99
BS27   10216139129   VIGNIERI ANTHONY R          202,300.00     SF     2,003.36
BS27   10216139133   JACQUES RICHARD EDWARD       86,400.00     SF       822.81
BS27   10216139166   SASSER III WALTER B         386,400.00     SF     3,005.38
BS27   10216139216   ZEYEN KEITH B               180,000.00     SF     1,529.98
BS27   10216139217   RODRIGUEZ MARIA             156,000.00     MF     1,369.01
BS27   10216139229   SEIBERT MARVIN D             84,000.00     SF       675.88
BS27   10216139235   PLACKE ROBERT G             105,000.00     SF       940.91


           Cut-off Date   Original     Next           Current         Property
              Principal      LTV      Adjustment       Mortgage        Value at     Owner
  Account      Balance      Ratio       Date            Rate          Origination  Occupied
  -------  -------------    -----     -------           -----         -----------  --------
10216121278   112,124.46    90.0      7/1/97          10.625          125,000.00     Y
10216128442    63,567.21    79.6      9/1/97          10.875           80,000.00     Y
10216130544   119,658.64    78.4      4/1/97           8.875          153,000.00     Y
10216130641    55,949.17    66.6      7/1/97           9.625           84,000.00     Y
10216132822   101,481.04    90.0      4/1/97           9.125          113,000.00     Y
10216133048    56,745.00    80.0      5/1/97          11.500           71,000.00     Y
10216135176   125,754.47    80.0     11/1/98           8.750          157,500.00     Y
10216135476   150,394.87    85.0      7/1/97          10.875          177,000.00     Y
10216135787    39,967.40    68.9      6/1/97          10.375           58,000.00     N
10216135824   391,000.00    85.0      2/1/99           9.625          460,000.00     Y
10216135881    63,874.61    90.0      1/1/99          10.500           71,000.00     Y
10216135946    87,925.88    80.0      1/1/99          10.250          110,000.00     Y
10216135970    44,791.54    45.0      7/1/97          12.625           99,600.00     Y
10216136196    91,800.00    90.0      2/1/99          10.250          102,000.00     Y
10216136335    81,200.00    64.9      2/1/99          12.125          125,000.00     Y
10216136337    24,486.62    70.0      2/1/99           9.000           35,000.00     N
10216136424    78,600.00    84.5      2/1/99          10.875           93,000.00     Y
10216136543    63,962.21    71.1      1/1/99           8.625           90,000.00     Y
10216137146    94,397.97    90.0     12/1/98          11.000          105,000.00     Y
10216137956    87,496.78    85.0      1/1/99          11.750          103,000.00     Y
10216138002    95,155.58    74.9      7/1/97           9.750          127,000.00     Y
10216138140   134,182.21    81.3      7/1/97           9.375          165,000.00     Y
10216138171   118,955.44    85.0      1/1/99          10.875          140,000.00     Y
10216138217   107,955.91    67.5      1/1/99          10.375          160,000.00     Y
10216138328   118,400.00    80.0      8/1/97          10.375          148,000.00     Y
10216138386    90,400.00    80.0      2/1/99           9.000          113,000.00     Y
10216138395    44,912.50    66.1      1/1/99          11.000           68,000.00     Y
10216138416   215,100.00    90.0      2/1/99          10.250          239,000.00     Y
10216138483   123,212.72    85.0      1/1/99          11.750          145,000.00     Y
10216138517    81,000.00    58.6      2/1/99          12.125          138,000.00     Y
10216138530    44,983.95    52.9      2/1/99          11.000           85,000.00     Y
10216138535    68,800.00    80.0      2/1/99          12.500           86,000.00     Y
10216138573    64,772.83    90.0      1/1/99          10.250           72,000.00     Y
10216138609   103,950.18    89.9      2/1/99           9.625          115,590.00     Y
10216138674   105,500.00    80.0      1/1/99          12.500          132,000.00     Y
10216138681    84,100.00    84.9      2/1/99          10.875           99,000.00     Y
10216138689   161,451.15    85.0      1/1/99          11.750          190,000.00     Y
10216138770   171,935.24    80.0      1/1/99          10.750          215,000.00     Y
10216138773    80,964.17    90.0      1/1/99          10.000           90,000.00     Y
10216138780    73,762.73    90.0      7/1/97           9.375           82,000.00     Y
10216138783    84,716.50    80.0      1/1/99           8.625          106,000.00     Y
10216138797   107,171.78    80.0      1/1/99          12.375          134,000.00     Y
10216138860    77,359.50    90.0      1/1/99          11.000           86,000.00     Y
10216138934   276,049.13    84.9      1/1/99           9.000          325,000.00     Y
10216138936   174,999.30    85.0      1/1/99          12.000          206,000.00     Y
10216138954    71,000.00    52.5      8/1/97           9.875          135,000.00     Y
10216138956    95,087.18    79.3      1/1/99           8.625          120,000.00     Y
10216138958    63,927.98    78.0      7/1/97           8.875           82,000.00     Y
10216138962    92,653.19    90.0      7/1/97           9.375          103,000.00     Y
10216138997    78,151.15    85.0      1/1/99          11.625           92,000.00     Y
10216139015   187,419.24    75.0      7/1/97          10.125          250,000.00     Y
10216139061   358,111.43    89.9      1/1/99          10.625          398,085.00     Y
10216139106   114,300.00    90.0      2/1/99          10.250          127,000.00     Y
10216139114    83,959.76    80.0      2/1/99           9.625          105,000.00     Y
10216139129   202,104.18    85.0     12/1/98          11.500          238,000.00     Y
10216139133    86,369.19    79.6      7/1/97          11.000          108,500.00     Y
10216139166   386,171.87    80.0      7/1/97           8.625          483,000.00     Y
10216139216   180,000.00    78.2      2/1/99           9.625          230,000.00     Y
10216139217   155,930.99    74.2      1/1/99          10.000          210,000.00     Y
10216139229    84,000.00    79.6      2/1/99           9.000          105,500.00     Y
10216139235   105,000.00    89.9      2/1/99          10.250          116,700.00     Y

Alliance Funding Company                                         Page 3 3/17/97
A division of Superior Bank FSB

                                 Sale Schedule B
 1996-4 Class 2 - Initial Pool of Adjustable Rate Mortgages - Settlement 3/20/97

                                                Principal   Type of   Scheduled
                                                Balance at  Mortgaged Payment
Sale ID  Account        Name                    Origination Property  Int & Prin
-------  -------        ----                    ----------- --------- ----------
BS27   10216139252   GOULDY CATHERINE V          199,750.00     SF     1,864.63
BS27   10216139271   CHAPMAN JEFFREY J           112,500.00     SF     1,039.61
BS27   10216139287   DERR ROBIN                   82,400.00     SF       871.44
BS27   10216139398   FOSTER ARZEL L              227,500.00     SF     2,362.01
BS27   10216139407   GRIFFIN LARRY               153,000.00     MF     1,559.07
BS27   10216139409   ALEXANDER WILLYE J           60,300.00     SF       469.01
BS27   10216139504   YOUNES SAHAR                 62,500.00     SF       519.84
BS27   10216139549   THOMPSON JON ALLAN          130,000.00     SF     1,022.71
BS27   10216139565   ZIMKAS BRIAN                 81,500.00     SF       590.93
BS27   10216139574   MAY NANCY                    63,000.00     SF       576.29
BS27   10216139597   CORNE RICHARD J             100,000.00     SF       905.41
BS27   10216139637   MARTIN KIM H                 86,700.00     SF       817.49
BS27   10216139664   SEPTOFF LORIN               152,000.00     SF     1,607.51
BS27   10216139666   HELLE PETER R               155,700.00     SF     1,211.02
BS27   10216139691   LIEBRICH DAVID J            335,750.00     SF     2,823.17
BS27   10216139809   MAZUR ROBERT A               85,500.00     SF       766.17
BS27   10216139845   MYLES ALICE                 168,000.00     SF     1,568.25
BS27   10216139856   KURTZ RICHARD J             110,600.00     SF       991.09
BS27   10216139864   JOUNI MOHAMAD                73,500.00     SF       693.02
BS27   10216139877   HILTZ MARK J                 78,000.00     SF       757.58
BS27   10216139952   MOORE ELLEN                  47,000.00     SF       378.17
BS27   10216139962   HAY JOSEPH C                192,800.00     SF     1,656.45
BS27   10216139970   WOODWORTH-SULLA LINDA C     119,700.00     SF     1,072.63
BS27   10216139982   AMASIO PAULA F              126,400.00     SF     1,349.01
BS27   10216139994   TARR VIRGINIA               175,000.00     SF     1,455.56
BS27   10216140149   TURNER CARL D               112,200.00     SF     1,132.56
BS27   10216140161   HAUSERMAN JODEANE H          50,000.00     SF       362.53
BS27   10216140191   STEWART GRANT                65,000.00     SF       552.49
BS27   10216140207   MARTINO ANTHONY W            95,500.00     SF       909.47
BS27   10216140291   HENDERSON JOSEPH H          178,700.00     SF     1,855.34
BS27   10216140362   MACK ALYSE M                 80,700.00     SF       649.33
BS27   10216140364   NEWSON CLARENCE              21,000.00     SF       199.99
BS27   10216140441   GREENFIELD NEAL W           106,200.00     SF       912.42
BS27   10216140467   BAKER DUAYNE L              156,400.00     SF     1,459.96
BS27   10216140542   CASTRO LUIS M               126,600.00     SF     1,134.46
BS27   10216140545   GUEORGUIEV MILENA           120,700.00     SF     1,126.71
BS27   10216140595   ARFAN MAE                   100,800.00     MF       875.30
BS27   10216140625   CHERRY BRYAN J              166,400.00     SF     1,584.67
BS27   10216140658   LAVIGNE DONNA L             116,100.00     SF       882.44
BS27   10216140685   ALI TAHRIR                   71,900.00     SF       598.03
BS27   10216140701   BROOKE JOHN C               350,000.00     SF     3,103.88
BS27   10216140717   RAPPEL LINDA J              190,000.00     SF     1,597.62
BS27   10216140915   MOUSOULEAS BONITA E          24,500.00     MF       210.49
BS27   10216141003   BAGHDADI MOHAMAD            115,600.00     SF       858.33
BS27   10216141005   BITAR SLEIMAN                66,300.00     SF       625.14
BS27   10216141031   JACKSON HAL D                65,500.00     SF       605.28
BS27   10216141189   PIERSCIONEK JANUSZ          153,000.00     SF     1,272.58
BS27   10216141252   STEINEPREIS LISA A           57,000.00     SF       474.10
BS27   10216141257   LYMAN JACK N                157,500.00     SF     1,338.73
BS27   10216141435   BRIGANTE JOSEPH             109,200.00     SF     1,133.76
       -----------   -----------              -------------          ----------
          111        Sale Total               13,129,120.00          118,048.38

            Cut-off Date   Original     Next           Current         Property
              Principal      LTV      Adjustment       Mortgage        Value at     Owner
  Account      Balance      Ratio       Date            Rate          Origination  Occupied
  -------  -------------    -----     -------           -----         -----------  --------
10216139252   199,750.00    85.0      2/1/99          10.750          235,000.00     Y
10216139271   112,500.00    90.0      2/1/99          10.625          125,000.00     Y
10216139287    82,378.31    80.0      1/1/99          12.375          103,000.00     Y
10216139398   227,435.70    65.0      2/1/99          12.125          350,000.00     Y
10216139407   152,954.99    85.0      1/1/99          11.875          180,000.00     Y
10216139409    60,197.54    90.0      7/1/97           8.625           67,000.00     Y
10216139504    62,468.44    89.9      7/1/97           9.375           69,500.00     Y
10216139549   130,000.00    70.2      2/1/99           8.750          185,000.00     Y
10216139565    81,500.00    67.9      2/1/99           7.875          120,000.00     Y
10216139574    62,974.96    70.0      1/1/99          10.500           90,000.00     Y
10216139597   100,000.00    80.0      8/1/97          10.375          125,000.00     Y
10216139637    86,668.23    85.0      7/1/97          10.875          102,000.00     Y
10216139664   152,000.00    80.0      2/1/99          12.375          190,000.00     Y
10216139666   155,515.48    79.8      7/1/97           8.625          195,000.00     Y
10216139691   335,750.00    85.0      2/1/99           9.500          395,000.00     Y
10216139809    85,427.98    90.0      1/1/99          10.250           95,000.00     Y
10216139845   168,000.00    80.0      2/1/99          10.750          210,000.00     Y
10216139856   110,600.00    89.1      2/1/99          10.250          124,000.00     Y
10216139864    73,472.09    83.5      1/1/99          10.875           88,000.00     Y
10216139877    77,822.46    80.0      7/1/97          11.250           97,500.00     Y
10216139952    46,974.33    83.9      2/1/99           9.000           56,000.00     Y
10216139962   192,710.05    80.0      2/1/99           9.750          241,000.00     Y
10216139970   119,647.44    90.0      2/1/99          10.250          133,000.00     Y
10216139982   126,367.66    80.0      1/1/99          12.500          158,000.00     Y
10216139994   174,911.63    76.0      1/1/99           9.375          230,000.00     Y
10216140149   112,148.63    85.0      1/1/99          11.750          132,000.00     Y
10216140161    49,965.60    56.1      8/1/97           7.875           89,000.00     Y
10216140191    64,937.47    65.0      2/1/99           9.625          100,000.00     Y
10216140207    95,500.00    64.9      8/1/97          11.000          147,000.00     Y
10216140291   178,700.00    64.9      2/1/99          12.125          275,000.00     Y
10216140362    80,700.00    84.9      2/1/99           9.000           95,000.00     Y
10216140364    21,000.00    60.0      2/1/99          11.000           35,000.00     N
10216140441   106,150.46    84.9      2/1/99           9.750          125,000.00     Y
10216140467   156,400.00    85.0      2/1/99          10.750          184,000.00     Y
10216140542   126,600.00    84.9      2/1/99          10.250          149,000.00     Y
10216140545   120,700.00    85.0      2/1/99          10.750          142,000.00     Y
10216140595   100,754.20    89.2      1/1/99           9.875          113,000.00     Y
10216140625   166,400.00    80.0      2/1/99          11.000          208,000.00     Y
10216140658   116,100.00    90.0      8/1/97           8.375          129,000.00     Y
10216140685    71,900.00    89.9      8/1/97           9.375           79,900.00     Y
10216140701   350,000.00    74.4      8/1/97          10.125          470,000.00     Y
10216140717   190,000.00    79.4      2/1/99           9.500          239,000.00     Y
10216140915    24,500.00    70.0      2/1/99           9.750           35,000.00     N
10216141003   115,600.00    85.0      8/1/97           8.125          136,000.00     Y
10216141005    66,300.00    83.9      2/1/99          10.875           79,000.00     Y
10216141031    65,500.00    78.9      8/1/97          10.625           83,000.00     Y
10216141189   153,000.00    90.0      8/1/97           9.375          170,000.00     Y
10216141252    57,000.00    55.6      8/1/97           9.375          102,500.00     Y
10216141257   157,263.28    90.0      2/1/99           9.625          175,000.00     Y
10216141435   109,169.62    80.0      8/1/97          12.125          136,500.00     Y
           -------------    ----                      ------       -------------
           13,123,471.40    81.1                      10.281       16,375,375.00


Alliance Funding Company                                         Page 4 3/17/97
A division of Superior Bank FSB

                                 Sale Schedule B
 1996-4 Class 2 - Initial Pool of Adjustable Rate Mortgages - Settlement 3/20/97

                                                Principal   Type of   Scheduled
                                                Balance at  Mortgaged Payment
Sale ID  Account        Name                    Origination Property  Int & Prin
-------  -------        ----                    ----------- --------- ----------
BS28   10216132233   SPELMAN PATRICK J            57,000.00     SF       484.49
BS28   10216135371   KOBESKE JAMES G              85,000.00     SF       907.17
BS28   10216135646   URBAN WILLIAM               322,100.00     SF     3,128.43
BS28   10216136382   AMES CHRISTOPHER G          272,000.00     SF     2,745.59
BS28   10216136411   FRANCISCO ANGELINA          238,000.00     SF     2,266.53
BS28   10216136431   IMMEL STEVEN M               52,500.00     SF       408.34
BS28   10216137068   TOOLEY LORI K               324,700.00     SF     2,554.42
BS28   10216137511   JORDAN CAROLYN               92,000.00     SF       981.88
BS28   10216137973   DARRAGH DAVID EUGENE         75,600.00     SF       719.96
BS28   10216138038   MURPHY LYNN J               288,150.00     SF     2,422.92
BS28   10216138111   FRITZ LU                    289,000.00     SF     2,697.76
BS28   10216138169   LEPRICH THOMAS E             82,400.00     SF       863.47
BS28   10216138343   SCHARTZ DANIEL C             36,000.00     SF       280.00
BS28   10216138490   MERCER BRADFORD D           259,000.00     SF     2,515.57
BS28   10216138547   BROWN CLINTON G             157,250.00     SF     1,602.38
BS28   10216138558   ALHABHAB JABER               25,000.00     SF       201.16
BS28   10216138650   BONI CARL V                 157,250.00     SF     1,482.69
BS28   10216138761   CAMBA-REGALA AGNES          225,000.00     MF     2,185.34
BS28   10216138769   BLANCHARD DARYL W           106,200.00     SF       854.51
BS28   10216138811   WHITE DOUGLAS A             200,000.00     SF     1,904.65
BS28   10216138838   COOK VIOLA                   51,000.00     SF       410.36
BS28   10216138846   KENNEDY PATRICK M            44,000.00     SF       435.73
BS28   10216138924   PARKER BEN S                108,000.00     SF       987.92
BS28   10216139076   PERKINS CARRIE V             33,700.00     SF       320.93
BS28   10216139135   FOWLKES RONNIE R             58,100.00     SF       520.63
BS28   10216139231   GILLIAM OLUFUNKE            195,500.00     SF     1,898.82
BS28   10216139256   HILLIS RAYMOND E            260,000.00     SF     2,186.22
BS28   10216139263   GRIFFITH ANDREA A           131,250.00     SF       997.60
BS28   10216139313   BRADY ALAN S                153,700.00     SF     1,463.72
BS28   10216139451   MAURICH STEPHEN A           227,800.00     SF     2,105.09
BS28   10216139501   OUZA RIMA                    69,600.00     SF       597.97
BS28   10216139538   LILJENQUIST BYRON E         477,000.00     SF     4,186.02
BS28   10216139599   ALGHAZALY FAEK               54,000.00     SF       449.14
BS28   10216139602   WITCZAK EDWARD M             73,000.00     SF       654.15
BS28   10216139709   HARRIS NELDA K              232,475.00     SF     2,170.11
BS28   10216139853   TRUESDILL MICHAEL P          25,200.00     SF       216.51
BS28   10216139920   JAURIGUE RAMON R E           72,800.00     SF       659.14
BS28   10216139956   HERNANDEZ ENRIQUE           134,000.00     SF     1,188.34
BS28   10216139964   SOBH AHMAD S                 64,000.00     SF       514.96
BS28   10216139974   DAVIES GERALDINE             63,900.00     SF       632.80
BS28   10216140073   WILSON DOUGLAS M            294,000.00     SF     2,182.94
BS28   10216140079   TRAN HIEN TRONG             131,900.00     SF     1,109.09
BS28   10216140142   HOLLAND JR ROBERT G         230,000.00     SF     1,933.96
BS28   10216140201   WISNIEWSKI ROBERT B         144,000.00     SF     1,317.22
BS28   10216140210   HOQUE SYED N                 25,600.00     MF       263.32
BS28   10216140695   KLUGER ALAN M               183,700.00     SF     1,629.10
BS28   10216140720   BRINK JON S                 172,000.00     SF     1,769.21
BS28   10216140728   MICHEL MARY K                65,000.00     CD       505.56
BS28   10216140738   BIGAM JR CLYDE R             96,000.00     SF       869.19
BS28   10216140886   RATHBUN SCOTT                95,400.00     SF       854.88
BS28   10216140957   WILEY SARAH J                77,600.00     SF       688.17
BS28   10216140963   SPENCER GREGORY             121,600.00     SF       978.42
BS28   10216140968   WILLARD TOM F                75,000.00     SF       603.47
BS28   10216140986   RICHARDSON RICHARD L         80,000.00     SF       679.99
BS28   10216141039   SHABECK DENNIS M            157,500.00     SF     1,267.28
BS28   10216141052   WITT KARIE L                161,500.00     SF     1,522.77
BS28   10216141127   HASTINGS ELDON              180,000.00     SF     1,697.20
BS28   10216141147   FAESTEL CATHERINE D         496,000.00     SF     4,537.11
BS28   10216141262   HAGERMAN JAMES M            125,000.00     SF     1,143.43
BS28   10216141313   MCDONALD DANA                54,000.00     SF       565.86
BS28   10216141333   BURRELL DONALD E            120,000.00     SF     1,108.92


            Cut-off Date   Original     Next           Current         Property
              Principal      LTV      Adjustment       Mortgage        Value at     Owner
  Account      Balance      Ratio       Date            Rate          Origination  Occupied
  -------  -------------    -----     -------           -----         -----------  --------
 10216132233    56,972.70    69.5      7/1/97           9.625           82,000.00     N
 10216135371    84,911.62    60.7      5/1/97          12.500          140,000.00     Y
 10216135646   321,991.26    84.9      1/1/99          11.250          379,000.00     Y
 10216136382   271,917.74    81.9      1/1/99          11.750          332,000.00     Y
 10216136411   237,915.14    70.0      1/1/99          11.000          340,000.00     Y
 10216136431    52,447.34    75.0      1/1/99           8.625           70,000.00     Y
 10216137068   324,700.00    87.7      2/1/99           8.750          370,000.00     Y
 10216137511    92,000.00    80.0      2/1/99          12.500          115,000.00     Y
 10216137973    75,573.04    90.0      2/1/99          11.000           84,000.00     Y
 10216138038   288,150.00    85.0      2/1/99           9.500          339,000.00     Y
 10216138111   289,000.00    85.0      2/1/99          10.750          340,000.00     Y
 10216138169    82,377.70    74.9      2/1/99          12.250          110,000.00     Y
 10216138343    35,978.75    80.0      8/1/97           8.625           45,000.00     Y
 10216138490   259,000.00    70.9      2/1/99          11.250          365,000.00     Y
 10216138547   157,156.92    85.0     12/1/98          11.875          185,000.00     Y
 10216138558    24,986.34    69.4      1/1/99           9.000           36,000.00     Y
 10216138650   157,250.00    85.0      2/1/99          10.875          185,000.00     Y
 10216138761   225,000.00    84.9      2/1/99          11.250          265,000.00     Y
 10216138769   106,141.99    84.9      2/1/99           9.000          125,000.00     Y
 10216138811   200,000.00    80.0      2/1/99          11.000          250,000.00     Y
 10216138838    50,972.14    85.0      2/1/99           9.000           60,000.00     Y
 10216138846    44,000.00    80.0      2/1/99          11.500           55,000.00     Y
 10216138924   108,000.00    61.0      2/1/99          10.500          177,000.00     Y
 10216139076    33,700.00    74.8      2/1/99          11.000           45,000.00     Y
 10216139135    58,075.64    85.4      2/1/99          10.250           68,000.00     Y
 10216139231   195,500.00    85.0      2/1/99          11.250          230,000.00     Y
 10216139256   260,000.00    80.0      2/1/99           9.500          325,000.00     Y
 10216139263   131,250.00    75.0      2/1/99           8.375          175,000.00     Y
 10216139313   153,700.00    74.9      2/1/99          11.000          205,000.00     Y
 10216139451   227,800.00    85.0      2/1/99          10.625          268,000.00     Y
 10216139501    69,567.50    71.0      7/1/97           9.750           98,000.00     Y
 10216139538   477,000.00    90.0      2/1/99          10.000          530,000.00     Y
 10216139599    53,971.88    90.0      7/1/97           9.375           60,000.00     Y
 10216139602    73,000.00    89.9      2/1/99          10.250           81,200.00     Y
 10216139709   232,475.00    85.0      2/1/99          10.750          273,500.00     Y
 10216139853    25,200.00    70.0      2/1/99           9.750           36,000.00     Y
 10216139920    72,800.00    80.0      2/1/99          10.375           91,000.00     Y
 10216139956   134,000.00    84.8      2/1/99          10.125          158,000.00     Y
 10216139964    63,965.04    80.0      1/1/99           9.000           80,000.00     Y
 10216139974    63,879.58    78.8      1/1/99          11.500           81,000.00     Y
 10216140073   294,000.00    66.0      2/1/99           8.125          445,000.00     N
 10216140079   131,835.12    79.9      2/1/99           9.500          165,000.00     Y
 10216140142   230,000.00    73.0      2/1/99           9.500          315,000.00     Y
 10216140201   144,000.00    90.0      3/1/99          10.500          160,000.00     Y
 10216140210    25,592.68    80.0      2/1/99          12.000           32,000.00     Y
 10216140695   183,700.00    74.9      8/1/97          10.125          245,000.00     Y
 10216140720   172,000.00    80.0      2/1/99          12.000          215,000.00     Y
 10216140728    65,000.00    68.4      2/1/99           8.625           95,000.00     Y
 10216140738    96,000.00    80.0      8/1/97          10.375          120,000.00     Y
 10216140886    95,360.00    90.0      2/1/99          10.250          106,000.00     Y
 10216140957    77,600.00    80.0      8/1/97          10.125           97,000.00     Y
 10216140963   121,600.00    80.0      2/1/99           9.000          152,000.00     Y
 10216140968    74,959.03    68.1      2/1/99           9.000          110,000.00     Y
 10216140986    80,000.00    51.2      2/1/99           9.625          156,000.00     Y
 10216141039   157,500.00    90.0      2/1/99           9.000          175,000.00     Y
 10216141052   161,500.00    85.0      8/1/97          10.875          190,000.00     Y
 10216141127   179,934.05    80.0      8/1/97          10.875          225,000.00     Y
 10216141147   496,000.00    80.0      3/1/99          10.500          620,000.00     Y
 10216141262   125,000.00    77.1      2/1/99          10.500          162,000.00     Y
 10216141313    54,000.00    56.2      2/1/99          12.250           96,000.00     Y
 10216141333   119,953.58    80.0      8/1/97          10.625          150,000.00     Y

Alliance Funding Company                                         Page 5 3/17/97
A division of Superior Bank FSB

                                 Sale Schedule B
 1996-4 Class 2 - Initial Pool of Adjustable Rate Mortgages - Settlement 3/20/97

                                                Principal   Type of   Scheduled
                                                Balance at  Mortgaged Payment
Sale ID  Account        Name                    Origination Property  Int & Prin
-------  -------        ----                    ----------- --------- ----------
BS28   10216141344   HACKWORTH MELVIN C           87,300.00     SF       782.30
BS28   10216141384   ROKOS WARREN                122,900.00     SF     1,124.21
BS28   10216141579   MCCLOUD BRENDA               85,000.00     MF       761.69
BS28   10216141580   DECKER MARGIE ANN           123,200.00     SF       991.30
BS28   10216141868   MIFSUD DENISE M             206,200.00     SF     1,983.19
BS28   10216141986   JANKOVIC DRAGAN              87,700.00     MF       885.25
BS28   10216142175   BRADLEY-KEITH LATANYA       176,000.00     SF     1,702.74
BS28   10216142246   ALI MOUSA                   139,500.00     SF     1,289.12
       ----------- -------------------------- -------------          ----------
           69      Sale Total                  9,986,775.00           90,550.31
          183      Total with Banco Santander 23,505,045.00          212,227.71



            Cut-off Date   Original     Next           Current         Property
              Principal      LTV      Adjustment       Mortgage        Value at     Owner
  Account      Balance      Ratio       Date            Rate          Origination  Occupied
  -------  -------------    -----     -------           -----         -----------  --------
10216141344    87,300.00    90.0      2/1/99          10.250           97,000.00     Y
10216141384   122,900.00    89.9      2/1/99          10.500          136,630.00     Y
10216141579    84,926.04    70.8      2/1/99          10.250          120,000.00     Y
10216141580   123,200.00    84.9      2/1/99           9.000          145,000.00     Y
10216141868   206,128.46    74.9      2/1/99          11.125          275,000.00     Y
10216141986    87,700.00    64.9      2/1/99          11.750          135,000.00     Y
10216142175   176,000.00    80.0      9/1/97          11.200          220,000.00     Y
10216142246   139,446.04    90.0      8/1/97          10.625          155,000.00     Y
           -------------    ----                      ------       --------------
            9,985,462.32    80.3                      10.381       12,568,330.00
           23,497,356.95    80.8                      10.342       29,416,705.00

Alliance Funding Company                                         Page 6 3/17/97
A division of Superior Bank FSB

                                 Sale Schedule B
 1996-4 Class 2 - Initial Pool of Adjustable Rate Mortgages - Settlement 3/20/97

                                                Principal   Type of   Scheduled
                                                Balance at  Mortgaged Payment
Sale ID  Account        Name                    Origination Property  Int & Prin
-------  -------        ----                    ----------- --------- ----------
ML156  10216134289   OVERTON ROBERT               72,000.00     SF       706.15
ML156  10216135114   ROGERS JOHN C                44,000.00     SF       435.73
ML156  10216135254   MEITZ GERALD C JR           130,200.00     SF     1,047.62
ML156  10216135853   BARNES DENNIS M             157,200.00     SF     1,222.69
ML156  10216135939   BOYD CREOLA                  86,700.00     SF       817.49
ML156  10216135965   RAMOS MELINDA A              74,700.00     SF       634.94
ML156  10216136352   CORREALE JAMES JR            37,500.00     SF       374.94
ML156  10216136425   RYMER TODD A                 97,200.00     SF       871.01
ML156  10216136653   JOHNSON CRAIG B              52,700.00     SF       496.90
ML156  10216137278   WURZ DONNA                   92,800.00     SF       918.99
ML156  10216137539   DOMURATH JR SIEGFRIED E      89,600.00     SF       696.90
ML156  10216137631   REHM RICHARD                101,500.00     SF       909.54
ML156  10216137638   TAGGART MARION F             64,000.00     MF       497.79
ML156  10216137833   TAYLOR DON W                 90,000.00     SF       773.24
ML156  10216138041   PERGESON LOYD                76,500.00     SF       650.24
ML156  10216138227   NGUYEN CAROL                156,800.00     SF     1,537.84
ML156  10216138258   GRAVES CARL M               112,000.00     SF     1,098.46
ML156  10216138282   CARROLL LAWRENCE E           54,900.00     SF       481.79
ML156  10216138295   WINKLE CALVIN R VAN         118,800.00     SF     1,009.79
ML156  10216138332   RABANAL ALBERT LUCAS        122,560.00     SF     1,202.03
ML156  10216138336   LUTZ FREDRIC R              154,800.00     SF     1,301.64
ML156  10216138383   SMITH CHARLES E              22,500.00     SF       214.27
ML156  10216138468   COLLINS WHITFIELD J         140,000.00     SF     1,177.20
ML156  10216138473   CHRISTENSEN CHRISTINE D      88,000.00     SF       905.18
ML156  10216138494   MCCARTY CALVIN              135,900.00     SF     1,192.62
ML156  10216138528   MENARD OLIVER J             155,200.00     SF     1,207.13
ML156  10216138574   MOORE JAMES R                40,000.00     SF       340.00
ML156  10216138676   DAINES BRIAN WILLIAM         30,000.00     MF       233.34
ML156  10216138683   GONZALES RICHARD J          157,700.00     SF     1,486.94
ML156  10216138719   BEACH DANIEL T              140,800.00     SF     1,287.95
ML156  10216138728   GRAVES EDGAR L              145,000.00     SF     1,102.10
ML156  10216138746   BROWN MARY E                 51,000.00     SF       410.36
ML156  10216138778   FOOTIT MICHAEL J             83,600.00     SF       749.14
ML156  10216138830   MCCLOSKEY PATRICK J         109,600.00     SF     1,074.92
ML156  10216138861   KHORI ZIAD T                 21,600.00     SF       222.18
ML156  10216138881   NAUDE EDUARDO J              99,450.00     CD       928.35
ML156  10216138906   FERNANDEZ JIMMY L            58,875.00     SF       447.49
ML156  10216138931   BROWN MARY A                 46,700.00     SF       440.33
ML156  10216138971   SORENSEN MARILYN DIANE       63,750.00     SF       565.35
ML156  10216138994   STOCKER JOHN A              144,000.00     SF     1,210.83
ML156  10216139006   WING DARRELL R               72,250.00     SF       674.44
ML156  10216139113   BOHAC WILLIAM P              58,600.00     SF       498.09
ML156  10216139145   RUSSELL JIM D               199,750.00     SF     2,016.30
ML156  10216139167   FORGET ALFONSO G            148,500.00     SF     1,303.19
ML156  10216139172   JEVICKA MILENA              106,250.00     SF       991.82
ML156  10216139254   HOOBYAR LUTHER THOMAS       195,300.00     SF     1,713.90
ML156  10216139258   VALDOVINO CESAR              91,760.00     SF       771.57
ML156  10216139323   BONNI ANTHONY M             100,800.00     SF     1,036.84
ML156  10216139368   RUIZ PEDRO                  292,000.00     SF     2,725.77
ML156  10216139467   BROWN DAVID G                75,150.00     SF       638.77
ML156  10216139500   RODRIGUEZ EFRAIN V          126,000.00     MF     1,082.53
ML156  10216139541   PEARSON BARBARA M           141,600.00     SF     1,190.65
ML156  10216139554   CHAMBERS RICHARD E          118,150.00     SF     1,091.82
ML156  10216139616   DILWORTH ASAEL               60,400.00     SF       621.28
ML156  10216139632   HESS PAUL M                 115,400.00     SF     1,002.07
ML156  10216139649   BORTNIKER DORIS F            46,150.00     SF       430.80
ML156  10216139706   DEPAZ GUILLERMO              80,500.00     MF       676.89
ML156  10216139842   GILNA DEREK A                50,000.00     SF       429.58
ML156  10216139882   HUTTON LESLIE E              64,600.00     SF       603.03
ML156  10216139993   BROOKS-WEIK BRENDA K        132,000.00     SF     1,244.61
ML156  10216139997   DOOLEY JAMES E              120,000.00     SF       987.21



            Cut-off Date   Original     Next           Current         Property
              Principal      LTV      Adjustment       Mortgage        Value at     Owner
  Account      Balance      Ratio       Date            Rate          Origination  Occupied
  -------  -------------    -----     -------           -----         -----------  --------
10216134289    72,000.00    80.0      2/1/99          11.375           90,000.00     Y
10216135114    44,000.00    80.0      2/1/99          11.500           55,000.00     Y
10216135254   130,200.00    70.0      2/1/99           9.000          186,000.00     Y
10216135853   157,200.00    84.9      2/1/99           8.625          185,000.00     Y
10216135939    86,700.00    85.0      2/1/99          10.875          102,000.00     Y
10216135965    74,664.22    90.0      2/1/99           9.625           83,000.00     Y
10216136352    37,500.00    75.0      2/1/99          11.625           50,000.00     Y
10216136425    97,159.24    90.0      2/1/99          10.250          108,000.00     Y
10216136653    52,700.00    85.0      2/1/99          10.875           62,000.00     Y
10216137278    92,800.00    80.0      2/1/99          11.500          116,000.00     Y
10216137539    89,547.10    80.0      2/1/99           8.625          112,000.00     Y
10216137631   101,500.00    70.0      2/1/99          10.250          145,000.00     N
10216137638    64,000.00    80.0      2/1/99           8.625           80,000.00     Y
10216137833    89,958.01    74.7      2/1/99           9.750          120,400.00     Y
10216138041    76,500.00    90.0      2/1/99           9.625           85,000.00     Y
10216138227   156,800.00    80.0      2/1/99          11.375          196,000.00     Y
10216138258   111,963.21    80.0      2/1/99          11.375          140,000.00     Y
10216138282    54,900.00    90.0      2/1/99          10.000           61,000.00     Y
10216138295   118,743.09    90.0      2/1/99           9.625          132,000.00     Y
10216138332   122,560.00    80.0      2/1/99          11.375          153,200.00     Y
10216138336   154,800.00    80.0      2/1/99           9.500          193,500.00     Y
10216138383    22,500.00    75.0      2/1/99          11.000           30,000.00     Y
10216138468   140,000.00    35.0      2/1/99           9.500          400,000.00     Y
10216138473    88,000.00    80.0      2/1/99          12.000          110,000.00     Y
10216138494   135,839.50    90.0      2/1/99          10.000          151,000.00     Y
10216138528   155,200.00    60.8      2/1/99           8.625          255,000.00     Y
10216138574    40,000.00    45.4      2/1/99           9.625           88,000.00     N
10216138676    29,982.29    50.0      2/1/99           8.625           60,000.00     Y
10216138683   157,642.22    77.6      1/1/99          10.875          203,000.00     Y
10216138719   140,800.00    80.0      2/1/99          10.500          176,000.00     Y
10216138728   144,909.88    73.9      2/1/99           8.375          196,000.00     Y
10216138746    50,972.14    85.0      2/1/99           9.000           60,000.00     Y
10216138778    83,564.94    89.9      2/1/99          10.250           92,900.00     Y
10216138830   109,600.00    80.0      2/1/99          11.375          137,000.00     Y
10216138861    21,593.82    72.0      1/1/99          12.000           30,000.00     Y
10216138881    99,450.00    85.0      2/1/99          10.750          117,000.00     Y
10216138906    58,875.00    75.0      2/1/99           8.375           78,500.00     Y
10216138931    46,682.89    84.9      2/1/99          10.875           55,000.00     Y
10216138971    63,722.54    73.2      2/1/99          10.125           87,000.00     Y
10216138994   143,929.17    79.8      2/1/99           9.500          180,250.00     Y
10216139006    72,250.00    85.0      2/1/99          10.750           85,000.00     Y
10216139113    58,600.00    59.7      2/1/99           9.625           98,000.00     Y
10216139145   199,750.00    85.0      2/1/99          11.750          235,000.00     Y
10216139167   148,500.00    90.0      2/1/99          10.000          165,000.00     Y
10216139172   106,250.00    85.0      2/1/99          10.750          125,000.00     Y
10216139254   195,300.00    90.0      2/1/99          10.000          217,000.00     Y
10216139258    91,714.86    80.0      2/1/99           9.500          114,700.00     Y
10216139323   100,800.00    80.0      2/1/99          12.000          126,000.00     Y
10216139368   291,889.83    80.0      2/1/99          10.750          365,000.00     Y
10216139467    75,114.00    90.0      2/1/99           9.625           83,500.00     Y
10216139500   126,000.00    89.6      2/1/99           9.750          140,500.00     Y
10216139541   141,600.00    80.0      2/1/99           9.500          177,000.00     Y
10216139554   118,150.00    85.0      2/1/99          10.625          139,000.00     Y
10216139616    60,382.72    80.0      2/1/99          12.000           75,500.00     Y
10216139632   115,347.58    84.9      2/1/99           9.875          135,814.00     Y
10216139649    46,150.00    65.0      2/1/99          10.750           71,000.00     N
10216139706    80,500.00    70.0      2/1/99           9.500          115,000.00     N
10216139842    49,976.67    54.9      7/1/97           9.750           91,000.00     N
10216139882    64,600.00    85.0      2/1/99          10.750           76,000.00     Y
10216139993   132,000.00    80.0      3/1/99          10.875          165,000.00     Y
10216139997   120,000.00    80.0      2/1/99           9.250          150,000.00     Y

Alliance Funding Company                                         Page 7 3/17/97
A division of Superior Bank FSB

                                 Sale Schedule B
 1996-4 Class 2 - Initial Pool of Adjustable Rate Mortgages - Settlement 3/20/97

                                                Principal   Type of   Scheduled
                                                Balance at  Mortgaged Payment
Sale ID  Account        Name                    Origination Property  Int & Prin
-------  -------        ----                    ----------- --------- ----------
ML156  10216140097   NOE RODNEY H                120,000.00     SF     1,245.89
ML156  10216140109   GILNA DEREK A                41,200.00     SF       353.97
ML156  10216140127   HENRIE DAVID E              156,900.00     SF     1,348.01
ML156  10216140176   BARNES LARRY GLENN           93,500.00     SF       872.81
ML156  10216140228   MILLER RANDON L             175,000.00     SF     1,361.13
ML156  10216140290   BROWN CHARITY LOUISE        124,000.00     SF     1,323.40
ML156  10216140293   KOZAK RICHARD                48,000.00     SF       498.36
ML156  10216140331   LUCERO GEORGE G              85,000.00     SF       785.48
ML156  10216140342   HITCHMAN RALPH F            192,000.00     SF     1,864.82
ML156  10216140345   STEIN AMY RENEE              84,100.00     SF       769.30
ML156  10216140351   BURASH MICHAEL A            105,000.00     SF       816.68
ML156  10216140471   LUNA MARIA G                 52,500.00     SF       529.95
ML156  10216140572   WILLIAMS KENNETH C          127,500.00     SF     1,190.19
ML156  10216140696   ELLIS VIRGINIA KAY          125,800.00     SF     1,269.84
ML156  10216140955   TALTY TROY A                 78,300.00     SF       694.39
ML156  10216140962   PYLE ANNE                   350,819.00     SF     3,046.33
ML156  10216141107   SPACCAROTELLI EDWARD V       91,000.00     SF       883.85
ML156  10216141110   PEARSON MICHAEL G            68,400.00     SF       593.95
ML156  10216141151   PHILLIPS JOHN W              89,600.00     SF       761.60
ML156  10216141238   SALAZAR-APARIC DEBRA ANNE    68,000.00     SF       752.22
ML156  10216141240   WONG ROBERT C               392,000.00     SF     3,659.25
ML156  10216141270   MARES DENNIS E               92,000.00     SF       964.06
ML156  10216141334   SINITSYN IGOR               239,400.00     SF     1,862.03
ML156  10216141408   EASTBURN DRAKE               92,000.00     SF       832.97
ML156  10216141722   CERDA VICTOR M              124,650.00     SF     1,036.78
ML156  10216141910   CHURCHILL ANGELA K          293,250.00     SF     2,600.61
ML156  10216142013   NGUYEN VINH Q               229,400.00     SF     1,887.22
ML156  10216142048   EGGERT THOMAS               350,000.00     SF     3,039.23
ML156  10216142053   GOZA CLIFTON W              138,600.00     SF     1,203.53
ML156  10216142179   HUGHES EARL G                29,200.00     SF       258.95
ML156  10216142182   KENNA CAROLYN J              41,600.00     SF       452.06
ML156  10216142272   PFEFFER STEVEN R            153,000.00     SF     1,399.55
       -----------   ----------               -------------           ---------
           93        Sale Total               10,567,014.00           94,770.97



            Cut-off Date   Original     Next           Current         Property
              Principal      LTV      Adjustment       Mortgage        Value at     Owner
  Account      Balance      Ratio       Date            Rate          Origination  Occupied
  -------  -------------    -----     -------           -----         -----------  --------
10216140097   119,966.61    38.7      2/1/99          12.125          310,000.00     Y
10216140109    41,180.78    54.9      7/1/97           9.750           75,000.00     N
10216140127   156,900.00    74.7      2/1/99           9.750          210,000.00     Y
10216140176    93,500.00    85.0      2/1/99          10.750          110,000.00     Y
10216140228   175,000.00    70.0      8/1/97           8.625          250,000.00     Y
10216140290   124,000.00    80.0      2/1/99          12.500          155,000.00     Y
10216140293    47,986.64    28.7      2/1/99          12.125          167,000.00     Y
10216140331    85,000.00    85.0      2/1/99          10.625          100,000.00     Y
10216140342   192,000.00    80.0      2/1/99          11.250          240,000.00     Y
10216140345    84,100.00    79.9      2/1/99          10.500          105,200.00     Y
10216140351   104,938.01    76.0      2/1/99           8.625          138,000.00     Y
10216140471    52,500.00    70.0      2/1/99          11.750           75,000.00     Y
10216140572   127,500.00    85.0      2/1/99          10.750          150,000.00     Y
10216140696   125,800.00    85.0      2/1/99          11.750          148,000.00     Y
10216140955    78,300.00    90.0      8/1/97          10.125           87,000.00     Y
10216140962   350,819.00    84.9      8/1/97           9.875          412,729.00     Y
10216141107    91,000.00    70.0      3/1/99          11.250          130,000.00     Y
10216141110    68,400.00    84.4      2/1/99           9.875           81,000.00     Y
10216141151    89,557.07    80.0      8/1/97           9.625          112,000.00     Y
10216141238    68,000.00    80.0      2/1/99          13.000           85,000.00     Y
10216141240   392,000.00    62.7      3/1/99          10.750          625,000.00     N
10216141270    92,000.00    80.0      2/1/99          12.250          115,000.00     Y
10216141334   239,400.00    90.0      8/1/97           8.625          266,000.00     Y
10216141408    92,000.00    80.0      9/1/97          10.375          115,000.00     Y
10216141722   124,650.00    90.0      8/1/97           9.375          138,500.00     Y
10216141910   293,123.69    85.0      8/1/97          10.125          345,000.00     Y
10216142013   229,400.00    79.9      3/1/99           9.250          286,800.00     Y
10216142048   350,000.00    68.6      8/1/97           9.875          510,000.00     N
10216142053   138,600.00    90.0      2/1/99           9.875          154,000.00     Y
10216142179    29,200.00    89.8      2/1/99          10.125           32,500.00     Y
10216142182    41,600.00    80.0      3/1/99          12.750           52,000.00     Y
10216142272   153,000.00    90.0      3/1/99          10.500          170,000.00     Y
           -------------    ----                      ------       -------------
           10,565,756.72    78.7                      10.248       13,862,493.00

Alliance Funding Company                                         Page 8 3/17/97
A division of Superior Bank FSB

                                 Sale Schedule B
 1996-4 Class 2 - Initial Pool of Adjustable Rate Mortgages - Settlement 3/20/97

                                                Principal   Type of   Scheduled
                                                Balance at  Mortgaged Payment
Sale ID  Account        Name                    Origination Property  Int & Prin
-------  -------        ----                    ----------- --------- ----------
ML157  10216133080   PRINCE DONALD                95,500.00     SF     1,019.23
ML157  10216134738   MARINELLIE BRIAN            101,872.00     SF     1,087.24
ML157  10216134942   STRINGER LOUISE A           135,800.00     SF     1,179.22
ML157  10216135052   TAYLOR-GANZER DEBRA         111,000.00     SF       893.13
ML157  10216135773   BOWEN WILLIAM J              50,150.00     SF       477.59
ML157  10216135842   COBB BRYAN L                121,500.00     SF     1,055.04
ML157  10216136183   LEHMAN LEONARD A JR         100,000.00     SF       933.48
ML157  10216136195   SMAJDA JACQUELINE E          70,700.00     SF       754.55
ML157  10216136317   SNYDER JAMES K               54,000.00     SF       514.25
ML157  10216136407   THOMPKINS ZACHERY K         153,000.00     SF     1,442.62
ML157  10216136416   OBRIEN BONITA A              89,200.00     SF       717.72
ML157  10216136427   SMITH JOY J                 140,000.00     SF     1,440.06
ML157  10216136751   CROHN DUANE E                70,100.00     SF       667.58
ML157  10216136783   SMITH CLARENCE L            124,200.00     SF     1,067.07
ML157  10216136787   VORKAPICH RUDY               62,400.00     SF       530.39
ML157  10216136878   SEIDA LOWELL M               90,000.00     SF       789.81
ML157  10216136890   DREYER JOSEPH                35,000.00     SF       281.62
ML157  10216136892   ZIELINSKI THEODORE V JR     108,700.00     SF       845.46
ML157  10216136981   HODLE JOSEPH                 76,000.00     SF       597.89
ML157  10216137135   MILLER ANTON                 28,000.00     SF       285.32
ML157  10216137281   WURZ DONNA                   67,600.00     SF       593.24
ML157  10216137295   GULLEY BESSIE               153,800.00     SF     1,421.26
ML157  10216137308   WENDLER LEONARD M            40,000.00     SF       311.12
ML157  10216137420   GUYTON AARON K               56,000.00     SF       435.56
ML157  10216137469   KAMINSKI JAMES A             64,600.00     SF       566.91
ML157  10216137524   KACOS GEORGE                 55,000.00     SF       571.03
ML157  10216137533   GONZALEZ ROGELIO P           36,000.00     SF       356.50
ML157  10216137615   COLLINS DENICE               32,000.00     SF       248.89
ML157  10216137759   DALEY GARY                   60,000.00     SF       499.05
ML157  10216137811   CALHOUN JOHNNIE LEE          36,800.00     SF       392.75
ML157  10216137908   JENKINS SOLOMON JR           51,200.00     SF       458.80
ML157  10216137921   BROOKS CLOPTON WINONA        37,800.00     SF       304.15
ML157  10216137994   OWINGS ROBERT                85,000.00     SF       661.12
ML157  10216138067   GUSTAVSON MARK STEVEN       135,150.00     SF     1,261.60
ML157  10216138144   HEGWOOD CATHERINE           140,000.00     MF     1,126.47
ML157  10216138182   KINDALL BRAD A               90,000.00     SF       781.51
ML157  10216138283   MILLER ERIC ALDEN           132,600.00     SF     1,237.80
ML157  10216138299   FULLER JACK M               272,000.00     SF     2,564.66
ML157  10216138305   HERNANDEZ FRANK S            80,000.00     SF       665.40
ML157  10216138372   CREEK BARBARA P             128,000.00     SF     1,255.38
ML157  10216138394   ATKINS MARK A               136,000.00     SF     1,094.29
ML157  10216138462   CASSELMAN SCOTT A            92,000.00     SF       699.27
ML157  10216138486   MORATTI JERRY L              55,000.00     SF       487.75
ML157  10216138495   PEEBLES CEDRIC D            124,950.00     SF     1,131.31
ML157  10216138525   OSBORNE RICHARD W           165,000.00     SF     1,571.33
ML157  10216138533   STOKES JAMES A               86,200.00     SF       788.51
ML157  10216138672   PRATER DONNELL              225,000.00     MF     1,953.78
ML157  10216138673   JOHNSON RICHARD              41,300.00     SF       332.31
ML157  10216138775   SADOWSKI JAMES ABYSIUS      140,200.00     SF     1,269.38
ML157  10216138781   ROSE ROBERT J               120,000.00     SF     1,234.34
ML157  10216138789   BAKER LINDA G                56,300.00     SF       437.90
ML157  10216138805   WIGGINS BRENT L             124,200.00     SF     1,182.79
ML157  10216138813   ECKHARDT GARY NEIL          202,500.00     SF     1,721.23
ML157  10216138814   MCCANDLESS DAN               88,000.00     SF       863.07
ML157  10216138833   MCGOWIN CHIQUITA HYSAW      170,850.00     SF     1,594.85
ML157  10216138910   GRIPPA MICHAEL A            119,850.00     SF     1,118.78
ML157  10216138942   LUDVIGSEN LISA L            127,500.00     SF       991.68
ML157  10216139058   GARCIA FRANCISCO             43,200.00     SF       411.41
ML157  10216139063   EGGLESTON SCOTT W           275,000.00     SF     2,312.35
ML157  10216139078   WATSON ROGER A               54,000.00     SF       514.25
ML157  10216139093   AL-HASSANI RAAD              48,000.00     SF       373.34




            Cut-off Date   Original     Next           Current         Property
              Principal      LTV      Adjustment       Mortgage        Value at     Owner
  Account      Balance      Ratio       Date            Rate          Origination  Occupied
  -------  -------------    -----     -------           -----         -----------  --------
10216133080    95,425.93    54.5      5/1/97          12.500          175,000.00     N
10216134738   101,872.00    80.0      2/1/99          12.500          127,340.00     Y
10216134942   135,612.52    89.9      1/1/99           9.875          150,973.00     Y
10216135052   111,000.00    79.2      2/1/99           9.000          140,000.00     Y
10216135773    50,150.00    85.0      2/1/99          11.000           59,000.00     Y
10216135842   121,444.80    90.0      2/1/99           9.875          135,000.00     Y
10216136183   100,000.00    27.7      2/1/99          10.750          360,000.00     Y
10216136195    70,700.00    78.5      2/1/99          12.500           90,000.00     Y
10216136317    53,980.75    75.0      2/1/99          11.000           72,000.00     Y
10216136407   153,000.00    90.0      2/1/99          10.875          170,000.00     Y
10216136416    89,151.28    84.9      2/1/99           9.000          105,000.00     Y
10216136427   140,000.00    80.0      2/1/99          12.000          175,000.00     Y
10216136751    70,049.77    74.5      1/1/99          11.000           94,000.00     Y
10216136783   124,200.00    90.0      2/1/99           9.750          138,000.00     Y
10216136787    62,400.00    80.0      2/1/99           9.625           78,000.00     Y
10216136878    90,000.00    57.3      2/1/99          10.000          156,840.00     Y
10216136890    34,942.21    21.8      1/1/99           9.000          160,000.00     Y
10216136892   108,700.00    74.9      2/1/99           8.625          145,000.00     Y
10216136981    75,956.28    79.1      2/1/99           8.750           96,000.00     Y
10216137135    27,983.44    80.0      6/1/97          11.875           35,000.00     N
10216137281    67,600.00    65.0      2/1/99          10.000          104,000.00     N
10216137295   153,800.00    84.9      2/1/99          10.625          181,000.00     Y
10216137308    40,000.00    71.4      2/1/99           8.625           56,000.00     Y
10216137420    56,000.00    72.7      2/1/99           8.625           77,000.00     Y
10216137469    64,571.42    85.0      2/1/99          10.000           76,000.00     Y
10216137524    54,984.70    32.3      2/1/99          12.125          170,000.00     Y
10216137533    36,000.00    52.9      8/1/97          11.500           68,000.00     Y
10216137615    32,000.00    48.4      2/1/99           8.625           66,000.00     Y
10216137759    59,968.75    60.0      1/1/99           9.375          100,000.00     Y
10216137811    36,800.00    80.0      2/1/99          12.500           46,000.00     Y
10216137908    51,070.15    88.2     12/1/98          10.250           58,000.00     Y
10216137921    37,800.00    70.0      2/1/99           9.000           54,000.00     N
10216137994    84,949.82    81.7      2/1/99           8.625          104,000.00     Y
10216138067   135,150.00    85.0      2/1/99          10.750          159,000.00     Y
10216138144   140,000.00    68.2      2/1/99           9.000          205,000.00     N
10216138182    90,000.00    90.0      2/1/99           9.875          100,000.00     Y
10216138283   132,600.00    80.8      2/1/99          10.750          164,000.00     Y
10216138299   272,000.00    85.0      8/1/97          10.875          320,000.00     Y
10216138305    80,000.00    76.1      2/1/99           9.375          105,000.00     Y
10216138372   128,000.00    79.0      2/1/99          11.375          162,000.00     Y
10216138394   136,000.00    85.0      2/1/99           9.000          160,000.00     Y
10216138462    92,000.00    80.0      2/1/99           8.375          115,000.00     Y
10216138486    54,976.31    73.3      2/1/99          10.125           75,000.00     Y
10216138495   124,950.00    85.0      2/1/99          10.375          147,000.00     Y
10216138525   164,941.17    75.0      2/1/99          11.000          220,000.00     Y
10216138533    86,165.74    74.9      2/1/99          10.500          115,000.00     Y
10216138672   224,897.78    90.0      1/1/99           9.875          250,000.00     Y
10216138673    41,300.00    70.0      2/1/99           9.000           59,000.00     N
10216138775   140,200.00    84.9      8/1/97          10.375          165,000.00     Y
10216138781   120,000.00    80.0      2/1/99          12.000          150,000.00     Y
10216138789    56,300.00    79.9      3/1/99           8.625           70,400.00     Y
10216138805   124,200.00    90.0      2/1/99          11.000          138,000.00     Y
10216138813   202,500.00    90.0      2/1/99           9.625          225,000.00     Y
10216138814    88,000.00    80.0      2/1/99          11.375          110,000.00     Y
10216138833   170,850.00    84.9      2/1/99          10.750          201,146.00     Y
10216138910   119,850.00    85.0      2/1/99          10.750          141,000.00     Y
10216138942   127,500.00    85.0      2/1/99           8.625          150,000.00     Y
10216139058    43,200.00    90.0      2/1/99          11.000           48,000.00     Y
10216139063   275,000.00    79.7      2/1/99           9.500          345,000.00     Y
10216139078    54,000.00    73.4      2/1/99          11.000           73,500.00     Y
10216139093    48,000.00    67.6      8/1/97           8.625           71,000.00     Y

Alliance Funding Company                                         Page 9 3/17/97
A division of Superior Bank FSB

                                 Sale Schedule B
 1996-4 Class 2 - Initial Pool of Adjustable Rate Mortgages - Settlement 3/20/97

                                                Principal   Type of   Scheduled
                                                Balance at  Mortgaged Payment
Sale ID  Account        Name                    Origination Property  Int & Prin
-------  -------        ----                    ----------- --------- ----------
ML157  10216139185   LOPEZ ISABEL Q              124,950.00     SF     1,166.39
ML157  10216139236   CLARK RANDALL H              87,200.00     SF       896.95
ML157  10216139297   DYRESON JAMES A             160,000.00     SF     1,523.72
ML157  10216139312   BURNS RONALD                 30,100.00     SF       234.11
ML157  10216139446   DICKSON MARK L              136,000.00     SF     1,269.53
ML157  10216139534   BOYD FRED L                  46,800.00     SF       481.39
ML157  10216139592   REHM RICHARD M              157,600.00     SF     1,560.70
ML157  10216139619   PARK GREG R                 160,500.00     SF     1,262.65
ML157  10216139628   TIBLJAS GARY W              240,500.00     SF     2,022.25
ML157  10216139815   HOLLIS WILLIAM               52,100.00     SF       447.62
ML157  10216139822   CLARK QUEEN H                41,000.00     SF       329.90
ML157  10216139912   CAULEY M CAD                135,500.00     SF     1,139.36
ML157  10216139933   DODGE LORI L                 59,200.00     SF       497.79
ML157  10216139947   HUIE KEVIN W                131,000.00     SF     1,247.54
ML157  10216139983   EVANS JAMES A                72,000.00     SF       719.88
ML157  10216139986   FRIEDMAN ANDREW M           143,650.00     SF     1,340.95
ML157  10216140069   HAVER JASON C                97,325.00     SF       739.74
ML157  10216140103   VINES RICK                   56,900.00     SF       525.81
ML157  10216140122   DARDEN ERIC                  55,900.00     SF       580.38
ML157  10216140128   ROSS KENNETH F               61,200.00     SF       629.51
ML157  10216140133   MCVAY LAWRENCE H            124,950.00     SF     1,178.14
ML157  10216140167   CRANNEY WILLARD D           105,150.00     SF       884.16
ML157  10216140199   WILSON STEPHANIE             77,300.00     SF       621.97
ML157  10216140215   ELHORR ISSAM                100,000.00     SF       804.62
ML157  10216140299   BOLIG THOMAS                 58,600.00     SF       552.53
ML157  10216140316   GREER WILLIAM T             107,200.00     SF       901.40
ML157  10216140403   DUNCAN ROBERT L             255,000.00     SF     2,097.83
ML157  10216140447   CRUM DAVID J                 65,000.00     SF       619.01
ML157  10216140516   MALONE MICHAEL J            475,000.00     SF     4,037.45
ML157  10216140522   ISHO MAHER                   83,000.00     SF       690.35
ML157  10216140597   SAFIE GEORGE                224,000.00     SF     1,965.76
ML157  10216140598   MILLER LEROY D               89,600.00     SF       819.61
ML157  10216140636   PENN DAVID                  330,700.00     SF     2,631.20
ML157  10216140674   WILLIAMS L C                 53,600.00     SF       551.34
ML157  10216140723   YUSRA RIDHA                  70,200.00     SF       583.89
ML157  10216140724   NASLUND JOSEPH              120,000.00     SF     1,097.69
ML157  10216140823   LEE JAMES M                  74,400.00     SF       722.62
ML157  10216140836   RICHTER GLENN                40,800.00     SF       427.54
ML157  10216140904   EVANS THERESA G              73,500.00     SF       591.40
ML157  10216140972   TYLER WILLIAM F              38,000.00     SF       295.56
ML157  10216140989   GEJDOS NINA Z                84,500.00     SF       885.47
ML157  10216141009   OLLIER GUY A                 32,400.00     SF       269.49
ML157  10216141092   MORICZ TIMOTHY               36,000.00     SF       384.21
ML157  10216141193   MEDRANO AGRIPINO M          136,000.00     SF     1,180.95
ML157  10216141196   VERZO EDILBERTO V           365,400.00     MF     3,039.21
ML157  10216141212   MCHUGH SHAWN P               46,800.00     SF       402.08
ML157  10216141215   AL-BAGHDADY ALI              33,200.00     SF       297.51
ML157  10216141316   MILLS EILEEN M               79,900.00     SF       760.91
ML157  10216141374   MCGUIRE JULIETTE F          155,800.00     SF     1,381.67
ML157  10216141411   ADAMS JILL L                202,300.00     SF     1,850.52
ML157  10216141451   WILLIAMS JAMES G            132,300.00     SF     1,029.02
ML157  10216141460   MALONE PATRICK J            100,800.00     SF       884.59
ML157  10216141506   GAPPA JOSEPH P               59,200.00     SF       471.02
ML157  10216141513   MARSHALL JAMES E JR          99,200.00     SF       935.72
ML157  10216141532   ZAHNOW LARRY D              460,000.00     SF     4,294.02
ML157  10216141594   BUTLER JOHN Q                34,800.00     SF       276.88
ML157  10216141679   DERY BRADLEY P               49,000.00     SF       475.92
ML157  10216141759   AL-RUBEY KAREEM J            63,000.00     SF       524.00
ML157  10216141798   MURRAY WILLIAM G            108,500.00     SF     1,012.83
ML157  10216141802   CAMPBELL MICHAEL J          106,250.00     SF       942.25
ML157  10216141829   COLUNGA LEAH L               45,000.00     SF       374.29



            Cut-off Date   Original     Next           Current         Property
              Principal      LTV      Adjustment       Mortgage        Value at     Owner
  Account      Balance      Ratio       Date            Rate          Origination  Occupied
  -------  -------------    -----     -------           -----         -----------  --------
10216139185   124,902.95    84.4      2/1/99          10.750          147,900.00     Y
10216139236    87,200.00    78.5      2/1/99          12.000          111,000.00     Y
10216139297   160,000.00    80.0      2/1/99          11.000          200,000.00     Y
10216139312    30,100.00    70.0      2/1/99           8.625           43,000.00     N
10216139446   136,000.00    85.0      2/1/99          10.750          160,000.00     Y
10216139534    46,800.00    65.0      2/1/99          12.000           72,000.00     Y
10216139592   157,600.00    80.0      2/1/99          11.500          197,000.00     Y
10216139619   160,500.00    75.0      2/1/99           8.750          214,000.00     Y
10216139628   240,381.71    71.5      2/1/99           9.500          336,000.00     Y
10216139815    52,075.69    42.0      8/1/97           9.750          124,000.00     Y
10216139822    41,000.00    44.0      2/1/99           9.000           93,000.00     Y
10216139912   135,500.00    69.8      2/1/99           9.500          194,000.00     Y
10216139933    59,170.88    78.9      2/1/99           9.500           75,000.00     Y
10216139947   131,000.00    74.8      3/1/99          11.000          175,000.00     Y
10216139983    72,000.00    80.0      8/1/97          11.625           90,000.00     Y
10216139986   143,595.86    85.0      2/1/99          10.750          169,000.00     Y
10216140069    97,325.00    84.6      2/1/99           8.375          115,000.00     Y
10216140103    56,900.00    84.9      3/1/99          10.625           67,000.00     Y
10216140122    55,884.44    65.0      2/1/99          12.125           86,000.00     Y
10216140128    61,200.00    79.4      2/1/99          12.000           77,000.00     Y
10216140133   124,950.00    85.0      3/1/99          10.875          147,000.00     Y
10216140167   105,150.00    79.9      2/1/99           9.500          131,440.00     Y
10216140199    77,300.00    84.9      2/1/99           9.000           91,000.00     Y
10216140215    99,945.38    80.0      1/1/99           9.000          125,000.00     Y
10216140299    58,600.00    84.9      2/1/99          10.875           69,000.00     Y
10216140316   107,200.00    80.0      2/1/99           9.500          134,000.00     Y
10216140403   255,000.00    79.6      2/1/99           9.250          320,000.00     Y
10216140447    65,000.00    65.0      2/1/99          11.000          100,000.00     Y
10216140516   475,000.00    83.3      2/1/99           9.625          570,000.00     Y
10216140522    82,948.44    89.2      7/1/97           9.375           93,000.00     Y
10216140597   224,000.00    40.7      2/1/99          10.000          550,000.00     Y
10216140598    89,600.00    70.0      2/1/99          10.500          128,000.00     Y
10216140636   330,700.00    76.9      8/1/97           8.875          430,000.00     Y
10216140674    53,600.00    80.0      2/1/99          12.000           67,000.00     Y
10216140723    70,200.00    90.0      8/1/97           9.375           78,000.00     Y
10216140724   120,000.00    80.0      2/1/99          10.500          150,000.00     Y
10216140823    74,400.00    80.0      8/1/97          11.250           93,000.00     Y
10216140836    40,786.50    80.0      2/1/99          12.250           51,000.00     Y
10216140904    73,500.00    84.4      2/1/99           9.000           87,000.00     Y
10216140972    37,977.57    67.8      2/1/99           8.625           56,000.00     Y
10216140989    84,500.00    65.0      2/1/99          12.250          130,000.00     Y
10216141009    32,400.00    90.0      8/1/97           9.375           36,000.00     Y
10216141092    36,000.00    80.0      2/1/99          12.500           45,000.00     Y
10216141193   136,000.00    80.0      3/1/99           9.875          170,000.00     Y
10216141196   365,400.00    90.0      3/1/99           9.375          406,000.00     Y
10216141212    46,800.00    74.8      8/1/97           9.750           62,500.00     Y
10216141215    33,200.00    89.7      2/1/99          10.250           37,000.00     Y
10216141316    79,900.00    85.0      3/1/99          11.000           94,000.00     Y
10216141374   155,800.00    84.9      9/1/97          10.125          183,397.00     Y
10216141411   202,300.00    85.0      3/1/99          10.500          238,000.00     Y
10216141451   132,300.00    90.0      8/1/97           8.625          147,000.00     Y
10216141460   100,755.41    80.0      2/1/99          10.000          126,000.00     Y
10216141506    59,200.00    80.0      3/1/99           8.875           74,000.00     Y
10216141513    99,163.69    80.0      8/1/97          10.880          124,000.00     Y
10216141532   460,000.00    80.0      3/1/99          10.750          575,000.00     Y
10216141594    34,800.00    79.0      8/1/97           8.875           44,000.00     Y
10216141679    49,000.00    70.0      3/1/99          11.250           70,000.00     Y
10216141759    63,000.00    88.7      8/1/97           9.375           71,000.00     Y
10216141798   108,500.00    70.0      2/1/99          10.750          155,000.00     Y
10216141802   106,250.00    85.0      9/1/97          10.125          125,000.00     Y
10216141829    45,000.00    37.1      3/1/99           9.375          121,000.00     Y

Alliance Funding Company                                         Page 10 3/17/97
A division of Superior Bank FSB

                                 Sale Schedule B
 1996-4 Class 2 - Initial Pool of Adjustable Rate Mortgages - Settlement 3/20/97

                                                Principal   Type of   Scheduled
                                                Balance at  Mortgaged Payment
Sale ID  Account        Name                    Origination Property  Int & Prin
-------  -------        ----                    ----------- --------- ----------
ML157  10216141842   MORGAN RALPH A              109,200.00     SF       898.36
ML157  10216141861   STOYKE DONALD J              70,000.00     SF       679.88
ML157  10216141873   LUXTON SARI                  10,500.00     SF        92.15
ML157  10216141894   NEHME NADA                   65,000.00     SF       505.56
ML157  10216142015   MILLER JERRY F              144,000.00     SF     1,290.39
ML157  10216142027   CHRISTIANSEN LEE D          164,000.00     SF     1,409.01
ML157  10216142044   OWEN SCOTT G                111,192.00     SF     1,048.42
ML157  10216142214   NEUBECK III WILLIAM H        65,100.00     SF       583.37
ML157  10216142263   CHARLES MICHAEL ST          100,400.00     SF     1,052.09
ML157  10216142271   AL-JABERY HAIDER            104,800.00     MF       862.16
ML157  10216142385   OSWALT TODD A               108,000.00     SF       937.82
ML157  10216142544   DBOUK NAJLA ALI              50,000.00     SF       411.34
ML157  10216142918   ISAAM JISHI                 135,100.00     SF     1,111.43
       -----------   ----------               -------------          ----------
          135        Sale Total               14,348,789.00          127,621.17


            Cut-off Date   Original     Next           Current         Property
              Principal      LTV      Adjustment       Mortgage        Value at     Owner
  Account      Balance      Ratio       Date            Rate          Origination  Occupied
  -------  -------------    -----     -------           -----         -----------  --------
10216141842   109,200.00    84.9      3/1/99           9.250          128,500.00     Y
10216141861    70,000.00    80.0      8/1/97          11.250           87,500.00     Y
10216141873    10,500.00    30.0      9/1/97          10.000           35,000.00     N
10216141894    65,000.00    75.5      2/1/99           8.625           86,000.00     Y
10216142015   144,000.00    90.0      3/1/99          10.250          160,000.00     Y
10216142027   164,000.00    80.0      3/1/99           9.750          205,000.00     Y
10216142044   111,192.00    79.9      9/1/97          10.875          138,991.00     Y
10216142214    65,100.00    70.0      2/1/99          10.250           93,000.00     N
10216142263   100,372.83    80.0      2/1/99          12.250          125,500.00     Y
10216142271   104,800.00    80.0      2/1/99           9.250          131,000.00     Y
10216142385   108,000.00    80.0      8/1/97           9.875          135,000.00     Y
10216142544    50,000.00    78.1      3/1/99           9.250           64,000.00     Y
10216142918   135,100.00    70.0      3/1/99           9.250          193,000.00     Y
           -------------    ----                      ------       -------------
           14,347,223.17    78.7                      10.148       18,898,927.00

Alliance Funding Company                                         Page 11 3/17/97
A division of Superior Bank FSB

                                 Sale Schedule B
 1996-4 Class 2 - Initial Pool of Adjustable Rate Mortgages - Settlement 3/20/97

                                                Principal   Type of   Scheduled
                                                Balance at  Mortgaged Payment
Sale ID  Account        Name                    Origination Property  Int & Prin
-------  -------        ----                    ----------- --------- ----------
MLC158 10218000142   HARDY ROBERT C              173,400.00     SF     1,602.38
MLC158 10218000191   CLAYTON WINZLE JR           200,000.00     SF     2,018.82
MLC158 10218000711   HEIM JOSEPH W               203,000.00     SF     1,651.67
MLC158 10218001085   BRENT ETTA DIXON            157,720.00     SF     1,413.33
MLC158 10218001525   RODRIGUEZ LYDIA             174,250.00     SF     1,577.67
MLC158 10218002437   CRESPO DIANE                 20,000.00     SF       207.65
MLC158 10218002589   TRUBEY JOYCE OLIVIA         110,500.00     SF     1,031.50
MLC158 10218003110   NAYCI ZEKERIYA              131,400.00     SF     1,177.48
MLC158 10218003168   LOBBAN ROBERT J             100,000.00     SF       952.32
MLC158 10218003186   RODRIGUEZ JOSEPH F           91,000.00     SF       866.61
MLC158 10218003208   SAWYERS THOMAS R            146,150.00     SF     1,378.03
MLC158 10218003210   LAMPITELLI JOHN             100,000.00     SF       905.41
MLC158 10218003387   ROHN KENNETH S               30,000.00     SF       263.27
MLC158 10218003457   MARKOWITZ JOEL M            195,000.00     SF     1,765.54
MLC158 10218003482   BESSO RONALD J               93,675.00     SF       779.14
MLC158 10218003546   HENRY ALFRED L               72,000.00     SF       645.19
MLC158 10218003583   GOMES GABRIEL               263,500.00     MF     2,331.89
MLC158 10218003667   DELGALDO CARMINE            159,000.00     SF     1,308.05
MLC158 10218003724   CAMARADA ANTHONY             81,000.00     SF       725.84
MLC158 10218003752   BRAIM MARY                  106,250.00     SF     1,062.33
MLC158 10218003773   LY SARY                     121,600.00     SF       945.79
MLC158 10218003841   FORSEY GEORGE A             108,000.00     MF     1,018.32
MLC158 10218003908   ROCCO ANTHONY               141,750.00     SF     1,430.84
MLC158 10218004216   SANSEVERINO DENNIS          200,000.00     SF     1,848.19
MLC158 10218004222   JUSTE PIERRE                 83,300.00     SF       897.11
MLC158 10218004235   WALSH MARY B                100,000.00     SF       905.41
MLC158 10218004364   MCGOVERN WILLIAM T          122,400.00     SF       984.86
MLC158 10218004411   CAFORA LOUISE T              72,000.00     MF       651.89
MLC158 10218004470   GAGLIARDI STEVEN            174,000.00     SF     1,526.97
MLC158 10218004517   BONNET XIOMARA              139,500.00     MF     1,250.06
MLC158 10218004524   EDO ROBERT J                184,000.00     SF     1,910.37
MLC158 10218004584   WALSH MICHAEL J             207,000.00     SF     1,835.72
MLC158 10218004585   SULLIVAN BRIAN K            157,250.00     MF     1,482.69
MLC158 10218004716   BRYANT SHARON               140,250.00     MF     1,429.15
MLC158 10218004776   MAHER JOHN                   76,900.00     SF       820.72
MLC158 10218004866   LIRIANO CHRISTIAN            80,800.00     SF       784.78
MLC158 10218005013   FIORENTINO ROSEMARIE        240,000.00     MF     2,399.62
MLC158 10218005043   ARVANITAKIS DENISE          385,000.00     SF     3,923.15
MLC158 10218005048   TRIANTAFELOW JOHN R          73,500.00     SF       618.03
MLC158 10218005086   ZIBA SHPENDIM               125,000.00     SF     1,309.87
MLC158 10218005173   LARSON JOHN M               106,000.00     SF       969.62
MLC158 10218005240   LAPP SHIRLEY N              115,000.00     SF     1,051.95
MLC158 10218005285   ATKINS LLOYD E              138,400.00     SF     1,113.60
MLC158 10218005296   GILGORE ROBERT J             28,800.00     SF       258.08
MLC158 10218005458   CHAVEZ JEAN                 176,400.00     SF     1,679.90
MLC158 10218005475   BOYER VICTOR L               65,000.00     SF       511.35
MLC158 10218005478   SANCHO KATHLEEN             160,000.00     MF     1,661.19
MLC158 10218005511   LEE MICHAEL H                52,000.00     SF       514.95
MLC158 10218005512   TAYLOR EDWARD                56,000.00     SF       522.75
MLC158 10218005542   SCORZETTI WILLIAM D          36,000.00     SF       339.44
MLC158 10218005574   PEARS JEFFREY L              26,350.00     SF       248.45
MLC158 10218005651   KALAMARAS PETER T           143,200.00     MF     1,404.45
MLC158 10218005677   CASTELLANO GERALDINE        148,500.00     SF     1,303.19
MLC158 10218005684   SULLIVAN JOHN B             177,225.00     MF     1,654.36
MLC158 10218005697   JOHNSON L.C.                136,000.00     MF     1,282.33
MLC158 10218005703   BACHINSKI JEFFERSON P        23,920.00     SF       255.29
MLC158 10218005728   SIMONDS MICHAEL             127,950.00     SF     1,206.43
MLC158 10218005767   VERMEYCHUK DANIEL           180,000.00     SF     1,529.98
MLC158 10218005870   NEPTUNE CARL                142,800.00     SF     1,266.38
MLC158 10218005880   LYONS STEPHEN N              71,600.00     SF       764.16
MLC158 10218005977   FILANCIA PETER A            162,314.00     SF     1,499.94


            Cut-off Date   Original     Next           Current         Property
              Principal      LTV      Adjustment       Mortgage        Value at     Owner
  Account      Balance      Ratio       Date            Rate          Origination  Occupied
  -------  -------------    -----     -------           -----         -----------  --------
10218000142   173,058.66    85.0      9/1/97          11.625          204,000.00     Y
10218000191   199,754.47    80.0      4/1/97          11.750          250,000.00     Y
10218000711   202,562.95    67.6      4/1/97           9.125          300,000.00     Y
10218001085   157,587.82    90.0      6/1/97          10.250          175,245.00     Y
10218001525   174,107.11    85.0      6/1/97          10.375          205,000.00     Y
10218002437    19,988.81    25.3      6/1/97          12.125           79,000.00     Y
10218002589   110,500.00    85.0      2/1/99          10.750          130,000.00     Y
10218003110   131,400.00    90.0      2/1/99          10.250          146,000.00     Y
10218003168   100,000.00    23.6      2/1/99          11.000          423,000.00     Y
10218003186    91,000.00    75.8      2/1/99          11.000          120,000.00     Y
10218003208   146,150.00    85.9      2/1/99          10.875          170,000.00     Y
10218003210   100,000.00    73.5      2/1/99          10.375          136,000.00     Y
10218003387    29,986.73    75.0      7/1/97          10.000           40,000.00     Y
10218003457   194,920.40    82.9      2/1/99          10.375          235,000.00     Y
10218003482    93,675.00    75.0      2/1/99           9.375          124,900.00     Y
10218003546    72,000.00    90.0      2/1/99          10.250           80,000.00     Y
10218003583   263,500.00    85.0      2/1/99          10.100          310,000.00     Y
10218003667   158,917.58    75.0      2/1/99           9.250          212,000.00     Y
10218003724    81,000.00    72.9      2/1/99          10.250          111,000.00     Y
10218003752   106,250.00    85.0      2/1/99          11.625          125,000.00     Y
10218003773   121,528.21    80.0      2/1/99           8.625          152,000.00     Y
10218003841   107,960.43    90.0      1/1/99          10.875          120,000.00     Y
10218003908   141,707.13    75.0      1/1/99          11.750          189,000.00     Y
10218004216   199,544.51    86.9      1/1/99          10.625          230,000.00     Y
10218004222    83,300.00    80.8      2/1/99          12.625          103,000.00     Y
10218004235    99,959.17    44.4      8/1/97          10.375          225,000.00     Y
10218004364   122,400.00    80.0      2/1/99           9.000          153,000.00     Y
10218004411    71,940.97    60.0      7/1/97          10.375          120,000.00     Y
10218004470   174,000.00    75.0      2/1/99          10.000          232,000.00     Y
10218004517   139,500.00    90.0      2/1/99          10.250          155,000.00     Y
10218004524   184,000.00    80.0      2/1/99          12.125          230,000.00     Y
10218004584   206,820.93    90.0      7/1/97          10.125          230,000.00     Y
10218004585   157,250.00    85.0      2/1/99          10.875          185,000.00     Y
10218004716   140,250.00    85.0      2/1/99          11.875          165,000.00     Y
10218004776    76,880.32    80.9      2/1/99          12.500           95,000.00     Y
10218004866    80,800.00    80.0      8/1/97          11.250          101,000.00     Y
10218005013   240,000.00    64.0      8/1/97          11.625          375,000.00     Y
10218005043   385,000.00    70.0      8/1/97          11.875          550,000.00     Y
10218005048    73,463.85    75.0      2/1/99           9.500           98,000.00     Y
10218005086   125,000.00    79.8      2/1/99          12.250          156,500.00     Y
10218005173   105,957.88    73.1      2/1/99          10.500          145,000.00     Y
10218005240   115,000.00    49.1      2/1/99          10.500          234,000.00     Y
10218005285   138,400.00    80.0      2/1/99           9.000          173,000.00     Y
10218005296    28,800.00    90.0      2/1/99          10.250           32,000.00     Y
10218005458   176,337.10    90.0      2/1/99          11.000          196,000.00     Y
10218005475    64,962.61    65.6      2/1/99           8.750           99,000.00     Y
10218005478   160,000.00    80.0      2/1/99          12.125          200,000.00     Y
10218005511    52,000.00    80.0      2/1/99          11.500           65,000.00     Y
10218005512    56,000.00    65.8      2/1/99          10.750           85,000.00     Y
10218005542    35,660.56    75.0      2/1/99          10.875           48,000.00     Y
10218005574    26,350.00    85.0      2/1/99          10.875           31,000.00     Y
10218005651   143,152.97    80.0      7/1/97          11.375          179,000.00     Y
10218005677   148,368.07    90.0      7/1/97          10.000          165,000.00     Y
10218005684   177,225.00    85.0      2/1/99          10.750          208,500.00     Y
10218005697   136,000.00    85.0      8/1/97          10.875          160,000.00     Y
10218005703    23,920.00    79.7      2/1/99          12.500           30,000.00     Y
10218005728   127,903.12    85.3      2/1/99          10.875          150,000.00     Y
10218005767   179,826.85    80.0      6/1/97           9.625          225,000.00     Y
10218005870   142,676.47    85.0      6/1/97          10.125          168,000.00     Y
10218005880    71,563.15    80.0     12/1/98          12.500           89,500.00     Y
10218005977   162,314.00    85.0      2/1/99          10.625          190,958.00     N

Alliance Funding Company                                         Page 12 3/17/97
A division of Superior Bank FSB

                                 Sale Schedule B
 1996-4 Class 2 - Initial Pool of Adjustable Rate Mortgages - Settlement 3/20/97

                                                Principal   Type of   Scheduled
                                                Balance at  Mortgaged Payment
Sale ID  Account        Name                    Origination Property  Int & Prin
-------  -------        ----                    ----------- --------- ----------
MLC158 10218006020   PATTISON LORENA D           136,000.00     SF     1,094.29
MLC158 10218006079   SHIWKARAN MANGALBAI          61,200.00     MF       571.29
MLC158 10218006083   CARR MICHAEL PATRICK SR     208,840.00     SF     2,228.86
MLC158 10218006087   PHANORD FLAUBERT             99,450.00     SF       994.34
MLC158 10218006118   GIONFRIDDO BRIAN A          100,000.00     SF       990.29
MLC158 10218006128   GARLASCO LAWRENCE C         254,000.00     SF     2,158.97
MLC158 10218006130   SUCENA REGINALDO            175,500.00     MF     1,704.56
MLC158 10218006188   PARKER OTIS L               150,000.00     MF     1,358.11
MLC158 10218006259   MOSELEY LINDA               102,000.00     SF       802.43
MLC158 10218006266   ZAGLOOL MOHAMMED M          140,250.00     SF     1,322.40
MLC158 10218006282   MERCURO JAMES                52,000.00     SF       539.89
MLC158 10218006319   DIAMOND DEBORAH              98,400.00     SF       836.39
MLC158 10218006330   GLAEWKETGARN DUANGJAI       168,000.00     SF     1,695.81
MLC158 10218006350   RAMKHELAWAN RAAMPIET         80,000.00     SF       709.46
MLC158 10218006356   PEREIRA ANTHONY STOKES      180,000.00     SF     1,834.20
MLC158 10218006374   DITTRICH JOHN N JR          129,900.00     SF     1,021.92
MLC158 10218006394   DESANTIS ANTHONY R           37,800.00     SF       294.00
MLC158 10218006452   GARCIA LUIS L               210,000.00     SF     2,059.61
MLC158 10218006465   HUSSEY CLAUDIA               52,500.00     SF       422.43
MLC158 10218006469   ZISA ALDO                   180,000.00     SF     1,629.73
MLC158 10218006479   WOOTERS-DICICCO SANDRA      110,800.00     SF     1,097.24
MLC158 10218006543   ZITO ROBERT                  80,000.00     MF       629.36
MLC158 10218006545   GARVIN GEORGE F             117,300.00     SF       922.80
MLC158 10218006552   MAZA SANDRO E                98,515.00     SF       928.89
MLC158 10218006561   MAKDIS GEORGE                58,500.00     MF       444.64
MLC158 10218006587   DALFERES DUFFEL JR          119,430.00     SF     1,015.14
MLC158 10218006623   RAMSEY FRED                  60,000.00     SF       594.17
MLC158 10218006625   LOVETERE THOMAS             500,000.00     SF     4,527.03
MLC158 10218006648   NORTON BRENDA L              83,700.00     SF       773.47
MLC158 10218006655   SMITH WARREN                107,100.00     SF       920.15
MLC158 10218006672   ONEILL SUSAN                176,500.00     SF     1,565.24
MLC158 10218006683   BOHNET MICHAEL C II          22,715.00     SF       182.77
MLC158 10218006697   CALDERON JAIRO              165,000.00     SF     1,342.49
MLC158 10218006698   PECORINO JOSEPH             114,300.00     SF       992.52
MLC158 10218006731   BOWEN VINCENT R JR           47,000.00     SF       429.93
MLC158 10218006863   RYAN EILEEN A                81,640.00     SF       746.79
MLC158 10218006884   ZIMMERMAN STEPHEN A          56,300.00     SF       478.54
MLC158 10218006885   FRANCO JORGE                159,300.00     SF     1,427.49
MLC158 10218006895   MANSPERGER CYRIL H          225,000.00     SF     1,912.48
MLC158 10218006897   DILEO MARIA G               185,500.00     MF     1,593.73
MLC158 10218006915   HADDAD ALY EL                44,800.00     CD       380.80
MLC158 10218006951   WELSH ROANLD L               42,500.00     SF       341.96
MLC158 10218006996   MCGORRY ROBERT B            188,500.00     SF     1,902.74
MLC158 10218006997   LAVOIE SUSAN M               64,260.00     SF       575.83
MLC158 10218007022   GOMES BRIAN                  45,600.00     SF       451.57
MLC158 10218007034   GUILFORD ARTHUR M            54,000.00     SF       468.91
MLC158 10218007072   SHEEHAN CATHLEEN N          192,000.00     SF     1,544.88
MLC158 10218007096   HART MICHAEL                120,000.00     CD     1,053.09
MLC158 10218007148   SKLAR HERBERT                50,000.00     SF       411.34
MLC158 10218007220   CUTLER DIANE P               44,800.00     SF       409.80
MLC158 10218007224   DINARDO SALVATORE            35,000.00     SF       300.70
MLC158 10218007226   PERRITANO RALPH A           249,950.00     SF     2,147.46
MLC158 10218007230   RUBENIC ECKAHARD K          171,980.00     SF     1,322.38
MLC158 10218007342   WHALE GREGORY E SR          112,640.00     SF       967.75
MLC158 10218007346   SMITH MICHAEL                85,000.00     MF       858.00
MLC158 10218007357   PETERS STEPHEN C            171,900.00     SF     1,508.55
MLC158 10218007396   HUNSICKER DEBORAH A          78,000.00     SF       670.14
MLC158 10218007400   DAVIS LLOYD                 124,000.00     MF     1,122.70
MLC158 10218007403   COURTNEY SANDRA B           106,250.00     MF     1,082.69
MLC158 10218007466   OGDEN JAMES C                58,650.00     SF       471.91
MLC158 10218007490   MUDLOCK JAMES K              52,000.00     SF       554.97


            Cut-off Date   Original     Next           Current         Property
              Principal      LTV      Adjustment       Mortgage        Value at     Owner
  Account      Balance      Ratio       Date            Rate          Origination  Occupied
  -------  -------------    -----     -------           -----         -----------  --------
10218006020   136,000.00    85.0      2/1/99           9.000          160,000.00     Y
10218006079    61,200.00    85.0      2/1/99          10.750           72,000.00     N
10218006083   208,786.56    80.9      1/1/99          12.500          258,000.00     Y
10218006087    98,455.70    85.0      2/1/99          11.625          117,000.00     Y
10218006118   100,000.00    80.0      2/1/99          11.500          125,000.00     Y
10218006128   254,000.00    80.6      8/1/97           9.625          315,000.00     Y
10218006130   175,440.75    90.0      2/1/99          11.250          195,000.00     Y
10218006188   150,000.00    75.0      2/1/99          10.375          200,000.00     Y
10218006259   102,000.00    82.9      2/1/99           8.750          123,000.00     Y
10218006266   140,250.00    85.0      2/1/99          10.875          165,000.00     Y
10218006282    52,000.00    65.0      2/1/99          12.125           80,000.00     Y
10218006319    98,352.86    80.0      8/1/97           9.625          123,000.00     Y
10218006330   167,897.88    75.0     12/1/98          11.750          224,000.00     Y
10218006350    79,965.54    80.0      2/1/99          10.125          100,000.00     Y
10218006356   179,947.05    80.0      7/1/97          11.875          225,000.00     Y
10218006374   129,825.27    85.4      1/1/99           8.750          152,000.00     Y
10218006394    37,800.00    70.0      2/1/99           8.625           54,000.00     Y
10218006452   210,000.00    71.6      8/1/97          11.375          293,000.00     Y
10218006465    52,471.32    70.0      2/1/99           9.000           75,000.00     N
10218006469   180,000.00    80.3      8/1/97          10.375          224,000.00     Y
10218006479   110,800.00    80.0      2/1/99          11.500          138,500.00     Y
10218006543    80,000.00    33.3      8/1/97           8.750          240,000.00     N
10218006545   117,300.00    85.0      2/1/99           8.750          138,000.00     Y
10218006552    98,442.48    82.0      7/1/97          10.875          120,000.00     Y
10218006561    58,500.00    90.0      2/1/99           8.375           65,000.00     Y
10218006587   119,372.79    90.0      2/1/99           9.625          132,700.00     Y
10218006623    60,000.00    75.0      2/1/99          11.500           80,000.00     Y
10218006625   500,000.00    69.4      2/1/99          10.375          720,000.00     Y
10218006648    83,700.00    84.9      2/1/99          10.625           98,500.00     Y
10218006655   107,100.00    90.0      2/1/99           9.750          119,000.00     Y
10218006672   176,423.98    46.4      7/1/97          10.125          380,000.00     Y
10218006683    22,715.00    70.0      2/1/99           9.000           32,450.00     Y
10218006697   165,000.00    86.8      8/1/97           9.125          190,000.00     Y
10218006698   114,300.00    90.0      2/1/99           9.875          127,000.00     Y
10218006731    46,850.00    44.3      2/1/99          10.500          106,000.00     Y
10218006863    81,640.00    64.7      2/1/99          10.500          126,000.00     Y
10218006884    56,300.00    75.0      2/1/99           9.625           75,000.00     Y
10218006885   159,300.00    90.0      2/1/99          10.250          177,000.00     Y
10218006895   225,000.00    90.0      2/1/99           9.625          250,000.00     Y
10218006897   185,326.21    70.0      2/1/99           9.750          265,000.00     Y
10218006915    44,800.00    69.4      2/1/99           9.625           64,500.00     Y
10218006951    42,500.00    85.0      2/1/99           9.000           50,000.00     Y
10218006996   188,500.00    58.0      2/1/99          11.750          325,000.00     Y
10218006997    64,260.00    90.0      2/1/99          10.250           71,400.00     Y
10218007022    45,600.00    80.0      2/1/99          11.500           57,000.00     Y
10218007034    53,975.47    90.0      2/1/99           9.875           60,000.00     Y
10218007072   192,000.00    78.3      2/1/99           9.000          245,000.00     Y
10218007096   120,000.00    74.3      2/1/99          10.000          161,500.00     Y
10218007148    50,000.00    67.5      8/1/97           9.250           74,000.00     Y
10218007220    44,782.20    64.0      2/1/99          10.500           70,000.00     Y
10218007224    35,000.00    62.5      2/1/99           9.750           56,000.00     Y
10218007226   249,950.00    83.3      2/1/99           9.750          300,000.00     Y
10218007230   171,875.81    88.1      1/1/99           8.500          195,000.00     Y
10218007342   112,587.45    85.9      1/1/99           9.750          131,000.00     Y
10218007346    84,974.29    44.7      2/1/99          11.750          190,000.00     Y
10218007357   171,823.95    90.0      2/1/99          10.000          191,000.00     Y
10218007396    77,812.39    72.2      2/1/99           9.750          108,000.00     Y
10218007400   124,000.00    80.0      2/1/99          10.375          155,000.00     N
10218007403   106,250.00    85.0      2/1/99          11.875          125,000.00     Y
10218007466    58,650.00    85.0      2/1/99           9.000           69,000.00     Y
10218007490    51,986.70    80.0      2/1/99          12.500           65,000.00     Y

Alliance Funding Company                                         Page 13 3/17/97
A division of Superior Bank FSB

                                 Sale Schedule B
 1996-4 Class 2 - Initial Pool of Adjustable Rate Mortgages - Settlement 3/20/97

                                                Principal   Type of   Scheduled
                                                Balance at  Mortgaged Payment
Sale ID  Account        Name                    Origination Property  Int & Prin
-------  -------        ----                    ----------- --------- ----------
MLC158 10218007505   RICHIUSA MARIANNA            85,000.00     SF       785.48
MLC158 10218007537   DAKA TUSH                   138,000.00     SF     1,198.32
MLC158 10218007639   BAEZ MIGUEL A               157,600.00     SF     1,354.03
MLC158 10218007650   MOLL HELGA                   48,000.00     SF       364.83
MLC158 10218007661   GREENLEE DANIEL R           115,000.00     SF     1,073.50
MLC158 10218007662   KELLY ROSE                   63,000.00     SF       547.06
MLC158 10218007674   MOORE RUSSELL                51,000.00     MF       410.36
MLC158 10218007675   GROFT WILLIAM J              30,000.00     SF       255.00
MLC158 10218007689   SANTOS JOSE DE LOS          134,100.00     MF     1,277.06
MLC158 10218007747   HUTCHINS LEONARD            100,000.00     SF       896.10
MLC158 10218007841   HAINES BRYAN R               58,400.00     SF       539.67
MLC158 10218007867   TATE SHELTON L               76,000.00     SF       767.15
MLC158 10218007897   LALLY ISABEL                120,000.00     MF     1,042.02
MLC158 10218007904   STUART SCOTT Y              371,450.00     SF     2,955.42
MLC158 10218007915   YUKA JOSEPH G                84,500.00     SF       828.75
MLC158 10218007929   MCINTYRE DONALD J           100,000.00     SF       868.35
MLC158 10218007952   DESRRAVINE MARIA J          120,000.00     MF     1,019.99
MLC158 10218007996   HELGESON CLYDE E             59,500.00     SF       516.67
MLC158 10218008121   BROWN ZIGMOND M              82,800.00     SF       741.97
       -----------   ----------               -------------          ----------
           141       Sale Total               17,084,174.00          155,459.20



            Cut-off Date   Original     Next           Current         Property
              Principal      LTV      Adjustment       Mortgage        Value at     Owner
  Account      Balance      Ratio       Date            Rate          Origination  Occupied
  -------  -------------    -----     -------           -----         -----------  --------
10218007505    85,000.00    57.8      8/1/97          10.625          147,000.00     Y
10218007537   138,000.00    75.0      8/1/97           9.875          184,000.00     Y
10218007639   157,600.00    80.0      2/1/99           9.750          197,000.00     Y
10218007650    48,000.00    84.9      2/1/99           8.375           56,500.00     Y
10218007661   115,000.00    84.9      2/1/99          10.750          135,300.00     Y
10218007662    63,000.00    90.0      2/1/99           9.875           70,000.00     Y
10218007674    51,000.00    45.5      2/1/99           9.000          112,000.00     N
10218007675    29,985.63    27.2      2/1/99           9.625          110,000.00     Y
10218007689   134,100.00    90.0      2/1/99          11.000          149,000.00     Y
10218007747    99,958.07    68.9      8/1/97          10.250          145,000.00     Y
10218007841    58,377.41    80.0      7/1/97          10.625           73,000.00     Y
10218007867    75,976.17    80.0      2/1/99          11.750           95,000.00     Y
10218007897   119,890.51    54.5      7/1/97           9.875          220,000.00     Y
10218007904   371,450.00    85.0      8/1/97           8.875          437,000.00     Y
10218007915    84,472.24    65.0      8/1/97          11.375          130,000.00     Y
10218007929   100,000.00    75.1      2/1/99           9.875          133,000.00     Y
10218007952   119,942.51    80.0      7/1/97           9.625          150,000.00     Y
10218007996    59,500.00    85.0      8/1/97           9.875           70,000.00     Y
10218008121    82,800.00    90.0      2/1/99          10.250           92,000.00     Y
           -------------    ----                      ------       -------------
           17,077,927.02    78.3                      10.435       22,643,953.00

Alliance Funding Company                                         Page 14 3/17/97
A division of Superior Bank FSB

                                 Sale Schedule B
 1996-4 Class 2 - Initial Pool of Adjustable Rate Mortgages - Settlement 3/20/97

                                                Principal   Type of   Scheduled
                                                Balance at  Mortgaged Payment
Sale ID  Account        Name                    Origination Property  Int & Prin
-------  -------        ----                    ----------- --------- ----------
MLC159 10218001337   FOURNIER ANN MARIE           90,000.00     SF       748.57
MLC159 10218002829   GONZALEZ PETER              144,000.00     MF     1,223.98
MLC159 10218004576   DENGLER PAUL M JR           226,400.00     SF     2,092.16
MLC159 10218004817   MCHUGH BERNARD J            295,000.00     MF     2,507.47
MLC159 10218005020   EVERARD TIMOTHY J            41,500.00     SF       410.97
MLC159 10218006060   MCMANUS MARK B               41,000.00     SF       352.25
MLC159 10218006187   HULANICK RICHARD             80,800.00     MF       694.20
MLC159 10218006526   CLAUSE FRANK A JR           161,600.00     SF     1,569.56
MLC159 10218006656   TURNER NORMAN E              46,750.00     SF       363.62
MLC159 10218007100   BROOK MARLENE M             207,000.00     MF     1,893.51
MLC159 10218007549   BAKER R GERALD              105,400.00     SF       983.89
MLC159 10218008140   GUNTER DALLAS               126,000.00     SF     1,094.12
MLC159 10218008151   EVERETT JOSEPH D            188,000.00     SF     1,825.97
MLC159 10218008162   SNELLBAKER THEODORE J        80,000.00     SF       679.99
MLC159 10218008214   BUCHER ROBERT L JR           69,000.00     SF       644.10
MLC159 10218008225   WILES RONALD D               62,000.00     SF       493.30
MLC159 10218008227   FIGHERA FRANK R JR           54,200.00     MF       500.86
MLC159 10218008228   PRIDHAM ROANLD G            221,000.00     SF     2,062.99
MLC159 10218008262   BLANC JEANIE S              158,400.00     SF     1,553.53
MLC159 10218008328   REID CARLTON                131,000.00     MF     1,222.86
MLC159 10218008347   FULLER LINDA                192,525.00     SF     1,797.18
MLC159 10218008356   WIZNA BRYAN R               260,000.00     SF     2,402.65
MLC159 10218008377   VELESKO DON                  30,000.00     SF       257.75
MLC159 10218008405   SCALLION GERALD P JR         34,450.00     SF       295.98
MLC159 10218008407   LEONARDO RACHEL N            85,000.00     MF       753.80
MLC159 10218008421   RUNKLE KENNETH K             61,500.00     SF       644.46
MLC159 10218008447   GORDON DAHLIA                80,000.00     SF       784.61
MLC159 10218008458   KENNEDY JAMES V              89,000.00     SF       716.11
MLC159 10218008464   MCHALE JOANN                 43,500.00     SF       414.26
MLC159 10218008489   WILLIAMS MARK J             199,750.00     SF     1,607.23
MLC159 10218008492   BROWN ROBERT B               62,000.00     SF       526.99
MLC159 10218008532   RIPPER MARY M               300,000.00     SF     2,468.03
MLC159 10218008547   BROOKS TONYA J               33,000.00     SF       320.52
MLC159 10218008553   SANDOVAL JOSE OSCAR         184,000.00     SF     1,683.12
MLC159 10218008609   UMOH AKANIMOH I              40,000.00     SF       373.39
MLC159 10218008614   FIGUEROA GUMERCINDO          70,460.00     SF       717.99
MLC159 10218008646   SIMMONS MICHAEL DAVID        93,500.00     SF       694.23
MLC159 10218008708   OQUENDO GEORGE               49,300.00     SF       446.37
MLC159 10218008722   MISTRY GATUBHAI             159,600.00     MF     1,298.56
MLC159 10218008749   TUNIEWICZ JUDITH            187,000.00     SF     1,623.81
MLC159 10218008755   MARFYAK ANDREW G             63,000.00     SF       552.87
MLC159 10218008764   ZAZULKA WILLIAM             160,800.00     MF     1,607.74
MLC159 10218008765   MARK MARTIN                 114,300.00     SF     1,088.50
MLC159 10218008779   NIXDORF RAYMOND H           121,000.00     SF     1,129.51
MLC159 10218008780   JAYNES THEODORE G            40,500.00     SF       355.42
MLC159 10218008787   JOHNSTON JAMES R            140,250.00     SF     1,335.63
MLC159 10218008811   O'BOYLE HOLLY                72,000.00     SF       665.35
MLC159 10218008817   SNOW HARRY P SR              42,330.00     SF       340.60
MLC159 10218008823   WALTERS STEVEN K            112,500.00     SF       997.68
MLC159 10218008859   ESPOSITO VINCENT            148,750.00     SF     1,360.67
MLC159 10218008863   TEDESCO DAVID S             196,200.00     SF     1,667.68
MLC159 10218008894   DRAKSIN ZORA                130,000.00     MF     1,287.38
MLC159 10218008917   GONZALEZ RAFAEL D           135,000.00     SF     1,247.53
MLC159 10218008938   MARTINEZ MARIA L            118,800.00     SF     1,031.60
MLC159 10218008973   BAUM JOYCE E                 61,500.00     SF       539.71
MLC159 10218008977   HERMAN ROBERT E             104,000.00     SF     1,099.87
MLC159 10218008990   SELVER WALTER               109,900.00     SF       914.09
MLC159 10218008994   TAUZANA AMELIA M            128,700.00     SF     1,153.28
MLC159 10218009011   TORNABENE PHILIP F           62,475.00     SF       583.19
MLC159 10218009025   DIGRAZIO PASQUALE A JR      100,800.00     SF       875.29
MLC159 10218009056   WILLIAMS BARBARA R           54,000.00     SF       468.91


            Cut-off Date   Original     Next           Current         Property
              Principal      LTV      Adjustment       Mortgage        Value at     Owner
  Account      Balance      Ratio       Date            Rate          Origination  Occupied
  -------  -------------    -----     -------           -----         -----------  --------
10218001337    89,816.08    65.6      5/1/97           9.375          137,000.00     Y
10218002829   143,791.40    90.0      6/1/97           9.625          160,000.00     Y
10218004576   226,400.00    80.0      8/1/97          10.625          283,000.00     Y
10218004817   294,858.68    55.1      7/1/97           9.625          535,000.00     N
10218005020    41,486.74    63.8      1/1/99          11.500           65,000.00     Y
10218006060    41,000.00    74.8      2/1/99           9.750           54,750.00     Y
10218006187    80,662.44    80.0      1/1/99           9.750          101,000.00     Y
10218006526   161,600.00    80.0      2/1/99          11.250          202,000.00     Y
10218006656    46,722.40    85.0      2/1/99           8.625           55,000.00     Y
10218007100   207,000.00    90.0      2/1/99          10.500          230,000.00     N
10218007549   105,400.00    85.0      2/1/99          10.750          124,000.00     Y
10218008140   126,000.00    90.0      2/1/99           9.875          140,000.00     Y
10218008151   188,000.00    80.0      8/1/97          11.250          235,000.00     Y
10218008162    79,923.05    89.9      7/1/97           9.625           88,900.00     Y
10218008214    68,974.03    65.7      2/1/99          10.750          105,000.00     Y
10218008225    62,000.00    72.2      9/1/97           8.875           85,800.00     Y
10218008227    54,179.04    79.9      7/1/97          10.625           67,800.00     Y
10218008228   220,916.80    85.0      2/1/99          10.750          260,000.00     Y
10218008262   158,347.97    80.0      8/1/97          11.375          198,000.00     Y
10218008328   130,950.68    74.4      2/1/99          10.750          176,000.00     Y
10218008347   192,452.52    85.0      1/1/99          10.750          226,500.00     Y
10218008356   259,899.43    80.0      7/1/97          10.625          325,000.00     Y
10218008377    29,986.00    30.6      2/1/99           9.750           98,000.00     Y
10218008405    34,450.00    65.0      2/1/99           9.750           53,000.00     N
10218008407    85,000.00    54.8      2/1/99          10.125          155,000.00     Y
10218008421    61,483.35    70.6      2/1/99          12.250           87,000.00     Y
10218008447    80,000.00    80.0      8/1/97          11.375          100,000.00     Y
10218008458    88,951.39    83.1      2/1/99           9.000          107,000.00     Y
10218008464    43,500.00    75.0      2/1/99          11.000           58,000.00     Y
10218008489   199,640.90    85.0      2/1/99           9.000          235,000.00     Y
10218008492    61,970.30    70.4      2/1/99           9.625           88,000.00     Y
10218008532   299,370.65    60.0      4/1/97           9.250          500,000.00     Y
10218008547    33,000.00    70.2      8/1/97          11.250           47,000.00     Y
10218008553   183,926.88    80.0      2/1/99          10.500          230,000.00     Y
10218008609    39,984.94    40.0      2/1/99          10.750          100,000.00     Y
10218008614    70,439.27    80.9      8/1/97          11.875           87,000.00     Y
10218008646    93,500.00    85.0      8/1/97           8.125          110,000.00     Y
10218008708    49,300.00    85.0      2/1/99          10.375           58,000.00     Y
10218008722   159,600.00    70.0      8/1/97           9.125          228,000.00     Y
10218008749   187,000.00    69.2      2/1/99           9.875          270,000.00     Y
10218008755    62,972.13    90.0      2/1/99          10.000           70,000.00     Y
10218008764   160,800.00    80.0      8/1/97          11.625          201,000.00     Y
10218008765   114,259.25    90.0      2/1/99          11.000          127,000.00     Y
10218008779   121,000.00    74.9      2/1/99          10.750          161,500.00     Y
10218008780    40,500.00    90.0      2/1/99          10.000           45,000.00     Y
10218008787   140,250.00    85.0      2/1/99          11.000          165,000.00     Y
10218008811    71,972.15    90.0      1/1/99          10.625           80,000.00     Y
10218008817    42,330.00    85.0      2/1/99           9.000           49,800.00     Y
10218008823   112,451.54    75.0      8/1/97          10.125          150,000.00     Y
10218008859   148,750.00    85.0      2/1/99          10.500          175,000.00     Y
10218008863   196,200.00    90.0      2/1/99           9.625          218,000.00     Y
10218008894   130,000.00    63.4      2/1/99          11.500          205,000.00     Y
10218008917   135,000.00    90.0      2/1/99          10.625          150,000.00     Y
10218008938   118,800.00    90.0      2/1/99           9.875          132,000.00     Y
10218008973    61,472.79    63.7      2/1/99          10.000           96,500.00     Y
10218008977   103,972.63    80.0      2/1/99          12.375          130,000.00     Y
10218008990   109,900.00    70.0      2/1/99           9.375          157,000.00     Y
10218008994   128,700.00    90.0      2/1/99          10.250          143,000.00     Y
10218009011    62,475.00    83.3      2/1/99          10.750           75,000.00     Y
10218009025   100,749.50    90.0      7/1/97           9.875          112,000.00     Y
10218009056    54,000.00    90.0      2/1/99           9.875           60,000.00     Y

Alliance Funding Company                                         Page 15 3/17/97
A division of Superior Bank FSB

                                 Sale Schedule B

 1996-4 Class 2 - Initial Pool of Adjustable Rate Mortgages - Settlement 3/20/97

                                                Principal   Type of   Scheduled
                                                Balance at  Mortgaged Payment
Sale ID  Account        Name                    Origination Property  Int & Prin
-------  -------        ----                    ----------- --------- ----------
MLC159 10218009069   FASSBENDER WILLIAM J III    129,000.00     SF     1,096.49
MLC159 10218009091   AMBRUSO DANIEL J            222,400.00     SF     1,910.76
MLC159 10218009097   YELLICO MARK                112,600.00     SF     1,040.53
MLC159 10218009098   MUENCH MICHAEL              108,000.00     SF       947.78
MLC159 10218009109   BRAY LESLEY J EVELEIGH      129,200.00     SF     1,121.91
MLC159 10218009117   MCLAURIN MARYANN            437,750.00     SF     3,801.19
MLC159 10218009124   DANIELS LISA B               75,000.00     SF       815.02
MLC159 10218009127   KING DOROTHY L BRADSHAW      73,950.00     SF       697.27
MLC159 10218009157   ALLEN JAMES P               116,000.00     SF     1,305.90
MLC159 10218009165   DOVIDIO MICHAEL J            66,400.00     SF       522.37
MLC159 10218009169   KAHUY HARRY                 123,500.00     SF     1,176.12
MLC159 10218009193   DANCIU GRIGORE              337,500.00     SF     3,087.25
MLC159 10218009216   SWEADE DEBORAH               54,400.00     SF       462.39
MLC159 10218009232   BENNETT JUDITH               54,000.00     SF       458.99
MLC159 10218009247   INCENDIO JOSEPH R           180,000.00     SF     1,748.27
MLC159 10218009264   CHISOLM ALVIN                53,380.00     SF       429.51
MLC159 10218009269   PLOTKIN NANCY               360,000.00     SF     2,864.32
MLC159 10218009290   HERALD MARY JANE             53,000.00     MF       514.77
MLC159 10218009299   CRAIGG AVE                  207,000.00     SF     1,797.48
MLC159 10218009310   CARTEGNA JOHN A             104,000.00     SF     1,020.00
MLC159 10218009313   FLOWERS DAVID A              96,300.00     SF       827.37
MLC159 10218009360   HNATKO WILLIAM               73,950.00     SF       697.27
MLC159 10218009373   SEARS MATTURE S              84,000.00     SF       855.96
MLC159 10218009374   MEADOR RONALD G             200,000.00     SF     1,755.14
MLC159 10218009394   MONTERIO JUNE C             218,450.00     SF     1,977.86
MLC159 10218009410   GUTIERREZ JUAN E            182,400.00     SF     1,451.26
MLC159 10218009422   JOHNSON DIANA THOMAS         69,250.00     MF       588.62
MLC159 10218009438   MCLAUGHLIN ROBERTA           91,200.00     SF       973.34
MLC159 10218009454   FROELICH DAVID               81,000.00     SF       771.38
MLC159 10218009491   JOHNSON ROBERT H            196,000.00     SF     1,922.30
MLC159 10218009536   KORZINEK NIKOLINA            81,100.00     SF       741.85
MLC159 10218009538   HANDLER LAWRENCE L          473,790.00     SF     3,983.88
MLC159 10218009539   PARROTT GERALD              112,500.00     SF       997.68
MLC159 10218009572   GAITHER ULYSSES              79,900.00     MF       798.87
MLC159 10218009586   NOWAKOWSKI DEAN             113,600.00     SF     1,081.84
MLC159 10218009651   GREINER KIM E                59,200.00     SF       497.79
MLC159 10218009739   HASNAIN NADIRA              158,950.00     SF     1,236.30
MLC159 10218009743   ZIZAK OTTO                   91,800.00     SF       797.14
MLC159 10218009754   FELDER JAMES A               81,000.00     SF       710.83
MLC159 10218009771   TRASTELIS STACY             194,000.00     SF     1,774.59
MLC159 10218009817   TRAVERSI ROBERT M           128,000.00     SF       972.89
MLC159 10218009919   COORE ELCORDIUS             219,600.00     MF     2,091.30
MLC159 10218009991   SADAKA ROBERT               324,000.00     SF     3,301.56
MLC159 10218010009   LILIEROSE SCOTT A            29,900.00     MF       287.01
MLC159 10218010011   LILIEROSE SCOTT A            94,850.00     SF       885.41
MLC159 10218010051   CALLAHAN FLOYD M             87,100.00     SF       804.89
MLC159 10218010052   HEBERT ALFRED R             166,400.00     SF     1,616.18
MLC159 10218010059   CZEGLEDI HANNAH M           121,550.00     SF     1,180.57
MLC159 10218010082   TUFF ALFRED                 350,000.00     SF     3,007.04
MLC159 10218010108   COOVERT DONALD E            189,000.00     SF     1,470.02
MLC159 10218010133   WHITFIELD MATTIE P.          45,600.00     SF       417.12
MLC159 10218010195   FELDMAN MARK                261,180.00     SF     2,220.00
MLC159 10218010325   CHOU SU YUEH                195,400.00     SF     1,972.39
MLC159 10218010379   HORNE SALLIE P               73,600.00     SF       625.59
MLC159 10218010440   KREIDER KARL                 99,000.00     SF       823.43
MLC159 10218010444   NORDER ROBERT E             160,225.00     SF     1,465.64
MLC159 10218010482   LEVINE LOUIS                 89,000.00     MF       748.36
MLC159 10218010484   AUBYN EDMUND ST              75,000.00     SF       679.06
MLC159 10218010543   ALBINO ROBERTO SR            41,200.00     SF       439.71
MLC159 10218010668   CIPRIANO REGINA M            70,000.00     SF       633.78
MLC159 10218010836   VIELDHOUSE JOHN D           500,000.00     SF     4,249.95


            Cut-off Date   Original     Next           Current         Property
              Principal      LTV      Adjustment       Mortgage        Value at     Owner
  Account      Balance      Ratio       Date            Rate          Origination  Occupied
  -------  -------------    -----     -------           -----         -----------  --------
10218009069   129,000.00    48.3      2/1/99           9.625          267,000.00     Y
10218009091   222,400.00    80.0      2/1/99           9.750          278,000.00     Y
10218009097   112,556.45    84.9      7/1/97          10.625          132,500.00     Y
10218009098   107,952.22    90.0      8/1/97          10.000          120,000.00     Y
10218009109   129,200.00    85.0      8/1/97           9.875          152,000.00     Y
10218009117   437,750.00    85.0      8/1/97           9.875          515,000.00     Y
10218009124    75,000.00    79.7      3/1/99          12.750           94,000.00     Y
10218009127    73,950.00    87.0      2/1/99          10.875           85,000.00     Y
10218009157   116,000.00    80.0      2/1/99          13.250          145,000.00     Y
10218009165    66,400.00    80.0      3/1/99           8.750           83,000.00     Y
10218009169   123,500.00    82.3      2/1/99          11.000          150,000.00     Y
10218009193   337,365.88    75.0      1/1/99          10.500          450,000.00     Y
10218009216    54,400.00    85.0      2/1/99           9.625           64,000.00     Y
10218009232    53,974.14    90.0      2/1/99           9.625           60,000.00     Y
10218009247   180,000.00    75.0      2/1/99          11.250          240,000.00     Y
10218009264    53,380.00    85.0      2/1/99           9.000           62,800.00     Y
10218009269   360,000.00    80.0      2/1/99           8.875          450,000.00     Y
10218009290    53,000.00    75.7      3/1/99          11.250           70,000.00     Y
10218009299   207,000.00    90.0      2/1/99           9.875          230,000.00     Y
10218009310   103,965.83    77.9      2/1/99          11.375          133,500.00     Y
10218009313    96,255.07    90.0      2/1/99           9.750          107,000.00     Y
10218009360    73,950.00    85.0      2/1/99          10.875           87,000.00     Y
10218009373    84,000.00    80.0      8/1/97          11.875          105,000.00     Y
10218009374   200,000.00    76.3      2/1/99          10.000          262,000.00     Y
10218009394   218,450.00    85.0      8/1/97          10.375          257,000.00     Y
10218009410   182,400.00    80.0      8/1/97           8.875          228,000.00     Y
10218009422    69,250.00    84.9      8/1/97           9.625           81,500.00     Y
10218009438    91,200.00    80.0      2/1/99          12.500          114,000.00     Y
10218009454    80,971.12    75.0      2/1/99          11.000          108,000.00     Y
10218009491   195,935.62    80.0      8/1/97          11.375          245,000.00     Y
10218009536    81,100.00    84.9      2/1/99          10.500           95,500.00     Y
10218009538   473,790.00    80.9      2/1/99           9.500          585,000.00     Y
10218009539   112,500.00    90.0      8/1/97          10.125          125,000.00     Y
10218009572    79,900.00    85.0      2/1/99          11.625           94,000.00     Y
10218009586   113,559.49    80.0      2/1/99          11.000          142,000.00     Y
10218009651    59,200.00    80.0      2/1/99           9.500           74,000.00     Y
10218009739   158,950.00    85.0      2/1/99           8.625          187,000.00     Y
10218009743    91,800.00    85.0      8/1/97           9.875          108,000.00     Y
10218009754    81,000.00    49.0      2/1/99          10.000          165,000.00     Y
10218009771   194,000.00    78.2      2/1/99          10.500          248,000.00     Y
10218009817   127,920.44    80.0      2/1/99           8.375          160,000.00     Y
10218009919   219,600.00    90.0      2/1/99          11.000          244,000.00     Y
10218009991   324,000.00    80.0      9/1/97          11.875          405,000.00     Y
10218010009    29,889.57    65.0      1/1/99          11.100           46,000.00     N
10218010011    94,814.29    70.0      1/1/99          10.750          135,500.00     Y
10218010051    87,066.31    65.0      8/1/97          10.625          134,000.00     Y
10218010052   166,400.00    80.0      2/1/99          11.250          208,000.00     Y
10218010059   121,550.00    85.0      2/1/99          11.250          143,000.00     Y
10218010082   350,000.00    46.6      2/1/99           9.750          750,000.00     Y
10218010108   189,000.00    90.0      3/1/99           8.625          210,000.00     Y
10218010133    45,581.88    76.0      2/1/99          10.500           60,000.00     Y
10218010195   261,054.88    80.0      8/1/97           9.625          326,475.00     Y
10218010325   195,281.22    84.9      1/1/99          11.750          229,900.00     Y
10218010379    73,600.00    80.0      3/1/99           9.625           92,000.00     Y
10218010440    98,950.01    90.0      7/1/97           9.375          110,000.00     Y
10218010444   160,225.00    85.0      3/1/99          10.500          188,500.00     Y
10218010482    89,000.00    70.6      8/1/97           9.500          126,000.00     N
10218010484    75,000.00    60.0      2/1/99          10.375          125,000.00     Y
10218010543    41,200.00    80.0      3/1/99          12.500           51,500.00     Y
10218010668    70,000.00    84.3      3/1/99          10.375           83,000.00     Y
10218010836   500,000.00    67.1      8/1/97           9.625          745,000.00     Y

Alliance Funding Company                                         Page 16 3/17/97
A division of Superior Bank FSB

                                 Sale Schedule B
 1996-4 Class 2 - Initial Pool of Adjustable Rate Mortgages - Settlement 3/20/97

                                                Principal   Type of   Scheduled
                                                Balance at  Mortgaged Payment
Sale ID  Account        Name                    Origination Property  Int & Prin
-------  -------        ----                    ----------- --------- ----------
MLC159 10218010858   LESCHEK ROBERT              200,000.00     SF     1,810.81
MLC159 10218010876   VINCENT MONIQUE             168,300.00     SF     1,430.53
MLC159 10218010877   GOODSON DORIS C              54,800.00     SF       480.91
MLC159 10218010894   REESE EUGENE R              133,500.00     SF     1,246.20
MLC159 10218010924   LINK RALPH                   60,000.00     SF       640.35
MLC159 10218010940   HIBSHMAN KIRK R              41,170.00     SF       365.10
MLC159 10218010951   LEWANDOWSKI SHURLA           71,200.00     SF       752.99
MLC159 10218011079   ANZALONE GREGG              252,000.00     SF     2,141.97
MLC159 10218011119   SILVERMAN HENRY              84,150.00     SF       654.51
MLC159 10218011231   NACLERIO EDWARD             172,000.00     SF     1,638.00
MLC159 10218011312   MARTINEZ WANDA L             68,800.00     SF       754.35
       -----------   ----------               -------------          ----------
           133       Sale Total               17,362,435.00          156,114.65



            Cut-off Date   Original     Next           Current         Property
              Principal      LTV      Adjustment       Mortgage        Value at     Owner
  Account      Balance      Ratio       Date            Rate          Origination  Occupied
  -------  -------------    -----     -------           -----         -----------  --------
10218010858   200,000.00    84.7      9/1/97          10.375          236,000.00     Y
10218010876   168,300.00    90.0      2/1/99           9.625          187,000.00     Y
10218010877    54,800.00    80.0      3/1/99          10.000           68,500.00     Y
10218010894   133,449.74    75.0      2/1/99          10.750          178,000.00     Y
10218010924    60,000.00    80.0      3/1/99          12.500           75,000.00     Y
10218010940    41,140.85    70.9      2/1/99          10.125           58,000.00     Y
10218010951    71,200.00    80.0      2/1/99          12.375           89,000.00     Y
10218011079   252,000.00    90.0      9/1/97           9.625          280,000.00     Y
10218011119    84,150.00    85.0      3/1/99           8.625           99,000.00     Y
10218011231   172,000.00    80.0      9/1/97          11.000          215,000.00     Y
10218011312    68,800.00    80.9      3/1/99          12.875           85,000.00     Y
            --------------------                       --------------------------
            17,359,019.94   78.9                       10.281       22,511,725.00

Alliance Funding Company                                         Page 17 3/17/97
A division of Superior Bank FSB

                                 Sale Schedule B
 1996-4 Class 2 - Initial Pool of Adjustable Rate Mortgages - Settlement 3/20/97


                                                Principal   Type of   Scheduled
                                                Balance at  Mortgaged Payment
Sale ID  Account        Name                    Origination Property  Int & Prin
-------  -------        ----                    ----------- --------- ----------
ML160  10216101013   KJELLBERG CARL SR           126,400.00     SF     1,025.92
ML160  10216111754   PALMER CLYDE K              112,000.00     SF     1,293.00
ML160  10216122260   CIRULLO SANDRA               73,500.00     SF       706.34
ML160  10216124905   KRITIKOS TONY               150,000.00     SF     1,399.45
ML160  10216127177   MAYER J CHRISTOPHER          80,900.00     SF       702.49
ML160  10216135742   WITZEL PHILIP               167,000.00     SF     1,590.38
ML160  10216136418   HARO GREGORIO                42,700.00     SF       406.64
ML160  10216136420   BURNSIDE ELIZABETH A         67,900.00     SF       627.46
ML160  10216137830   AL-MAQHZUMI MUSLEM           45,000.00     MF       374.29
ML160  10216138186   SANDOVAL CAROLINE            30,600.00     SF       288.52
ML160  10216138194   BOOTS JR JAMES L             80,700.00     SF       730.66
ML160  10216138567   NORTON RICHARD A             88,000.00     SF       708.07
ML160  10216138635   JOHNSON RICHARD ALVA         76,400.00     SF       614.73
ML160  10216138744   HENNEKE GREGORY L            55,000.00     MF       427.78
ML160  10216138842   MORGAN JOSEPH E              89,600.00     MF       712.90
ML160  10216138896   LEMONS MARY LOU             116,000.00     SF     1,193.19
ML160  10216138951   ABDULREDA HASSAN             34,900.00     SF       332.36
ML160  10216138966   KEARNS GEORGE                71,200.00     SF       732.37
ML160  10216139051   CORPOLONGO DONALD L         144,500.00     SF     1,136.78
ML160  10216139309   HURT JAMES A                 24,500.00     SF       237.96
ML160  10216139417   WINGATE CHARLES              35,000.00     MF       320.16
ML160  10216139797   FRAU JUDITH                  65,000.00     SF       564.43
ML160  10216139810   CRUZ JR ANIBAL               62,400.00     SF       665.97
ML160  10216139895   PASCUA JOMER                115,200.00     SF     1,032.31
ML160  10216139929   ALANDER ERIK                148,000.00     SF     1,257.99
ML160  10216139963   HALABI AMAL                  52,000.00     SF       505.06
ML160  10216139967   FARHAT ZEINAB                32,000.00     SF       248.89
ML160  10216140032   LUGARDO FEDERICO            217,800.00     MF     1,971.98
ML160  10216140107   RASHEED KARRIEM             180,000.00     MF     1,596.28
ML160  10216140108   GILNA DEREK A                41,200.00     SF       353.97
ML160  10216140255   HENRION RUBY I               45,000.00     SF       428.55
ML160  10216140367   AL-MAQHZUMI HUSSAIN          36,000.00     SF       306.00
ML160  10216140376   RIEDE KENNETH C              76,500.00     SF       657.25
ML160  10216140425   MESSANA BONNIE              103,700.00     SF     1,007.20
ML160  10216140437   CLARK HATTIE J               72,200.00     SF       701.25
ML160  10216140440   ALFOAADY ALAALDEEN           60,300.00     SF       540.35
ML160  10216140594   AL-REFO MISLEH               81,900.00     MF       681.20
ML160  10216140686   ALSHARA AHMAD                76,500.00     SF       636.29
ML160  10216140687   AL-HUSSEINY ABDUL            53,100.00     SF       441.66
ML160  10216140688   AL-AMIRI ANEES              103,500.00     MF       927.46
ML160  10216140831   HASSE JUDY I                142,000.00     SF     1,168.20
ML160  10216140832   AL-MOSAWI AKEL               75,600.00     SF       677.45
ML160  10216140833   BERDAN LINDA H               68,000.00     SF       725.74
ML160  10216140834   SMITH KAREN                  72,000.00     SF       631.85
ML160  10216140929   AL-HECHEMY HAIDER            72,000.00     SF       645.19
ML160  10216141004   LILLGE MICHAEL L             65,000.00     SF       505.56
ML160  10216141097   REDMAN LAWRENCE              99,000.00     SF       868.80
ML160  10216141108   AL-GEBURY AIAD               67,900.00     SF       608.45
ML160  10216141202   LOCOCO RALPH N              116,200.00     SF     1,106.60
ML160  10216141213   SLATTERY MARY H             119,800.00     SF       953.18
ML160  10216141222   WIRE MARK J                  59,200.00     SF       503.19
ML160  10216141305   DANFORTH REBECCA L           62,800.00     SF       609.95
ML160  10216141317   YOUNO ROBERT H              120,700.00     SF       938.79
ML160  10216141397   VERNOR FREDRICK W            68,100.00     SF       693.94
ML160  10216141439   TROUT JERE                  102,400.00     SF     1,112.77
ML160  10216141445   KANOON BITO K               240,300.00     SF     2,064.55
ML160  10216141447   RETZLAFF SUSAN V             77,000.00     SF       661.55
ML160  10216141501   SOBEH ZI FOUKAR M            57,600.00     SF       625.94
ML160  10216141508   AL-DHALEMI AHMED             45,900.00     SF       390.15
ML160  10216141514   WUTWUT QAISER H              84,600.00     SF       719.09
ML160  10216141554   DUNN MARK A                  72,800.00     SF       618.80


            Cut-off Date   Original     Next           Current         Property
              Principal      LTV      Adjustment       Mortgage        Value at     Owner
  Account      Balance      Ratio       Date            Rate          Origination  Occupied
  -------  -------------    -----     -------           -----         -----------  --------
10216101013   123,954.15    80.0      9/1/97          10.125          158,000.00     Y
10216111754   111,689.27    80.0     11/1/97          13.625          140,000.00     Y
10216122260    73,284.47    75.0      2/1/98          11.125           98,000.00     Y
10216124905   149,571.50    65.2      8/1/97          10.750          230,000.00     Y
10216127177    80,713.19    89.8      9/1/97          10.875           90,000.00     Y
10216135742   166,864.69    87.8     11/1/98          11.000          190,000.00     Y
10216136418    42,684.78    74.9      2/1/99          11.000           57,000.00     Y
10216136420    67,819.98    84.8      5/1/97          10.625           80,000.00     Y
10216137830    45,000.00    90.0      8/1/97           9.375           50,000.00     Y
10216138186    30,600.00    80.5      2/1/99          10.875           38,000.00     Y
10216138194    80,700.00    84.9      8/1/97          10.375           95,000.00     Y
10216138567    88,000.00    77.1      2/1/99           9.000          114,000.00     Y
10216138635    76,400.00    84.8      2/1/99           9.000           90,000.00     Y
10216138744    55,000.00    64.7      2/1/99           8.625           85,000.00     N
10216138842    89,600.00    70.0      2/1/99           8.875          128,000.00     N
10216138896   116,000.00    80.0      2/1/99          12.000          145,000.00     Y
10216138951    34,900.00    69.8      2/1/99          11.000           50,000.00     Y
10216138966    71,200.00    80.0      2/1/99          12.000           89,000.00     Y
10216139051   144,500.00    84.0      2/1/99           8.750          172,000.00     Y
10216139309    24,500.00    70.0      3/1/99          11.250           35,000.00     Y
10216139417    35,000.00    68.6      2/1/99          10.500           51,000.00     Y
10216139797    65,000.00    86.6      3/1/99           9.875           75,000.00     Y
10216139810    62,400.00    80.0      2/1/99          12.500           78,000.00     Y
10216139895   115,200.00    90.0      3/1/99          10.250          128,000.00     Y
10216139929   148,000.00    66.0      8/1/97           9.625          224,000.00     Y
10216139963    51,882.44    80.0      7/1/97          11.250           65,000.00     Y
10216139967    32,000.00    76.1      2/1/99           8.625           42,000.00     Y
10216140032   217,800.00    90.0      3/1/99          10.375          242,000.00     Y
10216140107   180,000.00    90.0      2/1/99          10.125          200,000.00     Y
10216140108    41,180.78    54.9      7/1/97           9.750           75,000.00     N
10216140255    45,000.00    54.2      2/1/99          11.000           83,000.00     Y
10216140367    36,000.00    90.0      9/1/97           9.625           40,000.00     Y
10216140376    76,464.31    75.0      8/1/97           9.750          102,000.00     Y
10216140425   103,664.99    85.0      2/1/99          11.250          122,000.00     Y
10216140437    72,200.00    84.9      2/1/99          11.250           85,000.00     Y
10216140440    60,300.00    90.0      2/1/99          10.250           67,000.00     Y
10216140594    81,900.00    86.2      8/1/97           9.375           95,000.00     Y
10216140686    76,500.00    88.9      8/1/97           9.375           86,000.00     Y
10216140687    53,100.00    90.0      8/1/97           9.375           59,000.00     Y
10216140688   103,500.00    88.4      2/1/99          10.250          117,000.00     Y
10216140831   141,926.38    78.8      2/1/99           9.250          180,000.00     Y
10216140832    75,568.30    90.0      2/1/99          10.250           84,000.00     Y
10216140833    68,000.00    78.1      3/1/99          12.500           87,000.00     Y
10216140834    72,000.00    68.5      3/1/99          10.000          105,000.00     Y
10216140929    72,000.00    86.7      2/1/99          10.250           83,000.00     Y
10216141004    65,000.00    65.0      2/1/99           8.625          100,000.00     Y
10216141097    99,000.00    70.2      9/1/97          10.000          141,000.00     Y
10216141108    67,900.00    87.0      2/1/99          10.250           78,000.00     Y
10216141202   116,200.00    74.9      2/1/99          11.000          155,000.00     Y
10216141213   119,800.00    78.3      9/1/97           8.875          153,000.00     Y
10216141222    59,200.00    80.0      2/1/99           9.625           74,000.00     Y
10216141305    62,800.00    52.3      9/1/97          11.250          120,000.00     Y
10216141317   120,700.00    85.0      2/1/99           8.625          142,000.00     Y
10216141397    68,100.00    78.2      2/1/99          11.875           87,000.00     Y
10216141439   102,400.00    80.0      3/1/99          12.750          128,000.00     Y
10216141445   240,300.00    90.0      3/1/99           9.750          267,000.00     Y
10216141447    76,964.08    60.1      8/1/97           9.750          128,000.00     Y
10216141501    57,600.00    80.0      2/1/99          12.750           72,000.00     Y
10216141508    45,900.00    88.2      8/1/97           9.625           52,000.00     Y
10216141514    84,600.00    90.0      8/1/97           9.625           94,000.00     Y
10216141554    72,800.00    70.0      3/1/99           9.625          104,000.00     Y

Alliance Funding Company                                         Page 18 3/17/97
A division of Superior Bank FSB

                                 Sale Schedule B
 1996-4 Class 2 - Initial Pool of Adjustable Rate Mortgages - Settlement 3/20/97

                                                Principal   Type of   Scheduled
                                                Balance at  Mortgaged Payment
Sale ID  Account        Name                    Origination Property  Int & Prin
-------  -------        ----                    ----------- --------- ----------
ML160  10216141608   BYE JEROME E                 76,500.00     SF       636.29
ML160  10216141662   DAVIS MICHAEL                45,500.00     MF       395.10
ML160  10216141684   EARLE SANDRA J              360,000.00     SF     3,565.05
ML160  10216141758   AL-JABUR BASIM               70,200.00     SF       583.89
ML160  10216141762   DOTSON LULA M                88,000.00     SF       956.29
ML160  10216141857   LUSBY TERRY                  49,000.00     MF       513.47
ML160  10216141867   HAMID JOHN M                 86,400.00     SF       734.39
ML160  10216141869   HABHAB ALI N                 78,700.00     SF       697.93
ML160  10216141870   JOHNSON THOMAS M JR         123,300.00     SF       981.03
ML160  10216141923   VENCHE CARL C               117,300.00     SF     1,040.24
ML160  10216141973   FUGATE BARBARA JANE          78,300.00     SF       716.24
ML160  10216142094   SAWA SAMI N                 122,000.00     SF       927.29
ML160  10216142097   AL-RESUL AMAR                67,500.00     SF       573.74
ML160  10216142118   FISHER-GILIN HALI           416,500.00     SF     3,313.86
ML160  10216142269   FAVORS ALBERT               136,000.00     SF     1,477.90
ML160  10216142356   KHREIZAT SALMAN              62,000.00     MF       471.24
ML160  10216142435   SHEPHERD TAJUANA             49,500.00     SF       438.98
ML160  10216142444   CHARAFEDDINE MOHAMAD         72,200.00     SF       593.97
ML160  10216142506   AMACK LARRY E                88,500.00     SF       736.10
ML160  10216142523   AYYASH DALAL                106,800.00     SF     1,160.59
ML160  10216142545   SHEHAB ALI I                108,900.00     MF       866.46
ML160  10216142608   DAY PATRICK R               130,500.00     SF     1,038.32
ML160  10216142799   BURGGRAAFF EDWARD           364,500.00     SF     3,165.13
ML160  10216142813   KIMBROUGH EVA                52,600.00     SF       486.08
ML160  10216142897   POINDEXTER GARY STEVEN       46,000.00     SF       366.00
ML160  10216143008   AL-BREHI HASEB               64,800.00     SF       550.79
ML160  10216143065   BOYD CLEARTS JR              37,000.00     SF       387.72
ML160  10216143072   GOKHAN SERDAR               222,600.00     MF     1,691.92
ML160  10216143211   BAIZ HUSSEIN H              132,300.00     MF     1,210.20
ML160  10216143251   ASKEW CORNEIL                39,100.00     SF       368.67
ML160  10216143298   DEATON JAMES A              105,300.00     SF       837.81
ML160  10216143367   TORTORELLA CURTIS W         165,700.00     SF     1,609.38
ML160  10216143423   AL-AMEEDI YOUSIF             85,500.00     SF       726.74
       ----------------------------------------------------           ---------
            94       Sale Total                9,072,000.00           80,734.09


            Cut-off Date   Original     Next           Current         Property
              Principal      LTV      Adjustment       Mortgage        Value at     Owner
  Account      Balance      Ratio       Date            Rate          Origination  Occupied
  -------  -------------    -----     -------           -----         -----------  --------
10216141608    76,500.00    90.0      9/1/97           9.375           85,000.00     Y
10216141662    45,500.00    70.0      3/1/99           9.875           65,000.00     Y
10216141684   360,000.00    80.0      2/1/99          11.500          450,000.00     Y
10216141758    70,164.55    88.8      8/1/97           9.375           79,000.00     Y
10216141762    88,000.00    79.2      3/1/99          12.750          111,000.00     Y
10216141857    49,000.00    70.0      3/1/99          12.250           70,000.00     Y
10216141867    86,400.00    90.0      8/1/97           9.625           96,000.00     Y
10216141869    78,700.00    89.4      2/1/99          10.125           88,000.00     Y
10216141870   123,300.00    90.0      9/1/97           8.875          137,000.00     Y
10216141923   117,300.00    83.7      9/1/97          10.125          140,000.00     Y
10216141973    78,300.00    90.0      3/1/99          10.500           87,000.00     Y
10216142094   122,000.00    78.7      8/1/97           8.375          155,000.00     Y
10216142097    67,500.00    90.0      9/1/97           9.625           75,000.00     Y
10216142118   416,500.00    85.0      9/1/97           8.875          490,000.00     Y
10216142269   136,000.00    80.0      3/1/99          12.750          170,000.00     Y
10216142356    61,961.47    84.9      8/1/97           8.375           73,000.00     Y
10216142435    49,500.00    90.0      3/1/99          10.125           55,000.00     Y
10216142444    72,200.00    82.9      2/1/99           9.250           87,000.00     Y
10216142506    88,500.00    75.0      9/1/97           9.375          118,000.00     Y
10216142523   106,800.00    80.0      3/1/99          12.750          133,500.00     Y
10216142545   108,900.00    90.0      9/1/97           8.875          121,000.00     Y
10216142608   130,500.00    90.0      9/1/97           8.875          145,000.00     Y
10216142799   364,500.00    90.0      9/1/97           9.875          405,000.00     Y
10216142813    52,600.00    89.9      3/1/99          10.625           58,500.00     Y
10216142897    46,000.00    71.8      3/1/99           8.875           64,000.00     Y
10216143008    64,800.00    90.0      9/1/97           9.625           72,000.00     Y
10216143065    37,000.00    64.9      3/1/99          12.250           57,000.00     Y
10216143072   222,600.00    68.4      9/1/97           8.375          325,000.00     Y
10216143211   132,300.00    90.0      3/1/99          10.500          147,000.00     Y
10216143251    39,100.00    85.0      3/1/99          10.875           46,000.00     Y
10216143298   105,300.00    90.0      9/1/97           8.875          117,000.00     Y
10216143367   165,700.00    84.9      3/1/99          11.250          195,000.00     Y
10216143423    85,500.00    90.0      9/1/97           9.625           95,000.00     Y
            ------------    ----                      ------       ------------
            9,067,759.33    81.9                      10.173       11,216,000.00


Alliance Funding Company                                         Page 19 3/17/97
A division of Superior Bank FSB

                                 Sale Schedule B
 1996-4 Class 2 - Initial Pool of Adjustable Rate Mortgages - Settlement 3/20/97

                                                Principal   Type of   Scheduled
                                                Balance at  Mortgaged Payment
Sale ID  Account        Name                    Origination Property  Int & Prin
-------  -------        ----                    ----------- --------- ----------


MLC161 10218001739   KHAN SHARIF                 106,250.00     MF       961.99
MLC161 10218003906   CAPARROS PERPETUO I         230,000.00     SF     1,748.16
MLC161 10218004676   LEE ANDREW                  170,000.00     SF     1,322.24
MLC161 10218004793   WHITTAKER JAMES M            68,700.00     SF       686.89
MLC161 10218005932   CASTIGLIA LISA              186,400.00     SF     1,483.08
MLC161 10218005955   MULDERRIG KENNETH           153,000.00     SF     1,328.57
MLC161 10218006939   BRANCH PAUL A               157,500.00     SF     1,310.01
MLC161 10218007069   HEMPHILL DOROTHY            130,500.00     SF     1,038.32
MLC161 10218007474   PANAMA REYNALDO             100,000.00     SF       859.15
MLC161 10218008063   SASNAUSKAS JAMES            102,600.00     SF       844.06
MLC161 10218008113   MARTIN MICHAEL              131,850.00     MF     1,132.80
MLC161 10218008115   MARKS STEVEN I              252,000.00     SF     2,188.24
MLC161 10218008397   CARY ARNOLD D               305,000.00     SF     2,704.81
MLC161 10218008529   TINSLEY AVERY B              74,000.00     SF       670.01
MLC161 10218008795   STRELECKI JOSEPH J           67,500.00     MF       667.16
MLC161 10218008932   ARMSTRONG DARRELL C         112,410.00     SF     1,017.77
MLC161 10218009189   CAN ILKNUR                  121,500.00     MF       966.71
MLC161 10218009207   QUIN JAMES                  178,500.00     SF     1,699.90
MLC161 10218009241   ANTHOLIS JOHN K             297,000.00     SF     2,689.06
MLC161 10218009441   MEJIA MARTHA                216,750.00     SF     1,922.19
MLC161 10218009469   REED TRAVIS J                40,500.00     SF       355.42
MLC161 10218009770   WILSON PHILLIP R             89,600.00     SF       913.02
MLC161 10218009827   HICKS THERESA S              68,000.00     SF       654.01
MLC161 10218009963   AKACKI EDWARD Z              79,900.00     SF       760.91
MLC161 10218010008   BRAMLETT DORAN A.            59,500.00     SF       511.20
MLC161 10218010031   ARMOUR BOBBY                 80,000.00     SF       761.86
MLC161 10218010039   THURMAN ANDREW E            342,750.00     SF     2,635.45
MLC161 10218010078   ALBANESE ROBERT              96,000.00     SF     1,005.98
MLC161 10218010143   CURRY ELIZABETH              65,000.00     SF       558.45
MLC161 10218010185   STANIS KEVIN S              189,750.00     SF     1,475.86
MLC161 10218010205   RODRIGUEZ AGUSTIN           106,250.00     SF     1,052.18
MLC161 10218010255   ZBRIZHER YAKOV              105,750.00     SF       841.39
MLC161 10218010394   MCCORD HUGH J               136,000.00     SF     1,425.14
MLC161 10218010428   KOSEK JOHN L                 57,600.00     SF       592.48
MLC161 10218010544   BURRELL CHARLES L.           88,400.00     SF       735.27
MLC161 10218010592   DOMINGUEZ FABIAN E          144,500.00     SF     1,417.20
MLC161 10218010600   ZACCAGNINI DEBORAH          146,200.00     SF     1,296.53
MLC161 10218010610   GATLIN SIDNEY L              72,250.00     SF       667.66
MLC161 10218010716   HAZZARD WILLIAM H            76,500.00     SF       706.93
MLC161 10218010774   CHACOS DAVID R               82,000.00     SF       780.90
MLC161 10218010875   LEARY PATRICK J             112,500.00     SF       997.68
MLC161 10218010912   LEHAN LLOYD DANIEL IV        73,600.00     SF       728.85
MLC161 10218011019   GIAMBRONE FRANK             133,900.00     SF     1,113.71
MLC161 10218011336   BERRY JO ANNE                55,000.00     SF       442.54
MLC161 10218011351   EVON KELLY A                126,000.00     MF     1,140.81
MLC161 10218011516   GLEKAS KONSTANTINOS         300,000.00     MF     2,605.04
MLC161 10218011914   SPENCER JOHN F              252,280.00     SF     2,378.72
MLC161 10218011999   MACCI JOHN T                146,700.00     SF     1,341.92
MLC161 10218012086   PALMER LLOYD L               46,500.00     SF       408.07
MLC161 10218012488   MUNNY SHAMIMA K             344,250.00     MF     3,474.89
MLC161 10218012667   RENZI DOMINIC               160,000.00     SF     1,258.72
       -----------   ------------------------ -------------          ----------
           51        Sale Total                7,038,640.00           62,279.91
          647        Total with Merrill Lynch 75,473,052.00          676,979.99
          830        Grand Total              98,978,097.00          889,207.70


            Cut-off Date   Original     Next           Current         Property
              Principal      LTV      Adjustment       Mortgage        Value at     Owner
  Account      Balance      Ratio       Date            Rate          Origination  Occupied
  -------  -------------    -----     -------           -----         -----------  --------
10218001739   106,118.76    85.0      5/1/97          10.375          125,000.00     Y
10218003906   229,568.15    85.9      5/1/97           8.375          267,500.00     Y
10218004676   170,000.00    89.4      2/1/99           8.625          190,000.00     Y
10218004793    68,678.64    88.0      2/1/99          11.625           78,000.00     Y
10218005932   186,400.00    80.0      8/1/97           8.875          233,000.00     Y
10218005955   152,930.49    85.0      7/1/97           9.875          180,000.00     Y
10218006939   157,420.46    75.0      1/1/99           9.375          210,000.00     Y
10218007069   130,500.00    90.0      9/1/97           8.875          145,000.00     Y
10218007474   100,000.00    74.9      3/1/99           9.750          133,400.00     Y
10218008063   102,546.82    90.0      8/1/97           9.250          114,000.00     Y
10218008113   131,850.00    90.0      2/1/99           9.750          146,500.00     Y
10218008115   252,000.00    80.0      3/1/99           9.875          315,000.00     Y
10218008397   305,000.00    89.7      3/1/99          10.125          340,000.00     Y
10218008529    73,969.78    56.0      7/1/97          10.375          132,000.00     Y
10218008795    67,500.00    75.0      2/1/99          11.475           90,000.00     Y
10218008932   112,410.00    90.0      2/1/99          10.375          124,900.00     Y
10218009189   121,500.00    90.0      8/1/97           8.875          135,000.00     Y
10218009207   178,500.00    85.0      2/1/99          11.000          210,000.00     Y
10218009241   297,000.00    90.0      9/1/97          10.375          330,000.00     Y
10218009441   216,750.00    84.0      9/1/97          10.125          258,000.00     Y
10218009469    40,500.00    90.0      2/1/99          10.000           45,000.00     Y
10218009770    89,600.00    80.0      3/1/99          11.875          112,000.00     Y
10218009827    68,000.00    85.0      8/1/97          11.125           80,000.00     Y
10218009963    79,900.00    85.0      2/1/99          11.000           94,000.00     Y
10218010008    59,500.00    85.0      3/1/99           9.750           70,000.00     Y
10218010031    80,000.00    80.0      2/1/99          11.000          100,000.00     Y
10218010039   342,750.00    87.8      2/1/99           8.500          390,000.00     Y
10218010078    96,000.00    80.0      3/1/99          12.250          120,000.00     Y
10218010143    65,000.00    44.8      9/1/97           9.750          145,000.00     Y
10218010185   189,750.00    75.0      2/1/99           8.625          253,000.00     Y
10218010205   106,250.00    85.0      3/1/99          11.500          125,000.00     Y
10218010255   105,750.00    75.0      9/1/97           8.875          141,000.00     Y
10218010394   136,000.00    80.0      2/1/99          12.250          170,000.00     Y
10218010428    57,600.00    80.0      3/1/99          12.000           72,000.00     Y
10218010544    88,400.00    85.0      9/1/97           9.375          104,000.00     Y
10218010592   144,356.24    85.0      5/1/97          11.375          170,000.00     Y
10218010600   146,137.03    85.0      2/1/99          10.125          172,000.00     Y
10218010610    72,250.00    84.6      3/1/99          10.625           85,400.00     Y
10218010716    76,500.00    85.0      2/1/99          10.625           90,000.00     Y
10218010774    82,000.00    84.9      3/1/99          11.000           96,500.00     Y
10218010875   112,500.00    90.0      8/1/97          10.125          125,000.00     Y
10218010912    73,600.00    80.0      9/1/97          11.500           92,000.00     Y
10218011019   133,900.00    89.9      8/1/97           9.375          148,815.00     Y
10218011336    55,000.00    70.5      3/1/99           9.000           78,000.00     Y
10218011351   126,000.00    90.0      3/1/99          10.375          140,000.00     Y
10218011516   300,000.00    75.0      9/1/97           9.875          400,000.00     Y
10218011914   252,280.00    85.0      3/1/99          10.875          296,800.00     Y
10218011999   146,700.00    90.0      3/1/99          10.500          163,000.00     Y
10218012086    46,500.00    62.0      3/1/99          10.000           75,000.00     Y
10218012488   344,250.00    85.0      2/1/99          11.750          405,000.00     Y
10218012667   160,000.00    80.0      3/1/99           8.750          200,000.00     Y
           -------------    ----                      ------      --------------
            7,037,616.37    83.4                      10.085        8,515,815.00
           75,455,302.55    79.5                      10.255       97,648,913.00
           98,952,659.50    79.8                      10.275      127,065,618.00


                                    EXHIBIT I

                        REQUEST FOR RELEASE OF DOCUMENTS

                                                _____________, 19__

To:   [Trustee]

      [Custodian]

          Re: Pooling and Servicing Agreement, dated as of March 1, 1997, among Superior Bank FSB, as Depositor, Lee Servicing Company, a division of Superior Bank FSB, as Servicer, and LaSalle National Bank, as Trustee relating to AFC Mortgage Loan Asset Backed Certificates, Series 1997-1

     In connection with the administration of the pool of Mortgage Loans held by you as Trustee or by the Custodian as your agent for the benefit of Certificateholders, we request the release, and acknowledge receipt, of the (Trustee's Mortgage File/[specify document]) for the Mortgage Loan described below, for the reason indicated.

Mortgagor's Name, Address & Zip Code:

Mortgage Loan Number:

Reason for Requesting Documents (check one)

____ 1.     Mortgage Loan Paid in Full
                  (Servicer hereby certifies that all amounts received in connection therewith have been credited to the Principal and Interest Account with respect to each Sub-Pool and remitted to the Trustee for deposit into the Certificate Account pursuant to the Pooling and Servicing Agreement.)

____ 2.     Mortgage Loan Liquidated
                  (Servicer hereby certifies that all proceeds of foreclosure, insurance or other liquidation have been finally received and credited to the Principal and Interest Account and remitted to the Trustee for deposit into the Certificate Account pursuant to the Pooling and Servicing Agreement.)

____ 3.     Mortgage Loan in Foreclosure

____ 4. Mortgage Loan repurchased pursuant to Section 11.01 of the Pooling and Servicing Agreement.

____ 5. Mortgage Loan repurchased or substituted pursuant to Article II or III of the Pooling and Servicing Agreement (Servicer hereby certifies that the repurchase price or Substitution Adjustment has been credited to the related Principal and Interest Account and remitted to the Trustee for deposit into the Certificate Account pursuant to the Pooling and Servicing Agreement.)

____ 6.     Other (explain) _________________________________

            _________________________________________________

     If box l or 2 above is checked, and if all or part of the Trustee's Mortgage File was previously released to us, please release to us our previous receipt on file with you, as well as any additional documents in your possession relating to the above specified Mortgage Loan.

     If box 3, 4, 5 or 6 above is checked, upon our return of all of the above documents to you as Trustee, please acknowledge your receipt by signing in the space indicated below, and returning this form.

     Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.


                                          _______________________________

                                          By: ___________________________
                                          Name: _________________________
                                          Title:_________________________

Documents returned to Trustee or Custodian:

__________________________
      [Trustee][Custodian]


By: ______________________
Date:_____________________

                                    EXHIBIT J

                               TRANSFER AFFIDAVIT

STATE OF    )
            ) ss.:
COUNTY OF   )

     The undersigned, being first duly sworn, deposes and says as follows:

     1. The undersigned is an officer of ________, the proposed transferee (the "Transferee") of a Percentage Interest in a Class R Certificate (the "Certificate") issued pursuant to the Pooling and Servicing Agreement, dated as of March 1, 1997 (the "Agreement"), among Superior Bank FSB, as depositor (the "Depositor"), Lee Servicing Company, a division of Superior Bank FSB, as servicer (the "Servicer"), and LaSalle National Bank, as trustee (the "Trustee"). Capitalized terms used, but not defined herein shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee.

     2. The Transferee is, as of the date hereof, and will be, as of the date of the transfer, a Permitted Transferee. The Transferee is acquiring its Percentage Interest in the Certificate either (i) for its own account or (ii) as nominee, trustee or agent for another Person and has attached hereto an affidavit from such Person in substantially the same form as this affidavit. The Transferee has no knowledge that any such affidavit is false.

     3. The Transferee has been advised of, and understands that (i) a tax will be imposed on transfers of the Certificate to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferror, or, if such transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and (iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of transfer, such Person does not have actual knowledge that the affidavit is false.

     4. The Transferee has been advised of, and understands that, a tax will be imposed on a "pass-through entity" holding the Certificate if at any time during the taxable year of the pass through entity a Person that is not a Permitted Transferee is the record holder of an interest in such entity. The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

     5. The Transferee has reviewed the provisions of Section 4.02 of the Agreement (incorporated herein by reference) and understands the legal consequences of the acquisition of a Percentage Interest in the Certificate including, without limitation, the restrictions on subsequent transfers and the provisions regarding voiding the transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 4.02 of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the transfer to the Transferee contemplated hereby null and void.

     6. The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to transfer its Percentage Interest in the Certificate, and in connection with any transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not transfer its Percentage Interest or cause any Percentage Interest to be transferred to any Person that the Transferee knows is not a Permitted Transferee or if any purpose of such proposed transfer is to impede the assessment or collection of tax. In connection with any such transfer by the Transferee, the Transferee agrees to deliver to the Trustee a certificate (a "Transfer Certificate") to the effect that such Transferee has no actual knowledge that the Person to which the transfer is to be made is not a Permitted Transferee.

     7. The Transferee's taxpayer identification number is ______________.

     8. No purpose of the Transferee relating to its purchase of a Percentage Interest in the Certificate by the Transferee is or will be to impede the assessment or collection of any tax.

     9. The Transferee has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as the Certificate remains outstanding.

     10. The Transferee has no present knowledge or expectation that it will become insolvent or subject to a bankruptcy proceeding for so long as any of the Certificates remain outstanding. In this regard, the Transferee hereby represents to and for the benefit of the person from whom it acquired the Class R Certificates that the Transferee intends to pay taxes associated with holding such Class R Certificates as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Class R Certificates.

     11. No purpose of the Transferee relating to any sale of any Percentage Interest in the Certificate by the Transferee will be to impede the assessment or collection of tax.

     12. The Transferee is not a Non-United States Person.

     IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer and its corporate seal to be hereunto affixed, duly attested, this __ day of ________ , 19__


                                        [NAME OF TRANSFEREE]


                                         By:______________________________
                                         Name:____________________________
                                         Title:___________________________

[Corporate Seal]

ATTEST:

_______________________
[Officer of Transferee]

STATE OF          )
                  ) ss.:
COUNTY OF         )

     Personally appeared before me the above-named _______________, known or proved to me to be the same person who executed the foregoing instrument and to be the __________ of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

     Subscribed and sworn before me this ____ day of _____________, 19__.


                           -----------------------------------
                           NOTARY PUBLIC


                           My Commission expires the __ day of ________, 19__

                                  EXHIBIT J-1

                         FORM OF TRANSFER CERTIFICATE

                                                            __________, 19__

[Trustee]

Attention:  Corporate Trust

                  Re:   AFC Mortgage Loan Asset Backed Certificates,
                        Series 1997-1

Dear Sirs:

     This letter is delivered to you in connection with the transfer by _____________________ (the "Transferor") to _______________ (the "Transferee")
of ____% Percentage Interest in the AFC Mortgage Loan Asset Backed Certificates, Series 1997-1, Class R (the "Certificate"), pursuant to Section 4.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of March 1, 1997, among Superior Bank FSB, as depositor, Lee Servicing Company, a division of Superior Bank FSB, as servicer, and LaSalle National Bank, as trustee. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to, and covenants with, the Trustee that:

     1. No purpose of the Transferor relating to the transfer of the Certificate by the Transferor to the Transferee is or will be to impede the assessment or collection of any tax.

     2. The Transferor understands that the Transferee has delivered to the Trustee a Transfer Affidavit in the form attached to the Pooling and Servicing Agreement as Exhibit J. The Transferor does not know or believe that any representation contained therein is false.

     3. The Transferor has at the time of the transfer conducted a reasonable investigation of the financial condition of the Transferee as contemplated by Treasury Regulations Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Transferor has determined that the Transferee has historically paid its debts as they become due and has found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due in the future. The Transferor understands that the transfer of the Certificates may not be respected for United States income tax purposes (and the Transferor may continue to be liable for United States income taxes associated therewith) unless the Transferor has conducted such an investigation.

     4. The Transferor has no actual knowledge that the proposed Transferee is not a Permitted Transferee or a Non-United States Person.


                                            Very truly yours,


                                            ------------------------------
                                            (Transferor)


                                            By:___________________________
                                            Name:_________________________
                                            Title:________________________

                                   EXHIBIT K

                           SPECIAL POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that I, __________________________, of ____________________ (the "Depositor"), do hereby constitute and appoint LaSalle National Bank, as the true and lawful attorney, for the Depositor and in its name, place and stead, to record the assignments of mortgage with respect to the Mortgage Loans transferred to LaSalle National Bank, as trustee (the "Trustee"), under that Pooling and Servicing Agreement dated as of March 1, 1997 by and among the Depositor, the Trustee and Lee Servicing Company, a division of Superior Bank FSB, as servicer, and to do and perform all other things and acts relating to such assignments of mortgage as may be necessary to effectuate the transfer of such Mortgage Loans to the Trustee, including the execution and delivery of new assignments of mortgage where necessary to comply with applicable real estate recording laws at the time of recordation.

     This power of attorney is irrevocable and is coupled with an interest in the Mortgage Loans, and it may at all times be relied upon by any person, firm or corporation dealing with the attorney named herein as remaining in full force and effect, and such person, firm or corporation shall have no liability to the Depositor with respect thereto.

     WITNESS the following signature this ___ day of __________, 199_.


                                            ___________________________________

                                            By:
                                            Name:
                                            Title:

STATE OF ________________
COUNTY OF ______________, to wit:

     I, ___________________, a Notary Public in and for the jurisdiction aforesaid, do hereby certify that ______________________, who acknowledged himself to be the _______________ of _____________________, a ______________
corporation, personally appeared before me in the jurisdiction aforesaid and that he as such __________________ executed the foregoing instrument on behalf of said corporation for the purposes therein contained.

     Witness my hand and official seal to this ____ day of ___________, 199_.

                                                _______________________ (SEAL)

                                  Notary Public

My Commission Expires:

                                   EXHIBIT L

                              CUSTODIAL AGREEMENT

                            Dated __________, 199_

     ______________________________, a ____________________, as Trustee (the
"Trustee") and ___________________________, a ___________________________
("_________________"), agree as follows:

     WHEREAS, concurrently herewith, the Trustee, Superior Bank FSB (the "Depositor") and Lee Servicing Company, a division of Superior Bank FSB, (the "Servicer) are entering into a Pooling and Servicing Agreement, dated as of March 1, 1997, relating to AFC Mortgage Loan Asset Backed Certificates, Series 1997-1 (the "Pooling Agreement", the terms defined therein being used herein with the same meaning) pursuant to which the Depositor shall transfer, assign, set-over and otherwise convey to the Trustee, without recourse, all of the Depositor's right, title and interest in and to the mortgage loans consisting of Sub-Pool 1 and Sub-Pool 2 identified in Exhibits H-1 and H-2 to the Pooling Agreement (the "Mortgage Loans"), other than as to the Depositor's Yield; and

     WHEREAS, in connection with such transfer and assignment and pursuant to the Pooling Agreement, the Trustee shall hold, directly or pursuant to a custodial agreement, the Trustee's Mortgage Files;

     WITNESSETH THAT, in consideration of the premises and of the mutual agreements herein contained, _________________ and the Trustee agree as follows:

     1. Appointment as Custodian; Acknowledgment of Receipt. Subject to the terms and conditions herein, the Trustee hereby appoints ________________, and ______________ hereby accepts such appointment, as its Custodian to maintain custody of the Trustee's Mortgage Files. __________________ hereby acknowledges receipt of the Mortgage Notes, the Mortgages, the assignments and other documents relating to the Mortgage Loans referred to in Section 2.04, except for the items referred to in Section 2.04(f), of the Pooling Agreement. The Trustee shall be liable for all of _______________________ fees under this Agreement.

     2. Maintenance of Office. __________________ agrees to maintain each Trustee's Mortgage File identified in Section 2.04 of the Pooling Agreement, which is incorporated herein by reference, at the office of ___________________ located at _______________________________________________ or at such other office of _________________ in ____________________ as ________________ shall designate from time to time after giving the Trustee 30 days' prior written notice.

     3. Duties of Custodian. As Custodian, _____________ shall have and perform the following powers and duties:

          (a) Safekeeping. To segregate the Trustee's Mortgage Files from all other mortgages and mortgage notes and similar records in its possession, to identify the Trustee's Mortgage Files as being held and to hold the Trustee's Mortgage Files for and on behalf of the Trustee for the benefit of all present and future Certificateholders, to maintain accurate records pertaining to each Mortgage Note and Mortgage in the Trustee's Mortgage Files as will enable the Trustee to comply with the terms and conditions of the Pooling Agreement, to maintain at all times a current inventory thereof and to conduct periodic physical inspections of the Trustee's Mortgage Files held by it under this Agreement in such a manner as shall enable the Trustee and _________________ to verify the accuracy of such record-keeping, inventory and physical possession. _________________ will promptly report to the Trustee any failure on its part to hold the Trustee's Mortgage Files as herein provided and promptly take appropriate action to remedy any such failure.

          (b) Release of Documents. To release any Mortgage Note and Mortgage in the Trustee's Mortgage Files as provided in the Pooling Agreement.

          (c) Administration; Reports. In general, to attend to all non-discretionary details in connection with maintaining custody of the Trustee's Mortgage Files on behalf of the Trustee. In addition, ________________ shall assist the Trustee generally in the preparation of reports to Certificateholders or to regulatory bodies to the extent necessitated by ________________ custody of the Trustee's Mortgage Files.

     4. Access to Records. __________________ shall permit the Trustee or its duly authorized depositors, attorneys or auditors and those persons permitted access pursuant to Section 5.13 of the Pooling Agreement to inspect the Trustee's Mortgage Files and the books and records maintained by __________________ pursuant hereto at such times as they may reasonably request, subject only to compliance with the terms of the Pooling Agreement.

     5. Instructions; Authority to Act. ______________ shall be deemed to have received proper instructions with respect to the Trustee's Mortgage Files upon its receipt of written instructions signed by a Responsible Officer of the Trustee. A certified copy of a resolution of the Board of Directors of the Trustee may be accepted by _______________ as conclusive evidence of the authority of any such officer to act and may be considered as in full force and effect until receipt of written notice to the contrary by ______________ from the Trustee. Such instructions may be general or specific in terms.

     6. Indemnification by _________________. agrees to indemnify the Trustee for any and all liabilities, obligations, losses, damages, payments, costs or expenses, including attorneys fees, of any kind whatsoever which may be imposed on, incurred by or asserted against the Trustee as the result of any act or omission in any way relating to the maintenance and custody by ___________________ of the Trustee's Mortgage Files; provided, however, that ___________________ shall not be liable for any portion of any such amount resulting from the gross negligence or wilful misconduct of the Trustee.

     7. Advice of Counsel. __________________ and the Trustee further agree that ____________________ shall be entitled to rely and act upon the advice of counsel with respect to its performance hereunder as Custodian and shall be without liability for any action reasonably taken pursuant to such advice, provided that such action is not in violation of applicable Federal or State law. This paragraph shall not negate _______________ obligations under paragraph 6 above.

     8. Effective Period, Termination and Amendment, and Interpretive and Additional Provisions. This Agreement shall become effective as of the date hereof and shall continue in full force and effect until terminated as hereinafter provided, and may be amended at any time by mutual agreement of the parties hereto. This Agreement may be terminated by either party in a writing delivered or mailed, postage prepaid, to the other party, such termination to take effect no sooner than sixty (60) days after the date of such delivery or mailing. Concurrently with, or as soon as practicable after, the termination of this Agreement, _________________ shall redeliver the Trustee's Mortgage Files to the Trustee at such place as the Trustee may reasonably designate. In connection with the administration of this Agreement, ________________ and the Trustee may agree from time to time upon the interpretation of the provisions of this Agreement as may in their opinion by consistent with the general tenor and purposes of this Agreement, any such interpretation to be signed and annexed hereto.

     9. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

     10. Notices. Notices and other writings shall be delivered or mailed, postage prepaid, to the Trustee at, or to ____________________________________________________ at,
____________________________________, Attention: ______________________; or to
such other address as the Trustee or ________________ may hereafter specify in writing. Notices or other writings shall be effective only upon actual receipt by the parties.

     11. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the Trustee and ____________________ and their respective successors and assigns. Concurrently with the appointment of a successor trustee as provided in Section 12.08 of the Pooling Agreement, the Trustee and ___________________ shall amend this Agreement to make said successor trustee the successor to the Trustee hereunder.

     12. Counterparts. This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement.

            IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by a duly authorized officer as of the day and year first above written.

                                    LASALLE NATIONAL BANK,
                                         as Trustee under the Pooling
                                         Agreement referred to above

                                    By:__________________________________

                                    _____________________________________,
                                    as Custodian

                                    By:

                                   EXHIBIT M

                          FORM OF LIQUIDATION REPORT

Customer Name:
Account Number:
Original Principal Balance:

1.    Liquidation Proceeds

            Principal Prepayment      $__________
            Property Sale Proceeds     __________
            Insurance Proceeds$        __________
            Other (Itemize)            __________

            Total Proceeds                                        $__________

2.    Servicing Advances              $__________
      Monthly Advances                 __________
      Servicing Fees                   __________
      Annual Trustee Expense Amount    __________

            Total Advances                                        $__________

3.    Net Liquidation Proceeds                                    $__________
      (Line 1 minus Line 2)

4.    Principal Balance of the Mortgage
        Loan on date of liquidation                               $__________

5.    Realized Loss, if any                                       $__________
      (Line 4 minus Line 3)


                                    EXHIBIT N

                           FORM OF DELINQUENCY REPORT


                     DELINQUENCY AND FORECLOSURE INFORMATION

                               REO              FORECLOSURES
                           ------------------------------------------
             OUTSTANDING   #                                  # OF          # OF   OUTSTANDING   # OF      OUTSTANDING
INVESTOR     DOLLARS       ACCT   RANGES           AMOUNT     ACCTS. PCT    ACCTS. DOLLARS   %   ACCTS     DOLLARS  %
-----------------------------------------------------------------------------------------------------------------------
REMIC                             30 TO 59 DAYS
199_-__                           60 TO 89 DAYS
                                  90 AND OVER
                                  TOTALS




                                         EXHIBIT O

                               CERTIFICATE INSURANCE POLICY

FINANCIAL GUARANTY INSURANCE COMPANY
115 BROADWAY
NEW YORK, NEW YORK 10006
(212) 312-3000
(800) 352-0001

Surety Bond

Form 9109
Page 1 of 4

ISSUER:  AFC Mortgage Loan Trust 1997-1                 POLICY NUMBER:  97010138

INSURED OBLIGATIONS:                                    CONTROL NUMBER:  0010001
$220,000,000 in principal amount of AFC
Mortgage Loan Asset Backed Certificates,
Series 1997-1, Class A Certificates (the "Certificates")

TRUSTEE:  LaSalle National Bank

Financial Guaranty Insurance Company ("Financial Guaranty"), a New York stock insurance company, in consideration of its receipt of the Deposit Premium and subject to the terms of this Surety Bond, hereby unconditionally and irrevocably agrees to pay each Insured Payment to the Trustee named above or its successor, as trustee for the Holders of the Certificates, to the extent set forth in the Pooling and Servicing Agreement.

Financial Guaranty will make an Insured Payment (other than that portion of an Insured Payment constituting a Preference Amount) out of its own funds by 2:00 p.m. (New York City Time) in immediately available funds to the Trustee on the later of (i) the Business Day next following the day on which Financial Guaranty shall have received Notice that an Insured Payment is due and (ii) the Remittance Date on which the Insured Payment is distributable to Certificateholders pursuant to the Pooling and Servicing Agreement, for disbursement to such Certificateholders in the same manner as other payments with respect to the Certificates are required to be made. Any Notice received by Financial Guaranty after 2:00 p.m. New York City time on a given Business Day or on any day that is not a Business Day shall be deemed to have been received by Financial Guaranty on the next succeeding Business Day.

Upon such payment, Financial Guaranty shall be fully subrogated to the rights of the Certificateholders to receive the amount so paid. Financial Guaranty's obligations hereunder with respect to each Remittance Date shall be discharged to the extent funds consisting of the Insured Payment are received by the Trustee on behalf of the Certificateholders for distribution to such Certificateholders, as provided in the Pooling and Servicing Agreement and herein, whether or not such funds are properly applied by the Trustee.

If the payment of any portion or all of any amount that is insured hereunder is voided pursuant to a final order of a court exercising proper jurisdiction in an insolvency proceeding to the effect that the Trustee or the Certificateholder, as the case may be, is



Form 9109

FINANCIAL GUARANTY INSURANCE COMPANY
115 BROADWAY
NEW YORK, NEW YORK 10006
(212) 312-3000
(800) 352-0001

SURETY BOND


required to return any such payment or portion thereof prior to the expiration date of this Surety Bond because such payment was voided under the U. S. Bankruptcy Code, with respect to which order the appeal period has expired without an appeal having been filed (a "Final Order"), and, as a result, the Trustee or any Certificateholder is required to return such voided payment, or any portion of such voided payment made in respect of the Certificates (a "Preference Amount"), Financial Guaranty will pay on the guarantee described in the first paragraph hereof, an amount equal to each such Preference Amount, on the second Business Day following receipt by Financial Guaranty of (x) a certified copy of the Final Order, (y) an assignment, in form reasonably satisfactory to Financial Guaranty, irrevocably assigning to Financial Guaranty all rights and claims of the Trustee and/or such Certificateholder relating to or arising under such Preference Amount and appointing Financial Guaranty as the agent of the Trustee and/or such Certificateholder in respect of such Preference Amount, and (z) a Notice appropriately completed and executed by the Trustee or such Certificateholder, as the case may be. Such payment shall be made to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Final Order and not to the Trustee or Certificateholder directly (unless a Certificateholder has previously paid such amount to such receiver, conservator, debtor-in-possession or trustee named in such Final Order in which case payment shall be made to the Trustee for distribution to the Certificateholder upon proof of such payment reasonably satisfactory to Financial Guaranty). Notwithstanding the foregoing, in no event shall Financial Guaranty be (i) required to make any payment under this Surety Bond in respect of any Preference Amount to the extent such Preference Amount is comprised of amounts previously paid by Financial Guaranty hereunder, or (ii) obligated to make any payment in respect of any Preference Amount, which payment represents a payment of the principal amount of the Certificates, prior to the time Financial Guaranty otherwise would have been required to make a payment in respect of such principal.

Financial Guaranty shall make payments due in respect of Preference Amounts prior to 2:00 p.m. New York City time on the second Business Day following Financial Guaranty's receipt of the documents required under clauses (x) through
(z) of the preceding paragraph. Any such documents received by Financial Guaranty after 2:00 p.m. New York City time on a given Business Day or on any day that is not a Business Day shall be deemed to have been received by Financial Guaranty on the next succeeding Business Day. All payments made by Financial Guaranty hereunder in respect of Preference Amounts will be made with Financial Guaranty's own funds.

This Surety Bond is non-cancelable for any reason, including nonpayment of any premium. The premium on this Surety Bond is not refundable for any reason, including



Form 9109

FINANCIAL GUARANTY INSURANCE COMPANY
115 BROADWAY
NEW YORK, NEW YORK 10006
(212) 312-3000
(800) 352-0001

SURETY BOND


the payment of the Certificates prior to their respective maturities. This Surety Bond shall expire and terminate without any action on the part of Financial Guaranty or any other Person on the date that is one year and one day following the date on which the Certificates shall have been paid in full.

The Deposit Premium shall be due and payable on the date hereof, and a monthly premium shall be due and payable as provided in the Pooling and Servicing Agreement.

This Surety Bond is subject to and shall be governed by the laws of the State of New York. The proper venue for any action or proceeding on this Surety Bond shall be the County of New York, State of New York. The insurance provided by this Surety Bond is not covered by the New York Property/Casualty Insurance Security Fund (New York Insurance Code, Article 76).

Capitalized terms used and not defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. "Notice" means a written notice in the form of Exhibit A to this Surety Bond by registered or certified mail or telephonic or telegraphic notice, subsequently confirmed by written notice delivered via telecopy, telex or hand delivery from the Trustee to Financial Guaranty specifying the information set forth therein. "Certificateholder" means, as to a particular Certificate, the person, other than the Trust, the Servicer, any Subservicer or the Depositor who, on the applicable Remittance Date is entitled under the terms of such Certificate to payment thereof. "Pooling and Servicing Agreement" means the Pooling and Servicing Agreement by and among Superior Bank FSB, as Depositor, Lee Servicing Company, a division of Superior Bank FSB, as Servicer, and LaSalle National Bank, as Trustee, dated as of March 1, 1997.

In the event that payment under any Certificate is accelerated, nothing herein contained shall obligate Financial Guaranty to make any payment of principal or interest on such Certificates on an accelerated basis, unless such acceleration of payment by Financial Guaranty is at the sole option of Financial Guaranty; it being understood that a payment shortfall in respect of the Certificates by reason of the purchase by the Servicer pursuant to Section 11.01 of the Pooling and Servicing Agreement does not constitute acceleration for the purposes hereof.



Form 9109

FINANCIAL GUARANTY INSURANCE COMPANY
115 BROADWAY
NEW YORK, NEW YORK 10006
(212) 312-3000
(800) 352-0001

SURETY BOND


IN WITNESS WHEREOF, Financial Guaranty has caused this Surety Bond to be affixed with its corporate seal and to be signed by its duly authorized officer in facsimile to become effective and binding upon Financial Guaranty by virtue of the countersignature of its duly authorized representative.



/s/                                                    /s/
President                                              Authorized Representative



Effective Date:  March 20, 1997



Form 9109

                                    EXHIBIT A

                                     NOTICE

To:               Financial Guaranty Insurance Company
                  115 Broadway
                  New York, New York 10006
                  (212) 312-3000

                  Attention:        Group Leader - Research and Risk Management

                  Telephone: (212) 312-3000
                  Telecopier:  (212) 312-3093

Re:               AFC Mortgage Loan Trust 1997-1,
                  AFC Mortgage Loan Asset Backed
                  Certificates, Series 1997-1

Determination Date: _________________________

Remittance Date:  ___________________________

We refer to that certain Pooling and Servicing Agreement dated as of March 1, 1997, by and among Superior Bank FSB, as Depositor, Lee Servicing Company, a division of Superior Bank FSB, as Servicer, and LaSalle National Bank, as Trustee (the "Pooling and Servicing Agreement"), relating to the above referenced Certificates. All capitalized terms not otherwise defined herein or in the Surety Bond shall have the same respective meanings assigned to such terms in the Pooling and Servicing Agreement.

(a) As of the Determination Date and based upon the Servicer's Certificate for such Determination Date, the Trustee has determined under the Pooling and Servicing Agreement that in respect of the Remittance Date set forth above:

     (i)  The Class A Interest Remittance Amount due and owing is $____________;

     (ii) The Class A Principal Remittance Amount, exclusive of the amount set forth in clause c(vi) of the definition thereof if not paid by the Depositor, due and owing is $______________;

     (iii) The Available Remittance Amount (minus the amount withdrawable from the Certificate Account to pay the Certificate Insurer pursuant to Section 6.02(i) of the Agreement and as reduced by any portion thereof that has been deposited in the Certificate Account but may not be withdrawn therefrom pursuant to an order of a United States bankruptcy court of competent jurisdiction imposing a stay pursuant to Section 362 of the United States Bankruptcy Code) is $_______________;

     (iv) The lesser of (1) the Excess Spread to be deposited into the Certificate Account pursuant to Section 5.04(i) of the Agreement, and (2) the Subordinated Amount, is $_______________;

     (v) The aggregate amount of unreimbursed Insured Payments (including any portion constituting Preference Amounts), together with the aggregate portion of the items described in clauses (i) and (ii) above that represents interest accrued in respect of Insured Payments in accordance with the definition of Class A Carry-Forward Amount in the Agreement, is $_______________;

     (vi) The additional portion of the Amount Available constituting Excess Spread available to pay the Class A Interest Remittance Amount pursuant to
Section 6.06(c)(A)(Y)(i), is $_______________.

     (vii) The aggregate amount to be withdrawn from the Reserve Account and deposited into the Certificate Account pursuant to Section 6.14(c) of the Agreement is $_______________.

Please be advised that the amounts described in clauses (i) and (ii) above collectively exceed the amounts described in clauses [,prior to the Cross-Over Date, (iii), (iv) (v)] or [on or after the Cross-Over Date, (iii), (v), (vi)], and (vii) above by $---------------.

Accordingly, pursuant to the Pooling and Servicing Agreement, this statement constitutes a notice for payment of an Insured Payment in the amount of $_______________ under the Surety Bond.

[Attached hereto is a copy of the Final Order in connection with a Preference Amount in the amount set forth therein, together with an assignment of rights and appointment of agent.]

(b) No payment claimed hereunder is in excess of the amount payable under the [Surety Bond].

     The amount requested in this Notice should be paid to:
     [Payment Instructions]

Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime, and shall also be subject to a civil penalty not to exceed Five Thousand Dollars ($5,000.00) and the stated value of the claim for each such violation.

     IN WITNESS WHEREOF, the Trustee has executed and delivered this Notice this _____ day of ______________________.

                                            -----------------------------------,
                                            as Trustee

                                            By:    _____________________________

                                            Title: _____________________________

                                    EXHIBIT P

                             PRINCIPAL PAYMENT TABLE

Principal
Prepayment Table

                                            Class A
                                           Principal
                                            Balance
                                           ---------
                                           220000000
                1            Mar-97        220000000
                2            Apr-97        220000000
                3            May-97        220000000
                4            Jun-97        220000000
                5            Jul-97        220000000
                6            Aug-97        220000000
                7            Sep-97        220000000
                8            Oct-97        220000000
                9            Nov-97        220000000
               10            Dec-97        220000000
               11            Jan-98        220000000
               12            Feb-98        220000000
               13            Mar-98        220000000
               14            Apr-98        220000000
               15            May-98        220000000
               16            Jun-98        220000000
               17            Jul-98        220000000
               18            Aug-98        220000000
               19            Sep-98        220000000
               20            Oct-98        220000000
               21            Nov-98        220000000
               22            Dec-98        220000000
               23            Jan-99        220000000
               24            Feb-99        220000000
               25            Mar-99        220000000
               26            Apr-99        220000000
               27            May-99        220000000
               28            Jun-99        220000000
               29            Jul-99        220000000
               30            Aug-99        220000000
               31            Sep-99        220000000
               32            Oct-99        220000000
               33            Nov-99        220000000
               34            Dec-99        220000000
               35          Jan-2000        220000000
               36          Feb-2000        220000000
               37          Mar-2000        220000000
               38          Apr-2000        220000000
               39          May-2000        220000000
               40          Jun-2000        220000000
               41          Jul-2000        220000000
               42          Aug-2000        220000000
               43          Sep-2000        220000000
               44          Oct-2000        220000000
               45          Nov-2000        220000000
               46          Dec-2000        220000000
               47          Jan-2001        220000000
               48          Feb-2001        220000000
               49          Mar-2001        220000000
               50          Apr-2001        220000000
               51          May-2001        220000000
               52          Jun-2001        220000000
               53          Jul-2001        220000000
               54          Aug-2001        220000000
               55          Sep-2001        220000000
               56          Oct-2001        220000000
               57          Nov-2001        220000000
               58          Dec-2001        220000000
               59          Jan-2002        220000000
               60          Feb-2002        220000000
               61          Mar-2002      213379762.6
               62          Apr-2002      213238639.1
               63          May-2002      213096258.7
               64          Jun-2002      212952610.5
               65          Jul-2002      212807682.9
               66          Aug-2002      212661464.6
               67          Sep-2002      212513944.1
               68          Oct-2002      212365109.8
               69          Nov-2002        212214950
               70          Dec-2002      212063452.8
               71          Jan-2003      211910606.3
               72          Feb-2003      211756398.4
               73          Mar-2003      211600817.1
               74          Apr-2003        211443850
               75          May-2003      211285484.9
               76          Jun-2003      211125709.1
               77          Jul-2003      210964510.3
               78          Aug-2003      210801875.5
               79          Sep-2003      210637792.2
               80          Oct-2003      210472247.2
               81          Nov-2003      210305227.6
               82          Dec-2003      210136720.3
               83          Jan-2004      209966711.8
               84          Feb-2004        209795189
               85          Mar-2004      209622138.1
               86          Apr-2004      209447545.7
               87          May-2004        209271398
               88          Jun-2004        209093681
               89          Jul-2004      208914380.8
               90          Aug-2004      208733483.2
               91          Sep-2004        208550974
               92          Oct-2004      208366838.8
               93          Nov-2004      208181063.2
               94          Dec-2004      207993632.4
               95          Jan-2005      207804531.7
               96          Feb-2005      207613746.1
               97          Mar-2005      207421260.8
               98          Apr-2005      207227060.4
               99          May-2005      207031129.6
              100          Jun-2005      206833453.2
              101          Jul-2005      206634015.4
              102          Aug-2005      206432800.5
              103          Sep-2005      206229792.7
              104          Oct-2005      206024975.9
              105          Nov-2005      205818334.1
              106          Dec-2005      205609850.9
              107          Jan-2006        205399510
              108          Feb-2006      205187294.6
              109          Mar-2006      204973188.2
              110          Apr-2006      204757173.7
              111          May-2006      204539234.2
              112          Jun-2006      204319352.6
              113          Jul-2006      204097511.4
              114          Aug-2006      203873693.1
              115          Sep-2006      203647880.2
              116          Oct-2006      203420054.8
              117          Nov-2006      203190198.9
              118          Dec-2006      202958294.5
              119          Jan-2007      202724323.2
              120          Feb-2007      202488266.5
              121          Mar-2007        202250106
              122          Apr-2007      202009822.7
              123          May-2007      201767397.7
              124          Jun-2007        201522812
              125          Jul-2007      201276046.2
              126          Aug-2007      201027080.8
              127          Sep-2007      200775896.2
              128          Oct-2007      200522472.7
              129          Nov-2007      200266790.1
              130          Dec-2007      200008828.4
              131          Jan-2008      199748567.2
              132          Feb-2008      199485985.9
              133          Mar-2008      199221063.9
              134          Apr-2008      198953780.2
              135          May-2008      198684113.8
              136          Jun-2008      198412043.3
              137          Jul-2008      198137547.3
              138          Aug-2008      197860604.2
              139          Sep-2008      197581192.1
              140          Oct-2008      197299288.9
              141          Nov-2008      197014872.4
              142          Dec-2008      196727920.1
              143          Jan-2009      196438409.4
              144          Feb-2009      196146317.5
              145          Mar-2009      195851621.3
              146          Apr-2009      195554297.6
              147          May-2009      195254322.8
              148          Jun-2009      194951673.3
              149          Jul-2009      194646325.2
              150          Aug-2009      194338254.4
              151          Sep-2009      194027436.6
              152          Oct-2009      193713847.3
              153          Nov-2009      193397461.6
              154          Dec-2009      193078254.7
              155          Jan-2010      192756201.2
              156          Feb-2010      192431275.9
              157          Mar-2010      192103452.9
              158          Apr-2010      191772706.6
              159          May-2010      191439010.6
              160          Jun-2010      191102338.7
              161          Jul-2010      190762664.4
              162          Aug-2010      190419960.7
              163          Sep-2010      190074200.6
              164          Oct-2010      189725356.8
              165          Nov-2010      189373401.7
              166          Dec-2010      189018307.6
              167          Jan-2011      188660046.5
              168          Feb-2011      188298589.9
              169          Mar-2011      187933909.4
              170          Apr-2011      187565976.2
              171          May-2011      187194761.2
              172          Jun-2011        186820235
              173          Jul-2011      186442368.1
              174          Aug-2011      186061130.7
              175          Sep-2011      185676492.6
              176          Oct-2011      185288423.4
              177          Nov-2011      184896892.5
              178          Dec-2011      184501868.9
              179          Jan-2012      184103321.4
              180          Feb-2012      183701218.6
              181          Mar-2012      160179224.6
              182          Apr-2012      159815764.1
              183          May-2012      159449109.5
              184          Jun-2012      159079232.6
              185          Jul-2012      158706105.2
              186          Aug-2012      158329698.7
              187          Sep-2012      157949984.3
              188          Oct-2012      157566932.9
              189          Nov-2012      157180515.2
              190          Dec-2012      156790701.5
              191          Jan-2013      156397462.1
              192          Feb-2013      156000766.9
              193          Mar-2013      155600585.5
              194          Apr-2013      155196887.1
              195          May-2013        154789641
              196          Jun-2013        154378816
              197          Jul-2013      153964380.6
              198          Aug-2013        153546303
              199          Sep-2013      153124551.3
              200          Oct-2013      152699093.2
              201          Nov-2013      152269896.1
              202          Dec-2013      151836927.1
              203          Jan-2014      151400153.1
              204          Feb-2014      150959540.7
              205          Mar-2014      150515056.1
              206          Apr-2014      150066665.3
              207          May-2014        149614334
              208          Jun-2014      149158027.5
              209          Jul-2014      148697710.9
              210          Aug-2014      148233348.9
              211          Sep-2014      147764906.1
              212          Oct-2014      147292346.5
              213          Nov-2014        146815634
              214          Dec-2014      146334732.1
              215          Jan-2015      145849603.9
              216          Feb-2015      145360212.3
              217          Mar-2015      144866519.9
              218          Apr-2015      144368488.8
              219          May-2015        143866081
              220          Jun-2015      143359257.9
              221          Jul-2015      142847980.7
              222          Aug-2015      142332210.4
              223          Sep-2015      141811907.4
              224          Oct-2015      141287031.8
              225          Nov-2015      140757543.6
              226          Dec-2015      140223402.2
              227          Jan-2016      139684566.6
              228          Feb-2016      139140995.7
              229          Mar-2016      138592647.7
              230          Apr-2016      138039480.8
              231          May-2016      137481452.6
              232          Jun-2016      136918520.3
              233          Jul-2016      136350640.9
              234          Aug-2016      135777770.8
              235          Sep-2016      135199866.3
              236          Oct-2016      134616883.1
              237          Nov-2016      134028776.5
              238          Dec-2016      133435501.5
              239          Jan-2017      132837012.7
              240          Feb-2017      132233264.3
              241          Mar-2017      131624210.1
              242          Apr-2017      131009803.4
              243          May-2017      130389997.2
              244          Jun-2017        129764744
              245          Jul-2017        129133996
              246          Aug-2017      128497704.9
              247          Sep-2017      127855821.9
              248          Oct-2017        127208298
              249          Nov-2017      126555083.5
              250          Dec-2017      125896128.5
              251          Jan-2018      125231382.4
              252          Feb-2018      124560794.5
              253          Mar-2018      123884313.3
              254          Apr-2018      123201887.1
              255          May-2018      122513463.6
              256          Jun-2018      121818990.2
              257          Jul-2018      121118413.6
              258          Aug-2018      120411680.2
              259          Sep-2018      119698735.9
              260          Oct-2018      118979526.1
              261          Nov-2018      118253995.8
              262          Dec-2018      117522089.5
              263          Jan-2019        116783751
              264          Feb-2019      116038923.8
              265          Mar-2019        115287551
              266          Apr-2019        114529575
              267          May-2019      113764937.8
              268          Jun-2019      112993580.9
              269          Jul-2019      112215445.1
              270          Aug-2019      111430470.9
              271          Sep-2019      110638598.3
              272          Oct-2019      109839766.5
              273          Nov-2019      109033914.5
              274          Dec-2019      108220980.5
              275          Jan-2020      107400902.3
              276          Feb-2020      106573617.2
              277          Mar-2020      105739061.7
              278          Apr-2020        104897172
              279          May-2020      104047883.6
              280          Jun-2020      103191131.5
              281          Jul-2020      102326850.2
              282          Aug-2020      101454973.4
              283          Sep-2020      100575434.4
              284          Oct-2020      99688165.91
              285          Nov-2020      98793099.93
              286          Dec-2020      97890167.95
              287          Jan-2021      96979300.87
              288          Feb-2021      96060428.92
              289          Mar-2021      95133481.78
              290          Apr-2021      94198388.48
              291          May-2021      93255077.42
              292          Jun-2021      92303476.38
              293          Jul-2021      91343512.51
              294          Aug-2021      90375112.32
              295          Sep-2021      89398201.67
              296          Oct-2021      88412705.77
              297          Nov-2021      87418549.16
              298          Dec-2021      86415655.74
              299          Jan-2022      85403948.73
              300          Feb-2022      84383350.67
              301          Mar-2022      83353783.42
              302          Apr-2022      82315168.16
              303          May-2022      81267425.37
              304          Jun-2022      80210474.85
              305          Jul-2022      79144235.67
              306          Aug-2022      78068626.21
              307          Sep-2022      76983564.11
              308          Oct-2022       75888966.3
              309          Nov-2022      74784748.98
              310          Dec-2022      73670827.62
              311          Jan-2023      72547116.93
              312          Feb-2023      71413530.89
              313          Mar-2023       70269982.7
              314          Apr-2023      69116384.82
              315          May-2023      67952648.93
              316          Jun-2023      66778685.93
              317          Jul-2023      65594405.95
              318          Aug-2023      64399718.33
              319          Sep-2023      63194531.58
              320          Oct-2023      61978753.46
              321          Nov-2023      60752290.88
              322          Dec-2023      59515049.93
              323          Jan-2024      58266935.91
              324          Feb-2024      57007853.26
              325          Mar-2024      55737705.57
              326          Apr-2024      54456395.62
              327          May-2024       53163825.3
              328          Jun-2024      51859895.66
              329          Jul-2024      50544506.86
              330          Aug-2024      49217558.21
              331          Sep-2024      47878948.12
              332          Oct-2024      46528574.09
              333          Nov-2024      45166332.76
              334          Dec-2024      43792119.82
              335          Jan-2025      42405830.07
              336          Feb-2025      41007357.37
              337          Mar-2025      39596594.66
              338          Apr-2025      38173433.93
              339          May-2025      36737766.23
              340          Jun-2025      35289481.64
              341          Jul-2025      33828469.29
              342          Aug-2025      32354617.32
              343          Sep-2025      30867812.89
              344          Oct-2025      29367942.17
              345          Nov-2025      27854890.34
              346          Dec-2025      26328541.56
              347          Jan-2026      24788778.97
              348          Feb-2026      23235484.69
              349          Mar-2026      21668539.81
              350          Apr-2026      20087824.34
              351          May-2026      18493217.29
              352          Jun-2026      16884596.57
              353          Jul-2026      15261839.02
              354          Aug-2026       13624820.4
              355          Sep-2026       11973415.4
              356          Oct-2026      10307497.57
              357          Nov-2026      8626939.372
              358          Dec-2026      6931612.153
              359          Jan-2027      5221386.116
              360          Feb-2027      3496130.328
              361          Mar-2027      1755712.704
              362          Apr-2027  1.971784513E-09

                                    EXHIBIT Q

                  FORM OF SERVICER'S MONTHLY REMITTANCE REPORT
                                   TO TRUSTEE

                            ALLIANCE FUNDING COMPANY
           by LEE SERVICING COMPANY, A division of SUPERIOR BANK FSB,

                               Designated Servicer

                              SERVICERS CERTIFICATE

                                ______ SUB POOL _

     In accordance with section 6.08 of the Pooling and Servicing Agreement dated as of ______________ and the Insurance Agreement dated as of ______________, Lee Servicing Company reports the following information pertaining to Series ______ Sub Pool _ for _________, ___, the Remittance date.

                          Period Ended: _________, 19__

--------------------------------------------------------------------------------

Total Actual Principal Collections                          0.00

Total Actual Interest Collections                           0.00

Additional Proceeds                                         0.00
                                              -------------------

Total Collections

Monthly Advance

   Delinquent Interest                                     0.00

   Compensating Interest                                   0.00

   Amounts Held for Future Distributions                   0.00

                                                           0.00
                                              -------------------

Available Remittance Amount:                               0.00

Less: Service Fees                                         0.00
      Expense Account Deposit                              0.00

Deposits/Withdrawals for Cross Collaterization             0.00
                                              --------------------

Adjusted Remittance Amount:                                0.00

Remaining Amount Available:

      Adjusted Remittance Amount                           0.00

--------------------------------------------------------------------------------

                            ALLIANCE FUNDING COMPANY
           by LEE SERVICING COMPANY, A division of SUPERIOR BANK FSB,

                               Designated Servicer

                              SERVICERS CERTIFICATE

                                ______ SUB POOL _

     In accordance with section 6.08 of the Pooling and Servicing Agreement dated as of ______________ and the Insurance Agreement dated as of ______________, Lee Servicing Company reports the following information pertaining to Series ______ Sub Pool _ for _________, ___, the Remittance date.

                          Period Ended: _________, 19__

--------------------------------------------------------------------------------

      Insured Payments                                          0.00

      Insurance Account Deposit @ 13bp the
        ending Class A P-balance                                0.00

      Class Remittance Amounts                                  0.00

      Non-Recoverable Advances not previously
        reimbursed                                              0.00
                                                  --------------------

Total Remaining Amount Available:                               0.00
                                                  ====================

Amount of Reimbursements Pursuant to Sec. 5.04

   Servicing Fee                                                0.00

   Monthly Advances and Servicer Advances                       0.00

   Other Mortgage Payments                                      0.00

   Interest Earned on P&I Deposits                              0.00

   Additional Servicing Compensation                            0.00

--------------------------------------------------------------------------------




                            ALLIANCE FUNDING COMPANY
           by LEE SERVICING COMPANY, A division of SUPERIOR BANK FSB,

                               Designated Servicer

                              SERVICERS CERTIFICATE

                                ______ SUB POOL _

     In accordance with section 6.08 of the Pooling and Servicing Agreement dated as of ______________ and the Insurance Agreement dated as of ______________, Lee Servicing Company reports the following information pertaining to Series ______ Sub Pool _ for _________, ___, the Remittance date.

                          Period Ended: _________, 19__

-------------------------------------------------------------------------------------------------------------------

                                                               Total                   Class 2-A            Class R
                                                               -----                   ---------            -------
Number of Loans                                                   0

Opening Loan balance                                           0.00                      0.00

Additional principal reduction, LTD                            0.00                      0.00

Realized losses, LTD                                           0.00                      0.00

Carryforward amount                                            0.00                      0.00
                                                       ---------------------------------------

Total Class Principal Balance                                  0.00                      0.00

   Pool factor per loan balance                             #DIV/01                   #DIV/01

   Factor per class balance                              0.0000000%                0.0000000%

Class R Remittance                                             0.00                                            0.00

Additional Principal due Class A                               0.00                                            0.00

Deposits/Withdrawals for Cross Collaterization                 0.00                                            0.00

Interest remittance                                            0.00                      0.00

Principal reductions:

   Prepayments - number                                           0                         0

   Prepayments - dollar                                        0.00                      0.00

   Net Liquidation Proceeds                                    0.00                      0.00
-------------------------------------------------------------------------------------------------------------------




                            ALLIANCE FUNDING COMPANY
           by LEE SERVICING COMPANY, A division of SUPERIOR BANK FSB,

                               Designated Servicer

                              SERVICERS CERTIFICATE

                                ______ SUB POOL _

     In accordance with section 6.08 of the Pooling and Servicing Agreement dated as of ______________ and the Insurance Agreement dated as of ______________, Lee Servicing Company reports the following information pertaining to Series ______ Sub Pool _ for _________, ___, the Remittance date.

                          Period Ended: _________, 19__

-------------------------------------------------------------------------------------------------------------------
   Curtailments                                               0.00                       0.00

   Normal and excess payments                                 0.00                       0.00
                                                      ----------------------------------------

Total principal Remittance                                    0.00                       0.00

Additional principal reduction                                0.00                       0.00
                                                      ----------------------------------------

Total remittance                                              0.00                       0.00
                                                      ========================================

Carryforward Amount                                           0.00

Current Month Realized Loss - number                             0

Current Month Realized Loss - dollar                          0.00

            Number of Loans                              #       0

Class principal balance - end of month

Loan Balance                                                  0.00                       0.00

Additional principal reduction, LTD                           0.00                       0.00

Realized losses, LTD                                          0.00                       0.00

Carryforward amount                                           0.00                       0.00
                                                      ----------------------------------------

Total Class A principal                                       0.00                       0.00

Class factor per loan balance                              #DIV/01                    #DIV/01

Class factor per class balance                             #DIV/01                    #DIV/01

-------------------------------------------------------------------------------------------------------------------





                            ALLIANCE FUNDING COMPANY
           by LEE SERVICING COMPANY, A division of SUPERIOR BANK FSB,

                               Designated Servicer

                              SERVICERS CERTIFICATE

                                ______ SUB POOL _

     In accordance with section 6.08 of the Pooling and Servicing Agreement dated as of ______________ and the Insurance Agreement dated as of ______________, Lee Servicing Company reports the following information pertaining to Series ______ Sub Pool _ for _________, ___, the Remittance date.

                          Period Ended: _________, 19__

-------------------------------------------------------------------------------------------------------------------

                                                           Total                      Class A1
                                                           -----                      --------
   Weighted Note Rate:                                   0.00000%

Weighted Note Rate Next Remittance:                      0.00000%

Pass-Through Rate:                                       0.00000%                     0.00000%

Related Remittance Period                                0-JAN-00                          thru  0-JAN-00

Days in Related Period:                                         0

Weighted Average Remaining Term                              0.00


Original Pool - Principal Balance                            0.00                        0.00

Original Pool - Pre-Funding Account                          0.00                        0.00

Original Pool - Additional Principal Reduction               0.00                        0.00
                                                       ---------------------------------------

Original Pool Total                                          0.00                        0.00

Original Pool - Number of Loans                                0

-------------------------------------------------------------------------------------------------------------------
Class A OverCollaterization Reconciliation
------------------------------------------
                                              Beginning of Month                Current Month         End of Month
                                              ------------------                -------------         ------------
Additional Principal Reduction, LTD                         0.00                         0.00                 0.00
-------------------------------------------------------------------------------------------------------------------





                            ALLIANCE FUNDING COMPANY
           by LEE SERVICING COMPANY, A division of SUPERIOR BANK FSB,

                               Designated Servicer

                              SERVICERS CERTIFICATE

                                ______ SUB POOL _

     In accordance with section 6.08 of the Pooling and Servicing Agreement dated as of ______________ and the Insurance Agreement dated as of ______________, Lee Servicing Company reports the following information pertaining to Series ______ Sub Pool _ for _________, ___, the Remittance date.

                          Period Ended: _________, 19__

-------------------------------------------------------------------------------------------------------------------
Less:  Realized Losses, LTD                                       0.00                   0.00                 0.00

Deposits/Withdrawals from Cross Collaterization                   0.00                   0.00                 0.00
                                                     --------------------------------------------------------------

Overcollateralization of Principal                          0.00                         0.00                 0.00
                                                     ==============================================================
Base Overcollaterization Requirement                                                                          0.00

Current Month Subordinated Amount
---------------------------------
                                                     Beginning of Month         Current Month     End of the Month
                                                     ------------------         -------------     ----------------

Original Subordinated Amount                                      0.00                    N/A                 0.00

Less: Cumulative Realized Losses                                  0.00                    0.00                0.00

Plus: Cumulative Additional Proceeds                              0.00                    0.00                0.00
                                                     --------------------------------------------------------------
Current Subordinated Amount                                       0.00                                        0.00
                                                     ==============================================================



Nonrecoverable Advance Reconciliation
-------------------------------------

Beginning of Month                                               0.00

Current Month Unpaid Nonrecoverable Advance                      0.00

Less: Current Month Reimbursement                                0.00

                                                     -----------------
End of Month                                                     0.00
                                                     -----------------
-------------------------------------------------------------------------------------------------------------------




                            ALLIANCE FUNDING COMPANY
           by LEE SERVICING COMPANY, A division of SUPERIOR BANK FSB,

                               Designated Servicer

                              SERVICERS CERTIFICATE

                                ______ SUB POOL _

     In accordance with section 6.08 of the Pooling and Servicing Agreement dated as of ______________ and the Insurance Agreement dated as of ______________, Lee Servicing Company reports the following information pertaining to Series ______ Sub Pool _ for _________, ___, the Remittance date.

                          Period Ended: _________, 19__

-------------------------------------------------------------------------------------------------------------------
                                                                                     Class A1
                                                                                     --------
Total Class Principal - Original Pool                           $0.00                  $0.00

Interest Remittance Amount                                       0.00                   0.00

Interest Rate Factor / 1000                                  0.000000               0.000000



Total Principal Collections                                      0.00                   0.00

Additional Principal Reduction                                   0.00                   0.00
                                                        -------------------------------------

Principal Remittance Amount                                      0.00                   0.00

Principal Payment Factor/1000                                0.000000               0.000000

Principal Factor                                             0.000000               0.000000

Prior Month Principal Factors                                       0                      0
-------------------------------------------------------------------------------------------------------------------


                                    EXHIBIT R

                   PROPOSED SUBSEQUENT MORTGAGE LOAN SCHEDULE

                                    EXHIBIT S

                    MORTGAGE LOANS 30 OR MORE DAYS DELINQUENT

                                    EXHIBIT T

           SUBSEQUENT TRANSFER INSTRUMENT FOR [SUB-POOL 1][SUB-POOL 2]

     Pursuant to this Subsequent Transfer Instrument (the "Instrument"), dated ___________, 199__, between Superior Bank FSB, as seller (the "Depositor"), and LaSalle National Bank, as Trustee of the AFC Mortgage Loan Asset Backed Certificates, Series 1997-1, as purchaser (the "Trustee"), and pursuant to the Pooling and Servicing Agreement, dated as of March 1, 1997, among Superior Bank FSB, as Depositor, Lee Servicing Company, a Division of Superior Bank FSB, as Servicer, and LaSalle National Bank, as Trustee (the "Pooling and Servicing Agreement"), the Depositor and the Trustee agree to the sale by the Depositor and the purchase by the Trustee, on behalf of the Trust Fund, of the Mortgage Loans listed on the attached Schedule of Mortgage Loans (the "Subsequent Mortgage Loans").

     Capitalized terms used and not defined herein have their respective meanings as set forth in the Pooling and Servicing Agreement.

     Section 1. Conveyance of Subsequent Mortgage Loans.

     (a) The Depositor does hereby sell, transfer, assign, set over and convey to the Trustee, on behalf of the Trust Fund, without recourse, all of its right, title and interest in and to the Subsequent Mortgage Loans, excepting the Depositor's Yield, and including all amounts due on the Subsequent Mortgage Loans after the related Subsequent Cut-Off Date, and all items with respect to the Subsequent Mortgage Loans to be delivered pursuant to Section 2.04 of the Pooling and Servicing Agreement; provided, however that the Depositor reserves and retains all right, title and interest in and to amounts (including Prepayments, Curtailments and Excess Payments) due on the Subsequent Mortgage Loans on or prior to the related Subsequent Cut-off Date. The Depositor, contemporaneously with the delivery of this Agreement, has delivered or caused to be delivered to the Trustee or, if a Custodian has been appointed pursuant to
Section 12.12 of the Pooling and Servicing Agreement, to the Custodian each item set forth in Section 2.04 of the Pooling and Servicing Agreement. The transfer to the Trustee by the Depositor of the Subsequent Mortgage Loans identified on the Mortgage Loan Schedule shall be absolute and is intended by the Depositor, the Servicer, the Trustee and the Certificateholders to constitute and to be treated as a sale by the Depositor to the Trust Fund.

      (b) The expenses and costs relating to the delivery of the Subsequent Mortgage Loans, this Instrument and the Pooling and Servicing Agreement shall be borne by the Depositor.

      (c)   Additional terms of the sale are set forth on Attachment A hereto.

     Section 2. Representations and Warranties; Conditions Precedent.

     (a) The Depositor hereby affirms the representations and warranties set forth in Section 3.02 of the Pooling and Servicing Agreement that relate to the Subsequent Mortgage Loans as of the date hereof. The Depositor hereby confirms that each of the conditions set forth in Section 2.10(b), and as applicable,
Section 2.10(c) or Section 2.10(d), of the Pooling and Servicing Agreement are satisfied as of the date hereof.

     (b) All terms and conditions of the Pooling and Servicing Agreement are hereby ratified and confirmed; provided, however, that in the event of any conflict the provisions of this Instrument shall control over the conflicting provisions of the Pooling and Servicing Agreement.

     Section 3. Recordation of Instrument.

     To the extent permitted by applicable law, this Instrument, or a memorandum thereof if permitted under applicable law, is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at the Certificateholders' expense on direction of the Majority Certificateholders, but only when accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders or is necessary for the administration or servicing of the Mortgage Loans.

     Section 4. Governing Law.

     This Instrument shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws, without giving effect to principles of conflicts of law.

     Section 5. Counterparts.

     This Instrument may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same instrument.

     Section 6. Successors and Assigns.

     This Instrument shall inure to the benefit of and be binding upon the Depositor and the Trustee and their respective successors and assigns.


                                   SUPERIOR BANK FSB


                                   By:  _______________________________
                                        Name:
                                        Title:



                                   AFC MORTGAGE LOAN ASSET
                                   BACKED CERTIFICATES, SERIES 1997-1


                                   By: LASALLE NATIONAL BANK,
                                       as Trustee


                                   By:  _______________________________
                                       Name:
                                       Title:

Attachments

      A.  Additional terms of the sale.
      B.  Schedule of Subsequent Mortgage Loans.
      C.  Opinions of Depositor's counsel (bankruptcy, corporate).
      D.  Depositor's Officer's certificate.
      E.  Trustee's Certificate.
      F.  Opinion of Trustee's Counsel.

           AFC MORTGAGE LOAN ASSET BACKED CERTIFICATES, SERIES 1997-1 ATTACHMENT A TO SUBSEQUENT TRANSFER INSTRUMENT FOR SUB-POOL 1

                                  Series 1997-1
                                ________, 199__

A.

      1.    Subsequent Cut-off Date:
      1.    Pricing Date:
      2.    Subsequent Transfer Date:
      3. Aggregate Principal Balance of the Subsequent Mortgage Loans as of the Subsequent Cut-off Date:
      4.    Purchase Price:                                       100.00%

B.

      As to all the Subsequent Mortgage Loans the subject of this Instrument:

      1.    Longest stated term to maturity:                      _____ months
      2.    Lowest Mortgage Rate:                                 _____ %
      3.    Greatest Combined Loan-to-Value Ratio:                _____ %
            [As to the final transfer of Subsequent Mortgage Loans:]
      4.    WAC of all Mortgage Loans:                            _____ %
      5.    WAM of all Mortgage Loans:_____ %
      6.    Weighted average CLTV:                                _____ %
      7.    Balloon Mortgage Loans:                                     _____ %
      8.    Largest Principal Balance:                            $________
      9.    Non-owner occupied Mortgaged Properties:              _____ %
      10.   Maximum California zip code concentration:            _____ %
      11.   Condominiums:                                         _____ %
      12.   Single-family:                                        _____ %
      13.   Weighted average term since origination:              _____ months
      14.   [April/May/June] first payment date:        _____ %

           AFC MORTGAGE LOAN ASSET BACKED CERTIFICATES, SERIES 1997-1 ATTACHMENT A TO SUBSEQUENT TRANSFER INSTRUMENT FOR SUB-POOL 2

                                  Series 1997-1
                                ________, 199__

A.

      1.    Subsequent Cut-off Date:
      1.    Pricing Date:
      2.    Subsequent Transfer Date:
      3. Aggregate Principal Balance of the Subsequent Mortgage Loans as of the Subsequent Cut-off Date:
      4.    Purchase Price:                                       100.00%

B.

      As to all the Subsequent Mortgage Loans the subject of this Instrument:

      1.    Longest stated term to maturity:                      _____ months
      2.    Minimum Mortgage Rate:                                _____ %
      3.    Maximum Mortgage Rate:                                _____ %
      4.    WAC of all Mortgage Loans:                            _____ %
      5.    WAM of all Mortgage Loans:                            _____ %
      6.    Balloon Mortgage Loans:                                     _____ %
      7.    Largest Principal Balance:                            $________
      8.    Non-owner occupied Mortgaged Properties:              _____ %
      9.    Maximum zip code concentration:                       _____ %
      10.   Condominiums:                                         _____ %
      11.   Single-family:                                        _____ %
      12.   Weighted average term since origination:              _____ months
      13.   [April/May/June] first payment date:      _____ %

                                    EXHIBIT U

                             FORM OF ADDITION NOTICE

                                          [Date]

[Trustee]

-------------------
-------------------

  Re: Pooling and Servicing Agreement, dated as of March 1, 1997, between [Depositor] [Trustee] and [Servicer], relating to AFC Mortgage Loan Asset Backed Certificates, Series 1997-1

Ladies and Gentlemen:

     Pursuant to Section 2.10 of the above-captioned Pooling and Servicing Agreement, [Depositor] has designated Subsequent Mortgage Loans to be sold to the Trust Fund on _________, 199__, with an aggregate principal balance of $______________. Capitalized terms not otherwise defined herein have the meaning set forth in the Pooling and Servicing Agreement.

     Please acknowledge your receipt of this notice by countersigning the enclosed copy in the space indicated below and returning it to the attention of the undersigned.

                                           Very truly yours,


                                           [DEPOSITOR]


                                           By:     _________________________
                                           Name:   _________________________
                                           Title:  _________________________

ACKNOWLEDGED AND AGREED:

[Trustee]

By:    ___________________________
Name:  ___________________________
Title: ___________________________
Date:  ___________________________

                                    EXHIBIT V

                              OFFICER'S CERTIFICATE

     I, _________________ hereby certify that I am the duly elected ______________ of Superior Bank FSB, a federally chartered stock savings bank (the "Depositor"), and further, to the best of my knowledge and after due inquiry, as follows:

          Each condition precedent specified in Section 2.10(b) and [Section 2.10(c) for Sub-Pool 1 Mortgage Loans] [Section 2.10(d) for Sub-Pool 2 Mortgage Loans] of the Pooling and Servicing Agreement, dated as of March 1, 1997, among the Depositor, Lee Servicing Company, a division of Superior Bank FSB, and LaSalle National Bank, as Trustee (the "Pooling and Servicing Agreement") and each condition precedent specified in the Subsequent Transfer Instrument has been satisfied by the Depositor.

     Capitalized terms not otherwise defined herein have the meanings set forth in the Pooling and Servicing Agreement.

     IN WITNESS WHEREOF, I have hereunto signed my name.

Dated: _________ __, 199__          By:   ____________________________________
                                    Name:
                                    Title:

                                    EXHIBIT W

                      FORM OF AGREEMENT OF APPOINTMENT AND
                         ACCEPTANCE OF SEPARATE TRUSTEE

     This AGREEMENT OF APPOINTMENT AND ACCEPTANCE OF SEPARATE TRUSTEE (the "Agreement") is dated as of the ____ day of _________, _____, by and among SUPERIOR BANK FSB, as Depositor (the "Company"), LEE SERVICING COMPANY, A DIVISION OF SUPERIOR BANK FSB, as Servicer (the "Servicer"), LaSalle National Bank, as Trustee (the "Trustee"), and ______________, as Separate Trustee (the "Separate Trustee").

                                    RECITALS

     A. The Company, the Servicer and the Trustee have entered into that certain Pooling and Servicing Agreement dated as of March 1, 1997 (as amended, supplemented or modified from time to time, the "Pooling Agreement") relating to the AFC Mortgage Loan Asset Backed Certificates, Series 1997-1 (the "Trust").

     B. Pursuant to the terms and conditions of the Pooling Agreement, the Company will assign and deliver to the Trustee certain home equity loans and the mortgages related thereto comprising part of the Trust Fund (as defined in the Pooling Agreement).

     C. Pursuant to the terms and conditions of the Pooling Agreement, the Trustee shall act as trustee for, and on behalf and for the benefit of, the Certificateholders (as defined in the Pooling Agreement).

     D. The laws of the State of New Jersey prohibit the transfer of second mortgage loans originated in New Jersey except to certain transferees, which transferees would not include the Trustee but would include a national banking association having its principal office in the State of New Jersey, such as the Separate Trustee.

     E. In order to permit the Company to transfer to the Trust Fund certain second mortgage loans originated in the State of New Jersey, the parties hereto intend to appoint, pursuant to Section 12.10 of the Pooling Agreement, the Separate Trustee, who, as a separate trustee with and on behalf of the Trustee under the Pooling Agreement, will be the assignee of the mortgage assignments executed and to be recorded in the State of New Jersey in connection with the formation of the Trust Fund (the "Assignments"), and the Separate Trustee is so named in the Pooling Agreement and in the Assignments, for the limited purpose of satisfying said New Jersey state law requirements and consequently exercising such duties and functions as may be prescribed herein and under the Pooling Agreement.

     NOW, THEREFORE, the Company, the Trustee and the Separate Trustee do hereby agree as follows:

     1. Appointment of the Separate Trustee; Acceptance of Appointment. To the extent that the Trust Fund consists of home equity loans secured by mortgages relating to real estate located in the State of New Jersey ("New Jersey Home Equity Loans"), the Company and the Trustee hereby appoint the Separate Trustee, as of the date hereof, as separate trustee under the Pooling Agreement, of that part of the Trust Fund consisting of the New Jersey Home Equity Loans and the Separate Trustee is hereby vested with legal title to the New Jersey Home Equity Loans, as of such date, to the extent required by New Jersey law, the power of the Separate Trustee to be exercised subject to the provisions of this Agreement and Section 12.10 of the Pooling Agreement.

     The Separate Trustee hereby acknowledges that its principal office is located in the State of New Jersey, accepts the foregoing appointment and agrees to act as separate trustee with the Trustee, its successors and assigns under the Pooling Agreement and the Assignments, and to exercise its duties as separate trustee, in and only in the event of a written request by the Trustee.

     2. Limited Scope of Appointment and Duties. The Separate Trustee shall act as separate trustee under the Pooling Agreement and the Assignments only upon, and to the extent of, written instructions from the Trustee and no other party. The Separate Trustee shall not be required to take, nor shall it be responsible for taking, any action as separate trustee under the Pooling Agreement or the Assignments unless it has received such written instructions from the Trustee.

     The Separate Trustee shall owe no duty as separate trustee under the Pooling Agreement and the Assignments to any party other than the Trustee and the Certificateholders. The Trustee shall consult with the Separate Trustee with respect to decisions deemed by the Trustee to be significant to be made with respect to the exercise of any powers to be exercised by the Separate Trustee and, upon request of the Separate Trustee, will provide the Separate Trustee with copies of all notices and other documents pursuant to which it exercises its duties as the Trustee.

     Any provision of this Agreement or the Pooling Agreement or the Assignments to the contrary notwithstanding, the Separate Trustee shall have no power to act in any manner inconsistent with the terms of the Pooling Agreement with respect to, or to vary the investment in, the trust created hereby.

     3. Appointment of the Trustee as Attorney-in-Fact. Wherever and to the fullest extent permitted by law, the Separate Trustee hereby irrevocably appoints the Trustee as its agent and Attorney-in-Fact for the purpose of executing any and all documents which the Separate Trustee may be required, as separate trustee under the Pooling Agreement and the Assignments, to execute; provided, however, that nothing in this Agreement shall be deemed an admission that the Separate Trustee is required to execute any of such documents in its capacity as separate trustee under the Pooling Agreement and the Assignments.

     4. Notices. Notices and instructions under this Agreement shall be deemed given under this Agreement when sent by overnight courier or when mailed by Certified Mail, Return Receipt Requested, to the parties at their addresses provided below or at such other addresses as the parties may direct:

                  If to the Trustee:
                  ------------------
                        LaSalle National Bank
                        135 S. LaSalle Street, Suite 200
                        Chicago, Illinois, 60674-4107
                        Attention: Asset-Backed Securities
                                   Trust Services Department - AFC 1997-1

                        ------------------

                  If to the Separate Trustee:
                  ---------------------------

                        _____________________

                        _____________________

                        _____________________


                  (with copy to the Trustee)


                  If to the Company:
                  ------------------

                        Superior Bank FSB
                        One Lincoln Centre
                        Oakbrook Terrace, Illinois 60181
                        Attention: Mr. William C. Bracken
                                    Senior Vice President and
                                    Chief Financial Officer

                  If to the Servicer:
                  -------------------

                        Lee Servicing Company, a division
                        of Superior Bank FSB
                        One Lincoln Centre
                        Oakbrook Terrace, Illinois 60181
                        Attention: Mr. William C. Bracken
                                    Senior Vice President and
                                    Chief Financial Officer

     5. Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

     6. Counterparts. This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the Company, the Servicer, the Trustee and the Separate Trustee hereby execute this Agreement as of the date first set forth above.

                           COMPANY:

                                  SUPERIOR BANK FSB

                                  By:_____________________________________
                                  Name:
                                  Title:

                           TRUSTEE:

                                  LASALLE NATIONAL BANK, as Trustee

                                  By:_____________________________________
                                  Name:
                                  Title:

                           SEPARATE TRUSTEE:

                                  ________________________, as Separate Trustee

                                  By:_____________________________________
                                  Name:
                                  Title:

                           SERVICER:

                                  LEE SERVICING COMPANY, a
                                  division of Superior Bank FSB

                                  By:_____________________________________
                                  Name:
                                  Title: